    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 2001


                                                      REGISTRATION NO. 333-67210

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                             HERCULES INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                               2869                              51-0023450
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION
  INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)                    NUMBER)

                                 HERCULES PLAZA
                            1313 NORTH MARKET STREET
                        WILMINGTON, DELAWARE 19894-0001
                           TELEPHONE: (302) 594-5000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            ISRAEL J. FLOYD, ESQUIRE
                                GENERAL COUNSEL
                             HERCULES INCORPORATED
                                 HERCULES PLAZA
                            1313 NORTH MARKET STREET
                        WILMINGTON, DELAWARE 19894-0001
                           TELEPHONE: (302) 594-5128
                            ------------------------

                                   COPIES TO:
                            JUSTIN P. KLEIN, ESQUIRE
                     BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                         1735 MARKET STREET, 51ST FLOOR
                        PHILADELPHIA, PENNSYLVANIA 19103
                           TELEPHONE: (215) 864-8606
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

          (TABLE OF ADDITIONAL REGISTRANTS APPEARS ON FOLLOWING PAGE)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                            ------------------------


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC ACTING PURSUANT TO SECTION 8(a) MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS


                                                STATE OR OTHER      PRIMARY STANDARD
                                               JURISDICTION OF         INDUSTRIAL         I.R.S. EMPLOYER
EXACT NAME OF REGISTRANT AS                    INCORPORATION OR    CLASSIFICATION CODE    IDENTIFICATION
SPECIFIED IN ITS CHARTER                         ORGANIZATION            NUMBER               NUMBER
---------------------------                    ----------------    -------------------    ---------------
Aqualon Company(1)...........................  Delaware                  2869              23-2441476
Athens Holdings, Inc.(1).....................  Delaware                  6719              51-0387251
BetzDearborn China, Ltd.(3)..................  Delaware                  2899              98-0171857
BetzDearborn Europe, Inc.(2).................  Delaware                  6719              23-2157907
BetzDearborn Inc.(2).........................  Pennsylvania              2899              23-1503731
BetzDearborn International, Inc.(1)..........  Pennsylvania              2899              23-1720942
BL Chemicals Inc.(3).........................  Delaware                  2899              51-0264309
BL Technologies, Inc.(3).....................  Delaware                  6794              51-0363247
BLI Holding, Inc.(3).........................  Delaware                  2899              51-0363245
Chemical Technologies India, Ltd.(2).........  Delaware                  6719              23-2757648
Covington Holdings, Inc.(1)..................  Delaware                  6719              51-0384615
D R C Ltd.(3)................................  Delaware                  6794              51-0363246
East Bay Realty Services, Inc.(1)............  Delaware                  6719              51-0333230
FiberVisions Incorporated(1).................  Delaware                  2824              52-2043124
FiberVisions, L.L.C.(1)......................  Delaware                  6719              51-2044047
FiberVisions, L.P.(1)........................  Delaware                  2824              51-0387251
FiberVisions Products, Inc.(1)...............  Georgia                   2824              58-2131693
Hercules Chemical Corporation(1).............  Delaware                   N/A              51-0099407
Hercules Country Club, Inc.(1)...............  Delaware                  7997              51-0333273
Hercules Credit, Inc.(1).....................  Delaware                  6719              51-0261785
Hercules Euro Holdings, LLC(1)...............  Delaware                  6719                  *
Hercules Finance Company(1)..................  Delaware            2899, 2821, 2869        31-1342715
Hercules Flavor, Inc.(1).....................  Delaware                  6719              51-0339950
Hercules International Limited(1)............  Delaware                  6719              51-0367297
Hercules International Limited, LLC(1).......  Delaware            2899, 2821, 2869            *
Hercules Investments, LLC(1).................  Delaware                  6719              52-2071249
Hercules Shared Services Corporation(1)......  Delaware            2899, 2821, 2869        51-0099408
HISPAN Corporation(1)........................  Delaware                   N/A              51-0310259
WSP, Inc.(1).................................  Delaware                  6719              41-1575136


---------------
 *  Pass-through entity.

(1) Address, including zip code, and telephone number, including area code, of registrant's principal executive offices: Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, (302) 594-5000. Name, address, including zip code, and telephone number, including area code, of agent for service: Israel J. Floyd, Esquire, General Counsel, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001,
    (302) 594-5128, with copies to Justin P. Klein, Esquire, Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania 19103, (215) 864-8606.

(2) Address, including zip code, and telephone number, including area code, of registrant's principal executive offices: 4636 Somerton Road, Trevose, Pennsylvania 19053, (215) 355-3300. Name, address, including zip code, and telephone number, including area code, of agent for service: Israel J. Floyd, Esquire, General Counsel, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, (302) 594-5128, with copies to Justin P. Klein, Esquire, Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania 19103, (215) 864-8606.


(3) Address, including zip code, of registrant's principal executive offices:
    3505 Silverside Road, Wilmington, Delaware 19810. Telephone number, including area code, of registrant's principal executive offices:
    BetzDearborn China, Ltd. -- none; BL Chemicals, Inc. -- (302) 477-9837; BL Technologies, Inc. -- (302) 477-6982; BLI Holding, Inc. -- (302) 477-9835;
    and D R C Ltd. -- (302) 477-9839. Name, address, including zip code, and telephone number, including area code, of agent for service: Israel J. Floyd, Esquire, General Counsel, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, (302) 594-5128, with copies to Justin P. Klein, Esquire, Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania 19103, (215) 864-8606.

PROSPECTUS


     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.



                 SUBJECT TO COMPLETION, DATED OCTOBER 31, 2001


HERCULES INCORPORATED
Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
302-594-5000

                             HERCULES INCORPORATED
                                 EXCHANGE OFFER

                            for $400,000,000 of its

                         11 1/8% Senior Notes Due 2007

            THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

      5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER  , 2001, UNLESS EXTENDED.


     If all of the conditions to the exchange offer are satisfied, we will exchange all of our 11 1/8% Senior Notes due 2007 issued on November 14, 2000, which we refer to as the old notes, that are validly tendered and not withdrawn prior to the expiration of the exchange offer, for 11 1/8% Senior Notes due 2007, which we refer to as the new notes.

     You may withdraw your tender of old notes at any time before the expiration of this exchange offer.


     The new notes that we issue to you in exchange for your old notes will be substantially identical to your old notes except that, unlike your old notes, the new notes will not have certain transfer restrictions or registration rights.


     The new notes that we issue to you in exchange for your old notes are new securities with no established market for trading.

  YOU SHOULD CONSIDER CERTAIN RISKS BEFORE DECIDING WHETHER TO TENDER YOUR OLD
                                     NOTES.

                    SEE "RISK FACTORS" BEGINNING ON PAGE 9.


     Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to one year after the consummation of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."


     Neither the SEC nor any state securities commission has approved or disapproved of the new notes or determined that this prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.



                   This prospectus is dated October  , 2001.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................    9
Use of Proceeds.............................................   16
Capitalization..............................................   17
Selected Historical Financial Data..........................   18
Unaudited Pro Forma Financial Data..........................   20
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   23
Description of Senior Credit Facility.......................   35
Business....................................................   36
Management..................................................   48
Principal Stockholders......................................   60
The Exchange Offer..........................................   62
Description of Notes........................................   69
Certain Federal Income Tax Consequences.....................  103
Plan of Distribution........................................  107
Legal Matters...............................................  107
Experts.....................................................  107
Available Information.......................................  108
Index to Financial Statements...............................  F-1


                            ------------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and in the Unaudited Pro Forma Financial Information and the related notes thereto. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in the prospectus, including under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus.

                            ------------------------


     This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. This information is available without charge to you upon written or oral request to Israel J. Floyd, Esquire, Secretary and General Counsel, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001,
Telephone: 302-594-5128. TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE
INFORMATION NO LATER THAN NOVEMBER   , 2001, WHICH IS FIVE BUSINESS DAYS PRIOR
TO THE TERMINATION OF THE EXCHANGE OFFER.

                               PROSPECTUS SUMMARY

     The following summary contains information about Hercules and this exchange offer. It does not contain all of the information that may be important to you in making a decision to tender your notes pursuant to the exchange offer. For a more complete understanding of Hercules and the exchange offer, we urge you to read this entire prospectus carefully, including the "Risk Factors" section and our consolidated financial statements and the notes to those statements.

                                  THE COMPANY

     Hercules Incorporated is a leading, diversified, global manufacturer and marketer of specialty chemicals and related services for a broad range of business, consumer and industrial applications. We are focused on maximizing cash flow, reducing debt, improving return on capital and delivering stockholder value by concentrating on the performance of our businesses, as well as ongoing improvements throughout all of our operations. Our performance will continue to be driven by superior service to our customers and development of new products, including products that improve our customers' manufacturing costs and processes.

     Our principal products are chemicals used by the paper industry to increase product performance and enhance the manufacturing process; water treatment and industrial process chemicals; water-soluble polymers; and polypropylene and polyethylene fibers. These products impart such qualities as durability, water-resistance and improved aesthetics to everyday consumer goods such as writing paper, toothpaste and diapers. The primary markets we serve include pulp and paper, personal care, petroleum refining, oil and gas drilling and recovery, paints and coatings, construction materials and pharmaceuticals.

     While our products have a low cost impact on our customers' total product costs, they frequently possess characteristics important to the functionality and aesthetics of the finished product or the efficient operation of the manufacturing process. Examples of our products in consumer end-uses include strength additives for tissue and toweling, sizing agents for milk and juice cartons, fibers that comprise the inner and outer linings of disposable diapers and hygiene products, thickeners in products such as toothpaste, shampoos and water-based paints and water control additives for building products such as tile cements, grouts, stuccos, plasters and joint compounds. We also offer products and related services that improve and reduce the cost of a variety of manufacturing processes, including water management programs that control corrosion and improve water quality.

     Although price is important to our competitive strategy, we primarily compete on the basis of the performance and quality of our products. We strive to continually improve our products by investing in technology and research and development. We have committed substantial resources to our research and development efforts. Research and development expenditures totaled approximately $80 million in 2000. Such expenditures enable us to consistently bring to market products which have improved functional properties or which offer similar properties at a lower cost. This area has become increasingly important, as our customers have come to rely more on us to provide new solutions to improve their product offerings and processes. Additionally, we strive to make our products more price-competitive by effectively managing our production costs and sharing savings with our customers. In addition to developing products internally, we also selectively enter into strategic partnerships and alliances that add to the breadth of our products and services.


     We continually review our corporate strategy in order to compete most effectively in our changing markets. Starting in 2000, we implemented a program designed to refocus our business by monetizing certain assets, thereby generating cash to reduce our debt, while concentrating on improving the efficiency, profitability and growth potential of our remaining businesses. In the fourth quarter of 2000, we announced our intention to pursue a merger or sale of the company or one or more of its businesses in the belief that, over the long term, becoming part of a larger enterprise is the best strategic path for the company. If a sale of the company occurs, it would most likely be in a two-step process, with the sale of our BetzDearborn division constituting the first step. We are currently pursuing a disposition, in whole or in part, of our BetzDearborn division and are in discussions with potential buyers in that regard. We continue to pursue a merger or sale of the company or our businesses. There can be no assurance that any of these parties will be prepared to pay a price that is acceptable to us or that any transaction will occur. In June 2001, we announced a comprehensive cost reduction program to improve our return on capital. This cost reduction program is being implemented while we continue to explore strategic alternatives, including the merger or sale of the company or one or more of our businesses.

     After the sale of our Food Gums division in September 2000 and the bulk of our Resins division in May 2001, our reporting segments are Process Chemicals and Services (comprised of Pulp and Paper and BetzDearborn), Functional Products (comprised of Aqualon) and Chemical Specialties (comprised of the remainder of Resins and FiberVisions).


     We are a publicly traded company and our common stock is listed on the New York Stock Exchange under the symbol "HPC." As of September 30, 2001, we had a common equity market capitalization of approximately $896 million, based on 108,602,426 shares outstanding and a share price of $8.25 on September 28, 2001.


                              RECENT DEVELOPMENTS


     In July 2001 and August 2001, respectively, our senior credit facility and our ESOP credit facility were amended to modify certain covenants.



     On July 1, 2001, George MacKenzie, Vice Chairman and Chief Financial Officer, retired from Hercules and resigned from the Board of Directors. On August 23, 2001, we announced the election of two new members to our Board of Directors. Jeffrey M. Lipton replaced George MacKenzie and Joe B. Wyatt replaced
H. Eugene McBrayer, who also resigned. On October 29, 2001, we announced the election of Robert D. Kennedy to the Board of Directors and the resignation of Gaynor N. Kelley from the Board of Directors. Mr. Kennedy's election and Mr. Kelley's resignation are effective October 31, 2001.



     On September 5, 2001, we announced the first steps in our previously announced comprehensive cost reduction plan, including an initial reduction in our workforce of 300 employees, excluding Europe, as well as the release of non-critical outside contractors by September 30, 2001.

                               THE EXCHANGE OFFER

     We are offering to exchange $400,000,000 aggregate principal amount of our old notes for a like aggregate principal amount of our new notes. In order to exchange your old notes, you must properly tender them and we must accept your tender. We will exchange all outstanding old notes that are validly tendered and not validly withdrawn.

The Exchange Offer............   We will exchange our old notes for a like
                                 aggregate principal amount of our new notes.


Expiration Date...............   This exchange offer will expire at 5:00 p.m.,
                                 New York City time, on November   , 2001,
                                 unless we decide to extend it.


Conditions to the Exchange
Offer.........................   We will complete this exchange offer only if:

                                 - there is no litigation or threatened
                                   litigation which would impair our ability to proceed with this exchange offer;

                                 - there is no change in the laws and
                                   regulations which would impair our ability to proceed with this exchange offer;

                                 - there is no change in the current
                                   interpretation of the staff of the SEC which permits resales of the new notes;

                                 - there is no stop order issued by the SEC
                                   which would suspend the effectiveness of the registration statement which includes this prospectus or the qualification of the new notes under the Trust Indenture Act of 1939; and

                                 - we obtain all the governmental approvals we
                                   deem necessary to complete this exchange offer.

                                 See "The Exchange Offer -- Conditions to the
                                 Exchange Offer."

Procedures for Tendering Old
Notes.........................   To participate in this exchange offer, you must
                                 complete, sign and date the letter of
                                 transmittal and transmit it, together with your old notes to be exchanged and all other documents required by the letter of transmittal, to Wells Fargo Bank Minnesota,
                                 N.A., as exchange agent, at its address
                                 indicated in this prospectus. See "The Exchange
                                 Offer -- Exchange Agent." In the alternative, you can tender your old notes by book-entry delivery following the procedures described in this prospectus. If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly to tender your old notes in this exchange offer. See "The Exchange
                                 Offer -- Procedures for Tendering Old Notes."

Guaranteed Delivery
Procedures....................   If you wish to tender your old notes and you
                                 cannot get the required documents to the exchange agent on time, you may tender your old notes by using the guaranteed delivery procedures described in this prospectus. See
                                 "The Exchange Offer -- Procedures for Tendering
                                 Old Notes -- Guaranteed Delivery Procedure."

Withdrawal Rights.............   You may withdraw the tender of your old notes
                                 at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written notice of withdrawal to the exchange agent at the address or facsimile number indicated in this prospectus before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Old Notes and
Delivery of New Notes.........   If all of the conditions to the completion of
                                 this exchange offer are satisfied, we will accept any and all old notes that are properly tendered in this exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any old notes that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will deliver the new notes to you as promptly as practicable after the expiration date and acceptance of your old notes for exchange. See "The Exchange
                                 Offer -- Acceptance of Old Notes for Exchange;
                                 Delivery of New Notes."

Federal Income Tax
Considerations Relating to the
  Exchange Offer..............   Exchanging your old notes for new notes will
                                 not be a taxable event to you for United States federal income tax purposes. See "Certain
                                 Federal Income Tax Consequences."

Exchange Agent................   Wells Fargo Bank Minnesota, N.A. is serving as
                                 exchange agent in the exchange offer.

Fees and Expenses.............   We will pay all expenses related to this
                                 exchange offer. See "The Exchange Offer -- Fees and Expenses."

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of the new notes. We are making this exchange offer solely to satisfy certain of our obligations under a registration rights agreement entered into in connection with the offering of the old notes. See "Use of Proceeds."

Consequences to Holders Who Do
Not Participate in the
  Exchange Offer..............   If you do not participate in this exchange
                                 offer:

                                 - you will not necessarily be able to require
                                   us to register your old notes under the
                                   Securities Act;

                                 - you will not be able to resell, offer to
                                   resell or otherwise transfer your old notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act; and

                                 - the trading market for your old notes will
                                   become more limited to the extent other
                                   holders of old notes participate in the
                                   exchange offer.

                                 See "Risk Factors -- Risks Related to the
                                 Exchange Offer -- Failure to exchange old notes may have negative consequences."

Resales.......................   It may be possible for you to resell the new
                                 notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to some conditions. See "Risk
                                 Factors -- Risks Related to the Exchange
                                 Offer -- Some broker-dealers who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes" and "Plan of Distribution."

                                  THE OFFERING

Issuer........................   Hercules Incorporated.

Notes Offered.................   $400 million aggregate principal amount of
                                 11 1/8% Senior Notes due 2007. The form and terms of the new notes are the same as the form and terms of the old notes except that, because the issuance of the new notes is registered under the Securities Act, the new notes will not bear legends restricting their transfer and, upon the effectiveness of the registration statement which includes this prospectus, will not be entitled to registration rights under the registration rights agreement. The new notes will evidence the same debt as the old notes, and the old notes and the new notes will be governed by the same indenture.

Maturity Date.................   November 15, 2007.


Interest Payment Dates........   The new notes will bear interest semi-annually
                                 in cash in arrears on May 15 and November 15 of each year, commencing May 15, 2002.



Optional Redemption...........   Upon a change of control, as defined herein, we
                                 will have the option, at any time before November 15, 2001, to redeem all of the new notes at a redemption price equal to 111.125% of their principal amount plus accrued and unpaid interest. See "Description of Notes."


                                 In addition, on or before November 15, 2003, we may redeem up to 35% of the aggregate principal amount of the new notes originally issued at a redemption price of 111.125% with the proceeds of public equity offerings within 45 days of the closing of a public equity offering. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of new notes originally issued remains outstanding.

Change of Control.............   If a change of control occurs, we will be
                                 required to make an offer to purchase the new notes. Prior to November 15, 2001, the purchase price will equal 111.125% of the principal amount of the new notes on the date of purchase, plus accrued and unpaid interest to the date of repurchase. On or after November
                                 15, 2001, the purchase price will equal 101% of the principal amount of the new notes on the date of purchase, plus accrued and unpaid interest to the date of repurchase.

Subsidiary Guarantees.........   The new notes will be jointly and severally
                                 guaranteed on an unsecured, senior basis by certain of our wholly owned domestic subsidiaries.


Ranking.......................   The new notes will be our general unsecured
                                 senior obligations. The new notes will
                                 effectively rank junior to all of our secured obligations to the extent of the value of the assets securing those obligations. At June 30, 2001, our total debt was $2.2 billion, of which $1.4 billion was outstanding under our senior credit facility. Total debt does not include
                                 $622 million of company-obligated preferred securities of subsidiary trusts.

Certain Covenants.............   The terms of the new notes will restrict our
                                 ability and the ability of our restricted subsidiaries to, among other things:


                                 - Pay dividends or make other equity
                                  distributions;



                                 - Purchase or redeem capital stock;



                                 - Make investments;


                                 - Incur additional indebtedness;



                                 - Sell assets;


                                 - Engage in transactions with affiliates;



                                 - Create liens;



                                 - Engage in sale-leaseback transactions; or


                                 - Effect a consolidation or merger.

                                 However, these limitations will be subject to a number of important qualifications and exceptions.

Use of Proceeds...............   We will not receive any proceeds from the
                                 exchange offer. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement that we entered into in connection with the offering of the old notes. We used the net proceeds from the sale of the old notes to repay certain preferred securities of subsidiary trusts and to reduce term loan tranche A.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     The following table sets forth selected historical and unaudited pro forma financial information for Hercules. The year-end financial information has been derived from our audited financial statements. The interim financial information has been derived from our unaudited financial statements. We believe that the financial statements reflect all normal adjustments necessary for a fair presentation of the financial information. The results for the six months ended June 30, 2001 do not necessarily indicate the results to be expected for the full year. You should read the financial information below in conjunction with our financial statements and the related notes, and the other financial and operating data included elsewhere herein. The pro forma financial information for the year ended December 31, 2000 and the six month period ended June 30, 2000 gives effect to the sale of our Food Gums division and the offering of the old notes, borrowings under term loan tranche D, the third amendment to our senior credit facility and the applications of the proceeds therefrom (together, the "Refinancing") as if they had occurred at the beginning of the fiscal years presented. The unaudited pro forma financial information presented is for informational purposes only and does not purport to be indicative of our results of operations or financial position.

                                                                                           PRO FORMA
                                                                   SIX MONTHS      -------------------------
                                             YEAR ENDED               ENDED                       SIX MONTHS
                                            DECEMBER 31,            JUNE 30,        YEAR ENDED      ENDED
                                      ------------------------   ---------------   DECEMBER 31,    JUNE 30,
                                       2000     1999     1998     2001     2000        2000          2000
                                      ------   ------   ------   ------   ------   ------------   ----------
                                                                   (UNAUDITED)            (UNAUDITED)
                                                              (DOLLARS IN MILLIONS)
STATEMENT OF INCOME DATA:
Net sales(a)........................  $3,152   $3,309   $2,145   $1,372   $1,620      $2,995        $1,515
Operating costs and expenses:
  Cost of sales(a)..................   1,784    1,831    1,287      784      912       1,696           854
  Selling, general and
    administrative expenses(b)......     810      787      377      385      403         793           391
  Research and development..........      80       85       61       36       41          75            38
  Purchased in-process research and
    development.....................      --       --      130       --       --          --            --
  Goodwill and intangible asset
    amortization(b).................      80       79       22       38       40          82            41
  Other operating expenses (income),
    net(c)..........................     (46)      47       76      (62)      22         (50)           20
                                      ------   ------   ------   ------   ------      ------        ------
Profit from operations..............     444      480      192      191      202         399           171
Equity in income (loss) of
  affiliated companies..............      (2)       1       10       (4)      --         (10)           (4)
Interest and debt expense...........     164      185      101      108       74         211           100
Preferred security distributions of
  subsidiary trusts.................      96       51        2       29       46          68            31
Other income (expense), net.........     (18)      (2)     (22)       1       (1)        (17)           (1)
                                      ------   ------   ------   ------   ------      ------        ------
Income before income taxes..........     164      243       77       51       81          93            35
Provision for income taxes..........      66       75       68       38       29          44            14
                                      ------   ------   ------   ------   ------      ------        ------
Net income..........................  $   98   $  168   $    9   $   13   $   52      $   49        $   21
                                      ======   ======   ======   ======   ======      ======        ======
RATIO OF EARNINGS TO FIXED
  CHARGES(d)........................    1.6x     1.9x     1.5x     1.4x     1.6x        1.3x          1.3x
BALANCE SHEET DATA:
Cash and cash equivalents...........  $   54   $   63   $   68   $   41   $   65
Working capital (deficit)...........     100     (221)     (77)     (98)    (115)
Property, plant and equipment,
  net...............................   1,104    1,321    1,438      933    1,303
Total assets........................   5,309    5,896    5,833    4,862    5,773
Total debt..........................   2,603    2,455    3,662    2,217    2,568
Company-obligated preferred
  securities of subsidiary trusts...     622      992      200      622      992
Stockholders' equity................     816      863      559      784      809

                                                                 SIX MONTHS
                                          YEAR ENDED               ENDED
                                         DECEMBER 31,             JUNE 30,
                                   ------------------------   ----------------
                                    2000     1999     1998     2001      2000
                                   ------   ------   ------   -------   ------
                                                                (UNAUDITED)
                                   (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
PER SHARE DATA:
Net income -- basic..............  $ 0.91   $ 1.63   $ 0.10   $  0.12   $ 0.49
Net income -- diluted............    0.91     1.62     0.10      0.12     0.49
Cash dividend per common share...    0.62(e)   1.08    1.08        --     0.54(e)
OTHER DATA:
Net cash provided by
  operations.....................  $   70   $  280   $  181   $    54   $   23
Proceeds of investment and fixed
  asset disposals................     418       50      600       346       12
Capital expenditures.............     187      196      157        43      109
Depreciation.....................     132      144       86        53       67
Amortization.....................     114      106       22        57       54


---------------

(a) Net sales and cost of sales for the year 1999 have been reclassified to reflect a change in policy regarding the classification of shipping and handling. Costs for shipping and handling that were previously reported as a direct reduction of sales revenues are now being reported as a component of cost of sales. Accordingly, net sales and cost of sales for the year 1999 were increased by $60 million. There is no impact on operating profits as a result of this change. Annual periods prior to 1999 have not been reclassified for this change as the overall impact is deemed to be immaterial.


(b) Annual selling, general and administrative expenses for 1998 have been reclassified to conform with the 1999 and 2000 presentation for goodwill and intangible asset amortization.


(c) Included in other operating expenses (income), net for the year 2000 is a $(168) million gain for the sale of the Food Gums division.


(d) For the purposes of determining earnings in the calculation of the "Ratio of Earnings to Fixed Charges," consolidated pre-tax income from continuing operations has been adjusted for minority interests in consolidated subsidiaries and income or loss from equity investees, increased by the amount of previously capitalized interest amortization during the period and increased by the amount of fixed charges, excluding capitalized interest expense. Fixed charges consist of interest and debt expense on borrowings (including capitalized interest), preferred security distributions of subsidiary trusts and one-third (the proportion deemed representative of the interest portion) of rent expense.


(e) In August 2000, the Board of Directors reduced the quarterly dividend to $0.08 per share, which was paid in September 2000. In November 2000, the Board of Directors suspended the payment of quarterly dividends. In addition, payment of dividends is significantly restricted by the senior credit facility, the ESOP credit facility and the indenture governing the notes.

                                  RISK FACTORS

     You should carefully consider the following discussion of risks, and the other information in this prospectus, before deciding whether to tender your old notes in the exchange offer.

RISKS RELATED TO THE NOTES

WE HAVE SUBSTANTIAL INDEBTEDNESS, WHICH MAKES US MORE VULNERABLE TO ECONOMIC AND INDUSTRY CONDITIONS AND COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH OR PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.


     We have now and will continue to have a significant amount of indebtedness. As of June 30, 2001, our total debt was approximately $2.2 billion. Total debt does not include $622 million of company-obligated preferred securities of subsidiary trusts.


     Our substantial indebtedness has significant consequences. For example, it could:

     - make it more difficult for us to satisfy all of our obligations under the notes and our other indebtedness;

     - increase our vulnerability to economic downturns and competitive pressures;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

     - reduce our cash flow due to increased interest expense in times of rising interest rates;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate or in pursuing attractive business opportunities requiring debt financing;

     - place us at a disadvantage to our competitors that have less debt;

     - limit our ability to borrow additional funds due to restrictive covenants; and

     - make it more difficult for us to achieve the merger or sale of the company or one or more of our businesses.

     Any of the foregoing consequences could have a material adverse effect on us.

     Our ability to pay the principal of, and interest on, our indebtedness as it comes due will depend upon our current and future performance. Our performance is affected by general economic conditions and by financial, competitive, political, business and other factors. Many of these factors are beyond our control. We believe that the cash generated from our business, together with the proceeds from the sale of certain assets, will be sufficient to enable us to make our debt payments, including payments on the notes, as they become due. If, however, we do not generate enough cash or are unable to sell assets, we may be required to refinance some or all of our indebtedness, incur additional indebtedness or sell equity. No assurance can be given that any refinancings, additional borrowings or sales of equity will be possible when needed or that we will be able to negotiate acceptable terms. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our financial condition (including leverage levels), financial performance and prospects. See "Capitalization."


DESPITE CURRENT INDEBTEDNESS LEVELS, WE MAY INCUR MORE INDEBTEDNESS, WHICH COULD EXACERBATE THE RISKS DESCRIBED ABOVE.



     We and our subsidiaries may incur additional indebtedness in the future. As of June 30, 2001, we had a $1.9 billion senior credit facility with a syndicate of banks and an $85 million credit facility related to the BetzDearborn ESOP Trust. Under the senior credit facility, we have a $900 million revolving credit agreement, which permits certain additional borrowings. If new indebtedness is added to our and our subsidiaries' current indebtedness levels, the risks described above that we and they face could increase. See "Capitalization" and "Selected Historical Financial Data."

OUR SENIOR CREDIT FACILITY, OUR ESOP CREDIT FACILITY AND THE INDENTURE GOVERNING OUR NOTES CONTAIN COVENANTS WHICH LIMIT THE DISCRETION OF OUR MANAGEMENT IN THE OPERATION OF OUR BUSINESS.

     The senior credit facility, the ESOP credit facility and the indenture governing the notes, which together account for a large portion of our debt, contain numerous restrictive covenants, including, among other things, covenants that limit our ability to:

     - borrow money and incur contingent liabilities;

     - make dividend or other restricted payments;

     - use assets as security in other transactions;

     - enter into transactions with affiliates;

     - enter into new lines of business;

     - issue and sell stock of restricted subsidiaries; and

     - sell assets or merge with or into other companies.

     In addition, the senior credit facility and the ESOP credit facility limit our ability to make capital expenditures and require us to meet financial ratios and tests, including maximum leverage, minimum net worth and interest coverage levels. These restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs and could otherwise restrict corporate activities.


     Our ability to comply with the covenants and other terms of the senior credit facility, the ESOP credit facility and the indenture governing the notes and to satisfy these and our other debt obligations will depend on our future operating performance and our ability to sell assets. If we fail to comply with such covenants and terms, we will be in default and the maturity of related debt could be accelerated and any underlying security could be enforced. From time to time, we have been required to obtain waivers from our lenders in order to maintain compliance under our senior credit facility and our ESOP credit facility, including waivers with respect to our compliance with certain financial covenants. While we have been successful in obtaining waivers in the past, we believe that it will be more difficult to do so in the future. Accordingly, there can be no guarantee that we will be able to obtain future waivers. If we are unable to do so, we may be in default under our senior credit facility and other debt instruments, which would have a material adverse effect on us.


     A default under the indenture governing the notes would also constitute an event of default under our senior credit facility and the ESOP credit facility and would give our lenders the ability to accelerate the repayment of borrowings under these credit facilities. If we were unable to repay borrowings under these credit facilities, the lenders could enforce the underlying security. We cannot assure you that, if the repayment of borrowings under these credit facilities or the notes were accelerated, we would be able to pay these amounts in full from internally generated funds, from the proceeds of debt or equity financings or from the proceeds of asset sales. See "Description of Notes."

ALTHOUGH THE NOTES CONSTITUTE SENIOR INDEBTEDNESS, THEY AND THE GUARANTEES THEREOF WILL BE EFFECTIVELY SUBORDINATED TO OUR AND THE GUARANTORS' SECURED OBLIGATIONS AND THE OBLIGATIONS OF ANY OF OUR NONGUARANTOR SUBSIDIARIES.


     The notes and the guarantees are unsecured and therefore will be effectively subordinated to any secured obligations we or the guarantors may incur to the extent of the value of the assets securing such obligations. In the event of a bankruptcy or similar proceeding involving us or a guarantor, the assets which serve as collateral will be available to satisfy the related secured obligations before any payments are made on the notes or the guarantees. Borrowings under our senior credit facility and our ESOP credit facility are secured by liens on our property and assets, pledges of the stock of substantially all of our domestic subsidiaries and 65% of the stock of foreign subsidiaries directly owned by us and a pledge of intercompany indebtedness. As of June 30, 2001, these borrowings totaled approximately $1.5 billion. Our 6.60% notes due 2027 and our 6.625% notes due 2003 are similarly secured. In addition, we derive substantially all of our operating income from our operating subsidiaries. If any of our nonguarantor subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, the assets of that subsidiary will be used first to satisfy the claims of its creditors, including its trade creditors. Consequently, your claims will be effectively subordinated to all of the liabilities of our non-guarantor subsidiaries. At June 30, 2001, our total debt was $2.2 billion, of which $1.4 billion was outstanding under our senior credit facility.


WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE GOVERNING THE NOTES OR TO REPAY INDEBTEDNESS AS A RESULT OF THE CHANGE OF CONTROL, WHICH MAY PREVENT US FROM ENTERING INTO CERTAIN BUSINESS COMBINATIONS.


     Upon the occurrence of certain change of control events, including a merger, consolidation or sale of all or substantially all of our properties or assets, we must make an offer to purchase all of the outstanding notes at a premium equal to 111.125% of the principal amount of the notes plus accrued interest, if any, prior to November 15, 2001, and 101% of the principal amount of the notes plus accrued interest, if any, on or after November 15, 2001. We may not have sufficient funds to pay the purchase price for all of the notes tendered by holders seeking to accept the offer to purchase. In addition, we may be required to repay our senior credit facility and our ESOP credit facility upon a change of control and these credit facilities prohibit us from repaying the notes prior to their stated maturity, including, if required, upon a change of control. Our failure to purchase all validly tendered notes upon a change of control would result in an event of default under the indenture governing the notes, which in turn would be an event of default under the senior credit facility and the ESOP credit facility with the previously described consequences. See "Description of Notes -- Repurchase at the Option of
Holders -- Change of Control."


THE NOTES AND THE GUARANTEES ARE SUBJECT TO THE PROVISIONS OF FEDERAL BANKRUPTCY LAW AND COMPARABLE PROVISIONS OF STATE LAW WITH RESPECT TO FRAUDULENT CONVEYANCES.


     Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, we or any guarantor, at the time we incurred the indebtedness evidenced by the notes or a guarantee, (i) (a) were or was insolvent or rendered insolvent by reason of such occurrence, (b) were or was engaged in a business or transaction for which the assets remaining with us or such guarantor constituted unreasonably small capital or (c) intended to incur, or believed that we or such guarantor would incur, debts beyond our or such guarantor's ability to pay such debts as they mature, and (ii) we or such guarantor received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the notes and the guarantees, and any pledge or other security interest securing such indebtedness, could be voided, or claims in respect of the notes or the guarantees could be subordinated to all other debts of us or such guarantor, as the case may be. In addition, the payment of interest and principal by us pursuant to the notes or the payment of amounts by a guarantor pursuant to a guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of us or such guarantor, as the case may be.



     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, we or a guarantor would be considered insolvent if (i) the sum of our or such guarantor's debts, including contingent liabilities, were greater than the saleable value of all of our or such guarantor's assets at a fair valuation or if the present fair saleable value of our or such guarantor's assets were less than the amount that would be required to pay our or such guarantor's probable liability on our or such guarantor's existing debts, including contingent liabilities, as they become absolute and mature or (ii) we or such guarantor could not pay our or such guarantor's debts as they become due.


     On the basis of historical financial information, recent operating history and other factors, we and each guarantor believe that, after giving effect to the indebtedness incurred in connection with the offering of the notes, we were not insolvent, did not have unreasonably small capital for the business in which we were engaged and did not incur debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the guarantors' conclusions in this regard.

WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THESE NOTES.

     The old notes have not been registered under the Securities Act or any state securities law and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

     Although the new notes will be registered and may be resold or otherwise transferred by the holders who are not affiliates (as defined under Rule 405 of the Securities Act) of Hercules, they will be new securities for which there is currently no established trading market. We do not intend to apply for listing of the new notes on a national securities exchange or for quotation of the new notes on an automated dealer quotation system. Although the initial purchasers in the offering of the old notes have informed Hercules that they currently intend to make a market in the new notes, they are not obligated to do so, and any such market-making, if initiated, may be discontinued at any time without notice. The liquidity of any market for the new notes will depend upon the number of holders of the new notes, the interest of securities dealers in making a market in the new notes and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the new notes. If an active trading market for the new notes does not develop, the market price and liquidity of the new notes may be adversely affected. If the new notes are traded, they may trade at a discount from their face value, depending upon prevailing interest rates, the market for similar securities, our performance and certain other factors. The liquidity of, and trading markets for, the new notes may also be adversely affected by general declines in the market for non-investment grade debt. Such declines may adversely affect the liquidity of, and trading markets for, the new notes independent of our financial performance or prospects.

     Notwithstanding the registration of the new notes in the exchange offer, holders who are affiliates (as defined under Rule 405 of the Securities Act) of Hercules may publicly offer for sale or resell the new notes only in compliance with provisions of Rule 144 under the Securities Act.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. There can be no assurance that the market, if any, for the new notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on the holders of the new notes.


WE ARE REQUIRED TO PAY LIQUIDATED DAMAGES TO THE EXTENT THAT WE DO NOT COMPLY WITH THE TERMS OF THE REGISTRATION RIGHTS AGREEMENT THAT WE ENTERED INTO WITH RESPECT TO THE NOTES.



     In connection with the issuance and sale of the old notes, we and the guarantors entered into a registration rights agreement. Under the registration rights agreement, we are required to meet certain deadlines with respect to the filing and effectiveness of the exchange offer registration statement which includes this prospectus and the consummation of the exchange offer or the filing and effectiveness of a shelf registration statement relating to the resale of the old notes by certain holders. The filing and effectiveness deadlines for the exchange offer registration statement which includes this prospectus were August 11, 2001 and October 10, 2001, respectively. We are also required to use our best efforts to maintain the effectiveness of any registration statements for a certain period of time. During any period of time in which we do not comply with the terms of the registration rights agreement, we are required to pay liquidated damages increasing over time from $20,000 to $200,000 per week. See "Description of Notes -- Registration Rights; Liquidated Damages."


RISKS RELATED TO THE EXCHANGE OFFER

FAILURE TO EXCHANGE OLD NOTES MAY HAVE NEGATIVE CONSEQUENCES.

     The old notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old notes which remain outstanding after consummation of the exchange offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the exchange offer, holders of old notes which remain outstanding will not be entitled to any rights to have such old notes registered under the Securities Act or to any similar rights under the registration rights agreement (subject to certain limited exceptions). Hercules does not intend to register under the Securities Act any old notes which remain outstanding after consummation of the exchange offer (subject to such limited exceptions, if applicable). To the extent that old notes are tendered and accepted in the exchange offer, a holder's ability to sell untendered old notes could be adversely affected.

     The new notes and any old notes which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the indenture.

FAILURE TO COMPLY WITH EXCHANGE OFFER PROCEDURES MAY PRECLUDE EXCHANGE OF OLD NOTES.

     Subject to the conditions set forth in this prospectus, delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of (i) certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent's account at The Depository Trust Company ("DTC"), (ii) a completed and signed letter of transmittal with any required signature guarantees or, in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal and (iii) any other documents required by the letter of transmittal. Therefore, holders of old notes desiring to tender such old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We have no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. See "The Exchange Offer -- Conditions to the Exchange Offer."

SOME BROKER-DEALERS WHO PARTICIPATE IN THE EXCHANGE OFFER MUST DELIVER A PROSPECTUS IN CONNECTION WITH RESALES OF THE NEW NOTES.

     Based on certain no-action letters issued by the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the new notes without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus, you may remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your new notes. See "Plan of Distribution." In these cases, if you transfer any new notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

RISKS RELATED TO THE BUSINESS

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY EFFORTS TO MERGE OR SELL THE COMPANY OR ONE OR MORE OF OUR BUSINESSES AND WE MAY NOT SUCCEED IN OUR EFFORTS TO MERGE OR SELL THE COMPANY OR ONE OR MORE OF OUR BUSINESSES.

     We have determined to and have previously announced that we will consider the full range of strategic alternatives available to us, including the possible merger or sale of the company or one or more of our businesses. Efforts to merge or sell a company or business typically divert the attention of management from running the company and a merger or sale may divert management's attention and otherwise have an adverse effect on our business. While the merger or sale of the company or one or more of our businesses may ultimately benefit us and our stockholders, there can be no assurance that the merger or sale of the company or one or more of our businesses will occur or that it will be on terms favorable to us or to our stockholders. In addition, there can be no assurance that an attempted sale of the company or one or more of our businesses will not divert management's attention to the detriment of the company and our stockholders.

OUR COMPREHENSIVE COST REDUCTION PROGRAM MAY BE UNSUCCESSFUL.

     We recently announced a comprehensive cost reduction program to improve our return on capital. Cost reduction programs can have an adverse effect on a company's operations. While a cost reduction program may ultimately benefit us and our stockholders, there can be no assurance that such a program will be successful.


WE HAVE POTENTIAL ENVIRONMENTAL LIABILITIES.


     In the ordinary course of our business, we are subject to numerous environmental laws and regulations covering compliance matters or imposing liability for the costs of, and damages resulting from, cleaning up sites, past spills, disposals and other releases of hazardous substances. Changes in these laws and regulations may have a material adverse effect on our financial position and results of operations. Any failure by us to adequately comply with such laws and regulations could subject us to significant future liabilities.


     We have been identified by United States federal and state authorities as a potentially responsible party for environmental cleanup at numerous sites. As of June 30, 2001, the estimated range of reasonably possible costs for remediation was between $85 million and $274 million. These cost estimates are based upon the facts and circumstances as they are presently known to us and are updated quarterly based upon new information that we receive. Although not presently anticipated, actual remediation-related liabilities may exceed the current estimates. We do not anticipate that our overall financial condition or liquidity will be materially affected by environmental remediation costs in excess of amounts accrued, which, in accordance with generally accepted accounting principles, totaled $85 million at June 30, 2001, although quarterly or annual operating results could be materially affected.


     Environmental remediation expenses are funded from internal sources of cash. Such expenses are not expected to have a significant effect on our ongoing liquidity. Environmental cleanup costs, including capital expenditures for ongoing operations, are a normal, recurring part of operations and are not significant in relation to total operating costs or cash flows.

WE ARE SUBJECT TO LITIGATION.


     We are a defendant in numerous lawsuits that arise out of, and are incidental to, the current and past conduct of our business. In addition to environmental matters, these suits concern issues such as product liability, contract disputes, labor-related matters, intellectual property, property damage and personal injury matters. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these matters could have a material effect upon our financial position, and the resolution of any matters during a specific period could have a material effect on the quarterly or annual operating results for that period.


WE ARE SUBJECT TO COMPETITION FOR CUSTOMERS.

     The global specialty chemicals industry is highly competitive. Some of our competitors have greater financial, technical, marketing and other resources and less debt, which could provide them with a competitive advantage over us. Also, our competitors have in the past caused, and could in the future cause, a reduction in the prices for some of our products as a result of intensified price competition.

     Additionally, although we do not compete primarily on the basis of price, our customers are price sensitive. Accordingly, in periods where we are not able to pass on increased production costs, including costs associated with the increasing prices of our raw materials, our gross margins may deteriorate.

WE ARE SUBJECT TO TECHNOLOGICAL CHANGE AND INNOVATION.

     Many of our products could be affected by rapid technological change and new product introductions and enhancements. We believe we must continue to enhance our existing products, develop and manufacture new products with improved capabilities and make improvements in our productivity in order to maintain our competitive position. Our inability to anticipate, respond to or utilize changing technologies could have a material adverse effect on our business and results of operations.


FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS IMPACT OUR FINANCIAL PERFORMANCE.



     Our products are sold around the world and, as a result, currency fluctuations impact our financial performance. Our revenues in foreign countries are largely generated in foreign currencies, while costs incurred to generate those revenues are only partly incurred in the same currencies. Because our financial statements are denominated in U.S. dollars, changes in currency exchange rates between the U.S. dollar and other currencies have an impact on our results of operations. We sometimes enter into hedging transactions to reduce this currency exchange risk, but such transactions cannot eliminate all of the risks associated with currency fluctuations.


OUR INTERNATIONAL OPERATIONS ARE AFFECTED BY GLOBAL AND REGIONAL CONDITIONS.

     Our international operations are subject to risks, such as currency exchange controls, labor unrest, regional economic uncertainty, political instability, restrictions on the transfer of funds into or out of a country, export duties and quotas, domestic and foreign customs and tariffs and current and changing regulatory environments. These events could have an adverse effect on our international operations in the future by reducing the demand for our products, increasing our costs or otherwise having an adverse affect on our results of operations. In recent years, many economies, including some in Asia, have been highly volatile and, at times, recessionary, resulting in significant fluctuations in local currencies and other instabilities. These instabilities may continue or worsen, which could have an adverse impact on our results of operations.

OUR PRODUCTION FACILITIES ARE SUBJECT TO OPERATING HAZARDS.

     We are dependent on the continued operation of our production facilities. Such production facilities are subject to hazards associated with the manufacture, handling, storage and transportation of chemical materials and products, including pipeline leaks and ruptures, explosions, fires, inclement weather and natural disasters, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, remediation complications, chemical spills, discharges or releases of toxic or hazardous substances or gases, storage tank leaks and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage and could have a material adverse effect on us.

WE MAY NOT HAVE READY ACCESS AT ALL TIMES TO RAW MATERIALS.

     While we may occasionally experience temporary shortages in raw materials and fuels, these items are currently readily available. However, their continuing availability and price are subject to domestic and world market and political conditions as well as to the direct or indirect effect of governmental regulations. The impact of any future raw material and energy shortages on our business as a whole or in specific world areas cannot be accurately predicted.

MANY OF OUR CUSTOMERS ARE IN CYCLICAL INDUSTRIES.

     Many of our customers are in industries and businesses that are cyclical in nature and sensitive to changes in general economic conditions. The demand for our products depends, in part, upon the general economic conditions of the markets of our customers. Downward economic cycles in our customers' industries may reduce sales of our products.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the exchange offer. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement that we entered into in connection with the offering of the old notes. In consideration for issuing the new notes in exchange for the old notes as described in this prospectus, we will receive old notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and cancelled.

     The net proceeds from the offering of the old notes were used to repay certain preferred securities of subsidiary trusts and to reduce term loan tranche A.

                                 CAPITALIZATION


     The following table sets forth the historical capitalization of Hercules as of June 30, 2001, the date of our most recent balance sheet.



                                                                      AS OF
                                                                    JUNE 30,
                                                                      2001
                                                                    --------
                                                              (DOLLARS IN MILLIONS)
SHORT-TERM DEBT:
Bank debt...................................................         $    24
Current maturities of long-term debt........................             278
                                                                     -------
Total short-term debt.......................................             302
                                                                     -------
LONG-TERM DEBT:
Revolving credit agreement due 2003(a)......................             410
Term loan tranche A due in varying amounts through 2003.....             633
Term loan tranche D due 2005................................             374
ESOP debt(b)................................................              85
6.625% notes due 2003.......................................             125
6.60% notes due 2027........................................             100
8% convertible subordinated debentures due 2010.............               3
11.125% notes due 2007......................................             400
Term notes at various rates from 5.23% to 9.60% due in
  varying amounts through 2006(c)...........................              58
Other.......................................................               5
                                                                     -------
          Total long-term debt..............................         $ 2,193
          Current maturities of long-term debt..............            (278)
                                                                     -------
          Net long-term debt................................         $ 1,915
                                                                     -------
COMPANY-OBLIGATED PREFERRED SECURITIES OF SUBSIDIARY
  TRUSTS(D):
9.42% Trust Originated Preferred Securities.................             362
6.5% CRESTS Units (preferred securities component)..........             260
                                                                     -------
          Total Company-obligated preferred securities of
           subsidiary trusts................................             622
                                                                     -------
STOCKHOLDERS' EQUITY:
Common stock (shares issued: 159,984,444)...................              83
Additional paid-in capital..................................             709
Unearned compensation.......................................            (110)
Other comprehensive losses..................................            (209)
Retained earnings...........................................           2,169
Reacquired stock, at cost (shares: 51,639,880)..............          (1,858)
                                                                     -------
          Total stockholders' equity........................             784
                                                                     -------
Total Capitalization........................................         $ 3,623
                                                                     =======


---------------

(a) Represents the $900 million revolving credit agreement, of which approximately $410 million was outstanding at June 30, 2001. The facility also includes a multi-currency revolver of which $416 million was available as of June 30, 2001. However, actual availability under the revolving credit agreement is constrained by our ability to meet certain covenants in our senior credit facility. Our incremental borrowing capacity at June 30, 2001 was approximately $93 million.


(b) We assumed a $94 million loan guarantee related to the BetzDearborn ESOP Trust. The loan was recorded at fair market value of $110 million at the date of the acquisition.

(c) Represents term notes related to the July 1998 acquisition of the remaining 49% share of FiberVisions L.L.C. from a former joint venture partner.

(d) The $362 million of Trust Originated Preferred Securities matures on March 31, 2029 and the $260 million of CRESTS Units (preferred securities component) matures on June 30, 2029.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth selected historical information for Hercules. The year-end financial information has been derived from our audited financial statements. The interim financial information has been derived from our unaudited financial statements. We believe that the financial statements reflect all normal adjustments necessary for a fair presentation of the financial information. The results for the six months ended June 30, 2001 do not necessarily indicate the results to be expected for the full year. You should read the financial information below in conjunction with our financial statements and the related notes, and the other financial and operating data included elsewhere herein.

                                       SIX MONTHS ENDED
                                           JUNE 30,                   YEAR ENDED DECEMBER 31,
                                       ----------------    ----------------------------------------------
                                        2001      2000      2000      1999      1998      1997      1996
                                       ------    ------    ------    ------    ------    ------    ------
                                         (UNAUDITED)
                                                  (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Net sales(a).........................  $1,372    $1,620    $3,152    $3,309    $2,145    $1,866    $2,060
Operating costs and expenses:
  Cost of sales(a)...................     784       912     1,784     1,831     1,287     1,169     1,320
  Selling, general and administrative
    expenses(b)......................     385       403       810       787       377       248       260
  Research and development...........      36        41        80        85        61        53        56
  Purchased in-process research and
    development......................      --        --        --        --       130        --        --
  Goodwill and intangible asset
    amortization(b)..................      38        40        80        79        22         3         2
  Other operating expenses (income),
    net(c)...........................     (62)       22       (46)       47        76       165       (19)
                                       ------    ------    ------    ------    ------    ------    ------
Profit from operations...............     191       202       444       480       192       228       441
Equity in income of affiliated
  companies..........................      (4)       --        (2)        1        10        30        53
Interest and debt expense............     108        74       164       185       101        39        35
Preferred security distributions of
  subsidiary trusts..................      29        46        96        51         2        --        --
Other income (expense), net..........       1        (1)      (18)       (2)      (22)      374        26
                                       ------    ------    ------    ------    ------    ------    ------
Income before income taxes...........      51        81       164       243        77       593       485
Provision for income taxes...........      38        29        66        75        68       269       160
                                       ------    ------    ------    ------    ------    ------    ------
Income before effect of change in
  accounting principle...............      13        52        98       168         9       324       325
Effect of change in accounting
  principle..........................      --        --        --        --        --        (5)       --
                                       ------    ------    ------    ------    ------    ------    ------
Net income...........................  $   13    $   52    $   98    $  168    $    9    $  319    $  325
                                       ======    ======    ======    ======    ======    ======    ======
RATIO OF EARNINGS TO FIXED
  CHARGES(d).........................    1.4x      1.6x      1.6x      1.9x      1.5x     10.8x      9.7x
BALANCE SHEET DATA:
Cash and cash equivalents............  $   41    $   65    $   54    $   63    $   68    $   17    $   30
Working capital (deficit)............     (98)     (115)      100      (221)      (77)     (110)       45
Property, plant and equipment, net...     933     1,303     1,104     1,321     1,438       687       865
Total assets.........................   4,862     5,773     5,309     5,896     5,833     2,411     2,386
Total debt...........................   2,217     2,568     2,603     2,455     3,662       694       658
Company-obligated preferred
  securities of subsidiary trusts....     622       992       622       992       200         0         0
Stockholders' equity.................     784       809       816       863       559       690       887

                                       SIX MONTHS ENDED
                                           JUNE 30,                   YEAR ENDED DECEMBER 31,
                                       ----------------    ----------------------------------------------
                                        2001      2000      2000      1999      1998      1997      1996
                                       ------    ------    ------    ------    ------    ------    ------
                                         (UNAUDITED)
                                                  (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
CASH FLOW DATA:
Net cash provided by operations......  $   54    $   23    $   70    $  280    $  181    $  187    $  225
Proceeds of investment and fixed
  asset disposals....................     346        12       418        50       600       295       196
Capital expenditures.................      43       109       187       196       157       119       120
Depreciation.........................      53        67       132       144        86        73       106
Amortization.........................      57        54       114       106        22         3         4
PER SHARE DATA:
Net Income before effect of change in
  accounting principle -- basic......  $ 0.12    $ 0.49    $ 0.91    $ 1.63    $ 0.10    $ 3.27    $ 3.10
Effect of change in accounting
  principle..........................      --        --        --        --        --     (.05)        --
Net income -- basic..................    0.12      0.49      0.91      1.63      0.10      3.22      3.10
Net income before effect of change in
  accounting principle -- diluted....    0.12      0.49      0.91      1.62      0.10      3.18      2.98
Effect of change in accounting
  principle..........................      --        --        --        --        --     (.05)        --
Net Income -- diluted................    0.12      0.49      0.91      1.62      0.10      3.13      2.98
Cash dividend per common share.......      --      0.54(e)   0.62(e)   1.08      1.08      1.00      0.92


---------------


(a) Net sales and cost of sales for the year 1999 have been reclassified to reflect a change in policy regarding the classification of shipping and handling. Costs for shipping and handling that were previously reported as a direct reduction of sales revenues are now being reported as a component of cost of sales. Accordingly, net sales and cost of sales for the year 1999 were increased by $60 million. There is no impact on operating profits as a result of this change. Annual periods prior to 1999 have not been reclassified for this change as the overall impact is deemed to be immaterial.


(b) Annual selling, general and administrative expenses for 1996, 1997 and 1998 have been reclassified to conform with the 1999 and 2000 presentation for goodwill and intangible asset amortization.


(c) For purposes of comparison, the following is a brief summary of significant operating expense (income) items recorded herein.



    Year 2000 -- Includes a gain of $(168) million from the sale of our Food Gums division. This gain was partially offset by $66 million in asset impairments and write-offs. Also included in the year were $18 million in restructuring charges and $25 million associated with the sale of the nitrocellulose business.


    Year 1999 -- Includes $36 million related to a legal settlement, asset write-offs and disposal costs and $36 million in costs associated with the BetzDearborn acquisition. These charges were partially offset by a $(16) million gain recognized on the sale of our Agar business.


    Year 1998 -- Includes $65 million in restructuring charges and $11 million in integration charges associated with the acquisition of BetzDearborn.


    Year 1997 -- Includes a $146 million charge associated with management organizational changes.


    Year 1996 -- Includes probable recoveries of $(13) million related to environmental remediation, which were subsequently recovered.



(d) For the purposes of determining earnings in the calculation of the "Ratio of Earnings to Fixed Charges," consolidated pre-tax income from continuing operations has been adjusted for minority interests in consolidated subsidiaries and income or loss from equity investees, increased by the amount of previously capitalized interest amortization during the period and by the amount of fixed charges, excluding capitalized interest expense. Fixed charges consist of interest and debt expense on borrowings (including capitalized interest), preferred security distributions of subsidiary trusts and one-third (the proportion deemed representative of the interest portion) of rent expense.



(e) In August 2000, the Board of Directors reduced the quarterly dividend to $.08 per share, which was paid in September 2000. In November 2000, the Board Directors suspended the payment of quarterly dividends. In addition, payment of dividends is significantly restricted by the senior credit facility, the ESOP credit facility and the indenture governing the notes.

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The following Unaudited Pro Forma Consolidated Statements of Income of Hercules for the year ended December 31, 2000 and the six month period ended June 30, 2000 reflect the sale of our Food Gums division and the offering of the old notes, borrowings under term loan tranche D, the third amendment to our senior credit facility and the application of the proceeds therefrom (together, the "Refinancing") as if they had occurred at the beginning of the fiscal years presented. The Unaudited Pro Forma Financial Information reflects assumptions and adjustments deemed appropriate by management, which are described in the accompanying notes.

     The Unaudited Pro Forma Financial Information presented is for informational purposes only and does not purport to be indicative of our results of operations or financial position had the sale of our Food Gums division and the Refinancing actually occurred on the date assumed nor is it necessarily indicative of our future results of operations or financial position. The Unaudited Pro Forma Financial Information should be read in conjunction with our audited consolidated financial statements and the related notes included in this prospectus.

                             HERCULES INCORPORATED

             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 2000

                                                                FOOD GUMS
                                                   FOOD         PRO FORMA     REFINANCING       PRO
                                   HERCULES      GUMS(a)       ADJUSTMENTS    ADJUSTMENTS      FORMA
                                   --------    ------------    -----------    -----------    ---------
                                               (IN MILLIONS EXCEPT FOR PER SHARE AMOUNTS)
Net sales........................   $3,152         $157                                       $2,995
Cost of sales....................    1,784           88                                        1,696
Selling, general and
  administrative expenses........      810           31           $ 14(b)                        793
Research and development.........       80            5                                           75
Goodwill and intangible asset
  amortization...................       80           --              2(c)                         82
Other operating expenses
  (income), net..................      (46)           2             (2)(c)                       (50)
                                    ------         ----           ----           ----         ------
Profit from operations...........   $  444         $ 31           $(14)          $ --         $  399
                                    ------         ----           ----           ----         ------
Equity (loss) of affiliated
  companies......................       (2)          --             (8)(d)                       (10)
Interest and debt expense........      164            4            (17)(e)         68(h)         211
Preferred security distributions
  of subsidiary trusts...........       96           --                           (28)(h)         68
Other income (expense), net......      (18)          (1)                                         (17)
                                    ------         ----           ----           ----         ------
Income before income taxes.......   $  164         $ 26           $ (5)          $(40)        $   93
Provision for income taxes.......       66            8              1(f)         (15)(f)         44
                                    ------         ----           ----           ----         ------
Net income.......................   $   98         $ 18           $ (6)          $(25)        $   49
                                    ======         ====           ====           ====         ======
Earnings Per Share
  Per share -- basic.............   $  .91                                                    $ 0.46
  Weighted average shares
     outstanding -- basic........    107.2                                                     107.2
  Per share -- assuming
     dilution....................   $  .91                                                    $ 0.46
  Weighted average shares
     outstanding -- assuming
     dilution....................    107.4                                                     107.4

The accompanying notes are an integral part of the Unaudited Pro Forma Financial
                                  Information.

                             HERCULES INCORPORATED

             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 2000

                                                                FOOD GUMS
                                                   FOOD         PRO FORMA     REFINANCING       PRO
                                   HERCULES      GUMS(a)       ADJUSTMENTS    ADJUSTMENTS      FORMA
                                   --------    ------------    -----------    -----------    ---------
                                               (IN MILLIONS EXCEPT FOR PER SHARE AMOUNTS)
Net sales........................   $1,620         $105                                       $1,515
Cost of sales....................      912           58                                          854
Selling, general and
  administrative expenses........      403           21            $ 9(b)                        391
Research and development.........       41            3                                           38
Goodwill and intangible asset
  amortization...................       40           --              1(c)                         41
Other operating expenses
  (income), net..................       22            1             (1)(c)                        20
                                    ------         ----            ---           ----         ------
Profit from operations...........   $  202         $ 22            $(9)          $ --         $  171
                                    ------         ----            ---           ----         ------
Equity in (loss) of affiliated
  companies......................       --           --             (4)(d)                        (4)
Interest and debt expense........       74            3             (9)(g)       $ 38(h)         100
Preferred security distributions
  of subsidiary trusts...........       46           --                           (15)(h)         31
Other income (expense), net......       (1)          --                                           (1)
                                    ------         ----            ---           ----         ------
Income before income taxes.......   $   81         $ 19            $(4)          $(23)            35
Provision for taxes on income....       29            6             --(f)          (9)(f)         14
                                    ------         ----            ---           ----         ------
Net income.......................   $   52         $ 13            $(4)          $(14)            21
                                    ======         ====            ===           ====         ======
Earnings Per Share
  Per share -- basic.............   $ 0.49                                                    $ 0.20
  Weighted average shares
     outstanding -- basic........    106.9                                                     106.9
  Per share -- assuming
     dilution....................   $ 0.49                                                    $ 0.20
  Weighted average shares
     outstanding -- assuming
     dilution....................    107.1                                                     107.1

The accompanying notes are an integral part of the Unaudited Pro Forma Financial
                                  Information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

     (a) Eliminates the results of operations of the Food Gums division as if the divestiture had been completed as of the beginning of the period presented.

     (b) Reflects the adjustment for corporate allocations that had been included in the Food Gums division.

     (c) Reclassifies this item to the appropriate category to be consistent with the consolidated financial statement presentation.


     (d) Gives effect to equity in the pro forma loss of $28 million, net of tax, for December 31, 2000 and $14 million for June 30, 2000 of CP Kelco ApS at 28.57%.


     (e) Reflects a reduction in interest expense of approximately $21 million from the application of $318 million in proceeds from the divestiture of the Food Gums division to reduce long-term debt, which had variable interest rates ranging from 6.85% to 9.5%. This reduction was offset by an adjustment of approximately $4 million for corporate allocated interest expense included in the Food Gums division.

     (f) Reflects income tax effect of pro forma adjustments (excluding equity in (loss) of affiliated companies which is not tax deductible) at a statutory rate of 37%, including state income taxes.


     (g) Reflects a reduction in interest expense of approximately $11 million from the application of the proceeds from the divestiture of the Food Gums division to the reduction in long-term debt, offset by an adjustment of approximately $2 million for corporate allocated interest expense included in the Food Gums division.



     (h) Adjusted for the issuance of the 11.125% notes of $400 million and borrowings under the term loan tranche D of $375 million and the application of the net proceeds. Pro forma interest expense reflects an interest rate of 11.125% on the notes and an interest rate of LIBOR + 2.75% on term loan tranche D. Effective November 14, 2000, we entered into an amendment to our senior credit facility which included an increase in the interest rate related to the revolving credit agreement and term loan tranche A to LIBOR + 2.25%. This 1.5% increase in the rate has also been reflected in pro forma interest expense. The costs of issuing the notes of $20 million and the costs of borrowings under term loan tranche D of $9 million are amortized and reflected in the respective periods. An increase of 1/8 of 1% relating to financing that is not fixed would increase interest expense by approximately $.5 million and $.2 million for the year ended December 31, 2000 and the six month period ended June 30, 2000, respectively.



     (i) The Company recorded a loss of approximately $3 million to write off deferred financing costs not amortized related to the debt and company-obligated preferred securities of subsidiary trusts which were paid down using the proceeds of the notes and the borrowing under term loan tranche D. The write off of unamortized financing costs of approximately $5 million related to these facilities has not been reflected in the unaudited pro forma statement of income for the period ended June 30, 2000.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements and unaudited pro forma financial information, including the related notes, which are contained elsewhere in this prospectus.

ACQUISITIONS, DIVESTITURES AND UNUSUAL ITEMS


     During 2000, we completed the divestiture of our Food Gums and nitrocellulose businesses. Additionally, in June 2000, one of our joint venture partners exercised a right of first refusal to purchase the ink toner portion of our Resins division and, in September 2000, we signed a letter of intent relating to the sale of our hydrocarbon resins division and select portions of our rosin resins business to a subsidiary of Eastman Chemical Company. We closed the Resins transactions in the second quarter of 2001. In May 2000, we acquired the paper chemicals business of Quaker Chemical Corporation. In September 2000, we announced that we had formed a strategic marketing alliance with National Starch and Chemical Company for the sale of over 300 million pounds of National Starch's papermaking chemicals starch product line. These transactions were consistent with our announced strategy to monetize certain businesses and grow other businesses. In the fourth quarter of 2000, we announced our intention to pursue a merger or sale of the company or one or more of its businesses in the belief that, over the long term, becoming part of a larger enterprise is the best strategic path for the company. To that end, we retained Goldman, Sachs & Co. and Credit Suisse First Boston to assist the Board of Directors in its identification and evaluation of various alternatives. If a sale of the company occurs, it would most likely be in a two-step process, with the sale of our BetzDearborn division constituting the first step. We are currently pursuing a disposition, in whole or in part, of our BetzDearborn division and are in discussions with potential buyers in that regard. We continue to pursue a merger or sale of the company or our businesses. There can be no assurance that any of these parties will be prepared to pay a price that is acceptable to us or that any transaction will occur.


     We incurred a loss of $25 million, including $4 million for termination benefits, in connection with the June 2000 sale of the nitrocellulose business. We completed the sale of our Food Gums division to CP Kelco, a joint venture with Lehman Brothers Merchant Banking II, L.P., in the third quarter 2000, realizing a net gain on the sale of approximately $168 million. We received approximately $395 million in cash proceeds, recorded certain selling and tax expenses of approximately $77 million and retained a 28.6% equity position in CP Kelco. CP Kelco simultaneously acquired the Kelco biogums business of Pharmacia Corporation (formerly Monsanto Company). During the fourth quarter of 2000, Lehman Brothers made an additional capital contribution to CP Kelco, thereby reducing our equity position.

     During 2000, we recognized $66 million in asset impairment charges and write-offs, primarily in the FiberVisions business. Restructuring charges of $18 million, including $4 million related to the nitrocellulose divestiture, were incurred for 2000 restructuring plans, primarily relating to severance and termination benefits for approximately 410 employee terminations in our Process Chemicals & Services segment and corporate realignment due to the divestitures of certain of our businesses (Food Gums and nitrocellulose). Offsetting these restructuring charges was $4 million of reversals relating to prior year plans. Environmental charges of $8 million were incurred, offset by $11 million in recoveries of insurance and environmental claims. Profit from operations also includes $16 million in severance benefits and compensation expense not associated with restructuring plans. Additionally, we incurred $5 million of integration charges, primarily for consulting and other costs associated with the acquisition of BetzDearborn Inc., and $1 million for other items. The asset impairments were triggered by significantly higher raw material costs and the loss of a facility's major customer. Selling, general and administrative expenses increased in 2000 as a result of a $21 million increase to our reserve for doubtful accounts.

     In 1999, we incurred $39 million of integration charges ($3 million reflected in cost of sales), primarily for employee incentive and retention, consulting, legal and other costs associated with the BetzDearborn acquisition, partly offset by a $4 million restructuring charge reversal. During the fourth quarter of 1999, we decided to exit the nitrocellulose business, part of the Functional Products segment, and to take steps to address the performance of some of our specialty product lines in the Chemical Specialties segment. As a result of these decisions, we incurred $28 million of pre-tax costs, consisting of $25 million of asset write-downs and disposal costs ($9 million related to the Functional Products segment and $16 million related to the Chemical Specialties segment) and $3 million of severance benefits for approximately 20 manufacturing employees at a Chemical Specialties segment plant. The 1999 profit from operations also includes a net $5 million charge related to legal and environmental matters. Additionally, a production facility fire, a works accident and the impact of Hurricane Floyd added approximately $8 million to cost of sales and an executive transition agreement increased selling, general and administrative expense by $8 million. In 1999, we sold our Chilean Agar business, part of the Functional Products segment, for a pre-tax gain of $16 million.

     In 1998, we made five major acquisitions for an aggregate purchase price of approximately $3,620 million, primarily in cash and assumed debt. These acquisitions were accounted for using the purchase method of accounting, and were financed with borrowed funds.

     The largest of these acquisitions was the purchase of BetzDearborn, a global specialty chemical company providing water and process treatment to a variety of commercial and industrial processes. Additionally, we acquired Houghton International's paper chemicals group; Citrus Colloids, a pectin manufacturer; Alliance Technical Products, a manufacturer of resins serving the water-based adhesives industry; and the 49% share of FiberVisions owned by our joint venture partner, making it a wholly owned subsidiary. FiberVisions is the world's largest producer of thermal-bond fiber for disposable diapers and other hygienic products.

     The results of operations of the acquired businesses are included in the Consolidated Financial Statements from the dates of acquisition. In 2000, 1999 and 1998, these businesses added approximately $1,492 million, $1,537 million and $363 million of revenue, respectively. Selling, general and administrative expenses increased in 1999 and 1998 as a result of the amortization of goodwill and intangible assets acquired, while interest and debt expense increased in all years as a result of increased debt required to fund the acquisitions.

     As a result of the 1998 acquisitions, we incurred charges of $232 million before taxes ($197 million net of income taxes) in the fourth quarter of 1998; $215 million is reflected in profit from operations and $17 million, primarily related to termination costs of interest rate swaps on extinguished debt, is reflected in other income (expense). The largest portion of the charges reflected in profit from operations was $130 million for purchased in-process research and development related to the acquisition of BetzDearborn. The remainder of the charges is primarily related to our plans and actions to integrate the operations of BetzDearborn and improve the efficiencies of its existing operations and support activities. The charges include $31 million of employee termination benefits ($12 million related to the Process Chemicals and Services segment, $7 million related to the Functional Products segment, $5 million related to the Chemical Specialties segment and $7 million related to corporate infrastructure), $5 million of exit costs primarily related to facility closures in the Process Chemicals and Services segment and $29 million of asset write-downs ($15 million related to the Functional Products segment, $8 million related to the Chemical Specialties segment and $6 million related to the Process Chemicals and Services segment) resulting from adverse business negotiations, the BetzDearborn acquisition and the loss of a customer. Additionally, we incurred approximately $11 million of integration expenses related to the acquisition and other expenses of $9 million. Other income (expense) in 1998 also included a $62 million charge from the settlements of long-standing "whistle-blower" lawsuits related to the divested aerospace business.

     The acquisition of BetzDearborn also resulted in the inclusion of a $98 million liability as part of the purchase price allocation. This liability included approximately $74 million related to employee termination benefits and $24 million for office and facility closures, relocation of BetzDearborn employees and other related exit costs, all of which relate to the Process Chemicals and Services segment.

     With respect to the termination benefits and exit costs incurred in 1998 ($31 million in termination benefits and $5 million in exit costs charged to other operating expenses and $98 million in termination benefits and exit costs charged to goodwill), cumulative cash payments totaled $95 million through 2000.


     The impairment losses recognized in all three years are calculated pursuant to our policy for accounting for long-lived assets. See the notes to our financial statements included elsewhere herein.

     The above-mentioned unusual items, excluding the $98 million BetzDearborn purchase price allocation, are primarily included in Reconciling items in each of the respective years in the segment footnote disclosure.

                             RESULTS OF OPERATIONS


                                THREE MONTHS
                                    ENDED         SIX MONTHS ENDED               YEAR ENDED
                                  JUNE 30,            JUNE 30,                  DECEMBER 31,
                                -------------     -----------------     ----------------------------
                                2001     2000      2001       2000       2000       1999       1998
                                ----     ----     ------     ------     ------     ------     ------
                                                       (DOLLARS IN MILLIONS)
NET SALES BY INDUSTRY SEGMENT:
Process Chemicals and
  Services....................  $414     $433     $  821     $  849     $1,717     $1,725     $  717
Functional Products(a)........   146      209        277        415        742        875        863
Chemical Specialties(b).......   110      180        274        357        695        711        566
Reconciling Items.............    --       --         --         (1)        (2)        (2)        (1)
                                ----     ----     ------     ------     ------     ------     ------
Consolidated..................  $670     $822     $1,372     $1,620     $3,152     $3,309     $2,145
                                ====     ====     ======     ======     ======     ======     ======
PROFIT FROM OPERATIONS:
Process Chemicals and
  Services....................  $ 66     $ 81     $  129     $  158     $  297     $  338     $  131
Functional Products(a)........    37       53         61        105        176        218        215
Chemical Specialties(b).......     9       17         26         33         59         89         75
Reconciling Items.............    17(c)   (55)(d)    (25)(c)    (94)(d)    (88)      (165)(e)   (229)(f)
                                ----     ----     ------     ------     ------     ------     ------
Consolidated..................  $129     $ 96     $  191     $  202     $  444     $  480     $  192
                                ====     ====     ======     ======     ======     ======     ======


---------------
(a) Net sales and profit from operations in 2001 reflect the divestitures of the Food Gums and nitrocellulose businesses in 2000.


(b)Net sales and Profit from operations in 2001 reflect the divestiture of the hydrocarbon resins, select rosins resins and peroxy chemicals businesses.



(c)Includes the following for the quarter and six-month period ended June 30, 2001, respectively: goodwill and intangible asset amortization of $19 million and $38 million, environmental charges of $1 million and $4 million, non-recurring fees associated with the 2001 proxy contest and other matters of $2 million and $3 million, capitalized interest of $1 million and $3 million and other corporate items not specifically allocated to the business segments of $28 million and $46 million. In addition, $74 million in net gains relating to the divestiture of the hydrocarbon resins, select rosins resins and peroxy chemicals businesses, partially offset by $5 million in executive severance charges and $1 million in project abandonment costs are included for both periods.



(d)Includes the following for the quarter and six-month period ended June 30, 2000 respectively: goodwill and intangible asset amortization of $20 million and $40 million, integration costs of $1 million and $3 million, environmental charges of $4 million and $6 million, corporate research and development costs of $3 million and $6 million and other corporate items not specifically allocated to the business segments of $14 million and $26 million. Additionally, $24 million of charges associated with the sale of the nitrocellulose business, partially offset by $11 million of recoveries of insurance and environmental claims, are included for both periods.



(e) Includes integration expenses, severance costs, asset write-downs and other charges net of litigation and insurance settlements, partially offset by a gain on the sale of a subsidiary and the reversal of restructuring charges. Also included are amortization of goodwill and intangibles, corporate research and development and other corporate items not specifically allocated to business segments.



(f) Includes costs for purchased in-process research and development, facility closures and contract terminations, employee termination benefits, write-downs of property, plant and equipment and other integration expenses. Also included are amortization of goodwill and intangibles, corporate research and development and other corporate items not specifically allocated to business segments.



     The discussion that follows speaks to comparisons in the table through net sales and profit from operations.

QUARTER AND SIX MONTHS ENDED JUNE 30, 2001 COMPARED TO QUARTER AND SIX MONTHS ENDED JUNE 30, 2000



     Within the following discussion, unless otherwise stated, "quarter" and "six-month period" refer to the second quarter of 2001 and the six months ended June 30, 2001. All comparisons are with the corresponding periods in the previous year, unless otherwise noted.



     Consolidated net sales were $670 million for the second quarter and $1,372 million for the six-month period. This compares with $822 million and $1,620 million for the corresponding periods in 2000. Total volumes decreased 20% and 13%, respectively, for the quarter and six-month period versus the comparable periods in 2000, reflecting the effects of businesses divested in June and September 2000 and May 2001, coupled with economic slowdown in the Pulp and Paper sector. Excluding divested businesses, consolidated net sales were $639 million for the quarter and $1,259 million for the six-month period, a decrease of 6% and 5%, respectively, from the same periods last year, principally reflecting volume declines in Pulp & Paper and FiberVisions. The stronger U.S. dollar, relative to foreign currencies, continues to negatively impact sales and profits. Consolidated profit from operations was $129 million for the quarter, an increase of 34% over 2000, and $191 million for the six-month period, a decrease of 5% from 2000. Profit from operations in 2001 includes $66 million, pre-tax, of non-recurring gains. The gains result from the sales of the hydrocarbon resins, select portions of the rosin resins business and the peroxy chemicals business. Profit from operations in 2000 was unfavorably impacted by non-recurring losses associated with the divestiture of the nitrocellulose business. Excluding divested businesses and non-recurring items, profit from operations was $60 million and $91 million, respectively, for the quarters, and $117 million and $178 million, respectively, for the six-month periods ended June 30, 2001 and 2000. Higher costs for raw materials, freight, and energy, coupled with lower volumes, significantly impacted margins in the quarter and for the six-month period. Additionally, the stronger dollar negatively affected profit from operations for the quarter and six-month periods by approximately 6% and 4%, respectively, in 2001.



     In the Process Chemicals and Services segment, net sales were down $19 million or 4% and profit from operations declined $15 million or 19% versus the same quarter in 2000. Net sales for the six-month period decreased $28 million or 3% and profit from operations decreased $29 million or 18%. The Pulp and Paper Division continues to be impacted by weak demand in the European, Asian and North American markets. Volumes for the Pulp and Paper Division were off 3% from last year's second quarter and six-month periods. Additionally, profit from operations was negatively impacted by an approximately $4 million charge in the second quarter 2001 to increase Pulp and Paper business bad debt reserves. In the BetzDearborn Division, net sales were flat for the quarter and up slightly for the six month period, while profit from operations improved 5% for the quarter and was flat for the six-month period. Second quarter and year-to-date 2001 net sales improved in all regions of the world, except Europe, compared to the same periods in 2000.



     Functional Products segment net sales declined $63 million or 30% for the quarter and $138 million or 33% for the six-month period versus the corresponding periods in 2000. Profit from operations for the quarter and six-month period decreased $16 million, or 30%, and $44 million or 42% respectively, compared to the same periods in 2000. Declines in both net sales and profit from operations reflect the effects of the divestitures of the Food Gums and nitrocellulose businesses in 2000. On a comparable basis, net sales were down 3% for the quarter and six-month period, and profit from operations declined 14% for the quarter and 27% for the six-month period. Higher raw material and energy costs coupled with higher costs associated with the new methylcellulose facility negatively impacted profit from operations in 2001. Net sales increased 11% and profit from operations increased 54% compared to the first quarter 2001. The improvement in second quarter 2001 performance versus the first quarter 2001 was driven by strong oilfield and construction sales and improved sales in the paint segment. Excluding divested businesses, volumes decreased less than 1% in the quarter versus the same period last year and increased nearly 11% versus the first quarter 2001.



     Chemical Specialties segment net sales declined $70 million or 39% for the quarter and $83 million or 23% for the six-month period, and profit from operations decreased $8 million or 47% and $7 million or 21% versus the corresponding periods in 2000. In May 2001, the Company sold its hydrocarbon resins, select portions of its rosin resins business, its peroxy chemicals business and its 50% interest in the ink toner joint venture. Excluding divested businesses, net sales were down 16% for the quarter and 14% for the six-month period, while profit from operations was off $1 million for the quarter and improved by $3 million for the six-month period. FiberVisions profit from operations improved significantly in the quarter and year-to-date from the same periods in 2000. The improved performance was driven by lower polymer cost and cost containment initiatives. Volumes for FiberVisions declined 13% and 14%, respectively, from the second quarter and six-month period 2000 and were up 3% versus the first quarter 2001.



     Equity in income (loss) of affiliated companies represents Hercules' equity in CP Kelco, which ceased to be a wholly owned subsidiary beginning September 28, 2000.



     Interest and debt expense increased $11 million for the quarter and $34 million for the six-month period reflecting higher borrowing costs, offset partially by lower debt as a result of the application of proceeds from the sale of businesses. Preferred security distributions of subsidiary trusts decreased $9 million for the quarter and $17 million for the six-month period reflecting the repayment of $370 million of these securities in 2000.



     Other income (expense), net, decreased $10 million and $2 million for the quarter and six months ended June 30, 2001, respectively. The decline is primarily attributable to increased charges for litigation and lower gains on the disposition of non-operating properties and investments during the respective periods. In addition, the quarter reflects foreign currency losses as compared to foreign currency gains in the prior year quarter.



     The effective tax rate for the quarter was 65%. The anticipated effective tax rate for 2001 is approximately 140% and reflects the effect of non-deductible goodwill and intangible asset amortization on a lower pre-tax earnings base. The effective tax rate of 36% for the second quarter of 2000 included the utilization of research and development credits.



YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999


     Within the following discussion, all comparisons are with the previous year, unless otherwise stated.

     Consolidated revenues were $3,152 million for 2000, a decrease of $157 million or 5% from 1999. Approximately $135 million of this decrease is attributable to the strength of the U.S. dollar in 2000, principally versus the Euro, which weakened dramatically throughout the year. Excluding the impact of the stronger dollar, consolidated revenues decreased approximately $22 million or 1%. Additionally, consolidated revenues decreased approximately $111 million when compared to 1999 as a result of revenues attributable to the divested Food Gums, nitrocellulose and agar businesses. Revenues relating to our ongoing businesses (excluding Food Gums, nitrocellulose and agar) increased by approximately $89 million in 2000 after adjusting for currency effects. Consolidated profit from operations decreased $36 million or 8%. Excluding divested businesses, consolidated profit from operations decreased $140 million. The Euro adversely impacted operating profit by approximately $36 million. Raw material and energy costs escalated significantly in 2000 and were difficult to recover in a timely manner. As 2000 ended, demand slowed in several of our key markets. Excluding the foreign currency effects, consolidated profit from operations decreased approximately $104 million or 21%.

     Process Chemicals and Services segment revenues were down $8 million or less than 1%. Excluding the impact of the stronger dollar, revenues were up $51 million or 3%, reflecting a 2% increase in volumes over 1999. Profit from operations decreased $41 million or 12%. Excluding the impact of the stronger dollar, profit from operations was down $26 million or 8%. During 2000, we increased our reserve for doubtful accounts by $21 million.


     Functional Products segment revenues were down $133 million or 15% and profit from operations decreased $42 million or 19%. Excluding the divested Food Gums and nitrocellulose businesses, segment revenues were down $22 million or 4%, and profit from operations decreased $33 million or 18%. The strengthening U.S. dollar vis-a-vis the Euro was the primary variant in year on year operating results. Excluding the impact of the stronger dollar, revenues were up $16 million or 3% and profit from operations was down $16 million or 9%. Higher raw material and energy costs, combined with unfavorable product mix changes, negatively impacted operating profit towards the end of the year. While demand in the paint and construction markets normally slows at year-end, we saw a more significant slowdown in demand than is typical in these markets. Business in the oilfield industry remained strong in the fourth quarter. Volumes for this segment were up almost 7% year over year.

     Chemical Specialties segment revenues were down $16 million or 2% and profit from operations decreased $30 million or 34%. Excluding the impact of the stronger dollar, revenues were up $22 million or 3%, and profit from operations was down $27 million or 30%. Operating performance was negatively impacted by significantly higher polypropylene feed stock costs and lower volumes. Volumes for this segment were down just under 1%. The slowdown in the adhesives end market was a primary driver in lower volumes.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     Within the following discussion, all comparisons are with the previous year, unless otherwise stated.


     Consolidated revenues increased $1,103 million or 51%, primarily from the full year revenue impact of the 1998 acquisition of BetzDearborn and FiberVisions, as well as year-over-year volume improvements in all three segments. These improvements were partially offset by pricing declines in all segments due to competitive pressure and the negative effects of a stronger dollar relative to foreign currencies. Consolidated profit from operations increased $288 million or 150%. However, after adjusting for the unusual items described above, consolidated profit from operations increased $141 million or 34%. This increase is due to the full year operating profit impact of the acquired businesses along with synergies realized, manufacturing cost improvements and volume gains. Offsetting these increases were the negative impact of pricing declines and the full year impact of goodwill and intangible amortization expense.


     Process Chemicals and Services segment revenues increased $988 million or 138% primarily due to the full year impact of the acquired BetzDearborn revenues and higher volumes, partly offset by lower pricing due to competitive pressure and consolidation within the paper industry. A relatively stronger dollar, particularly versus the Brazilian real, also negatively impacted the revenue comparison. Profit from operations increased $207 million or 158% in 1999, reflecting a full year of BetzDearborn results in 1999, synergies realized and manufacturing cost improvements. These improvements were offset by lower pricing and higher supply chain costs.

     Functional Products segment revenues were flat in 1999 compared to 1998 as food gums volume and pectin pricing improvements were offset by lower pricing due to competitive pressure and over-capacity in various other markets and also by weak demand in the oilfield markets. Profit from operations increased $3 million or 1% in 1999. However, excluding the costs primarily associated with a production facility fire at the Parlin, New Jersey, plant operating profit increased $10 million or 5% in 1999, primarily due to the recovery of the Asian currencies, particularly the Japanese yen, relative to the dollar and manufacturing cost improvements.

     Chemical Specialties segment revenues increased $119 million or 21% in 1999, primarily due to the full year effect of the FiberVisions acquisition and Resins volume improvements, partly offset by lower pricing due to competitive pricing pressure and lower polymer costs, along with a stronger dollar relative to foreign currencies. Profit from operations rose $14 million or 19%. Excluding the third quarter 1999 impact of Hurricane Floyd on our Resins production facilities, operating profit increased $16 million or 21%. The increase in operating profit is primarily due to the inclusion of FiberVisions results for the full year 1999 and lower polymer cost offset by lower pricing.

INTEREST AND DEBT EXPENSE AND PREFERRED SECURITY DISTRIBUTIONS; EQUITY INCOME; PROVISION FOR INCOME TAXES


     Interest and debt expense and preferred security distributions of subsidiary trusts increased $24 million or 10% in 2000 versus 1999. Amortization of debt issuance costs had a significant effect on current year interest expense. Additionally, our debt was downgraded by the major rating agencies during 2000, with a corresponding increase in our borrowing costs.


     Equity in income of affiliated companies declined over the three-year period ended December 31, 2000, principally as a result of the monetization of our investment in Alliant Techsystems; 2000 was negatively impacted by an equity loss in CP Kelco in the fourth quarter.

     The provision for income taxes reflects effective tax rates of 40% in 2000, 31% in 1999 and 88% in 1998. The primary cause of the increase in the effective tax rate for the year 2000 was the effect of non-deductible goodwill amortization on a lower pre-tax income base, offset by the benefit of the utilization of research and development credits, favorable audit settlements and utilization of a capital loss. The 1999 rate was favorably impacted by the utilization of a capital loss and other adjustments related to prior years' assessments. The 1998 rate is significantly higher than the federal statutory income tax rate of 35% because the charges for purchased in-process research and development and goodwill amortization related to BetzDearborn were not deductible for income tax purposes. The impact of these nondeductible items was reduced by favorable state tax settlements relating to a prior year's sale of an investment and favorable federal tax adjustments related to prior years' assessments.

FINANCIAL CONDITION

  Liquidity and Financial Resources


     Net cash provided by operations was $54 million for the six-month period ended June 30, 2001, as compared to $23 million for the same period in 2000. The increase primarily reflects lower working capital requirements. Current and quick ratios have decreased to .9 and .65, respectively, at June 30, 2001, compared with 1.1 and .78, respectively, at December 31, 2000. As of June 30, 2001, we have $416 million available under our revolving credit agreement and $124 million available in short-term lines of credit. Our incremental borrowing capacity was approximately $93 million. We expect to meet short-term cash requirements from operating cash flow and availability under lines of credit. However, actual availability is constrained by our ability to meet covenants in our senior credit facility. While we expect to remain in compliance with our debt covenants, future compliance is dependent upon generating sufficient EBITDA and cash flow which are, in turn, impacted by business performance, economic climate, competitive uncertainties and possibly the resolution of contingencies.


     Net cash flow from operations was $70 million in 2000, $280 million in 1999 and $181 million in 1998. The 2000 decrease reflects lower net income, the payment of legal settlements, net of insurance recoveries, and higher working capital requirements. The 1999 increase reflects higher profit from operations, primarily from acquired businesses, and lower tax payments offset by higher interest payments, cash expenditures for integration, termination benefits and other exit costs, along with higher working capital requirements. 1998 included higher interest payments related to increased debt and increased payments for legal settlements, offset by lower income tax payments and cash flow from acquired businesses.

     Net cash provided by (used in) investing activities was $213 million in 2000, ($193) million in 1999 and ($2,691) million in 1998. In September 2000, we sold our Food Gums Division for which we received approximately $395 million in cash proceeds. After recording certain selling and tax expenses of $77 million, the net proceeds of approximately $318 million were applied to repay term loan tranche C.

     Capital expenditures during 2000, 1999 and 1998 were $179 million, $196 million and $157 million, respectively. The decrease of $17 million in capital expenditures for 2000 was primarily due to stringent capital spending controls instituted during the year. The increase of $39 million in capital expenditures for 1999 was primarily due to higher spending in the Functional Products segment due to the methylcellulose expansion in Doel, Belgium, and the pectin expansion in Grossenbrode, Germany.


     As noted above, during 1998, we completed five acquisitions for approximately $3,620 million, primarily in cash and assumed debt. We financed the acquisitions and refinanced existing debt with borrowings under a $3,650 million senior credit facility with a syndicate of banks. The senior credit facility contains restrictive covenants that require maintenance of certain financial ratios, including leverage, net worth and interest coverage, and provides that the entry of a judgment or judgments involving aggregate liabilities of $50 million or more be vacated, discharged, stayed or bonded within 60 days of entry.


     In September 1998, we filed a shelf registration statement to increase accessible securities from $300 million to $3,000 million. The registration statement allowed for issuance of equity, equity-like and debt securities.

     In November 1998, Hercules Trust V, a wholly owned subsidiary trust of Hercules, completed a private placement of $200 million Redeemable Hybrid Income Overnight Shares ("RHINOS"). We repaid the RHINOS on November 14, 2000 with a portion of the proceeds of the 11 1/8% senior notes offering.

     In March 1999, Hercules Trust I, a wholly owned subsidiary trust of Hercules, completed a public offering of $362 million of Trust Originated Preferred Securities ("TOPrS"). We used the proceeds of the offering to repay long-term debt. Hercules Trust I's obligations are guaranteed by us.

     During the second quarter of 1999, we amended our senior credit facility to allow for borrowing in Euros, as well as in U.S. dollars. Approximately $950 million of U.S. dollar denominated debt was converted to Euro indebtedness.

     In July 1999, we completed a public offering of 5,000,000 shares of our common stock, which provided us with net proceeds of $171.5 million. On the same date, Hercules and Hercules Trust II, a wholly owned subsidiary trust of Hercules, completed a public offering of 350,000 CRESTS Units, which provided us with net proceeds of $340.4 million. We used the proceeds from both offerings to repay long-term debt. Each CRESTS Unit consists of one preferred security of Hercules Trust II and one warrant to purchase 23.4192 shares of Hercules common stock at an initial exercise price of $1,000 (equivalent to $42.70 per share). Hercules Trust II's obligations are guaranteed by us. The warrants may be exercised, subject to certain conditions, at any time before March 31, 2029, unless there is a reset and remarketing event.

     On December 23, 1999, Hercules Trust VI, a wholly owned subsidiary trust of Hercules, completed a private placement of 170,000 Floating Rate Preferred Securities ("Floating Rate Preferred Securities"). We repaid the Floating Rate Preferred Securities on December 29, 2000 with a portion of the proceeds of the 11 1/8% senior notes offering.

     On November 14, 2000, we completed a refinancing and modification of our existing debt as part of an overall program to obtain a financial structure that will appropriately support the organization. In conjunction with and conditioned upon the effectiveness of amendments to our credit facilities, we borrowed $375 million under the senior credit facility (term loan tranche D) and also issued $400 million of 11 1/8% senior notes due 2007. Our senior credit facility and ESOP credit facility were amended to: (i) modify our financial covenants; (ii) change the mandatory prepayment provisions; and (iii) provide for security, among other things.


     Term loan tranche D initially bore interest at LIBOR + 2.75%, matures on November 15, 2005 and will require only nominal principal payments prior to maturity. The notes accrue interest at 11 1/8% per annum, payable semi-annually commencing May 15, 2001. The notes are guaranteed by certain of our current and future wholly owned domestic restricted subsidiaries. At any time prior to November 15, 2003, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued at a redemption price of 111.125% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of one or more public equity offerings, provided that (i) at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding, immediately after the occurrence of such redemption (excluding notes held by us and our subsidiaries); and (ii) the redemption occurs within 45 days of the date of the closing of such public equity offering. At any time prior to November 15, 2001, we may also redeem all of the notes upon the occurrence of a change of control at a redemption price equal to 111.125% of the principal amount of the notes redeemed, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. Except as described above, the notes will not be redeemable at our option prior to maturity. We are not required to make any mandatory redemption or sinking fund payment with respect to the notes. The notes are subject to a registration rights agreement that requires us to file the exchange offer registration statement which includes this prospectus with the SEC within 270 days (on or before August 11, 2001) and to use our best efforts to have the registration statement declared effective prior to 330 days from November 14, 2000 (on or before October 10, 2001).


     The proceeds of term loan tranche D and the notes were used to reduce borrowings under our revolving credit agreement, repay the RHINOS and the Floating Rate Preferred Securities and reduce the current portion of term loan tranche A.

     Both our senior credit facility and our ESOP credit facility require quarterly compliance with certain financial covenants, including a leverage ratio ("debt/EBITDA ratio"), an interest coverage ratio and minimum net worth. In addition, we are required to deliver our annual audited consolidated financial statements to the lenders within 90 days of our fiscal year end.

     Due to the delay in closing the Eastman transaction, which in turn delayed the pay down of the debt, our debt as of March 31, 2001 was significantly higher than expected. As a result, we would have been out of compliance with the debt/EBITDA ratio covenant of our credit facilities as of March 31, 2001. In addition, due to the fact that we had extended the filing date for our 10-K, our annual audited financial statements were not provided to the lenders by March 31, 2001.

     On April 5, 2001, in consideration for the payment of a fee, our lenders granted waivers with respect to: (1) compliance with the debt/EBITDA ratio as of March 31, 2001 and (2) an extension of time to deliver the December 31, 2000 audited financial statements to April 17, 2001. These statements were completed and delivered by April 17, 2001.

     With respect to the covenant regarding the debt/EBITDA ratio, the waivers required that the Eastman transaction be consummated on or before May 31, 2001. In addition, we were required to demonstrate, as of the last day of the month in which the Eastman transaction closed, that the leverage ratio did not exceed
4.75 to 1.00 after giving affect to the application of the net cash proceeds from the Eastman transaction to prepay term loan tranche A and the ESOP credit facility. We closed the Eastman transaction on May 1, 2001 and achieved this leverage ratio.

     A breach of any of the terms and conditions of the waivers would have given lenders the right to accelerate repayment of substantially all of our indebtedness if they chose to do so. Upon any such acceleration, the debt would have become immediately due and payable and any loan commitments terminated. While, as indicated above, we satisfied all conditions of the waiver and remain in compliance with our debt covenants, current and future compliance is dependent upon generating sufficient EBITDA and cash flow which are, in turn, impacted by business performance, economic climate, competitive uncertainties and possibly the resolution of contingencies. Although no assurances can be given in this regard, we expect that we will be in compliance with all debt covenants during the remainder of the term of the debt.


     In the event we are not in compliance with the debt covenants in the future, we will pursue various alternatives, which may include, among other things, refinancing of debt, debt covenant amendments or debt covenant waivers. While we believe we would be successful in pursuing these alternatives, there can be no assurance that we would be. We have been successful in obtaining waivers in the past. However, we believe that it will be more difficult to do so in the future. Accordingly, there can be no guarantee that we will be able to obtain future waivers. If we are unable to do so, we may be in default under our senior credit facility and other debt instruments, which would have a material adverse effect on us.


  Capital Structure and Commitments


     Total capitalization (stockholders' equity, company obligated preferred securities of subsidiary trusts and debt) decreased to $3.6 billion at June 30, 2001, from $4.0 billion at year-end 2000. The ratio of debt-to-total capitalization decreased to 61% at June 30, 2001 from 64% at December 31, 2000.



     On May 1, 2001 we completed the sale of our hydrocarbon resins business and select portions of our rosin resins business to a subsidiary of Eastman Chemical Company, receiving gross proceeds of approximately $244 million. On May 31, 2001, we completed the sale of our peroxy chemicals business to GEO Specialty Chemicals, Inc., receiving gross proceeds of approximately $92 million. We used the proceeds from these divestitures to permanently reduce long-term debt.


     Total capitalization decreased to $4.0 billion at December 31, 2000, from $4.3 billion in the prior year. The ratio of debt-to-total capitalization increased to 64% at December 31, 2000 from 57% at December 31, 1999, as a result of the repayment of the RHINOS and the Floating Rate Preferred Securities in the fourth quarter. The current ratio increased to 1.1 at December 31, 2000, compared to .86 at December 31, 1999. The quick ratio increased to .78 at December 31, 2000, compared to .61 at December 31, 1999.

     On October 4, 2000, Moody's Investors Service, Inc., downgraded our senior unsecured credit rating to Ba1 with a stable outlook. On October 19, 2000, Standard & Poor's Ratings Services downgraded our corporate credit rating to BB+ and placed us on Credit Watch with "developing" implications. On November 9, 2000, Moody's Investors Service, Inc. assigned a Ba1 rating to term loan tranche D and a Ba2 rating to the 11 1/8% senior notes due 2007. Also on November 9, 2000, Standard & Poor's Ratings Services assigned a BB+ rating to term loan tranche D and a BB- rating to the notes. Both ratings were placed on CreditWatch with "developing" implications. On January 23, 2001, Standard & Poor's Ratings Services downgraded our corporate credit rating to BB, which initiated a 50 basis point increase in the interest rates of term loan tranche A and term loan tranche D. On January 25, 2001, Standard & Poor's Ratings Services assigned a B+ rating to the notes. These actions and future adverse actions, if any, by the rating agencies are likely to result in us incurring higher interest costs in future periods.


     In August 2000, the Board of Directors reduced our quarterly dividend payment to $.08 per share, which was paid in September 2000 for the third quarter of 2000. On November 13, 2000, the Board of Directors determined to suspend the payment of the quarterly dividend beginning with the fourth quarter of 2000, subject to reconsideration of the policy by the Board, in its discretion, when warranted under appropriate circumstances. In addition, payment of future dividends is significantly restricted by the senior credit facility, the ESOP credit facility and the indenture governing the notes. Quarterly dividends of $0.27 per share were declared and paid for the first two quarters of 2000. The annual dividend was $.62 and $1.08 per share during 2000 and 1999, respectively.



     Capital expenditures are expected to be approximately $70 million during 2001. This includes funds for continuing or completing existing projects and for implementing new projects.



NEW ACCOUNTING PRONOUNCEMENTS


     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended by Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" and Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. SFAS 133, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. We adopted SFAS 133 effective January 1, 2001. During 2000, we converted substantially all of our foreign currency denominated borrowings to fixed rate U.S. dollar denominated borrowings and closed most of our outstanding interest rate swaps. Based on these actions and a review of our contracts and agreements, we believe that the adoption of SFAS 133 will not have a material effect on our earnings or statement of financial position. However, due to certain provisions in our debt agreements, our results of operations could be materially affected in 2001 if it becomes more likely that a change of control will occur before November 15, 2001.


     In June 2001, FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). For us, these statements will generally become effective January 1, 2002, although business combinations initiated on or after July 1, 2001 are subject to the non-amortization and purchase accounting provisions.



     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. We are currently in the process of conducting an assessment of the actual impact of the non-amortization provision of SFAS 142 on our earnings. The assessment of goodwill for impairment is a complex issue in which a company must determine, among other things, the fair value of each defined component of its operating segments. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on our financial statements.

     In addition, in June 2001, FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assets. SFAS 143 will become effective for us January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is in the process of evaluating the impact this standard will have on our financial statements.



     In October 2001, FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact that this standard will have on our financial statements.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Fluctuations in interest and foreign currency exchange rates affect our financial position and results of operations. We use several strategies from time to time to actively hedge interest rate and foreign currency exposure and minimize the effect of such fluctuations on reported earnings and cash flow. Sensitivity of our financial instruments to selected changes in market rates and prices, which are reasonably possible over a one-year period, are described below. Market values are the present value of projected future cash flows based on the market rates and prices chosen. The market values for interest rate risk are calculated by utilizing a third-party software model that utilizes standard pricing models to determine the present value of the instruments based on the market conditions as of the valuation date.


     Our derivative and other financial instruments subject to interest rate risk consist of debt instruments, interest rate swaps and currency swaps. At June 30, 2001, net market value of these combined instruments was a liability of $2.7 billion. At December 31, 2000 and 1999, net market value of these combined instruments, substantially all of which were debt at December 31, 2000, was a liability of $3.08 billion and $3.32 billion, respectively. The sensitivity analysis assumes an instantaneous 100-basis point move in interest rates from their levels, with all other variables held constant. A 100-basis point increase in interest rates at June 30, 2001 would result in a $60 million decrease in the net market value of the liability. A 100-basis point decrease in interest rates at June 30, 2001 would result in a $66 million increase in the net market value of the liability. The change in the sensitivity level from year-end 2000 is primarily due to the partial repayment of both syndicated and revolving debt as well as the current interest rate environment. During 2000, the interest rate swap portfolio was substantially terminated. A 100-basis point increase in interest rates at December 31, 2000 and 1999 would result in a $70 million and $80 million decrease in the net market value of the liability, respectively. A 100-basis point decrease in interest rates at December 31, 2000 and 1999 would result in a $78 million and $92 million increase in the net market value of the liability, respectively.



     Our financial instruments subject to changes in equity price risk, including the warrants component of the CRESTS Units issued in 1999, represented a net obligation of $61 million. These instruments represented net obligations of $72 million and $29 million at December 31, 2000 and 1999, respectively. The increase in the net obligation is primarily a result of the effect of the depressed stock price on the market value of the warrant component of the CRESTS Units and a decrease in securities held by our captive insurance company. The sensitivity analysis assumes an instantaneous 10% change in valuation with all other variables held constant. A 10% increase in market values at June 30, 2001 would increase the net obligation by $7 million, while a 10% decrease would reduce the net obligation by $7 million. The change in equity price risk from year-end 2000 is primarily from the impact of the reduction in our stock price on the warrants component of the CRESTS units. A 10% increase in market value at December 31, 2000 and 1999 would increase the net obligation by $9 million and $15 million, respectively, while a 10% decrease would reduce the net obligation by $9 million and $12 million, respectively.



     Our financial instruments subject to foreign currency exchange risk consist of foreign currency forwards and options and represented a net liability position of $1 million at June 30, 2001. These instruments represented net liabilities of $1 million and $885 million at December 31, 2000 and 1999, respectively. The decrease in the net liability position was due to the termination of our foreign exchange position in multi-currency denominated debt. The following sensitivity analysis assumes an instantaneous 10% change in foreign currency exchange rates from year-end levels, with all other variables held constant. A 10% strengthening of the U.S. dollar versus other currencies at June 30, 2001 would result in a $5 million decrease in the net liability position, while a 10% weakening of the dollar versus all currencies would result in a $5 million increase in the net liability position. The change in the sensitivity level from year-end 2000 is primarily due to the strengthening of the U.S. dollar in the first six months. A 10% strengthening of the U.S. dollar versus other currencies at December 31, 2000 and 1999 would result in a $2 million decrease and an $89 million decrease in the net liability position, respectively, while a 10% weakening of the dollar versus all currencies would result in a $3 million increase and an $88 million increase in the net liability position, respectively.


     Foreign exchange forward and option contracts have been used to hedge our firm and anticipated foreign currency cash flows. Thus, there is either an asset or cash flow exposure related to all the financial instruments in the above sensitivity analysis for which the impact of a movement in exchange rates would be in the opposite direction and substantially equal to the impact on the instruments in the analysis. There are presently no significant restrictions on the remittance of funds generated by our operations outside the United States.

     We have not designated any derivative as a hedge instrument under SFAS 133 and, accordingly, changes in the fair value of derivatives are recorded each period in earnings.

     During 2000, the interest rate swap portfolio was substantially terminated due to the conversion of foreign denominated debt to U.S. dollar denominated debt in the first half of 2000 and the November 2000 debt restructuring which replaced variable rate debt with fixed rate debt.

                     DESCRIPTION OF SENIOR CREDIT FACILITY


     In October 1998, we financed our acquisition of BetzDearborn with borrowings under a $3.65 billion senior credit facility and the assumption of $94 million loan related to the BetzDearborn ESOP Trust. As of June 30, 2001, the senior credit facility consisted of a $900 million revolving credit agreement, of which $410 million was outstanding, and varying maturity term loans totaling $1.0 billion. The principal amounts outstanding and maturities of the revolving credit agreement and the term loans were as follows:



                                                             PRINCIPAL
                                                               AMOUNT
ITEM                                                        OUTSTANDING         MATURITY
----                                                        ------------        --------
Revolving credit agreement................................  $410 million    October 15, 2003
Term loan tranche A.......................................  $633 million    October 15, 2003
Term loan tranche D.......................................  $374 million    November 14, 2005



     As of June 30, 2001, the revolving credit agreement, term loan tranche A and term loan tranche D bore interest at LIBOR + 2.75%, LIBOR + 2.75% and LIBOR + 3.25%, respectively, which are also the current rates.


     Under the existing covenant provisions of the senior credit facility, we have agreed to, among other things, maintain certain specified financial ratios and consolidated net worth, not make certain distributions with respect to our capital stock, not make certain investments and not allow our subsidiaries to incur certain types and amounts of debt. During the second quarter of 2001, we were granted a waiver of one of the financial covenants in our senior credit facility. The senior credit facility was amended in July 2001 to modify certain financial covenants.

     The senior credit facility is secured by our property and assets, a pledge of the stock of substantially all of our domestic subsidiaries and 65% of the stock of foreign subsidiaries directly owned by us and a pledge of intercompany indebtedness.

                                    BUSINESS

OVERVIEW

     Hercules Incorporated is a leading, diversified, global manufacturer and marketer of specialty chemicals and related services for a broad range of business, consumer and industrial applications. We are focused on maximizing cash flow, reducing debt, improving return on capital and delivering stockholder value by concentrating on the performance of our businesses, as well as ongoing improvements throughout all of our operations. Our performance will continue to be driven by superior service to our customers and development of new products, including products that improve our customers' manufacturing costs and processes.

     Our principal products are chemicals used by the paper industry to increase product performance and enhance the manufacturing process; water treatment and industrial process chemicals; water-soluble polymers; and polypropylene and polyethylene fibers. These products impart such qualities as durability, water-resistance and improved aesthetics to everyday consumer goods such as writing paper, toothpaste and diapers. The primary markets we serve include pulp and paper, personal care, petroleum refining, oil and gas drilling and recovery, paints and coatings, construction materials and pharmaceuticals.

     While our products have a low cost impact on our customers' total product costs, they frequently possess characteristics important to the functionality and aesthetics of the finished product or the efficient operation of the manufacturing process. Examples of our products in consumer end-uses include strength additives for tissue and toweling, sizing agents for milk and juice cartons, fibers that comprise the inner and outer linings of disposable diapers and hygiene products, thickeners in products such as toothpaste, shampoos and water-based paints and water control additives for building products such as tile cements, grouts, stuccos, plasters and joint compounds. We also offer products and related services that improve and reduce the cost of a variety of manufacturing processes, including water management programs that control corrosion and improve water quality.

     Although price is important to our competitive strategy, we primarily compete on the basis of the performance and quality of our products. We strive to continually improve our products by investing in technology and research and development. We have committed substantial resources to our research and development efforts. Research and development expenditures totaled approximately $80 million in 2000. Such expenditures enable us to consistently bring to market products which have improved functional properties or which offer similar properties at a lower cost. This area has become increasingly important, as our customers have come to rely more on us to provide new solutions to improve their product offerings and processes. Additionally, we strive to make our products more price-competitive by effectively managing our production costs and sharing savings with our customers. In addition to developing products internally, we also selectively enter into strategic partnerships and alliances that add to the breadth of our products and services.


     We continually review our corporate strategy in order to compete most effectively in our changing markets. Starting in 2000, we implemented a program designed to refocus our business by monetizing certain assets, thereby generating cash to reduce our debt, while concentrating on improving the efficiency, profitability and growth potential of our remaining businesses. In the fourth quarter of 2000, we announced our intention to pursue a merger or sale of the company or one or more of its businesses in the belief that, over the long term, becoming part of a larger enterprise is the best strategic path for the company. If a sale of the company occurs, it would most likely be in a two-step process, with the sale of our BetzDearborn division constituting the first step. We are currently pursuing a disposition, in whole or in part, of our BetzDearborn division and are in discussions with potential buyers in that regard. We continue to pursue a merger or sale of the company or our businesses. There can be no assurance that any of these parties will be prepared to pay a price that is acceptable to us or that any transaction will occur. In June 2001, we announced a comprehensive cost reduction program to improve our return on capital. This cost reduction program is being implemented while we continue to explore strategic alternatives, including the merger or sale of the company or one or more of our businesses.

     Our reportable segments are Process Chemicals and Services (comprised of Pulp and Paper and BetzDearborn); Functional Products (comprised of Aqualon); and Chemical Specialties (comprised of Resins and FiberVisions).

PROCESS CHEMICALS AND SERVICES (PULP AND PAPER AND BETZDEARBORN)

     We believe that our Pulp and Paper division is one of the largest and most complete suppliers of functional and process improvement products and related services to the global pulp and paper industry. In addition, we believe that our BetzDearborn division is among the world's leading providers of advanced-engineered chemical treatment programs for water, wastewater and process systems across a wide range of industries. Products and services in this segment are designed to enhance our customers' profitability by improving production yields and overall product quality, and better enable them to meet their environmental objectives and regulatory requirements.

     In August 1999, we completed the acquisition of the Scripset(R) water-soluble polymer resin business from Solutia Inc. Since 1991, we had an exclusive license to sell Solutia's Scripset(R) products in North America to the paper industry.

     In January 2000, BetzDearborn and United States Filter Corporation, a Vivendi Water Company, a global provider of commercial, industrial, municipal and residential water and wastewater systems, entered into an alliance to sell jointly United States Filter's capital and chemical feed equipment and our water and process treatment chemicals.

     In May 2000, we acquired the Pulp and Paper Division of Quaker Chemical Corporation, which provided specialty chemicals designed for application in the tissue papermaking process and the pulping process. Key product technologies including softeners, debonders and lotions used in the manufacture of tissue and towel and specialized products for the pulping industry were added to the products offered by Pulp and Paper.

     In September 2000, we announced that we had formed a strategic marketing alliance with National Starch and Chemical Company for the sale of over 300 million pounds of National Starch's papermaking chemicals starch product line.

     At June 30, 2001, the principal products and primary markets of this segment were:

DIVISION                           PRINCIPAL PRODUCTS                   PRIMARY MARKETS
--------                           ------------------                   ---------------
Pulp and Paper              Performance chemicals:
                            Wet strength, dry strength,
                            sizing and surface treatments,
                            creping adhesives and release.

                            Process treatment chemicals:
                            Deposit, contaminant,               Makers of tissues, paper towels,
                            microbiological and foam            packaging, beverage containers,
                            control, clarification,             newsprint, papers for magazines
                            retention/drainage, felt            and books, printing and writing
                            conditioning, deinking, fiber       paper and other stationery items
                            recovery and water closure.         such as labels and envelopes.

                            Water treatment chemicals:
                            Influent water, effluent water,
                            cooling towers and utility
                            systems.

DIVISION                           PRINCIPAL PRODUCTS                   PRIMARY MARKETS
--------                           ------------------                   ---------------
BetzDearborn                Water treatment:
                            Influent water, boilers, cooling    Industrial, commercial and
                            systems and wastewater.             institutional establishments.

                            Process treatment:
                            Antifoulants, emulsion breakers,    Petroleum refineries, chemical
                            antifoams, finished additives,      plants, manufacturers of metals,
                            polymerization inhibitors,          automobile assembly plants,
                            deposit and corrosion control,      mineral processors and makers of
                            cleaners and sterilizers,           food and beverages.
                            clarifying aids, leaching and
                            agglomeration aids, polymers,
                            dust control, membrane cleaners,
                            conversion coatings, sealers,
                            paint detackifiers, strippers
                            and grate cleaners.


     We are currently pursuing a disposition, in whole or in part, of our BetzDearborn division and are in discussions with potential buyers in that regard.


FUNCTIONAL PRODUCTS (AQUALON)

     We believe that our Aqualon division is a world leader in manufacturing products that manage the properties of water-based systems. Products in this segment modify the physical properties of aqueous (water-based) and non-aqueous systems. These products are principally derived from renewable natural raw materials and are sold as key ingredients to other manufacturers, including makers of oral hygiene and personal care products, construction materials and latex paints, and are used in the oil and gas industry for drilling and recovery.

     In June 2000, we completed the sale of our nitrocellulose business, which we had decided to exit in December 1999 due to economic conditions brought on by a persistent worldwide over-supply. Since the divestiture of the nitrocellulose business, we have determined that the polyols business lacks strategic fit and are pursuing alternative strategies for this unit.


     Prior to September 28, 2000, this segment also included our Food Gums Division. On September 28, 2000, we sold our Food Gums Division to CP Kelco ApS, a joint venture that we entered into with Lehman Brothers Merchant Banking Partners II, L.P. As of June 30, 2001, we retained a minority equity position in CP Kelco.


     At June 30, 2001, the principal products and primary markets of this segment were:

DIVISION                           PRINCIPAL PRODUCTS                   PRIMARY MARKETS
--------                           ------------------                   ---------------
Aqualon                     Water-soluble polymers:             Manufacturers of interior and
                            Hydroxyethylcellulose (HEC),        exterior architectural paints,
                            Carboxymethylcellulose (CMC),       oilfield service companies for
                            Methylcellulose (MC) and            oil and gas drilling and
                            derivatives,                        recovery, paper mills,
                            Hydroxypropylcellulose (HPC) and    construction material
                            Guar derivatives.                   manufacturers and makers of oral
                                                                hygiene products, cosmetics,
                                                                personal care products and dairy
                                                                and bakery products.

                            Solvent-soluble polymers:           Producers of coating resins,
                            Pentaerythritol (PE) and            printing inks and aviation
                            Ethylcellulose (EC).                fluids.

CHEMICAL SPECIALTIES (RESINS AND FIBERVISIONS)

     In this segment, we manufacture wood rosin resins and terpene resins and specialties. Product applications include adhesives, rubber and plastic modifiers, food and beverages and aroma chemicals. Additionally, we believe that we are the largest manufacturer of thermal-bond polyolefin fine denier staple fibers used in products like disposable diapers. We also produce olefin fiber and yarn for the domestic textile and industrial markets used in fabrics, residential upholstery and geotextiles, carpets and asphalt.

     At June 30, 2001, the principal products and primary markets of this segment were:

DIVISION                           PRINCIPAL PRODUCTS                   PRIMARY MARKETS
--------                           ------------------                   ---------------
Resins                      Rosin resins:
                            for adhesives, food, rubber and
                            plastics.

                            Terpene resins:                     Makers of consumer and
                            for chewing gum and adhesives.      industrial products such as
                                                                masking, packaging, arts and
                            Terpene specialties:                duct tape, construction
                            for flavor and fragrance in         materials, beverages, chewing
                            household and industrial            gum, plastics, fragrances and
                            products.                           flavors and printing inks.

FiberVisions                Polypropylene and polyethylene
                            fibers:
                            for disposable hygiene and other    Makers of disposable hygiene
                            products.                           products, upholstered and
                                                                geotextile fabrics, carpets and
                                                                asphalt.
                            Textile fibers:
                            for decorative and industrial
                            applications.


     On May 1, 2001, we completed the sale of our hydrocarbons resins business and select portions of our rosin resins business to a subsidiary of Eastman Chemical Company. On May 31, 2001, we completed the sale of our peroxides business to GEO Specialty Chemicals, Inc. Additionally, on May 25, 2001, we completed the sale of our interest in Hercules-Sanyo, Inc., a toner resin joint venture, to a wholly owned subsidiary of Sanyo Chemical Industries, Ltd., our joint venture partner. We have been unable to sell the remaining portion of the Resins division on terms acceptable to us.


RAW MATERIALS AND ENERGY SUPPLY

     Raw materials and supplies are purchased from a variety of industry sources, including agricultural, forestry, mining and petroleum and chemical industries.

     Important raw materials for the Process Chemicals and Services segment are cationic and anionic polyacrylamides and emulsions, biocides, amines, surfactants, rosin, adipic acid, epichlorohydrin, fumaric acid, stearic acid, diethylenetriamine, phosphorus trichloride, wax, casein, starch, fatty acids and tall oil rosin.

     Raw materials important to the Functional Products segment are acetaldehyde, fatty acids, chemical cotton, wood pulp, ethyl chloride, alcohols, chlorine, ethylene oxide, propylene oxide, monochloroacetic acid, methyl chloride, caustic, inorganic acids and guar splits.

     The important raw materials for the Chemical Specialties segment are ketones, alcohols, antioxidants, d-limonene, turpentine, rosin, pine wood stumps, catalysts, toluene, polyethylene resins and polypropylene resins.

     Major requirements for key raw materials and fuels are typically purchased pursuant to multi-year contracts. We are not dependent on any one supplier for a material amount of our raw material or fuel requirements, but certain important raw materials are obtained from sole-source or a few major suppliers.

     While temporary shortages of raw materials and fuels may occur occasionally, these items are currently readily available. However, their continuing availability and price are subject to domestic and world market and political conditions as well as to the direct or indirect effect of governmental action or regulations. The impact of any future raw material and energy shortages on our business as a whole or in specific world areas cannot be accurately predicted. Operations and products may, at times, be adversely affected by governmental action, shortages or international or domestic events.

COMPETITION

     The specialty chemicals industry is highly fragmented and its participants offer a broad array of product lines and categories, representing many different products designed to meet specific customer requirements. Individual product or service offerings compete on a global, regional and local level due to the nature of the businesses and products, as well as the end-markets and customers served. The industry has become increasingly global as participants focus on establishing and maintaining leadership positions in relatively narrow market niches. Many of our businesses face the competitive domestic and international pressures discussed above, including industry consolidation, pricing pressures and competing technologies. In Pulp and Paper, for example, our end-markets are consolidating and many of our competitors are attempting to enhance their product offerings on a worldwide basis through alliances and distributor arrangements. In addition, certain of our businesses are subject to intense pricing pressures in various product lines, such as fibers in our hygiene products line. FiberVisions, as a fibers manufacturer for carded applications, faces competition from spunbond ("SB") and spunbond/melt blown/spunbond ("SMS") technologies. SB/SMS products may offer cost savings compared to the products of FiberVisions; however, we believe that FiberVisions' carded products provide improved softness, uniformity and liquid management properties preferred by certain segments of the disposable diaper and other hygiene products markets.

PATENTS AND TRADEMARKS

     Patents covering a variety of products and processes have been issued to us and our assignees. We are licensed under certain other patents held by other parties covering our products and processes. Our rights under these patents and licenses constitute a valuable asset. We currently have over 3,500 patents worldwide covering our products.

     We and our wholly owned subsidiaries also have many global trademarks covering our products. Some of the more significant trademarks include:
Aquapel(R) sizing agent, Hercon(R) sizing emulsions, Aqualon(R) water-soluble polymers, Natrosol(R) hydroxyethylcellulose, Culminal(R) methylcellulose, Klucel(R) hydroxypropylcellulose, Natrosol FPS(R) water-soluble polymer suspension, Precis(R) sizing agent, Novus(R) polymer, Dianodic(R) cooling water products, Continuum(R) cooling water products, Kymene(R) resin, Herculon(R) fiber, Presstige(R) deposit control additives, Spectrum(R) microbiocides, Ultra-pHase(R) sizing agent, Hercobond(R) dry strength resin, Chromaset(R) surface size, ProSoft(R) tissue softeners and Zenix(R) contaminant control.

     We do not consider any individual patent, license or trademark to be of material importance to Hercules taken as a whole.

RESEARCH AND DEVELOPMENT

     Research and development efforts are directed toward the discovery and development of new products and processes, the improvement and refinement of existing products and processes, the development of new applications for existing products and manufacturing cost improvement initiatives. For example, in 2000 we entered into an agreement with a biotechnology research and development company to develop new proprietary industrial enzymes for creating new products and improving our manufacturing processes. We spent $80 million on research activities during 2000, as compared to $85 million in 1999 and $61 million in 1998.

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     Process Chemicals and Services currently focuses its research and development efforts on growth (innovative high-value product development), technical sales and services (incremental improvements to existing products and services) and process cost reduction programs to meet diverse customer needs worldwide. Its state-of-the-art facilities located in Europe and the United States are large and sophisticated research and development laboratories with pilot plant capabilities that simulate actual operating conditions in our customer facilities. This allows an accurate assessment of the potential impact of new products on plant performance.

     New product development for performance chemicals is focused on improving end-use properties. Understanding the product end uses is a critical step in the development of strength additives and internal and surface sizes, as well as in the design of products for tissue creping, release and softeners.

     In four regional operations centers located in Europe, Asia Pacific, South America and the United States, Process Chemicals and Services scientists conduct research and customer optimization studies focused on solving water and process treatment challenges by using sophisticated techniques and equipment to provide high level analytical testing and advanced technical support to customers worldwide.

     Aqualon focuses its research and development efforts on targeted, market-oriented technology programs, process technology and responsive technical service to customers.

     Aqualon has a number of Applications and Development Laboratories positioned in Europe, Asia and the Americas that provide technical support to its major customers. At these laboratories, teams work as a network to develop products, identify new product applications and solve customer problems.


     Resins does some research and development work at its Brunswick plant in support of the remaining rosin resin and terpene specialities businesses. This work includes process development to support cost reduction initiatives and to alter the chemical properties of specialty resins to increase sales to customers.


     FiberVisions' major focus in its hygiene product unit is to improve fiber strength while enhancing product properties for loft, softness and stretch, thereby creating a competitive platform that is equal to or better than spunbond. Other research is directed toward the binding, dusting and bonding functions of bicomponent fibers. The textile product unit is investigating the use of specific fibers for new applications in the industrial and decorative fabric industries. The research and development effort is primarily geared toward the development of new fibers and new applications for existing markets.

     The FiberVisions Division has research and development facilities in the United States and Europe designed to serve the business needs of its customers. Pilot spinning and processing lines are used to examine new polymers and processing concepts such as monocomponent or bicomponent fibers from single filament spinning to full-scale production facilities.

ENVIRONMENTAL MATTERS


     Our businesses are subject to various environmental laws and regulations. We believe that we are in compliance in all material respects with applicable federal, state and local environmental laws and regulations. These laws are subject to change. There can be no assurance that we will continue to be in compliance with these laws and regulations or that we will be able to comply with the laws and regulations if they change. Expenditures relating to environmental cleanup costs have not materially affected, and are not expected to materially affect, capital expenditures or competitive position. See
"-- Legal Proceedings -- Environmental."


EMPLOYEES


     As of June 30, 2001, we had approximately 10,787 employees worldwide, including approximately 5,653 in the United States. As of September 30, 2001, we had approximately 9,970 employees worldwide, including approximately 5,381 in the United States.


INTERNATIONAL OPERATIONS

     Direct export sales from the United States to unaffiliated customers were $376 million, $342 million and $319 million for 2000, 1999 and 1998, respectively. Our operations outside the United States are subject to the

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usual risks and limitations related to investments in foreign countries, such as fluctuations in currency values, exchange control regulations, wage and price controls, employment regulations, effects of foreign investment laws, governmental instability (including expropriation or confiscation of assets) and other potentially detrimental domestic and foreign governmental policies affecting United States companies doing business abroad.

PROPERTIES

     Our corporate headquarters and major research center are located in Wilmington, Delaware, while the administrative headquarters and primary research center of BetzDearborn are located in Trevose, Pennsylvania. We also own a number of plants and facilities worldwide, in locations strategic to the sources of our raw materials or to our customers. All of our principal properties are owned by us, except for our corporate headquarters, which is leased. Our major worldwide plants are listed below.

  Process Chemicals and Services

     BetzDearborn

     Addison, Illinois; Bakersfield, California; Bangalore, India; Beaumont, Texas; Buenos Aires, Argentina; Chalon, France; Edmonton, Alberta, Canada; Ferentino, Italy; Garland, Texas; Helsingborg, Sweden; Herentals, Belgium; Iksan City, Korea; Ingelburn, Australia; Jurong Town, Singapore; Langhorne, Pennsylvania; Macon, Georgia; New Philadelphia, Ohio; Orange, Texas; Point-Claire, Quebec, Canada; Pudahuel, Santiago, Chile; Santa Fe de Bogota, Colombia; Sorocaba, Brazil; Valencia, Venezuela; Washougal, Washington; and Widnes, Cheshire, United Kingdom.

     Pulp and Paper

     Aberdeen, Scotland; Beringen, Belgium; Burlington, Ontario, Canada; Busnago, Italy; Chicopee, Massachusetts; Franklin, Virginia; Hattiesburg, Mississippi; Kalamazoo, Michigan; Kimcheon, Korea; Milwaukee, Wisconsin; Nantou, Taiwan; Pandaan, Indonesia; Paulinia, Brazil; Pendlebury, United Kingdom; Portland, Oregon; St. Jean, Quebec, Canada; Sandarne, Sweden; Sara, Mexico; Savannah, Georgia; Shanghai, China; Sobernheim, Germany; Tampere, Finland; Tarragona, Spain; Traun, Austria; Voreppe, France; and Zwijndrecht, The Netherlands.

  Functional Products

     Aqualon

     Alizay, France; Doel, Belgium; Hopewell, Virginia; Kenedy, Texas; Louisiana, Missouri; Parlin, New Jersey; and Zwijndrecht, The Netherlands.

  Chemical Specialties

     FiberVisions

     Athens, Georgia; Covington, Georgia; Suzhou, China; and Varde, Denmark.

     Resins

     Beringen, Belgium; Brunswick, Georgia; Burlington, Ontario, Canada; Franklin, Virginia; Hattiesburg, Mississippi; Portland, Oregon; San Juan del Rio, Mexico; and Savannah, Georgia.

     Our plants and facilities, which are continually added to and modernized, are generally considered to be in good condition with adequate capacity for projected business operations. From time to time we discontinue operations at, or dispose of, facilities that have for one reason or another become unsuitable.

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     During 2000, we initiated and/or completed the following major expansion projects designed to strengthen our market position in key growth areas while continuing to improve our manufacturing efficiencies:

     - A 15,000 metric ton capacity expansion of long spin staple fiber in Denmark;

     - A 7,000 metric ton methylcellulose capacity increase in Belgium;

     - A 1,000 metric ton expansion of the Kenedy, Texas, facility to manufacture a newly developed rheology modifier; and

     - A 400 metric ton hydroxypropylcellulose capacity increase in Virginia.

LEGAL PROCEEDINGS

  Environmental


     We have been identified as a potentially responsible party ("PRP") by United States federal and state authorities, or by private parties seeking contribution, for the cost of environmental investigation and/or cleanup at numerous sites. As of June 30, 2001, the estimated range of the reasonably possible share of costs for the investigation and cleanup was between $85 million and $274 million. The actual costs will depend upon numerous factors, including the number of parties found responsible at each environmental site and their ability to pay; the actual methods of remediation required or agreed to; outcomes of negotiations with regulatory authorities; outcomes of litigation; changes in environmental laws and regulations; technological developments; and the years of remedial activity required, which could range from 0 to 30 years.


     We become aware of sites in which we may be named a PRP in investigatory and/or remedial activities through correspondence from the United States Environmental Protection Agency (the "EPA"), or other government agencies, or through correspondence from previously named PRPs, who either request information or notify us of our potential liability. We have established procedures for identifying environmental issues at our plant sites. In addition to environmental audit programs, we have environmental coordinators who are familiar with environmental laws and regulations and act as a resource for identifying environmental issues.

    United States, et al. v. Vertac Corporation, et al., USDC No. LR-C-80-109 and LR-C-80-110 (E.D. Ark.)

     This case, a cost-recovery action based upon the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA," or the "Superfund statute"), as well as other statutes, has been pending since 1980, and involves liability for costs expended and to be expended in connection with the investigation and remediation of the Vertac Chemical Company ("Vertac") site in Jacksonville, Arkansas. We owned and operated the site from December 1961 until 1971. The site was used for the manufacture of certain herbicides and, at the order of the United States, Agent Orange. In 1971, the site was leased to Vertac's predecessor. In 1976, we sold the site to Vertac. The site was abandoned by Vertac in 1987, and Vertac was subsequently placed into receivership. Both prior to and following the abandonment of the site, the EPA and the Arkansas Department of Pollution Control and Ecology (the "ADPC&E") were involved in the investigation and remediation of contamination at and around the site. Pursuant to several orders issued under CERCLA, we actively participated in many of these activities. The cleanup is essentially complete, except for certain on-going maintenance and monitoring activities. This litigation primarily concerns the responsibility for and the allocation of liability for the costs incurred in connection with these activities.


     Although initially involving many parties, as a result of various United States District Court rulings and decisions, as well as a trial, Hercules and Uniroyal were held jointly and severally liable by the District Court for the approximately $100 million in costs allegedly incurred by the EPA and ADPC&E, as well as costs incurred in the future. That decision was made final by the District Court on September 13, 1999. Both Hercules and Uniroyal timely appealed that judgment to the United States Court of Appeals for the Eighth Circuit. On February 8, 2000, the District Court issued a final judgment on the allocation between Uniroyal and Hercules, finding Uniroyal liable for 2.6 percent and Hercules liable for 97.4 percent of the costs at issue.


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


We timely appealed that judgment. Oral argument in both appeals was held before the Eighth Circuit on June 12, 2000.



     On April 10, 2001, the United States Court of Appeals for the Eighth Circuit issued an opinion in the consolidated appeals described above. In that opinion, the Appeals Court reversed the District Court's decision, which had held us jointly and severally liable for costs incurred and to be incurred at the Jacksonville site, among other things, and remanded the case back to the District Court for a determination of whether the harms at the site giving rise to the government's claims are divisible. The Appeals Court also vacated the District Court's allocation decision finding us liable for 97.4% of the costs at issue, ordering that these issues be revisited following further proceedings with respect to divisibility. Finally, the Appeals Court affirmed the judgment of liability against Uniroyal.



     As a result of the rulings described above, we will be allowed to present both facts and law to the District Court in support of our belief that we should not be liable under CERCLA for some or all of the costs incurred by the government in connection with the site because those harms are divisible. Should we prevail on remand, any liability to the government will be either eliminated or reduced. Trial commenced on October 8, 2001.


    Hercules Incorporated v. Aetna Casualty & Surety Company, et al., Del. Super., C.A. No. 92C-10-105 and 90C-FE-195-1-CV (consolidated).


     In 1992, we sued our insurance carriers for past and future costs for cleanup of certain environmental sites. In April 1998, the trial regarding insurance recovery for the Jacksonville, Arkansas site was completed. The jury returned a "Special Verdict Form" with findings that, in conjunction with the Court's other opinions, were used by the Court to enter a judgment in August 1999. The judgment determined the amount of our recovery for past cleanup expenditures and stated that we are entitled to similar coverage for costs incurred since September 30, 1997 and in the future. We have not included any insurance recovery in the estimated range of possible investigation and cleanup costs above. Since entry of the Court's August 1999 order, we have entered into settlement agreements with several of our insurance carriers and have recovered certain settlement monies. The terms of those settlements and the amounts recovered are confidential. We appealed certain of the trial court's rulings to the Delaware Supreme Court. On August 15, 2001, the Delaware Supreme Court issued a decision in Hercules Incorporated v. Aetna Casualty & Surety Company, et al., Del. Super., C.A. No. 92C-10-105 and 90C-FE-195-1-CV (consolidated). In its decision, the Delaware Supreme Court affirmed the trial court in part, reversed the trial court in part and remanded the case for further proceedings. The specific basis upon which the Delaware Supreme Court reversed the trial court was the trial court's application of pro rata allocation to determine the extent of the insurers' liability. At this time, proceedings at the trial court have not yet commenced.


     Brunswick, Georgia Consent Order and Related Matters


     In December 1997, we received notice of an enforcement action by the State of Georgia, Environmental Protection Department (the "EPD"). In the notice, the EPD requested that we enter into a proposed Consent Order, alleged violations of the Resource Conservation and Recovery Act ("RCRA") and sought a civil penalty of $250,000. Without admitting liability, we entered into a Consent Order with the State of Georgia settling those claims. The Consent Order was finalized and became effective in January 1999. The Consent Order requires us to pay a fine of $80,000, install three aquaria in the Brunswick, Georgia community, maintain the aquaria for ten years and remediate certain soils that are located at our Brunswick, Georgia plant. That penalty was paid, and we are currently in compliance with that Consent Order. In February 1999, the Brunswick, Georgia plant was subject to a multi-media inspection conducted jointly by the EPA and the EPD. As a result of that inspection, several potential areas of non-compliance with applicable environmental laws were identified. In March 2000, the EPD sent us a proposed Consent Order, which included a proposed penalty of $330,000. Following negotiations, in August 2000, we entered into a consent order with the EPD to resolve these potential areas of non-compliance and to pay a penalty of $160,000.



     In addition to the inspection at the Brunswick, Georgia plant addressed in the above paragraph, the Hattiesburg, Mississippi plant was also subject to a multi-media inspection. As a result of that inspection,


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several potential areas of non-compliance with applicable environmental laws were identified. In March 2000, the Department of Environmental Quality (the "DEQ") sent us a proposed Consent Order, which included a proposed penalty of $232,500. Following negotiations in December 2000, we entered into a consent order with the DEQ in which the proposed penalty was reduced to $26,800 plus $57,200 in Supplemental Environmental Projects.



     At June 30, 2001, the accrued liability of $85 million for environmental remediation represented management's best estimate of the probable and reasonably estimable costs related to environmental remediation. The extent of liability is evaluated quarterly. The measurement of the liability is evaluated based on currently available information, including the process of remedial investigations at each site and the current status of negotiations with regulatory authorities regarding the method and extent of apportionment of costs among other PRPs. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these environmental matters could have a material effect upon our results of operations and financial position.


  Other

     We are a defendant in numerous lawsuits that arise out of, and are incidental to, the conduct of our business. In these legal proceedings, no specifically identified director, officer or affiliate is a party or a named defendant. These suits concern issues such as product liability, contract disputes, labor-related matters, patent infringement, environmental proceedings, property damage and personal injury matters.

     We are a defendant in numerous asbestos-related personal injury lawsuits and claims which typically arise from alleged exposure to asbestos fibers from resin-encapsulated pipe and tank products which were sold by a former subsidiary of Hercules to a limited industrial market, or from alleged exposure to asbestos contained in facilities owned or operated by us. Lawsuits are received and matters settled on a regular basis. In December 1999, we entered into a settlement agreement to resolve the majority of the matters then pending. In connection with that settlement, we entered into an agreement with several of our insurance carriers pursuant to which a majority of the amounts paid will be insured. The terms of both agreements are confidential. During 2000 and 2001, we entered into additional settlement agreements, the terms of which are also confidential. In accordance with the terms of the previously mentioned agreement with several of our insurance carriers, the majority of the amounts paid and to be paid pursuant to the various settlement agreements will be insured. Further, we continue to pursue additional insurance coverage from carriers who were not part of the previously mentioned agreement.


     In June 1998, Hercules and David T. Smith Jr., a former Hercules employee and former plant manager of the Brunswick plant, along with Georgia-Pacific Corporation and AlliedSignal Inc., were sued in Georgia State Court by 423 plaintiffs for alleged personal injuries and property damage. This litigation is captioned Coley, et al. v. Hercules Incorporated, et al., No. 98 VSO 140933 B (Fulton County, Georgia). Plaintiffs allege they were damaged by the discharge of hazardous waste from the companies' plants. On February 11, 2000, the Court dismissed Georgia-Pacific Corporation and AlliedSignal Inc. without prejudice. In September 2000, David T. Smith was dismissed by the Court with prejudice. This case is in the early stages of motion practice and discovery. We have denied liability and intend to vigorously defend this case. On July 18, 2000, we were served with a complaint in a case captioned Erica Nicole Sullivan, et al.
v. Hercules Incorporated and David T. Smith, Jr., Civil Action File No. 00-1-05463-99 (Cobb County, Georgia). Based on the allegations contained in the complaint, this matter is very similar to the Coley litigation, and is brought on behalf of approximately 700 plaintiffs for alleged personal injury and property damage arising from the discharge of hazardous waste from our plant. This case is in the early stages of motion practice and discovery. Venue has been removed to the United States District Court for the Northern District of Georgia, Atlanta Division, Civil Action No. 1-00-CV-2121 CMA. We deny any liability to plaintiffs, and we will vigorously defend this case.


     In August 1999, we were sued in a case captioned Cape Composites, Inc. v. Mitsubishi Rayon Co., Ltd., Case No. 99-08260 (U.S. District Court, Central District of California), one of a series of similar purported class action lawsuits brought on behalf of purchasers of carbon fiber and carbon prepreg in the United States (excluding the government) from the named defendants from January 1, 1993 through January 31, 1999. The lawsuits were brought following published reports of a Los Angeles federal grand jury investigation of the carbon fiber and carbon prepreg industries. In these lawsuits, the plaintiffs allege violations of Section 1 of the Sherman Antitrust Act for alleged price fixing. In September 1999, these lawsuits were consolidated by the Court into a case captioned Thomas & Thomas Rodmakers v. Newport Adhesives and Composites, Case No. CV-99-07796-GHK (CTx) (United States District Court, Central District of California), with all related cases ordered dismissed. This lawsuit is in the early stages of motion practice and discovery. We are named in connection with our former Composites Products Division, which was sold to Hexcel Corporation in 1996, and have denied liability and will vigorously defend this action.



     In addition to the foregoing, in September 2001, Hercules, along with the other defendants in the Thomas & Thomas Rodmakers action described above, was sued in four California state court purported class actions brought on behalf of indirect purchasers of carbon fiber. These actions, all brought in the Superior Court of California, Los Angeles County, are captioned Todd Simon, on behalf of himself and all others similarly situated, v. Newport Adhesives and Composite, Inc., et al., Case No. BC258404; Perry Proiette, on behalf of himself and all others similarly situated, v. Newport Adhesives and Composite, Inc., et al., Case No. BC257764; Jonathan Yolles, on behalf of himself and all others similarly situated, v. Newport Adhesives and Composite, Inc., et al., Case No. BC258671; and Gary Regier, on behalf of himself and all others similarly situated, v. Newport Adhesives and Composite, Inc., et al., Case No. BC258961. These actions allege violations of the California Business and Professions Code relating to alleged price fixing of carbon fiber and unfair competition. We will deny liability and vigorously defend each of these actions.


     In connection with the grand jury investigation noted above, in January 2000, the United States Department of Justice (the "DOJ"), Antitrust Division, served a grand jury subpoena duces tecum upon us seeking information relating to our former Composite Products Division. We have been advised that we are one of several manufacturers of carbon fiber and carbon prepreg that have been served with such a subpoena and we have responded to the subpoena.


     In December 1999, an action was filed in the United States District Court for the Eastern District of Pennsylvania on behalf of two classes of individuals: (1) veterans of the South Korean military who claim they were exposed to Agent Orange and other chemical defoliants used in the demilitarized zone between North and South Korea between 1967 and 1970 and (2) veterans of the United States military who claim to have been similarly exposed. This case is captioned Chang Ok-Lee, Individually and as Representative of a Class, and Thomas Wolfe, Individually and as Representative of a Class v. Dow Chemical Co., et al., Civil Action No. 99-6127 (United States District Court, Eastern District of Pennsylvania). During 2000, this case was transferred by the Multi-District Litigation ("MDL") Panel to the United States District Court for the Eastern District of New York, where Agent Orange cases have previously been consolidated. There has been little activity in this case since the transfer by the MDL Panel to the Eastern District of New York. The parties have agreed to dismiss this action without prejudice, but the Court has not yet entered an order to that effect.



     In 1999, we were sued by Hexcel Corporation in a case captioned Hexcel Corporation v. Hercules Incorporated, Index No. 602293/99, Supreme Court of New York, County of New York. In this case, Hexcel sought recovery of a total of approximately $8,422,000 (plus interest) in "post-closing" adjustments to the purchase price paid by Hexcel for our former Composite Products Division. The basis for these alleged "adjustments" is the Sale and Purchase Agreement between Hercules and Hexcel dated as of April 15, 1996. In June 2000, the Court granted Hexcel's motion for summary judgment as to liability, finding Hercules liable to Hexcel on technical grounds, but reserved ruling on the amount of damages. The Court then referred the damages determination to a Special Referee. In January 2001, the Special Referee issued a report recommending that Hercules be found liable to Hexcel for a total of approximately $7,300,000 plus interest. In February 2001, Hexcel moved to confirm the Special Referee's report and Hercules cross-moved to confirm in part and reject in part the Special Referee's report. We have specifically challenged the majority of the Special Referee's findings, and we have argued that a $2,000,000 indemnity "basket" established by the terms of the Sale and Purchase Agreement should apply, reducing any award to Hexcel by $2,000,000. In May 2001, the Court accepted the Special Referee's Report and rejected our position. We believe that the Court's decision is incorrect, at least in part, and we have appealed that decision. In addition to the foregoing, in

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


October 2000, Hexcel brought an action against Hercules to compel arbitration to determine the proper "Working Capital Adjustment" under the terms of the Sale and Purchase Agreement. Hexcel claims it is owed approximately $1,500,000, while we believe we are owed approximately $129,000. We have agreed to arbitrate the matter, an arbitrator has been selected and both sides have submitted papers to the arbitrator, who has not yet rendered a decision. We believe Hexcel's claims in this latter action are without merit.



     In December 1999, BetzDearborn Inc. and Bill Blythe, an employee of BetzDearborn, were sued by M.C. Dixon Lumber Company, Inc. ("M.C. Dixon") (M.C. Dixon Lumber Company, Inc. v. BetzDearborn and Bill Blythe, Circuit Court of Barbour County, Alabama, Case No. 99-0177). In that lawsuit, M.C. Dixon sought recovery for alleged damage to wood drying kilns and other equipment, as well as damages for lost production and other consequential damages. M.C. Dixon alleged that these damages were caused by BetzDearborn's negligence and breach of contract in the administration of the water treatment program at M.C. Dixon's plant. On September 4, 2001, this case went to trial. During the course of the trial, we agreed to settle this case for an amount which is confidential, but which was in excess of $1.75 million. In connection with that settlement, we reached an agreement with one of BetzDearborn's insurance carriers whereby BetzDearborn paid $1.75 million of the settlement amount (that amount being the total of BetzDearborn's deductibles under certain insurance policies) and that carrier paid the rest. As a condition of that settlement, BetzDearborn and that carrier agreed that all amounts above $1 million each may be subject to reallocation based on the possible contribution to the settlement amount by one of BetzDearborn's other insurance carriers, as well as various potential coverage issues. While the outcome of the reallocation process will not be known until it occurs, it is possible that BetzDearborn could receive a partial refund of the amount it has paid to date, thereby reducing its contribution to below $1.75 million; under no circumstances, however, will BetzDearborn's total share of the settlement be less than $1 million or greater than $3.5 million.



     On September 28, 2000, we sold our Food Gums Division to CP Kelco ApS, a joint venture that we entered into with Lehman Brothers Merchant Banking Partners II, L.P. CP Kelco also acquired the biogums business of Pharmacia Corporation (formerly Monsanto Company). In April 2001, CP Kelco U.S., Inc., a wholly-owned subsidiary of CP Kelco, sued Pharmacia (CP Kelco U.S., Inc. v. Pharmacia Corporation, United States District Court for the District of Delaware, Case No. 01-240-RRM) alleging federal securities fraud, common law fraud, breach of warranties and representations and equitable fraud. In essence, the lawsuit alleges that Pharmacia misrepresented the value of the biogums business, resulting in damages to CP Kelco U.S., including the devaluation of CP Kelco U.S.'s senior debt by the securities markets. The complaint seeks over $430 million in direct damages, as well as punitive damages. In June 2001, Pharmacia filed a third-party complaint against Lehman Brothers and Hercules. That complaint seeks contribution and indemnification from Lehman Brothers and Hercules, jointly and severally, for any damages that may be awarded to CP Kelco U.S. in its action against Pharmacia. This lawsuit is in early discovery. We believe that the third-party lawsuit against Lehman Brothers and us is without merit. We have denied any liability to Pharmacia and will vigorously defend this action.



     At June 30, 2001, the consolidated balance sheet reflects a current liability of approximately $29 million for litigation and claims. These amounts represent management's best estimate of the probable and reasonably estimable losses and recoveries related to litigation or claims. The extent of the liability and recovery is evaluated quarterly. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these matters could have a material effect upon our financial position and the resolution of any of the matters during a specific period could have a material effect on the quarterly or annual operating results for that period.

                                   MANAGEMENT

DIRECTORS


     The directors of Hercules as of September 30, 2001 are listed below.



NAME                                                AGE                  POSITION
----                                                ---                  --------
William H. Joyce..................................  65     Chairman and Chief Executive Officer
John G. Drosdick..................................  58     Director
Richard Fairbanks.................................  60     Director
Samuel J. Heyman..................................  62     Director
Alan R. Hirsig....................................  62     Director
Edith E. Holiday..................................  49     Director
Gaynor N. Kelley..................................  70     Director
Sunil Kumar.......................................  52     Director
Jeffrey M. Lipton.................................  59     Director
Peter McCausland..................................  51     Director
Gloria Schaffer...................................  70     Director
Paula A. Sneed....................................  53     Director
Raymond Troubh....................................  75     Director
Joe B. Wyatt......................................  66     Director


     William H. Joyce. Chairman and Chief Executive Officer since July 2001. Dr. Joyce joined Hercules as Chief Executive Officer in May 2001. Dr. Joyce had been Chairman, President and Chief Executive Officer of Union Carbide Corporation since 1996. From 1995 to 1996, Dr. Joyce was President and Chief Executive Officer and from 1993 to 1995, he was President. Prior to that, Dr. Joyce had been Chief Operating Officer since 1992. Dr. Joyce holds a B.S. degree in Chemical Engineering from Penn State University and an M.B.A. and a Ph.D. from New York University. Dr. Joyce received the National Medal of Technology Award in 1993 and the Plastics Academy's Industry Achievement Award in 1994 and Lifetime Achievement Award in 1997. In 1997, he was inducted into the National Academy of Engineering. Dr. Joyce is a director of CVS Corporation. Dr. Joyce is also a trustee of the Universities Research Association, Inc. and Co-Chairman of the Council of Government-University-Industry Research of The National Academies.


     John G. Drosdick. Director since 1998. Mr. Drosdick is Chairman, Chief Executive Officer and President of Sunoco, Inc., an independent petroleum refiner-marketer in the United States. He was president and Chief Operating Officer of Sunoco from 1996 to 2000. Mr. Drosdick was president of Ultramar Corporation from 1992 to 1996. He is a director of Sunoco, Inc. and serves on the board of Lincoln National Corporation.



     Richard Fairbanks. Director since 1993. Mr. Fairbanks has been a managing director or a counselor at the Center for Strategic & International Studies since 1992. He was Ambassador-at-Large under President Reagan. He is a member of the boards of directors of SEACOR Smit, Inc., GATX Corporation and SPACEHAB, Inc.; member, Council on Foreign Relations, Council of American Ambassadors; and founder, The American Refugee Committee of Washington.


     Samuel J. Heyman. Director since 2001. Mr. Heyman has been a director and Chairman of ISP since its formation and served as its Chief Executive Officer from its formation until June 1999. Mr. Heyman also has been a director of G-I Holdings Inc., an affiliate of the ISP, or of its predecessor GAF Corporation, for more than five years and was Chairman, President and Chief Executive Officer of G-I Holdings for more than five years until September 2000. In January 2001, G-I Holdings filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code due to its asbestos-related claims. Mr. Heyman was a director and Chairman of the Board of Building Materials Corporation of America, an indirect wholly owned subsidiary of G-I Holdings, from its formation to September 2000 and served as Chief Executive Officer of BMCA and certain of its subsidiaries from June 1999 to September 2000, which position he also held from June 1996 to January 1999. He is also the Chief Executive Officer, Manager and General Partner of a number of closely held real estate development companies and partnerships whose investments include commercial real estate and a portfolio of publicly traded securities.


     Alan R. Hirsig. Director since 1998. Mr. Hirsig retired as President and Chief Executive Officer of ARCO Chemical Company, which was bought by Lyondell Chemical Company, in 1998. He is a director of Philadelphia Suburban Corporation, Celanese A.G. and Checkpoint Systems Corporation. Additionally, he is a director or trustee of Bryn Mawr College, the Curtis Institute of Music and the Rosenbach Museum and Library, as well as a chairman of the YMCA of Philadelphia. Mr. Hirsig served as past chairman of the Chemical Manufacturers Association.



     Edith E. Holiday. Director since 1993. Ms. Holiday is an attorney. She was assistant to the President of the United States and Secretary of the Cabinet from 1990 until early 1993 and served as General Counsel of the United States Treasury Department from 1989 through 1990. She served as counselor to the Secretary of the Treasury and Assistant Secretary for Public Affairs and Public Liaison, United States Treasury Department from 1988 to 1989. Ms. Holiday is a director of Amerada Hess Corporation, H.J. Heinz Company, Beverly Enterprises, Inc. and RTI International Metals, Inc. and a director or trustee of various investment companies in the Franklin Templeton Group of Funds.


     Gaynor N. Kelley. Director since 1989. Mr. Kelley retired as Chairman and Chief Executive Officer of The Perkin-Elmer Corporation (now Applera Corporation), a manufacturer of biotechnology instrumentation and systems, in June 1996. He is a member of the boards of directors of Alliant Techsystems Inc. and Prudential Insurance Co. of America.

     Sunil Kumar. Director since 2001. Mr. Kumar has been director, President and Chief Executive Officer of ISP since June 1999. Mr. Kumar was a director, President and Chief Executive Officer of BMCA from May 1995, July 1996 and January 1999, respectively, until June 1999. He was also Chief Operating Officer of BMCA from March 1996 to January 1999. Mr. Kumar also was President, Commercial Roofing Products Division, and Vice President of BMCA from February 1995 to March 1996. He was also a director and Vice-Chairman of the Board of G-I Holdings from January 1999 to June 1999. In January 2001, G-I Holdings filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code due to its asbestos-related claims.


     Jeffrey M. Lipton. Director since 2001. Mr. Lipton has been President and Chief Executive Officer and a director of NOVA Chemicals Corporation, a Canadian chemical company since 1998. From 1996 to 1998, he was President and a director. Prior to that, he had been President since 1994. He joined NOVA in 1994 after retiring from a 28-year career with E. I. du Pont de Nemours and Company (DuPont), where he held a number of management and executive positions. Mr. Lipton is Chairman of the Boards of Directors of Methanex Corporation and Trimeris, Inc., Past Chairman of the Board of Directors and a director of the American Plastics Council, a director and a member of the Executive Committee of the American Chemistry Council, a director of the Business Council on National Issues -- Canada and the United Way of Allegheny County and a member of the Executive Committee of the Society of Chemical Industry and the University of Pittsburgh Cancer Institute Council.



     Peter McCausland. Director since 1997. Mr. McCausland is Chairman and Chief Executive Officer of Airgas, Inc. (a distributor of industrial, medical, and specialty gases and related equipment), a company he founded in 1982. He served as General Counsel for MG Industries, Inc., an industrial gas producer. He was a partner in the firm of McCausland, Keen & Buckman that specialized in mergers, acquisitions and financings. He is a director of the Independence Seaport Museum and The Eisenhower Exchange Fellowships.



     Gloria Schaffer. Director since 2001. Ms. Schaffer served as a Commissioner of the Department of Consumer Protection of the State of Connecticut from 1991 to 1995, as a member of the Civil Aeronautics Board from 1978 to 1984 and as the Secretary of State of the State of Connecticut from 1970 to 1978. Ms. Schaffer also previously served on the Board of Directors of Amity Bank and Amity Bankcorp, Mott's

Inc. and Emery Air Worldwide and, since 1996, has served as a partner at C.A. White, Inc., a real estate development firm.

     Paula A. Sneed. Director since 1994. Ms. Sneed is Group Vice President, President e-Commerce and Marketing Services of Kraft Foods, Inc., the nation's largest packaged foods company. She joined General Foods (which later merged with Kraft Foods) in 1977 and has held a variety of management positions, including Vice President, Consumer Affairs; Senior Vice President and President, Foodservice Division; Executive Vice President and General Manager, Desserts Division; Executive Vice President and General Manager, Dinners and Enhancers Division; Senior Vice President, Marketing Services and Chief Marketing Officer; and Executive Vice President, President e-Commerce Division. She is also a director of Airgas, Inc.

     Raymond S. Troubh. Director since 2001. Mr. Troubh has been a financial consultant for more than five years. Prior to that he was a general partner of Lazard Freres & Co., an investment banking firm, and a governor of the American Stock Exchange. Mr. Troubh has served as a director of the following public companies: Time Warner, Inc., Becton, Dickinson and Company and America West Airlines, Inc., and is a director of ARIAD Pharmaceuticals, Inc., a biopharmaceutical company, Diamond Offshore Drilling, Inc., a contract drilling company, General American Investors Company, an investment trust company, Gentiva Health Services, Inc., a healthcare provider, Health Net, Inc., a managed healthcare company, Starwood Hotels & Resorts, Inc., a hotel operating company, Triarc Companies, Inc., a holding company, and WHX Corporation, a steel products company. He is also a trustee of Corporate Renaissance Group Liquidating Trust, Inc., MicroCap Liquidating Trust and Petrie Stores Liquidating Trust.


     Joe B. Wyatt. Director since 2001. Mr. Wyatt is Chancellor Emeritus of Vanderbilt University in Nashville, Tennessee. He served as Vanderbilt's sixth Chancellor and Chief Executive Officer for 18 years, beginning in 1982. From 1972 to 1982, he was a member of the faculty and administration at Harvard University. Mr. Wyatt is Chairman of the Board of Directors of the Universities Research Association Inc. of Washington, D.C., Chairman of a panel on Strategic Education Research for the National Research Council of the National Academies, a director of New American Schools, Inc., Advanced Network and Services, Inc., the EAA Aviation Foundation, Ingram Micro, Inc., where he is Chairman of the Audit Committee, El Paso Corporation, the Aerostructures Company and ASD.com and he is a Principal of the Washington Advisory Group, LLC in Washington, D.C.



NEW DIRECTOR



     Robert D. Kennedy. Mr. Kennedy has served on various Boards of Directors since September 1999. Prior to that, he had been Chairman of UCAR International, Inc. since June 1998 and Chairman and Chief Executive Officer from March 1998 to June 1998. From 1995 to 1998, Mr. Kennedy served on various Boards of Directors. Prior to that, from 1986 to 1995 he served as Chairman, Chief Executive Officer and President of Union Carbide Corporation, where he had held various positions since 1955. He is a director of Sunoco, Inc., Kmart Corporation, International Paper Co. and Chase Industries and a member of the Advisory Boards of Blackstone Group, Sullivan Associates and RFE Investment Partners. Mr. Kennedy is also a member of the Boards of Trustees of the New Hampton School and Cornell University. Mr. Kennedy is 68 years old.



     On October 29, 2001, we announced the election of Mr. Kennedy to the Board of Directors and the resignation of Mr. Kelley from the Board of Directors. Mr. Kennedy's election and Mr. Kelley's resignation are effective October 31, 2001.

OFFICERS


     The executive officers of Hercules as of September 30, 2001 are listed below. There are no family relationships among executive officers.



NAME                              AGE                       CURRENT POSITION
----                              ---                       ----------------
William H. Joyce................  65     Chairman and Chief Executive Officer
Fred G. Aanonsen................  54     Vice President and Controller
Edward V. Carrington............  58     Vice President, Human Resources and Corporate Resources
Richard G. Dahlen...............  62     Chief Legal Officer
Robert C. Flexon................  43     Vice President, Work Processes
Israel J. Floyd.................  55     Corporate Secretary and General Counsel
Bruce W. Jester.................  50     Vice President, Taxes
Stuart C. Shears................  50     Vice President and Treasurer
Allen A. Spizzo.................  43     Vice President, Corporate Affairs and Strategic
                                         Planning


     Fred G. Aanonsen joined Hercules in July 2001. Prior to joining Hercules, he spent 25 years at Union Carbide Corporation, where most recently he had been the Director of Accounting and Financial Processing since 1998. Mr. Aanonsen is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Financial Executives Institute.

     Edward V. Carrington originally joined Hercules when it acquired Radiant Color in 1969 and assumed his current position in June 2001. Prior to that, he had served in a consulting role since October 2000. From 1997 until 2000, he was Vice President of Buttonwood Cottages, Inc., a vacation resort complex, and President of Rentals in Paradise, Inc., a vacation home rental business. From 1992 until his retirement from Hercules in 1997, he was Vice President, Human Resources.

     Richard G. Dahlen originally joined Hercules in 1996. Mr. Dahlen assumed his current position in June 2001. Prior to that, he had served in a consulting role since October 2000. From 1999 until 2000, he was retired and from 1996 until his retirement in 1999, he served as Vice President, Law and General Counsel. Mr. Dahlen is a member of the Finance Committee and Board of Directors of the Delaware Theatre Company.

     Robert C. Flexon joined Hercules in 2000 and has held his current position since June 2001. He had been Vice President, Business Analysis and Controller since 2000. Previously, he was with Atlantic Richfield Company for more than ten years, serving in several capacities that included: general auditor, ARCO, from 1998 to 2000; franchise manager, ARCO Products Company, from 1996 to 1998; and controller, ARCO Products Company, from 1995 to 1996.

     Israel J. Floyd joined Hercules in 1973 and has held his current position since 2001. From 2000 to 2001, he was Executive Vice President, Secretary and General Counsel. He had been Vice President, Secretary and General Counsel since 1999 and, prior to that, was Secretary and Assistant General Counsel from 1992 to 1999.

     Bruce W. Jester joined Hercules in 1980 and has held his current position since 1997. He was assistant treasurer and director, Taxes from 1994 to 1997.

     Stuart C. Shears joined Hercules in 1978 and has held his current position since 1999. He was assistant treasurer from 1997 to 1999 and, prior to that, was director, Finance & Credit from 1991 to 1997.

     Allen A. Spizzo originally joined Hercules in 1979. He returned to Hercules in 1997 and has held his current position since April 2001. From 2000 to 2001, he was Vice President, Investor Relations and Strategic Planning. Prior to that, he was director of corporate development from 1997 to 2000. Previously, he was a group vice president of Metton America, Incorporated, in Atlanta, Georgia, from 1995 to 1997.

EXECUTIVE COMPENSATION

     The following table contains information concerning compensation paid or to be paid to those serving as Chief Executive Officer and the other most highly compensated executive officers of the company as of the end of 2000 for services rendered to the company and our subsidiaries during the past three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                   ANNUAL COMPENSATION               COMPENSATION AWARDS
                                               ---------------------------   ------------------------------------    ALL OTHER
                                               SALARY     BONUS     OTHER    RESTRICTED     OPTIONS    INCENTIVE    COMPENSATION
                                        YEAR     ($)       ($)       ($)     STOCK($)(6)   (SHARES)    PAYOUTS($)      ($)(7)
                                        ----   -------   -------   -------   -----------   ---------   ----------   ------------
T. L. Gossage(1)......................  2000                        27,995    1,848,043    1,000,000                    63,588(8)
  Chief Executive Officer and           1999
  Chairman                              1998

V. J. Corbo(2)........................  2000   687,500             281,217                   387,500   2,718,000     6,181,087
  Chairman, President                   1999   721,878             160,679    3,548,500      112,500                   102,116
  and Chief Executive Officer           1998   494,273   320,000    90,493    2,367,602                                 93,048

J. B. Barry(3)........................  2000   400,000              18,167                    50,000                    12,447
  Executive Vice President              1999   323,519               9,824      893,000       39,000                     5,536
  Corporate Resources
  Executive Vice President              1998    56,466    20,000
  Corporate Development

D. W. DiDonna.........................  2000   400,008              22,029                   142,000                     5,100
  Vice President Corporate              1999   357,420              27,508      893,000       33,375                     9,669
  Development                           1998   260,402   120,000    11,260                   181,375                     7,855

I. J. Floyd...........................  2000   383,340              24,029      256,000       50,000                     9,926
  Secretary and General                 1999   225,259               3,110      517,000        9,375                    10,647
  Counsel                               1998   165,328    33,000                              50,375                     7,274

G. MacKenzie(4)
  Vice Chairman.......................  2000   500,004              17,601      639,375       50,000                    29,649
                                        1999   359,170              20,910      893,000                                 37,470
                                        1998   271,670   200,000    19,514                   160,000                    37,581

H. J. Tucci(5)........................  2000   400,006              31,566                    50,000                    16,355
  Executive Vice President and          1999   341,670              72,618      893,000       33,000                    29,966
  Chief Development Officer             1998   245,850   185,000    18,707       50,083      175,000                    27,369

---------------

(1) Effective October 17, 2000, Mr. Gossage succeeded Dr. Corbo as Chief Executive Officer and Chairman of Hercules. Mr. Gossage received a nominal salary of $1.00/week for benefit participation purposes. Mr. Gossage received no other cash compensation (base or annual incentive). Mr. Gossage retired as Chief Executive Officer on May 8, 2001. William H. Joyce became Chief Executive Officer on May 8, 2001 and Chairman on July 1, 2001.



(2) Dr. Corbo resigned his positions as Chairman of the Board, President and Chief Executive Officer of Hercules on October 17, 2000, and retired from Hercules effective November 1, 2000. His base salary reflects the period through October 31, 2000. The "Other" column includes $90,272 for use of the company plane for Dr. Corbo. Arrangements with respect to the termination of Dr. Corbo's employment are described more fully below under "Employment Contracts." Dr. Corbo's "All Other Compensation" includes, pursuant to the severance agreement outlined under "Employment Contracts," 48 semi-monthly payments of $65,312.50 each, totaling $3,135,000, plus a cash payment of $2,832,754. Amounts also included in this column are $22,250, the total value of the annual company contributions to the defined contribution plans plus earnings thereon, $47,096, the dividends and interest on stock options, and $143,987, dividends on restricted stock units.


(3) Ms. Barry became a Hercules employee on October 15, 1998. Salary and bonus for 1998 reflect period from October 15, 1998, to December 31, 1998. Ms. Barry retired from Hercules on June 30, 2001.

(4) Mr. MacKenzie retired from Hercules on June 30, 2001.

(5) Mr. Tucci retired from Hercules on December 1, 2000. His base salary reflects the period through November 30, 2000.

(6) These values are determined by multiplying the number of shares of restricted stock awarded by the closing market price of Hercules common stock on the date of grant and subtracting the consideration, if any, paid by the executive officer. Dividends may be paid on a current basis or accrued. Mr. Floyd's restricted stock grant for the year 2000 will vest only if Hercules' stock price reaches $50 before November 4, 2002. The number and value (determined by taking the number of shares of restricted stock multiplied by the year-end closing market price, $19.0625, net of any consideration paid) of aggregate restricted stock holdings is shown below. Included in the table are restricted shares that each executive officer purchased under the terms of the Hercules Long-Term Incentive Compensation Plan as well as shares that have been granted outright. The aggregate amount paid for restricted shares by executive officers was $1,071,907.

(7) Major components of "All other compensation" are listed below in addition to components indicated in notes 2 and 8:

                              AGGREGATE                     COMPANY MATCH         DIVIDEND AND
                              RESTRICTED                       (DEFINED         INTEREST CREDITS
NAME                            SHARES      NET VALUE     CONTRIBUTION PLAN)    ON STOCK OPTIONS
----                          ----------    ----------    ------------------    ----------------
T. L. Gossage...............   128,003      $2,440,057               0                    0
V. J. Corbo.................         0               0          22,250               47,096
G. MacKenzie................    99,492       1,542,175          18,334               11,314
D. W. DiDonna...............    39,747         724,375           5,100                    0
H. J. Tucci.................         0               0          11,846                4,509
I. J. Floyd.................    42,910         741,531           9,926                    0
J. B. Barry.................    38,000         724,375          12,447                    0

(8) When Mr. Gossage first retired from Hercules effective January 1, 1997, as reported in Hercules' 1997 proxy statement, he was granted a special pension benefit to be paid over the period from his retirement through the end of 2001. In connection with his return to Hercules effective October 17, 2000, the remaining 14 monthly payments under this arrangement were paid in a lump sum, as reflected below. The value to Mr. Gossage of this lump sum payment without discount was $63,588, as shown in the table above.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table discloses information concerning individual grants of stock options made during the last completed fiscal year to the executive officers named in the summary compensation table.

                         NO. OF      PERCENT OF
                       SECURITIES      TOTAL
                       UNDERLYING     OPTIONS      EXERCISE OF
                        OPTIONS      GRANTED TO    BASE PRICE     EXPIRATION                   GRANT DATE
NAME                    GRANTED      EMPLOYEES       ($/SH)          DATE       GRANT DATE      VALUE(1)
----                   ----------    ----------    -----------    ----------    -----------    ----------
T. L. Gossage........  500,000(2)       13.9%             14.4375    (2)        10/17/2000     $2,130,500
                       500,000(2)       13.9%             17.325     (2)        10/17/2000      1,636,550
V. J. Corbo..........  200,000(3)        5.5%             17.25   10/17/2005     2/18/2000      1,469,580
                       187,500(4)        5.2%             14.0625 10/17/2005     6/30/2000      1,097,888
G. MacKenzie.........   50,000(3)        1.4%             17.25   2/18/2010      2/18/2000        442,385
D. W. DiDonna........   50,000(3)        1.4%             17.25   2/18/2010      2/18/2000        442,385
                        92,000(5)        2.5%             16.00   4/27/2010      4/27/2000        746,442
H. J. Tucci..........   50,000(3)        1.4%             17.25   12/1/2005      2/18/2000        367,395
I. J. Floyd..........   40,000(3)        1.1%             17.25   2/18/2010      2/18/2000        353,908
                        10,000(5)        0.3%             16.00   4/27/2010      4/27/2000         81,135
J. B. Barry..........   50,000(3)        1.4%             17.25   2/18/2010      2/18/2000        442,385

---------------
(1) The Black-Scholes option-pricing model was used to determine the fair value of employee stock options in the table above as of the date of the grant.

    No adjustments for risk of forfeiture have been made. Significant assumptions are as follows:

                                                              REGULAR OPTIONS     PASOS
                                                              ---------------    -------
Dividend yield..............................................      0.0%            0.0%
Risk free interest rate.....................................      5.9%            6.2%
Expected life...............................................   3.6 years         5 years
Expected volatility.........................................     41.3%            35.6%

(2) Vesting date is the earlier of October 15, 2001, or retirement, death or termination because of disability, or a change of control. The expiration date is the first anniversary of retirement, death or termination because of disability.

(3) Vesting schedule is as follows: 40% on February 19, 2001; 40% on February 18, 2002; and 20% on February 18, 2003.

(4) Performance-accelerated stock options ("PASOs") become exercisable upon the achievement of predetermined performance goals. If goals are not achieved, the options become exercisable at 9.5 years and expire at 10 years; however, due to retirement, the expiration date for this award is October 17, 2005.

(5) Vesting schedule is as follows: 40% on April 27, 2001; 40% on April 29, 2002; and 20% on April 28, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The table set forth below discloses certain information concerning the exercise of stock options (exercised and unexercised) during the last completed fiscal year by the executive officers named in the summary compensation table as well as certain information concerning the number and value of unexercised options. The value of options is calculated using the difference between the option exercise price and $19.0625 (year-end stock price) multiplied by the number of shares underlying the option.

                                                          NO. OF SECURITIES               VALUE OF UNEXERCISED
                          NO. OF                       UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                          SHARES                         OPTIONS AT YEAR-END                   AT YEAR-END
                        ACQUIRED ON      VALUE       ---------------------------   -----------------------------------
NAME                     EXERCISE     REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE ($)   UNEXERCISABLE ($)
----                    -----------   ------------   -----------   -------------   ---------------   -----------------
T. L. Gossage.........         0                       264,000       1,174,000                0          3,181,250
V. J. Corbo(1)........         0                       462,700         619,500        1,381,876                  0
G. MacKenzie..........         0                       170,820         353,500            3,231             90,625
D. W. DiDonna.........         0                       148,100         331,175                0            372,375
H. J. Tucci...........     9,900         33,825        322,400         120,000          176,975                  0
I. J. Floyd...........         0                        71,800         112,575           35,812            103,125
J. B. Barry...........         0                         7,200          81,800                0             90,625

---------------
(1) Dr. Corbo resigned his positions as Chairman of the Board, President and Chief Executive Officer of Hercules on October 17, 2000, and retired from Hercules effective on November 1, 2000. As a result of his retirement, 187,500 of Dr. Corbo's options became exercisable as of November 1, 2000.

PENSION PLANS

     The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age under Hercules' qualified benefits pension plan, as well as nonqualified supplemental benefits, based on the stated remuneration and years of service with Hercules and its subsidiaries.

REMUNERATION                       15 YEARS    20 YEARS    25 YEARS     30 YEARS      35 YEARS
------------                       --------    --------    --------    ----------    ----------
$ 200,000........................  $ 45,714    $ 60,952    $ 76,190    $   91,428    $  106,666
   250,000.......................    57,714      76,952      96,190       115,428       134,666
   300,000.......................    69,714      92,952     116,190       139,428       162,666
   350,000.......................    81,714     108,952     136,190       163,428       190,666
   400,000.......................    93,714     124,952     156,190       187,428       218,666
   450,000.......................   105,714     140,952     176,190       211,428       246,666
   500,000.......................   117,714     156,952     196,190       235,428       274,666
   600,000.......................   141,714     188,952     236,190       283,428       330,666
   700,000.......................   165,714     220,952     276,190       331,428       386,666
   750,000.......................   177,714     236,952     296,190       355,428       414,666
   800,000.......................   189,714     252,952     316,190       379,428       442,666
   900,000.......................   213,714     284,952     356,190       427,428       498,666
 1,000,000.......................   237,714     316,952     396,190       475,428       554,666
 1,500,000.......................   357,714     476,952     596,190       715,428       834,666
 2,000,000.......................   477,714     636,952     796,190       955,428     1,114,666

     Annual contributions by Hercules to its qualified pension plan, if any are required, are determined statistically by an independent actuary, and no amount is attributed to an individual employee. Due to the funded status of the qualified pension plan, Hercules did not make a contribution to it in 2000.

     Except in special cases, the aggregate retirement benefit, under both the qualified and nonqualified plans, is an amount determined by taking the sum of
(i) 1.2% of the employee's average annual earnings (based on the highest 60 consecutive months during the last 10 years of employment) up to one-half the Social Security

Tax Base ($76,200 in 2000), and (ii) 1.6% of the employee's average annual earnings (as determined above) in excess of one-half of the Social Security Tax Base, multiplied by the employee's total years and months of credited service. For this purpose, "average annual earnings" consist of salary plus annual incentive or bonus compensation.

     For Ms. Barry, who participates in the former BetzDearborn Retirement Plan, the aggregate retirement benefit is determined by taking the sum of (i) 1.2% of the employee's average annual earnings (based on the highest three consecutive calendar years during the last 10 calendar years of employment) up to the Social Security Covered Compensation (average of 35 years of the Social Security Taxable Wage Base), and (ii) 1.8% of the employee's average annual earnings (as determined above) in excess of the Social Security Covered Compensation, multiplied by the employee's total years of credited service.


     For Ms. Barry, Dr. Corbo, Mr. DiDonna, Mr. Floyd, Mr. Gossage, Mr. MacKenzie and Mr. Tucci, the compensation amounts used for average annual earnings for 2000 are shown under the "Salary" and "Bonus" columns of the summary compensation table. The estimated credited years of service for Messrs. Gossage, Corbo, MacKenzie, DiDonna, Tucci and Floyd and Ms. Barry are 35, 31, 21, 20, 23, 27 and 9, respectively.


EMPLOYMENT CONTRACTS

     On October 17, 2000, Hercules entered into a written agreement with Mr. Gossage which provided for him to suspend his regular Hercules retirement benefits and serve as Chairman and Chief Executive Officer. Mr. Gossage's compensation consisted of (i) a nominal salary of $1.00 per week to cover employee benefit participation requirements plus employment-related benefits available to other salaried employees, (ii) reimbursement of all employment-related expenses, including temporary living expenses, and (iii) the grant under the terms of our Long-Term Incentive Compensation Plan of (a) a stock option to purchase 1,000,000 shares of common stock, half at a per share exercise price of $14.4375 (the price of our common stock on the date of grant) and the balance at a per share exercise price of $17.325, and (b) 128,003 shares of restricted stock. The stock options and restricted stock vest at the earlier of October 15, 2001, or Mr. Gossage's retirement, death or termination because of disability or a change in control and the stock options will remain exercisable until the first anniversary of his retirement, death or termination because of disability. Hercules also agreed to accelerate payment of the balance of a special pension benefit of $1,300,000 per year over 5 years, which became effective January 1, 1997. This special pension was reported in our 1997 proxy statement. Mr. Gossage retired as Chief Executive Officer on May 8, 2001.

     On May 8, 2001, Hercules entered into a written agreement with Dr. Joyce which provides for him to serve as Chairman and Chief Executive Officer. Dr. Joyce's compensation consists of (i) a base annual salary of $1,000,000, (ii) target annual variable compensation of $1,000,000 and (iii) stock options to acquire 1,250,000 shares of common stock at a per share exercise price of $12.00 (the price of our common stock on the date of grant). The stock options have ten-year terms and vest at the earlier of a change of control, termination other than for cause, death or disability or April 30, 2003. Dr. Joyce's employment agreement also provides for further grants of stock options for each calendar year after 2001, at such times as Hercules generally makes stock option grants to other employees and in amounts and with terms and conditions consistent with his position. In the event Dr. Joyce's employment is terminated other than for cause, Hercules would be required to pay him an amount equal to the base salary and variable compensation he would have received had he remained employed through April 30, 2003, but not less than $2,000,000.

CHANGE IN CONTROL AGREEMENTS

     Since 1986, Hercules has entered into change in control agreements with its senior executives. These agreements seek to ensure the stability of Hercules' management during a period of transition within Hercules and only become effective upon a change in control event. Hercules' Compensation Committee periodically reviews these agreements and revises them, if necessary, to reflect contemporary business practices in change in control situations.

     During fiscal year 2000, Hercules entered into change in control agreements with Ms. Barry, Dr. Corbo, Mr. DiDonna, Mr. Floyd, Mr. MacKenzie and Mr. Tucci. Under the terms of the agreements, a change in control occurs:


     - if any individual, entity or group (with certain exceptions) becomes the beneficial owner of 20% or more of the outstanding shares of Hercules common stock;

     - if there is a change in a majority of the board of directors other than by election or nomination by a vote of the majority of directors comprising the incumbent board;

     - upon approval by the stockholders of a reorganization, merger, consolidation or sale that results in Hercules' stockholders owning less than 60% of the combined voting power of the surviving corporation following the transaction; or

     - if Hercules' stockholders approve a complete liquidation of the Company.

     Under the terms of these agreements, upon a change in control, Hercules is required to continue to employ the above named executives, in substantially the same position and level of compensation (including benefits) as that executive held immediately before the change in control, for a period of three years following the change in control.

     If Hercules terminates the executive (within the three year period following a change in control) for any reason other than cause, death or disability, or if Hercules takes actions which permit the executive to terminate his or her employment for good reason, such as diminishing the executive's responsibilities or requiring the executive to relocate, during such three year period, the executive is entitled to the following:

     - a lump sum cash payment equal to:

          - any unpaid prorated portion of the executive's bonus;

          - any monthly salary earned but unpaid as of the date of termination;

          - three times the executive's base salary and bonus; and

          - the difference between the amount the executive would be entitled to if Hercules contributed for up to an additional six years of service (including years of service credited during the employment period) and five years of age to the executive's retirement plan and that amount the executive was actually entitled to under this plan on the date of termination;

     - three years of continued welfare benefits and perquisites;

     - outplacement services at a cost of up to $50,000;

     - full vesting of all stock options held by or previously granted to the executive; and

     - payment for any Internal Revenue Service excise taxes for "excess parachute payments" (as defined under the Internal Revenue Code).

     In 2001, Hercules entered into similar change in control agreements with Dr. Joyce, Mr. Aanonsen, Mr. Carrington and Mr. Dahlen. The 2001 change in control agreements are the same as the 2000 change in control agreements, except as described below.


     The change in control agreements with Dr. Joyce and Mr. Aanonsen provide for additional special payments of up to $3,000,000 and $125,000, respectively, if a change in control occurs on or before April 30, 2002, and in connection therewith, all or substantially all of the common stock of the company is purchased for cash and all or substantially all of the then-outstanding employee stock options are cancelled in exchange for cash or no consideration without being replaced by comparable new stock options.



     Dr. Joyce, Mr. Carrington and Mr. Dahlen's change in control agreements provide that if the executive terminates his employment on at least 180 days' advance notice after a change in control and, in the case of a change in control triggered by stockholder approval of a reorganization, merger, consolidation or sale described above, after consummation of that transaction, the termination will be treated as a termination for good reason, giving rise to the severance pay and benefits described above.

     The change in control agreements with Mr. Carrington and Mr. Dahlen provide for cash payments consisting in part of two, rather than three, times their base salaries and bonuses and two, rather than three, years of continued welfare benefits and perquisites.

     The agreements entered into with Dr. Joyce and Messrs. Aanonsen, Carrington and Dahlen do not provide for the additional pension service or age credits described above.

SEVERANCE, RESIGNATION, TERMINATION AND SEPARATION AGREEMENTS


     On October 17, 2000, Dr. Corbo resigned from all of his positions at Hercules and its subsidiaries including his positions as Chief Executive Officer and Chairman of the Board. Dr. Corbo has received and he (or in the event in his death, his estate or named beneficiary) is entitled to receive certain severance payments and continuing benefits pursuant to a resignation agreement between Dr. Corbo and Hercules dated October 17, 2000. Specifically, Dr. Corbo received a lump sum cash payment of $2,832,753.83 upon his resignation and Dr. Corbo (or in the event of his death, his estate or named beneficiary) will receive (i) two times his then current salary and target annual bonus (or a total of $3,135,000), which amount is paid over 48 semi-monthly equal installments beginning November 1, 2000, (ii) certain continuing rights and accelerated vesting schedules under Hercules' various stock option plans and long-term compensation plans, (iii) certain continuing pension benefits based on granting three additional years of service credits plus elimination of early retirement reduction and (iv) certain one-time perquisites, such as, reimbursement for legal fees incurred in connection with the resignation agreement and reimbursement for tax return preparation and advice. Additionally, Dr. Corbo and his immediate family will receive medical, dental and vision benefits until the earlier of his death or December 31, 2002 and life insurance benefits payable at his death. Many of the above listed items are contingent upon Dr. Corbo's adherence to certain covenants in the resignation agreement regarding confidentiality, non-competition and non-disparagement.



     On December 1, 2000, Mr. Tucci retired from Hercules. He served as the Chairman, Chief Executive Officer and President of CP Kelco, a joint venture in which Hercules holds a minority interest, until June 30, 2001. In conjunction with Mr. Tucci's retirement from Hercules, Hercules agreed to make certain severance payments to Mr. Tucci. Mr. Tucci will receive (i) 120 consecutive monthly payments of $7,000, (ii) an additional four full years of pension service credit as well as additional pension payments based upon number of years of service to CP Kelco, (iii) reimbursement for certain equity interests in Hercules held by Mr. Tucci, which were forfeited upon his retirement, and (iv) reimbursement for certain other perquisites. Additionally, Hercules will pay, in the event of Mr. Tucci's death, his named beneficiary or estate an amount equal to two times his final twelve-month salary plus the average of his last two calendar year MICP awards.



     On June 30, 2001, Ms. Barry retired from Hercules. In connection with Ms. Barry's retirement, she and Hercules entered into a separation agreement pursuant to which she has received or will receive certain severance payments and continuing benefits. Specifically, Ms. Barry has received or will receive, among other things, (i) a lump sum payment of $1,320,000, (ii) a special lifetime pension benefit and (iii) health and dental coverage for herself, her spouse and her children until December 31, 2001. In exchange for such payments and benefits, Ms. Barry covenanted not to sue Hercules and agreed to release and forever discharge Hercules from any claims against Hercules, other than claims relating to the validity or enforceability of the separation agreement, claims for legally mandated benefits and vested benefits under any qualified or non-qualified savings and pension plans or welfare plans in which she may have participated or will continue to participate and any other rights or claims that may arise after the date of execution the separation agreement. In addition to the payments and benefits provided for in the separation agreement, in connection with Ms. Barry's previous participation in a BetzDearborn executive pension plan, she was entitled to and received a lump sum payment of $833,693 upon her retirement.


     On June 30, 2001, Mr. MacKenzie retired from Hercules. In connection with Mr. MacKenzie's retirement, he and Hercules entered into a separation agreement pursuant to which he has received or will receive certain severance payments and continuing benefits. Specifically, Mr. MacKenzie has received or will receive, among other things, (i) a lump sum payment of $1,650,000 and (ii) special pension benefits, including a special pension benefit derived by adding five and a half years to his age and three years to his credited service which, together with benefits earned under all Hercules pension plans, amounts to a total lifetime benefit of $14,376 per month payable as a single life annuity and a special pension benefit of $16,677 per year for ten years. In exchange for such payments and benefits, Mr. MacKenzie covenanted not to sue Hercules and agreed to release and forever discharge Hercules from any claims against Hercules, other than claims relating to the validity or enforceability of the separation agreement, claims for legally mandated benefits and vested benefits under any qualified or non-qualified savings and pension plans or welfare plans in which he may have participated or will continue to participate and any other rights or claims that may arise after the date of execution the separation agreement.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information, as of September 30, 2001, with respect to the beneficial ownership of Hercules common stock by (i) each of our directors, (ii) each of those serving as Chief Executive Officer and our most highly compensated executive officers for fiscal 2000, (iii) all of our current directors and executive officers as a group and (iv) each beneficial owner of more than 5% of the outstanding shares of our common stock.


     This beneficial ownership is reported in accordance with the rules of the SEC, under which a person may be deemed to be the beneficial owner of shares if that person has or shares the power to vote or dispose of those shares or has the right to acquire beneficial ownership of those shares within 60 days (for example, through the exercise of an option). Accordingly, the shares shown in the table as beneficially owned by certain individuals may include shares owned by certain members of their respective families. Because of these rules, more than one person may be deemed to be the beneficial owner of the same shares. The inclusion of the shares shown in the table is not necessarily an admission of beneficial ownership of those shares by the person indicated.


                                                     SHARES         OPTIONS
                                                  BENEFICIALLY    EXERCISABLE     RESTRICTED    PERCENT OF
                      NAME                          OWNED(1)     WITHIN 60 DAYS   STOCK UNITS   SHARES(2)
                      ----                        ------------   --------------   -----------   ----------
DIRECTORS AND OFFICERS
W. H. Joyce, Chairman(3)........................           --             --            --        --
J. G. Drosdick, Director........................        9,423          6,000         1,100         *
R. M. Fairbanks, III, Director..................       15,545         21,000         1,253         *
I. J. Floyd, Officer............................       65,211        103,000            --         *
S. J. Heyman, Director(4).......................   10,719,200             --            --        9.9  %
A. R. Hirsig, Director..........................        6,554          6,000         1,100         *
E. E. Holiday, Director.........................        3,999         21,000         1,376         *
G. N. Kelley, Director(5).......................        9,744         27,000         2,185         *
R. D. Kennedy, Director(5)......................           --             --            --        --
S. Kumar, Director..............................           --             --            --        --
J. M. Lipton, Director..........................       10,000             --            --         *
P. McCausland, Director.........................       11,326          9,000         1,100         *
G. Schaffer, Director...........................          500             --            --         *
P. A. Sneed, Director...........................       11,925         18,000         1,253         *
R. S. Troubh, Director..........................        7,500             --            --         *
J. B. Wyatt, Director...........................           --             --            --        --
J. Barry(6).....................................       34,187         38,000            --         *
V. J. Corbo(7)..................................      109,119        245,200            --         *
D. W. DiDonna...................................       44,199        266,900            --         *
T. L. Gossage(8)................................      129,003        264,000            --         *
G. MacKenzie(9).................................       82,761        252,820            --         *
H. J. Tucci(10).................................       53,231        209,200            --         *
All Directors and Executive Officers as a
  Group(11).....................................   10,910,152        479,280         9,367       10.4  %

                                                     SHARES         OPTIONS
                                                  BENEFICIALLY    EXERCISABLE     RESTRICTED    PERCENT OF
                      NAME                          OWNED(1)     WITHIN 60 DAYS   STOCK UNITS   SHARES(2)
                      ----                        ------------   --------------   -----------   ----------
5% STOCKHOLDERS
International Specialty Products, Inc.(12)......   10,719,200                                     9.9  %
  ISP Investments Inc.
  ISP Opco Holdings Inc.
  c/o ISP Management Company, Inc.
  1361 Alps Road
  Wayne, New Jersey 07670
T. Rowe Price Associates, Inc.(13)..............    7,198,428                                     6.6  %
  100 E. Pratt Street
  Baltimore, Maryland 21202
Mario J. Gabelli and related entities(14).......    9,220,120                                     8.5  %
  c/o Gabelli Asset Management Inc.
  One Corporate Center
  Rye, New York 10580


---------------
  *  Less than 1% of the outstanding shares of Hercules common stock.


 (1) Includes shares, as of September 30, 2001, in the Savings and Investments Plan as follows: E. V. Carrington, 195; R. G. Dahlen, 2,225; R. C. Flexon, 595; I. J. Floyd, 1,695; B. W. Jester, 1,376; S. C. Shears, 1,549; A. A.
     Spizzo, 1,526; J. B. Barry, 2,630; D. W. DiDonna, 1,587; and G. MacKenzie, 3,733. Includes shares with restrictions and forfeiture risks as specified under the Long-Term Incentive Compensation Plan as follows: R. C. Flexon, 5,000; I. J. Floyd, 44,553; B. W. Jester, 1,575; S. C. Shears, 4,000; A. A.
     Spizzo, 1,055; J. B. Barry, 38,000; D. W. DiDonna, 38,000; and G.
     MacKenzie, 81,652. Owners have the same voting and dividend rights as do other stockholders of Hercules, except for the right to sell or transfer. Included in the nonemployee directors' totals are one-time equity awards. Mr. Kelley's total includes 1,594 shares that he holds jointly with his spouse.



 (2) Based on 108,602,426 shares outstanding on September 30, 2001.


 (3) Named Chief Executive Officer on May 8, 2001 and Chairman on July 1, 2001.

 (4) Includes 10,719,200 shares held indirectly through International Specialty Products, Inc. ("ISP"). Mr. Heyman is the majority stockholder of ISP.


 (5) On October 29, 2001, we announced the election of Mr. Kennedy to the Board of Directors and the resignation of Mr. Kelley from the Board of Directors. Mr. Kennedy's election and Mr. Kelley's resignation are effective October 31, 2001.



 (6) Retired on June 30, 2001.



 (7) Resigned on October 17, 2000.



 (8) Retired on May 8, 2001.



 (9) Retired on June 30, 2001.



(10) Retired on December 1, 2000.



(11) Consists of the following individuals: W. H. Joyce, F. G. Aanonsen, E. V. Carrington, R. G. Dahlen, J. G. Drosdick, R. M. Fairbanks, III, R. C. Flexon, I. J. Floyd, S. J. Heyman, A. R. Hirsig, E. E. Holiday, B. W. Jester, G. N. Kelley, R. D. Kennedy, S. Kumar, J. M. Lipton, P. McCausland,
     G. Schaffer, S. C. Shears, P. A. Sneed, A. A. Spizzo, R. S. Troubh and J.
     B. Wyatt.



(12) Share holding as of September 30, 2001, as reported on Amendment No. 12 to the Schedule 13D filed by such stockholder.



(13) Share holding as of September 30, 2001, as reported on Schedule 13G most recently filed by such stockholder.



(14) Share holding as of September 30, 2001, as reported on Amendment No. 4 to the Schedule 13D filed by such stockholder.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

     We are offering to exchange our new notes for a like aggregate principal amount of our old notes.


     The new notes that we propose to issue in this exchange offer will be substantially identical to our old notes except that, unlike our old notes, the new notes will not have certain transfer restrictions or registration rights. See "Description of Notes."


     We reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase old notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer. In addition, nothing in this exchange offer will prevent us from exercising our right to discharge our obligations on the old notes by depositing certain securities with the trustee and otherwise.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION


     This exchange offer will expire at 5:00 p.m., New York City time, on
November   , 2001, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934.


     We expressly reserve the right to delay acceptance of any old notes, extend or terminate this exchange offer and not accept any old notes that we have not previously accepted if any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the old notes by mailing an announcement or by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, unless applicable laws require us to do otherwise.


     We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our old notes of the change, including making a public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of old notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act or the rules promulgated thereunder, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.


PROCEDURES FOR TENDERING OLD NOTES

  Proper Execution and Delivery of Letters of Transmittal

     To tender your old notes in this exchange offer, you must use ONE OF THE THREE alternative procedures described below:

          (1) Regular Delivery Procedure: Complete, sign and date the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal together with the certificates representing the old notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

          (2) Book-Entry Delivery Procedure: Send a timely confirmation of a book-entry transfer of your old notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company ("DTC") in accordance with the procedures for book-entry transfer on or before 5:00 p.m., New York City time, on the expiration date. See "-- Book-Entry Delivery Procedure."

          (3) Guaranteed Delivery Procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures. See "-- Guaranteed Delivery Procedure."

     The method of delivery of the old notes, the letter of transmittal and all other required documents is at your election and risk. Instead of regular mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered or certified mail, properly insured, with return receipt requested. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. You should not send any letters of transmittal or old notes to us. You must deliver all documents to the exchange agent at the address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your old notes on your behalf.

     Only a holder of old notes may tender old notes in this exchange offer. A holder is any person in whose name old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

     If you are the beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you must contact that registered holder promptly and instruct that registered holder to tender your old notes on your behalf. If you wish to tender your old notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register the ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

          (1) a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

          (2) a commercial bank or trust company having an office or correspondent in the United States; or

          (3) an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the old notes are tendered:


             (a) by a registered holder or by a DTC participant whose name appears on a security position listing as the owner and who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the new notes are being issued directly to this registered holder or deposited into this participant's account at DTC, or


             (b) for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act.

     If the letter of transmittal or any bond powers are signed by:

          (1) the recordholder(s) of the old notes tendered: the signature must correspond with the name(s) written on the face of the old notes without alteration, enlargement or any change whatsoever.

          (2) a DTC participant: the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

          (3) a person other than the registered holder of any old notes: these old notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the old notes on behalf of the registered holder, in form satisfactory to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the old notes.

          (4) trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

  Book-Entry Delivery Procedure

     Any financial institution that is a DTC participant may make book-entry deliveries of old notes by causing DTC to transfer these old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. To effectively tender notes through DTC, the financial institution that is a DTC participant will electronically transmit its acceptance through the Automatic Tender Offer Program. DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the DTC participant tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus.

     A delivery of old notes through a book-entry transfer into the exchange agent's account at DTC will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "-- Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Guaranteed Delivery Procedure


     If you are a registered holder of old notes and desire to tender your old notes and (1) your old notes are not immediately available, (2) time will not permit your old notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer, including delivery of an agent's message, cannot be completed on a timely basis, you may still tender in this exchange offer if:


          (1) you tender through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,


          (2) on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or a facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the old notes and the amount of old notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the certificates for all of the old notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and



          (3) the certificates for all of your tendered old notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Your tender of old notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

     We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your old notes tendered, a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at DTC with an agent's message or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

     All questions as to the validity, form and eligibility, including time of receipt, acceptance and withdrawal of tenders, will be determined by us in our sole discretion. Our determination will be final and binding.

     We reserve the absolute right to reject any and all old notes not properly tendered or any old notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular old notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of old notes. Neither we, the exchange agent nor any other person will incur liability for any failure to give notification of these defects or irregularities. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any old notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived as promptly as practicable following the expiration date.

     If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all old notes properly tendered and will issue the new notes promptly thereafter. See "-- Conditions to the Exchange Offer." For purposes of this exchange offer, old notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

     We will issue the new notes in exchange for the old notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered old notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC with an agent's message, in each case, in form satisfactory to us and the exchange agent.

     If any tendered old notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder, or, in the case of old notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

     By tendering into this exchange offer, you will irrevocably appoint our designees as your attorneys-in-fact and proxies with full power of substitution and resubstitution to the full extent of your rights on the old notes tendered. This proxy will be considered coupled with an interest in the tendered old notes. This appointment will be effective only when and to the extent that we accept your old notes in this exchange offer. All prior proxies on the old notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The old notes will be validly tendered only if we are able to exercise full voting rights on the old notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw tenders of old notes at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "-- Exchange Agent" and before acceptance of your tendered old notes for exchange by us.

     Any notice of withdrawal must:

          (1) specify the name of the person having tendered the old notes to be withdrawn,


          (2) identify the old notes to be withdrawn, including, if applicable, the certificate number or numbers and total principal amount of the old notes,



          (3) be signed by the person having tendered the old notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the old notes to register the transfer of these old notes into the name of the person withdrawing the tender,



          (4) specify the name in which any of the old notes to be withdrawn are to be registered, if this name is different from that of the person having tendered such old notes, and



          (5) if applicable because the old notes to be withdrawn have been tendered through the book-entry procedure, specify the name and number of the participant's account at DTC to be credited, if different than that of the person having tendered such old notes.


     We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Old notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

     The exchange agent will return without cost to their holders all old notes that have been tendered for exchange and are not exchanged for any reason, as promptly as practicable after withdrawal, rejection of tender or expiration or termination of this exchange offer.

     You may retender properly withdrawn old notes in this exchange offer by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     We will complete this exchange offer only if:

          (1) there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that in our judgment would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer,

          (2) there is no change in the laws and regulations which, in our judgment, would reasonably be expected to impair our ability to proceed with this exchange offer,

          (3) there is no change in the current interpretation of the staff of the SEC which permits resales of the new notes,

          (4) there is no stop order issued by the SEC or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our new notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose, and

          (5) we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.

     These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

     If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

          (1) refuse to accept and return to their holders any old notes that have been tendered,

          (2) extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of the old notes to withdraw their tenders, or

          (3) waive any condition that has not been satisfied and accept all properly tendered old notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect. See "-- Expiration Date; Extensions; Amendments; Termination."

ACCOUNTING TREATMENT

     We will record the new notes at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the new notes over the term of the new notes.

EXCHANGE AGENT


     We have appointed Wells Fargo Bank Minnesota, N.A. as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering old notes and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:


                       By registered and certified mail:
                        Wells Fargo Bank Minnesota, N.A.
                                 MAC #N9303-121
                           Corporate Trust Operations
                                 P.O. Box 1517
                       Minneapolis, Minnesota 55480-1517

                     By regular mail or overnight delivery:
                        Wells Fargo Bank Minnesota, N.A.
                                 MAC #N9303-121
                           Corporate Trust Operations
                            6th & Marquette Avenues
                          Minneapolis, Minnesota 55479

                                    By hand:
                        Wells Fargo Bank Minnesota, N.A.
                     Corporate Trust Operations, 12th Floor
                            608 Second Avenue South
                          Minneapolis, Minnesota 55402

                                   Facsimile:
                                 (612) 667-4927

                                   Telephone:
                                 (800) 344-5128

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

     We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and for handling or forwarding tenders for exchange to their customers.

     We will pay all transfer taxes, if any, applicable to the exchange of old notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

          (1) certificates representing new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered;

          (2) tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

          (3) a transfer tax is payable for any reason other than the exchange of the old notes in this exchange offer.

     If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly for the amount of these transfer taxes.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

     The old notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes in accordance with this exchange offer, or if you do not properly tender your old notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will not necessarily be able to require us to register the old notes under the Securities Act.

DELIVERY OF PROSPECTUS

     Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

                              DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Hercules" refers only to Hercules Incorporated and not to any of its subsidiaries.

     Hercules issued the old notes and will issue the new notes under an indenture among itself, the Guarantors and Wells Fargo Bank Minnesota, N.A., as trustee. The terms of the new notes are identical in all material respects to the respective terms of the old notes except that (i) the new notes have been registered under the Securities Act, and therefore will not be subject to certain restrictions on transfer applicable to the old notes, and (ii) holders of the new notes generally will not be entitled to certain rights, including the payment of Liquidated Damages, pursuant to the registration rights agreement. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. Any old notes which remain outstanding after consummation of the exchange offer and the new notes issued in the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture.


     The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement themselves because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under "-- Additional Information." Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the indenture.


     The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  The Notes

     The notes will be:

     - general unsecured obligations of Hercules;

     - pari passu in right of payment with all existing and future unsecured senior Indebtedness of Hercules;

     - senior in right of payment to any future subordinated Indebtedness of Hercules; and

     - unconditionally guaranteed by the Guarantors.

     However, the notes will be effectively subordinated to all borrowings under the senior credit facility, which is secured by substantially all of the assets of Hercules and the Guarantors. See "Risk Factors -- Risks Related to the
Notes -- Although the notes constitute senior indebtedness, they and the guarantees thereof will be effectively subordinated to our and the guarantors' secured obligations and the obligations of any of our non-guarantor subsidiaries." All references to notes herein includes the old notes and the new notes.

  The Guarantees

     The notes are guaranteed by all of Hercules' wholly-owned Domestic Restricted Subsidiaries.

     Each guarantee of the notes:

     - is a general unsecured obligation of the Guarantor;


     - is equal in right of payment to all existing and future senior Indebtedness of that Guarantor, and


     - is senior in right of payment with any future subordinated Indebtedness of that Guarantor.

     Not all of Hercules' subsidiaries have guaranteed the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to Hercules. The guarantees of the notes are unsecured and, therefore, will be effectively subordinated to any secured debt of the Guarantors. See "Risk Factors -- Risks Related to the Notes -- Although the notes constitute senior indebtedness, they and the guarantees thereof will be effectively subordinated to our and the guarantors' secured obligations and the obligations of our non-guarantor subsidiaries."

     As of the date of the indenture, essentially all of Hercules' domestic subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," Hercules will be permitted to designate certain of its subsidiaries as "Unrestricted Subsidiaries." The Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. The Unrestricted Subsidiaries will not guarantee the notes.

PRINCIPAL, MATURITY AND INTEREST

     Hercules may issue notes with a maximum aggregate principal amount of $500 million, of which $400 million old notes were issued on November 14, 2000. Hercules may issue additional notes from time to time after this exchange offer. Any offering of additional notes is subject to the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Hercules will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on November 15, 2007.

     Interest on the notes will accrue at the rate of 11.125% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 2001. Hercules will make each interest payment to the Holders of record on the immediately preceding May 1 and November 1.

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder has given wire transfer instructions to Hercules, Hercules will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Hercules elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee will initially act as paying agent and registrar. Hercules may change the paying agent or registrar without prior notice to the Holders of the notes, and Hercules or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Hercules is not required to transfer or exchange any note selected for redemption. Also, Hercules is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

SUBSIDIARY GUARANTEES

     The notes are guaranteed by each of Hercules' current and future wholly-owned Domestic Restricted Subsidiaries. These Subsidiary Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Risks Related to the Notes -- The notes and the guarantees are subject to the provisions of federal bankruptcy law and comparable provisions of state law with respect to fraudulent conveyances."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Hercules or another Guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

             (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

             (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

     The Subsidiary Guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Hercules, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

          (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Hercules, if the sale complies with the "Asset Sale" provisions of the indenture; or

          (3) if Hercules designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

     See "-- Repurchase at the Option of Holders -- Asset Sales."

OPTIONAL REDEMPTION

     At any time prior to November 15, 2003, Hercules may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 111.125% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Hercules and its Subsidiaries); and

          (2) the redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

     At any time prior to November 15, 2001, Hercules may also redeem all or a part of the notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 111.125% of the principal amount of notes redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the "Redemption Date").

     Except pursuant to the preceding paragraphs, the notes will not be redeemable at Hercules' option prior to maturity.

MANDATORY REDEMPTION

     Hercules is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

     If a Change of Control occurs, each Holder of notes will have the right to require Hercules to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Hercules will offer a Change of Control Payment in cash equal to (i) 111.125% of the aggregate principal amount of notes repurchased if such Change of Control is prior to November 15, 2001 and (ii) 101% of the aggregate principal amount of notes repurchased if such Change of Control is on or after November 15, 2001 plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within ten days following any Change of Control, Hercules will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Hercules will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Hercules will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, Hercules will, to the extent lawful:

          (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Hercules.

     The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     Hercules will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require Hercules to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Hercules repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     Hercules will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Hercules and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Hercules and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Hercules to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Hercules and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

     Hercules will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) Hercules (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) the fair market value is determined by (i) in the case of property valued at less than $5.0 million, Hercules' principal financial or accounting officer and evidenced by an Officers' Certificate delivered to the trustee and (ii) in the case of property valued at $5.0 million or more, Hercules' Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

          (3) at least 75% of the consideration received in the Asset Sale by Hercules or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

             (a) any liabilities, as shown on Hercules' or such Restricted Subsidiary's most recent balance sheet, of Hercules or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or an assignment agreement that releases Hercules or such Restricted Subsidiary from further liability; and

             (b) any securities, notes or other obligations received by Hercules or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Hercules or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

     Notwithstanding the foregoing, Hercules and its Restricted Subsidiaries may engage in Asset Swaps; provided that, (1) immediately after giving effect to such Asset Swap, Hercules would be permitted to incur at least $1.00 of Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and (2) Hercules' or the Restricted Subsidiary's Board of Directors, as the case may be, determines that such Asset Swap is fair to Hercules or such Restricted Subsidiary, as the case may be, from a financial point of view and such determination is (A) in the case of Asset Swaps valued at less than $5.0 million, Hercules' principal financial or accounting officer and evidenced by an Officers' Certificate delivered to the trustee, (B) for Asset Swaps valued at $5.0 million or more but less than $10.0 million, evidenced by a resolution of such Board of Directors set forth in an Officer's Certificate delivered to the Trustee and (C) for Asset Swaps valued at $10.0 million or more, evidenced by an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing.

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     Within 360 days after the receipt of any Net Proceeds from an Asset Sale,
Hercules may apply those Net Proceeds:

          (1) to repay Indebtedness and/or other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business; or

          (3) to acquire or obtain other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, Hercules may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Hercules will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Hercules may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     Hercules will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Hercules will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

     The agreements governing Hercules' other Indebtedness contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the Holders of notes of their right to require Hercules to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Hercules. Finally, Hercules' ability to pay cash to the Holders of notes upon a repurchase may be limited by Hercules' then existing financial resources. See "Risk Factors -- Risks Related to the Notes -- We may not have the ability to raise the funds necessary to finance the Change of Control offer required by the indenture governing the notes or to repay indebtedness as a result of the Change of Control, which may prevent us from entering into certain business combinations."

SELECTION AND NOTICE


     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:


          (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2) if the notes are not listed on any national securities exchange, on a pro rata basis.

     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a

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redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

  Restricted Payments

     Hercules will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of Hercules' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Hercules or any of its Restricted Subsidiaries) or to the direct or indirect holders of Hercules' or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Hercules or to Hercules or a Restricted Subsidiary of Hercules);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Hercules) any Equity Interests of Hercules or any direct or indirect parent of Hercules;


          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or


          (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:


             (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and



             (b) Hercules would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption
        "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and



             (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Hercules and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:



                (i) 50% of the Consolidated Net Income of Hercules for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Hercules' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus



                (ii) 100% of the aggregate Qualified Proceeds received by Hercules since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Hercules (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Hercules that


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           have been converted into or exchanged for such Equity Interests
           (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Hercules), plus


                (iii) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment.


     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;


          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Hercules or any Guarantor or of any Equity Interests of Hercules in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Hercules) of, Equity Interests of Hercules (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (4)(c)(ii) of the preceding paragraph;


          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Hercules or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend by a Restricted Subsidiary of Hercules to the holders of its Equity Interests on a pro rata basis;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Hercules or any Restricted Subsidiary of Hercules held by any member of Hercules' (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement, employee benefit plan or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any twelve-month period; and

          (6) other Restricted Payments in an aggregate amount not to exceed $100.0 million.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Hercules or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant and have a fair market value that exceeds (i) $5.0 million will be evidenced by a certificate issued by the chief executive officer, chief financial officer or general counsel and will be delivered to the trustee or (ii) $20.0 million will be approved by a majority of disinterested members of the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The approval by a majority of disinterested members of the Board of Directors' must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing. A copy of any fairness opinion or appraisal required by the indenture, together with the resolution of the Board of Directors, must be delivered to the trustee no later than the date of making any Restricted Payment.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     Hercules will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Hercules will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that Hercules may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for Hercules' most recently ended four full fiscal quarters for which internal financial statements are available
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immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1 for any incurrence on or prior to November 15, 2002 and 2.5 to 1 any time thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by Hercules and any of its Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause
     (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Hercules and its Subsidiaries thereunder) not to exceed the greater of (i) $2.2 billion and (ii) the Borrowing Base less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made by Hercules or any of its Subsidiaries since the date of the indenture and less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by Hercules or any of its Subsidiaries since the date of the indenture;

          (2) the incurrence by Hercules and its Subsidiaries of the Existing Indebtedness;


          (3) the incurrence by Hercules and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the new notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;


          (4) the incurrence by Hercules or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Hercules or such Subsidiary or in a Permitted Business, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $25.0 million at any time outstanding;

          (5) the incurrence by Hercules or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (10) or
     (12) of this paragraph;

          (6) the incurrence by Hercules or any of its Subsidiaries of intercompany Indebtedness between or among Hercules and any of its Restricted Subsidiaries; provided, however, that:

             (a) if Hercules or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Hercules, or the Subsidiary Guarantee, in the case of a Guarantor; and


             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Hercules or a Subsidiary of Hercules and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Hercules or a Restricted Subsidiary of Hercules will be deemed, in each case, to constitute an incurrence of such Indebtedness by Hercules or such Subsidiary, as the case may be, that was not permitted by this clause
        (6);


          (7) the incurrence by Hercules or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding;

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          (8) the guarantee by Hercules or any of the Guarantors of Indebtedness
     of Hercules or a Subsidiary of Hercules that was permitted to be incurred by another provision of this covenant;

          (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Hercules as accrued;

          (10) the incurrence by Hercules' Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Hercules that was not permitted by this clause (10);

          (11) Indebtedness in respect of performance and surety bonds, terminable guarantees and completion guarantees or other similar forms of Indebtedness provided by Hercules or a Restricted Subsidiary in the ordinary course of business; and

          (12) the incurrence by Hercules or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $100.0 million.

     Hercules will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Hercules unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of Hercules will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Hercules solely by virtue of being unsecured.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Hercules will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

  Liens

     Hercules will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     Hercules will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to Hercules or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Hercules or any of its Restricted Subsidiaries;

          (2) make loans or advances to Hercules or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to Hercules or any of its Restricted Subsidiaries.

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     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

          (2) the indenture, the notes and the Subsidiary Guarantees;

          (3) applicable law;

          (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Hercules or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

          (5) customary non-assignment provisions in leases entered into in the ordinary course of business;

          (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "-- Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation or Sale of Assets

     Hercules may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Hercules is the surviving corporation); or
(2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Hercules and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1) either: (a) Hercules is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Hercules) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than Hercules) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Hercules under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;
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          (3) immediately after such transaction no Default or Event of Default exists; and

          (4) Hercules or the Person formed by or surviving any such consolidation or merger (if other than Hercules), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

             (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Hercules immediately preceding the transaction; and

             (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, Hercules may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Hercules and any of its Wholly Owned Restricted Subsidiaries which are Guarantors.

  Transactions with Affiliates

     Hercules will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to Hercules or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Hercules or such Restricted Subsidiary with an unrelated Person; and

          (2) Hercules delivers to the trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a certificate issued by the chief executive officer, chief financial officer or general counsel certifying that such Affiliate Transaction complies with this covenant; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution by the Board of Directors, that is approved by a majority of disinterested members, accompanied by an opinion issued by an accounting, appraisal or investment banking firm of national standing, as to the fairness to the Holders of such Affiliate Transaction from a financial point of view.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment agreement entered into by Hercules or any of its Restricted Subsidiaries in the ordinary course of business;

          (2) transactions between or among Hercules and/or its Restricted Subsidiaries;

          (3) transactions with a Person that is an Affiliate of Hercules solely because Hercules owns an Equity Interest in, or controls, such Person;

          (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of Hercules;

          (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of Hercules; and

          (6) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "-- Restricted Payments."

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  Additional Subsidiary Guarantees

     If Hercules or any of its Subsidiaries acquires or creates another wholly-owned Restricted Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 15 Business Days of the date on which it was acquired or created; provided, however, that this covenant shall not apply to any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the indenture for so long as it continues to constitute an Unrestricted Subsidiary.

  Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Hercules and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments" or Permitted Investments, as determined by Hercules. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

  Sale and Leaseback Transactions


     Hercules will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Hercules or any Guarantor may enter into a sale and leaseback transaction if:



          (1) Hercules or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens";



          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value of the property that is the subject of that sale and leaseback transaction, as determined in good faith by, (i) in the case of property valued at less than $5.0 million, Hercules' principal financial or accounting officer and evidenced by an Officers' Certificate delivered to the trustee and (ii) in the case of property valued at $5.0 million or more, the Board of Directors and set forth in an officers' certificate delivered to the trustee; and


          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Hercules applies the proceeds of such transaction in compliance with, the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales."

  Business Activities

     Hercules will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Hercules and its Restricted Subsidiaries taken as a whole.

  Payments for Consent

     Hercules will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such

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consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

     Whether or not required by the SEC, so long as any notes are outstanding, Hercules will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (including exhibits thereto) if Hercules were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Hercules' certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if Hercules were required to file such reports.

     If Hercules has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of Hercules and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Hercules.

     In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the SEC, Hercules will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Hercules and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

          (2) default in payment when due of the principal of, or premium, if any, on the notes;

          (3) failure by (i) Hercules or any of its Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of
     Holders -- Asset Sales," "-- Certain Covenants -- Restricted Payments,"
     "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets;" or (ii) any of Hercules' wholly owned Domestic Restricted Subsidiaries to provide a Subsidiary Guarantee of the notes by February 15, 2001.

          (4) failure by Hercules or any of its Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Hercules or any of its

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     Subsidiaries (or the payment of which is guaranteed by Hercules or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

             (a) is caused by a failure to pay when due (including any grace period set forth in writing in the instruments governing such Indebtedness) principal of, or interest or premium, if any, on such Indebtedness (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

          (6) failure by Hercules or any of its Subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

          (7) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

          (8) certain events of bankruptcy or insolvency described in the indenture with respect to Hercules or any of its Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Hercules, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

     Hercules is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Hercules is required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS


     No director, officer, employee, incorporator or stockholder of Hercules or any Guarantor, as such, will have any liability for any obligations of Hercules or the Guarantors under the notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.


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LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Hercules may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

          (2) Hercules' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the trustee, and Hercules' and the Guarantor's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the indenture.


     In addition, Hercules may, at its option and at any time, elect to have the obligations of Hercules and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute Events of Default with respect to the notes.


     In order to exercise either Legal Defeasance or Covenant Defeasance:


          (1) Hercules must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Hercules must specify whether the notes are being defeased to maturity or to a particular redemption date;


          (2) in the case of Legal Defeasance, Hercules has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Hercules has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, Hercules has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);


          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Hercules or any of its Subsidiaries is a party or by which Hercules or any of its Subsidiaries is bound;


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

          (6) Hercules must deliver to the trustee an officers' certificate stating that the deposit was not made by Hercules with the intent of preferring the Holders of notes over the other creditors of Hercules with the intent of defeating, hindering, delaying or defrauding creditors of Hercules or others; and

          (7) Hercules must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

          (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (3) reduce the rate of or change the scheduled time for payment of interest on any note;


          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on, the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);


          (5) make any note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the notes;

          (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

          (9) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any Holder of notes, Hercules, the Guarantors and the trustee may amend or supplement the indenture or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of Hercules' obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Hercules' assets;


          (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;



          (6) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture; or



          (7) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes.


SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1) either:

             (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Hercules, have been delivered to the trustee for cancellation; or

             (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Hercules or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Hercules or any Guarantor is a party or by which Hercules or any Guarantor is bound;

          (3) Hercules or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

          (4) Hercules has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, Hercules must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of Hercules or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
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

ADDITIONAL INFORMATION


     Anyone who receives this prospectus may obtain copies of the indenture and registration rights agreement without charge by writing to Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001, Attention: General Counsel.


BOOK-ENTRY, DELIVERY AND FORM

     Except as described in the next paragraph, the new notes will initially be issued in the form of one or more Global Notes (the "Global Notes"). The Global Notes will be deposited on the date of the closing of this exchange offer with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder").

     Notes that are issued as described below under "-- Certificated Notes" will be issued in the form of registered definitive certificates (the "Certificated Notes"). Upon the transfer of Certificated Notes, Certificated Notes may, unless all Global Notes have previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of notes being transferred, subject to the transfer restrictions set forth in the indenture.


     DTC has advised Hercules that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.



     Investors in the Global Notes may also hold their interest in the Global Notes through the Euroclear System or Clearstream Banking, S.A. if they are direct participants in those systems or indirectly through organizations that are direct participants in those systems. Euroclear and Clearstream will hold omnibus positions in the Global Notes on behalf of the Euroclear participants and the Clearstream participants, respectively, through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositories. These depositories, in turn, will hold these positions in their names on the books of DTC. Interests held through Euroclear or Clearstream may be subject to the procedures and requirements of DTC, as well as the procedures and requirements of those systems.


     DTC has also advised Hercules that, pursuant to procedures established by it:

          (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

          (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole Holder under the indenture of any notes evidenced by the Global Notes. Beneficial owners of notes evidenced by the Global Notes will not be considered the owners or Holders of the notes under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither Hercules nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.


     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on, a Global Note registered in the name of the Global Note Holder on the applicable record date will be payable by the trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the indenture. Under the terms of the indenture, Hercules and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Hercules, the trustee nor any agent of Hercules or the trustee has or will have any responsibility or liability for:


          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised Hercules that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Hercules. Neither Hercules nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Hercules and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

CERTIFICATED NOTES


     Subject to certain conditions, any Person having a beneficial interest in a Global Note may, upon prior written request to the trustee, exchange such beneficial interest for notes in the form of Certificated Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or their nominee). In addition, if:


          (1) DTC (a) notifies Hercules that it is unwilling or unable to continue as depositary for the Global Notes and Hercules fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) Hercules, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3) there has occurred and is continuing a Default or Event of Default with respect to the notes;

then, upon surrender by the Global Note Holder of its Global Note, notes in such form will be issued to each person that the Global Note Holder and DTC identify as being the beneficial owner of the related notes.

     Neither Hercules nor the trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of notes and Hercules and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

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SAME DAY SETTLEMENT AND PAYMENT


     Hercules will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Hercules will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Hercules expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.



     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the DTC settlement date but may not be available in the relevant Euroclear or Clearstream cash account until the business day for Euroclear or Clearstream following the DTC settlement date.


REGISTRATION RIGHTS; LIQUIDATED DAMAGES


     The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement itself because it, and not this description, defines your rights as holders of these notes. See "--Additional Information."


     Hercules, the Guarantors and the initial purchasers entered into the registration rights agreement on November 14, 2000. Pursuant to the registration rights agreement, Hercules and the Guarantors agreed to file with the SEC an exchange offer registration statement on the appropriate form under the Securities Act with respect to the new notes. Hercules and the Guarantors are offering to the Holders of Transfer Restricted Securities pursuant to the exchange offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for new notes.

     If:

          (1) Hercules and the Guarantors are not

             (a) required to file the exchange offer registration statement; or

             (b) permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or


          (2) any Holder of Transfer Restricted Securities notifies Hercules prior to the 20th business day following the consummation deadline for the exchange offer that:


             (a) it is prohibited by law or SEC policy from participating in the exchange offer; or

             (b) that it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

             (c) that it is a broker-dealer and owns notes acquired directly from Hercules or an affiliate of Hercules,

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Hercules and the Guarantors will file with the SEC a Shelf Registration
Statement to cover resales of the notes by the Holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

     Hercules and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

     For purposes of the preceding, "Transfer Restricted Securities" means each note until:

          (1) the date on which such note has been exchanged by a Person other than a broker-dealer for a new note in the exchange offer;

          (2) following the exchange by a broker-dealer in the exchange offer of a note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer Registration Statement;

          (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

          (4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The registration rights agreement provides that:

          (1) Hercules and the Guarantors will file an exchange offer Registration Statement with the SEC on or prior to August 11, 2001;

          (2) Hercules and the Guarantors will use their best efforts to have the exchange offer Registration Statement declared effective by the SEC on or prior to October 10, 2001;

          (3) unless the exchange offer would not be permitted by applicable law or SEC policy, Hercules and the Guarantors will

             (a) commence the exchange offer; and

             (b) use their best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the exchange offer Registration Statement was declared effective by the SEC, new notes in exchange for all old notes tendered prior thereto in the exchange offer, and

          (4) if obligated to file the Shelf Registration Statement, Hercules and the Guarantors will use their best efforts to file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after such obligation arises.

     If:

          (1) Hercules and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or


          (2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or



          (3) Hercules and the Guarantors fail to consummate the exchange offer within 30 business days of the effective date with respect to the exchange offer Registration Statement; or


          (4) the Shelf Registration Statement or the exchange offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"),

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

then Hercules and the Guarantors will pay Liquidated Damages to each Holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such Holder.

     The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of notes.

     All accrued Liquidated Damages will be paid by Hercules and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

     Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of notes will be required to make certain representations to Hercules (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify Hercules and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from Hercules.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Hercules and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption
     "-- Certain

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     Covenants -- Merger, Consolidation or Sale of Assets" and not by the
     provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests by any of Hercules' Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

     Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

          (2) a transfer of assets between or among Hercules and its Subsidiaries,

          (3) an issuance of Equity Interests by a Subsidiary to Hercules or to another Subsidiary;

          (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (5) the sale or other disposition of cash or Cash Equivalents; and

          (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain
     Covenants -- Restricted Payments."

     "Asset Swap" means an exchange of assets by Hercules or one or more of its Restricted Subsidiaries for:

          (1) one or more Permitted Businesses;

          (2) a controlling interest in any Person whose assets consist primarily of one or more Permitted Businesses; and/or

          (3) long-term assets that are used in a Permitted Business in a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code or any similar or successor provision to the Internal Revenue Code.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Borrowing Base" means, as of any date, an amount equal to:

          (1) 85% of the face amount of all accounts receivable owned by Hercules and its Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

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

          (2) 50% of the book value of all inventory (whether raw material, in-process finished product or other) owned by Hercules and its Subsidiaries as of the end of the most recent fiscal quarter preceding such date; minus

          (3) the aggregate amount of trade payables of Hercules and its Subsidiaries outstanding as of the end of the most recent fiscal quarter preceding such date to the extent that such amount is incurred to acquire inventory, all calculated on a consolidated basis and in accordance with GAAP.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) U.S. dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million or a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the proper-ties or assets of Hercules and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange
     Act);

          (2) the adoption of a plan relating to the liquidation or dissolution of Hercules;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Hercules, measured by voting power rather than number of shares; or

          (4) the first day on which a majority of the members of the Board of Directors of Hercules are not Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Lease Expense" means, with respect to any specified Person for any period, the aggregate rental obligations of the specified Person and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP payable in respect of such period under leases of real and/or personal property (net of income from subleases of such properties, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of the specified Person and its Restricted Subsidiaries or in the notes thereto.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of the Person;

          (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

          (4) the cumulative effect of a change in accounting principles will be excluded;

          (5) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

     "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

     "Consolidated Tangible Assets" means, as of any date of determination, the total assets, less goodwill, deferred financing costs and other intangibles (in each case net of accumulated amortization) shown on the balance sheet of Hercules and its Restricted Subsidiaries as of the most recent date for which such balance sheet is available, determined on a consolidated basis in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Hercules who:

          (1) was a member of such Board of Directors on the date of the indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.


     "Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of April 19, 1999, by and among Hercules, the subsidiaries of Hercules as may from time to time be borrowers and/or guarantors thereunder in accordance with the provisions thereof, the several banks and other financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent for the lenders, Bank of America Canada, as Canadian administrative agent for the lenders, and The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Citibank, N.A., as Co-Syndication Agents, providing for term and revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.



     "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.


     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on
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

or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Hercules to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Hercules may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments."

     "Domestic Subsidiary" means any Subsidiary of Hercules that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Hercules.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means the Indebtedness of Hercules and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Hercules (other than Disqualified Stock) or to Hercules or a Restricted Subsidiary of Hercules, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

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

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.


     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are in effect from time to time.


     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

          (1) the wholly owned Domestic Restricted Subsidiaries of Hercules; and

          (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations,

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if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Hercules or any Subsidiary of Hercules sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Hercules such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Hercules, Hercules will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments." The acquisition by Hercules or any Subsidiary of Hercules of a Person that holds an Investment in a third Person will be deemed to be an Investment by Hercules or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.


     "Net Proceeds" means the aggregate cash proceeds received by Hercules or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than senior Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of


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such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither Hercules nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Hercules or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Hercules or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means the research, development, distribution, manufacturing, sales and/or marketing of chemicals and/or related products, services and businesses.

     "Permitted Investments" means:

          (1) any Investment in Hercules or in a Restricted Subsidiary of Hercules;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by Hercules or any Subsidiary of Hercules in a Person, if as a result of such Investment:

             (a) such Person becomes a Subsidiary of Hercules; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Hercules or a Subsidiary of Hercules that is a Guarantor;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales";

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Hercules;

          (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (7) Investments made after the original issuance of the notes in a Permitted Business in the form of joint ventures, operating agreements, partnership agreements or other similar or customary agreements, interests or arrangements with unaffiliated third parties, the aggregate outstanding amount of which does not exceed 5.0% of Consolidated Tangible Assets at any time;

          (8) Hedging Obligations; and

          (9) other Investments in any Person that is not also a Subsidiary of Hercules having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since the date of the indenture not to exceed $50.0 million.
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     "Permitted Liens" means:

          (1) Liens securing Indebtedness and other Obligations under Credit Facilities that were permitted by clause (1) of the definition of "Permitted Debt" to be incurred;


          (2) Liens securing Indebtedness outstanding with respect to (a) that certain Indenture dated May 15, 1993 evidencing 6.625% Notes due 2003 issued by Hercules in the original face amount of $125 million and evidencing 6.60% Notes due 2007 issued by Hercules in the face amount of $100 million and (b) that certain Note Purchase Agreement dated as of June 19, 1989 evidencing 9.48% Guaranteed ESOT Notes due June 19, 2009 issued by The Betz Laboratories, Inc. Employee Stock Ownership Trust established by The Betz Laboratories, Inc. Employee Stock Ownership Plan and guaranteed by Betz Laboratories, Inc., in the original face amount of $100,000,000.



          (3) Liens in favor of Hercules or the Guarantors;



          (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Hercules or any Subsidiary of Hercules; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Hercules or the Subsidiary;



          (5) Liens on property existing at the time of acquisition of the property by Hercules or any Subsidiary of Hercules, provided that such Liens were in existence prior to the contemplation of such acquisition;



          (6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;



          (7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) and (12) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;



          (8) Liens existing on the date of the indenture;



          (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;



          (10) Liens incurred in the ordinary course of business of Hercules or any Subsidiary of Hercules with respect to obligations that do not exceed $5.0 million at any one time outstanding; and



          (11) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.


     "Permitted Refinancing Indebtedness" means any Indebtedness of Hercules or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Hercules or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final

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

     maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by Hercules or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.


     "Qualified Proceeds" means cash, Cash Equivalents and other property, the fair market value of which will be determined by, (A) for property valued at less than $5.0 million, the Board of Directors, which determination shall be evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee, and, (B) for property valued at $5.0 million or more, an accounting, appraisal or investment banking firm of national standing and evidenced by an opinion or appraisal issued by such accounting, appraisal or investment banking firm.


     "Related Party" means:

          (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary, other than Hercules Trust I, Hercules Trust II, Hercules Trust III or Hercules Trust IV, of the referent Person that is not an Unrestricted Subsidiary.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Unrestricted Subsidiary" means any Subsidiary of Hercules that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with Hercules or any Restricted Subsidiary of Hercules unless the terms of any such agreement, contract, arrangement or

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

     understanding are no less favorable to Hercules or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Hercules;

          (3) is a Person with respect to which neither Hercules nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Hercules or any of its Restricted Subsidiaries; and

          (5) has at least one director on its Board of Directors that is not a director or executive officer of Hercules or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Hercules or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of Hercules as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Hercules as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," Hercules will be in default of such covenant. The Board of Directors of Hercules may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Hercules of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.


     "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.


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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion summarizes certain United States federal income tax considerations associated with the exchange of old notes for new notes and the ownership and disposition of new notes. This summary applies only to beneficial owners of old notes who acquired such old notes at the initial offering from initial purchasers for the original offering price therefor and who acquire new notes pursuant to the exchange offer. This summary does not purport to be a complete analysis of all of the potential United States federal income tax consequences relating to the purchase, ownership and disposition of the new notes, nor does this summary describe any federal estate or gift tax consequences. There can be no assurance that the Internal Revenue Service ("IRS") will take a similar view of the tax consequences described herein. Furthermore, this discussion does not address all aspects of taxation that might be relevant to particular purchasers in light of their individual circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or special rules applicable to certain categories of purchasers (including dealers in securities or foreign currencies, insurance companies, regulated investment companies, financial institutions, tax-exempt entities, holders whose functional currency is not the U.S. dollar and, except to the extent discussed below, Foreign holders (as defined below)) or to purchasers who hold the new notes as part of a hedge, straddle, conversion, constructive ownership or constructive sale transaction or other risk reduction transaction. This discussion is based on the provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis). The discussion below assumes that the old notes are held as capital assets within the meaning of Code Section 1221.

     EACH HOLDER IS URGED TO CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE OF AN OLD NOTE FOR A NEW NOTE IN LIGHT OF SUCH HOLDER'S PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF THE CODE, AS WELL AS STATE, LOCAL AND FOREIGN INCOME TAX, ESTATE AND GIFT TAX AND OTHER TAX LAWS.

EXCHANGE OFFER

     The exchange of old notes for new notes pursuant to the exchange offer will not be treated as an exchange or other taxable event for United States federal income tax purposes because, under United States Treasury regulations, the new notes will not be considered to differ materially in kind or extent from the old notes. As a result, the holders of old notes (1) will not recognize taxable gain or loss upon the exchange of old notes for new notes and (2) will have the same tax basis and holding period in the new notes as they had in the old notes immediately before the exchange.

UNITED STATES HOLDERS

     The following summary is a general description of certain United States federal income tax consequences applicable to a "United States holder." For the purpose of this discussion, the term "United States holder" means a holder of an old note that is for United States federal income tax purposes: (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or a trust that was in existence on August 20, 1996 and has elected to continue to be treated as a United States trust.

     Interest payable on the new notes will be includible in the income of a United States holder at the time accrued or received in accordance with such holder's regular method of accounting for United States federal income tax purposes.

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

     A United States holder will recognize capital gain or loss upon the sale or other taxable disposition of a new note in an amount equal to the difference between the amount realized from such disposition (exclusive of any accrued interest not previously included in income, which amount will be taxable as ordinary income) and the holder's adjusted tax basis in the new note. Such capital gain or loss will be long-term capital gain or loss if the holder has held the old note and the new note for a combined holding period of more than one year at the time of disposition. Holders of new notes (other than corporations) are generally entitled to claim a preferential tax rate for net long-term capital gains.

NON-UNITED STATES HOLDERS

     The following summary is a general description of certain United States federal income tax consequences to a "Foreign holder" (which, for the purpose of this discussion, means a holder that is not a United States holder). Special rules not discussed in this summary may apply to a holder that is a "controlled foreign corporation," "passive foreign investment company," "expatriate," a corporation that accumulates earnings to avoid United States federal income tax or a "foreign personal holding company." The following summary is subject to the discussion below concerning backup withholding.

          (a) Assuming that a Foreign holder's income and gain on a new note are not effectively connected with the conduct by such holder of a trade or business in the United States or attributed to a United State's permanent establishment, payments of interest on a new note by us or our paying agent to a Foreign holder will not be subject to United States federal income tax or withholding tax, provided that:

        - such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

        - such holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

        - such holder is not a bank receiving interest described in Code Section 881(c)(3)(A); and

        - the certification requirements under Code Section 871(h) or 881(c) and Treasury Regulations thereunder (summarized below) are met.

     Payments of interest on a new note that do not satisfy all of the foregoing requirements are generally subject to United States federal income tax and withholding tax at a flat rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met). Except to the extent otherwise provided under an applicable tax treaty, a Foreign holder generally will be subject to United States federal income tax in the same manner as a United States holder with respect to interest on a new note if such interest is effectively connected with the conduct of a United States trade or business by, or if a treaty applies, is attributable to a United States permanent establishment of, the Foreign holder. Effectively connected interest income received by a corporate Foreign holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate, or, if applicable, a lower treaty rate. Such effectively connected interest income will not be subject to withholding tax if the Foreign holder delivers an IRS Form W-8ECI to the payor.

          (b) In general, a Foreign holder of a new note will not be subject to United States federal withholding tax on the receipt of payments of principal on the new note and will not be subject to United States federal income tax on any gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of such note, unless:

        - such Foreign holder is a nonresident alien individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met;

        - the Foreign holder is required to pay tax pursuant to the provisions of United States tax law applicable to certain United States expatriates; or

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

        - the gain is effectively connected with the conduct of a United States trade or business by, or if a tax treaty applies, is attributable to a United States permanent establishment of, the Foreign holder.

     Under applicable law, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (1) a Foreign holder of a new note must provide its name and address, and certify, under penalties of perjury, to us or our paying agent, that such holder is a Foreign holder or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds a new note on behalf of the Foreign holder must certify, under penalties of perjury, to us or our paying agent that such certificate has been received from the holder by it or by any intermediary Financial Institution. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying Foreign holder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under Treasury Regulations, the foregoing certification may be provided by the Foreign holder of a new note on IRS Form W-8BEN, W-8IMY or W-8EXP, as applicable.

     Federal withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a holder are generally allowed as a credit against such Foreign holder's United States federal income tax liability and may entitle such Foreign holder to a refund provided that certain required information is provided to the IRS.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Under current United States federal income tax law, a 30.5% (30% after December 31, 2001) backup withholding tax and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain holders of the new notes.

     In the case of a noncorporate United States holder, information reporting requirements will apply to payments of principal or interest made by us or our paying agent on a new note. We will be required to withhold backup withholding tax if:

     - a holder fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, is the individual's Social Security number) to us in the manner required;

     - a holder furnishes an incorrect TIN and the payor is so notified by the IRS;

     - the payor is notified by the IRS that such holder has failed to properly report payments of interest or dividends; or

     - under certain circumstances, a holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and has not been notified by the IRS that such holder is subject to backup withholding for failure to report interest or dividend payments.

  United States Holders

     Backup withholding and information reporting does not apply with respect to payments made to certain exempt recipients, including a corporation. United States holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining such an exemption if applicable. The amount of any backup withholding imposed upon a payment to a United States holder will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that certain required information is furnished to the IRS.

  Foreign Holders

     In the case of a Foreign holder, under currently applicable Treasury Regulations, backup withholding and information reporting will not apply to payments of principal or interest made by us or our paying agent on a new note (absent actual knowledge that the holder is actually a United States holder) if the holder has provided the required certification under penalties of perjury that it is not a United States holder or has otherwise established an exemption. If the Foreign holder provides the required certification, such holder may nevertheless be subject to withholding of United States federal income tax as described above under "-- Non-United States Holders." Foreign holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a Foreign holder under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that certain required information is furnished to the IRS.

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                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the new notes received by it in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to one year after the consummation of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.


     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any profit on resales or distributions by any broker-dealer of new notes that were received by it for its own account pursuant to the exchange offer, or commissions or concessions received by any such persons, may be deemed to be underwriting compensation under the Securities Act.


     For a period of one year after the consummation of this exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to this exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the new notes and the guarantees will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.

                                    EXPERTS


     The consolidated financial statements of Hercules Incorporated as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and the financial statement schedule included in this prospectus have been so included in reliance on the report (which contains an emphasis of a matter paragraph relating to Hercules Incorporated's future debt covenant compliance and plans as described in Note 23 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority on the of said firm as experts in auditing and accounting.



     The financial statements of Hercules International Limited, LLC as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in this prospectus have been so included in reliance on the report (which contains an emphasis of a matter paragraph relating to Hercules International Limited, LLC, which has ceased to act as a reseller of two of its three business lines and the current activities of which are being reviewed by Hercules Incorporated as described in Note 18 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The financial statements as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



                             AVAILABLE INFORMATION



     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-4 to register the new notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the new notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the reports, proxy statements and information that we file with the SEC may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov.


     Anyone who receives a copy of this prospectus may obtain a copy of the indenture or the registration rights agreement without charge by writing to Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, Attention: Israel J. Floyd, Esquire, Secretary and General Counsel.

                         INDEX TO FINANCIAL STATEMENTS

                             HERCULES INCORPORATED


                                                              PAGE
                                                              -----
CONSOLIDATED ANNUAL FINANCIAL STATEMENTS
Report of Independent Accountants...........................  F-2
Consolidated Statement of Income for the Years Ended
  December 31, 2000, 1999 and 1998..........................  F-3
Consolidated Balance Sheet as of December 31, 2000 and
  1999......................................................  F-4
Consolidated Statement of Cash Flow for the Years Ended
  December 31, 2000, 1999 and 1998..........................  F-5
Consolidated Statement of Stockholders' Equity for the Years
  Ended December 31, 2000, 1999 and 1998....................  F-6
Consolidated Statement of Comprehensive Income (Loss) for
  the Years Ended December 31, 2000, 1999 and 1998..........  F-7
Summary of Significant Accounting Policies and Notes to
  Consolidated Financial Statements.........................  F-8
Summary of Quarterly Results (unaudited)....................  F-48
Principal Consolidated Subsidiaries.........................  F-49
Financial Statement Schedule II -- Valuation and Qualifying
  Accounts..................................................  F-53
CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
Consolidated Statement of Income (unaudited) for the six
  month periods ended June 30, 2001 and June 30, 2000.......  F-54
Consolidated Balance Sheet (unaudited) as of June 30, 2001
  and December 31, 2000.....................................  F-55
Consolidated Statement of Cash Flow (unaudited) for the six
  month periods ended June 30, 2001 and June 30, 2000.......  F-56
Consolidated Statement of Comprehensive Income (Loss)
  (unaudited) for the six month periods ended June 30, 2001
  and June 30, 2000.........................................  F-57
Notes to Financial Statements (unaudited)...................  F-58
                        SUBSIDIARIES
Aqualon Company.............................................  F-73
BetzDearborn Canada, Inc. ..................................  F-88
BetzDearborn Europe, Inc. ..................................  F-104
BetzDearborn Inc. ..........................................  F-124
BetzDearborn International, Inc. ...........................  F-146
BL Technologies, Inc. ......................................  F-165
FiberVisions A/S............................................  F-175
FiberVisions Incorporated...................................  F-193
FiberVisions, L.L.C. .......................................  F-208
FiberVisions L.P. ..........................................  F-225
FiberVisions Products, Inc. ................................  F-233
Hercules Canada, Inc. ......................................  F-246
Hercules Chemicals (Taiwan) Co., Limited ...................  F-255
Hercules Credit, Inc. ......................................  F-271
Hercules GB Holdings Limited ...............................  F-287
Hercules International Limited..............................  F-305
Hercules International Limited, LLC.........................  F-327
Hercules International Trade Corporation Limited............  F-343
Hercules Investments Sarl...................................  F-351
WSP, Inc. ..................................................  F-374

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware

     In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Hercules Incorporated and subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing on page F-53 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 23, on April 5, 2001 the Company received waivers from certain of its lenders of debt covenant violations at March 31, 2001. The debt covenant violations, conditions of the waivers, management's outlook as to future debt covenant compliance and plans should they not be in compliance in the future are discussed in Note 23.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 10, 2001

                             HERCULES INCORPORATED

                        CONSOLIDATED STATEMENT OF INCOME

                                                               2000      1999      1998
                                                              ------    ------    ------
                                                                (DOLLARS IN MILLIONS,
                                                                  EXCEPT PER SHARE)
Net sales...................................................  $3,152    $3,309    $2,145
                                                              ------    ------    ------
Cost of sales...............................................   1,784     1,831     1,287
Selling, general and administrative expenses................     810       787       377
Research and development....................................      80        85        61
Goodwill and intangible asset amortization..................      80        79        22
Purchased in-process research and development (Note 16).....      --        --       130
Other operating (income) expenses, net (Note 17)............     (46)       47        76
                                                              ------    ------    ------
Profit from operations......................................     444       480       192
Equity in income (loss) of affiliated companies.............      (2)        1        10
Interest and debt expense (Note 18).........................     164       185       101
Preferred security distributions of subsidiary trusts.......      96        51         2
Other income (expense), net (Note 19).......................     (18)       (2)      (22)
                                                              ------    ------    ------
Income before income taxes..................................     164       243        77
Provision for income taxes (Note 20)........................      66        75        68
                                                              ------    ------    ------
Net income..................................................  $   98    $  168    $    9
                                                              ======    ======    ======
Earnings per share (Note 21)
  Basic:....................................................  $ 0.91    $ 1.63    $ 0.10
  Diluted:..................................................  $ 0.91    $ 1.62    $ 0.10

     The accompanying accounting policies and notes are an integral part of the consolidated financial statements.

                             HERCULES INCORPORATED

                           CONSOLIDATED BALANCE SHEET

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
ASSETS
Current assets
  Cash and cash equivalents.................................   $   54       $   63
  Accounts receivable, net (Note 2).........................      626          766
  Inventories (Note 3)......................................      305          380
  Deferred income taxes (Note 20)...........................       37          129
                                                               ------       ------
  Total current assets......................................    1,022        1,338
Property, plant, and equipment, net (Note 12)...............    1,104        1,321
Investments (Note 4)........................................       53           47
Goodwill and other intangible assets, net (Note 13).........    2,391        2,570
Prepaid pension (Note 15)...................................      246          217
Deferred charges and other assets...........................      493          403
                                                               ------       ------
  Total assets..............................................   $5,309       $5,896
                                                               ======       ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................   $  259       $  320
  Short-term debt (Note 5)..................................      261          678
  Accrued expenses (Note 12)................................      402          561
                                                               ------       ------
  Total current liabilities.................................      922        1,559
Long-term debt (Note 6).....................................    2,342        1,777
Deferred income taxes (Note 20).............................      187          287
Other postretirement benefits (Note 15).....................      122          129
Deferred credits and other liabilities......................      298          289
                                                               ------       ------
  Total liabilities.........................................    3,871        4,041
Commitments and contingencies (Note 25).....................       --           --
Company-obligated preferred securities of subsidiary trusts
  (Note 7)..................................................      622          992
Stockholders' equity
  Series preferred stock (Note 8)...........................       --           --
  Common stock, $25/48 par value (Note 9)...................       83           83
     (shares issued: 2000 -- 159,984,444;
      1999 -- 159,976,730)
  Additional paid-in capital................................      726          757
  Unearned compensation (Note 10)...........................     (115)        (123)
  Other comprehensive losses................................     (143)         (44)
  Retained earnings.........................................    2,157        2,125
                                                               ------       ------
                                                                2,708        2,798
Reacquired stock, at cost (shares: 2000 -- 52,442,393;
  1999 -- 53,587,365).......................................    1,892        1,935
                                                               ------       ------
Total stockholders' equity..................................      816          863
                                                               ------       ------
Total liabilities and stockholders' equity..................   $5,309       $5,896
                                                               ======       ======

     The accompanying accounting policies and notes are an integral part of the consolidated financial statements.

                             HERCULES INCORPORATED

                      CONSOLIDATED STATEMENT OF CASH FLOW

                                                               2000      1999      1998
                                                              -------   -------   -------
                                                                 (DOLLARS IN MILLIONS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income..................................................  $    98   $   168   $     9
Adjustments to reconcile net income to net cash provided
  from operations:
  Depreciation..............................................      132       144        86
  Amortization..............................................      114       106        22
  Write-off of in-process research and development..........       --        --       130
  Gain on disposals.........................................     (142)      (23)      (23)
  Noncash charges (credits).................................      105       (13)       38
  Other.....................................................       --        --        (6)
  Accruals and deferrals of cash receipts and payments:
    Affiliates' earnings in excess of dividends received....        2        (1)       (6)
    Accounts receivable.....................................       48       (69)       26
    Inventories.............................................       (3)       (7)      (14)
    Accounts payable and accrued expenses...................     (190)      (27)      (72)
    Noncurrent assets and liabilities.......................      (94)        2        (9)
                                                              -------   -------   -------
       Net cash provided by operations......................       70       280       181
                                                              -------   -------   -------
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures........................................     (187)     (196)     (157)
Proceeds of investment and fixed asset disposals............      418        50       600
Acquisitions, net of cash acquired..........................       (6)      (10)   (3,109)
Other, net..................................................      (12)      (37)      (25)
                                                              -------   -------   -------
       Net cash (used in) provided by investing
       activities...........................................      213      (193)   (2,691)
                                                              -------   -------   -------
CASH FLOW FROM FINANCING ACTIVITIES:
Long-term debt proceeds.....................................    1,889       279     3,111
Long-term debt repayments...................................   (1,790)   (1,360)     (247)
Change in short-term debt...................................       92        22      (228)
Payment of debt issuance costs and underwriting fees........      (28)      (19)      (66)
Proceeds from issuance of subsidiary trusts preferred
  securities................................................       --       792       200
Repayment of subsidiary trust preferred securities..........     (370)       --        --
Proceeds from issuance of warrants..........................       --        90        --
Common stock issued.........................................       13       182        10
Common stock reacquired.....................................       (2)       (3)     (114)
Proceeds from issuance of subsidiary preferred stock........       --        12        --
Dividends paid..............................................      (94)      (83)     (104)
                                                              -------   -------   -------
       Net cash (used in) provided by financing
       activities...........................................     (290)      (88)    2,562
                                                              -------   -------   -------
Effect of exchange rate changes on cash.....................       (2)       (4)       (1)
                                                              -------   -------   -------
Net increase (decrease) in cash and cash equivalents........       (9)       (5)       51
Cash and cash equivalents at beginning of year..............       63        68        17
                                                              -------   -------   -------
Cash and cash equivalents at end of year....................  $    54   $    63   $    68
                                                              =======   =======   =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest (net of amount capitalized)......................  $   164   $   184   $   100
  Distributions on trust preferred securities...............       85        36        --
  Income taxes paid, net....................................       29        79       117
Noncash investing and financing activities:
  Conversion of notes and debentures........................       --         2         8
  ESOP and incentive plan stock issuances...................        8         8       196
  Assumed debt of acquired businesses.......................       --        --       307
  Acquisition of minority interest..........................      (11)       --        --

     The accompanying accounting policies and notes are an integral part of the consolidated financial statements.

                             HERCULES INCORPORATED

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                OTHER
                                                                                            COMPREHENSIVE
                                                          COMMON   PAID-IN     UNEARNED        INCOME       RETAINED   REACQUIRED
                                                          STOCK    CAPITAL   COMPENSATION      (LOSS)       EARNINGS     STOCK
                                                          ------   -------   ------------   -------------   --------   ----------
                                                                                   (DOLLARS IN MILLIONS)
Balances at January 1, 1998.............................   $80      $504        $  --           $  (2)       $2,163      $2,055
  (Common shares: issued, 154,357,015; reacquired,
    58,289,376)
Net income..............................................    --        --           --              --             9          --
Common dividends, $1.08 per common share................    --        --           --              --          (104)         --
Foreign currency translation adjustment.................    --        --           --             (11)           --          --
Purchase of common stock, 2,361,390 shares..............    --        --           --              --            --         109
Issuance of common stock:
  Incentive plans, net, 764,201 shares from reacquired
    stock...............................................    --        (7)          --              --            --         (27)
  ESOP, 5,890,873 shares from reacquired stock..........    --        --         (130)             --            --        (186)
  Conversion of notes and debentures, 466,481 shares....     1         7           --              --            --          --
                                                           ---      ----        -----           -----        ------      ------
Balances at December 31, 1998...........................   $81      $504        $(130)          $ (13)       $2,068      $1,951
  (Common shares: issued, 154,823,496; reacquired,
    53,995,692)
Net income..............................................    --        --           --              --           168          --
Common dividends, $1.08 per common share................    --        --           --              --          (111)         --
Foreign currency translation adjustment.................    --        --           --             (31)           --          --
Impact of allocation of shares held by ESOP.............    --        --            7              --            --          --
Purchase of common stock, 126,893 shares................    --        --           --              --            --           3
Warrants issued in connection with CRESTS
  Units offering (Note 7)...............................    --        88           --              --            --          --
Issuance of common stock:
  Incentive plans, net, 535,220 shares from reacquired
    stock...............................................    --                                                              (19)
  Conversion of notes and debentures, 153,234 shares....    --         2           --              --            --          --
  Public offering, 5,000,000 shares.....................     2       163           --              --            --          --
                                                           ---      ----        -----           -----        ------      ------
Balances at December 31, 1999...........................   $83      $757        $(123)          $ (44)       $2,125      $1,935
  (Common shares: issued,159,976,730; reacquired,
    53,587,365)
Net income..............................................    --        --           --              --            98          --
Common dividends, $0.62 per common share................    --        --           --              --           (66)         --
Foreign currency translation adjustment.................    --        --           --             (99)           --          --
Impact of allocation of shares held by ESOP.............    --        --            8              --            --          --
Purchase of common stock, 174,547 shares................    --        --           --              --            --           5
Issuance of common stock:
  Incentive plans, net, 1,319,519 shares, from
    reacquired stock....................................    --       (31)          --              --            --         (48)
  Conversion of notes and debentures, 7,714 shares......    --        --           --              --            --          --
                                                           ---      ----        -----           -----        ------      ------
Balances at December 31, 2000...........................   $83      $726        $(115)          $(143)       $2,157      $1,892
  (Common shares: issued,159,984,444; reacquired,
    52,442,393)

     The accompanying accounting policies and notes are an integral part of the consolidated financial statements.

                             HERCULES INCORPORATED

             CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              2000     1999     1998
                                                              -----    -----    -----
                                                               (DOLLARS IN MILLIONS)
Net income..................................................  $ 98     $168     $  9
Foreign currency translation, net of tax....................   (99)     (31)     (11)
                                                              ----     ----     ----
Comprehensive income (loss).................................  $ (1)    $137     $ (2)
                                                              ====     ====     ====

     The accompanying accounting policies and notes are an integral part of the consolidated financial statements.

                             HERCULES INCORPORATED

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The Consolidated Financial Statements include the accounts of Hercules Incorporated and all majority-owned subsidiaries where control exists. Following the acquisition of BetzDearborn, the Company continued BetzDearborn's practice of using a November 30 fiscal year-end for certain former BetzDearborn non-U.S. subsidiaries to expedite the year-end closing process. Investments in affiliated companies with a 20% or greater ownership interest are accounted for using the equity method of accounting and, accordingly, consolidated income includes Hercules' share of their income.

USE OF ESTIMATES

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the company's experience. The corresponding shipping and handling costs are included in cost of sales.

ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that pertain to current operations or future revenues are expensed or capitalized according to the company's capitalization policy. Expenditures for remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recognized for remedial activities when the cleanup is probable and the cost can be reasonably estimated.

CASH AND CASH EQUIVALENTS

     Cash in excess of operating requirements is invested in short-term, income-producing instruments. Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

INVENTORIES

     Inventories are stated at the lower of cost or market. Domestic inventories are valued predominantly on the last-in, first-out (LIFO) method. Foreign and certain domestic inventories, which in the aggregate represented 62% of total inventories at December 31, 2000, are valued principally on the average-cost method.

PROPERTY AND DEPRECIATION

     Property, plant and equipment are stated at cost. The Company changed to the straight-line method of depreciation, effective January 1, 1991, for newly acquired processing facilities and equipment. Assets acquired before then continue to be depreciated by accelerated methods. The Company believes straight-line depreciation provides a better matching of costs and revenues over the lives of the assets. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years.

     Maintenance, repairs and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is charged to income.

GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited, generally 40 years for goodwill, customer relationships and trademarks and tradenames and 5 to 15 years for other intangible assets.

LONG-LIVED ASSETS

     The Company reviews its long-lived assets, including goodwill and other intangibles, for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.

FOREIGN CURRENCY TRANSLATION

     The financial statements of Hercules' non-U.S. entities are translated into U.S. dollars using current rates of exchange, with gains or losses included in the other comprehensive income (loss). The related allocation for income taxes is not significant.

DERIVATIVE INSTRUMENTS AND HEDGING

     Derivative financial instruments have been used to hedge risk caused by fluctuating currency and interest rates. The Company enters into forward-exchange contracts and currency swaps to hedge foreign currency exposure. Decisions regarding hedging are made on a case-by-case basis, taking into consideration the amount and duration of the exposure, market volatility, and economic trends. The Company uses the fair-value method of accounting, recording realized and unrealized gains and losses on these contracts monthly. They are included in other income (expense), net, except for gains and losses on contracts to hedge specific foreign currency commitments, which are deferred and accounted for as part of the transaction. Gains or losses on instruments which have been used to hedge the value of investments in certain non-U.S. subsidiaries are included in the foreign currency translation adjustment. It is the company's policy to match the term of financial instruments with the term of the underlying designated item. If the designated item is an anticipated transaction no longer likely to occur, gains or losses from the instrument designated as a hedge are recognized in current period earnings. The Company does not hold or issue financial instruments for trading purposes. In the Consolidated Statement of Cash Flow, the Company reports the cash flows resulting from its hedging activities in the same category as the related item that is being hedged.

     The Company used interest rate swap agreements to manage interest costs and risks associated with changing rates. The differential to be paid or received is accrued as interest rates change and is recognized in interest expense over the life of the agreements. Counter parties to the forward exchange, currency swap, and interest rate swap contracts are major financial institutions. Credit loss from counter party nonperformance is not anticipated. During 2000 the interest rate swap portfolio was terminated due to the conversion of foreign denominated debt to U.S. dollar denominated debt in the first half of 2000; and the debt restructing in November 2000 that replaced variable rate debt with fixed rate debt.

STOCK-BASED COMPENSATION

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income and earnings per share as if the fair-value-based method of accounting had been applied.

COMPUTER SOFTWARE COSTS

     Effective January 1, 1999, we adopted the American Institute of Certified Public Accountants Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). Our prior accounting was generally consistent with the requirements of SOP 98-1 and, accordingly, adoption of SOP 98-1 had no material effect. Computer software costs are being amortized over a period of 5 to 10 years.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133," and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. SFAS 133, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective January 1, 2001. As discussed in Notes 6 and 22, during 2000, the Company converted substantially all of its foreign currency denominated borrowings to fixed rate U.S. dollar denominated borrowings and closed most of its outstanding interest rate swaps. Based on these actions and a review of our contracts and agreements, the Company believes that the adoption of SFAS No. 133 will not have a material effect on its earnings or statement of financial position. However, due to certain provisions of our debt agreements, the results of operations could be materially affected in 2001 if it becomes more likely that a change of control will occur before November 15, 2001.

     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by Staff Accounting Bulletin Nos. 101A and 101B, was effective October 1, 2000. Adoption of SAB 101 did not have a material effect.

RECLASSIFICATIONS

     Certain amounts in the 1999 and 1998 consolidated financial statements and notes have been reclassified to conform to the 2000 presentation.

                             HERCULES INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ACQUISITIONS

     All acquisitions have been accounted for under the purchase method. The results of operations of the acquired businesses are included in the consolidated financial statements from the dates of acquisition.

     BetzDearborn -- On October 15, 1998, the Company acquired all of the outstanding shares of BetzDearborn Inc., a global specialty chemical Company engaged in the treatment of water and industrial process systems, for $2,235 million in cash and $186 million in common stock exchanged for the shares held by the BetzDearborn ESOP Trust. The shares were valued using the quoted market price of the stock at the time of exchange. In addition, the Company assumed debt with a fair value of $117 million and repaid $557 million of other long-term debt held by BetzDearborn. This acquisition was financed with borrowings under a $3,650 million credit facility with a syndicate of banks (see
Note 6).

     During 1999, we completed the BetzDearborn purchase price allocation and increased goodwill by $96 million, to $2,170 million. The increase to goodwill results from adjustments to the fair value of net tangible assets acquired, completion of the evaluation of pre-acquisition contingencies related to litigation and claims, finalization of plans to exit BetzDearborn activities and foreign currency translation adjustments, net of related tax effects. Goodwill is determined as follows:

                                                              (DOLLARS IN
                                                               MILLIONS)
                                                              -----------
Cash paid, including transaction costs......................    $2,235
Common stock exchanged for ESOP trust shares................       186
Fair value of debt assumed..................................       117
Payment of BetzDearborn long-term debt......................       557
                                                                ------
                                                                $3,095
Less: Fair value of net tangible assets acquired............       650
  Fair value of identifiable intangible assets acquired.....       725
  Purchased in-process research and development.............       130
                                                                ------
  BetzDearborn goodwill as of the date of acquisition.......    $1,590
                                                                ======

     In accordance with the purchase method of accounting, the adjusted purchase price was allocated to the estimated fair value of net assets acquired, with the excess recorded as goodwill. Goodwill is amortized over 40 years on a straight-line basis. Identified intangibles are amortized over 10 to 40 years, on a straight-line basis. Additionally, approximately $130 million of the purchase price was allocated to purchased in-process research and development and was charged to expense at the date of acquisition (see Note 16).

     As of the acquisition date, the Company began to formulate plans to combine the operations of BetzDearborn and Hercules. We formed a program office, engaged outside consultants and established several functional integration teams to formulate and implement the plan and capture anticipated synergies. At December 31, 1998, the Company had identified and approved various actions such as personnel reductions, consolidation of operations and support functions, closure of redundant or inefficient offices and facilities and relocation of former BetzDearborn employees. Accordingly, the Company included a $98 million liability as part of the purchase price allocation. The liability included approximately $74 million related to employee termination benefits and $24 million for office and facility closures, relocation of BetzDearborn employees and other related exit costs (see Note 14).

     FiberVisions L.L.C. -- In July 1998, the Company completed the acquisition of the 49% share of FiberVisions L.L.C. owned by its joint venture partner, Jacob Holm & Sons A/S, for approximately $230 million in cash, plus assumed debt of $188 million. The allocation of the purchase price resulted in $188 million of goodwill, which is being amortized over its estimated useful life of 40 years.

                             HERCULES INCORPORATED

     The following unaudited pro forma information presents a summary of consolidated results of operations of the company as if the BetzDearborn and FiberVisions acquisitions had occurred at the beginning of the year ended December 31, 1998:

                                                                    1998
                                                              ----------------
                                                                (DOLLARS IN
                                                              MILLIONS, EXCEPT
                                                                 PER SHARE)
Net sales...................................................       3,276
Income (loss) before effect of change in accounting
  principle.................................................         (70)
Net income (loss)...........................................         (70)
Net earnings per share:
  Basic
     Earnings before effect of change in accounting
       principle............................................       (0.69)
     Earnings per share.....................................       (0.69)
  Diluted
     Earnings before effect of change in accounting
       principle............................................       (0.69)
     Earnings per share.....................................       (0.69)

     The pro forma results of operations are for comparative purposes only and reflect increased amortization and interest expense resulting from the acquisitions described above, but do not include any potential cost savings from combining the acquired businesses with the company's operations. Consequently, the pro forma results do not reflect the actual results of operations had the acquisitions occurred on the dates indicated, and are not intended to be a projection of future results or trends.

     Other -- The Company also made five other acquisitions; three in 1998, one in 1999 and one in 2000, for an aggregate purchase price of approximately $121 million in cash. These acquisitions included the worldwide paper chemicals group of Houghton International, Inc. and Citrus Colloids Ltd., a pectin manufacturer, in April 1998; Alliance Technical Products, Ltd., a rosin dispersions Company, in September 1998; the Scripset(R) water-soluble polymer resin business of Solutia Inc. in July 1999; and Quaker Chemical Corporation's paper chemicals business in May 2000. Allocations of the purchase prices for these acquisitions resulted in approximately $75 million of goodwill, which is being amortized over estimated useful lives ranging from 30 to 40 years. Citrus Colloids Ltd. was subsequently divested in September 2000 as part of the Food Gums transaction.

2. ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net, consists of:

                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Trade.......................................................  $562    $639
Other.......................................................    91     143
                                                              ----    ----
Total.......................................................   653     782
Less allowance for doubtful accounts........................    27      16
                                                              ----    ----
                                                              $626    $766
                                                              ====    ====

     At December 31, 2000, net trade accounts receivable from customers located in the United States, Europe, the Americas and Asia were $284 million, $170 million, $51 million and $30 million, respectively. At December 31, 1999, net trade accounts receivable from customers located in the United States, Europe, the Americas and Asia were $426 million, $151 million, $35 million and $11 million, respectively.

                             HERCULES INCORPORATED

3. INVENTORIES

     The components of inventories are:

                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Finished products...........................................  $171    $187
Materials, supplies and work in process.....................   134     193
                                                              ----    ----
                                                              $305    $380
                                                              ====    ====

     Inventories valued on the LIFO method were lower than if valued under the average-cost method, which approximates current cost, by $31 million at both December 31, 2000 and 1999.

4. INVESTMENTS

     Total equity investments in affiliated companies were $40 million at December 31, 2000, and $10 million at December 31, 1999.

     On September 29, 2000, we sold our Food Gums Division to CP Kelco, a joint venture with Lehman Brothers Merchant Banking Partners II, L.P. We retained a 28.6% equity position with a historical cost basis of $30 million in CP Kelco. During the fourth quarter of 2000, Lehman Brothers made an additional capital contribution to CP Kelco thereby reducing our equity position to approximately 23%.

     Other investments, at cost or less, were $13 million and $37 million at December 31, 2000 and 1999, respectively. Included in these amounts are non-current marketable securities aggregating $12 million and $32 million for the corresponding years, classified as "available for sale." The value of these investments, based on market quotes, approximates book values.

5. SHORT-TERM DEBT

     A summary of short-term debt follows:

                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Banks.......................................................  $118    $ 26
Current maturities of long-term debt........................   143     652
                                                              ----    ----
                                                              $261    $678
                                                              ====    ====

     Bank borrowings represent primarily foreign overdraft facilities and short-term lines of credit, which are generally payable on demand with interest at various rates. Book values of bank borrowings approximate market value because of their short maturity period.

     At December 31, 2000, Hercules had $182 million of unused short-term lines of credit that may be drawn as needed, with interest at a negotiated spread over lenders' cost of funds. Lines of credit in use at December 31, 2000, were $118 million. Weighted-average interest rates on short-term borrowings at December 31, 2000 and 1999 were 5.88% and 6.04%, respectively.

                             HERCULES INCORPORATED

6. LONG-TERM DEBT

     A summary of long-term debt follows:

                                                               2000         1999
                                                             ---------    ---------
                                                             (DOLLARS IN MILLIONS)
6.15% notes due 2000.......................................   $   --       $  100
6.60% notes due 2027(a)....................................      100          100
7.85% notes due 2000.......................................       --           25
6.625% notes due 2003(b)...................................      125          125
11.125% senior notes due 2007(c)...........................      400           --
8% convertible subordinated debentures due 2010(d).........        3            3
Term loan tranche A due in varying amounts through
  2003(e)..................................................      875        1,187
Term loan tranche C due 2000(e)............................       --          318
Term loan tranche D due 2005(e)............................      375           --
Revolving credit agreement due 2003(e).....................      437          336
ESOP debt(f)...............................................      101          106
Term notes at various rates from 5.23% to 9.72% due in
  varying amounts through 2006(g)..........................       65           80
Variable rate loans........................................       --           41
Other......................................................        4            8
                                                              ------       ------
                                                              $2,485       $2,429
Current maturities of long-term debt.......................     (143)        (652)
                                                              ------       ------
Net long-term debt.........................................   $2,342       $1,777
                                                              ======       ======

---------------

(a) 30-year debentures with a 10-year put option, exercisable by bondholder at a redemption price equal to principal amount.

(b) Par value of $125 million issued June 1993.

(c) The senior notes accrue interest at 11 1/8% per annum, payable semi-annually commencing May 15, 2001. The senior notes are guaranteed by each of Hercules' current and future wholly owned domestic restricted subsidiaries. At any time prior to November 15, 2003, Hercules may on any one or more occasions, redeem up to 35% of the aggregate principal amount of the senior notes issued at a redemption price of 111.125% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of one or more public equity offerings; provided that (i) at least 65% of the aggregate principal amount of the senior notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Hercules and its Subsidiaries); and (ii) the redemption occurs within 45 days of the date of the closing of such public equity offering. At any time prior to November 15, 2001, Hercules may also redeem all or part of the senior notes upon the occurrence of a change of control at a redemption price equal to 111.125% of the principal amount of the senior notes redeemed, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. Except as described above, the senior notes will not be redeemable at Hercules' option prior to maturity. Hercules is not required to make mandatory redemption or sinking fund payments with respect to senior notes. If a change of control occurs, each holder of the notes will have the right to require Hercules to repurchase all or any part of that Holder's notes pursuant to a change of control offer on the terms set forth in the indenture. In the change of control offer, Hercules will offer a change of control payment in cash equal to (i) if such change of control is prior to November 15, 2001, 111.125% of the aggregate principal amount of notes repurchased and (ii) if such

                             HERCULES INCORPORATED
    change of control is after November 15, 2001, 101% of the aggregate principal amount of the notes repurchased plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. The 11 1/8% senior notes are subject to a registration rights agreement that requires Hercules to file an Exchange Offer registration statement with the Securities and Exchange Commission within 270 days (August 11, 2001) and to use its best efforts to have the registration statement declared effective within 330 days (see Note 23).

(d) Subordinated debentures are convertible into common stock at $14.90 per share and are redeemable at the option of the Company at varying rates. The annual sinking fund requirement of $5 million, beginning in 1996, has been satisfied through conversions of debentures.

(e) The BetzDearborn acquisition was financed with borrowings under a $3,650 million credit facility with a syndicate of banks, and was consummated on October 15, 1998. The syndication included three tranches of varying maturity term loans totaling $2,750 million, of which $875 million was outstanding at year end 2000, and a $900 million revolving credit agreement of which $437 million was outstanding at year end 2000. On April 19, 1999, the credit agreement was amended to allow borrowings in euros, as well as U.S. dollars. Approximately U.S. $950 million of term loan tranche A domestic borrowings were converted into indebtedness denominated in euros during the second quarter 1999. In addition, a Canadian subsidiary of ours can borrow up to U.S. $100 million from select lenders in Canada in Canadian dollars that bears interest at Bankers' Acceptances Rate plus 2.25% at December 31, 2000. Interest rates are reset for one, three, or six month periods at the company's option. The company's credit agreement contains various restrictive covenants that, among other things, require maintenance of certain financial covenants: leverage, net worth and interest coverage, and provides that the entry of judgment or judgments involving aggregate liabilities of $50 million or more be vacated, discharged, stayed or bonded pending appeal within 60 days of entry. Issuance costs related to the financing are included in deferred charges and other assets and are being amortized over the term of the loans, using the effective interest method. As of December 31, 2000, $459 million of the $900 million multi-currency revolver is available for use. However, the actual availability under the revolving credit agreement is constrained by our ability to meet covenants in our senior credit facility. In July 2000, the credit agreement was amended to modify the maximum leverage ratio, defined as debt/EBITDA, for the period April 1, 2000 through June 30, 2000. During the third quarter of 2000, we were granted waivers of some of the financial covenants in our senior credit facility and our ESOP credit facility through November 15, 2000. Effective November 14, 2000, our senior credit facility and our ESOP credit facility were amended to (i) modify certain financial covenants; (ii) change the mandatory prepayment provisions; and (iii) provide for security, among other things. The senior credit facility amendments were conditioned upon, among other things, the issuance by us of the 11 1/8% senior notes and term loan tranche D (described below). The amendment to the senior credit facility increased the interest rate on amounts outstanding under the revolving credit agreement, term loan tranche A and term loan tranche C to LIBOR + 2.25% (8.90% at December 31, 2000). The senior credit facility and ESOP credit facility, as amended, are secured by liens on our property and assets (and those of our Canadian Subsidiaries), a pledge of the stock of substantially all of our domestic subsidiaries and 65% of the stock of foreign subsidiaries directly owned by us and a pledge of domestic intercompany indebtedness. In connection with the amendments to the senior credit facility and the ESOP credit facility, our 6.60% notes due 2027 and our 6.625% notes due 2003 were also secured as required by the indenture under which such notes were issued. As a result of the amendments, the Company was in compliance with all of the covenants. On November 14, 2000, in conjunction with and conditioned upon the effectiveness of the third amendment, we borrowed $375 million under the senior credit facility (term loan tranche D) and we issued $400 million of 11 1/8% senior notes due 2007. Term loan tranche D initially bore interest at LIBOR + 2.75% (9.47% at December 31, 2000), matures on November 15, 2005, and will require only nominal principal payments prior to maturity. On January 23, 2001, our corporate credit rating was downgraded by Standard & Poor's Rating Services to BB which

                             HERCULES INCORPORATED
    resulted in an increase to the interest rates on the term loan tranche A and term loan tranche D to LIBOR + 2.75% and LIBOR + 3.25%, respectively (see
    Note 23).

(f) The Company assumed a $94 million loan related to the BetzDearborn ESOP Trust. The proceeds of the loan were originally used by the ESOP Trust for the purchase of BetzDearborn preferred shares that, upon acquisition by Hercules, were converted into equivalent shares of Hercules common stock (see Note 10). The loan was recorded at a fair market value of $110 million at the date of acquisition, and the $16 million fair value step-up is being amortized over the term of the debt. The loan and guarantee mature in June 2009. During the third quarter of 2000, we were granted waivers of some of the financial covenants in our senior credit facility and our ESOP credit facility through November 15, 2000. Effective November 14, 2000, our senior credit facility was permanently amended. The senior credit facility and ESOP credit facility, as amended, are secured by liens on our property and assets (and those of our Canadian Subsidiaries), a pledge of the stock of substantially all of our domestic subsidiaries and 65% of the stock of foreign subsidiaries directly owned by us and a pledge of domestic intercompany indebtedness. Effective with the November 14, 2000 amendment, the rate was increased to 11.95%. Effective January 23, 2001, as a result of the lowered credit rating, the interest rate on the loan and guarantee increased to 12.95% (see Note 23).

(g) Debt assumed in conjunction with the acquisition of FiberVisions L.L.C. (see
    Note 1), net of repayments through December 31, 2000.

     Long-term debt maturities during the next five years are $143 million in 2001, $328 million in 2002, $859 million in 2003, $25 million in 2004 and $385 million in 2005.

7. COMPANY-OBLIGATED PREFERRED SECURITIES OF SUBSIDIARY TRUST

  Redeemable Hybrid Income Overnight Shares

     In November 1998, Hercules Trust V, our wholly owned subsidiary, completed a private placement of $200 million Redeemable Hybrid INcome Overnight Shares (RHINOS). We repaid the RHINOS with a portion of the proceeds from the offering of 11 1/8% senior notes on November 14, 2000.

TRUST ORIGINATED PREFERRED SECURITIES

     In March 1999, Hercules Trust I ("Trust I"), our wholly owned subsidiary trust, completed a $362 million underwritten public offering of 14,500,000 shares of 9.42% Trust Originated Preferred Securities. Trust I invested the proceeds from the sale of the Preferred Securities in an equal principal amount of 9.42% Junior Subordinated Deferrable Interest Debentures of Hercules due March 2029. We used these proceeds to repay long-term debt.

     Trust I distributes quarterly cash payments it receives from Hercules on the Debentures to Preferred Security holders at an annual rate of 9.42% on the liquidation amount of $25 per Preferred Security. We may defer interest payments on the Debentures at any time, for up to 20 consecutive quarters. If this occurs, Trust I will also defer distribution payments on the Preferred Securities. The deferred distributions, however, will accumulate distributions at a rate of 9.42% per annum.

     Trust I will redeem the Preferred Securities when the Debentures are repaid at maturity on March 31, 2029. Hercules may redeem the Debentures, in whole or, on or after March 17, 2004, in part, before their maturity at a price equal to 100% of the principal amount of the Debentures redeemed, plus accrued interest. When Hercules redeems any Debentures before their maturity, Trust I will use the cash it receives to redeem Preferred Securities and common securities as provided in the trust agreement. Hercules guarantees the obligations of Trust I on the Preferred Securities.

                             HERCULES INCORPORATED

  CRESTS Units

     In July 1999, we completed a public offering of 350,000 CRESTS Units with Hercules Trust II, a wholly owned subsidiary trust ("Trust II"). This transaction provided net proceeds to Hercules and Trust II of $340.4 million. The preferred security component of the CRESTS Units was initially valued at $741.46 per unit and the warrant component of the CRESTS Units was initially valued at $258.54 per warrant. Each CRESTS Unit consists of one preferred security of Trust II and one warrant to purchase 23.4192 shares of Hercules common stock at an initial exercise price of $1,000 (equivalent to $42.70 per share). The preferred security and warrant components of each CRESTS Unit may be separated and transferred independently. The warrants may be exercised, subject to certain conditions, at any time before March 31, 2029, unless there is a reset and remarketing event. No reset and remarketing event will occur before July 27, 2004, unless all of our common stock is acquired in a transaction that includes cash for a price above a predetermined level. Trust II used the proceeds from the sale of its preferred securities to purchase junior subordinated deferrable interest debentures of Hercules ("debentures"). As of December 31, 2000, no warrants had been exercised.

     We pay interest on the debentures, and Trust II pays distributions on its preferred securities. Both are paid quarterly at an annual rate of 6 1/2% of the scheduled liquidation amount of $1,000 per debenture and/or preferred security until the scheduled maturity date and redemption date of June 30, 2029, unless there is a reset and remarketing event. We guarantee payments by Trust II on its preferred securities. Trust II must redeem the preferred securities when the debentures are redeemed or repaid at maturity.

     We used the proceeds from the CRESTS Units offering to repay long-term debt. Issuance costs related to the preferred security component of the CRESTS Units are being amortized over the life of the security and costs related to the warrants were charged to additional paid-in capital.

  Floating Rate Preferred Securities

     In December 1999, Hercules Trust VI, our wholly owned subsidiary trust ("Trust VI"), completed a $170 million private offering of 170,000 shares of Floating Rate Preferred Securities. We repaid the debentures with a portion of the proceeds from the offering of 11 1/8% senior notes on December 29, 2000.

8. SERIES PREFERRED STOCK

     There are 2,000,000 shares of series preferred stock without par value authorized for issuance, none of which have been issued.

9. COMMON STOCK

     Hercules common stock has a stated value of $25/48, and 300,000,000 shares are authorized for issuance. At December 31, 2000, a total of 27,960,812 shares were reserved for issuance for the following purposes: 402,253 shares for sales to the Savings Plan Trustee; 17,135,353 shares for the exercise of awards under the Stock Option Plan; 1,847,855 shares for awards under incentive compensation plans; 176,492 shares for conversion of debentures and notes; 202,139 shares for employee stock purchases; and 8,196,720 shares for exercise of the warrant component of the CRESTS Units.

     For the company's stock repurchase program, from its start in 1991 through year-end 2000, the Board authorized the repurchase of up to 74,650,000 shares of Company common stock. Of that total, 6,150,000 shares were intended to satisfy requirements of various employee benefit programs. During this period, a total of 66,792,032 shares of common stock were purchased in the open market at an average price of $37.29 per share.

     In July 1999, we completed a public offering of 5,000,000 shares of our common stock, which provided us with proceeds of $171.5 million, net of underwriting fees of $3.5 million. We used the proceeds from the

                             HERCULES INCORPORATED
common stock offering for the partial repayment of a term loan under our credit facility. Issuance costs associated with the stock offering were charged to additional paid-in capital.

10. EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

     In connection with the acquisition of BetzDearborn in 1998, the Company acquired its ESOP and related trust as a long-term benefit for substantially all of BetzDearborn's U.S. employees. The plan is a supplement to BetzDearborn's 401(k) plan. The ESOP trust had long-term debt of $91 million and $93 million at December 31, 2000 and 1999, respectively, which is guaranteed by Hercules. Upon acquisition, the debt had a fair value in excess of its recorded amount for which a step-up was recorded to be amortized over the remaining term of the debt. The fair value, included in long-term debt, was $101 million and $106 million at December 31, 2000 and 1999, respectively. The proceeds of the original loan were used to purchase BetzDearborn convertible preferred stock, which, at the date of acquisition, was converted into Hercules common stock.

     Under the provisions of the BetzDearborn 401(k) program, employees may invest 2% to 15% of eligible compensation. The company's matching contributions, made in the form of Hercules common stock, are equal to 50% of the first 6% of employee contributions, and fully vest to employees upon the completion of 5 years of service. The company's matching contributions are included in ESOP expense. After satisfying the 401(k) matching contributions and the dividends on allocated shares, all remaining shares of ESOP stock are allocated to each eligible participant's account based on the ratio of each eligible participant's compensation to total compensation of all participants.

     The company's contributions and dividends on the shares held by the trust are used to repay the loan, and the shares are allocated to participants as the principal and interest are paid. The company's common stock dividends were suspended during the fourth quarter of 2000. Long-term debt is reduced as payments are made on the third party financing. In addition, unearned compensation is also reduced as the shares are allocated to employees. The unallocated shares held by the trust are reflected in unearned compensation as a reduction in stockholders' equity on the balance sheet for $115 million and $123 million at December 31, 2000 and 1999, respectively.

                                                          2000         1999
                                                        ---------    ---------
Allocated.............................................  1,858,459    1,807,976
Unallocated...........................................  3,582,334    3,814,749
                                                        ---------    ---------
Total shares held by ESOP.............................  5,440,793    5,622,725
                                                        =========    =========

     The ESOP expense is calculated using the shares-allocated method and includes net interest incurred on the debt of $6 million and $5 million for 2000 and 1999, respectively. The Company is required to make quarterly contributions to the plan, which enable the trust to service its indebtedness. Net ESOP expense is comprised of the following elements:

                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
ESOP expense................................................  $13     $13
Common stock dividends (charged to retained earnings).......   (3)     (6)
                                                              ---     ---
Net ESOP expense............................................  $10     $ 7
                                                              ---     ---
ESOP Contributions..........................................  $10     $ 9
                                                              ===     ===

                             HERCULES INCORPORATED

11. LONG-TERM INCENTIVE COMPENSATION PLANS

     The company's long-term incentive compensation plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors. Through 1994, shares of common stock awarded under these plans normally were either restricted stock or performance shares. During the restriction period, award holders have the rights of stockholders, including the right to vote and receive cash dividends, but they cannot transfer ownership.

     In 1995, Hercules changed the structure of the long-term incentive compensation plans to place a greater emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and Cash Value Awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding was 491,488 at December 31, 2000, and 926,689 and 1,083,613 at December 31, 1999 and
1998, respectively.

     At December 31, 2000, under the company's incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to the Company in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans. The cost of stock awards and other market-based units, which are charged to income over the restriction or performance period, amounted to $1 million for 2000, $3 million for 1999 and $5 million for 1998.

                             HERCULES INCORPORATED

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 1998, 1999 and 2000:

                                                 REGULAR                   PERFORMANCE-ACCELERATED
                                      ------------------------------    -----------------------------
                                      NUMBER OF     WEIGHTED-AVERAGE    NUMBER OF    WEIGHTED-AVERAGE
                                        SHARES           PRICE           SHARES           PRICE
                                      ----------    ----------------    ---------    ----------------
January 1, 1998.....................   4,001,288         $40.41         3,875,397         $47.63
Granted.............................   2,696,215         $32.75         1,170,890         $41.09
Exercised...........................    (279,795)        $24.93                --             --
Forfeited...........................     (66,430)        $41.58           (15,035)        $46.09
                                      ----------         ------         ---------         ------
December 31, 1998...................   6,351,278         $37.83         5,031,252         $46.12
Granted.............................   1,705,335         $37.49         1,079,455         $36.52
Exercised...........................     (94,275)        $22.07                --             --
Forfeited...........................    (158,780)        $37.80           (99,866)        $44.41
                                      ----------         ------         ---------         ------
December 31, 1999...................   7,803,558         $37.94         6,010,841         $44.42
Granted.............................   3,418,275         $16.75           187,500         $14.06
Exercised...........................     (28,500)        $11.83                --             --
Forfeited...........................    (217,405)        $34.30           (38,916)        $42.31
                                      ----------         ------         ---------         ------
December 31, 2000...................  10,975,928         $31.49         6,159,425         $43.51

     The weighted-average fair value of regular stock options granted during 1998, 1999 and 2000 was $8.53, $8.18 and $7.19 respectively. The weighted-average fair value of performance-accelerated stock options granted during 1998, 1999 and 2000 was $9.24, $7.82 and $5.86 respectively.

     Following is a summary of regular stock options exercisable at December 31, 1998, 1999, and 2000, and their respective weighted-average share prices:

                                                    NUMBER OF    WEIGHTED-AVERAGE
OPTIONS EXERCISABLE                                  SHARES       EXERCISE PRICE
-------------------                                 ---------    ----------------
December 31, 1998.................................  3,300,628         $41.57
December 31, 1999.................................  4,651,273         $39.95
December 31, 2000.................................  6,237,147         $38.43

     At December 31, 2000, there were 50,000 performance-accelerated stock options exercisable at a weighted average exercise price of $47.00 per share. There were no performance-accelerated stock options exercisable at December 31, 1998 and 1999.

                             HERCULES INCORPORATED

     Following is a summary of stock options outstanding at December 31, 2000:

                                             OUTSTANDING OPTIONS                       EXERCISABLE OPTIONS
                              -------------------------------------------------   ------------------------------
                                NUMBER      WEIGHTED-AVERAGE                        NUMBER
          EXERCISE            OUTSTANDING      REMAINING       WEIGHTED-AVERAGE   EXERCISABLE   WEIGHTED-AVERAGE
        PRICE RANGE           AT 12/31/00   CONTRACTUAL LIFE    EXERCISE PRICE    AT 12/31/00    EXERCISE PRICE
----------------------------  -----------   ----------------   ----------------   -----------   ----------------
   Regular Stock Options
         $12 - $20             3,565,188          8.91              $16.72           301,363         $16.56
         $20 - $30             1,778,275          7.31              $25.52         1,326,820         $25.51
         $30 - $40             3,475,865          7.09              $38.20         2,573,914         $38.41
         $40 - $50             1,436,400          6.07              $47.43         1,332,350         $47.41
         $50 - $60               720,200          5.18              $55.09           702,700         $55.22
                              ----------                                           ---------
                              10,975,928                                           6,237,147
                              ==========                                           =========
  Performance-Accelerated
        Stock Options
         $14 - $40             2,289,405          7.84              $34.47                --             --
         $40 - $50             3,068,770          5.83              $47.09            50,000         $47.00
         $50 - $61               801,250          5.08              $55.63                --             --
                              ----------                                           ---------
                               6,159,425                                              50,000
                              ==========                                           =========

     The Company currently expects that 100% of performance-accelerated stock options will eventually vest.

     The company's Employee Stock Purchase Plan is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at December 31, 2000 and 1999, were 1,597,861 and 949,464, respectively. The Company applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.

     Had compensation cost for the company's Stock-Based Incentive Plans and Employee Stock Purchase Plan been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.

     The following weighted-average assumptions would be used in estimating fair value for 2000, 1999 and 1998:

                                               REGULAR       PERFORMANCE       EMPLOYEE STOCK
ASSUMPTION                                      PLAN       ACCELERATED PLAN    PURCHASE PLAN
----------                                    ---------    ----------------    --------------
Dividend yield..............................     2%           3.4%                0.0%
Risk-free interest rate.....................    5.88%         5.38%              5.41%
Expected life...............................  7.1 yrs..      5 yrs.              3 mos.
Expected volatility.........................   29.20%        27.31%              44.86%

                             HERCULES INCORPORATED

     The company's net income and earnings per share for 2000, 1999 and 1998 would approximate the pro forma amounts below:

                                                           2000      1999       1998
                                                           -----     -----     ------
                                                             (DOLLARS IN MILLIONS,
                                                               EXCEPT PER SHARE)
Net income
  As reported............................................  $  98     $ 168     $    9
  Pro forma..............................................  $  74     $ 149     $   (5)
Basic earnings per share
  As reported............................................  $0.91     $1.63     $ 0.10
  Pro forma..............................................  $0.69     $1.45     $(0.06)
Diluted earnings per share
  As reported............................................  $0.91     $1.62     $ 0.10
  Pro forma..............................................  $0.69     $1.44     $(0.06)

12. ADDITIONAL BALANCE SHEET DETAIL

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
Property, plant, and equipment
  Land......................................................   $    44      $    58
  Buildings and equipment...................................     2,394        2,785
  Construction in progress..................................       126          135
                                                               -------      -------
  Total.....................................................     2,564        2,978
  Accumulated depreciation and amortization.................    (1,460)      (1,657)
                                                               -------      -------
  Net property, plant, and equipment........................   $ 1,104      $ 1,321
                                                               =======      =======
Accrued expenses
  Payroll and employee benefits.............................   $    78      $    63
  Income taxes payable......................................        17           35
  Current portion of restructuring liability................        34           66
  Current portion of postretirement benefits................        20           20
  Accrued interest payable..................................        30           44
  Legal accrual.............................................        25          101
  Environmental accrual.....................................        24           29
  Dividends payable.........................................        --           28
  Other.....................................................       174          175
                                                               -------      -------
                                                               $   402      $   561
                                                               =======      =======

                             HERCULES INCORPORATED

13. GOODWILL AND OTHER INTANGIBLE ASSETS

     At December 31, 2000 and 1999, the goodwill and other intangible assets were:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
Goodwill....................................................   $1,856       $1,915
Customer relationships......................................      314          322
Trademarks and tradenames...................................      238          244
Other intangibles...........................................      193          219
                                                               ------       ------
Total.......................................................    2,601        2,700
Less accumulated amortization...............................     (210)        (130)
                                                               ------       ------
  Net goodwill and other intangible assets..................   $2,391       $2,570
                                                               ======       ======

14. RESTRUCTURING

     The consolidated balance sheet reflects liabilities for employee severance benefits and other exit costs, primarily related to the plans initiated upon the acquisition of BetzDearborn in 1998. In addition, we terminated approximately 100 employees in connection with the sale of our nitrocellulose business (see
Note 17). This resulted in the addition of approximately $4 million in severance benefits to the accrued liability. In the third quarter of 2000, we committed to plans relating to the restructuring of our Process Chemicals & Services segment and corporate realignment due to the divestiture of our non-core businesses. This resulted in the addition of approximately $13 million in severance benefits to the accrued liability (see Note 17). In the fourth quarter of 2000, we committed to a plan relating to the restructuring of several foreign entities in our Process Chemicals & Services segments. This resulted in the addition of approximately $1 million in severance benefits to the accrued liability. We estimate approximately 310 employees will be terminated in connection with the third and fourth quarter 2000 plans. As a result of these plans, we estimate approximately 1,705 employees will be terminated, of which approximately 1,360 employee terminations have occurred since inception of the aforementioned plans.

     Approximately 375 employees were terminated during the year ended December 31, 2000. Cash payments during 2000 included $36 million for severance benefits and $9 million for other exit costs. We lowered the estimate for severance benefits and other exit costs related to the termination of both legacy Hercules and BetzDearborn employees by $4 million and $12 million, respectively.

     Pursuant to the plans in place to merge the operations of BetzDearborn with Hercules and to rationalize the support infrastructure and other existing operations, approximately 600 employees were terminated and several facilities were closed during 1999. Cash payments during 1999 included $42 million for severance benefits and $14 million for other exit costs. As a result of the completion of plans to exit former BetzDearborn activities, an $8 million increase in exit costs related to facility closures and a $4 million reduction in employee severance benefits were reflected in the finalization of the purchase price allocation (see Note 1). We lowered the estimate of severance benefits related to the termination of Hercules employees by $4 million. The lower than planned severance benefits are the result of higher than anticipated attrition, with voluntary resignations not requiring the payment of termination benefits. Additionally in 1999, we incurred $3 million in severance charges related to a reduction in work force of approximately 20 manufacturing employees within the Chemical Specialties segment (see Note 17).

     In 1998, Hercules incurred restructuring liabilities of $130 million in connection with the acquisition of BetzDearborn (see Notes 1 and 17). These liabilities included charges of $31 million for employee termination benefits and $5 million for exit costs related to facility closures. In addition, a $94 million liability was charged to goodwill as part of the purchase price allocation related to the acquisition of BetzDearborn,

                             HERCULES INCORPORATED
including $78 million for employee termination benefits and $16 million for office and facility closures, relocation of BetzDearborn employees and other related exit costs. Cash payments during 1998 included $15 million of severance benefits.

     Cash payments of $1 million and $2 million for the 1997 Restructuring Plan are reflected in the table below in 2000 and 1999, respectively. Remaining amounts to be paid, with respect to this plan are $2 million at the end of 2001.

     A reconciliation of activity with respect to the liabilities established for these plans is as follows:

                                                                2000          1999
                                                              --------      --------
                                                              (DOLLARS IN MILLIONS)
Balance at beginning of year................................    $ 77          $130
Cash payments...............................................     (45)          (56)
Additional termination benefits and exit costs..............      18            11
Reversals against goodwill..................................     (12)           (4)
Reversals against earnings..................................      (4)           (4)
                                                                ----          ----
Balance at end of year......................................    $ 34          $ 77
                                                                ====          ====

     Severance benefits payments are based on years of service and generally continue for 3 to 24 months subsequent to termination. Actions under the 1998 restructuring plans are substantially complete as of December 31, 2000. We anticipate that actions under the 1999 and 2000 restructuring plans will be substantially completed by the end of 2001.

15. PENSION AND OTHER POSTRETIREMENT BENEFITS

     The Company provides a defined benefit pension and postretirement benefit plans to employees. The following chart lists benefit obligations, plan assets and funded status of the plans.

                                                                                   OTHER
                                                                               POSTRETIREMENT
                                                           PENSION BENEFITS       BENEFITS
                                                           ----------------    --------------
                                                            2000      1999     2000     1999
                                                           ------    ------    -----    -----
                                                                 (DOLLARS IN MILLIONS)
CHANGE IN BENEFIT OBLIGATION
  Benefit obligation at January 1........................  $1,343    $1,499    $ 181    $ 154
  Service cost...........................................      26        30        1        2
  Interest cost..........................................     101        97       14       13
  Amendments.............................................      --         6       (7)      20
  Assumption change......................................      71      (147)       8       (9)
  Settlements............................................      (6)       --       --       --
  Translation difference.................................     (16)      (19)      --       --
  Actuarial loss (gain)..................................      11        (8)      15       22
  Benefits paid from plan assets.........................    (103)     (115)      (4)      (2)
  Benefits paid by Company...............................      --        --      (20)     (19)
                                                           ------    ------    -----    -----
Benefit obligation at December 31........................  $1,427    $1,343    $ 188    $ 181
                                                           ======    ======    =====    =====

                             HERCULES INCORPORATED

                                                                                   OTHER
                                                                               POSTRETIREMENT
                                                           PENSION BENEFITS       BENEFITS
                                                           ----------------    --------------
                                                            2000      1999     2000     1999
                                                           ------    ------    -----    -----
                                                                 (DOLLARS IN MILLIONS)
CHANGE IN PLAN ASSETS
  Fair value of plan assets at January 1.................  $1,732    $1,589    $   7    $   8
  Actual return on plan assets...........................     (44)      275       --        1
  Asset transfers and receivables........................       4        --       --       --
  Settlements............................................      (4)       --       --       --
  Company contributions (refund).........................       2         2       --       --
  Translation difference.................................     (19)      (19)      --       --
  Benefits paid from plan assets.........................    (103)     (115)      (4)      (2)
                                                           ------    ------    -----    -----
Fair value of plan assets at December 31.................  $1,568    $1,732    $   3    $   7
                                                           ======    ======    =====    =====
Funded status of the plans...............................  $  142    $  389    $(186)   $(174)
Unrecognized actuarial loss (gain).......................      71      (197)      66       44
Unrecognized prior service cost (benefit)................      32        36      (22)     (19)
Unrecognized net transition obligation...................       1       (11)      --       --
Amount included in accrued expenses -- other.............      --        --       20       20
                                                           ------    ------    -----    -----
Prepaid (accrued) benefit cost...........................  $  246    $  217    $(122)   $(129)
                                                           ======    ======    =====    =====
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION
  CONSIST OF:
  Prepaid benefit cost...................................  $  246    $  217    $  --    $  --
  Accrued benefit liability..............................      --        --     (122)    (129)
                                                           ------    ------    -----    -----
                                                           $  246    $  217    $(122)   $(129)
                                                           ======    ======    =====    =====
ASSUMPTIONS AS OF DECEMBER 31
  Weighted-average discount rate.........................    7.50%     8.00%    7.50%    8.00%
  Expected return on plan assets.........................    9.25%     9.25%    9.25%    9.25%
  Rate of compensation increase..........................    4.50%     4.50%    4.50%    4.50%

                                                                          OTHER POSTRETIREMENT
                                                  PENSION BENEFITS              BENEFITS
                                               -----------------------    --------------------
                                               2000     1999     1998     2000    1999    1998
                                               -----    -----    -----    ----    ----    ----
Service cost.................................  $  26    $  30    $  20    $ 1     $ 2      $1
Interest cost................................    101       97       83     14      13      10
Return on plan assets (expected).............   (142)    (134)    (114)    (1)     (1)     (1)
Amortization and deferrals...................      3        3       12     (2)     (2)     (4)
Amortization of transition asset.............    (11)     (14)     (14)    --      --      --
                                               -----    -----    -----    ---     ---      --
Benefit cost (credit)........................  $ (23)   $ (18)   $ (13)   $12     $12      $6
                                               =====    =====    =====    ===     ===      ==

  Other Postretirement Benefits

     The non-pension postretirement benefit plans are contributory health care and life insurance plans. The assumed participation rate in these plans for future eligible retirees was 60% for health care and 100% for life insurance. In August 1993, a Voluntary Employees' Beneficiary Association Trust was established and funded with $10 million of Company funds. The Company periodically obtains reimbursement for union retiree

                             HERCULES INCORPORATED
claims, while other claims are paid from Company assets. The participant contributions are immediately used to cover claim payments, and for this reason do not appear as contributions to plan assets.

     The assumed health care cost trend rate was 8.0% for the year ended December 31, 2000. The assumed health care cost trend rate was 4.5% for the year ended December 31, 1999, and was 5% for those under age 65 and 4.75% for those over age 65 for the year ended December 31, 1998. The assumed health care cost trend rate will be 7% in 2001, decreasing to 4.5% by 2004 and for all subsequent years.

     A one-percentage point increase or decrease in the assumed health care cost trend rate would increase or decrease the postretirement benefit obligation by $6 million or $4 million, respectively, and would not have a material effect on aggregate service and interest cost components.

16. PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT

     Purchased in-process research and development (IPR&D) represents the value assigned in a purchase business combination to research and development projects of the acquired business that were commenced but not yet completed at the date of the acquisition, and which, if unsuccessful, have no alternative future use in research and development activities or otherwise. Amounts assigned to purchased IPR&D must be charged to expense at the date of consummation of the purchase business combination. Accordingly, the Company charged approximately $130 million to expense during 1998 for IPR&D related to the BetzDearborn acquisition (see Note 1).

     The IPR&D projects were principally included in the water treatment and paper process divisions of the acquired business. The former Water Management Group provided specialty water and process treatment programs for boiler, cooling, influent and effluent applications to markets such as refining, chemical, paper, electric utility, food, industrial, commercial and institutional establishments. Overall, the products are used to control corrosion, scale, deposit formation and microbiological growth, conserve energy and improve efficiency. Additionally, the former Paper Process Group (PPG) brought to market custom-engineered programs for the process-related problems associated with paper production. These problems include deposition, corrosion, microbiological and foam control, fouling, deinking and felt conditioning.

     Due to the uniqueness of each of the projects, the costs and effort required were estimated based on the information available at the date of acquisition. However, there is a risk that certain projects may not be completed successfully for a variety of reasons, including change in strategies, inability to develop cost-efficient treatment and changes in market demand or customer requirements.

     The IPR&D valuation charge was measured by the stage of completion method, primarily calculated by dividing the costs incurred to the date of acquisition by the total estimated costs. These percentages were applied to the results of project-by-project discounted cash flow models that estimated the present value of residual cash flows deemed attributable solely to the underlying IPR&D.

     The projected revenues, costs and margins in the cash flow forecasts were consistent with projections by management based on available historical data. The revenue projections were based on an opportunity analysis for each project, which took into account market and competitive conditions, potential customers and strategic goals. The weighted-average cost of capital for the overall business was estimated at 11%, and the risk-adjusted discount rate used in the IPR&D project valuation model was 13%.

17. OTHER OPERATING EXPENSES (INCOME), NET

     Other operating expenses (income), net, in 2000 include a gain of $168 million from the sale of the Food Gums division. On September 28, 2000, we sold our Food Gums division to CP Kelco, a joint venture with Lehman Brothers Merchant Banking Partners II, L.P., which contributed approximately $300 million in equity. We received approximately $395 million in cash proceeds, recorded certain selling and tax expenses of

                             HERCULES INCORPORATED
approximately $77 million initially retaining a 28.6% equity position in CP Kelco. CP Kelco simultaneously acquired Kelco biogums business of Pharmacia Corporation (formerly Monsanto Corporation).

     Partially offsetting the gain from the sale of the Food Gums Division is $66 million of charges for asset impairments and write-offs, primarily in the FiberVisions business. Restructuring charges of $18 million, including $4 million (below) related to the nitrocellulose divestiture, were incurred for 2000 plans, primarily relating to severance and termination benefits for approximately 410 employee terminations in our Process Chemicals & Services segment and corporate realignment due to the divestitures of our non-core businesses (Food Gums, Resins, nitrocellulose). Offsetting these restructuring charges was $4 million of reversals relating to prior year plans. Environmental charges of $8 million were incurred, offset by $11 million in recoveries of insurance for environmental claims. Additionally, we incurred a loss of $25 million, including $4 million for severance and termination benefits (Note 14), associated with the sale of the nitrocellulose business, and $5 million associated with the integration of the BetzDearborn acquisition were incurred. Also reflected in 2000 are $16 million severance benefits and compensation expense not associated with restructuring plans and $1 million for other items. The asset impairments were triggered by significantly higher raw material costs and the loss of a facility's major customer.

     Other operating expenses (income), net, in 1999 include integration charges of $36 million, primarily for employee incentive and retention, consulting, legal and other costs associated with the BetzDearborn acquisition. During 1999, the Company recognized charges of approximately $36 million related to a legal settlement and asset write-downs and disposal costs including impairment losses of approximately $10 million in the Chemical Specialties segment. Additionally, we recognized an additional $3 million of severance benefits under a plan to terminate approximately 20 employees, primarily manufacturing personnel (see
Note 14). The asset write-down and severance charges were incurred primarily as a result of our decisions to exit the nitrocellulose business and rationalize assets in our resins business, which will no longer be utilized. Also during 1999, we realized a $16 million gain on the sale of our Agar business, a $6 million net environmental insurance recovery and a $4 million reversal of restructuring charges (see Note 14).

     Other operating expenses in 1998 included $65 million in restructuring charges and $11 million in integration charges associated with the acquisition of BetzDearborn (see Note 1). The restructuring charges include employee termination benefits of $31 million for approximately 350 employees, facility closure costs of $5 million (see Note 14) and asset write-downs of $29 million including impairment losses of $15 million in the Functional Products segment and $6 million in the Chemical Specialties segment. The termination benefits, exit costs and facility closure costs relate primarily to the acquisition of BetzDearborn during 1998 (see Note 1). Asset impairments in the Chemical Specialties and Functional Products segments resulted from adverse business negotiations, the BetzDearborn acquisition, and the loss of a customer.

18. INTEREST AND DEBT EXPENSE

     Interest and debt costs are summarized as follows:

                                                              2000     1999     1998
                                                              -----    -----    -----
                                                               (DOLLARS IN MILLIONS)
Costs incurred..............................................  $175     $197     $112
Amount capitalized..........................................    11       12       11
                                                              ----     ----     ----
Amount expensed.............................................  $164     $185     $101
                                                              ====     ====     ====

                             HERCULES INCORPORATED

19. OTHER INCOME (EXPENSE), NET

     Other income (expense), net, consists of the following:

                                                              2000     1999     1998
                                                              -----    -----    -----
                                                               (DOLLARS IN MILLIONS)
Net gains (losses) on dispositions..........................  $ (1)     $10     $ 23
Interest income, net........................................     5        7       36
Legal settlements and accruals, net.........................   (10)      (7)     (66)
Bank charges................................................    (3)      (2)      (1)
Minority interests..........................................    --       (2)      --
Interest rate swap termination..............................    --       --      (13)
Miscellaneous expense, net..................................    (9)      (8)      (1)
                                                              ----      ---     ----
                                                              $(18)     $(2)    $(22)
                                                              ====      ===     ====

     Net gains (losses) on dispositions include a loss of $1 million from the sale of non-operating real estate and other investments in 2000, and gains of $10 million in 1999 and $11 million in 1998. Also, a gain of $12 million in 1998 was recorded from the sale of Alliant Techsystems common stock held by Hercules (see Note 24). Interest income in 1998 relates primarily to the $500 million note received upon completion of the Tastemaker monetization. The 1998 legal settlements and accruals relate primarily to settlements of Qui Tam ("Whistle Blower") lawsuits. Legal settlements and accruals in 2000 and 1999 primarily represent certain other legal expenses and settlements associated with former operations of the Company. The 1998 loss from terminated interest rate swaps is related to the company's financing effort upon the acquisition of BetzDearborn.

20. INCOME TAXES

     The domestic and foreign components of income before taxes and effect of change in accounting principle are presented below:

                                                              2000    1999    1998
                                                              ----    ----    -----
                                                              (DOLLARS IN MILLIONS)
Domestic....................................................  $(17)   $  4    $(147)
Foreign.....................................................   181     239      224
                                                              ----    ----    -----
                                                              $164    $243    $  77
                                                              ====    ====    =====

     A summary of the components of the tax provision follows:

                                                              2000     1999     1998
                                                              -----    -----    -----
                                                               (DOLLARS IN MILLIONS)
Currently payable
  U.S. federal..............................................  $ 14     $(25)    $(26)
  Foreign...................................................    70       82       74
  State.....................................................     4       (4)      (4)
Deferred
  Domestic..................................................   (21)      15       17
  Foreign...................................................    (1)       7        7
                                                              ----     ----     ----
Provision for income taxes..................................  $ 66     $ 75     $ 68
                                                              ====     ====     ====

                             HERCULES INCORPORATED

     Deferred tax liabilities (assets) at December 31 consisted of:

                                                              2000          1999
                                                            --------      --------
                                                            (DOLLARS IN MILLIONS)
Depreciation..............................................   $ 232         $ 235
Prepaid pension...........................................      68            84
Inventory.................................................      11             8
Investments...............................................      88            83
Other.....................................................      79            51
                                                             -----         -----
Gross deferred tax liabilities............................   $ 478         $ 461
                                                             -----         -----
Postretirement benefits other than pensions...............   $ (70)        $ (59)
Accrued expenses..........................................    (172)         (165)
Loss carryforwards........................................     (10)          (24)
Other.....................................................    (104)          (71)
                                                             -----         -----
Gross deferred tax assets.................................    (356)         (319)
                                                             -----         -----
Valuation allowance.......................................      28            16
                                                             -----         -----
                                                             $ 150         $ 158
                                                             =====         =====

     A reconciliation of the U.S. statutory income tax rate to the effective rate follows:

                                                              2000    1999    1998
                                                              ----    ----    ----
U.S. statutory income tax rate..............................   35%     35%     35%
Purchased in-process research and development (Note 16).....   --      --      59
Goodwill amortization.......................................   14       9       7
Valuation allowances........................................    8      --      --
Research and development credits............................   (6)     --      --
Tax rate differences on subsidiary earnings.................   (5)     --      --
Incremental tax on cash repatriations from non-US
  subsidiaries..............................................    2       3      --
State taxes.................................................    2      (2)      2
Utilization of capital losses...............................   (5)     (7)     --
Reserves....................................................   (6)     (6)    (17)
Other.......................................................    1      (1)      2
                                                               --      --     ---
Effective tax rate..........................................   40%     31%     88%
                                                               ==      ==     ===

     The net operating losses have indefinite carryforward periods, but may be limited in their use in any given year.

     The Company provides taxes on undistributed earnings of subsidiaries and affiliates included in consolidated retained earnings to the extent such earnings are planned to be remitted and not reinvested permanently. The undistributed earnings of subsidiaries and affiliates on which no provision for foreign withholding or U.S. income taxes has been made amounted to approximately $246 million and $505 million at December 31, 2000 and 1999, respectively. U.S. and foreign income taxes that would be payable if such earnings were distributed may be lower than the amount computed at the U.S. statutory rate because of the availability of tax credits.

                             HERCULES INCORPORATED

21. EARNINGS PER SHARE

     The following table shows the amounts used in computing earnings per share and the effect on income and the weighted-average number of shares of dilutive potential common stock:

                                                              2000         1999         1998
                                                            ---------    ---------    --------
                                                             (DOLLARS AND SHARES IN MILLIONS,
                                                                    EXCEPT PER SHARE)
Basic EPS computation:
Net income................................................   $   98       $  168       $   9
                                                             ======       ======       =====
Weighted-average shares outstanding.......................    107.2        103.2        96.3
                                                             ------       ------       -----
Earnings per share........................................   $ 0.91       $ 1.63       $0.10
                                                             ======       ======       =====
DILUTED EPS COMPUTATION:
Net income................................................   $   98       $  168       $   9
                                                             ======       ======       =====
Weighted-average shares outstanding.......................    107.2        103.2        96.3
Options...................................................      0.0          0.4         0.6
Convertible debentures....................................      0.2          0.3         0.5
                                                             ------       ------       -----
Adjusted weighted-average shares..........................    107.4        103.9        97.4
                                                             ======       ======       =====
Earnings per share........................................   $ 0.91       $ 1.62       $0.10
                                                             ======       ======       =====

22. DERIVATIVE FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

     The Company enters into forward-exchange contracts and currency swaps to hedge currency exposure. The Company used interest rate swap agreements to manage interest costs and risks associated with changing rates.

NOTIONAL AMOUNTS AND CREDIT EXPOSURE OF DERIVATIVES

     The notional amounts of derivatives summarized below do not represent amounts exchanged by the parties and, thus, are not a measure of the exposure of the Company through its use of derivatives. The amounts exchanged are calculated on the basis of the notional amounts and the other terms of the derivatives, which relate to interest rates or exchange rates.

INTEREST RATE RISK MANAGEMENT

     During 2000, the interest rate swap portfolio, which replaced variable rate debt with fixed rate debt, was substantially terminated due to the conversion of foreign denominated debt to U.S. dollar denominated debt in the first half of 2000 and the November 2000 debt restructuring.

     During 1999, the interest rate swap portfolio went through a series of adjustments to reflect the replacement of U.S. dollar debt with a variable euro debt. The series of outstanding interest rate swap agreements at December 31, 1999, with maturities from 2001 through September 2003, effectively converted floating-rate debt into debt with a fixed rate ranging from 5.36% to 6.23% per year for U.S. dollar debt and 2.76% to 3.18% per year for euro debt. These swaps acted as a hedge against the company's interest rate exposure on its outstanding variable rate debt. For the years 2000 and 1999, these contracts resulted in a less than 1% change in the effective interest rate on the weighted-average notional principal amounts outstanding. The aggregate notional principal amounts at the end of 2000 and 1999 were $20 million and $1.2 billion, respectively.

                             HERCULES INCORPORATED

     The following table indicates the types of swaps used and their weighted-average interest rates:

                                                              2000     1999
                                                              ----    ------
                                                               (DOLLARS IN
                                                                MILLIONS)
Pay fixed on swaps notional amount (at year-end)............  $ 20    $1,160
Average pay rate............................................   3.8%      4.0%
Average receive rate........................................   4.3%      3.9%

  Foreign Exchange Risk Management

     The Company has selectively used foreign currency forward contracts and currency swaps to offset the effects of exchange rate changes on reported earnings, cash flow, and net asset positions. The primary exposures are denominated in the euro, Danish kroner and British pound sterling. Some of the contracts involve the exchange of two foreign currencies, according to local needs in foreign subsidiaries. The term of the currency derivatives is rarely more than three months. At December 31, 2000 and 1999, the Company had outstanding forward-exchange contracts to purchase foreign currencies aggregating $19 million and $59 million and to sell foreign currencies aggregating $39 million and $72 million, respectively. Non-U.S. dollar cross-currency trades aggregated $188 million and $410 million at December 31, 2000 and 1999, respectively. The foreign exchange contracts outstanding at December 31, 2000 will mature during 2001.

  Fair Values

     The following table presents the carrying amounts and fair values of the company's financial instruments at December 31, 2000 and 1999:

                                                     2000                      1999
                                            ----------------------    ----------------------
                                            CARRYING                  CARRYING
                                             AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                            --------    ----------    --------    ----------
                                                         (DOLLARS IN MILLIONS)
Investment securities (available for
  sale)...................................  $    11      $    11      $    32      $    32
Long-term debt............................   (2,342)      (2,325)      (1,777)      (1,759)
Company-obligated preferred securities of
  subsidiary trusts.......................     (622)        (492)        (992)        (908)
Foreign exchange contracts................       (1)          (1)           2            2
Interest rate swap contracts..............       --           --           --           28

     Fair values of derivative contracts are indicative of cash that would have been required had settlement been made at December 31, 2000 and 1999.

  Basis of Valuation

     - Investment securities: Quoted market prices.

     - Long-term debt: Present value of expected cash flows related to existing borrowings discounted at rates currently available to the Company for long-term borrowings with similar terms and remaining maturities.

     - Company obligated preferred securities of subsidiary trusts: Year-end interest rates and Company common stock price.

     - Foreign exchange contracts: Year-end exchange rates.

     - Currency swaps: Year-end interest and exchange rates.

                             HERCULES INCORPORATED

     - Interest rate swap contracts: Bank or market quotes or discounted cash flows using year-end interest rates.

23. SUBSEQUENT EVENTS

     During March 2001, definitive purchase and sale agreements were signed for the sale of our hydrocarbon resins division and select portions of our rosin resins divisions (the "Eastman transaction") to Eastman Chemical Resins, Inc., a subsidiary of Eastman Chemical Company ("Eastman"). Also in March 2001, we entered into an agreement to sell the Peroxides portion of our Resins division (the "Peroxide transaction"). We anticipate closing both transactions prior to May 31, 2001.

     Both our senior credit facility and our ESOP Trust loan (Note 6) require quarterly compliance with certain financial covenants, including leverage ratio ("debt/EBITDA ratio"), an interest coverage ratio and minimum net worth. In addition, we are required to deliver our annual audited consolidated financial statements to the lenders within 90 days of the Company's fiscal year end.

     Due to the delay in closing the Eastman transaction, which in turn delayed the pay down of the debt, our debt as of March 31, 2001 was significantly higher than planned. As a result, the Company would have been out of compliance with the debt/EBITDA ratio covenant of its senior credit facility as of March 31, 2001. In addition, due to the fact that the Company has extended the filing date for this 10-K, the Company's annual audited financial statements were not provided to the lenders by March 31, 2001.

     On April 5, 2001, in consideration for the payment of a fee, our senior credit facility bank syndicate and ESOP lender granted waivers with respect to:
(1) compliance with the debt/EBITDA ratio as of March 31, 2001, and (2) an extension of time to deliver the December 31, 2000 audited financial statements to April 17, 2001. These statements have now been completed.

     With respect to the covenant regarding the debt/EBITDA ratio, the waiver requires that the Eastman transaction be consummated on or before May 31, 2001. In addition, the Company must demonstrate, as of the last day of the month in which the Eastman transaction closes, that the leverage ratio does not exceed
4.75 to 1.00 after giving affect to the application of the net cash proceeds from the Eastman transaction to prepay the Tranche A Term loan and the ESOP Trust loan. The Company expects to achieve this leverage ratio, although it may be necessary to close the Peroxide transaction prior to or in the same month as the Eastman transaction.

     A breach of any of the terms and conditions of the waiver would give the lenders the right to accelerate repayment of substantially all of our indebtedness if they choose to do so. Upon any such acceleration, the debt would become immediately due and payable and any loan commitments terminated. Although no assurances can be given in this regard, we anticipate closing the Eastman and Peroxides transactions prior to May 31, 2001. Using the net proceeds for repayment of debt, we expect that we will be in compliance with all debt covenants during the second quarter 2001 as well as the remainder of the year.

     While, as indicated above, we expect to satisfy all conditions of the waiver and remain in compliance with our debt covenants, current and future compliance is dependent upon generating sufficient EBITDA and cash flow which are, in turn, impacted by business performance, economic climate, competitive uncertainties and possibly the resolution of contingencies, including those set forth in Note 25 to the consolidated financial statements.

     In the event the Company is not in compliance with the debt covenants at the conditional date or thereafter, we would pursue various alternatives, which may include, among other things, refinancing of debt, debt covenant amendments, or debt covenant waivers. While we believe we would be successful in pursuing these alternatives, there can be no assurance that we would be successful.

                             HERCULES INCORPORATED

     On April 10, 2001, the United States Court of Appeals for the Eighth Circuit issued an opinion in the United States, et al. v. Vertac Corporation, et al., as described in Item 3. In that opinion, the Appeals Court reversed the Court's October 12, 1993 grant of partial summary judgment, which had held Hercules jointly and severally liable for costs incurred and to be incurred at the Jacksonville site, and remanded the case back to the U.S. District Court for the Eastern District of Arkansas for a determination of whether the harms at the site giving rise to the government's claims are divisible. The Appeals Court also vacated the Court's October 23, 1998 order granting the United States' summary judgment motion and the February 8, 2000 judgment finding Hercules liable for 97.4% of the costs at issue, ordering that these issues be revisited following further proceedings with respect to divisibility. Finally, the Appeals Court affirmed the judgment of liability against Uniroyal.

     As a result of the Appellate rulings described above, Hercules will be allowed to present both facts and law to the Court in support of Hercules' belief that it should not be liable under CERCLA for some or all of the costs incurred by the government in connection with the site because those harms are divisible. Should Hercules prevail on remand, any liability to the government will be either eliminated or reduced (see Note 25).

24. DIVESTITURES

     In December 1999, we sold our 70% interest in Algas Marinas, our Chilean Agar business, for approximately $27 million. The transaction resulted in a pre-tax gain of approximately $16 million. This unit was included in the Functional Products segment and contributed approximately $24 million of revenue to this segment in 1999.

     On September 28, 2000, we sold our Food Gums division to CP Kelco, a joint venture we entered into with Lehman Brothers Merchant Banking Partners II, L.P., which contributed approximately $300 million in equity. We received approximately $395 million in cash proceeds, recorded certain selling and tax expenses of approximately $77 million and retained a 28.6% equity position in CP Kelco. CP Kelco simultaneously acquired Pharmacia's Kelco biogums business. The net proceeds from the sale of the Food Gums division have been used to permanently reduce borrowings under our senior credit facility. Food Gums had net sales of approximately $208 million in 1999.

     In November 2000, the Company announced it was exploring strategic alternatives for all or parts of the Company with the assistance of Goldman Sachs & Co. and Credit Suisse First Boston. Since this process is ongoing, any potential sale of all or part of the business may have a material impact on the estimates and assumptions used to prepare the amounts reported in the consolidated financial statements and accompanying notes. There can be no assurance that a transaction will occur.

     The majority of the remaining portions of the Resins division, including the ink toner portion that one of our joint venture partners exercised a right of first refusal to purchase in June 2000, are expected to be sold during 2001. The Resins division, including those portions associated with the Eastman and Peroxides transactions, had approximately $450 million in net sales in 2000.

25. COMMITMENTS AND CONTINGENCIES

  Leases

     Hercules has operating leases (including office space, transportation and data processing equipment) expiring at various dates. Rental expense was $57 million in 2000, $55 million in 1999 and $35 million in 1998.

     At December 31, 2000, minimum rental payments under noncancelable leases aggregated $289 million with subleases of $20 million. A significant portion of these payments relates to a long-term operating lease for

                             HERCULES INCORPORATED
corporate office facilities. The net minimum payments over the next five years are $43 million in 2001, $36 million in 2002, $29 million in 2003, $23 million in 2004 and $19 million in 2005.

  Environmental

     Hercules has been identified as a potentially responsible party (PRP) by U.S. federal and state authorities, or by private parties seeking contribution, for the cost of environmental investigation and/or cleanup at numerous sites. The estimated range of the reasonably possible share of costs for the investigation and cleanup is between $64 million and $240 million. The actual costs will depend upon numerous factors, including the number of parties found responsible at each environmental site and their ability to pay; the actual methods of remediation required or agreed to; outcomes of negotiations with regulatory authorities; outcomes of litigation; changes in environmental laws and regulations; technological developments; and the years of remedial activity required, which could range from 0 to 30 years.

     Hercules becomes aware of sites in which it may be named a PRP in investigatory and/or remedial activities through correspondence from the U.S. Environmental Protection Agency, or other government agencies, or through correspondence from previously named PRPs, who either request information or notify us of our potential liability. We have established procedures for identifying environmental issues at our plant sites. In addition to environmental audit programs, we have environmental coordinators who are familiar with environmental laws and regulations and act as a resource for identifying environmental issues.

     Litigation over liability at Jacksonville, Arkansas, the most significant site, has been pending since 1980. As a result of a pretrial Court ruling in October 1993, Hercules has been held jointly and severally liable for costs incurred, and for future remediation costs, at the Jacksonville site by the District Court, Eastern District of Arkansas (the Court). The case is captioned United States, et al, v. Vertac Corporation, et al, USDC No. LR-C-80-109 and LR-C-80-110 (E.D. Ark.)

     Other defendants in this litigation have either settled with the government or, in the case of the Department of Defense (DOD), have been held not liable. We appealed the Court's order finding the DOD not liable. On January 31, 1995, the Eighth Circuit Court of Appeals upheld the Court's order. We filed a petition to the U.S. Supreme Court requesting review and reversal of the Eighth Circuit Court ruling. This petition was denied on June 26, 1995, and the case was remanded to the Court for further proceedings.

     On May 21, 1997, the Court issued a ruling that Uniroyal was liable and that Standard Chlorine was not liable to Hercules for contribution. Through the filing of separate summary judgment motions, Hercules and Uniroyal raised a number of defenses to the United States' ability to recover its costs. On October 23, 1998, the Court denied those motions and granted the United States' summary judgment motion, ordering Hercules and Uniroyal to pay the United States approximately $103 million plus any additional response costs incurred or to be incurred after July 31, 1997. Trial testimony on the issue of allocation between Hercules and Uniroyal was completed on November 6, 1998.

     On August 6, 1999, the Court issued a final judgment in which it reduced the $103 million from the previous ruling on summary judgment by approximately $7 million (the amount received by the United States in previous settlements with other parties) and added applicable interest to reach a final total adjudged liability of approximately $100.5 million. This final judgment was based on the Court's findings that (a) Hercules and Uniroyal were jointly and severally liable for approximately $89 million plus any additional response costs incurred or to be incurred after May 31, 1998, and (b) Hercules was solely liable for an additional amount of approximately $11 million. This judgment finalizes the Court's 1993 and 1997 non-final orders in which Hercules and Uniroyal were held jointly and severally liable for past and future remediation costs at the site. Hercules appealed these rulings to the United States Court of Appeals for the Eighth Circuit on December 16, 1999.

                             HERCULES INCORPORATED

     On February 8, 2000, the Court issued a final judgment on the allocation between Uniroyal and Hercules, finding Uniroyal liable for 2.6 percent and Hercules liable for 97.4 percent of the costs at issue. Hercules appealed that judgment on February 10, 2000. That appeal has been docketed and consolidated with the earlier mentioned appeal. Oral argument before the United States Court of Appeals for the Eighth Circuit was held on June 12, 2000.

     On April 10, 2001, the United States Court of Appeals for the Eighth Circuit issued an opinion in the consolidated appeals described above. In that opinion, the Appeals Court reversed the Court's October 12, 1993 grant of partial summary judgment, which had held Hercules jointly and severally liable for costs incurred and to be incurred at the Jacksonville site, and remanded the case back to the U.S. District Court for the Eastern District of Arkansas for a determination of whether the harms at the site giving rise to the government's claims are divisible. The Appeals Court also vacated the Court's October 23, 1998 order granting the United States' summary judgment motion and the February 8, 2000 judgment finding Hercules liable for 97.4% of the costs at issue, ordering that these issues be revisited following further proceedings with respect to divisibility. Finally, the Appeals Court affirmed the judgment of liability against Uniroyal.

     As a result of the Appellate rulings described above, Hercules will be allowed to present both facts and law to the Court in support of Hercules' belief that it should not be liable under CERCLA for some or all of the costs incurred by the government in connection with the site because those harms are divisible. Should Hercules prevail on remand, any liability to the government will be either eliminated or reduced.

     In 1992, Hercules brought suit against its insurance carriers for past and future costs for cleanup of certain environmental sites (Hercules Incorporated v. Aetna Casualty & Surety Company, et al., Del. Super., C.A. No. 92C-10-105 and 90C-FE-195-CV (consolidated)). In April 1998, the trial regarding insurance recovery for the Jacksonville, Arkansas site (see discussion above) was completed. The jury returned a "Special Verdict Form" with findings that, in conjunction with the Court's other opinions, were used by the Court to enter a judgment in August 1999. The judgment determined the amount of Hercules' recovery for past cleanup expenditures and stated that Hercules is entitled to similar coverage for costs incurred since September 30, 1997 and in the future. Hercules has not included any insurance recovery in the estimated range of costs above. Since entry of the Court's August 1999 order, Hercules has entered into settlement agreements with several of its insurance carriers and has recovered certain settlement monies. The terms of those settlements and amounts recovered are confidential. Hercules has appealed certain of the trial court's rulings to the Delaware Supreme Court. Oral argument was held on February 13, 2001 before the Delaware Supreme Court, but no ruling has been issued.

     At December 31, 2000, the accrued liability of $64 million for environmental remediation represents management's best estimate of the probable and reasonably estimable costs related to environmental remediation. The extent of liability is evaluated quarterly. The measurement of the liability is evaluated based on currently available information, including the process of remedial investigations at each site and the current status of negotiations with regulatory authorities regarding the method and extent of apportionment of costs among other PRPs. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these environmental matters could have a material effect upon the results of operations and the financial position of Hercules.

  Litigation

     Hercules is a defendant in numerous lawsuits that arise out of, and are incidental to, the conduct of its business. In these legal proceedings, no specifically identified director, officer or affiliate is a party or a named defendant. These suits concern issues such as product liability, contract disputes, labor-related matters, patent infringement, environmental proceedings, property damage and personal injury matters.

                             HERCULES INCORPORATED

     Hercules is a defendant in numerous asbestos-related personal injury lawsuits and claims which typically arise from alleged exposure to asbestos fibers from resin-encapsulated pipe and tank products which were sold by a former subsidiary of Hercules to a limited industrial market, or from alleged exposure to asbestos contained in facilities owned or operated by Hercules. Lawsuits are received and matters settled on a regular basis. In December 1999, Hercules entered into a Settlement Agreement to resolve the majority of these matters then pending. In connection with that settlement, Hercules entered into an agreement with several of its insurance carriers pursuant to which a majority of the amounts paid will be insured. The terms of both agreements are confidential. During 2000 and 2001, Hercules entered into additional settlement agreements. The terms of these settlements are also confidential. In accordance with the terms of the previously mentioned agreement with several of Hercules' insurance carriers, the majority of the amounts paid and to be paid pursuant to these various settlement agreements will be insured. Further, Hercules continues to pursue additional insurance coverage from carriers who were not part of the previously mentioned agreement.

     Hercules was a defendant in three Qui Tam (Whistle Blower) lawsuits in the
U. S. District Court for the Central District of Utah, brought by former employees of the Aerospace business sold to Alliant Techsystems Inc. in March 1995. All of these actions were settled in 1999. We recognized a $62 million charge in 1998 related to these settlements. There will be no future impacts to our results of operations or financial condition as a result of these settlements.

     At December 31, 2000, the consolidated balance sheet reflects a current liability of approximately $25 million for litigation and claims. These amounts represent management's best estimate of the probable and reasonably estimable losses and recoveries related to litigation or claims. The extent of the liability and recovery is evaluated quarterly. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these matters could have a material effect upon the financial position of Hercules, and the resolution of any of the matters during a specific period could have a material effect on the quarterly or annual operating results for that period.

  Other

     At December 31, 2000, Hercules had $21 million in letters of credit outstanding with lenders, $4 million of which were issued under the senior credit facility (Note 6).

26. OPERATIONS BY INDUSTRY SEGMENT AND GEOGRAPHIC AREA

     In 1998, Hercules adopted Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." The statement established new standards for reporting information about operating segments in annual financial statements and required selected information about operating segments in interim financial reports. It also established standards for related disclosure about products and services, geographic area, and major customers. In compliance with SFAS 131, the Company has identified three reportable segments.

     Process Chemicals and Services: (Pulp and Paper and BetzDearborn.) Products and services in this segment are designed to enhance customers' processes and products, improve their manufacturing costs or environmental impact. Principal products and markets include performance additives and water and process treatment chemicals and related on-site services for a wide variety of industrial and commercial applications including pulp and paper mills, refineries, chemical plants, metals manufacturers, automobile assembly plants and makers of food and beverages.

     Functional Products: (Aqualon.) Products from this segment are principally derived from natural resources and are sold as key raw materials to other manufacturers. Principal products and markets include water-soluble polymers and solvent-soluble polymers, used as thickeners, emulsifiers and stabilizers for water-based paints, oil and gas exploration, building materials, dairy and bakery products, cosmetic and oral hygiene

                             HERCULES INCORPORATED
products and producers of lacquers, inks and aviation fluids. Prior to September 28, 2000, this segment also included our Food Gums Division, which was sold to CP Kelco, a joint venture we entered with Lehman Brothers Merchant Banking Partners II, L.P.

     Chemical Specialties: (Resins and FiberVisions.) Products in this segment provide low-cost, technology driven solutions to meet customer needs and market demands. Principal products and markets include rosin and hydrocarbon resins for adhesives used in nonwoven fabrics, textile fibers and adhesive tapes; thermal-bond polypropylene staple fiber for disposable diapers and other hygienic products; and yarns for decorative fabrics.

     The Company evaluates performance and makes decisions based primarily on "Profit from Operations" and "Capital Employed." Consolidated capital employed represents the total resources employed in the Company and is the sum of total debt, Company-obligated preferred securities of subsidiary trusts and stockholders' equity. Capital employed in each reportable segment represents the net operating assets employed to conduct business in that segment and generally includes working capital (excluding cash) and property, plant and equipment. Other assets and liabilities, primarily goodwill and other intangibles, not specifically allocated to business segments, are reflected in "Reconciling Items" in the table below.

     Hercules has no single customer representing greater than 10% of its revenues.

  Geographic Reporting

     For geographic reporting, no single country, outside the United States, is material for separate disclosure. However, because the Company has significant foreign operations, revenues and long-lived assets are disclosed by geographic region.

     Revenues are reported on a "customer basis," meaning that net sales are included in the geographic area where the customer is located. Long-lived assets are included in the geographic areas in which the producing entities are located.

     Intersegment sales are eliminated in consolidation.

                                        PROCESS
                                       CHEMICALS     FUNCTIONAL    CHEMICAL     RECONCILING
INDUSTRY SEGMENT                      AND SERVICES    PRODUCTS    SPECIALTIES      ITEMS      CONSOLIDATED
----------------                      ------------   ----------   -----------   -----------   ------------
2000
Net sales...........................     $1,717        $  742        $695         $   (2)        $3,152
Profit (loss) from operations.......        297           176          59            (88)           444
Equity in income of affiliated
  companies.........................                                                                 (2)
Interest and debt expense...........                                                                164
Preferred security distributions of
  subsidiary trusts.................                                                                 96
Other expense, net..................                                                                (18)
                                                                                                 ------
Income before income taxes..........                                                                164
                                                                                                 ------
Capital employed(a).................        632           219         308          2,882(b)       4,041
Capital expenditures................         39            76          36             28            179
Depreciation and amortization.......         51            26          25            144            246

                             HERCULES INCORPORATED

                                        PROCESS
                                       CHEMICALS     FUNCTIONAL    CHEMICAL     RECONCILING
INDUSTRY SEGMENT                      AND SERVICES    PRODUCTS    SPECIALTIES      ITEMS      CONSOLIDATED
----------------                      ------------   ----------   -----------   -----------   ------------
1999
Net sales...........................     $1,725        $  875        $711         $   (2)        $3,309
Profit (loss) from operations.......        338           218          89           (165)(c)        480
Equity in income of affiliated
  companies.........................                                                                  1
Interest and debt expense...........                                                                185
Preferred security distributions of
  subsidiary trusts.................                                                                 51
Other expense, net..................                                                                 (2)
                                                                                                 ------
Income before income taxes..........                                                                243
                                                                                                 ------
Capital employed(a).................        735           372         379          2,824(b)       4,310
Capital expenditures................         51            74          39             38            202
Depreciation and amortization.......         66            33          30            121            250

1998
Net sales...........................     $  717        $  863        $566         $   (1)        $2,145
Profit (loss) from operations.......        131           215          75           (229)(d)        192
Equity in income of affiliated
  companies.........................                                                                 10
Interest and debt expense...........                                                                101
Preferred security distributions of
  subsidiary trusts.................                                                                  2
Other expense, net..................                                                                (22)
                                                                                                 ------
Income before income taxes..........                                                                 77
                                                                                                 ------
Capital employed(a).................        756           392         388          2,885(b)       4,421
Capital expenditures................         44            53          36             24            157
Depreciation and amortization.......         22            32          19             35            108

                                         UNITED                                    ASIA
GEOGRAPHIC AREAS                         STATES        EUROPE     AMERICAS(E)     PACIFIC        TOTAL
----------------                      ------------   ----------   -----------   -----------   ------------
                                                             (DOLLARS IN MILLIONS)
2000
Net sales...........................     $1,702        $  964        $215         $  271         $3,152
Long-lived assets(f)................      2,267           748         382             98          3,495

1999
Net sales...........................     $1,742        $1,074        $220         $  273         $3,309
Long-lived assets(f)................      2,264           948         529            150          3,891

1998
Net sales...........................     $  944        $  785        $258         $  158         $2,145
Long-lived assets(f)................      3,083           681         125             97          3,986

---------------
(a) Represents total segment assets net of operating liabilities.

(b) Assets and liabilities not specifically allocated to business segments, primarily goodwill, intangibles, and other long-term assets net of liabilities.

(c) Includes integration expenses, severance costs, asset write-downs, and other charges net of litigation and insurance settlements, partially offset by a gain on the sale of a subsidiary and the reversal of restructuring

                             HERCULES INCORPORATED
    charges (see Notes 14 and 17). Also included are amortization of goodwill and intangibles, corporate research and development and other corporate items not specifically allocated to business segments.

(d) Includes costs for purchased in-process research and development, facility closures and contract terminations, employee termination benefits, write-downs of property, plant and equipment, and other integration expenses (see Notes 16 and 17). Also included are amortization of goodwill and intangibles, corporate research and development and other corporate items not specifically allocated to business segments.

(e) Ex-U.S.A.

(f) Long-lived assets include property, plant and equipment, goodwill and other intangible assets. In 1998, the goodwill and other intangible assets related to the BetzDearborn acquisition are reflected in the United States region.

27. CONSOLIDATING CONDENSED FINANCIAL INFORMATION OF GUARANTOR SUBSIDIARIES

     One of the amendments to our senior credit facility effective November 14, 2000 (see Note 6) included a guarantee by each of our current and future wholly owned domestic restricted subsidiaries (each, a "Guarantor Subsidiary"). The guarantee of each Guarantor Subsidiary is full and unconditional and joint and several. The indenture under which our registered 6.6% notes due 2027 and 6.625% notes due 2003 were issued requires the holders of such notes to be on the same basis as the holders of any other subsequently issued debt that provides either guarantees or pledges of collateral. As a result, the following wholly-owned domestic restricted subsidiaries jointly and severally, and full and unconditionally guarantee the senior credit facility, our registered 6.6% notes dues 2027, 6.625% notes due 2003 and our 11.125% notes due 2007.

Aqualon Company
Athens Holding Inc.
BetzDearborn China, Inc.
BetzDearborn Europe, Inc
BetzDearborn International, Inc
BetzDearborn Inc.
BL Chemicals Inc.
BL Technologies, Inc
BLI Holdings, Inc
Chemical Technologies India, Ltd.
Covington Holdings, Inc.
DRC, Ltd
East Bay Realty Services, Inc.
FiberVisions Incorporated
FiberVisions Products, Inc
FiberVisions, L.L.C.
FiberVisions L.P.
Hercules Chemical Corporation
Hercules Country Club, Inc.
Hercules Credit, Inc
Hercules Euro Holdings, Inc.
Hercules Finance Company
Hercules Flavor, Inc.
Hercules International Limited
Hercules International Limited, L.L.C.
Hercules Investments L.L.C.
Hercules Shared Services Corp
HISPAN Corporation
WSP, Inc

     The non-guarantor subsidiaries (the "Non-Guarantor Subsidiaries") include all of the Company's foreign subsidiaries and certain domestic subsidiaries. The Company conducts much of its business through and derives much of its income from its subsidiaries. Therefore the Company's ability to make required payments with respect to its indebtedness and other obligations depends on the financial results and condition of its subsidiaries and its ability to receive funds from its subsidiaries. There are no restrictions on the ability of any of the Guarantor Subsidiaries to transfer funds to the Company, however there may be restrictions for certain foreign Non-Guarantor Subsidiaries.

     The following condensed consolidating financial information for the Company presents the financial information of Hercules, the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries based on the Company's understanding of Securities and Exchange Commission's interpretation and application of

                             HERCULES INCORPORATED

Rule 3-10 under the Securities and Exchange Commission's Regulation S-X. The financial information may not necessarily be indicative of results of operations or financial position had the Guarantor Subsidiaries or Non-Guarantor Subsidiaries operated as independent entities.

     In this presentation, Hercules consists of parent Company operations. Guarantor Subsidiaries and Non-Guarantor Subsidiaries of Hercules are reported on an equity basis. For companies acquired during 1998, the goodwill and fair values of the assets and liabilities acquired have been presented on a "push-down" accounting basis.

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

                               DECEMBER 31, 2000

                                             UNCONSOLIDATED
                                 ---------------------------------------
                                            GUARANTOR      NON-GUARANTOR    ELIMINATIONS &
                                 PARENT    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS      CONSOLIDATED
                                 ------    ------------    -------------    --------------    ------------
                                                           (MILLIONS OF DOLLARS)
Net sales......................   $606        $1,532          $1,701            $(687)           $3,152
Cost of sales..................    432           995           1,050             (693)            1,784
Selling, general, and
  administrative expenses......     84           338             388                                810
Research and development.......     33            35              12                                 80
Goodwill and intangible asset
  amortization.................      7            48              25                                 80
Other operating expenses
  (income), net................     38            92            (176)                               (46)
                                  ----        ------          ------            -----            ------
Profit from operations.........     12            24             402                6               444
Equity in income (loss) from
  affiliated companies, net of
  tax..........................     --            --              (2)                                (2)
Equity in income from
  consolidated subsidiaries,
  net of tax...................    350            48               4             (402)               --
Interest and debt expense......    283          (129)             10                                164
Preferred security
  distributions of subsidiary
  trusts.......................     --            --              96                                 96
Other income (expense), net....    (17)           (9)              8                                (18)
                                  ----        ------          ------            -----            ------
Income (loss) before income
  taxes........................     62           192             306             (396)              164
Provision for income taxes.....    (58)           68              54                2                66
                                  ----        ------          ------            -----            ------
Net income (loss)..............   $120        $  124          $  252            $(398)           $   98
                                  ====        ======          ======            =====            ======

                             HERCULES INCORPORATED

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

                               DECEMBER 31, 1999

                                            UNCONSOLIDATED
                                ---------------------------------------
                                           GUARANTOR      NON-GUARANTOR    ELIMINATIONS &
                                PARENT    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS      CONSOLIDATED
                                ------    ------------    -------------    --------------    ------------
                                                          (MILLIONS OF DOLLARS)
Net sales.....................  $ 584        $1,570          $1,827            $(672)           $3,309
Cost of sales.................    424           974           1,100             (667)            1,831
Selling, general, and
  administrative expenses.....    118           365             304                                787
Research and development......     28            13              44                                 85
Goodwill and intangible asset
  amortization................      9            53              17                                 79
Other operating expenses,
  net.........................     23            23               1                                 47
                                -----        ------          ------            -----            ------
Profit (loss) from
  operations..................    (18)          142             361               (5)              480
Equity in income (loss) from
  affiliated companies, net of
  tax.........................      2            --              (1)                                 1
Equity in income from
  consolidated subsidiaries,
  net of tax..................    331           143               6             (480)               --
Interest and debt expense.....    261           (51)            (25)                               185
Preferred security
  distributions of subsidiary
  trusts......................     --            --              51                                 51
Other income (expense), net...     (3)           (1)              4               (2)               (2)
                                -----        ------          ------            -----            ------
Income (loss) before income
  taxes.......................     51           335             344             (487)              243
Provision for income taxes....   (121)           89             110               (3)               75
                                -----        ------          ------            -----            ------
Net income (loss).............  $ 172        $  246          $  234            $(484)           $  168
                                =====        ======          ======            =====            ======

                             HERCULES INCORPORATED

                CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

                               DECEMBER 31, 1998

                                             UNCONSOLIDATED
                                 ---------------------------------------
                                            GUARANTOR      NON-GUARANTOR    ELIMINATIONS &
                                 PARENT    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS      CONSOLIDATED
                                 ------    ------------    -------------    --------------    ------------
                                                           (MILLIONS OF DOLLARS)
Net sales......................   $558         $963           $1,309            $(685)           $2,145
Cost of sales..................    400          707              859             (679)            1,287
Selling, general, and
  administrative expenses......     80          119              178                                377
Research and development.......     27           24               10                                 61
Purchased in-process research
  and development..............     --          130               --                                130
Goodwill and intangible asset
  amortization.................     14            5                3                                 22
Other operating expenses,
  net..........................     40           24               12                                 76
                                  ----         ----           ------            -----            ------
Profit (loss) from
  operations...................     (3)         (46)             247               (6)              192
Equity in income of affiliated
  companies, net of tax........     10           --                                                  10
Equity in income from
  consolidated subsidiaries,
  net of tax...................    119           67                6             (192)               --
Interest and debt expense
  (income).....................    121          (32)              12                                101
Preferred security
  distributions of subsidiary
  trusts.......................     --           --                2                                  2
Other income (expense), net....    (70)          36               10                2               (22)
                                  ----         ----           ------            -----            ------
Income (loss) before income
  taxes........................    (65)          89              249             (196)               77
Provision for income taxes.....    (75)          59               85               (1)               68
                                  ----         ----           ------            -----            ------
Net income (loss)..............   $ 10         $ 30           $  164            $(195)           $    9
                                  ====         ====           ======            =====            ======

                             HERCULES INCORPORATED

                     CONSOLIDATING CONDENSED BALANCE SHEET

                               DECEMBER 31, 2000

                                               UNCONSOLIDATED
                                    -------------------------------------
                                              GUARANTOR     NON-GUARANTOR   ELIMINATIONS &
                                    PARENT   SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS     CONSOLIDATED
                                    ------   ------------   -------------   --------------   ------------
                                                            (MILLIONS OF DOLLARS)
ASSETS
Current assets
  Cash and cash equivalents.......  $    1     $     7         $   46          $    --          $   54
  Accounts receivable, net........     110         183            333                              626
  Intercompany receivables........      37          81             79             (197)             --
  Inventories.....................      63         124            128              (10)            305
  Deferred income taxes...........      28           2              7                               37
                                    ------     -------         ------          -------          ------
  Total current assets............     239         397            593             (207)          1,022
Property, plant, and equipment,
  net.............................     264         359            481                            1,104
Investments in subsidiaries.......   4,357       1,578             69           (6,004)             --
Goodwill and other intangible
  assets, net.....................      35       1,471            885                            2,391
Deferred charges and other
  assets..........................     648          36            108                              792
                                    ------     -------         ------          -------          ------
  Total assets....................  $5,543     $ 3,841         $2,136          $(6,211)         $5,309
                                    ======     =======         ======          =======          ======
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities
  Accounts payable................     121          14            122                2             259
  Accrued expenses................     132         130            140                              402
  Intercompany payables...........      45          68             84             (197)             --
  Short-term debt.................     127           5            129                              261
                                    ------     -------         ------          -------          ------
  Total current liabilities.......     425         217            475             (195)            922
Long-term debt....................   2,063          97            182                            2,342
Deferred income taxes.............      82          48             57                              187
Other postretirement benefits and
  other liabilities...............     210         169             41                              420
Company-obligated preferred
  securities of subsidiary
  trusts..........................      --          --            622                              622
Intercompany notes
  payable/(receivable)............   1,947      (2,656)           719              (10)             --
Stockholders' equity..............     816       5,966             40           (6,006)            816
                                    ------     -------         ------          -------          ------
  Total liabilities and
     stockholders' equity.........  $5,543     $ 3,841         $2,136          $(6,211)         $5,309
                                    ======     =======         ======          =======          ======

                             HERCULES INCORPORATED

                     CONSOLIDATING CONDENSED BALANCE SHEET

                               DECEMBER 31, 1999

                                                 UNCONSOLIDATED
                                      -------------------------------------
                                                GUARANTOR     NON-GUARANTOR
                                      PARENT   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                      ------   ------------   -------------   ------------   ------------
                                                             (MILLIONS OF DOLLARS)
ASSETS
Current assets
  Cash and cash equivalents.........  $    2     $    23         $   38         $    --         $   63
  Accounts receivable, net..........      99         278            389                            766
  Intercompany receivable...........      22          24             78            (124)            --
  Inventories.......................      63         147            184             (14)           380
  Deferred income taxes.............     119                         10                            129
                                      ------     -------         ------         -------         ------
  Total current assets..............     305         472            699            (138)         1,338
Property, plant, and equipment,
  net...............................     251         436            634                          1,321
Investments in subsidiaries.........   4,190       1,776             68          (6,034)            --
Goodwill and other intangible
  assets, net.......................      45       1,536            989                          2,570
Deferred charges and other assets...     517          44            106                            667
                                      ------     -------         ------         -------         ------
  Total assets......................  $5,308     $ 4,264         $2,496         $(6,172)        $5,896
                                      ======     =======         ======         =======         ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable..................      48         125            147                            320
  Accrued expenses..................     148         250            163                            561
  Intercompany payable..............      31          57             36            (124)            --
  Short-term debt...................     641           2             35                            678
                                      ------     -------         ------         -------         ------
  Total current liabilities.........     868         434            381            (124)         1,559
Long-term debt......................   1,611         107             59                          1,777
Deferred income taxes...............      77         119             91                            287
Other postretirement benefits and
  other liabilities.................     159         203             56                            418
Company-obligated preferred
  securities of subsidiary trusts...      --          --            992                            992
Intercompany notes payable
  (receivable)......................   1,730      (1,189)          (541)             --             --
Stockholders' equity................     863       4,590          1,458          (6,048)           863
                                      ------     -------         ------         -------         ------
  Total liabilities and
     stockholders' equity...........  $5,308     $ 4,264         $2,496         $(6,172)        $5,896
                                      ======     =======         ======         =======         ======

                             HERCULES INCORPORATED

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                               DECEMBER 31, 2000

                                                     UNCONSOLIDATED
                                         --------------------------------------
                                                    GUARANTOR     NON-GUARANTOR
                                         PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -------   ------------   -------------   ------------   ------------
                                                                (MILLIONS OF DOLLARS)
NET CASH PROVIDED BY (USED IN)
  OPERATIONS...........................  $   (91)      $(24)          $ 234           $(49)        $    70
CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures.................      (37)       (38)           (112)            --            (187)
  Proceeds of investment and fixed
     asset disposals...................       --         14             404             --             418
  Acquisitions, net of cash acquired...       (6)        --              --             --              (6)
  Other, net...........................      (19)        (1)              8             --             (12)
                                         -------       ----           -----           ----         -------
  Net cash (used in) provided by
     investing activities..............      (62)       (25)            300             --             213
                                         -------       ----           -----           ----         -------
CASH FLOW FROM FINANCING ACTIVITIES:
  Long-term debt proceeds..............    1,858         27               4             --           1,889
  Long-term debt repayments............   (1,756)       (27)             (7)            --          (1,790)
  Change in short-term debt............       --         --              92             --              92
  Payment of debt issuance costs and
     underwriting fees.................      (28)        --              --             --             (28)
  Repayment of subsidiary trust
     preferred securities..............       --         --            (370)            --            (370)
  Change in intercompany, noncurrent...      161         33            (194)            --              --
  Common stock issued..................       13         --              --             --              13
  Common stock reacquired..............       (2)        --              --             --              (2)
  Dividends paid.......................      (94)        --             (49)            49             (94)
                                         -------       ----           -----           ----         -------
  Net cash (used in) provided by
     financing activities..............      152         33            (524)            49            (290)
                                         -------       ----           -----           ----         -------
Effect of exchange rate changes on
  cash.................................       --         --              (2)            --              (2)
                                         -------       ----           -----           ----         -------
Net increase (decrease) in cash and
  cash equivalents.....................       (1)       (16)              8             --              (9)
Cash and cash equivalents at beginning
  of year..............................        2         23              38             --              63
                                         -------       ----           -----           ----         -------
Cash and cash equivalents at end of
  year.................................  $     1       $  7           $  46           $ --         $    54
                                         =======       ====           =====           ====         =======

                             HERCULES INCORPORATED

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                               DECEMBER 31, 1999

                                                     UNCONSOLIDATED
                                         --------------------------------------
                                                    GUARANTOR     NON-GUARANTOR
                                         PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -------   ------------   -------------   ------------   ------------
                                                                (MILLIONS OF DOLLARS)
NET CASH PROVIDED BY (USED IN)
  OPERATIONS...........................  $   (59)     $ 198           $ 243          $(102)        $   280
CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures.................      (42)       (66)            (88)            --            (196)
  Proceeds of investment and fixed
     asset disposals...................        2         28              20             --              50
  Acquisitions, net of cash acquired...      (10)        --              --             --             (10)
  Other, net...........................      (24)       (15)              2             --             (37)
                                         -------      -----           -----          -----         -------
  Net cash (used in) provided by
     investing activities..............      (74)       (53)            (66)            --            (193)
                                         -------      -----           -----          -----         -------
CASH FLOW FROM FINANCING ACTIVITIES:
  Long-term debt proceeds..............      274          5              --             --             279
  Long-term debt repayments............   (1,344)       (16)             --             --          (1,360)
  Change in short-term debt............       99        (17)            (60)            --              22
  Payment of debt issuance costs and
     underwriting fees.................       --         --             (19)            --             (19)
  Proceeds from issuance of subsidiary
     trusts' preferred securities......       --         --             792             --             792
  Change in intercompany, noncurrent...      915       (112)           (804)             1              --
  Proceeds from issuance of warrants...       90         --              --             --              90
  Common stock issued..................      182         --              --             --             182
  Common stock reacquired..............       (3)        --              --             --              (3)
  Proceeds from issuance of subsidiary
     preferred stock...................       --         12              --             --              12
  Dividends paid.......................      (83)        --            (101)           101             (83)
                                         -------      -----           -----          -----         -------
  Net cash (used in) provided by
     financing activities..............      130       (128)           (192)           102             (88)
                                         -------      -----           -----          -----         -------
Effect of exchange rate changes on
  cash.................................       --         --              (4)            --              (4)
                                         -------      -----           -----          -----         -------
Net increase (decrease) in cash and
  cash equivalents.....................       (3)        17             (19)            --              (5)
Cash and cash equivalents at beginning
  of year..............................        5          6              57             --              68
                                         -------      -----           -----          -----         -------
Cash and cash equivalents at end of
  year.................................  $     2      $  23           $  38          $  --         $    63
                                         =======      =====           =====          =====         =======

                             HERCULES INCORPORATED

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                               DECEMBER 31, 1998

                                                     UNCONSOLIDATED
                                         --------------------------------------
                                                    GUARANTOR     NON-GUARANTOR
                                         PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -------   ------------   -------------   ------------   ------------
                                                                (MILLIONS OF DOLLARS)
NET CASH PROVIDED BY (USED IN)
  OPERATIONS...........................  $   119      $  32           $119            $(89)        $   181
CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures.................      (39)       (52)           (66)             --            (157)
  Proceeds of investment and fixed
     asset disposals...................       77        522              1              --             600
  Acquisitions, net of cash acquired...   (3,109)        --             --              --          (3,109)
  Other, net...........................      (14)       (11)            --              --             (25)
                                         -------      -----           ----            ----         -------
  Net cash (used in) provided by
     investing activities..............   (3,085)       459            (65)             --          (2,691)
                                         -------      -----           ----            ----         -------
CASH FLOW FROM FINANCING ACTIVITIES:
  Long-term debt proceeds..............    2,960        151             --              --           3,111
  Long-term debt repayments............     (175)       (72)            --              --            (247)
  Change in short-term debt............     (212)         7            (23)             --            (228)
  Payment of debt issuance costs and
     underwriting fees.................      (59)        --             (7)             --             (66)
  Change in intercompany, noncurrent...      665       (573)           (92)             --              --
  Proceeds from trust preferred
     securities........................       --         --            200              --             200
  Common stock issued..................       10         --             --              --              10
  Common stock reacquired..............     (114)        --             --              --            (114)
  Dividends paid.......................     (104)        --            (89)             89            (104)
                                         -------      -----           ----            ----         -------
  Net cash (used in) provided by
     financing activities..............    2,971       (487)           (11)             89           2,562
                                         -------      -----           ----            ----         -------
Effect of exchange rate changes on
  cash.................................       --         --             (1)             --              (1)
                                         -------      -----           ----            ----         -------
Net increase (decrease) in cash and
  cash equivalents.....................        5          4             42              --              51
Cash and cash equivalents at beginning
  of year..............................       --          2             15              --              17
                                         -------      -----           ----            ----         -------
Cash and cash equivalents at end of
  year.................................  $     5      $   6           $ 57            $ --         $    68
                                         =======      =====           ====            ====         =======

                             HERCULES INCORPORATED

                    SUMMARY OF QUARTERLY RESULTS (UNAUDITED)

                                 1ST QUARTER     2ND QUARTER     3RD QUARTER     4TH QUARTER          YEAR
                                -------------   -------------   -------------   --------------   ---------------
                                2000    1999    2000    1999    2000    1999     2000    1999     2000     1999
                                -----   -----   -----   -----   -----   -----   ------   -----   ------   ------
Operating Results
Net sales.....................  $ 798   $ 806   $ 822   $ 833   $ 815   $ 828   $  717   $ 842   $3,152   $3,309
Cost of sales.................    450     438     462     456     463     460      409     477    1,784    1,831
Selling, general, and
  administrative expenses.....    197     197     206     193     210     188      197     209      810      787
Research and development......     21      21      20      20      20      21       19      23       80       85
Goodwill and intangible asset
  amortization................     20      20      20      20      20      20       20      19       80       79
Other operating expenses
  (income), net...............      4       7      18       6    (105)      1       37      33      (46)      47
                                -----   -----   -----   -----   -----   -----   ------   -----   ------   ------
Profit (loss) from
  operations..................  $ 106   $ 123   $  96   $ 138   $ 207   $ 138   $   35   $  81   $  444   $  480*
Equity income.................     --       1      --      --      --      --       (2)     --       (2)       1
Interest and debt expense.....     32      60      42      47      42      38       48      40      164      185
Preferred security
  distributions of subsidiary
  trusts......................     23       5      23      12      23      16       27      18       96       51
Other income (expense), net...      5       3      (6)      4     (13)     (2)      (4)     (7)     (18)      (2)
                                -----   -----   -----   -----   -----   -----   ------   -----   ------   ------
Income (loss) before income
  taxes.......................  $  56   $  62   $  25   $  83   $ 129   $  82   $  (46)  $  16   $  164   $  243
Income taxes..................     20      24       9      27      54      25      (17)     (1)      66       75
                                -----   -----   -----   -----   -----   -----   ------   -----   ------   ------
Net income (loss).............  $  36   $  38   $  16   $  56   $  75   $  57   $  (29)  $  17   $   98   $  168
                                =====   =====   =====   =====   =====   =====   ======   =====   ======   ======
Earnings per share**
Basic:
  Earnings (loss) per share...  $0.34   $0.37   $0.15   $0.56   $0.70   $0.54   $(0.28)  $0.17   $ 0.91   $ 1.63
Diluted:
  Earnings (loss) per share...  $0.34   $0.37   $0.15   $0.56   $0.70   $0.54   $(0.28)  $0.16   $ 0.91   $ 1.62

---------------
 * Includes net unusual credits of $56 million in 2000 and unusual charges of $62 million in 1999 (see Note 17).

** Earnings per share calculations for each of the quarters are based on the weighted-average number of shares outstanding for each period. The sum of the quarters may not necessarily be equal to the full year's earnings per share amounts.

NOTE: Net sales and cost of sales for the year 1999, the quarters therein and the first quarter of 2000 have been reclassified to reflect a change in policy regarding the classification of shipping and handling. Costs for shipping and handling that were previously recorded as a direct reduction of sales revenues are now being reported as a component of cost of sales. Accordingly, net sales and cost of sales for the year 1999 were increased by approximately $60 million. The 1999 quarters were affected by approximately $15 million per quarter. The reclassification for the first quarter of 2000 increased sales and cost of sales by $13 million.

                             HERCULES INCORPORATED

                      PRINCIPAL CONSOLIDATED SUBSIDIARIES

ARGENTINA
Hercules Argentina S.A.

AUSTRALIA
BetzDearborn Australia Pty, Ltd.
Little H Pty Ltd.

AUSTRIA
Hercules Austria GmbH.

BAHAMAS
Hercules International Trade Corporation Limited

BELGIUM
BetzDearborn N.V.
Hercules Beringen B.V.B.A.
Hercules Doel B.V.B.A.
Hercules Europe B.V.B.A.
Hercules Holding B.V./B.V.B.A.

BERMUDA
Curtis Bay Insurance Co. Ltd.

BRAZIL
Hercules BetzDearborn Brasil Ltda.
Hercules do Brasil Produtos Quimicos Ltda.

CANADA
BetzDearborn Canada, Inc.
Hercules Canada Inc.
Hercules Canada (partnership)

CHILE
Hercules Quimica Chile Ltda

CHINA
Beijing Hercules Chemical Co. Ltd.*
BetzDearborn China, Ltd.
FiberVisions (Suzhou) Nonwovens Products Co. Ltd.
FiberVisions (China) Textile Products Ltd.
Shanghai Hercules Chemical Co., Ltd.*

COLOMBIA
Hercules de Colombia S.A.

CROATIA
BetzDearborn d.o.o.

CURACAO
BetzDearborn Caribbean N.V.

CZECH (REPUBLIC)
Hercules CZ s.r.o.

DENMARK
Hercules Denmark A/S
FiberVisions, A/S
Hercules Investment ApS

ECUADOR
BetzDearborn de Ecuador S.A.

FINLAND
Hercules Finland OY

FRANCE
Aqualon France B.V.
BetzDearborn SA
Hercules SA

GERMANY
Abieta Chemie, GmbH*
BetzDearborn Gmbh
Hercules Deutschland GmbH
Hercules GmbH

HONG KONG
Hercules China Limited

HUNGARY
BetzDearborn Hungary Kft

INDIA
Hercules Specialty Chemicals (India) Private Limited

INDONESIA
P.T. BetzDearborn Persada
P.T. Hercules Mas Indonesia

IRELAND
BetzDearborn Ireland Limited

ITALY
Hercules Italia SpA

JAPAN
Hercules Japan Ltd.
Nippon BetzDearborn K.K.*

KOREA
BetzDearborn Korea, Ltd.
Hercules Korea Chemical Co. Ltd.

LIECHTENSTEIN
Organa Trust

LUXEMBOURG
Hercules Investments S.a.r.l.
Hercules Luxembourg S.a.r.l.
Hercules European Participations S.a.r.l.

MALAYSIA
Hercules Chemicals (Malaysia) Sdn. BHD

MEXICO
BetzDearborn de Mexico S.A. de C.V.
Hercules Inc. Mexico, S.A. de C.V.
Hercules Mexico, S.A. de C.V.
Taloquimia S.A. de C.V.*

NETHERLANDS
Aqualon France B.V.
Betz Chemical Technologies B.V.
BetzDearborn B.V.
Hechem B.V.
Hercules B.V.

NORWAY
Hercules Norway A/S

PAKISTAN
Pakistan Gum Industries PVT Ltd.*

PERU
Hercules del Peru S.A.

POLAND
Hercules Polska Sp. zo.o

PORTUGAL
Misan Portuguesa, Ltda.

SINGAPORE
Hercules Chemicals Singapore Pte Ltd.

SOUTH AFRICA
Hercules Chemicals South Africa (Pty) Ltd.

SPAIN
Hercules Quimica, S.A.

SWEDEN
Betz KEMI AB
BetzDearborn AB
Hercules AB

SWITZERLAND
Fibervisions A.G./Fibervisions Ltd.

TAIWAN
Hercules Chemicals (Taiwan) Co., Ltd.

THAILAND
Hercules Chemicals (Thailand) Co., Ltd.

UNITED KINGDOM
BetzDearborn Limited
Hercules Investments Global Ltd.
Hercules Limited
Hercules GB Holdings Limited

URUGUAY
BetzDearborn de Uruguay S.A.

UNITED STATES
Aqualon Company, Delaware
Athens Holding Inc., Delaware
BetzDearborn China, Ltd., Delaware
BetzDearborn Europe, Inc., Delaware
BetzDearborn Inc., Pennsylvania
BetzDearborn International, Inc., Pennsylvania
BL Chemicals Inc., Delaware
BL Technologies, Inc., Delaware
BLI Holdings, Inc., Delaware
Chemical Technologies India, Ltd., Delaware
Covington Holdings Inc., Delaware
DRC., Ltd. Delaware
East Bay Realty Services, Inc., Delaware
FiberVisions Incorporated, Delaware
FiberVisions, L.L.C., Delaware
FiberVisions L.P., Delaware
FiberVisions Products, Inc., Georgia
Hercules Chemical Corporation, Delaware
Hercules Country Club, Inc., Delaware
Hercules Credit Inc., Delaware
Hercules Euro Holdings, L.L.C., Delaware
Hercules Finance Company, Delaware
Hercules Flavor, Inc., Delaware
Hercules International Limited, Delaware
Hercules International Limited, L.L.C., Delaware
Hercules Investments L.L.C., Delaware
HISPAN Corporation, Delaware
Hercules Shared Services Corporation, Delaware*
WSP, Inc., Delaware

VENEZUELA
Hercules BetzDearborn C.A.

VIRGIN ISLANDS
Hercules Islands Corporation *
Hercules Overseas Corp.

* This entity is owned in part by Hercules with the remaining interest held by a third party

                             HERCULES INCORPORATED

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

             COL. A                   COL. B                  COL. C                 COL. D        COL. E
---------------------------------  ------------    ----------------------------    ----------    ----------
                                                            ADDITIONS
                                                   ----------------------------
                                    BALANCE AT     CHARGED TO                                    BALANCE AT
                                   BEGINNING OF    COSTS AND       CHARGED TO                      END OF
DESCRIPTION                           PERIOD        EXPENSES     OTHER ACCOUNTS    DEDUCTIONS      PERIOD
-----------                        ------------    ----------    --------------    ----------    ----------
                                                            (DOLLARS IN MILLIONS)
YEAR 2000
Allowance for doubtful
  accounts.......................      $16            $21                             (10)          $27
Tax valuation allowance..........       16             12                                            28
YEAR 1999
Allowance for doubtful
  accounts.......................      $13             --             $ 3(a)           --           $16
Tax valuation allowance..........       12             --               4(a)           --            16
YEAR 1998
Allowance for doubtful
  accounts.......................      $ 3             --             $10(a)           --           $13
Tax valuation allowance..........       12             --              --              --            12

---------------
(a) Primarily a result of 1998 acquisitions, including subsequent purchase price allocation adjustments.

                             HERCULES INCORPORATED

                        CONSOLIDATED STATEMENT OF INCOME
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                             THREE MONTHS        SIX MONTHS
                                                            ENDED JUNE 30,     ENDED JUNE 30,
                                                            --------------    ----------------
                                                            2001     2000      2001      2000
                                                            -----    -----    ------    ------
                                                                       (UNAUDITED)
Net sales.................................................  $ 670    $ 822    $1,372    $1,620
Cost of sales.............................................    375      462       784       912
Selling, general, and administrative expenses.............    195      206       385       403
Research and development..................................     17       20        36        41
Goodwill and intangible asset amortization................     19       20        38        40
Other operating (income) expenses, net....................    (65)      18       (62)       22
                                                            -----    -----    ------    ------
Profit from operations....................................    129       96       191       202
Equity in loss of affiliated companies....................     (1)      --        (4)       --
Interest and debt expense.................................     53       42       108        74
Preferred security distributions of subsidiary trusts.....     14       23        29        46
Other income (expense), net...............................      4       (6)        1        (1)
                                                            -----    -----    ------    ------
Income before income taxes................................     65       25        51        81
Provision for income taxes................................     42        9        38        29
                                                            -----    -----    ------    ------
Net income................................................  $  23    $  16    $   13    $   52
                                                            =====    =====    ======    ======
Earnings per share:
  Basic...................................................  $0.21    $0.15    $ 0.12    $ 0.49
                                                            =====    =====    ======    ======
  Diluted.................................................  $0.21    $0.15    $ 0.12    $ 0.49
                                                            =====    =====    ======    ======
Dividends per share.......................................  $  --    $0.27    $   --    $ 0.54
                                                            =====    =====    ======    ======

                See accompanying notes to financial statements.

                             HERCULES INCORPORATED

                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN MILLIONS)

                                                               JUNE 30,      DECEMBER 31,
                                                                 2001            2000
                                                              -----------    ------------
                                                              (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents.................................    $    41        $    54
  Accounts and notes receivable, net........................        450            550
  Other current assets......................................         91             76
  Inventories
     Finished products......................................        133            171
     Materials, supplies, and work in process...............        110            134
  Deferred income taxes.....................................         41             37
                                                                -------        -------
     Total current assets...................................        866          1,022
Property, plant, and equipment..............................      2,225          2,564
Accumulated depreciation and amortization...................     (1,292)        (1,460)
                                                                -------        -------
Net property, plant, and equipment..........................        933          1,104
Goodwill and other intangible assets, net...................      2,303          2,391
Other assets................................................        760            792
                                                                -------        -------
     Total assets...........................................    $ 4,862        $ 5,309
                                                                =======        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................    $   218        $   259
  Accrued expenses..........................................        401            385
  Short-term debt...........................................        302            261
  Income taxes payable......................................         43             17
                                                                -------        -------
  Total current liabilities.................................        964            922
Long-term debt..............................................      1,915          2,342
Deferred income taxes.......................................        187            187
Postretirement benefits and other liabilities...............        390            420
Commitments and contingencies...............................         --             --
Company-obligated preferred securities of subsidiary
  trusts....................................................        622            622
Stockholders' equity
  Common stock (shares issued: 2001 -- 159,984,444;
     2000 -- 159,984,444)...................................         83             83
  Additional paid-in capital................................        709            726
  Unearned compensation.....................................       (110)          (115)
  Other comprehensive losses................................       (209)          (143)
  Retained earnings.........................................      2,169          2,157
                                                                -------        -------
                                                                  2,642          2,708
  Reacquired stock, at cost (shares: 2001 -- 51,639,880;
     2000 -- 52,442,393)....................................     (1,858)        (1,892)
                                                                -------        -------
  Total stockholders' equity................................        784            816
                                                                -------        -------
  Total liabilities and stockholders' equity................    $ 4,862        $ 5,309
                                                                =======        =======

                See accompanying notes to financial statements.

                             HERCULES INCORPORATED

                      CONSOLIDATED STATEMENT OF CASH FLOW
                             (DOLLARS IN MILLIONS)

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              ----------------
                                                               2001      2000
                                                              ------    ------
                                                                (UNAUDITED)
Net cash provided by operations.............................  $  54     $  23
                                                              -----     -----
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures........................................    (43)     (109)
Proceeds of investment and fixed asset disposals............    346        12
Acquisitions, net of cash acquired..........................     --        (5)
Other, net..................................................     (1)      (21)
                                                              -----     -----
  Net cash provided by (used in) investing activities.......    302      (123)
                                                              -----     -----
CASH FLOW FROM FINANCING ACTIVITIES:
Long-term debt proceeds.....................................    147       384
Long-term debt repayments...................................   (434)     (253)
Change in short-term debt...................................    (92)       23
Common stock issued.........................................     12         6
Common stock reacquired.....................................     --        (1)
Dividends paid..............................................     --       (57)
                                                              -----     -----
  Net cash (used in) provided by financing activities.......   (367)      102
                                                              -----     -----
Effect of exchange rate changes on cash.....................     (2)       --
                                                              -----     -----
Net (decrease) increase in cash and cash equivalents........    (13)        2
Cash and cash equivalents -- beginning of period............     54        63
                                                              -----     -----
Cash and cash equivalents -- end of period..................  $  41     $  65
                                                              =====     =====
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
  Interest (net of amount capitalized)......................  $  64     $  75
  Preferred security distributions of subsidiary trusts.....     32        40
  Income taxes..............................................     10        33
Noncash investing and financing activities:
  Incentive and other employee benefit plan stock
     issuances..............................................      7        10
  Acquisition of minority interest..........................     --       (11)

                See accompanying notes to financial statements.

                             HERCULES INCORPORATED

             CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
                             (DOLLARS IN MILLIONS)

                                                              THREE MONTHS       SIX MONTHS
                                                                 ENDED             ENDED
                                                                JUNE 30,          JUNE 30,
                                                              ------------      ------------
                                                              2001    2000      2001    2000
                                                              ----    ----      ----    ----
                                                                       (UNAUDITED)
Net income..................................................  $ 23    $ 16      $ 13    $ 52
Foreign currency translation, net of tax....................   (21)    (61)      (66)    (65)
                                                              ----    ----      ----    ----
Comprehensive income (loss).................................  $  2    $(45)     $(53)   $(13)
                                                              ====    ====      ====    ====

                See accompanying notes to financial statements.

                             HERCULES INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

1. These condensed consolidated financial statements are unaudited, but in the opinion of management include all adjustments necessary to present fairly Hercules' financial position and results of operations for interim periods. The condensed consolidated financial statements should be read in conjunction with the accounting policies, financial statements and notes included in our annual report on Form 10-K for the year ended December 31, 2000. Certain prior period amounts have been reclassified to conform to the current period presentation.

     Pursuant to Securities and Exchange Commission ("SEC") Regulation S-X, Rule 3-10, the Company is required to provide condensed consolidating financial information on the Company and its subsidiaries in a prescribed format in all periodic reports filed with the SEC. The information necessary to present the required disclosure was not available in time to be included in the Form 10-Q filed on August 14, 2001 for the quarterly period ended June 30, 2001. The Company has now completed the preparation of the required condensed consolidating financial information which is included in this Form 10-Q/A in
Note 16 to the Financial Statements.

2. Revenue Recognition -- The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.

3. Derivatives Instruments and Hedging -- On January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended ("SFAS 133"). The new standard requires that all derivative instruments be reported on the balance sheet at their fair values. The Company has not designated any derivative as a hedge instrument and accordingly, changes in fair value of derivatives are recorded each period in earnings. The adoption of SFAS 133 did not result in a pre or post tax cumulative-effect-type adjustment to income, and did not result in a change to other comprehensive losses.

     Under procedures and controls established by the Company's risk management policies, the Company strategically enters into contractual arrangements (derivatives) in the ordinary course of business to reduce the exposure to foreign currency and interest rates.

     The policies have established a variety of approved derivative instruments to be utilized in each risk management program and the level of exposure coverage based on the assessment of risk factors. Derivative instruments utilized during the period include forwards, swaps, and options. The Company has not designated any non-derivatives as hedging instruments.

     The Company uses forward exchange contracts and options, generally no greater than three months in term, to reduce its net currency exposure. The objective of this program is to maintain an overall balanced position in foreign currencies so that exchange gains and losses resulting from exchange rate changes, net of related tax effect, are minimized.

     The Company has used interest rate swap agreements to manage interest costs and risks associated with changing rates. Counterparties to the forward exchange, currency swap and interest swap contracts are major financial institutions. Credit loss from counterparty nonperformance is not anticipated. During 2000, the interest rate swap portfolio was substantially terminated.

4. Business Combinations and Intangible Assets -- In June 2001, the Financial Accounting Standards Board approved the issuance of Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations" and Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets." For Hercules, these statements will generally become effective January 1, 2002, although business combinations initiated on or after July 1, 2001 are subject to the non-amortization and purchase accounting provisions.

     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. Hercules is currently in the process of conducting an assessment of the actual impact of the non-amortization provision of SFAS 142 on its diluted earnings per share. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined component of its operating segments. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on Hercules' financial statements.

5. The following table shows the amounts used in computing earnings per share
(EPS) and the effect on income and the weighted-average number of shares of dilutive potential common stock:

                                               THREE MONTHS               SIX MONTHS
                                              ENDED JUNE 30,            ENDED JUNE 30,
                                          ----------------------    ----------------------
                                            2001         2000         2001         2000
                                          ---------    ---------    ---------    ---------
                                           (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA):
Basic
  Net income............................   $   23       $   16       $   13       $   52
  Weighted-average shares outstanding...    108.1        107.1        108.0        106.9
                                           ------       ------       ------       ------
  EPS...................................   $ 0.21       $ 0.15       $ 0.12       $ 0.49
                                           ======       ======       ======       ======
Diluted
  Net income............................   $   23       $   16       $   13       $   52
  Interest on convertible debentures....       --           --           --           --
                                           ------       ------       ------       ------
  Net income for EPS calculation........   $   23       $   16       $   13       $   52
                                           ======       ======       ======       ======
  Weighted-average shares outstanding...    108.1        107.1        108.0        106.9
  Options...............................       --           --           --           --
  Debentures............................       .2           .2           .2           .2
                                           ------       ------       ------       ------
  Adjusted weighted-average shares......    108.3        107.3        108.2        107.1
                                           ------       ------       ------       ------
  EPS...................................   $ 0.21       $ 0.15       $ 0.12       $ 0.49
                                           ======       ======       ======       ======

6. Cost and expenses include depreciation of $26 million and $34 million for the three months ended June 30, 2001 and 2000, respectively, and $53 million and $67 million for the six months ended June 30, 2001 and 2000, respectively.

7. Other operating (income) expenses for the three and six months ended June 30, 2001 includes $74 million of net gains relating to the sale of the hydrocarbon resins and select portions of the rosin resins business, the peroxy chemicals business and the 50% interest in Hercules -- Sanyo, Inc. These gains are partially offset by $5 million of executive severance charges for the three and six months ended June 30, 2001. The three and six months ended June 30, 2001 also include environmental charges of $1 million and $4 million, respectively, and non-recurring fees associated with the proxy contest and other matters of $2 million and $3 million, respectively. In addition, the three and six months ended June 30, 2001 include $1 million of costs relating to the abandonment of a capital project.

     Other operating expenses for the three and six months ended June 30, 2000 includes $24 million of charges for both periods associated with the sale of the nitrocellulose business, of which $3 million is for severance benefits for approximately 100 employees. This is partially offset by $11 million of recoveries of insurance and environmental claims for both periods. The three and six months ended June 30, 2000 also include integration costs of $1 million and $3 million, respectively, primarily for employee retention, consulting, legal and other costs associated with the BetzDearborn acquisition. Additionally, environmental charges of $4 million and $6 million, respectively, were also incurred during the corresponding periods.

8. Interest and debt costs are summarized as follows:

                                                THREE MONTHS         SIX MONTHS
                                               ENDED JUNE 30,      ENDED JUNE 30,
                                               ---------------     ---------------
                                               2001      2000      2001      2000
                                               -----     -----     -----     -----
                                                      (DOLLARS IN MILLIONS)
Costs incurred..............................    $55       $45      $112       $79
Amount capitalized..........................      2         3         4         5
                                                ---       ---      ----       ---
Interest expense............................    $53       $42      $108       $74
                                                ===       ===      ====       ===

9. Other income (expense), net, for the three and six months ended June 30, 2001 includes approximately $1 million and $3 million, respectively, for litigation costs. Foreign currency gains of approximately $6 million and $5 million, respectively, are also included in the three and six month periods. Interest income of $1 million and $3 million, respectively, are included for the three and six months ended June 30, 2001, partially offset by rental expense of $1 million for both periods and miscellaneous discounts of $1 million and $3 million, respectively, for the same periods. Other income (expense), net, for the three and six months ended June 30, 2000 includes $2 million in charges for litigation. Additionally, the three months ended June 30, 2000 includes foreign currency losses of $2 million, while the six months ended June 30, 2000 includes net foreign currency gains of $1 million. The three and six months ended June 30, 2000 include rental expense of $2 million and gains from the sale of assets of $2 million for both periods. These gains were partially offset by interest income of $2 million and $4 million, respectively, for the three and six months ended June 30, 2000.

10. The consolidated balance sheet reflects liabilities for employee severance benefits and other exit costs. Primarily, these are related to the 1998 plans initiated upon the acquisition of BetzDearborn and additional plans that we committed to in 2000 relating to the restructuring of our Process Chemicals & Services segment and corporate realignment due to the divestiture of our non-core businesses. As a result of these plans, we now estimate that a total of approximately 1,570 employees will be terminated. Approximately 1,392 employee terminations have occurred since the inception of the plans.

     Pursuant to the plans in place, approximately 31 employees were terminated during the six months ended June 30, 2001. Cash payments during this period included $7 million for severance benefits and $1 million for other exit costs. Severance benefits paid during the year represent the continuing benefit streams of previously terminated employees as well as those terminated in the current year. During the second quarter 2001, we completed an assessment of the remaining expenditures for the 1998 BetzDearborn plan and other plans. As a result of this assessment, the estimates for severance benefits and other exit costs were lowered by $12 million, with corresponding reductions to goodwill and earnings of $10 million and $2 million, respectively. The lower than planned severance benefits are the result of higher than anticipated attrition, with voluntary resignations not requiring the payment of termination benefits. A reconciliation of activity with respect to the liabilities established for these plans is as follows:

                                                                SIX MONTHS
                                                              ENDED JUNE 30,
                                                              --------------
                                                              2001     2000
                                                              -----    -----
                                                               (DOLLARS IN
                                                                MILLIONS)
Balance at beginning of year................................  $ 34     $ 77
Additional termination benefits.............................    --        4
Cash payments...............................................    (8)     (30)
Reversals...................................................   (12)      --
                                                              ----     ----
Balance at end of period....................................  $ 14     $ 51
                                                              ====     ====

     The reserve balance at the end of the quarter represents severance benefits and other exit costs of which $5 million pertains to the 1998 BetzDearborn plan and $9 million relates to other restructuring plans initiated in 2000.

11. A summary of short-term and long-term debt follows:

                                                         JUNE 30,    DECEMBER 31,
                                                           2001          2000
                                                         --------    ------------
                                                          (DOLLARS IN MILLIONS)
SHORT-TERM:
Banks..................................................    $ 24          $118
Current maturities of long-term debt...................     278           143
                                                           ----          ----
                                                           $302          $261
                                                           ====          ====

     At June 30, 2001, we had $124 million of unused lines of credit that may be drawn as needed. Lines of credit in use at June 30, 2001 were $23 million.

                                                              JUNE 30,    DECEMBER 31,
                                                                2001          2000
                                                              --------    ------------
                                                               (DOLLARS IN MILLIONS)
LONG-TERM:
6.60% notes due 2027........................................   $  100        $  100
6.625% notes due 2003.......................................      125           125
11.125% senior notes due 2007...............................      400           400
8% convertible subordinated debentures due 2010.............        3             3
Term loan tranche A due in varying amounts through 2003.....      633           875
Term loan tranche D due 2005................................      374           375
Revolving credit agreement due 2003.........................      410           437
ESOP debt...................................................       85           101
Term notes at various rates from 5.23% to 9.60% due in
  varying amounts through 2006..............................       58            65
Other.......................................................        5             4
                                                               ------        ------
                                                               $2,193        $2,485
Current maturities of long-term debt........................     (278)         (143)
                                                               ------        ------
Net long-term debt..........................................   $1,915        $2,342
                                                               ======        ======

     In 1998, we entered into a $3,650 million credit facility with a syndicate of banks which includes varying maturity term loans totaling $2,750 million, of which $633 million is still outstanding at June 30, 2001. In addition, the facility includes a $900 million revolving credit agreement, of which $410 million is outstanding at June 30, 2001. Through this revolving credit facility, a Canadian subsidiary of ours can borrow up to U.S. $100 million from select lenders in Canada in Canadian dollars. As of June 30, 2001, $69 million was outstanding under this facility. As of June 30, 2001, $416 million of the multi-currency revolver is available for use. However, actual availability under the revolving credit agreement is constrained by our ability to meet covenants in our senior credit facility.

     On January 23, 2001, our corporate credit rating was downgraded by Standard & Poor's Rating Services to BB which resulted in an increase to the interest rates on the term loan tranche A to LIBOR + 2.75%, on term loan tranche D to LIBOR + 3.25% and on the ESOP loan and guarantee to 12.95%.

     Both our senior credit facility and our ESOP Trust loan require quarterly compliance with certain financial covenants, including a debt/EBITDA ratio ("leverage ratio"), an interest coverage ratio and minimum net worth. Due to a delay in closing the Eastman Transaction, which in turn delayed the pay down of debt, our debt as of March 31, 2001, was significantly higher than planned. As a result, we would have been out of compliance with the leverage ratio covenant of our senior credit facility and ESOP credit facility as of that date. On April 5, 2001, our senior credit facility bank syndicate and ESOP lender granted waivers with respect to compliance with the leverage ratio as of March 31, 2001, and one other covenant. In July 2001, our senior credit facility was amended to modify certain covenants.

     While we expect to remain in compliance with our debt covenants, future compliance is dependent upon generating sufficient EBITDA and cash flow which are, in turn, impacted by business performance, economic climate, competitive uncertainties and possibly the resolution of contingencies, including those set forth in Note 13.

     In the event the Company is not in compliance with the debt covenants in the future, we would pursue various alternatives, which may include, among other things, refinancing of debt, debt covenant amendments or debt covenant waivers. While we believe we would be successful in pursuing these alternatives, there can be no assurance that we would be successful.

12. Guaranteed Preferred Beneficial Interests in Company's Subordinated Debentures consists of:

                                                         JUNE 30,    DECEMBER 31,
                                                           2001          2000
                                                         --------    ------------
                                                          (DOLLARS IN MILLIONS)
9.42% Trust Originated Preferred Securities............    $362          $362
6 1/2% CRESTS Units....................................     260           260
                                                           ----          ----
                                                           $622          $622
                                                           ====          ====

13. Commitments and Contingencies

ENVIRONMENTAL

     Hercules has been identified as a potentially responsible party ("PRP") by U.S. federal and state authorities, or by private parties seeking contribution, for the cost of environmental investigation and/or cleanup at numerous sites. The estimated range of the reasonably possible share of costs for the investigation and cleanup is between $85 million and $274 million. The actual costs will depend upon numerous factors, including the number of parties found responsible at each environmental site and their ability to pay; the actual methods of remediation required or agreed to; outcomes of negotiations with regulatory authorities; outcomes of litigation; changes in environmental laws and regulations; technological developments; and the years of remedial activity required, which could range from 0 to 30.

     Hercules becomes aware of sites in which it may be named a PRP in investigatory and/or remedial activities through correspondence from the U.S. Environmental Protection Agency, or other government agencies, or through correspondence from previously named PRPs, who either request information or notify us of our potential liability. We have established procedures for identifying environmental issues at our plant sites. In addition to environmental audit programs, we have environmental coordinators who are familiar with environmental laws and regulations and act as a resource for identifying environmental issues.

     On April 10, 2001, the United States Court of Appeals for the Eighth Circuit issued an opinion in the United States, et al., v. Vertac Corporation, et al. In that opinion, the Appeals Court reversed the Court's October 12, 1993 grant of partial summary judgment, which had held Hercules jointly and severally liable for costs incurred and to be incurred at the Jacksonville site, and remanded the case back to the U.S. District Court for the Eastern District of Arkansas for a determination of whether the harms at the site giving rise to the government's claims are divisible. The Appeals Court also vacated the District Court's October 23, 1998 order granting the United States' summary judgment motion and the February 8, 2000 judgment finding Hercules liable for 97.4% of the costs at issue, ordering that these issues be revisited following further proceedings with respect to divisibility. Finally, the Appeals Court affirmed the judgment of liability against Uniroyal.

     As a result of the Appeals Court's rulings described above, Hercules will be allowed to present both facts and law to the District Court in support of Hercules' belief that it should not be liable under CERCLA for some or all of the costs incurred by the government in connection with the site because those harms are divisible. Should Hercules prevail on remand, any liability to the government will be either eliminated or reduced.

     In 1992, Hercules brought suit against its insurance carriers for past and future costs for cleanup of certain environmental sites (Hercules Incorporated v. Aetna Casualty & Surety Company, et al., Del. Super, C.A. No. 92C-10-105 and 90C-FE-195-CV (consolidated). In April 1998, the trial regarding insurance recovery for the Jacksonville, Arkansas, site (see discussion above) was completed. The jury returned a "Special Verdict Form" with findings that, in conjunction with the trial court's findings, were used by the trial court to enter a judgment in August 1999. The judgment determined the amount of Hercules' recovery for past cleanup expenditures and stated that Hercules is entitled to similar coverage for costs incurred since September 30, 1997 and in the future. Hercules has not included any insurance recovery in the estimated range of costs above. Since entry of the trial court's August 1999 order, Hercules has entered into settlement agreements with several of its insurance carriers and has recovered certain settlement monies. The terms of those settlements and amounts recovered are confidential. Hercules has appealed certain of the trial court's rulings to the Delaware Supreme Court. Oral argument was held on February 13, 2001 before the Delaware Supreme Court, but no ruling has been issued.

     In connection with the sales of the Resins businesses, the Company retained certain responsibilities for potential future remediation activities relating to the divested businesses. Concurrent with the recognition of the sale of the respective businesses, the Company recorded an accrual for its estimated future remediation liability.

     At June 30, 2001, the accrued liability of $85 million for environmental remediation represents management's best estimate of the probable and reasonably estimable costs related to environmental remediation. The extent of liability is evaluated quarterly. The measurement of the liability is evaluated based on currently available information, including the process of remedial investigations at each site and the current status of negotiations with regulatory authorities regarding the method and extent of apportionment of costs among other PRPs. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these environmental matters could have a material effect upon the results of operations and the financial position of Hercules.

LITIGATION

     Hercules is a defendant in numerous lawsuits that arise out of, and are incidental to, the conduct of its business. In these legal proceedings, no specifically identified director, officer or affiliate is a party or a named defendant. These suits concern issues such as product liability, contract disputes, labor-related matters, patent infringement, environmental proceedings, property damage and personal injury matters.

     Hercules is a defendant in numerous asbestos-related personal injury lawsuits and claims which typically arise from alleged exposure to asbestos fibers from resin-encapsulated pipe and tank products which were sold by a former subsidiary of Hercules to a limited industrial market, or from alleged exposure to asbestos contained in facilities owned or operated by Hercules. Lawsuits are received and matters settled on a regular basis. In December 1999, Hercules entered into a Settlement Agreement to resolve the majority of these matters then pending. In connection with that settlement, Hercules entered into an agreement with several of its insurance carriers pursuant to which a majority of the amounts paid will be insured. The terms of both agreements are confidential. During 2000 and 2001, Hercules entered into additional settlement agreements. The terms of these settlements are also confidential. In accordance with the terms of the previously mentioned agreement with several of Hercules' insurance carriers, the majority of the amounts paid and to be paid pursuant to these various settlement agreements will be insured. Further, Hercules continues to pursue additional insurance coverage from carriers who were not part of the previously mentioned agreement.

     In May 2001, the Supreme Court of New York accepted a Special Referee's Report and rejected our position in a case captioned Hexcel Corporation v. Hercules Incorporated. In February 2001, Hexcel moved to confirm the Special Referee's Report and Hercules crossmoved to confirm in part and reject in part the Special Referee's Report. The Special Referee's Report, issued in January 2001, recommended that Hercules be found liable to Hexcel for a total of approximately $7.3 million plus interest. As a result, a judgment was entered against us in the amount of approximately $10 million. We believe the court's decision is incorrect, at least in part, as a matter of law and we will appeal the court's decision.

     At June 30, 2001, the consolidated balance sheet reflects a current liability of approximately $29 million for litigation and claims. These amounts represent management's best estimate of the probable and reasonably estimable losses and recoveries related to litigation or claims. The extent of the liability and recovery is evaluated quarterly. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these matters could have a material effect upon the financial position of Hercules, and the resolution of any of the matters during a specific period could have a material effect on the quarterly or annual operating results for that period.

14. Segment Information

                                        THREE MONTHS           SIX MONTHS
                                       ENDED JUNE 30,        ENDED JUNE 30,
                                       --------------      ------------------
                                       2001      2000       2001        2000
                                       ----      ----      ------      ------
                                               (DOLLARS IN MILLIONS)
Net Sales:
  Process Chemicals and Services.....  $414      $433      $  821      $  849
  Functional Products(a).............   146       209         277         415
  Chemical Specialties(b)............   110       180         274         357
  Reconciling Items..................    --        --          --          (1)
                                       ----      ----      ------      ------
     Consolidated....................  $670      $822      $1,372      $1,620
                                       ====      ====      ======      ======
Profit from Operations:
  Process Chemicals and Services.....  $ 66      $ 81      $  129      $  158
  Functional Products(a).............    37        53          61         105
  Chemical Specialties(b)............     9        17          26          33
  Reconciling Items..................    17(c)    (55)(d)     (25)(c)     (94)(d)
                                       ----      ----      ------      ------
     Consolidated....................  $129      $ 96      $  191      $  202
                                       ====      ====      ======      ======

---------------
(a) Net sales and Profit from operations in 2001 reflect the divestitures of the food gums and nitrocellulose businesses in 2000.

(b) Net sales and Profit from operations in 2001 reflect the divestiture of the hydrocarbon resins, select rosins resins and the peroxy chemicals businesses.

(c) Includes the following for the quarter and six-month period ended June 30, 2001, respectively: goodwill and intangible asset amortization of $19 million and $38 million, environmental charges of $1 million and $4 million, $2 million and $3 million of non-recurring fees associated with the proxy and other matters, $1 million and $3 million of capitalized interest, and $28 million and $46 million of other corporate items not specifically allocated to the business segments. In addition, $74 million in net gains relating to the sale of the hydrocarbon resins, select rosins resins and peroxy chemicals businesses, partially offset by $5 million in executive severance charges and $1 million in project abandonment costs are included for both periods.

(d) Includes the following for the quarter and six-month period ended June 30, 2000, respectively: goodwill and intangible asset amortization of $20 million and $40 million, integration costs of $1 million and $3 million, environmental charges of $4 million and $6 million, corporate research and development costs of $3 million and $6 million, and $14 million and $26 million of other corporate items not specifically allocated to the business segments. Additionally, $24 million of charges associated with the sale of the nitrocellulose business, partially offset by $11 million of recoveries of insurance and environmental claims are included for both periods.

15. Dispositions

     On May 1, 2001, we completed the sale of our hydrocarbon resins business and select portions of our rosin resins business to a subsidiary of Eastman Chemical Company, receiving proceeds of approximately $244 million. On May 31, 2001, we completed the sale of our peroxy chemicals business to GEO Specialty

Chemicals, Inc., receiving proceeds of approximately $92 million. Additionally, on May 25, 2001, we completed the sale of our interest in Hercules - Sanyo, Inc., a toner resin joint venture, to Sanam Corporation, a wholly owned subsidiary of Sanyo Chemicals Industries, Ltd., our joint venture partner. The Resins division, including those businesses sold in the Eastman and Peroxides transactions, had approximately $450 million in net sales in 2000. We are actively pursuing the sale of the remaining portion of the Resins division.

16. Financial Information of Guarantor Subsidiaries

     The following condensed consolidating financial information for the Company presents the financial information of Hercules, the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries based on the Company's understanding of the Securities and Exchange Commission interpretation and application of Rule 3-10 under the Securities and Exchange Commission's Regulation S-X. The financial information may not necessarily be indicative of results of operations or financial position had the Guarantor Subsidiaries or Non-Guarantor Subsidiaries operated as independent entities.

     In this presentation, Hercules consists of parent company operations. Guarantor Subsidiaries and Non-Guarantor Subsidiaries of Hercules are reported on an equity basis.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 2001

                                                    UNCONSOLIDATED
                                         -------------------------------------
                                                   GUARANTOR     NON-GUARANTOR   ELIMINATIONS &
                                         PARENT   SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS     CONSOLIDATED
                                         ------   ------------   -------------   --------------   ------------
                                                                      (UNAUDITED)
                                                                 (MILLIONS OF DOLLARS)
Net sales..............................   $105        $306           $323             $(64)           $670
Cost of sales..........................     71         183            189              (68)            375
Selling, general, and administrative
  expenses.............................     15          85             95               --             195
Research and development...............      9           6              2               --              17
Goodwill and intangible asset
  amortization.........................     --          14              5               --              19
Other operating expenses (income),
  net..................................    (78)         17             (4)              --             (65)
                                          ----        ----           ----             ----            ----
Profit (loss) from operations..........     88           1             36                4             129
Equity in income (loss) of affiliated
  companies............................     --          --             (1)                              (1)
Equity in income (loss) from
  consolidated subsidiaries............     25          30              1              (56)             --
Interest and debt expense (income).....     81         (47)            19               --              53
Preferred security distributions of
  subsidiary trusts....................     --          --             14               --              14
Other income (expense), net............      2         (55)            57               --               4
                                          ----        ----           ----             ----            ----
Income (loss) before income taxes......     34          23             60              (52)             65
Provision for income taxes.............     11          18             13               --              42
                                          ----        ----           ----             ----            ----
Net income (loss)......................   $ 23        $  5           $ 47             $(52)           $ 23
                                          ====        ====           ====             ====            ====

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 2000

                                                    UNCONSOLIDATED
                                         -------------------------------------
                                                   GUARANTOR     NON-GUARANTOR   ELIMINATIONS &
                                         PARENT   SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS     CONSOLIDATED
                                         ------   ------------   -------------   --------------   ------------
                                                                      (UNAUDITED)
                                                                 (MILLIONS OF DOLLARS)
Net sales..............................   $164        $394           $452            $(188)           $822
Cost of sales..........................    116         261            276             (191)            462
Selling, general, and administrative
  expenses.............................     25          79            102               --             206
Research and development...............      8           8              4               --              20
Goodwill and intangible asset
  amortization.........................     --          15              5               --              20
Other operating expenses (income),
  net..................................     (8)         25              1               --              18
                                          ----        ----           ----            -----            ----
Profit (loss) from operations..........     23           6             64                3              96
Equity in income (loss) from
  consolidated subsidiaries............     49          36             --              (85)             --
Interest and debt expense (income).....     72         (23)            (7)                              42
Preferred security distributions of
  subsidiary trusts....................     --          --             23               --              23
Other income (expense), net............     (5)         (1)            --               --              (6)
                                          ----        ----           ----            -----            ----
Income (loss) before income taxes......     (5)         64             48              (82)             25
Provision for income taxes.............    (21)          8             22               --               9
                                          ----        ----           ----            -----            ----
Net income (loss)......................   $ 16        $ 56           $ 26            $ (82)           $ 16
                                          ====        ====           ====            =====            ====

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2001

                                                    UNCONSOLIDATED
                                         -------------------------------------
                                                   GUARANTOR     NON-GUARANTOR   ELIMINATIONS &
                                         PARENT   SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS     CONSOLIDATED
                                         ------   ------------   -------------   --------------   ------------
                                                                      (UNAUDITED)
                                                                 (MILLIONS OF DOLLARS)
Net sales..............................   $244        $642           $654            $(168)          $1,372
Cost of sales..........................    172         400            381             (169)             784
Selling, general, and administrative
  expenses.............................     34         169            182               --              385
Research and development...............     18          14              4               --               36
Goodwill and intangible asset
  amortization.........................      1          26             11               --               38
Other operating expense (income),
  net..................................    (75)         17             (4)              --              (62)
                                          ----        ----           ----            -----           ------
Profit (loss) from operations..........     94          16             80                1              191
Equity in income (loss) of affiliated
  companies............................     --          --             (4)              --               (4)
Equity in income (loss) from
  consolidated subsidiaries............     72          94              1             (167)              --
Interest and debt expense (income).....    172        (103)            39               --              108
Preferred security distributions of
  subsidiary trusts....................     --          --             29               --               29
Other income (expense), net............      1        (127)           127               --                1
                                          ----        ----           ----            -----           ------
Income (loss) before income taxes......     (5)         86            136             (166)              51
Provision for income taxes.............    (18)         35             21               --               38
                                          ----        ----           ----            -----           ------
Net income (loss)......................   $ 13        $ 51           $115            $(166)          $   13
                                          ====        ====           ====            =====           ======

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000

                                                    UNCONSOLIDATED
                                         -------------------------------------
                                                   GUARANTOR     NON-GUARANTOR   ELIMINATIONS &
                                         PARENT   SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS     CONSOLIDATED
                                         ------   ------------   -------------   --------------   ------------
                                                                      (UNAUDITED)
                                                                 (MILLIONS OF DOLLARS)
Net sales..............................   $304        $782           $896            $(362)          $1,620
Cost of sales..........................    218         511            547             (364)             912
Selling, general, and administrative
  expenses.............................     38         168            197               --              403
Research and development...............     15          18              8               --               41
Goodwill and intangible asset
  amortization.........................      1          27             12               --               40
Other operating expenses (income),
  net..................................     (5)         26              1               --               22
                                          ----        ----           ----            -----           ------
Profit (loss) from operations..........     37          32            131                2              202
Equity in income (loss) from
  consolidated subsidiaries............    107          71              2             (180)              --
Interest and debt expense (income).....    131         (44)           (13)              --               74
Preferred security distributions of
  subsidiary trusts....................     --          --             46               --               46
Other income (expense), net............     (5)         (1)             5               --               (1)
                                          ----        ----           ----            -----           ------
Income (loss) before income taxes......      8         146            105             (178)              81
Provision for income taxes.............    (44)         27             46               --               29
                                          ----        ----           ----            -----           ------
Net income (loss)......................   $ 52        $119           $ 59            $(178)          $   52
                                          ====        ====           ====            =====           ======

                     CONDENSED CONSOLIDATING BALANCE SHEET
                                 JUNE 30, 2001

                                                   UNCONSOLIDATED
                                        -------------------------------------
                                                  GUARANTOR     NON-GUARANTOR   ELIMINATIONS &
                                        PARENT   SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS     CONSOLIDATED
                                        ------   ------------   -------------   --------------   ------------
                                                                     (UNAUDITED)
                                                                (MILLIONS OF DOLLARS)
ASSETS
Current assets
  Cash and cash equivalents...........  $    4     $     6         $   31          $    --          $   41
  Accounts and notes receivable,
     net..............................      80         175            286               --             541
  Intercompany receivables............     192          39            128             (359)             --
  Inventories.........................      43          99            111              (10)            243
  Deferred income taxes...............      28           1             12               --              41
                                        ------     -------         ------          -------          ------
     Total current assets.............     347         320            568             (369)            866
Property, plant, and equipment, net...     196         342            395               --             933
Investments in subsidiaries...........   4,220       1,501             51           (5,772)             --
Goodwill and other intangible assets,
  net.................................      34       1,440            829               --           2,303
Other assets..........................     645          28             87               --             760
                                        ------     -------         ------          -------          ------
     Total assets.....................  $5,442     $ 3,631         $1,930          $(6,141)         $4,862
                                        ======     =======         ======          =======          ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable....................      93           9            116               --             218
  Accrued expenses....................     180         135            129               --             444
  Intercompany payables...............      84          83            192             (359)             --
  Short-term debt.....................     263           5             34               --             302
                                        ------     -------         ------          -------          ------
     Total current liabilities........     620         232            471             (359)            964
Long-term debt........................   1,831          80              4               --           1,915
Deferred income taxes.................      82          48             57               --             187
Postretirement benefits and other
  liabilities.........................     205         147             38               --             390
Company-obligated preferred securities
  of subsidiary trusts................      --          --            622               --             622
Intercompany notes
  payable/(receivable)................   1,920      (2,774)           863               (9)             --
Stockholders' equity..................     784       5,898           (125)          (5,773)            784
                                        ------     -------         ------          -------          ------
     Total liabilities and
       stockholders' equity...........  $5,442     $ 3,631         $1,930          $(6,141)         $4,862
                                        ======     =======         ======          =======          ======

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 2001

                                                     UNCONSOLIDATED
                                          -------------------------------------
                                                    GUARANTOR     NON-GUARANTOR
                                          PARENT   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                          ------   ------------   -------------   ------------   ------------
                                                                      (UNAUDITED)
                                                                 (MILLIONS OF DOLLARS)
Net Cash (used in) Provided by
  Operations............................  $(249)       $101           $ 209           $(7)          $  54
CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures..................    (10)        (13)            (20)           --             (43)
  Proceeds of investment and fixed asset
     disposals..........................    223           1             122                           346
  Other, net............................     --          --              (1)           --              (1)
                                          -----        ----           -----           ---           -----
  Net cash provided by (used in)
     investing activities...............    213         (12)            101            --             302
                                          -----        ----           -----           ---           -----
CASH FLOW FROM FINANCING ACTIVITIES:
  Long-term debt proceeds...............    147          --              --            --             147
  Long-term debt repayments.............   (402)        (15)            (17)           --            (434)
  Change in short-term debt.............     --          --             (92)           --             (92)
  Change in intercompany, noncurrent....    282         (76)           (206)           --              --
  Common stock issued...................     12          --              --            --              12
  Dividends paid........................     --           1              (8)            7              --
                                          -----        ----           -----           ---           -----
  Net cash provided by (used in)
     financing activities...............     39         (90)           (323)            7            (367)
                                          -----        ----           -----           ---           -----
Effect of exchange rate changes on
  cash..................................     --          --              (2)           --              (2)
                                          -----        ----           -----           ---           -----
Net increase (decrease) in cash and cash
  equivalents...........................      3          (1)            (15)           --             (13)
Cash and cash equivalents at beginning
  of period.............................      1           7              46            --              54
                                          -----        ----           -----           ---           -----
Cash and cash equivalents at end of
  period................................  $   4        $  6           $  31           $--           $  41
                                          =====        ====           =====           ===           =====

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 2000

                                                     UNCONSOLIDATED
                                          -------------------------------------
                                                    GUARANTOR     NON-GUARANTOR
                                          PARENT   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                          ------   ------------   -------------   ------------   ------------
                                                                      (UNAUDITED)
                                                                 (MILLIONS OF DOLLARS)
Net Cash (used in) Provided by
  Operations............................  $(168)      $ 177           $ 39            $(25)         $  23
CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures..................    (26)        (21)           (62)             --           (109)
  Proceeds of investment and fixed asset
     disposals..........................      1           6              5              --             12
  Acquisitions, net of cash acquired....     (5)         --             --              --             (5)
  Other, net............................     (8)         (9)            (4)             --            (21)
                                          -----       -----           ----            ----          -----
  Net cash (used in) provided by
     investing activities...............    (38)        (24)           (61)             --           (123)
                                          -----       -----           ----            ----          -----
CASH FLOW FROM FINANCING ACTIVITIES:
  Long-term debt proceeds...............    380           2              2              --            384
  Long-term debt repayments.............   (236)        (13)            (4)             --           (253)
  Change in short-term debt.............     16           1              6              --             23
  Change in intercompany, noncurrent....     98        (162)            64              --             --
  Common stock issued...................      6          --             --              --              6
  Common stock reacquired...............     (1)         --             --              --             (1)
  Dividends paid........................    (57)         --            (25)             25            (57)
                                          -----       -----           ----            ----          -----
  Net cash provided by (used in)
     financing activities...............    206        (172)            43              25            102
                                          -----       -----           ----            ----          -----
Effect of exchange rate changes on
  cash..................................     --          --             --              --             --
                                          -----       -----           ----            ----          -----
Net increase (decrease) in cash and cash
  equivalents...........................     --         (19)            21              --              2
Cash and cash equivalents at beginning
  of period.............................      2          23             38                             63
                                          -----       -----           ----            ----          -----
Cash and cash equivalents at end of
  period................................  $   2       $   4           $ 59            $ --          $  65
                                          =====       =====           ====            ====          =====

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and of cash flows present fairly, in all material respects, the financial position of Aqualon Company, a subsidiary of Hercules Incorporated, and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 10, 2001

                                AQUALON COMPANY


                        CONSOLIDATED STATEMENT OF INCOME



                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2000        1999        1998
                                                             --------    --------    --------
                                                                  (DOLLARS IN THOUSANDS)
Sales to third parties.....................................  $274,775    $295,473    $349,179
Sales to Hercules Group....................................    63,033      62,657      57,528
                                                             --------    --------    --------
                                                              337,808     358,130     406,707
Cost of sales..............................................   227,272     250,066     278,091
Selling, general, and administrative expenses..............    48,069      53,775      47,606
Research and development...................................    11,780      12,078      11,588
Goodwill and intangible asset amortization.................     1,014       1,014       1,014
Other operating expenses, net (Note 12)....................    22,259       3,554      10,245
                                                             --------    --------    --------
Profit from operations.....................................    27,414      37,643      58,163
Interest and debt expense..................................       415         545         438
Other (income) expense, net................................    (1,199)        127          24
                                                             --------    --------    --------
Net income.................................................  $ 28,198    $ 36,971    $ 57,701
                                                             ========    ========    ========



   The accompanying notes are an integral part of the consolidated financial statements.

                                AQUALON COMPANY

                          CONSOLIDATED BALANCE SHEETS


                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................   $  2,494     $  1,313
  Accounts receivable, net (Note 3).........................     35,743       46,045
  Notes receivable (Note 4).................................      3,600           --
  Inventories (Note 5)......................................     45,409       52,493
  Other current assets......................................      4,691        4,492
                                                               --------     --------
          Total current assets..............................     91,937      104,343
                                                               --------     --------
Property, plant, and equipment, net (Note 8)................     91,742       92,062
Notes receivable (Note 4)...................................      3,000           --
Goodwill, net (Note 9)......................................     28,550       29,564
Deferred charges and other assets...........................      5,256        5,548
                                                               --------     --------
          Total assets......................................   $220,485     $231,517
                                                               ========     ========
LIABILITIES AND NET PARTNERS' (HERCULES GROUP) INVESTMENT
Current liabilities
  Accounts payable..........................................   $ 17,724     $ 24,323
  Short-term debt (Note 6)..................................         --        1,650
  Accrued expenses (Note 8).................................     24,172       25,277
                                                               --------     --------
          Total current liabilities.........................     41,896       51,250
                                                               --------     --------
Pension and other postretirement benefits (Note 11).........        110          (17)
Environmental and other liabilities.........................     22,526        9,825
                                                               --------     --------
  Total liabilities.........................................     64,532       61,058
                                                               --------     --------
Commitments and contingencies (Note 16).....................         --           --
  Net partners' (Hercules Group) investment (Note 14).......    155,953      170,459
                                                               --------     --------
          Total liabilities and net partners' (Hercules
           Group) investment................................   $220,485     $231,517
                                                               ========     ========



   The accompanying notes are an integral part of the consolidated financial statements.

                                AQUALON COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income..................................................  $ 28,198   $ 36,971   $ 57,701
Adjustments to reconcile net income to net cash provided by
  operations:
  Depreciation..............................................     9,757     11,009     11,896
  Amortization..............................................     1,014      1,014      1,014
  Loss on disposal (Note 15)................................     6,854      6,500         --
  Loss on impairment of fixed assets (Note 12)..............        --      2,000     15,300
  Corporate and other cost allocations......................    15,313     21,444     16,424
  Accruals and deferrals of cash receipts and payments:
     Accounts receivable and other assets...................    10,103      4,531      5,982
     Inventories............................................     7,084      5,112     (7,483)
     Accounts payable and accrued expenses..................    (8,659)    (3,389)    (5,662)
     Environmental and other assets and liabilities.........       800      3,743      3,719
                                                              --------   --------   --------
       Net cash provided by operations......................    70,464     88,935     98,891
                                                              --------   --------   --------
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures........................................    (9,437)   (12,133)   (20,856)
Investment in affiliate.....................................      (179)       254        (63)
                                                              --------   --------   --------
       Net cash used in investing activities................    (9,616)   (11,879)   (20,919)
                                                              --------   --------   --------
CASH FLOW FROM FINANCING ACTIVITIES:
Repayment of debt...........................................    (1,650)        --        (13)
Transfers to partners' (Hercules Group).....................   (58,017)   (79,877)   (74,040)
                                                              --------   --------   --------
       Net cash used in financing activities................   (59,667)   (79,877)   (74,053)
                                                              --------   --------   --------
Net increase (decrease) in cash and cash equivalents........     1,181     (2,821)     3,919
Cash and cash equivalents at beginning of year..............     1,313      4,134        215
                                                              --------   --------   --------
       Cash and cash equivalents at end of year.............  $  2,494   $  1,313   $  4,134
                                                              ========   ========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest..................................................  $    415   $    545   $    438
Noncash financing activities
  Issuance of note receivable...............................     6,600         --         --
  Corporate and other cost allocations......................    15,313     21,444     16,424



                 The accompanying notes are an integral part of

                     the consolidated financial statements.

                                AQUALON COMPANY

                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     Aqualon Company (Aqualon) is a U.S. partnership which is owned 99.4182% by Hercules Credit, Inc., a U.S. holding company and 0.5818% by WSP, Inc., a U.S. holding company. Hercules Credit, Inc. and WSP, Inc. are wholly owned subsidiaries of Hercules Incorporated (Hercules). Aqualon is engaged in providing products and services to manage the properties of aqueous (water-based) and non-aqueous systems. These products are principally derived from renewable natural raw materials and are sold as thickeners, emulsifiers, and stabilizers to other manufacturers, including makers of oral hygiene and personal care products, construction materials and latex paints, and are used in the oil and gas industry for drilling and recovery.


     In June 2000, Aqualon sold its nitrocellulose operation in Parlin, NJ to Greentree Chemical Technologies, Inc.


     Historically, separate company stand-alone financial statements were not prepared for Aqualon. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock and partnership interests of substantially all of Hercules' domestic subsidiaries (including Aqualon) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information on Aqualon, a collateral party to the Hercules debt, based on Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.

     Aqualon participates in Hercules' centralized cash management system. Accordingly, cash received from Aqualon operations is transferred to Hercules on a periodic basis, and Hercules funds all operational and capital requirements.

     The financial statements of Aqualon reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in Aqualon's financial statements were based on either a direct cost pass-through for items directly identified as related to Aqualon's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation methods are reasonable.


     During 1989, Hercules acquired the 50% shareholding held by Henkel [its joint venture partner] to make Aqualon a wholly owned subsidiary. These financial statements include the push-down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant, and equipment and their related amortization and depreciation adjustments.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Aqualon and its wholly-owned subsidiary, Organa Trust. All intercompany transactions and profits have been eliminated.

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                AQUALON COMPANY

  Revenue Recognition

     Aqualon recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on Aqualon's experience. The corresponding shipping and handling costs are included in cost of sales.

  Environmental Expenditures

     Environmental expenditures that pertain to current operations or future revenues are expensed or capitalized according to Aqualon's capitalization policy. Expenditures for remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recognized for remedial activities when the cleanup is probable and can be reasonably estimated.

  Cash and Cash Equivalents

     Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

  Inventories

     Inventories are stated at the lower of cost or market. Inventories are valued at standard cost which approximates the average cost method.

  Property and Depreciation

     Property, plant, and equipment are stated at cost and depreciated using the straight-line method. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant, machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years.

     Maintenance, repairs, and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is charged to income.

  Goodwill

     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited, generally 40 years for goodwill, customer relationships, and trademarks and tradenames and 5 to 15 years for other intangible assets.

  Long-lived Assets

     Aqualon reviews its long-lived assets, including goodwill and other intangibles, for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.

                                AQUALON COMPANY

  Concentrations of Credit Risk


     Financial instruments that potentially subject Aqualon to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries and locations.

  Financial Instruments

     Aqualon uses various non-derivative financial instruments, including letters of credit, and generally does not require collateral to support its financial instruments.

  Stock-based Compensation

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25)). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standard No. 123, "Accounting for Stock-based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair-value-based method of accounting had been applied.

  Computer Software Costs

     Effective January 1, 1999, Aqualon adopted the American Institute of Certified Public Accountants Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" (SOP 98-1).

     Our prior accounting was generally consistent with the requirements of SOP 98-1 and, accordingly, adoption of SOP 98-1 had no material effect. Computer software costs are being amortized over a period of 5 to 10 years.


  Research and Development



     Research and development expenditures are expensed as incurred.


  Income Taxes

     Income taxes have not been provided in the accompanying financial statements, as the tax effects of the operating partnership's operations accrue directly to the partners.

  Net Partners' (Hercules Group) Investment

     The net partners' (Hercules Group) investment account reflects the balance of Aqualon's historical earnings, intercompany amounts, post-employment liabilities and other transactions between Aqualon and the partners/Hercules Group.

  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all

                                AQUALON COMPANY
fiscal quarters of fiscal years beginning after December 31, 2000. Aqualon adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133 did not have a material effect on its earnings or statement of financial position.


     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was to be effective October 1, 2000. Adoption of SAB 101 did not have a material effect on the Company's profit from operations.



     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). For Aqualon, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.



     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. Aqualon is currently in the process of conducting an assessment of the actual impact of the non-amortization provision of SFAS 142. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting unit. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on Aqualon's financial statements.


     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assets. SFAS 143 will become effective for Aqualon in January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


3. ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net, consists of:

                                                             2000         1999
                                                           ---------    ---------
                                                           (DOLLARS IN THOUSANDS)
Trade....................................................   $36,413      $46,865
Less allowance for doubtful accounts.....................      (670)        (820)
                                                            -------      -------
          Total..........................................   $35,743      $46,045
                                                            =======      =======

4. NOTE RECEIVABLE

     Notes receivable as of December 31, 2000, consist of a $6,600 thousand 30-day demand note from Greentree Chemical Technologies, Inc. (Greentree), related to the divestiture of the Nitrocellulose business in June 2000. On January 8, 2001, Aqualon received $3,600 thousand in cash from Greentree and issued a new

                                AQUALON COMPANY
unsecured demand note to Greentree for $3,000 thousand, due June 30, 2005. The new note carries an interest rate of 13.5% until May 1, 2001; thereafter, the interest rate is equal to Prime +7.5% for the remaining duration of the note.

5. INVENTORIES

     The components of inventories are:

                                                             2000         1999
                                                           ---------    ---------
                                                           (DOLLARS IN THOUSANDS)
Finished products........................................   $27,754      $34,330
Raw material and supplies................................    15,613       14,594
Work in process..........................................     2,042        3,569
                                                            -------      -------
          Total..........................................   $45,409      $52,493
                                                            =======      =======

6. SHORT-TERM DEBT

     Short-term debt of $1,650 thousand at December 31, 1999 consists of an Industrial Revenue Bond from the Industrial Development Authority of the city of Hopewell, Virginia. This debt carried an interest rate of 8%. The principal and interest was paid in June 2000.

7. LONG-TERM INCENTIVE COMPENSATION PLANS

     Aqualon participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.

     In 1995, Hercules changed the structure of the long-term incentive compensation plans to place a greater emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and cash value awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding was 491,488 at December 31, 2000, and 926,689 and 1,083,613 at December 31, 1999 and
1998, respectively.

     At December 31, 2000, under the Company's incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to the Company in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans. There were no charges to income for the cost of stock awards over the restriction or performance period for 2000, 1999 and 1998, respectively.

                                AQUALON COMPANY

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000, 1999 and 1998:



                                                    REGULAR                  PERFORMANCE-ACCELERATED
                                         -----------------------------    -----------------------------
                                         NUMBER OF    WEIGHTED-AVERAGE    NUMBER OF    WEIGHTED-AVERAGE
                                          SHARES           PRICE           SHARES           PRICE
                                         ---------    ----------------    ---------    ----------------
January 1, 1998........................   195,870          $42.18           72,000          $45.91
Granted................................   145,225          $35.84           64,645          $47.29
Exercised..............................        --              --               --              --
Forfeited..............................    (3,690)         $39.50               --              --
                                          -------          ------          -------          ------
December 31, 1998......................   337,405          $39.48          136,645          $46.56
Granted................................    71,875          $37.73           69,980          $37.58
Exercised..............................    (1,050)         $16.21               --              --
Forfeited..............................    (3,910)         $39.50               --              --
                                          -------          ------          -------          ------
December 31, 1999......................   404,320          $39.23          206,625          $43.52
Granted................................   129,800          $17.20               --              --
Exercised..............................        --              --               --              --
Forfeited..............................   (39,250)         $39.50               --              --
                                          -------          ------          -------          ------
December 31, 2000......................   494,870          $33.43          206,625          $43.52



     The weighted-average fair value of regular stock options granted during 2000, 1999 and 1998 was $8.85, $8.26 and $9.20 respectively. The weighted-average fair value of performance-accelerated stock options granted during 1999 and 1998 was $8.01 and $11.01, respectively. There were no performance-accelerated stock options granted during 2000.



     Following is a summary of regular stock options exercisable at December 31, 2000, 1999, and 1998, and their respective weighted-average share prices:



                                                    NUMBER OF    WEIGHTED-AVERAGE
OPTIONS EXERCISABLE                                  SHARES       EXERCISE PRICE
-------------------                                 ---------    ----------------
December 31, 1998.................................    95,194          $43.18
December 31, 1999.................................   224,230          $40.49
December 31, 2000.................................   293,370          $39.20



     There were no performance-accelerated stock options exercisable at December 31, 2000, 1999 and 1998.

                                AQUALON COMPANY

     Following is a summary of stock options outstanding at December 31, 2000:

                                              OUTSTANDING OPTIONS                       EXERCISABLE OPTIONS
                               -------------------------------------------------   ------------------------------
                                 NUMBER      WEIGHTED-AVERAGE                        NUMBER
          EXERCISE             OUTSTANDING      REMAINING       WEIGHTED-AVERAGE   EXERCISABLE   WEIGHTED-AVERAGE
         PRICE RANGE           AT 12/31/00   CONTRACTUAL LIFE    EXERCISE PRICE    AT 12/31/00    EXERCISE PRICE
-----------------------------  -----------   ----------------   ----------------   -----------   ----------------
    Regular Stock Options
          $12 - $20              129,800           9.14              $17.20            2,950          $17.25
          $20 - $30               76,475           7.67              $25.56           63,700          $25.56
          $30 - $40              174,025           7.23              $38.77          130,900          $39.11
          $40 - $50               85,970           6.73              $47.27           74,720          $47.29
          $50 - $60               28,600           5.56              $54.03           21,100          $55.39
                                 -------                                             -------
                                 494,870                                             293,370
                                 =======                                             =======
Performance-Accelerated Stock
            Options
          $14 - $40              104,655           7.69              $38.16               --              --
          $40 - $50               81,270           6.70              $47.40               --              --
          $50 - $61               20,700           5.18              $55.40               --              --
                                 -------                                             -------
                                 206,625                                                  --
                                 =======                                             =======

     The Company currently expects that 100% of performance-accelerated stock options will eventually vest.


     Aqualon employees may also participate in the Hercules Employee Stock Purchase Plan ("ESPP"). The ESPP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at December 31, 2000 and 1999, were 1,597,861 and 949,464, respectively. The Company applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.


     Had compensation cost for the Hercules' Stock-Based Incentive Plans and Employee Stock Purchase Plan been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.

     The following weighted-average assumptions would be used in estimating fair value for 2000, 1999 and 1998:

                                               REGULAR       PERFORMANCE       EMPLOYEE STOCK
ASSUMPTION                                       PLAN      ACCELERATED PLAN    PURCHASE PLAN
----------                                     --------    ----------------    --------------
Dividend yield...............................     2%          3.4%                0.0%
Risk-free interest rate......................   5.88%         5.38%              5.41%
Expected life................................  7.1 yrs.      5 yrs.              3 mos.
Expected volatility..........................   29.20%       27.31%              44.86%

                                AQUALON COMPANY

     The Company's net income for 2000, 1999 and 1998 would approximate the pro forma amounts below:


                                                         2000       1999       1998
                                                        -------    -------    -------
                                                           (DOLLARS IN THOUSANDS)
Net income
  As reported.........................................  $28,198    $36,971    $57,701
  Pro forma...........................................  $26,573    $35,422    $56,386


8. ADDITIONAL BALANCE SHEET DETAIL

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Property, plant, and equipment
  Land......................................................  $    527     $    527
  Buildings and equipment...................................   363,737      516,440
  Construction in progress..................................    11,909        5,503
                                                              --------     --------
  Total.....................................................   376,173      522,470
  Accumulated depreciation and amortization.................   284,431      430,408
                                                              --------     --------
  Net property, plant, and equipment........................  $ 91,742     $ 92,062
                                                              ========     ========
Accrued expenses
  Payroll and employee benefits.............................  $  4,685     $  4,298
  Nitrocellulose inventory disposal cost reserve............     6,478        6,500
  Current environmental reserve.............................     4,686        4,670
  Other.....................................................     8,323        9,809
                                                              --------     --------
  Total.....................................................  $ 24,172     $ 25,277
                                                              ========     ========

9. GOODWILL


     Goodwill relates to Hercules' 1989 purchase of Henkel's 50% ownership interest in Aqualon. At December 31, 2000 and December 31, 1999, goodwill was $28,550 thousand and $29,564 thousand, respectively, (net of accumulated amortization of $11,994 thousand and $10,980 thousand respectively). The amortization period for goodwill is 40 years.


10. RESTRUCTURING

     In 2000 and 1999, Aqualon incurred $1,662 thousand and $1,912 thousand, respectively, related to employee reductions at Parlin, NJ, Louisiana, MO, and Hopewell, VA, manufacturing sites. There are no remaining amounts to be paid.

     Severance benefits payments are based on years of service. A reconciliation of activity with respect to the liabilities established for these plans is as follows:

                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Balance at beginning of year................................   $    --       $1,466
Additional termination benefits and other exit costs........     1,662          446
Cash payments...............................................    (1,662)      (1,912)
                                                               -------       ------
Balance at end of year......................................   $    --       $   --
                                                               =======       ======

                                AQUALON COMPANY

11. PENSION AND OTHER POSTRETIREMENT BENEFITS

     Aqualon participates in a defined benefit pension plan sponsored by Hercules, which covers substantially all employees of Hercules in the U.S. Benefits under this plan are based on the average final pay and years of service. Hercules also provides post-retirement health care and life insurance benefits to eligible retired employees and their dependents.

     Information on the actuarial present value of the benefit obligation and fair value of the plan assets is not presented as Hercules manages its U.S. employee benefit plans on a consolidated basis and such information is not maintained separately for the U.S. employees of the Company. The Company's statement of operations includes an allocation of the costs of the U.S. benefits plans. The pension costs were allocated based on percentage of pensionable wages, for each of the years presented, post-retirement benefit costs were allocated using factors derived from the relative net assets and revenues. Net pension income of Hercules allocated to the Company was $3,367 thousand, $3,810 thousand, and $4,069 thousand for the years ended December 31, 2000, 1999 and 1998, respectively, and post-retirement benefit expense was $2,462 thousand, $1,774 thousand, and $1,813 thousand for the years ended December 31, 2000, 1999 and 1998, respectively.

12. OTHER OPERATING EXPENSES, NET

     Other operating expenses, net, consists of the following:


                                                         2000       1999       1998
                                                        -------    -------    -------
                                                           (DOLLARS IN THOUSANDS)
Loss on disposal of Nitrocellulose....................  $25,241    $ 6,500    $    --
Asset impairments.....................................       --      2,000     15,300
Environmental charges.................................    2,617      3,020      2,151
Restructuring charges.................................    1,662        446      1,466
Royalties.............................................   (7,613)    (8,474)    (8,734)
Other.................................................      352         62         62
                                                        -------    -------    -------
          Total.......................................  $22,259    $ 3,554    $10,245
                                                        =======    =======    =======


     In 1998, the Nitrocellulose fixed assets at Parlin, NJ were deemed to be impaired; Nitrocellulose capital expenditures in 1999 were also impaired.

13. OTHER FINANCING ARRANGEMENTS


     Hercules manages Aqualon's cash and indebtedness. The majority of the cash provided by or used by Aqualon is provided through this consolidated cash and debt management system. As a result, the amount of domestic cash or debt historically related to Aqualon is not determinable. For purposes of Aqualon's historical financial statements all of Aqualon's positive or negative cash flows have been treated as cash transferred to or from its partners (Hercules Group).

                                AQUALON COMPANY

14. NET PARTNERS' (HERCULES GROUP) INVESTMENT

     Changes in net partners' (Hercules Group) investment were as follows:

                                                              (DOLLARS IN
                                                              THOUSANDS)
Balance, January 1, 1998....................................   $191,836
  Net income................................................     57,701
  Intercompany transactions, net............................    (57,615)
                                                               --------
Balance, December 31, 1998..................................    191,922
  Net income................................................     36,971
  Intercompany transactions, net............................    (58,434)
                                                               --------
Balance, December 31, 1999..................................    170,459
  Net income................................................     28,198
  Intercompany transactions, net............................    (42,704)
                                                               --------
Balance, December 31, 2000..................................   $155,953
                                                               ========

15. DIVESTITURES

     In June 2000, Aqualon divested its Nitrocellulose operation at Parlin, NJ to Greentree Chemical Technologies, Inc. As a result of the transaction, Aqualon received a $6,600 thousand note (see note 4) and recorded a one-time pre-tax loss of $25,241 thousand, primarily for employee termination benefits, inventory transfer and disposal, environmental liabilities, and other miscellaneous expenses, of which $18,387 thousand has been expended. Aqualon terminated approximately 100 employees associated with the Nitrocellulose operation at Parlin, NJ, which resulted in severance payments of $4 million. Nitrocellulose revenues were $23,503 thousand, $58,526 thousand, and $59,944 thousand in 2000, 1999, and 1998, respectively.

16. COMMITMENTS AND CONTINGENCIES

  Leases

     Aqualon has operating leases (including office space, transportation, and data processing equipment) expiring at various dates. Rental expense was $528 thousand in 2000, $661 thousand in 1999, and $629 thousand in 1998.

     At December 31, 2000, minimum rental payments under noncancelable leases aggregated $771 thousand. The net minimum payments over the next five years are $306 thousand in 2001, $250 thousand in 2002, $158 thousand in 2003, $36 thousand in 2004, and $20 thousand in 2005.

  Litigation

     Aqualon currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of Aqualon's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position and results of operations of Aqualon.

  Environmental

     Aqualon has established accruals for the estimated cost of environmental remediation and/or cleanup at various sites. The estimated range of the reasonable possible share of costs for investigation and cleanup is between $25 million and $46 million. The actual costs will depend upon numerous factors, including the number of parties found to be responsible at each environmental site and their ability to pay; the actual methods of remediation required or agreed to; the outcomes of negotiations with regulatory authorities;

                                AQUALON COMPANY
outcomes of litigation; changes in environmental laws and regulations; technological developments; and the number of years of remedial activity required, which could range from 0 to 30 years. As of December 31, 2000, the accrued liability of $25 million for environmental remediation represents management's best estimate of the probable and reasonably estimable costs related to environmental remediation. Aqualon estimates that these liabilities will be paid over the next five years. The extent of liability is evaluated quarterly. The measurement of the liability is evaluated based on currently available information, including the process of remedial investigations at each site and the current status of negotiations with regulatory authorities regarding the method and extent of apportionment of costs among other potentially responsible parties. Aqualon is unaware of any unasserted claims and has not reflected them in the reserve. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these environmental matters could have a material effect upon the results of operations and the financial position of Aqualon.

  Other

     As of December 31, 2000, Aqualon had $4.3 million in letters of credit outstanding with lenders.

17. RELATED PARTY TRANSACTIONS

     Aqualon has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and therefore may not necessarily reflect the result of arms-length negotiations between independent parties. Aqualon records sales with affiliates based on a cost-plus formula developed and agreed-upon by both parties.

     Corporate and other cost allocations: As discussed in Note 1, the financial statements of Aqualon reflect certain allocated support costs incurred by other entities in Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, research & development overhead, investor relations and other corporate services. Allocations and charges included in Aqualon's financial statements were based on either a direct cost pass-through for items directly identified as related to Aqualon's activities; a percentage allocation for such services provided based on factors such as revenues, net assets, costs of sales or a relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in our statement of operations. Such allocations and corporate charges totaled $15,313 thousand, $21,444 thousand, and $16,424 thousand in 2000, 1999 and 1998, respectively.

     Royalties: Aqualon entered into a license agreement in respect of the use of manufacturing formulations and specifications by affiliated companies which are developed and owned by Aqualon. Aqualon received royalties in respect of this agreement of $7,613 thousand, $8,474 thousand, and $8,734 thousand in 2000, 1999 and 1998, respectively. The royalties are included as reductions to other operating expenses in the financial statements.

     Purchases from affiliates: Aqualon purchases a broad range of products in the normal course of business from affiliated companies. Aqualon's purchases from affiliated companies were $23,457 thousand, $23,598 thousand, and $50,022 thousand in 2000, 1999 and 1998, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income (loss) and of cash flows present fairly, in all material respects, the financial position of BetzDearborn Canada, Inc., a subsidiary of Hercules Incorporated, and its subsidiary at December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Mississauga, Ontario
June 15, 2001, except for note 2, New accounting pronouncements, which is as of October 19, 2001

                           BETZDEARBORN CANADA, INC.

     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                                   (THOUSANDS OF
                                                                   U.S. DOLLARS)
Sales to third parties......................................   $167,668     $158,833
Sales to Hercules Group.....................................     10,844        7,033
                                                               --------     --------
  Net sales.................................................    178,512      165,866
Cost of sales...............................................    107,811       94,629
Selling, general and administrative expenses................     40,979       48,114
Goodwill and intangible asset amortization..................      8,137        8,056
Other operating expense.....................................      6,487        5,203
                                                               --------     --------
  Profit from operations....................................     15,098        9,864
Interest and debt expense...................................      5,075        7,717
Interest income.............................................     (1,090)        (529)
Other expense (income) (note 12)............................        540       (1,266)
                                                               --------     --------
  Income before income taxes................................     10,573        3,942
Provision for income tax (note 13)..........................      5,362        2,685
                                                               --------     --------
  Income before minority interest...........................      5,211        1,257
Minority interest -- held by affiliate......................      4,003        3,221
                                                               --------     --------
  Net income (loss).........................................      1,208       (1,964)
Translation adjustments.....................................     (8,897)      16,261
                                                               --------     --------
  Comprehensive (loss) income...............................   $ (7,689)    $ 14,297
                                                               ========     ========

     The accompanying accounting policies and notes are an integral part of the consolidated financial statements.

                           BETZDEARBORN CANADA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                 (THOUSANDS OF
                                                                 U.S. DOLLARS)
ASSETS
Current assets
  Cash and cash equivalents.................................  $      4   $  2,113
  Accounts receivable -- net (note 3).......................    28,896     25,647
  Inventories (note 4)......................................    13,465     14,585
  Income taxes receivable...................................        --      1,100
                                                              --------   --------
     Total current assets...................................    42,365     43,445
Property, plant and equipment -- net (note 8)...............    21,595     22,380
Goodwill and other intangible assets -- net (note 9)........   288,307    305,748
Pension and other post-retirement benefits (note 11)........     5,095      4,851
Deferred charges and other assets...........................       773        215
                                                              --------   --------
     Total assets...........................................  $358,135   $376,639
                                                              ========   ========
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current liabilities
  Bank overdraft (note 5)...................................  $  1,351   $  2,321
  Accounts payable..........................................    10,272      4,175
  Accrued expenses (note 8).................................     4,415      5,993
                                                              --------   --------
     Total current liabilities..............................    16,038     12,489
Long-term debt (note 6).....................................    83,434     86,174
Deferred income taxes (note 13).............................     2,449      1,729
                                                              --------   --------
     Total liabilities......................................   101,921    100,392
                                                              --------   --------
Commitments and contingencies (note 16).....................        --         --
                                                              --------   --------
Minority interest -- held by affiliate......................    11,874     14,713
                                                              --------   --------
Net Hercules Group investment (note 15)
  Accumulated other comprehensive income....................     4,842     13,739
  Intercompany transactions (note 14).......................   239,498    247,795
                                                              --------   --------
     Net Hercules Group investment..........................   244,340    261,534
                                                              --------   --------
     Total liabilities and net Hercules Group investment....  $358,135   $376,639
                                                              ========   ========

     The accompanying accounting policies and notes are an integral part of the consolidated financial statements.

                           BETZDEARBORN CANADA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                                   (THOUSANDS OF
                                                                   U.S. DOLLARS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)...........................................   $  1,208     $ (1,964)
Adjustments to reconcile net income (loss) to net cash
  provided from operations:
  Minority interest -- held by affiliate....................      4,003        3,221
  Depreciation..............................................      2,492        2,175
  Amortization..............................................      8,137        8,056
  Loss on disposals of property, plant and equipment........         --            9
  Write-off of property, plant and equipment................         21           --
  Deferred tax expense......................................        776        1,902
  Pension and other post-retirement benefits expense........        496          895
  Corporate and other cost allocations......................      3,067        5,738
Accruals and deferrals of cash receipts and payments
  Accounts receivables......................................     (3,445)      (2,261)
  Income taxes receivable/payable...........................      2,888       (2,510)
  Inventories...............................................        973       (1,797)
  Prepaid expenses..........................................         --          320
  Pension and other post-retirement benefit contributions...       (902)        (785)
  Accounts payable and accrued expenses.....................      1,312       (1,453)
  Non-current assets and liabilities........................       (558)         (11)
  Transfers to/from Hercules Group..........................      2,793       (3,517)
                                                               --------     --------
     Net cash provided by operations........................     23,261        8,018
                                                               --------     --------
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures........................................     (2,424)      (3,493)
Software expenditures.......................................       (114)          --
Proceeds of disposals of property, plant and equipment......         --          295
                                                               --------     --------
     Net cash used in investing activities..................     (2,538)      (3,198)
                                                               --------     --------
CASH FLOW FROM FINANCING ACTIVITIES:
Transfers to/from Hercules Group............................    (13,566)      80,796
Long-term debt repayments...................................        (54)     (87,510)
Payments to minority interest -- affiliated company.........     (7,904)          --
Increase (decrease) in bank overdraft.......................       (970)       1,677
                                                               --------     --------
     Net cash used in financing activities..................    (22,494)      (5,037)
                                                               --------     --------
Effect of exchange rate changes on cash.....................       (338)         138
                                                               --------     --------
Net decrease in cash and cash equivalents...................     (2,109)         (79)
Cash and cash equivalents -- Beginning of year..............      2,113        2,192
                                                               --------     --------
     Cash and cash equivalents -- End of year...............   $      4     $  2,113
                                                               ========     ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest..................................................   $  5,256     $  7,698
  Income taxes..............................................      1,747        3,051
Non-cash financing activities:
  Corporate and other cost allocations......................   $  3,067     $  5,738


     The accompanying accounting policies and notes are an integral part of the consolidated financial statements.

                           BETZDEARBORN CANADA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     BetzDearborn Canada, Inc. (BDCI or the Company) is 100% owned by BetzDearborn Inc., which in turn is 100% owned by Hercules Incorporated (Hercules). BDCI is engaged in providing products and services in the areas of process chemicals and services, functional products, and chemical specialties to the Canadian marketplace.

     Historically, separate company stand-alone financial statements were not prepared for BDCI. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the Facilities). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian subsidiaries, including BDCI), a pledge of the stock and partnership and member interests of substantially all of Hercules' U.S.A. subsidiaries and 65% of the stock of non-U.S.A. subsidiaries directly owned by Hercules, including BDCI, and a pledge of Hercules' U.S. intercompany indebtedness. These financial statements present the financial information on BDCI, a collateral party to the Hercules debt, based on Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.


     When Hercules acquired all of the outstanding shares of BetzDearborn Inc. on October 15, 1998, it paid $2,235 million in cash and $186 million in common stock exchanged for the shares held by the BetzDearborn ESOP Trust. As a result of this acquisition, Hercules initiated a global process of internal reorganization, in which the Company entered into an agreement with Hercules Canada, Inc. to transfer its business to a newly created partnership, Hercules Canada Partnership (HCP or the partnership). The Company has a 71.92% share of future profits from the partnership. Since this reorganization is under the common control of Hercules, the transactions have been accounted for in a manner similar to pooling of interest. The purchase price allocated to the Company and its subsidiary was approximately $295 million. During 1999, Hercules completed the purchase price allocation and the final determination of goodwill was $1,822 million of which the amount attributable to the Company was approximately $300 million. These financial statements include the push down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant and equipment and their related amortization and depreciation adjustments.


     The financial statements of BDCI reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in BDCI's financial statements were based on either a direct cost pass-through for items directly identified as related to BDCI's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation methods are reasonable.

2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of consolidation

     The consolidated financial statements include the accounts of BetzDearborn Canada, Inc. and its majority controlled partnership, Hercules Canada Partnership. This partnership is located in Mississauga, Ontario, Canada. All material intercompany transactions and profits have been eliminated.

  Use of estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

                           BETZDEARBORN CANADA, INC.

  Revenue recognition

     The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.

  Cash and cash equivalents

     Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

  Inventories


     Inventories are stated at the lower of cost or market. Cost includes the cost of raw materials, direct labor and an allocation of overhead. Inventories are valued on the standard cost method, which approximates average cost.


  Property and depreciation

     Property, plant and equipment are stated at cost and depreciated using the straight-line method. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant, machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years.

     Maintenance, repairs, and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is charged to income.

  Goodwill and other intangible assets

     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited, generally 40 years for goodwill and 5 to 15 years for other intangible assets.

  Long-lived assets

     The Company reviews its long-lived assets, including goodwill and other intangibles, for impairment whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the statement of income. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.

  Income taxes

     The provisions for income taxes have been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred income taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred income taxes result from differences between the financial and tax basis of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when

                           BETZDEARBORN CANADA, INC.

changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

  Foreign currency translation and transactions

     The accompanying consolidated financial statements are reported in U.S. dollars. The Canadian dollar is the functional currency for the Company and the partnership. The translation of the functional currency into U.S. dollars (reporting currency) is performed for assets and liabilities using the current exchange rates in effect at the balance sheets dates, and for revenues, costs and expenses using average exchange rates prevailing during the reporting periods. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as other comprehensive income, a component of net Hercules Group investment.

     Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheets dates. Revenues, costs and expenses are recorded using average exchange rates prevailing during the reporting periods. Gains or losses resulting from foreign currency transactions are included in the statements of operations.

  Concentration of credit risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries and locations.

  Financial instruments

     The Company uses various non-derivative financial instruments, including letters of credit, and generally does not require collateral to support its financial instruments.

  Stock-based compensation

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25)). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standard No. 123, Accounting for Stock-based Compensation, requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair value based method of accounting had been applied.

  Net Hercules Group investment

     The net Hercules Group investment account reflects the balance of BDCI's historical earnings, intercompany amounts, foreign currency translation and other transactions between BDCI and the Hercules Group.

  New accounting pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138,

                           BETZDEARBORN CANADA, INC.

"Accounting for Certain Derivative Instruments and Certain Hedging Activities", requires that all derivative instruments be recorded on the balance sheets at their fair value. SFAS 133, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133 did not have a material effect on the Company's earnings or financial position.

     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was effective October 1, 2000. Adoption of SAB 101 did not have a material effect on the Company's profit from operations.

     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141) and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). For BDCI, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.


     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. BDCI is currently in the process of conducting an assessment of the actual impact of the non-amortization provision of SFAS 142. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting unit. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on BDCI's financial statements.


     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assets. SFAS 143 will become effective for BDCI from January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.

     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.

3 ACCOUNTS RECEIVABLE -- NET

     Accounts receivable -- net consists of:

                                                               2000      1999
                                                              -------   -------
                                                                (THOUSANDS OF
                                                                U.S. DOLLARS)
Trade.......................................................  $27,225   $24,503
Other.......................................................    2,672     2,085
                                                              -------   -------
  Gross accounts receivable.................................   29,897    26,588
Less: Allowance for doubtful accounts.......................    1,001       941
                                                              -------   -------
  Total.....................................................  $28,896   $25,647
                                                              =======   =======

                           BETZDEARBORN CANADA, INC.

4 INVENTORIES

     The components of inventories are:

                                                               2000      1999
                                                              -------   -------
                                                                (THOUSANDS OF
                                                                U.S. DOLLARS)
Finished products...........................................  $ 7,224   $ 8,286
Materials, supplies and work-in-process.....................    6,241     6,299
                                                              -------   -------
     Total..................................................  $13,465   $14,585
                                                              =======   =======

5 BANK OVERDRAFT

     Bank borrowings represent primarily overdraft facilities and short-term lines of credit, which are payable on demand with interest at various rates. Book values of bank borrowings approximate market value because of their short maturity period.

     At December 31, 2000, the Company had $5 million of unused lines of credit that may be drawn as needed, with interest at a negotiated spread over lenders' cost of funds. Lines of credit unused at December 31, 1999 totalled $6.8 million. Weighted average interest rates on short-term borrowings at December 31, 2000 and 1999 were 7.5% and 6.5%, respectively. Lines of credit are repayable in Canadian funds.

6 LONG-TERM DEBT

     The Company's bank loan facility of up to the equivalent of US$100 million from select lenders in Canada is a component of the Hercules' $3,650 million credit facility with a syndicate of banks, which is due in 2003. The bank loan facility is drawn in the form of bankers' acceptances, is repayable in Canadian funds and bears interest at bankers' acceptance rates plus 2.25%. The interest prepaid on the bankers' acceptances is included in the net payable amount. The Company's assets and 65% of its common shares are pledged as collateral on the Hercules' credit facility.

     The Company believes that the carrying value of other borrowings approximates fair market value, based on discounting future cash flows using rates currently available for debt of similar terms and remaining maturities.

     Interest expense for the year on long-term debt was $5,256 thousand (1999 -- $7,698 thousand).

7 LONG-TERM INCENTIVE COMPENSATION PLANS

     BDCI participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.

     In 1995, Hercules changed the structure of the long-term incentive compensation plans to place a greater emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and Cash Value Awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding was 491,488 at December 31, 2000 and 926,689 at December 31, 1999.

     At December 31, 2000, under Hercules' incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock

                           BETZDEARBORN CANADA, INC.

options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to Hercules in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for plans participated in by BDCI employees. Accordingly, no compensation cost has been recognized for the stock option plans. There were no charges to income for the cost of stock awards over the restriction or performance period for 2000 or 1999.

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000 and 1999, which relate to stock options held by BDCI employees:

                                                                        REGULAR
                                                              ----------------------------
                                                               NUMBER     WEIGHTED-AVERAGE
                                                              OF SHARES        PRICE
                                                              ---------   ----------------
January 1, 1999.............................................   20,100          $39.71
  Granted...................................................   33,850           37.75
  Exercised.................................................       --              --
  Forfeited.................................................       --              --
December 31, 1999...........................................   53,950           38.48
  Granted...................................................       --              --
  Exercised.................................................       --              --
  Forfeited.................................................       --              --
December 31, 2000...........................................   53,950          $38.48

     There were no performance-accelerated stock options granted or outstanding during 2000 and 1999.

     The weighted-average fair value of regular stock options granted to BDCI employees during 2000 and 1999 was $nil and $8.26, respectively.

     Following is a summary of regular stock options exercisable at December 31, 2000 and 1999 and their respective weighted-average share prices:

                                                               NUMBER     WEIGHTED-AVERAGE
OPTIONS EXERCISABLE                                           OF SHARES    EXERCISE PRICE
-------------------                                           ---------   ----------------
December 31, 1999...........................................   15,880          $39.60
December 31, 2000...........................................   33,540           38.89

     Following is a summary of stock options outstanding at December 31, 2000:

                                        OUTSTANDING OPTIONS                           EXERCISABLE OPTIONS
                        ----------------------------------------------------   ---------------------------------
                            NUMBER                                                 NUMBER
                        OUTSTANDING AT   WEIGHTED-AVERAGE                      EXERCISABLE AT
                         DECEMBER 31,       REMAINING       WEIGHTED-AVERAGE    DECEMBER 31,    WEIGHTED-AVERAGE
EXERCISE PRICE RANGE         2000        CONTRACTUAL LIFE    EXERCISE PRICE         2000         EXERCISE PRICE
--------------------    --------------   ----------------   ----------------   --------------   ----------------
REGULAR STOCK OPTIONS
$30 - $40.............      53,450             7.74              $38.39            33,140            $38.78
$40 - $50.............         500             7.35               47.81               400             47.81
                            ------                                                 ------
                            53,950                                                 33,540
                            ======                                                 ======

                           BETZDEARBORN CANADA, INC.

     BDCI employees may also participate in the Hercules Employee Stock Purchase Plan (ESPP). The ESPP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at December 31, 2000 and 1999 were 1,597,861 and 949,464, respectively. BDCI applies APB Opinion 25 and related interpretations in accounting for the ESPP of Hercules. Accordingly, no compensation cost has been recognized for the ESPP.

     Had compensation cost for Hercules' Stock-Based Incentive Plans and ESPP been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.

     The following weighted-average assumptions would be used in estimating fair value for 2000 and 1999:

                                                                PERFORMANCE-      EMPLOYEE
                                                                ACCELERATED    STOCK PURCHASE
ASSUMPTION                                       REGULAR PLAN       PLAN            PLAN
----------                                       ------------   ------------   --------------
Dividend yield.................................       2.00%         3.40%               --
Risk-free interest rate........................       5.88%         5.38%            5.41%
Expected life..................................   7.1 years       5 years         3 months
Expected volatility............................      29.20%        27.31%           44.86%

     The Company's net income for 2000 and 1999 would approximate the pro forma amounts below:

                                                               2000     1999
                                                              ------   -------
                                                               (THOUSANDS OF
                                                               U.S. DOLLARS)
Net income
  As reported...............................................  $1,208   $(1,964)
  Pro forma.................................................   1,130    (2,028)

8 ADDITIONAL BALANCE SHEET DETAIL

                                                               2000      1999
                                                              -------   -------
                                                                (THOUSANDS OF
                                                                U.S. DOLLARS)
Property, plant and equipment
  Land......................................................  $ 1,632   $ 1,685
  Buildings and equipment...................................   32,134    31,302
  Construction-in-progress..................................    1,838     1,172
                                                              -------   -------
     Total..................................................   35,604    34,159
Less: Accumulated depreciation and amortization.............   14,009    11,779
                                                              -------   -------
     Net property, plant and equipment......................  $21,595   $22,380
                                                              =======   =======
Accrued expenses
  Payroll and employees benefits............................  $   934   $   686
  Income taxes payable......................................    3,104        --
  Restructuring liability (note 10).........................      212     2,562
  Other.....................................................      165     2,745
                                                              -------   -------
     Total..................................................  $ 4,415   $ 5,993
                                                              =======   =======

                           BETZDEARBORN CANADA, INC.

9 GOODWILL AND OTHER INTANGIBLE ASSETS -- NET

     At December 31, 2000 and 1999, the goodwill and other intangible assets were:


                                                                2000       1999
                                                              --------   --------
                                                                 (THOUSANDS OF
                                                                 U.S. DOLLARS)
Goodwill....................................................  $298,734   $308,346
Other intangibles...........................................     6,672      6,821
                                                              --------   --------
Total.......................................................   305,406    315,167
Less: Accumulated amortization..............................    17,099      9,419
                                                              --------   --------
Net goodwill and other intangible assets....................  $288,307   $305,748
                                                              ========   ========


10 RESTRUCTURING

     The consolidated balance sheets reflect liabilities for employee severance benefits and other exit costs, primarily related to the plans initiated upon the acquisition of BetzDearborn in 1998. In 1998 and 1999, BDCI incurred restructuring liabilities of $3.8 million in connection with the acquisition of BetzDearborn. These liabilities included $3.3 million for employee termination benefits and $0.5 million for exit costs related to facility closures. Thirty employees were terminated during the year ended December 31, 2000. Cash payments during 2000 included $2.3 million for severance benefits. Pursuant to the plans in place to merge the operations of BetzDearborn with Hercules and to rationalize the support infrastructure and other existing operations, nineteen employees were terminated during 1999. Cash payments during 1999 included $1.3 million for severance benefits.

     A reconciliation of activity with respect to the liabilities established for these plans is as follows:

                                                               2000      1999
                                                              -------   -------
                                                                (THOUSANDS OF
                                                                U.S. DOLLARS)
Balance -- Beginning of year................................  $ 2,562   $   883
Cash payments...............................................   (2,317)   (1,322)
Additional termination benefits and exit costs..............       --     2,915
Translation adjustment......................................      (33)       86
                                                              -------   -------
Balance -- End of year......................................  $   212   $ 2,562
                                                              =======   =======

     Severance benefit payments are based on years of service and generally continue for 3 to 24 months subsequent to termination. Actions under the 1998 restructuring plans are substantially complete as of December 31, 2000. The Company anticipates that actions under the 1999 restructuring plan will be substantially completed by the end of 2001.

                           BETZDEARBORN CANADA, INC.

11 PENSION AND OTHER POST-RETIREMENT BENEFITS

     The Company provides defined benefit pension and post-retirement benefit plans to employees. The following chart lists benefit obligations, plan assets, and funded status of the plans:

                                                                            OTHER POST-RETIREMENT
                                                       PENSION BENEFITS            BENEFITS
                                                      ------------------    ----------------------
                                                       2000       1999        2000         1999
                                                      -------    -------    ---------    ---------
                                                              (THOUSANDS OF U.S. DOLLARS)
CHANGE IN BENEFIT OBLIGATION
  Benefit obligation at January 1...................  $25,426    $24,858     $ 1,652      $ 1,634
  Service cost......................................    1,086      1,027          42           45
  Interest cost.....................................    1,994      1,800         115          112
  Assumption change.................................    1,371      1,493          --           --
  Translation difference............................     (876)    (2,731)        (52)         102
  Actuarial gain....................................      (20)        --         (61)        (183)
  Benefits paid from plan assets....................     (889)    (1,021)        (61)         (58)
                                                      -------    -------     -------      -------
Benefit obligation at December 31...................  $28,092    $25,426     $ 1,635      $ 1,652
                                                      =======    =======     =======      =======
CHANGE IN PLAN ASSETS
  Fair value of plan assets at January 1............  $34,825    $27,959     $    --      $    --
  Actual return on plan assets......................    1,856      5,605          --           --
  Company contributions.............................      841        727          61           58
  Translation difference............................   (1,128)     1,555          --           --
  Benefits paid from plan assets....................     (889)    (1,021)        (61)         (58)
                                                      -------    -------     -------      -------
Fair value of plan assets at December 31............  $35,505    $34,825     $    --      $    --
                                                      =======    =======     =======      =======
Funded status of the plans..........................  $ 7,413    $ 9,399     $(1,635)     $(1,652)
Unrecognized actuarial gain.........................   (1,922)    (4,107)       (292)        (240)
Unrecognized prior service cost.....................      269         --          --           --
Unrecognized net transition obligation..............      (26)        --       1,288        1,451
                                                      -------    -------     -------      -------
Prepaid (accrued) benefit cost......................  $ 5,734    $ 5,292     $  (639)     $  (441)
                                                      =======    =======     =======      =======
Assumptions as of December 31
  Weighted-average discount rate....................        7%         7%          7%         6.5%
  Expected return on plan assets....................        7%       7.5%        N/A          N/A
  Rate of compensation increase.....................        4%         4%          4%           4%
  Health-care trend rate............................      N/A        N/A           4%           4%
Funded status of plans in deficit position..........     (855)      (544)     (1,635)      (1,652)

                                                                            OTHER POST-RETIREMENT
                                                       PENSION BENEFITS            BENEFITS
                                                      ------------------    ----------------------
                                                       2000       1999        2000         1999
                                                      -------    -------    ---------    ---------
                                                              (THOUSANDS OF U.S. DOLLARS)
Service cost........................................  $ 1,086    $ 1,027     $    42      $    45
Interest cost.......................................    1,994      1,800         115          112
Return on plan assets (expected)....................   (2,688)    (2,132)         --           --
Amortization and deferrals..........................       16        112          --           --
Amortization of transition asset....................     (189)      (187)        120          118
                                                      -------    -------     -------      -------
Benefit cost........................................  $   219    $   620     $   277      $   275
                                                      =======    =======     =======      =======

                           BETZDEARBORN CANADA, INC.

  Other post-retirement benefits

     The nonpension post-retirement benefit plans are contributory health-care and life insurance plans. The assumed participation rate in these plans for future eligible retirees was 95% for health care and 95% for life insurance. A one-percentage point increase or decrease in the assumed health-care cost trend rate would increase or decrease the post-retirement benefit obligation by $172 thousand or $152 thousand, respectively, and would not have a material effect on aggregate service and interest cost components.

12 OTHER EXPENSE (INCOME)

     Other expense (income) consists of the following:

                                                              2000     1999
                                                              ----    -------
                                                               (THOUSANDS OF
                                                               U.S. DOLLARS)
Foreign exchange loss (gain)................................  $226    $  (927)
Miscellaneous expense (income)..............................   314       (339)
                                                              ----    -------
                                                              $540    $(1,266)
                                                              ====    =======

13 INCOME TAXES

     A summary of the components of the tax provision follows:

                                                               2000      1999
                                                              ------    ------
                                                               (THOUSANDS OF
                                                               U.S. DOLLARS)
Current.....................................................  $4,586    $  783
Deferred....................................................     776     1,902
                                                              ------    ------
Provision for income taxes..................................  $5,362    $2,685
                                                              ======    ======

     The deferred income tax liability at December 31 is comprised of:

                                                               2000      1999
                                                              ------    ------
                                                               (THOUSANDS OF
                                                               U.S. DOLLARS)
Accrued expenses............................................  $   90    $  741
                                                              ------    ------
  Gross deferred tax assets.................................      90       741
                                                              ------    ------
Depreciation................................................     906       990
Prepaid pension and post-retirement benefits................   1,599     1,402
Other.......................................................      34        78
                                                              ------    ------
  Gross deferred tax liabilities............................   2,539     2,470
                                                              ------    ------
  Total deferred income tax liability.......................  $2,449    $1,729
                                                              ======    ======

     A reconciliation of the Canadian statutory income tax rate to the effective rate is as follows:

                                                               2000      1999
                                                              ------    ------
Statutory income tax rate...................................   40.14%    40.54%
Minority interest in income.................................  (15.20)   (33.12)
Goodwill amortization.......................................   22.36     53.73
Non-deductible expenses.....................................    1.76      5.07
Large corporations tax......................................    1.64      3.43
Other.......................................................    0.01     (1.54)
                                                              ------    ------
Effective tax rate..........................................   50.71%    68.11%
                                                              ======    ======

                           BETZDEARBORN CANADA, INC.

14 INTERCOMPANY NOTES RECEIVABLE

     In addition to current receivables and payables with the Hercules Group, BDCI has intercompany notes receivable from the Hercules Group in the amount of $23.088 million (1999 -- $12.614 million), which is included in the net Hercules Group investment balance as of December 31, 2000 and 1999. The weighted average rate on the intercompany notes receivable was 10% in 2000 and 1999. The notes receivable are due on demand. Interest income earned on intercompany notes receivable for the year was $1,090 thousand (1999 -- $529 thousand).

15 NET HERCULES GROUP INVESTMENT

     Changes in net Hercules Group investment were as follows:

                                                              (THOUSANDS OF
                                                              U.S. DOLLARS)
Balance -- January 1, 1999..................................    $170,317
  Net loss..................................................      (1,964)
  Other comprehensive income................................      16,261
  Intercompany transactions -- net..........................      76,920
                                                                --------
Balance -- December 31, 1999................................     261,534
  Net income................................................       1,208
  Other comprehensive loss..................................      (8,897)
  Intercompany transactions -- net..........................      (9,505)
                                                                --------
Balance -- December 31, 2000................................    $244,340
                                                                ========

     The Company includes accumulated other comprehensive income (loss) in net Hercules Group investment. At December 31, 2000 and 1999, accumulated other comprehensive income included $4,842 thousand and $13,739 thousand, respectively, of foreign currency translation adjustments.

16 COMMITMENTS AND CONTINGENCIES

  Leases

     The Company has operating leases (including facilities, transportation, and data processing equipment) expiring at various dates. Rental expense was $2,474 thousand in 2000 and $2,379 thousand in 1999.

     At December 31, 2000, minimum rental payments under noncancelable leases aggregated $4,938, less subleases of $335. A significant portion of these payments relates to facilities and vehicles. The net minimum payments over the next five years are $2,188 thousand in 2001, $1,328 thousand in 2002, $798 thousand in 2003, $289 thousand in 2004 and $nil in 2005.

  Litigation

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

17 RELATED PARTY TRANSACTIONS

     BDCI has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and, therefore, may not necessarily reflect the result of arm's

                           BETZDEARBORN CANADA, INC.

length negotiations between independent parties. BDCI records sales with affiliates based on a cost-plus formula developed and agreed upon by both parties.

  Corporate and other cost allocations

     As discussed in note 1, the financial statements of BDCI reflect certain allocated support costs incurred by other entities in Hercules Group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, research and development overhead, investor relations and other corporate services. Allocations and charges included in BDCI's financial statements were based on either a direct cost pass-through for items directly identified as related to BDCI's activities, a percentage allocation for such services provided based on factors such as revenues, net assets, cost of sales or a relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in the statements of operations. Such allocations and corporate charges totalled $3,067 thousand and $5,738 thousand in 2000 and 1999, respectively.

  Royalties

     BDCI entered into a licence agreement in respect of the use of manufacturing formulations and specifications, which are developed and owned by affiliated companies. BDCI paid royalties in respect of this agreement of $5,998 thousand and $4,937 thousand in 2000 and 1999, respectively. The royalties are reflected in the other operating expense line item in the consolidated statements of operations.

  Purchases

     BDCI purchases products for resale in the normal course of business from affiliated companies. BDCI's purchases from affiliated companies were $7,056 thousand and $12,502 thousand in 2000 and 1999, respectively.

  Other

     BDCI reimburses affiliated companies for charges incurred on its behalf. These costs are reflected in the selling, general and administrative line item in the consolidated statements of income. The amount paid was $874 thousand and $58 thousand in 2000 and 1999, respectively. BDCI receives commissions for sales made on behalf of affiliated companies, which are reflected as a decrease to selling, general and administrative costs in the consolidated statements of operations. Total commissions earned from affiliates amounted to $422 thousand and $291 thousand in 2000 and 1999, respectively.

18 SUBSEQUENT EVENTS

     On May 1, 2001, Hercules completed the sale of the hydrocarbon resins business and select portions of the rosin resins business to a subsidiary of Eastman Chemical Company for which Hercules received proceeds of approximately $244 million. On May 31, 2001, Hercules completed the sale of the peroxides business to GEO Specialty Chemicals, Inc. for which Hercules received proceeds of approximately $92 million. BDCI had third party sales of $12.3 million in the resins businesses and $265 thousand in the peroxide business during the year ended December 31, 2000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE SHAREHOLDERS AND THE BOARD OF DIRECTORS OF
HERCULES INCORPORATED
WILMINGTON, DELAWARE


     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive loss and of cash flows present fairly, in all material respects, the financial position of BetzDearborn Europe, Inc., a subsidiary of Hercules Incorporated, and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania


October 22, 2001

                           BETZDEARBORN EUROPE, INC.

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS


                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
                                                               (DOLLARS IN THOUSANDS)
Sales to third parties......................................   $160,386      $176,145
Sales to Hercules Group.....................................     60,782        64,952
                                                               --------      --------
                                                                221,168       241,097
Cost of sales...............................................    134,438       142,608
Selling, general, and administrative expenses...............     55,405        63,242
Research and development....................................      2,782         3,931
Goodwill and intangible asset amortization..................      6,126         6,696
Other operating expenses, net (Note 13).....................     12,432        13,814
                                                               --------      --------
Profit from operations......................................      9,985        10,806
Equity in income of affiliated companies....................      3,716         3,104
Interest and debt expense (Note 14).........................      9,438         9,277
Other income (expense), net (Note 15).......................        998         1,666
                                                               --------      --------
Income before income taxes..................................      5,261         6,299
Provision for income taxes (Note 16)........................      2,300         6,609
                                                               --------      --------
Net income..................................................      2,961          (310)
Translation adjustments.....................................    (28,564)      (11,658)
                                                               --------      --------
Comprehensive loss..........................................   $(25,603)     $(11,968)
                                                               ========      ========


   The accompanying notes are an integral part of the consolidated financial statements.

                            BETZDEARBORN EUROPE INC

                           CONSOLIDATED BALANCE SHEET


                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................  $  2,406     $  3,113
  Accounts receivable, net (Note 3).........................    44,476       47,247
  Inventories (Note 4)......................................    16,224       22,765
  Deferred income taxes (Note 16)...........................     1,716        5,481
                                                              --------     --------
     Total current assets...................................    64,822       78,606
                                                              --------     --------
  Property, plant, and equipment, net (Note 9)..............    53,382       62,749
  Investments in affiliates (Note 5)........................   152,468      145,921
  Goodwill and other intangible assets, net (Note 10).......   182,927      214,671
  Prepaid pension (Note 12).................................     7,785        6,011
  Deferred charges and other assets.........................     1,289          700
                                                              --------     --------
          Total assets......................................  $462,673     $508,658
                                                              ========     ========
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current liabilities
  Accounts payable..........................................  $ 17,511     $ 18,487
  Short-term debt (Note 6)..................................     5,730       10,382
  Accrued expenses (Note 9).................................    21,477       23,599
                                                              --------     --------
     Total current liabilities..............................    44,718       52,468
Deferred income taxes (Note 16).............................     5,411       11,197
Deferred credits and other liabilities......................        30           48
                                                              --------     --------
          Total liabilities.................................    50,159       63,713
Commitments and Contingencies (Note 17)
Net Hercules Group investment (Note 19)
  Accumulated other comprehensive losses....................   (54,068)     (25,504)
  Intercompany transactions.................................   466,582      470,449
                                                              --------     --------
          Net Hercules Group investment.....................   412,514      444,945
                                                              --------     --------
          Total liabilities and net Hercules Group
            investment......................................  $462,673     $508,658
                                                              ========     ========


   The accompanying notes are an integral part of the consolidated financial statements.

                            BETZDEARBORN EUROPE INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
                                                               (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income (Loss)...........................................   $  2,961      $   (310)
Adjustments to reconcile net income (loss) to net cash
  provided by operations:
  Depreciation and amortization of property, plant and
     equipment..............................................      7,037         6,538
  Amortization of goodwill and other intangible assets......      6,126         6,696
  Deferred Income Tax.......................................       (372)        1,869
  Loss on disposals.........................................         84            --
  Equity in income of affiliates............................     (3,716)       (3,104)
  Dividends from equity method investments..................         --         1,666
  Corporate and other cost allocations......................      3,940         7,530
  Accruals and deferrals of cash receipts and payments:
     Accounts receivable....................................     (1,215)        2,332
     Inventories............................................      4,638         1,912
     Accounts payable and accrued expenses..................        584        (7,881)
     Noncurrent assets and liabilities......................     (2,850)        3,199
     Net transfers from (to) Hercules Group.................     38,809       (13,632)
                                                               --------      --------
     Net cash provided by operations........................     56,026         6,815
                                                               --------      --------
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures, net of proceeds from sale.............     (3,123)        2,590
                                                               --------      --------
     Net cash (used in) provided by investing activities....     (3,123)        2,590
                                                               --------      --------
CASH FLOW FROM FINANCING ACTIVITIES:
Change in short-term debt...................................     (4,341)        9,843
Net transfers to Hercules Group.............................    (49,096)      (27,957)
                                                               --------      --------
     Net cash used in financing activities..................    (53,437)      (18,114)
                                                               --------      --------
Effect of exchange rate changes on cash.....................       (173)         (747)
                                                               --------      --------
Net decrease in cash and cash equivalents...................       (707)       (9,456)
Cash and cash equivalents at beginning of year..............      3,113        12,569
                                                               --------      --------
Cash and cash equivalents at end of year....................   $  2,406      $  3,113
                                                               ========      ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest (net of amount capitalized)......................   $  9,439      $  9,215
  Income taxes, net.........................................      4,622         6,948
Noncash investing and financing activities:
  Corporate and other cost allocations......................      3,940         7,530
  Corporate and other asset allocations.....................      4,609         3,551


   The accompanying notes are an integral part of the consolidated financial statements.

                            BETZDEARBORN EUROPE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION


     BetzDearborn Europe Inc. (the "Company") is a wholly owned subsidiary of BetzDearborn Inc. (immediate parent) ("BetzDearborn") and Hercules Incorporated (ultimate parent) ("Hercules"). Hercules and its wholly owned subsidiaries comprise the Hercules Group. The Company supplies engineered chemical treatment programs for water and process systems in industrial, commercial and institutional establishments, offering a range of products and services for preserving or enhancing productivity, reliability and efficiency in plant operations and in complying with environmental regulations.



     When Hercules acquired all of the outstanding shares of BetzDearborn Inc. on October 15, 1998 it paid $2,235 million in cash and $186 million in common stock exchanged for the shares held by the BetzDearborn ESOP Trust. The purchase price allocated to the Company and its subsidiaries was approximately $810 million. During 1999, Hercules completed the purchase price allocation and the final determination of goodwill was $1,822 million of which the amount attributable to the Company was approximately $204 million. These financial statements include the push down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant and equipment and their related amortization and depreciation adjustments.


     As a result of this acquisition, the Company, as a part of an effort by Hercules, entered into several internal reorganization transactions during 2000 and 1999. The transactions included the Company selling several of its investments in subsidiaries to Hercules affiliates, purchasing several investments in subsidiaries from Hercules affiliates, merging companies, and acquiring certain investments in Hercules group companies that are valued at cost. As all investments in this reorganization are under the common control of Hercules, these transactions have been accounted for in a manner similar to pooling of interests.

     Historically, separate company stand-alone financial statements were not prepared for the Company. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock of substantially all of Hercules' domestic subsidiaries (including the Company) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These consolidated financial statements present the financial information of the Company, a collateral party to the Hercules debt, based on the Hercules' understanding of the Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.

     The consolidated financial statements of the Company reflect certain allocated support costs incurred by the Hercules Group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's consolidated financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation method is reasonable. (See Note 18)

     A number of the Company's operating companies participate in Hercules Holding BV/BVBA's (a Hercules Group affiliate) centralized cash management system. Accordingly, cash received from operations may be transferred to Hercules on a periodic basis, and Hercules funds operational and capital requirements upon request.

                            BETZDEARBORN EUROPE INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries where control exists. Following the acquisition of BetzDearborn by Hercules in 1998, the Company continued BetzDearborn's practice of using a November 30 fiscal year end for certain former BetzDearborn non-U.S. subsidiaries to expedite the year end closing process. All intercompany transactions and profits have been eliminated.

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.


  Research and Development Expenditures



     Research and development expenditures are expensed as incurred.


  Environmental Expenditures

     Environmental expenditures that pertain to current operations or future revenues are expensed or capitalized according to the Company's capitalization policy. Expenditures for remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recognized for remedial activities when the cleanup is probable and can be reasonably estimated.

  Cash and Cash Equivalents

     Cash in excess of operating requirements is invested in short-term, income producing instruments. Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short-term maturity of those instruments.

  Inventories

     Inventories are stated at the lower of cost or market. Inventories are valued on the average cost method.

  Property and Depreciation

     Property, plant, and equipment are stated at cost. The Company changed to the straight-line method of depreciation, effective January 1, 1991, for newly acquired processing facilities and equipment. Assets acquired before then continue to be depreciated by accelerated methods. The Company believes straight-line depreciation provides a better matching of costs and revenues over the lives of the assets. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant, machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years.

                            BETZDEARBORN EUROPE INC.

     Maintenance, repairs, and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is charged to income.

  Investments

     Investments in affiliated companies with a 20% or greater ownership interest in which the Company has significant influence are accounted for using the equity method of accounting. Accordingly, these investments are included in investments in affiliates on the Company's balance sheet and the income or loss from these investments is included in equity in (loss) income of affiliated companies in the Company's statement of income.

     Investments in affiliated companies in which the Company does not have a controlling interest, or an ownership and voting interest so large as to exert significant influence, are accounted for using the cost method of accounting. Accordingly, these investments are included in investments in affiliates on the Company's balance sheet.

  Goodwill and Other Intangible Assets


     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited, generally 40 years for goodwill and 5 to 15 years for other intangible assets.


  Long-lived Assets

     The Company reviews its long-lived assets, including goodwill and other intangibles, for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.

  Income Taxes

     Income tax expense in the accompanying consolidated financial statements has been computed assuming the Company filed separate income tax returns.

     The provisions for income taxes have been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.


     The company provides taxes on undistributed earnings of subsidiaries and affiliates included in consolidated retained earnings to the extent such earnings are planned to be remitted and not re-invested permanently. The undistributed earnings of subsidiaries and affiliates on which no provision for foreign withholding or US income taxes has been made amounted to approximately $5,290 thousand and $1,853 thousand at December 31, 2000 and 1999, respectively. US and foreign income taxes that would be payable if such

                            BETZDEARBORN EUROPE INC.

earnings were distributed may be lower than the amount computed at the US statutory rate because of the availability of tax credits.

  Foreign Currency Translation and Transactions

     The accompanying consolidated financial statements are reported in U.S. dollars. The U.S. dollar is the functional currency for the Company. The translation of the functional currencies of the Company's subsidiaries into U.S. dollars (reporting currency) is performed for assets and liabilities using the current exchange rates in effect at the balance sheet date, and for revenues, costs and expenses using average exchange rates prevailing during the reporting periods. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as other comprehensive income, a separate component of net Hercules Group investment.

     Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Revenues, costs and expenses are recorded using average exchange rates prevailing during the reporting periods. Gains or losses resulting from foreign currency transactions are included in the statement of income.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables and receivables from affiliated companies, which are included in the net Hercules Group investment in the consolidated balance sheet. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries and locations.

  Stock-based Compensation

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25)). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair-value-based method of accounting had been applied.

  Net Hercules Group Investment

     The Net Hercules Group Investment account reflects the balance of the Company's historical earnings, intercompany amounts, foreign currency translation and other transactions between the Company and the Hercules Group.

  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging
Activities -- Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. SFAS 133, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective

                            BETZDEARBORN EUROPE INC.

January 1, 2001. The Company believes that the adoption of SFAS No. 133, as amended by SFAS 137 and 138, did not have a material effect on its earnings or statement of financial position.


     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was effective October 1, 2000. Adoption of SAB 101 did not have a material effect on profit from operations.

     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141) and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). For the Company, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.

     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting unit. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on the Company's financial statements.

     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assts. SFAS 143 will become effective for the Company on January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is currently in the process of evaluating the impact this standard will have on the Company's financial statements.


     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


3. ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net, consists of:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Trade.......................................................   $39,830      $44,933
Other.......................................................     7,413        4,157
                                                               -------      -------
                                                                47,243       49,090
Less allowance for doubtful accounts........................    (2,767)      (1,843)
                                                               -------      -------
          Total.............................................   $44,476      $47,247
                                                               =======      =======

     Other accounts receivable mainly comprise VAT receivable.

                            BETZDEARBORN EUROPE INC.

4. INVENTORIES

     The components of inventories are:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Finished products...........................................   $ 9,876      $14,422
Materials, supplies, and work in process....................     6,348        8,343
                                                               -------      -------
          Total.............................................   $16,224      $22,765
                                                               =======      =======

5. INVESTMENTS


     The Company has various equity investments in companies, as described below. Summarized financial information for these equity affiliates at December 31, and for the years then ended is as follows:



                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Current assets..............................................  $ 26,497     $ 32,009
Non-current assets..........................................   210,711      214,308

Current liabilities.........................................  $ 23,481     $ 35,630
Non-current liabilities.....................................    25,113       31,622

Net sales...................................................  $ 62,348     $ 62,860
Gross profit................................................    18,142       17,930
Net earnings................................................     8,393        6,699


     At December 31, 2000, the Company's equity investments consist of a 38.97% ownership of Hercules Quimica S.A., a Hercules affiliate, a 50% ownership of BL Technologies, a Hercules affiliate and a 19.75% ownership of Hercules de Colombia S.A., a Hercules affiliate. The Company's carrying value for these investments at December 31, 2000 and 1999 equals its share of the underlying equity in net assets of the respective affiliates. Dividends paid to the Company from its equity investees were $1,666 thousand during 1999. No dividends were received by the Company from equity investees in 2000. Each of these entities operates in lines of business similar to the Company, supplying engineered chemical treatment programs for water and process systems in industrial, commercial and institutional establishments. The Company's cost investment consists of a 7.5% ownership of Hercules International Limited, a Hercules affiliate.

6. SHORT-TERM DEBT AND OTHER FINANCING ARRANGEMENTS

     Short-term debt of $5,730 thousand and $10,382 thousand at December 31, 2000 and 1999, respectively, consists of bank borrowings primarily representing foreign overdraft facilities and short-term lines of credit, which are generally payable on demand with interest at various rates. Book values of bank borrowings approximate market value because of their short maturity period.


     Short-term debt with affiliates of $26,856 thousand and $31,668 thousand at December 31, 2000 and 1999, respectively, is recorded in Net Hercules Group Investment in the consolidated balance sheet and is generally payable on demand with interest at various rates.


     At December 31, 2000 and 1999, the Company had $28,300 thousand and $7,500 thousand, respectively, of unused lines of credit that may be drawn as needed, with interest at a negotiated spread over lenders' cost of funds.

                            BETZDEARBORN EUROPE INC.

     Weighted-average interest rates on all third party and affiliate short-term borrowings at December 31, 2000 and 1999 were 6.3% and 6.8%, respectively.

7. LONG-TERM DEBT AND OTHER FINANCING ARRANGEMENTS

     Long-term debt with affiliates at December 31, 2000 and 1999, which is recorded in Net Hercules Group Investment in the consolidated balance sheet, is summarized as follows:


                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSAND)
7.11% variable rate affiliate note..........................  $ 45,195     $ 51,558
4.81% variable rate affiliate note..........................    27,063       30,724
6.00% variable rate affiliate note..........................    26,278       31,220
7.56% variable rate affiliate note..........................     5,022        5,729
7.99% variable rate affiliate note..........................     2,196        2,442
4.81% variable rate affiliate note..........................     1,766        1,947
8.47% variable rate affiliate note..........................        --        1,131
3.70% variable rate affiliate note..........................        --          804
10.00% variable rate affiliate note.........................        --           77
                                                              --------     --------
Less current maturities.....................................        --           --
                                                              --------     --------
     Total..................................................  $107,520     $125,632
                                                              ========     ========


     All of the long-term debt with the Hercules Group has maturity dates after 2005. The fair values of the Company's long-term debt was $107,520 at December 31, 2000, and $125,632 and at December 31, 1999. The Company believes that the carrying value of long-term debt borrowings approximates fair value, based on discounting future cash flows using rates currently available for debt of similar terms and remaining maturities.

8. LONG-TERM INCENTIVE COMPENSATION PLANS

     The Company participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.

     The Hercules long-term incentive compensation plans place a great emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and Cash Value Awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding was 491,488 and 926,689 at December 31, 2000 and 1999, respectively.

     At December 31, 2000, under Hercules' incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

                            BETZDEARBORN EUROPE INC.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to Hercules in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans. There were no charges to income for the cost of stock awards over the restriction or performance period for 2000 and 1999.

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000 and 1999:

                                            REGULAR                  PERFORMANCE-ACCELERATED
                                 -----------------------------    -----------------------------
                                 NUMBER OF    WEIGHTED-AVERAGE    NUMBER OF    WEIGHTED-AVERAGE
                                  SHARES           PRICE           SHARES           PRICE
                                 ---------    ----------------    ---------    ----------------
January 1, 1999................   17,750           $40.27              --               --
  Granted......................   25,250           $37.73           1,350           $37.56
  Exercised....................       --               --              --               --
  Forfeited....................       --               --              --               --
                                  ------           ------           -----           ------
December 31, 1999..............   43,000           $38.78           1,350           $37.56
  Granted......................    3,850           $17.25              --               --
  Exercised....................       --               --              --               --
  Forfeited....................       --               --              --               --
                                  ------           ------           -----           ------
December 31, 2000..............   46,850           $37.01           1,350           $37.56


     The weighted-average fair value of regular stock options granted during 2000 and 1999 was $8.85 and $8.26, respectively. The weighted-average fair value of performance-accelerated stock options granted during 1999 was $8.01.


     Following is a summary of regular stock options exercisable at December 31, 2000 and 1999, and their respective weighted-average share prices:

                                                            NUMBER OF    WEIGHTED-AVERAGE
OPTIONS EXERCISABLE                                          SHARES       EXERCISE PRICE
-------------------                                         ---------    ----------------
December 31, 1999.........................................   13,540           $39.91
December 31, 2000.........................................   27,520           $39.25

     There were no performance-accelerated stock options exercisable at December 31, 2000 and 1999.

                            BETZDEARBORN EUROPE INC.

     Following is a summary of stock options outstanding at December 31, 2000:

                                         OUTSTANDING OPTIONS
                         ----------------------------------------------------          EXERCISABLE OPTIONS
                                              WEIGHTED-                          --------------------------------
                             NUMBER            AVERAGE           WEIGHTED-           NUMBER          WEIGHTED-
                         OUTSTANDING AT       REMAINING           AVERAGE         EXERCISABLE         AVERAGE
EXERCISE PRICE RANGE        12/31/00       CONTRACTUAL LIFE    EXERCISE PRICE     AT 12/31/00      EXERCISE PRICE
--------------------     --------------    ----------------    --------------    --------------    --------------
REGULAR STOCK OPTIONS
$12 - $20..............       3,850              9.13              $17.25                --                --
$30 - $40..............      41,350              7.67              $38.42            26,200            $38.82
$40 - $50..............       1,650              7.35              $47.81             1,320            $47.81
                             ------                                                  ------
                             46,850                                                  27,520
                             ======                                                  ======
PERFORMANCE-ACCELERATED
  STOCK OPTIONS
$14 - $40..............       1,350              8.34              $37.56                --                --
                             ======                                                  ======

     The Company currently expects that 100% of performance-accelerated stock options will eventually vest.

     The Company's employees may also participate in the Hercules Employee Stock Purchase Plan ("ESPP"). The ESPP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at December 31, 2000 and 1999, were 1,597,861 and 949,464, respectively. The Company applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.

     Had compensation cost for Hercules' Stock-Based Incentive Plans and Employee Stock Purchase Plan been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.

     The following weighted-average assumptions would be used in estimating fair value for 2000 and 1999:

                                                              PERFORMANCE       EMPLOYEE STOCK
ASSUMPTION                                  REGULAR PLAN    ACCELERATED PLAN    PURCHASE PLAN
----------                                  ------------    ----------------    --------------
Dividend yield............................          2%              3.4%              0.0%
Risk-free interest rate...................       5.88%             5.38%             5.41%
Expected life.............................  7.1 yrs...            5 yrs.            3 mos.
Expected volatility.......................      29.20%            27.31%            44.86%

     The Company's net income for 2000 and 1999 would approximate the pro forma amounts below:


                                                                2000          1999
                                                              --------      --------
                                                              (DOLLARS IN THOUSANDS)
Net income
  As reported...............................................   $2,961        $ (310)
  Pro forma.................................................   $2,885        $ (370)

                            BETZDEARBORN EUROPE INC.

9. ADDITIONAL BALANCE SHEET DETAIL


                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Property, plant, and equipment
  Land......................................................  $  5,221     $  6,037
  Buildings and equipment...................................    77,036       79,905
  Construction in progress..................................        --        1,717
                                                              --------     --------
          Total.............................................    82,257       87,659
Accumulated depreciation and amortization...................   (28,875)     (24,910)
                                                              --------     --------
  Net property, plant, and equipment........................  $ 53,382     $ 62,749
                                                              ========     ========
Accrued expenses
  Payroll and employee benefits.............................  $  1,432     $  6,256
  Income taxes payable......................................     6,386        1,372
  Restructuring.............................................     2,989        4,353
  Other.....................................................    10,670       11,618
                                                              --------     --------
                                                              $ 21,477     $ 23,599
                                                              ========     ========


10. GOODWILL AND OTHER INTANGIBLE ASSETS

     At December 31, 2000 and 1999, the goodwill and other intangible assets were:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Goodwill....................................................  $191,224     $217,419
Other intangibles...........................................     6,882        7,532
                                                              --------     --------
Total.......................................................   198,106      224,951
Less accumulated amortization...............................   (15,179)     (10,280)
                                                              --------     --------
     Net goodwill and other intangible assets...............  $182,927     $214,671
                                                              ========     ========

     Goodwill and other intangible assets primarily represent amounts capitalized from the Hercules acquisition of BetzDearborn (Note 1).

11. RESTRUCTURING


     The consolidated balance sheet reflects liabilities for employee severance benefits and other exit costs, primarily related to the plans initiated upon the creation of the European Shared Service Center in 1997 and the acquisition of BetzDearborn in 1998. In the fourth quarter of 2000, we committed to a plan relating to the restructuring of several entities. This resulted in the addition in severance benefits to the accrued liability. As a result of these plans, we estimate approximately 113 employees will be terminated, of which approximately 96 employee terminations have occurred since inception of the aforementioned plans. These employees come from various parts of the business, including but not limited to manufacturing, support functions and research.


     Pursuant to the plans in place to merge the operations of BetzDearborn with Hercules and to rationalize the support infrastructure and other existing operations, facilities were closed and approximately 82 employees were terminated during 1999. Cash payments for the year included $9.0 million for severance benefits and other exit costs. At the same time, we lowered the estimates of severance benefits related to the implementation of the shared service center by $304 thousand due to a suspension of implementations.

                            BETZDEARBORN EUROPE INC.

     In 2000, 14 employees were terminated and $2.5 million of cash was paid in severance benefits and other exit costs. The estimate for the remaining plans was decreased by $444 thousand against goodwill due to lower than planned severance benefits as the result of higher than anticipated attrition, with voluntary resignations not requiring the payment of termination benefits. The estimate for the plans related to the shared services center were decreased by $626 thousand against operating expense.


     Severance benefits payments are based on years of service and generally continue for 3 months to 24 months subsequent to termination. We expect to substantially complete remaining actions under the plans in 2001. A reconciliation of activity with respect to the liabilities established for these plans, which is included in accrued expenses in the consolidated balance sheet, is as follows:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Balance at beginning of year................................   $ 4,353      $11,721
Cash payments...............................................    (2,459)      (9,028)
Additional termination benefits and exit costs..............     2,165        1,964
Reversals against goodwill..................................      (444)          --
Reversals against earnings..................................      (626)        (304)
                                                               -------      -------
Balance at end of year......................................   $ 2,989      $ 4,353
                                                               =======      =======

12. PENSIONS

     The Company has a number of defined benefit pension plans in Europe, covering substantially all employees. The following chart lists benefit obligations, plan assets, and funded status of the plans.

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
CHANGE IN BENEFIT OBLIGATION
  Benefit obligation at January 1...........................   $75,968      $78,457
  Service cost..............................................     2,092        2,313
  Interest cost.............................................     4,189        4,326
  Amendments................................................        12           --
  Employee contributions....................................       760          624
  Translation difference....................................    (6,872)      (2,855)
  Actuarial loss (gain).....................................     3,154       (4,532)
  Benefits paid from plan assets............................    (1,992)      (2,365)
                                                               -------      -------
Benefit obligation at December 31...........................   $77,311      $75,968
                                                               =======      =======

                            BETZDEARBORN EUROPE INC.

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
CHANGE IN PLAN ASSETS
  Fair value of plan assets at January 1....................    89,389       80,011
  Actual return on plan assets..............................     5,143       13,622
  Employee contributions....................................       760          624
  Company contributions (refund)............................     1,789          446
  Actuarial loss (gain).....................................    (1,748)          --
  Translation difference....................................    (6,112)      (2,949)
  Benefits paid from plan assets............................    (1,992)      (2,365)
                                                               -------      -------
  Fair value of plan assets at December 31..................   $87,229      $89,389
                                                               =======      =======
Funded status of the plans..................................     9,918       13,421
Unrecognized actuarial gain.................................    (2,176)      (7,316)
Unrecognized prior service cost.............................       217           76
Unrecognized net transition obligation......................        --         (170)
Plan amendments.............................................      (174)          --
                                                               -------      -------
Prepaid benefit cost........................................   $ 7,785      $ 6,011
                                                               =======      =======
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION
  CONSIST OF:
                                                               -------      -------
  Prepaid benefit cost......................................   $ 7,785      $ 6,011
                                                               =======      =======
ASSUMPTIONS AS OF DECEMBER 31
  Weighted-average discount rate............................      6.50%        6.00%
  Expected return on plan assets............................      7.00%        7.00%

     COMPONENTS OF NET PERIOD PENSION COST

                                                               PENSION BENEFITS
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
Service cost................................................  $ 2,092    $ 2,313
Interest cost...............................................    4,189      4,326
Return on plan assets (expected)............................   (6,291)    (5,912)
Amortization and deferrals..................................     (384)       269
Amortization of transition asset............................     (160)      (185)
                                                              -------    -------
Benefit (credit) cost.......................................  $  (554)   $   811
                                                              =======    =======

     During 1999 and up to March 1, 2000, the Company's Belgian employees participated in a multi-employer pension fund, which was administered by an affiliated company. Contribution amounts for this fund were $63 thousand and $427 thousand in 2000 and 1999, respectively and were allocated to the Company by the Plan administrator.

     On March 1, 2000, the Company terminated its participation in the multi-employer pension fund and primarily all Belgian employees were transferred into a Company sponsored defined contribution plan on that date. The Company's cost of the defined contribution plan for the period March 1, 2000 through December 31, 2000 was $248 thousand.

                            BETZDEARBORN EUROPE INC.

13. OTHER OPERATING EXPENSES, NET

     Other operating expenses, net, in 2000 include Hercules Group affiliate royalty costs totaling $10,993 thousand, restructuring costs totaling $1,539 thousand, and foreign currency gains totaling $100 thousand.

     Other operating expenses, net, in 1999 include Hercules Group affiliate royalty costs totaling $11,764 thousand, restructuring costs totaling $1,660 thousand and foreign currency losses totaling $390 thousand.

14. INTEREST AND DEBT EXPENSE


     No interest and debt costs were capitalized during 1999 and 2000. The costs incurred are presented separately in the consolidated statement of income.


15. OTHER INCOME (EXPENSE), NET

     Other income (expense), net, consists of the following:


                                                                2000          1999
                                                              --------      --------
                                                              (DOLLARS IN THOUSANDS)
Interest income, net........................................   $  359        $1,629
Miscellaneous income, net...................................      639            37
                                                               ------        ------
                                                               $  998        $1,666
                                                               ======        ======


16. INCOME TAXES

     The domestic and foreign components of income before taxes are presented below:


                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Domestic....................................................   $(3,779)     $(1,816)
Foreign.....................................................     9,040        8,115
                                                               -------      -------
                                                               $ 5,261      $ 6,299
                                                               =======      =======


     A summary of the components of the tax provision follows:

                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Current
  Domestic..................................................   $    --       $1,478
  Foreign...................................................     2,672        3,262
Deferred
  Domestic..................................................    (1,357)          --
  Foreign...................................................       985        1,869
                                                               -------       ------
Provision for income taxes..................................   $ 2,300       $6,609
                                                               =======       ======

                            BETZDEARBORN EUROPE INC.

     Deferred tax (liabilities) assets at December 31 consist of:


                                                                2000          1999
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
Depreciation................................................   $(4,678)     $ (5,029)
Intangible asset revaluation................................    (1,357)       (1,548)
Fixed asset revaluation.....................................    (1,181)       (1,442)
Pension.....................................................    (2,061)       (1,708)
Other.......................................................        --          (707)
                                                               -------      --------
Gross deferred tax liabilities..............................    (9,277)      (10,434)
                                                               -------      --------
Loss carryforwards..........................................   $ 2,057      $  1,140
Business transfer revenue...................................        --         1,542
Restructuring expenses......................................     1,580         2,050
Intangible asset............................................     1,385            --
Other.......................................................       737           349
                                                               -------      --------
Gross deferred tax assets...................................     5,759         5,081
                                                               -------      --------
Valuation allowance.........................................      (177)         (363)
                                                               -------      --------
                                                               $(3,695)     $ (5,716)
                                                               =======      ========


     A reconciliation of the statutory income tax rate to the effective rate follows:


                                                              2000     1999
                                                              -----    -----
Statutory income tax rate...................................   35.0%    35.0%
Goodwill amortization.......................................   39.7%    47.2%
Nondeductible expenses......................................    7.2%     7.4%
Tax rate differences on subsidiary earnings.................   (5.5)%   (9.1)%
Income from equity investments in affiliates................  (24.7)%  (17.3)%
Cash dividends received from equity investments in
  affiliates................................................     --      9.3%
Change in tax contingency accrual...........................   (8.9)%   (2.5)%
Foreign dividends, net of credits...........................    0.0%    33.5%
Other.......................................................    0.9%     1.4%
                                                              -----    -----
Effective tax rate..........................................   43.7%   104.9%
                                                              =====    =====


     The net operating losses have carryforward periods ranging from 10 years to indefinite, but may be limited in their use in any given year.

17. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company has operating leases (including office space, transportation, and data processing equipment) expiring at various dates. Rental expense was $4,267 thousand in 2000 and $6,043 thousand in 1999.

     At December 31, 2000, minimum rental payments under noncancelable leases aggregated $5,588 thousand. The net minimum payments over the next five years are $2,396 thousand in 2001, $1,931 thousand in 2002, $906 thousand in 2003, $354 thousand in 2004, and $1 thousand in 2005.

                            BETZDEARBORN EUROPE INC.

  Litigation

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

  Environmental

     The Company has potential liability in connection with obligations to authorities of various EU countries in which it has manufacturing facilities, and to private parties pursuant to contract, for the cost of environmental investigation and/or cleanup at several sites. Potential costs will depend upon numerous factors, including the actual methods of remediation required or agreed to; outcomes of negotiations with regulatory authorities and private parties; changes in environmental laws and regulations; technological developments; and the years of remedial activity required, which could range from 0 to 30 years.

     The Company becomes aware of its obligations relating to sites in which it may have liability for the costs of environmental investigations and/or remedial activities through correspondence from government authorities, or through correspondence from companies with which the Company has contractual obligations, who either request information or notify us of our potential liability. We have established procedures for identifying environmental issues at our plant sites. In addition to environmental audit programs, we have environmental coordinators who are familiar with environmental laws and regulations and act as a resource for identifying environmental issues.


     Testing performed at the Herentals plant in Belgium in December 2000 for soil pollution, indicated that the soil is polluted. The Company will potentially be responsible for remediation activities. Testing is currently being performed to determine the extent of remediation activities required, if any.


     At this moment no accrual is included in the balance sheet as of December 31, 2000, as a reliable estimate of the remediation costs cannot be made.

18. RELATED PARTY TRANSACTIONS

     The Company has entered into certain agreements with affiliated entities. These agreements were developed in the context of a Hercules Group/subsidiary relationship and therefore may not necessarily reflect the result of arm's-length negotiations between independent parties. All transactions described below are eliminated on consolidation of Hercules.


     Intercompany borrowing and interest: The Company has intercompany loans with Hercules affiliated entities. The loans with affiliates are presented in Net Hercules Group Investment in the consolidated balance sheet. Interest paid to affiliated entities was $8,490 thousand and $8,924 thousand in 2000 and 1999, respectively.



     Corporate, regional and other allocations: As discussed in Note 1, the consolidated financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's consolidated financial statements were based either on a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, cost of sales; or a relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in the consolidated statement of income. Such allocations and corporate charges totaled approximately $9,494 thousand and $12,295 thousand in 2000 and 1999, respectively.

                            BETZDEARBORN EUROPE INC.

     Sales to affiliates: The Company sells raw material and finished goods inventory in the normal course of business to affiliated companies. The Company's revenues from sales to affiliated companies are presented separately in the consolidated statement of income.

     Purchases from affiliates: The Company purchases in the normal course of business raw material and finished goods inventory from affiliated companies. The Company's purchases of inventory from affiliated companies is reflected in costs of sales in the consolidated statement of income and totaled $34,688 thousand and $40,153 thousand in 2000 and 1999, respectively.

     Royalties: The Company entered into a license agreement in respect of the use of manufacturing formulations and specifications developed and owned by an affiliated entity. Total royalties accrued in respect of this agreement are included in the other operating expense line item in the consolidated statement of income and totaled $10,993 thousand and $11,764 thousand in 2000 and 1999, respectively.

19. NET HERCULES GROUP INVESTMENT

     Changes in Net Hercules Group Investment were as follows:


                                                              (DOLLARS IN THOUSANDS)
Balance, December 31, 1998..................................         $483,857
  Net loss..................................................             (310)
  Other comprehensive loss..................................          (11,658)
  Intercompany transactions, net............................          (26,944)
                                                                     --------
Balance, December 31, 1999..................................          444,945
  Net income................................................            2,961
  Other comprehensive loss..................................          (28,564)
  Intercompany transactions, net............................           (6,828)
                                                                     --------
Balance, December 31, 2000..................................          412,514


     The Company includes accumulated other comprehensive income in Net Hercules Group Investment. At December 31, 2000 and 1999, accumulated other comprehensive income consisted only of foreign currency translation adjustments.

20. SUBSEQUENT EVENTS

     On May 1, 2001, Hercules completed the sale of its hydrocarbon resins divisions and select portions of its rosin resins divisions to Eastman Chemical Company. In addition, on May 31, 2001, Hercules completed the sale of its peroxy chemicals business to GEO Specialty Chemicals, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware


     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and comprehensive loss and of cash flows present fairly, in all material respects, the financial position of BetzDearborn Inc., a subsidiary of Hercules Incorporated, and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 24, 2001

                               BETZDEARBORN INC.



            CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS



                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
Sales to third parties......................................   $1,170       $1,203
Sales to Hercules Group.....................................      108           69
                                                               ------       ------
                                                                1,278        1,272
Cost of sales...............................................      632          588
Selling, general, and administrative expenses...............      404          423
Corporate and other cost allocations........................       27           19
Research and development....................................       20           36
Goodwill and intangible asset amortization..................       71           70
Other operating expenses, net (Note 14).....................       22           11
                                                               ------       ------
Profit from operations......................................      102          125
Equity income (loss) of affiliated companies................       --           --
Interest expense, net.......................................       30           37
Other expense, net (Note 16)................................        2           --
                                                               ------       ------
Income before income taxes and minority interest............       70           88
Provision for income taxes (Note 19)........................       40           51
                                                               ------       ------
Income before minority interest.............................       30           37
Minority interest...........................................        5            4
                                                               ------       ------
Net income..................................................       25           33
Translation adjustments.....................................      (46)         (47)
                                                               ------       ------
Comprehensive loss..........................................   $  (21)      $  (14)
                                                               ======       ======



   The accompanying notes are an integral part of the consolidated financial statements.

                               BETZDEARBORN INC.


                           CONSOLIDATED BALANCE SHEET


                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN MILLIONS)
ASSETS
Current assets
  Cash and cash equivalents.................................   $   21       $   32
  Accounts receivable, net (Note 3).........................      215          259
  Miscellaneous receivable..................................       15           70
  Inventories (Note 4)......................................       91          121
  Deferred income taxes (Note 19)...........................       20           53
                                                               ------       ------
     Total current assets...................................      362          535
                                                               ------       ------
Property, plant, and equipment, net (Note 9)................      304          370
Investments in affiliates (Note 5)..........................      156          156
Goodwill and other intangible assets, net (Note 10).........    2,102        2,238
Prepaid pension (Note 13)...................................       13           11
Deferred charges and other assets...........................       57           28
                                                               ------       ------
     Total assets...........................................   $2,994       $3,338
                                                               ======       ======
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current liabilities
  Current income tax liability..............................   $   62       $   73
  Accounts payable..........................................       69           71
  Short-term debt (Note 6)..................................       26           27
  Accrued expenses (Note 9).................................       93          195
                                                               ------       ------
     Total current liabilities..............................      250          366
Long term debt (Note 7).....................................      181          188
Deferred income taxes (Note 19).............................      262          277
Pension and other postretirement benefits (Note 13).........       34           31
Deferred credits and other liabilities......................        8           17
                                                               ------       ------
     Total liabilities......................................      735          879
Commitments and contingencies (Note 17).....................       --           --
Minority Interest...........................................       23           26
Net Hercules Group Investment (Note 15)
  Accumulated other comprehensive loss......................      (77)         (31)
  Intercompany transactions, net............................    2,313        2,464
                                                               ------       ------
     Total Net Hercules Group Investment....................    2,236        2,433
                                                               ------       ------
     Total liabilities and Net Hercules Group Investment....   $2,994       $3,338
                                                               ======       ======



                 The accompanying notes are an integral part of

                     the consolidated financial statements

                               BETZDEARBORN INC.


                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000          1999
                                                              --------      --------
                                                              (DOLLARS IN MILLIONS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income..................................................   $  25         $  33
Adjustments to reconcile net income to net cash provided by
  operations:
  Depreciation..............................................      48            45
  Amortization..............................................      71            70
  Loss on disposal..........................................       3            --
  Deferred income taxes.....................................      19             9
  Minority Interest.........................................       5             4
  Corporate and other cost allocations......................      27            19
  Other noncash charges (income)............................       5            (2)
  Accruals and deferrals of cash receipts and payments:
    Accounts and miscellaneous receivables..................      91           (65)
    Inventories.............................................      30             8
    Accounts payable and accrued expenses...................     (66)           12
    Noncurrent assets and liabilities.......................     (67)           (6)
    Transfers to/from Hercules Group from operations........     (97)           12
                                                               -----         -----
       Net cash provided by operations......................      94           139
                                                               -----         -----
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures........................................     (27)          (28)
Proceeds from fixed asset disposals.........................      13             9
Other, net..................................................     (13)          (10)
                                                               -----         -----
       Net cash used in investing activities................     (27)          (29)
                                                               -----         -----
CASH FLOW FROM FINANCING ACTIVITIES:
Long-term debt proceeds.....................................       6            --
Long-term debt repayments...................................      (9)          (82)
Changes in short-term debt..................................      (2)           16
Transfers to/from Hercules Group............................     (75)          (33)
                                                               -----         -----
       Net cash used in financing activities................     (80)          (99)
                                                               -----         -----
Effect of exchange rate changes on cash.....................       2            (4)
                                                               -----         -----
Net (decrease) increase in cash and cash equivalents........     (11)            7
Cash and cash equivalents at beginning of year..............      32            25
                                                               -----         -----
Cash and cash equivalents at end of year....................   $  21         $  32
                                                               =====         =====
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest..................................................   $  29         $  37
  Income taxes, net.........................................      34            14
Non-cash financing activities:
  Corporate and other lost allocations......................      27            19



   The accompanying notes are an integral part of the consolidated financial statements.

                               BETZDEARBORN INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION


     BetzDearborn Inc. ("BetzDearborn" or the "Company") is a wholly owned subsidiary of Hercules Incorporated ("Hercules"). The Company is a global engineered specialty chemical company engaged in the treatment of water and industrial process systems operating in a wide variety of industrial and commercial applications with particular emphasis on the chemical, petroleum refining, paper, food processing, automotive, steel and power industries.



     On October 15, 1998, Hercules acquired all of the outstanding shares of the Company for $2,235 million in cash and $186 million in common stock exchanged for the shares held by the BetzDearborn ESOP Trust. The shares were valued using the quoted market price of the stock at the time of exchange. In addition, Hercules assumed debt with a fair value of $117 million and repaid $557 million of other long-term debt held by the Company.



     During 1999, Hercules completed the purchase price allocation and the final determination of goodwill was $1,822 million. Goodwill is determined as follows:



                                                              (DOLLARS IN
                                                               MILLIONS)
                                                              -----------
Cash paid, including transaction costs......................    $2,235
Common stock exchanged for ESOP trust shares................       186
Fair value of debt assumed..................................       117
Payment of BetzDearborn long-term debt......................       557
                                                                ------
                                                                $3,095
Less: Fair value of identifiable net assets acquired........     1,143
      Purchased in-process research and development.........       130
                                                                ------
      BetzDearborn goodwill as of the date of acquisition...    $1,822
                                                                ======


     In accordance with the purchase method of accounting, the adjusted purchase price was allocated to the estimated fair value of net assets acquired, with the excess recorded as goodwill. Goodwill is amortized over 40 years on a straight-line basis. Identified intangibles are amortized over 10 to 40 years, on a straight-line basis. Additionally, approximately $130 million of the purchase price was allocated to purchased in-process research and development and was charged to expense at the date of acquisition.

     As of the acquisition date, Hercules began to formulate plans to combine the operations of the Company and Hercules. Hercules formed a program office, engaged outside consultants and established several functional integration teams to formulate and implement the plan and capture anticipated synergies. At December 31, 1998, Hercules had identified and approved various actions such as personnel reductions, consolidation of operations and support functions, closure of redundant facilities and relocation of former BetzDearborn employees. Accordingly, the Company included a $98 million liability as part of the purchase price allocation. The liability included approximately $74 million related to employee termination benefits and $24 million for office and facility closures, relocation of former BetzDearborn employees and other related exit costs (see Note 11).


     As a result of this acquisition the Company, as a part of a effort by Hercules, entered into several internal reorganization transactions during 1999 and 2000. The transactions included the Company selling several of its investments in subsidiaries to Hercules affiliates, purchasing several investments in subsidiaries from Hercules affiliates, merging companies, and acquiring certain investments in Hercules group companies that are valued at cost. As all investments in this reorganization are under the common control of Hercules, these transactions have been accounted for in a manner similar to pooling of interests.

                               BETZDEARBORN INC.

     Separate company stand-alone financial statements were not prepared for the Company since its acquisition and subsequent reorganization within Hercules. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock and partnership and member interests of substantially all of Hercules' domestic subsidiaries (including the Company) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information on the Company, a collateral party to the Hercules debt, based on Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.


     The Company participates in Hercules' centralized cash management system. Accordingly, cash received from Company operations is transferred to Hercules on a periodic basis, and Hercules funds all operational and capital requirements.

     The consolidated financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation methods are reasonable.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries where control exists. Following the acquisition of the Company by Hercules, the Company continued its practice of using a November 30 fiscal year-end for certain non-U.S. subsidiaries to expedite the year-end closing process. All intercompany transactions and profits have been eliminated.

USE OF ESTIMATES

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION


     The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.


ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that pertain to current operations or future revenues are expensed or capitalized according to the Company's capitalization policy. Expenditures for remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recognized for remedial activities when the cleanup is probable and can be reasonably estimated.

                               BETZDEARBORN INC.

CASH AND CASH EQUIVALENTS

     Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

INVENTORIES

     Inventories are stated at the lower of cost or market. Domestic inventories are valued predominantly on the last-in, first-out (LIFO) method. Foreign and certain domestic inventories, which in the aggregate represent 45% of total inventories at December 31, 2000, are valued principally at standard cost, which approximates the average cost method.

PROPERTY AND DEPRECIATION

     Property, plant, and equipment are stated at cost and depreciated using the straight-line method. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant, machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years.

     Maintenance, repairs, and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is charged to income.


INVESTMENTS



     Investments in affiliated companies with a greater than 20% or 50% or less ownership interest are accounted for using the equity method of accounting. Accordingly, these investments are included in investments in affiliates on the Company's balance sheet and the income or loss from these investments is included in equity income (loss) of affiliated companies in the Company's statement of income.



     Investments in affiliated companies in which the Company does not have a controlling interest, or an ownership and voting interest so large as to exert significant influence, are accounted for using the cost method of accounting. Accordingly, these investments are included in investments in affiliates on the Company's balance sheet.


GOODWILL

     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited, generally 40 years for goodwill, customer relationships, and trademarks and tradenames and 5 to 15 years for other intangible assets.

LONG-LIVED ASSETS

     The Company reviews its long-lived assets, including goodwill and other intangibles, for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due

                               BETZDEARBORN INC.

to the Company's large number of customers and their dispersion across many different industries and locations.

DERIVATIVE INSTRUMENTS AND HEDGING

     Derivative financial instruments have been used to hedge risk caused by fluctuating currency and interest rates. The Company enters into forward-exchange contracts and currency swaps to hedge foreign currency exposure. Decisions regarding hedging are made on a case-by-case basis, taking into consideration the amount and duration of the exposure, market volatility, and economic trends. The Company uses the fair-value method of accounting, recording realized and unrealized gains and losses on these contracts monthly. They are included in other income (expense), net, except for gains and losses on contracts to hedge specific foreign currency commitments, which are deferred and accounted for as part of the transaction. Gains or losses on instruments which have been used to hedge the value of investments in certain non-U.S. subsidiaries are included in the foreign currency translation adjustment. It is the Company's policy to match the term of financial instruments with the term of the underlying designated item. If the designated item is an anticipated transaction no longer likely to occur, gains or losses from the instrument designated as a hedge are recognized in current period earnings. The Company does not hold or issue financial instruments for trading purposes. In the Consolidated Statement of Cash Flow, the Company reports the cash flows resulting from its hedging activities in the same category as the related item that is being hedged.


     The Company used interest rate swap agreements to manage interest costs and risks associated with changing rates. The differential to be paid or received is accrued as interest rates change and is recognized in interest expense over the life of the agreements. Counter parties to the forward exchange, currency swap, and interest rate swap contracts are major financial institutions. Credit loss from counter party nonperformance is not anticipated. During 2000 the interest rate swap portfolio was terminated due to the conversion of foreign denominated debt to U.S. dollar denominated debt and a debt restructing that replaced variable rate debt with fixed rate debt.


STOCK-BASED COMPENSATION

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25)). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standard No. 123, "Accounting for Stock-based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair-value-based method of accounting had been applied.

COMPUTER SOFTWARE COSTS


     Effective January 1, 1999, the Company adopted the American Institute of Certified Public Accountants Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). The Company's prior accounting was generally consistent with the requirements of SOP 98-1 and, accordingly, adoption of SOP 98-1 had no material effect. Computer software costs are being amortized over a period of 5 to 10 years.


INCOME TAXES


     The Company's operations have since acquisition been included in the consolidated income tax returns filed by its parent. Income tax expense in the accompanying financial statements has been computed assuming the Company filed separate income tax returns. Differences between this calculation of income taxes currently payable and consolidated amounts reported in the consolidated financial statements of the parent have been reflected as net Hercules Group investment.

                               BETZDEARBORN INC.

RESEARCH AND DEVELOPMENT

     Research and development expenditures are expensed as incurred.

NET HERCULES GROUP INVESTMENT

     The net Hercules Group investment account reflects the balance of the Company's historical earnings, intercompany amounts, income taxes, taxes accrued and deferred, post-employment liabilities, foreign currency translation and other transactions between the Company and the Hercules Group.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133 did not have a material effect on its earnings or statement of financial position.

     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was to be effective October 1, 2000. Adoption of SAB 101 did not have a material effect on our profit from operations.

     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). For The Company, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.

     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The Company is currently in the process of conducting an assessment of the actual impact of the non-amortization provision of SFAS 142. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined component of its reporting units. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on the Company's financial statements.

     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assts. SFAS 143 will become effective for the Company in January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this statement

                               BETZDEARBORN INC.

are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


3. ACCOUNTS RECEIVABLE, NET


     Accounts receivable, net, consists of:

                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Trade.......................................................  $233    $269
Less allowance for doubtful accounts........................   (18)    (10)
                                                              ----    ----
Total.......................................................  $215    $259
                                                              ====    ====

4. INVENTORIES

     The components of inventories are:

                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Finished products...........................................  $54     $ 74
Materials, supplies and work in process.....................   37       47
                                                              ---     ----
Total.......................................................  $91     $121
                                                              ===     ====

     Inventories valued on the LIFO method were the same as if valued under the average-cost method, which approximates current cost, at December 31, 2000, and were lower than if valued under the average cost method at December 31, 1999 by $1 million.

5. INVESTMENTS

     Total investments in affiliated companies were as follows:


                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Investment in Hercules International Limited................  $137    $137
Investment in Hercules Quimica SA...........................    19      19
                                                              ----    ----
Total.......................................................  $156    $156
                                                              ====    ====



     At December 31, 2000 the Company's equity investment consist of a 38.97% ownership of Hercules Quimica S.A., a Hercules affiliate, and a 16% ownership of Hercules International Limited, a Hercules affiliate. The Company's carrying value for these investments at December 31, 2000 and 1999 equals its share of the underlying equity in net assets of the affiliates. Each of these entities operates in lines of business similar to the Company, supplying engineered chemical treatment programs for water and process systems in industrial, commercial and institutional establishments.

                               BETZDEARBORN INC.

6. SHORT-TERM DEBT



     A summary of short-term debt follows:



                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Banks.......................................................  $21     $23
Current maturities of long-term debt........................    5       4
                                                              ---     ---
                                                              $26     $27


     Bank borrowings represent primarily foreign overdraft facilities and short-term lines of credit, which are generally payable on demand with interest at various rates. These borrowings approximate market value because of their short maturity period.

     At December 31, 2000, the Company had $54 million of unused short-term lines of credit that may be drawn as needed, with interest at a negotiated spread over lenders' cost of funds. Lines of credit in use at December 31, 2000, were $16 million. Weighted-average interest rates on short-term borrowings at December 31, 2000 and 1999 were 5.66% and 5.85%, respectively.

7. LONG-TERM DEBT AND OTHER FINANCING ARRANGEMENTS


     Long-term debt with third parties at December 31, 2000 and 1999 is summarized below:



                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Canadian revolving loan facility(a).........................  $ 83    $ 86
ESOP debt(b)................................................   101     106
Other.......................................................     2      --
                                                              ----    ----
                                                              $186    $192
Less current maturities of long-term debt...................     5       4
                                                              ----    ----
                                                              $181    $188
                                                              ====    ====



(a) The Company's Canadian subsidiary has a bank loan facility of up to the equivalent of US $100 million from select lenders in Canada, which is part of the Hercules $3,650 million credit facility with a syndicate of banks. The bank loan facility is repayable in Canadian funds and bears interest at bankers' acceptance rates plus 2.25%. The interest prepaid on the bankers' acceptances is included in the net payable amount. The Company's Canadian subsidiary's assets and 100% of its common shares are pledged as collateral to the Hercules credit facility.


(b) The proceeds of this loan were originally used by the BetzDearborn ESOP Trust for the purchase of BetzDearborn preferred shares that, upon acquisition by Hercules, were converted into equivalent shares of Hercules common stock. At the date of acquisition by Hercules, the loan was recorded at a fair market value of $110 million which included a $16 million fair value step-up that is being amortized over the life of the debt. The loan matures in June 2009. As of December 31, 2000, the interest rate was 11.95%. Effective January 23, 2001, the interest rate increased to 12.95%.


     Both the senior credit facility and the ESOP Trust loan require compliance with certain financial covenants, including a debt/EBITDA ratio, an interest coverage ratio and minimum net worth.


     Long-term debt maturities during the next five years are $5.3 million in 2001, $6 million in 2002, $90.2 million in 2003, $8.5 million in 2004 and $10.4 million in 2005 and $65.6 million thereafter.

                               BETZDEARBORN INC.

     For the year ended 2000, the Company has $289 million of long term debt payable to affiliates that is primarily held by Hercules, Hercules Shared Services Center, Inc., and SA Hercules Europe NV. For the year ended 1999, the Company had $367 million in long-term debt payable to affiliates with the same parties. The long-term debt payable to affiliates primarily has no set payment schedule and carry interest rates ranging from 4.60% to 12.42%. The long term debt payable to affiliates is recorded in the Net Hercules Group Investment account in the financial statements.

     Net interest expense in 2000 was $30 million of which $19 million was related party net interest expense. In 1999, the net interest expense was $37 million, which includes $25 million of related party net interest expense.

8. LONG-TERM INCENTIVE COMPENSATION PLANS

     The Company participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.

     In 1995, Hercules changed the structure of the long-term incentive compensation plans to place a greater emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and Cash Value Awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding was 491,488 at December 31, 2000, and 926,689 at December 31, 1999.

     At December 31, 2000, under Hercules' incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to Hercules in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans. There were no charges to income for the cost of stock awards over the restriction or performance period for 2000 and 1999, respectively.

                               BETZDEARBORN INC.

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000 and 1999:

                                    REGULAR                  PERFORMANCE-ACCELERATED
                         -----------------------------    -----------------------------
                         NUMBER OF    WEIGHTED-AVERAGE    NUMBER OF    WEIGHTED-AVERAGE
                          SHARES           PRICE           SHARES           PRICE
                         ---------    ----------------    ---------    ----------------
January 1, 1999........    48,625          $37.59               --              --
Granted................   219,750          $37.47          120,625          $37.29
Exercised..............        --              --               --              --
Forfeited..............   (28,000)         $35.02          (14,042)         $37.56
                          -------          ------          -------          ------
December 31, 1999......   240,375          $37.78          106,583          $37.26
Granted................   240,300          $17.13               --              --
Exercised..............        --              --               --              --
Forfeited..............    (9,100)         $37.56           (1,400)         $37.56
                          -------          ------          -------          ------
December 31, 2000......   471,575          $27.26          105,183          $37.26


     The weighted-average fair value of regular stock options granted during 2000 and 1999 was $8.84 and $8.25, respectively. The weighted-average fair value of performance-accelerated stock options granted during 1999 was $7.99. There were no performance-accelerated stock options granted during 2000.



     Following is a summary of regular stock options exercisable at December 31, 2000 and 1999, and their respective weighted-average share prices:


                                                    NUMBER OF    WEIGHTED-AVERAGE
OPTIONS EXERCISABLE                                  SHARES       EXERCISE PRICE
-------------------                                 ---------    ----------------
December 31, 1999.................................    32,490          $39.04
December 31, 2000.................................   143,115          $36.62

     There were no performance-accelerated stock options exercisable at December 31, 2000 and 1999.

     Following is a summary of stock options outstanding at December 31, 2000:

                                         OUTSTANDING OPTIONS                          EXERCISABLE OPTIONS
                          --------------------------------------------------   ---------------------------------
                              NUMBER       WEIGHTED-AVERAGE     WEIGHTED-          NUMBER          WEIGHTED-
                          OUTSTANDING AT      REMAINING          AVERAGE       EXERCISABLE AT       AVERAGE
EXERCISE PRICE RANGE         12/31/00      CONTRACTUAL LIFE   EXERCISE PRICE      12/31/00       EXERCISE PRICE
--------------------      --------------   ----------------   --------------   --------------   ----------------
Regular Stock Options
$12 - $20...............     240,300             9.15             $17.13            9,575            $17.25
$30 - $40...............     228,325             8.18             $37.66          131,180            $37.83
$40 - $50...............       2,950             7.35             $47.81            2,360            $47.81
                             -------                                              -------
                             471,575                                              143,115
                             =======                                              =======
Performance-Accelerated
  Stock Options
$14 - $40...............     105,183             8.37             $37.26               --                --
                             -------                                              -------
                             105,183                                                   --
                             =======                                              =======

     The Company currently expects that 100% of performance-accelerated stock options will eventually vest.

     BetzDearborn employees may also participate in the Hercules Employee Stock Purchase Plan ("ESPP"). The ESPP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription

                               BETZDEARBORN INC.

periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at December 31, 2000 and 1999 were 1,597,861 and 949,464, respectively. The Company applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.


     Had compensation cost for Hercules' Stock-Based Incentive Plans and Employee Stock Purchase Plan been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.

     The following weighted-average assumptions would be used in estimating fair value for 2000 and 1999:

                                                  PERFORMANCE           EMPLOYEE STOCK
ASSUMPTION                  REGULAR PLAN        ACCELERATED PLAN        PURCHASE PLAN
----------                  ------------        ----------------        --------------
Dividend yield............          2%                 3.4%                   0.0%
Risk-free interest rate...       5.88%                5.38%                  5.41%
Expected life.............    7.1 yrs.               5 yrs.                 3 mos.
Expected volatility.......      29.20%               27.31%                 44.86%

     The Company's net income for 2000 and 1999 would approximate the pro forma amounts below:


                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Net income
  As reported...............................................  $25     $33
  Pro forma.................................................  $24     $33


9. ADDITIONAL BALANCE SHEET DETAIL


                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Property, plant, and equipment
  Land......................................................  $ 22    $ 28
  Buildings and equipment...................................   399     432
  Construction in progress..................................    16      23
                                                              ----    ----
     Total..................................................   437     483
  Accumulated depreciation and amortization.................   133     113
                                                              ----    ----
  Net property, plant, and equipment........................  $304    $370
                                                              ====    ====
Accrued expenses
  Payroll and employee benefits.............................  $ 29    $ 25
  Claims and litigation.....................................     8      78
  Restructuring reserves....................................    18      45
  Other.....................................................    38      47
                                                              ----    ----
     Total..................................................  $ 93    $195
                                                              ====    ====

                               BETZDEARBORN INC.

10. GOODWILL AND OTHER INTANGIBLE ASSETS, NET



     At December 31, 2000 and 1999, the goodwill and identified intangible assets, net were:



                                                               2000      1999
                                                              ------    ------
                                                                (DOLLARS IN
                                                                 MILLIONS)
Goodwill....................................................  $1,558    $1,609
Customer relationships......................................     318       324
Trademarks and tradenames...................................     242       246
Other intangibles...........................................     137       141
                                                              ------    ------
Total.......................................................   2,255     2,320
Less accumulated amortization...............................    (153)      (82)
                                                              ------    ------
  Net goodwill and other intangible assets..................  $2,102    $2,238
                                                              ======    ======


11. RESTRUCTURING

     The consolidated balance sheet reflects liabilities for employee severance benefits and other exit costs related to the plans initiated upon the acquisition of BetzDearborn in 1998 to rationalize the support infrastructure and other existing operations. Accordingly, the Company included a $98 million liability as part of the purchase price allocation. The liability included approximately $74 million related to employee termination benefits and $24 million for office and facility closures, relocation of former BetzDearborn employees and other related exit costs (see Note 1). As a result of this acquisition the Company, as a part of an effort by Hercules, entered into several internal reorganization transactions during 1999 and 2000. As a result of these plans, we estimate approximately 1,370 employees will be terminated, of which approximately 1,180 employee terminations have occurred since the inception of the aforementioned plans.

     Approximately 190 employees were terminated during the year ended December 31, 2000. Cash payments during 2000 included $16 million for severance benefits and $7 million for other exit costs. We lowered the estimate for severance benefits and other exit costs related to the termination of employees by $10 million and $2 million, respectively.

     Pursuant to these plans, approximately 990 employees were terminated and several facilities were closed during 1999. Cash payments during 1999 included $29 million for severance benefits and $13 million for other exit costs. As a result of the completion of plans to exit former BetzDearborn activities, an $8 million increase in exit costs related to facility closures and a $4 million reduction in employee severance benefits were reflected in the finalization of the purchase price allocation (see Note 1). The lower than planned severance benefits are the result of higher than anticipated attrition, with voluntary resignations not requiring the payment of termination benefits.

     A reconciliation of activity with respect to the liabilities established for these plans is as follows:

                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Balance at beginning of year................................  $56     $94
Cash payments...............................................  (23)    (42)
Additional termination benefits and exit costs..............    3       4
Reversals against goodwill..................................  (12)     --
                                                              ---     ---
Balance at end of year......................................  $24     $56
                                                              ===     ===

                               BETZDEARBORN INC.

     Severance benefits payments are based on years of service and generally continue for 3 to 24 months subsequent to termination. We anticipate the actions under these restructuring plans will be substantially complete by the end of 2001.

12. EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

     In connection with the acquisition of BetzDearborn in 1998, Hercules acquired its ESOP and related trust as a long-term benefit for substantially all of BetzDearborn's U.S. employees. The plan is a supplement to BetzDearborn's 401(k) plan. The ESOP trust had long-term debt of $91 million and $93 million at December 31, 2000 and 1999, respectively, which is guaranteed by Hercules. Upon acquisition, the debt had a fair value in excess of its recorded amount for which a step-up was recorded to be amortized over the remaining term of the debt. The fair value, included in long-term debt, was $101 million and $106 million at December 31, 2000 and 1999, respectively. The proceeds of the original loan were used to purchase BetzDearborn convertible preferred stock, which, at the date of acquisition, was converted into Hercules common stock.

     Under the provisions of the BetzDearborn 401(k) program, employees may invest 2% to 15% of eligible compensation. The Company's matching contributions, made in the form of Hercules common stock, are equal to 50% of the first 6% of employee contributions, and fully vest to employees upon the completion of 5 years of service. The Company's matching contributions are included in ESOP expense. After satisfying the 401(k) matching contributions and the dividends on allocated shares, all remaining shares of ESOP stock are allocated to each eligible participant's account based on the ratio of each eligible participant's compensation to total compensation of all participants.

     The Company's contributions and dividends on the shares held by the trust are used to repay the loan, and the shares are allocated to participants as the principal and interest is paid. The Company's common stock dividends were suspended during the fourth quarter of 2000. Long-term debt is reduced as payments are made on the third party financing. In addition, unearned compensation is also reduced as the shares are allocated to employees. The unallocated shares held by the trust are reflected as a reduction in Net Hercules Group Investment of $115 million and $123 million at December 31, 2000 and 1999, respectively.

                                                          2000         1999
                                                        ---------    ---------
Allocated.............................................  1,858,459    1,807,976
Unallocated...........................................  3,582,334    3,814,749
                                                        ---------    ---------
Total shares held by ESOP.............................  5,440,793    5,622,725
                                                        =========    =========

     The ESOP expense is calculated using the shares-allocated method and includes net interest incurred on the debt of $6 million and $5 million for 2000 and 1999, respectively. The Company is required to make quarterly contributions to the plan, which enable the trust to service its indebtedness. Net ESOP expense is comprised of the following elements:

                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
ESOP expense................................................  $13     $13
Common stock dividends (charged to retained earnings).......   (3)     (6)
                                                              ---     ---
Net ESOP expense............................................  $10     $ 7
                                                              ---     ---
ESOP Contributions..........................................  $10     $ 9
                                                              ===     ===

                               BETZDEARBORN INC.

13. PENSION AND OTHER POSTRETIREMENT BENEFITS

     The Company participates in a defined benefit pension plan sponsored by Hercules, which covers substantially all employees of Hercules in the U.S. Benefits under this plan are based on the average final pay and years of service. Hercules also provides post-retirement health care and life insurance benefits to eligible retired employees and their dependents.

     Information on the actuarial present value of the benefit obligation and fair value of the plan assets is not presented as Hercules manages its U.S. employee benefit plans on a consolidated basis and such information is not maintained separately for the U.S. employees of the Company. The Company's statement of operations includes an allocation of the costs of the U.S. benefits plans. The pension costs were allocated based on percentage of pensionable wages, for each of the years presented; post-retirement benefit costs were allocated using factors derived from the relative net assets and revenues. Net pension income (costs) of Hercules allocated to the Company were $8 million, $7 million, and ($1 million) for the years ended December 31, 2000, 1999 and 1998, respectively, and post-retirement benefit expense was $1 million, $.6 million, and $.2 million for the years ended December 31, 2000, 1999 and 1998, respectively.

     The Company also has a number of defined pension plans which it provides to employees in locations other than the U.S. The following table lists benefit obligations, plan assets, and the funded status of these plans.

                               BETZDEARBORN INC.

                                                              PENSION BENEFITS
                                                              ----------------
                                                               2000      1999
                                                              ------    ------
                                                                (DOLLARS IN
                                                                 MILLIONS)
CHANGE IN BENEFIT OBLIGATION
  Benefit Obligation at January 1...........................   $104      $106
  Service cost..............................................      4         4
  Interest cost.............................................      6         6
  Assumption change.........................................      1         1
  Employee contributions....................................      1         1
  Translation adjustment....................................     (8)       (6)
  Actuarial loss (gain).....................................      3        (5)
  Benefits paid from plan assets............................     (3)       (3)
                                                               ----      ----
Benefit Obligation at December 31...........................   $108      $104
                                                               ----      ----
CHANGE IN PLAN ASSETS
  Fair value of plan assets at January 1....................   $127      $110
  Actual return plan assets.................................      7        19
  Employee contributions....................................      1         1
  Company contributions.....................................      3         1
  Actuarial loss (gain).....................................     (2)       --
  Translation adjustment....................................     (8)       (2)
  Benefits paid from plan assets............................     (3)       (3)
                                                               ----      ----
Fair value of plan assets at December 31....................   $125      $126
                                                               ----      ----
Funded status of the plans..................................   $ 17      $ 22
Unrecognized acturial (gain)/loss...........................     (4)      (11)
Unrecognized net transition obligation......................     --        --
                                                               ----      ----
Prepaid ( accrued) benefit cost.............................   $ 13      $ 11
                                                               ----      ----
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION
  CONSIST OF:
  Prepaid benefit cost......................................   $ 13      $ 11
                                                               ----      ----
ASSUMPTIONS AS OF DECEMBER 31
  Weighted average discount rate............................    6.5%      6.3%
  Expected return on plan assets............................    6.7%      6.8%
  Rate of compensation increase.............................    4.5%      4.5%
  Health care term rate.....................................    N/A       N/A
Funded status of plans in deficit position..................   $ (1)     $ (1)

COMPONENTS OF NET PERIODIC PENSION COST:
Service cost................................................   $  4      $  4
Interest cost...............................................      6         6
Return on plan assets expected..............................     (9)       (8)
                                                               ----      ----
Benefit cost................................................   $  1      $  2
                                                               ----      ----

                               BETZDEARBORN INC.

14. OTHER OPERATING EXPENSES, NET


     Other operating expenses, net, consists of the following:


                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               MILLIONS)
Loss on asset dispositions..................................  $ 3     $--
Integration expenses........................................    2       9
Royalties expense, net......................................   16      (1)
Restructuring charges.......................................    1       2
Other.......................................................   --       1
                                                              ---     ---
                                                              $22     $11
                                                              ===     ===


15. NET HERCULES GROUP INVESTMENT

     Changes in net parent investment were as follows:


                                                                (DOLLARS IN
                                                                 MILLIONS)
Balance, January 1, 1999....................................      $2,541
  Net income................................................          33
  Other comprehensive income................................         (47)
  Impact of shares held by ESOP.............................           8
  Intercompany transactions, net............................        (102)
                                                                  ------
Balance, December 31, 1999..................................       2,433
  Net income................................................          25
  Other comprehensive income................................         (46)
  Impact of shares held by ESOP.............................           7
  Intercompany transactions, net............................        (183)
                                                                  ------
Balance, December 31, 2000..................................      $2,236
                                                                  ======



     The Company includes accumulated other comprehensive loss in net parent investment. At December 31, 2000 and 1999, accumulated other comprehensive loss included $77 million and $31 million of foreign currency translation adjustments, respectively.



16. OTHER EXPENSE, NET



     Other expense, net, consists of foreign currency transaction losses of $5 million in both 2000 and 1999 and interest and miscellaneous income of $3 million and $5 million in 2000 and 1999, respectively.


17. COMMITMENTS AND CONTINGENCIES

Leases

     The Company has operating leases (including office space, transportation, and data processing equipment) expiring at various dates. Rental expense was $22 million in 2000, $18 million in 1999, and $28 million in 1998.

     At December 31, 2000, minimum rental payments under noncancelable leases aggregated $35 million. The net minimum payments over the next five years are $11 million in 2001, $9 million in 2002, $7 million in 2003, $6 million in 2004, and $1 million in 2005.

                               BETZDEARBORN INC.

Litigation

     The Company is a defendant in numerous lawsuits that arise out of, and are incidental to the conduct of its business. In these legal proceedings, no specifically identified officer or affiliate is a party or a named defendant. These suits concern issues such as product liability, labor-related matters, property damage and personal injury matters.

     At December 31, 2000 and 1999, the consolidated balance sheet reflects a current liability of approximately $8 million and $78 million, respectively, for litigation and claims. Estimated insurance recoveries of approximately $46 million have been reflected in current assets. These amounts represent management's best estimate of the probable and reasonably estimable losses and recoveries related to litigation or claims. The extent of the liability and recovery is evaluated quarterly. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these matters could have a material effect upon the financial position of the Company, and the resolution of any of the matters during a specific period could have a material effect on the quarterly or annual operating results for that period.

Environmental

     The Company becomes aware of sites in which it may be named a PRP in investigatory and/or remedial activities through correspondence from the U.S. Environmental Protection Agency, or other government agencies, or through correspondence from previously named PRPs, who either request information or notify us of our potential liability. We have established procedures for identifying environmental issues at our plant sites. In addition to environmental audit programs, we have environmental coordinators who are familiar with environmental laws and regulations and act as a resource for identifying environmental issues.

     The Company has established accruals for the estimated cost of environmental remediation and/or cleanup at various sites. The estimated range of the reasonable possible share of costs for investigation and cleanup is between $1 million and $3 million at December 31, 2000. The actual costs will depend upon numerous factors, including the number of parties found to be responsible at each environmental site and their ability to pay; the actual methods of remediation required or agreed to; the outcomes of negotiations with regulatory authorities; outcomes of litigation; changes in environmental laws and regulations; technological developments; and the number of years of remedial activity required, which could range from 0 to 30 years. As of December 31, 2000, the accrued liability of $1 million for environmental remediation represents management's best estimate of the probable and reasonably estimable costs related to environmental remediation. The Company estimates that these liabilities will be paid over the next five years. The extent of liability is evaluated quarterly. The measurement of the liability is evaluated based on currently available information, including the process of remedial investigations at each site and the current status of negotiations with regulatory authorities regarding the method and extent of apportionment of costs among other potentially responsible parties. The Company is unaware of any unasserted claims and has not reflected them in the reserve. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these environmental matters could have a material effect upon the results of operations and the financial position of the Company.

Other


     As of December 31, 2000, the Company had $5.9 million in letters of credit outstanding with lenders.


18. RELATED PARTY TRANSACTIONS

     The Company has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and therefore may not necessarily reflect the result

                               BETZDEARBORN INC.

of arms-length negotiations between independent parties. The Company records sales with affiliates based on a cost-plus formula developed and agreed-upon by both parties.

     Corporate and other allocations: As discussed in Note 1, the financial statements of the Company reflect certain allocated support costs incurred by other entities in Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, research & development overhead, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as revenues, net assets, costs of sales or a relative weighting of geographic activity. These allocations are presented separately in the consolidated statement of income.

     Royalty expense: The Company entered into license agreements with affiliated companies, which pertain to licensing rights for certain patents, trademarks and know-how (technology) related to manufacturing formulations and specifications of specialty chemical products. Fees are both earned by and paid outside of this consolidated group. Beginning in the year 2000 and for seven years thereafter certain fees are to be split between BL Technologies, Inc. (a member of this consolidated group) and Hercules on a declining rights basis favoring Hercules in the later years. The net royalty expense is included as part of other operating expenses in the financial statements.

     Sales to affiliates: The Company sells raw material and finished goods inventory in the normal course of business to affiliated companies. The Company's revenues from sales to affiliated companies are presented separately in the consolidated statement of income.

     Purchases from affiliates: The Company purchases certain raw material and finished goods inventory from affiliated companies in the normal course of business. These purchases of inventory from affiliated companies are reflected in cost of sales in the consolidated statement of income and totaled $62 million and $56 million for the years ended 2000 and 1999, respectively.


     Intercompany borrowing and interest: The Company has $289 million and $367 million of intercompany loans with affiliated entities in 2000 and 1999, respectively. These intercompany loans are primarily with Hercules, the Hercules Shared Services Center, Inc., and SA Hercules Europe NV. The long-term debt payable to affiliates primarily has no set payment schedule and carry interest rates ranging from 4.60% to 12.42%. The loans with affiliates are recorded in the Net Hercules Group Investment in the consolidated balance sheet. Net interest paid to affiliated entities was $19 and $25 million in 2000 and 1999, respectively.


19. INCOME TAXES


     The components of income before taxes are presented below:



                                                               2000           1999
                                                              -------        -------
                                                              (DOLLARS IN MILLIONS)
Domestic....................................................    $46            $78
Foreign.....................................................     24             10
                                                                ---            ---
                                                                $70            $88
                                                                ===            ===

                               BETZDEARBORN INC.

     A summary of the components of the tax provision follows:



                                                               2000           1999
                                                              -------        -------
                                                              (DOLLARS IN MILLIONS)
Currently payable
  Domestic..................................................    $11            $37
  Foreign...................................................     10              5
Deferred
  Domestic..................................................     17              5
  Foreign...................................................      2              4
                                                                ---            ---
Provision for income taxes..................................    $40            $51
                                                                ===            ===



     Deferred tax liabilities (assets) at December 31, consist of the following:



                                                               2000           1999
                                                              -------        -------
                                                              (DOLLARS IN MILLIONS)
Depreciation................................................   $ 36           $ 40
Amortization of intangible asset............................    249            257
Prepaid pension and post-retirement benefits................      4              3
Other.......................................................      2              3
                                                               ----           ----
  Gross deferred tax liabilities............................    291            303
Pension and other postretirement benefits...................    (26)           (29)
Accrued expenses............................................    (17)           (50)
Loss carryforwards..........................................    (15)           (12)
Other.......................................................     (6)            (5)
                                                               ----           ----
  Gross deferred tax assets.................................    (64)           (96)
                                                               ----           ----
  Valuation allowance.......................................     15             17
                                                               ----           ----
                                                               $242           $224
                                                               ====           ====



     A reconciliation of the statutory income tax rate to the effective rate follows:



                                                               2000         1999
                                                              ------       ------
Statutory income tax rate...................................   35.00%       35.00%
Goodwill amortization.......................................   20.73        17.76
Non-deductible expenses.....................................    2.88         2.97
Valuation allowance.........................................    2.87         4.82
Other.......................................................   (4.35)       (2.60)
                                                              ------       ------
Effective tax rate..........................................   57.13%       57.95%
                                                              ======       ======



     Unremitted foreign earnings were approximately $12 million and $3 million at December 31, 2000 and 1999, respectively.



20. SUBSEQUENT EVENT



     On May 1, 2001, Hercules Incorporated completed the sale of its hydrocarbon resins divisions and select portions of its rosin resins divisions to Eastman Chemical Company. In addition, on May 31, 2001, Hercules completed the sale of its peroxy chemical business to GEO Specialty Chemicals, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware


     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive loss and of cash flows present fairly, in all material respects, the financial position of BetzDearborn International Inc., a subsidiary of Hercules Incorporated, and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 31, 2001

                    BETZDEARBORN INTERNATIONAL INCORPORATED


          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS



                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Sales to third parties......................................   $183,628     $174,691
Sales to Hercules Group.....................................      3,097        1,902
                                                               --------     --------
                                                                186,725      176,593
Cost of sales...............................................     85,489       75,354
Selling, general, and administrative expenses...............     79,316       75,731
Research and development....................................        251          451
Goodwill amortization.......................................      5,527        5,864
Other operating expenses, net (Note 12).....................      5,952        7,098
                                                               --------     --------
                                                                176,535      164,498
Profit from operations......................................     10,190       12,095
Equity in (income) loss of affiliated companies.............       (245)          94
Interest expense (Note 6)...................................      6,252        6,146
Other expense, net (Note 13)................................      5,596        6,932
                                                               --------     --------
Loss before income taxes and minority interest..............     (1,413)      (1,077)
Provision for income taxes (Note 15)........................     (1,611)      (3,020)
                                                               --------     --------
Net loss before minority interest...........................     (3,024)      (4,097)
Minority interest...........................................        984          149
                                                               --------     --------
Net loss....................................................     (4,008)      (4,246)
Translation adjustments.....................................     (2,061)        (989)
                                                               --------     --------
Comprehensive loss..........................................   $ (6,069)    $ (5,235)
                                                               ========     ========



                 The accompanying notes are an integral part of

                     the consolidated financial statements.

                    BETZDEARBORN INTERNATIONAL INCORPORATED

                          CONSOLIDATED BALANCE SHEETS


                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................   $ 13,622     $  6,231
  Accounts receivable, net (Note 3).........................     34,755       43,022
  Inventories (Note 4)......................................     19,261       21,731
  Prepaid and other current assets..........................      9,858        6,766
  Deferred income taxes (Note 15)...........................      1,260          296
                                                               --------     --------
          Total current assets..............................     78,756       78,046
                                                               --------     --------
Property, plant, and equipment, net (Note 8)................     41,191       44,798
Goodwill, net (Note 9)......................................    197,496      209,489
Investment in affiliates....................................      1,691        1,739
Deferred charges and other assets...........................      5,783        2,376
                                                               --------     --------
          Total assets......................................   $324,917     $336,448
                                                               ========     ========
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current liabilities
  Accounts payable..........................................   $ 11,692     $ 11,978
  Short-term debt (Note 5)..................................     14,262       10,787
  Accrued expenses (Note 8).................................     17,264       14,582
  Current tax liability (Note 15)...........................      2,575        2,907
                                                               --------     --------
          Total current liabilities.........................     45,793       40,254
Long-term debt (Note 6).....................................        956           --
Deferred credits and other liabilities......................      4,278        5,967
                                                               --------     --------
          Total liabilities.................................     51,027       46,221
Commitments and contingencies (Note 16).....................         --           --
Minority Interest...........................................     11,489       10,831
  Net Hercules Group Investment (Note 14)
  Accumulated other comprehensive income....................    (22,969)     (20,908)
  Intercompany transactions, net............................   $285,370      300,304
                                                               --------     --------
          Net Hercules Group Investment.....................   $262,401      279,396
                                                               --------     --------
          Total liabilities and Net Hercules Group
           Investment.......................................   $324,917     $336,448
                                                               ========     ========



                 The accompanying notes are an integral part of

                     the consolidated financial statements.

                    BETZDEARBORN INTERNATIONAL INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss....................................................   $ (4,008)    $ (4,246)
Adjustments to reconcile net loss to net cash provided by
  operations:
  Minority interest.........................................        984          149
  Depreciation..............................................      8,387        8,538
  Amortization..............................................      5,527        5,864
  Provision for bad debts...................................       (188)         394
  Equity in affiliated companies (income) loss..............       (245)          94
  Deferred income taxes.....................................       (964)         114
  Corporate and other cost allocations......................      6,055        6,262
  Loss on the disposal of assets............................      1,484        1,016
  Accruals and deferrals of cash receipts and payments:
     Accounts receivable....................................      8,455       (8,315)
     Inventories............................................      2,470       (1,732)
     Prepaid and other current assets.......................     (3,092)        (219)
     Accounts payable and accrued expenses..................      2,064       (1,490)
     Noncurrent assets and liabilities......................     (5,096)       2,137
     Transfers to/from Hercules Group.......................     (4,674)       4,388
                                                               --------     --------
       Net cash provided by operations......................     17,159       12,954
                                                               --------     --------
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures........................................    (10,760)     (10,452)
Proceeds from the disposal of property, plant and
  equipment.................................................      4,497        2,954
                                                               --------     --------
       Net cash used in investing activities................     (6,263)      (7,498)
                                                               --------     --------
CASH FLOW FROM FINANCING ACTIVITIES:
Long-term debt proceeds.....................................        956           --
Long term repayments........................................         --         (130)
Change in short-term debt...................................      3,475        4,090
Transfers to/from Hercules Group............................     (8,175)     (12,795)
                                                               --------     --------
       Net cash used in financing activities................     (3,744)      (8,835)
                                                               --------     --------
Effect of exchange rate changes on cash.....................        239         (287)
                                                               --------     --------
Net increase (decrease) in cash and cash equivalents........      7,391       (3,666)
Cash and cash equivalents at beginning of year..............      6,231        9,897
                                                               --------     --------
Cash and cash equivalents at end of year....................   $ 13,622     $  6,231
                                                               ========     ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest..................................................   $    685     $  1,543
  Income taxes, net.........................................     (1,776)         (54)
Noncash financing activities
  Corporate and other cost allocations......................      6,055        6,262



                 The accompanying notes are an integral part of

                     the consolidated financial statements.

                    BETZDEARBORN INTERNATIONAL INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     BetzDearborn International Inc. (the "Company"), a subsidiary of Hercules Inc. (Hercules), is engaged in the engineered specialty chemical treatment of water and industrial process systems operating in a wide variety of industrial and commercial applications. The Company develops, produces and markets a broad range of specialty chemical products. The Company also monitors changing water, process and plant operating conditions so as to prescribe the appropriate treatment programs. Operations are conducted primarily in Asia-Pacific, South America and Mexico.


     Historically, separate company stand-alone financial statements were not prepared for the Company. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock of substantially all of Hercules' domestic subsidiaries (including the Company) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information on the Company, a collateral party to the Hercules debt, based on Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.



     As an operating division of Hercules, the Company participates in Hercules' centralized cash management system. Accordingly, cash received from the Company's operations is transferred to Hercules on a periodic basis, and Hercules funds all operational and capital requirements.


     The financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation methods are reasonable.


     When Hercules acquired all of the outstanding shares of BetzDearborn Inc. on October 15, 1998 it paid $2,235 million in cash and $186 million in common stock exchanged for the shares held by the BetzDearborn ESOP Trust. The purchase price allocated to the Company and its subsidiaries was approximately $232 million. During 1999, Hercules completed the purchase price allocation and the final determination of goodwill was $1,822 million of which the amount attributable to the Company was approximately $216 million. These financial statements include the push down of fair value adjustments to assets and liabilities, including goodwill, property, plant and equipment and their related amortization and depreciation adjustments.


     As a result of this acquisition the Company, as a part of an effort by Hercules, entered into several internal reorganization transactions during 1999 and 2000. The transactions included the Company selling several of its investments in subsidiaries to Hercules affiliates, purchasing several investments in subsidiaries from Hercules affiliates, merging companies, and acquiring certain investments in Hercules group companies that are valued at cost. As all investments in this reorganization are under the common control of Hercules, these transactions have been accounted for in a manner similar to pooling of interest.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation


     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries where control exits; following the acquisition of BetzDearborn; the Company continued BetzDearborn's practice of using a November 30 fiscal year-end for certain former BetzDearborn non-U.S. subsidiaries to expedite the year-end closing process. Investments in affiliated companies with a 20% to 50% ownership interest are accounted for using the equity method of accounting and, accordingly, consolidated

                    BETZDEARBORN INTERNATIONAL INCORPORATED
income includes the Company's share of their net income. All intercompany transactions and profits have been eliminated. The following tables represent the Company's principal consolidated subsidiaries.

SUBSIDIARY                                                    DOMICILE     FUNCTIONAL CURRENCY
----------                                                    ---------    -------------------
Hercules Argentina S.A......................................  Argentina    Dollar U.S.
BetzDearborn Australia Pty, Ltd.............................  Australia    Dollar Australian
Hercules BetzDearborn Brazil Ltda...........................  Brazil       Real
Hercules Quimica Chile Ltda.................................  Chile        Peso
BetzDearborn Caribbean N.V. ................................  Aruba        Dollar U.S.
BetzDearborn de Ecuador S.A.................................  Ecuador      Dollar U.S.
Hercules Specialty Chemicals (India) Private Limited........  India        Rupee
P.T. BetzDearborn Persada...................................  Indonesia    Rupiah
BetzDearborn Korea Ltd......................................  Korea        Won
Hercules Chemicals (Malaysia) Sdn. BHD......................  Malaysia     Rinnggit
BetzDearborn de Mexico S.A. de C.V..........................  Mexico       Peso
Hercules del Peru S.A.......................................  Peru         Newsol
Hercules Chemicals Singapore Pte. Ltd.......................  Singapore    Dollar Singapore
Hercules Chemicals (Taiwan) Co. Ltd.........................  Taiwan       Dollar Taiwan
Hercules Chemicals (Thailand) Co. Ltd.......................  Thailand     Baht
BetzDearborn de Uruguay S.A.................................  Uruguay      Peso
Hercules BetzDearborn C.A. .................................  Venezuela    Dollar U.S.

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.

  Environmental Expenditures

     Environmental expenditures that pertain to current operations or future revenues are expensed or capitalized according to the Company's capitalization policy. Expenditures for remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recognized for remedial activities when the cleanup is probable and can be reasonably estimated.

  Cash and Cash Equivalents

     Cash in excess of operating requirements is invested in short-term, income-producing instruments. Cash equivalents include time deposits and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

                    BETZDEARBORN INTERNATIONAL INCORPORATED

  Inventories

     Inventories are stated at the lower of cost or market. Inventories are valued on the average cost method.

  Property and Depreciation

     Property, plant and equipment is recorded at cost. Depreciation is computed principally by the straight-line method over the estimated useful lives of the related assets. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years.

     The Company is engaged in several projects related to process or plant improvements. Costs are capitalized until the project is ready for intended use. The cost of business process reengineering, whether done internally or by a third party is expensed as incurred.

     Maintenance, repairs, and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is expensed.

  Goodwill




     Goodwill is amortized on a straight-line basis over 40 years, which is the estimated future period to be benefited.


  Long-lived Assets


     The Company reviews its long-lived assets, including goodwill for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.


  Foreign Currency Translation and Transactions


     The accompanying consolidated financial statements are reported in U.S. dollars. The U. S. dollar is the functional currency for the Company and its domestic subsidiaries and associated companies. However, the currencies listed previously are the functional currencies for its foreign subsidiaries located in the indicated countries. The translation of the functional currencies into U.S. dollars (reporting currency) is performed for assets and liabilities using the current exchange rates in effect at the balance sheet date, and for revenues, costs and expenses using average exchange rates prevailing during the reporting periods. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as other comprehensive income.


     Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Revenues, costs and expenses are recorded using average exchange rates prevailing during the reporting periods. Gains or losses resulting from foreign currency transactions are included in the statements of operations.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of short-term cash investments and trade receivables. The Company places its short-term cash investments of $7,029 thousand at December 31, 2000 and $2,696 thousand at December 31, 1999 in securities with maturities of 90 days or less. These securities were concentrated in Brazil and Chile, which

                    BETZDEARBORN INTERNATIONAL INCORPORATED
together held $6,945 thousand and $2,591 thousand for 2000 and 1999, respectively. These securities are primarily denominated in the respective local currencies. Cost approximates market for these securities. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries and locations.


  Stock-based Compensation


     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25)). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standard No. 123, "Accounting for Stock-based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair-value-based method of accounting had been applied.


  Computer Software Costs

     Effective January 1, 1999, the Company adopted the American Institute of Certified Public Accountants Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). The Company's prior accounting was generally consistent with the requirements of SOP 98-1 and, accordingly adoption of SOP 98-1 had no material effect. Computer software costs are being amortized over a period of 5 to 10 years.


  Research and Development



     Research and development expenditures are expensed as incurred.


  Income Taxes

     The Company's operations have historically been included in the consolidated income tax returns filed by its parent. Income tax expense in the accompanying financial statements has been computed assuming the Company filed separate income tax returns. Differences between this calculation of income taxes currently payable and consolidated amounts reported in the consolidated financial statements of the parent have been reflected as Net Hercules Group Investment.

  Net Hercules Group Investment

     The Net Hercules Group Investment account reflects the balance of the Company's historical earnings, intercompany amounts, income taxes, taxes accrued and deferred, post-employment liabilities, foreign currency translation and other transactions between the Company and the Hercules Group.

  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging
Activities -- Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133 did not have a material effect on our earnings or statement of financial position.

     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the

                    BETZDEARBORN INTERNATIONAL INCORPORATED
recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was to be effective October 1, 2000. Adoption of SAB 101 did not have a material effect on the Company's profit from operations.

     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). For the Company, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.


     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The Company is currently in the process of conducting an assessment of the actual impact of the non-amortization provision of SFAS 142. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting unit. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on the Company's financial statements.


     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assts. SFAS 143 will become effective for the Company from January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


3. ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net, consists of:

                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Trade.......................................................   $38,575      $47,030
Less allowance for doubtful accounts........................    (3,820)      (4,008)
                                                               -------      -------
          Total.............................................   $34,755      $43,022
                                                               =======      =======

4. INVENTORIES

     The components of inventories are:


                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Finished products...........................................   $ 9,502      $ 9,324
Materials, supplies, and work in process....................     9,759       12,407
                                                               -------      -------
          Total.............................................   $19,261      $21,731
                                                               =======      =======

                    BETZDEARBORN INTERNATIONAL INCORPORATED

5. SHORT-TERM DEBT

     A summary of short-term debt follows:

                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Lines of credit.............................................   $13,776      $10,787
Current maturities of long-term debt........................       486           --
                                                               -------      -------
          Total.............................................   $14,262      $10,787
                                                               =======      =======

     Lines of credit primarily represent foreign overdraft facilities and short-term lines of credit, which are generally payable on demand with interest at various rates. Book values of bank borrowings approximate market value because of their short maturity period.


     At December 31, 2000 and 1999 the Company had $23,467 thousand and $10,580 thousand, respectively, of unused lines of credit that may be drawn as needed, with interest at a negotiated spread over the lenders' cost of funds. Weighted-average interest rates on short-term borrowings at December 31, 2000 and 1999 were 5.66% and 5.84%, respectively.


6. LONG-TERM DEBT AND OTHER FINANCING ARRANGEMENTS


     Long-term debt with third parties at December 31, 2000 is summarized below. There was no long-term debt with third parties at December 31, 1999.



                                                                        2000
                                                               ----------------------
                                                               (DOLLARS IN THOUSANDS)
Construction loan -- Bank of Hong Kong at 13.5%.............           $1,442
Less current maturities.....................................             (486)
                                                                       ------
Total.......................................................           $  956
                                                                       ======


     The construction loan with Hong Kong bank has an additional availability of $1,122 thousand and payments are due through 2007. The loan features a clause, which allows for no payments to be made for the years 2002 and 2003.

     Scheduled annual maturities of long-term debt outstanding in the successive five-year period are summarized as follows:


                                                                        2000
                                                               ----------------------
                                                               (DOLLARS IN THOUSANDS)
2001........................................................           $  486
2002........................................................               --
2003........................................................               --
2004........................................................              120
2005........................................................              239
Thereafter..................................................              597
                                                                       ------
Total.......................................................           $1,442
                                                                       ------
Less current maturities.....................................             (486)
                                                                       ------
Total.......................................................           $  956
                                                                       ======


     The Company believes that the carrying value of borrowings approximates fair market value, based on discounting future cash flows using rates currently available for debt of similar terms and remaining maturities.

                    BETZDEARBORN INTERNATIONAL INCORPORATED

     As of December 31, 2000, the Company had $58,259 thousand of long term debt payable to affiliates that was primarily held by Hercules Shared Services Corporation, BetzDearborn Inc. and by Hercules Europe B.V.B.A., all wholly owned subsidiaries of Hercules. As of December 31, 1999, the Company had $64,066 thousand in long-term debt payable to affiliates, of which $14,000 thousand was payable to Hercules Shared Services Corporation and BetzDearborn Inc. The remaining debt was primarily held by BetzDearborn N.V. a wholly subsidiary of Hercules and transferred to Hercules Europe B.V.B.A. during the year. The long-term debt payable to affiliates primarily has no set payment schedule and carry interest rates ranging from 4.5% to 10.5%. The long term debt payable to affiliates is recorded in the Net Hercules Group Investment account in the financial statements.



     Interest expense in 2000 was $6,252 thousand, of which $4,391 thousand was related party interest. There was no capitalized interest during the period. Interest expense in 1999 was $6,146 thousand, of which $4,639 thousand was related party interest. There was no capitalized interest during the period.


7. LONG-TERM INCENTIVE COMPENSATION PLANS

     The Company participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.

     In 1995, Hercules changed the structure of the long-term incentive compensation plans to place a greater emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and Cash Value Awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding was 491,488 at December 31, 2000 and 926,689 at December 31, 1999.

     At December 31, 2000, under Hercules' incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to Hercules in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans. There were no charges to income for the cost of stock awards over the restriction or performance period for 2000 and 1999.

                    BETZDEARBORN INTERNATIONAL INCORPORATED

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000 and 1999:

                                                      REGULAR                PERFORMANCE-ACCELERATED
                                            ----------------------------   ----------------------------
                                            NUMBER OF   WEIGHTED-AVERAGE   NUMBER OF   WEIGHTED-AVERAGE
                                             SHARES          PRICE          SHARES          PRICE
                                            ---------   ----------------   ---------   ----------------
January 1, 1999...........................    9,800          $40.60             --              --
Granted...................................   48,200          $37.72         13,150          $37.70
Exercised.................................       --              --             --              --
Forfeited.................................       --              --             --              --
-------------------------------------------------------------------------------------------------------
December 31, 1999.........................   58,000          $38.21         13,150          $37.70
Granted...................................   37,675          $17.25             --              --
Exercised.................................       --              --             --              --
Forfeited.................................       --              --             --              --
-------------------------------------------------------------------------------------------------------
December 31, 2000.........................   95,675          $29.95         13,150          $37.70


     The weighted-average fair value of regular stock options granted during 2000 and 1999 was $8.85 and $8.26, respectively. The weighted-average fair value of performance-accelerated stock options granted during 1999 was $8.01 There were no performance-accelerated stock options granted in 2000.


     Following is a summary of regular stock options exercisable at December 31, 2000, and 1999, and their respective weighted-average share prices:

                                                             NUMBER OF   WEIGHTED-AVERAGE
OPTIONS EXERCISABLE                                           SHARES      EXERCISE PRICE
-------------------                                          ---------   ----------------
December 31, 1999..........................................    7,320          $40.09
December 31, 2000..........................................   28,820          $38.61

     There were no performance-accelerated stock options exercisable at December 31, 2000 and 1999.

     Following is a summary of stock options outstanding at December 31, 2000:

                                              OUTSTANDING OPTIONS                       EXERCISABLE OPTIONS
                               -------------------------------------------------   ------------------------------
                                 NUMBER      WEIGHTED-AVERAGE                        NUMBER
          EXERCISE             OUTSTANDING      REMAINING       WEIGHTED-AVERAGE   EXERCISABLE   WEIGHTED-AVERAGE
         PRICE RANGE           AT 12/31/00   CONTRACTUAL LIFE    EXERCISE PRICE    AT 12/31/00    EXERCISE PRICE
-----------------------------  -----------   ----------------   ----------------   -----------   ----------------
    Regular Stock Options
          $12 - $20               37,675           9.13              $17.25               --              --
          $30 - $40               56,700           8.13              $37.99           27,780          $38.26
          $40 - $50                1,300           7.35              $47.81            1,040          $47.81
                                 -------                                             -------
                                  95,675                                              28,820
                                 =======                                             =======
Performance-Accelerated Stock
            Options
          $14 - $40               13,150           8.36              $37.70               --              --
                                 =======                                             =======

     The Company currently expects that 100% of performance-accelerated stock options will eventually vest.

     The Company's employees may also participate in the Hercules Employee Stock Purchase Plan ("ESPP"). The ESPP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at

                    BETZDEARBORN INTERNATIONAL INCORPORATED

December 31, 2000 and 1999, were 1,597,861 and 949,464, respectively. The Company applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.

     Had compensation cost for Hercules' Stock-Based Incentive Plans and Employee Stock Purchase Plan been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.

     The following weighted-average assumptions would be used in estimating fair value for 2000 and 1999.

                                                 REGULAR     PERFORMANCE      EMPLOYEE STOCK
ASSUMPTION                                        PLAN     ACCELERATED PLAN   PURCHASE PLAN
----------                                       -------   ----------------   --------------
Dividend yield.................................    2%         3.4%               0.0%
Risk-free interest rate........................  5.88%        5.38%             5.41%
Expected life..................................  7.1 yrs     5 yrs.             3 mos.
Expected volatility............................  29.20%      27.31%             44.86%

     The Company's net loss for 2000 and 1999 would approximate the pro forma amounts below:


                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Net loss
  As reported...............................................   $(4,008)     $(4,246)
  Pro forma.................................................   $(4,213)     $(4,335)


8. ADDITIONAL BALANCE SHEET DETAIL

                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Property, plant, and equipment
  Land......................................................   $  7,085     $  7,241
  Buildings and equipment...................................     48,455       48,848
  Construction in progress..................................      4,123          826
                                                               --------     --------
          Total.............................................     59,663       56,915
  Accumulated depreciation and amortization.................    (18,472)     (12,117)
                                                               --------     --------
  Net property, plant, and equipment........................   $ 41,191     $ 44,798
                                                               ========     ========
  Accrued expenses
     Payroll and related taxes..............................   $  3,623     $  3,184
     Incentives/bonus.......................................      2,222        1,174
     Current portion of restructuring liability.............      3,861        1,646
     Pension................................................        682          355
     Other..................................................      6,876        8,223
                                                               --------     --------
                                                               $ 17,264     $ 14,582
                                                               ========     ========

                    BETZDEARBORN INTERNATIONAL INCORPORATED

9. GOODWILL




     Goodwill at December 31, 2000 and 1999, was:



                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Goodwill....................................................   $209,973     $216,439
Less accumulated amortization...............................    (12,477)      (6,950)
                                                               --------     --------
          Total.............................................   $197,496     $209,489
                                                               ========     ========



10. RESTRUCTURING


     The consolidated balance sheet reflects liabilities for employee severance benefits and other exit costs, primarily related to plans initiated upon the acquisition of BetzDearborn by Hercules in 1998.


     Pursuant to the plans in place to merge the operations of BetzDearborn with Hercules and to rationalize the support infrastructure and other existing operations, a $1,328 thousand reserve was established by the Company in 1998 and further increased by $4,499 thousand in 1999. 35 people were terminated in 1999 and 17 in 2000. The majority of the terminations were administrative, sales and marketing personnel. Cash payments made during 2000 and 1999 include $665 thousand and $1,528 thousand, respectively, for severance benefits and $125 thousand and $118 thousand, respectively, for other exit costs.



     Severance benefit payments are based on years of service and generally continue for 3 months to 24 months subsequent to termination. We expect to substantially complete remaining actions under the plans in 2001. A reconciliation of activity with respect to the liabilities established for these plans is as follows:


                                                                2000          1999
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
Balance at beginning of year................................   $4,554       $ 1,328
Acquisition-related accrual.................................       --         4,499
Additional termination benefits and exit costs..............      124           531
Cash payments...............................................     (790)       (1,646)
Currency effects............................................      (27)         (158)
                                                               ------       -------
Balance at end of year......................................   $3,861       $ 4,554
                                                               ======       =======

                    BETZDEARBORN INTERNATIONAL INCORPORATED

11. PENSION BENEFITS

     The Company provides defined benefit plans for approximately 370 employees. The Company funds the plans primarily through trust arrangements where the assets of the fund are held separately from the employer. The following table lists benefit obligations, plan assets, and funded status of the plans.


                                                                 PENSION BENEFITS
                                                              -----------------------
                                                                2000          1999
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
CHANGE IN BENEFIT OBLIGATION
  Benefit obligation at January 1...........................   $2,854        $2,388
  Service cost..............................................      289           245
  Interest cost.............................................      157           143
  Benefits paid from plan assets............................     (489)           --
  Translation adjustments...................................     (146)           78
                                                               ------        ------
Benefit obligation at December 31...........................   $2,665        $2,854
                                                               ======        ======
CHANGE IN PLAN ASSETS
  Fair value of plan assets at January 1....................    2,381         2,107
  Actual return on plan assets..............................      144           109
  Company contributions.....................................      122           101
  Benefits paid from plan assets............................     (463)           --
  Translation adjustments...................................     (114)           64
                                                               ------        ------
  Fair value of plan assets at December 31..................   $2,070        $2,381
                                                               ======        ======
Funded status of the plans..................................     (595)         (473)
Unrecognized net loss.......................................      540            --
Unrecognized net transition obligation......................       --           603
                                                               ------        ------
(Accrued) prepaid benefit cost..............................   $  (55)       $  130
                                                               ======        ======
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION
  CONSIST OF:
  Prepaid benefit cost......................................   $   --        $  336
  Accrued benefit liability.................................      (55)         (206)
                                                               ------        ------
                                                               $  (55)       $  130
                                                               ======        ======
ASSUMPTIONS AS OF DECEMBER 31
  Weighted-average discount rate............................     6.00%         6.00%
  Expected return on plan assets............................     6.00%         6.00%
  Rate of compensation increase.............................     6.00%         6.00%

                    BETZDEARBORN INTERNATIONAL INCORPORATED

                                                              PENSION BENEFITS
                                                              -----------------
                                                               2000       1999
                                                              ------     ------
                                                                 (DOLLARS IN
                                                                 THOUSANDS)
Components of net periodic benefit cost:
  Service cost..............................................  $ 289      $ 245
  Interest cost.............................................    157        143
  Return on plan assets (expected)..........................   (144)      (109)
  Amortization of net (gain) loss...........................     --         22
  Amortization of transition asset..........................     34        (16)
                                                              -----      -----
Benefit cost................................................  $ 336      $ 285
                                                              =====      =====



     The Company also participates in defined contribution plans, which supplements the local government pension plans. The Company's employees may contribute from 5% to 12% of their annual compensation to the plan each calendar year. The Company's matching contribution was approximately $520 thousand for 2000 and $460 thousand for 1999.


12. OTHER OPERATING EXPENSES, NET,


     Other operating expenses, net in 2000 primarily includes $5,599 thousand in royalty expense, $68 thousand for integration costs and $124 thousand additional charges to the restructuring accrual.



     Other operating expenses, net in 1999 primarily includes $4,901 thousand in royalty expense, $1,118 thousand for integration costs and $531 thousand additional charges to the restructuring accrual.


13. OTHER EXPENSE, NET


     Other Expense, net, consists primarily of exchange and transaction losses for 2000 and 1999.


14. NET HERCULES GROUP INVESTMENT

     Changes in Net Hercules Group Investment were as follows:


                                                               (DOLLARS IN THOUSANDS)
Balance, December 31, 1998..................................          $286,177
  Net loss..................................................            (4,246)
  Other comprehensive income................................              (989)
  Intercompany transactions, net............................            (1,546)
                                                                      --------
Balance, December 31, 1999..................................           279,396
  Net loss..................................................            (4,008)
  Other comprehensive income................................            (2,061)
  Intercompany transactions, net............................           (10,926)
                                                                      --------
Balance, December 31, 2000..................................          $262,401
                                                                      ========



     The Company includes accumulated other comprehensive income in Net Hercules Group Investment. At December 31, 2000 and 1999, accumulated other comprehensive income included ($22,969) thousand and ($20,908) thousand, of foreign currency translation adjustments.

                    BETZDEARBORN INTERNATIONAL INCORPORATED

15. INCOME TAXES



     The components of income before taxes are presented below.



                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Domestic....................................................   $(4,904)     $ 1,042
Foreign.....................................................     3,491       (2,119)
                                                               -------      -------
                                                               $(1,413)     $(1,077)
                                                               =======      =======



     A summary of the components of the tax provision follows:



                                                                2000          1999
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Currently payable
  Domestic..................................................   $   --        $1,890
  Foreign...................................................    2,575         1,017
Deferred
  Domestic..................................................     (698)          133
  Foreign...................................................     (266)          (20)
                                                               ------        ------
Provision for income taxes..................................   $1,611        $3,020
                                                               ======        ======



     Deferred tax assets (liabilities) at December 31 consisted of:



                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Depreciation................................................   $   (977)    $   (575)
Investments.................................................        (57)          --
Other.......................................................        540         (412)
                                                               --------     --------
Gross deferred tax liabilities..............................   $   (494)    $   (987)
                                                               --------     --------
Postretirement benefits other than pensions.................   $  1,047     $    827
Inventory...................................................        316          582
Accrued expenses............................................      5,591        5,427
Loss carryforwards..........................................      9,175        7,352
                                                               --------     --------
Gross deferred tax assets...................................     16,129       14,188
                                                               --------     --------
Valuation allowance.........................................    (14,375)     (12,905)
                                                               --------     --------
                                                               $  1,260     $    296
                                                               ========     ========

                    BETZDEARBORN INTERNATIONAL INCORPORATED

     A reconciliation of the statutory income tax rate to the effective rate follows:



                                                              2000   1999
                                                              ----   ----
Statutory income tax rate...................................  (35)%  (35)%
Goodwill amortization.......................................  121    168
Meals and entertainment.....................................   11     17
Foreign dividends net of credits............................   --      9
Valuation allowance.........................................   80    146
Cash repatriations from non-US subsidiaries.................  (84)   (41)
Travel expense..............................................    5      8
Other.......................................................   16      8
                                                              ---    ---
Effective tax rate..........................................  114%   280%
                                                              ===    ===



     The net operating losses have indefinite carryforward periods, but may be limited in their use in any given year.



     The Company provides taxes on undistributed earnings of subsidiaries and affiliates included in Net Hercules Group Investment to the extent such earnings are planned to be remitted and not reinvested permanently. The undistributed earnings of subsidiaries and affiliates on which no provision for foreign withholding or domestic income taxes has been made was $0 for 2000 and 1999, respectively. U.S. and foreign income taxes that would be payable if such earnings were distributed may be lower than the amount computed at the domestic statutory rate because of the availability of tax credits.


16. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company has operating leases (including office space, transportation, and data processing equipment) expiring at various dates. Rental expense was $3,065 thousand in 2000 and $2,726 thousand in 1999.

     Future minimum lease payments under noncancellable operating leases are as follows:

                                                                  2000
                                                               -----------
                                                               (DOLLARS IN
                                                               THOUSANDS)
2001........................................................     $2,575
2002........................................................      1,618
2003........................................................        679
2004........................................................        249
2005........................................................        268
Thereafter..................................................        241
                                                                 ------
                                                                 $5,630
                                                                 ======

  Litigation

     The Company currently and from time to time is involved in litigation to the conduct of its business. In the opinion of the Company's management none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position and results of operations of the Company.

17. RELATED PARTY TRANSACTIONS

     The Company has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and therefore may not necessarily reflect the result

                    BETZDEARBORN INTERNATIONAL INCORPORATED
of arms-length negotiations between independent parties. The Company records sales with affiliates generally based on a cost-plus formula developed and agreed-upon by both parties.


     Corporate and other allocations: As discussed in Note 1, the financial statements of the Company reflect certain allocated support costs incurred by other entities in Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, research & development overhead, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as revenues, net assets, costs of sales or a relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in our statement of operations. Such allocations and corporate charges totaled $6,055 thousand and $6,262 thousand in 2000 and 1999, respectively.



     The Company has net advances to affiliates at December 31, 2000 of $16,210 thousand. These advances are to BetzDearborn Inc. and BetzDearborn Europe Inc. There were no advances to affiliates outstanding in 1999. The advances are also recorded as part of the Net Hercules Group Investment account.



     Royalty expense: The Company entered into a license agreement, which pertains to foreign licensing rights for certain patents, trademarks, and know-how (technology) related to the manufacture of specialty chemical products. The royalties are payable to BL Technologies, Inc., a related party 50% owned by BetzDearborn Inc. and 50% owned by BetzDearborn Europe, Inc. Royalty expense for 2000 was $5,599 thousand and $4,901 thousand in 1999. Beginning in the year 2000 and for seven years thereafter, the fees are to be split between BL Technologies and Hercules on a declining rights basis favoring Hercules in the "out years". The royalty expense is included as part of other operating expenses in the financial statements.



     The Company from time to time will purchase finished or semi finished product from affiliated companies. For the years ended December 31, 2000 and 1999, these purchases totaled $7,171 thousand and $605 thousand, respectively.


18. SUBSEQUENT EVENT:


     On May 1, 2001, Hercules completed the sale of its hydrocarbon resins divisions and select portions of its rosin resins divisions to Eastman Chemical Company. In addition, on May 31, 2001, Hercules completed the sale of its peroxy chemicals business to GEO Specialty Chemicals, Inc. Results of operations for the Company include net sales of approximately $2,122 thousand and $2,841 thousand, respectively, in 2000 and 1999 relating to these divested businesses.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of BL Technologies, Inc.

     In our opinion, the accompanying balance sheets and the related statements of income and of cash flows present fairly, in all material respects, the financial position of BL Technologies, Inc., a subsidiary of Hercules Incorporated, at December 31, 2000 and 1999, and the results of its operations and of its cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 16, 2001

                             BL TECHNOLOGIES, INC.



                              STATEMENT OF INCOME



                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Royalty income..............................................   $   172      $   139
Royalty income -- affiliates................................    20,972       22,785
                                                               -------      -------
                                                                21,144       22,924
Selling, general, and administrative expenses...............        13           15
Corporate and other cost allocations........................     2,188        2,941
Amortization of licensing rights............................    11,358       13,250
                                                               -------      -------
Profit from operations......................................     7,585        6,718
Other income, net (Note 4)..................................       211           36
                                                               -------      -------
Income before income taxes..................................     7,796        6,754
Provision for income taxes (Note 5).........................     2,729        2,363
                                                               -------      -------
Net income..................................................   $ 5,067      $ 4,391
                                                               =======      =======



    The accompanying notes are an integral part of the financial statements.

                             BL TECHNOLOGIES, INC.



                                 BALANCE SHEETS



                                                                   DECEMBER 31
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................  $     19     $     26
  Foreign currency contract receivable (Note 6).............        --          113
                                                              --------     --------
  Total current assets......................................        19          139
                                                              --------     --------
Investment in Hercules International Limited................    72,962       72,962
Licensing rights, net (Note 3)..............................    28,392       39,750
                                                              --------     --------
  Total assets..............................................  $101,373     $112,851
                                                              ========     ========
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Liabilities
  Income taxes payable......................................  $  6,704     $  7,001
  Deferred income taxes (Note 5)............................     9,937       13,913
                                                              --------     --------
  Total liabilities                                             16,641       20,914
Commitments and contingencies (Note 7)......................        --           --
Net Hercules Group Investment (Note 9)
  Intercompany transactions, net............................    84,732       91,937
                                                              --------     --------
  Net Hercules Group Investment.............................    84,732       91,937
                                                              --------     --------
  Total liabilities and net Hercules Group investment.......  $101,373     $112,851
                                                              ========     ========



    The accompanying notes are an integral part of the financial statements.

                             BL TECHNOLOGIES, INC.



                            STATEMENTS OF CASH FLOWS



                                                              YEAR ENDED DECEMBER 31
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income..................................................  $  5,067     $  4,391
Adjustments to reconcile net income to net cash provided by
  operations:
  Amortization of licensing rights..........................    11,358       13,250
  Deferred income taxes.....................................    (3,975)      (4,638)
  Corporate and other allocations...........................     2,188        2,941
  Accruals and deferrals of cash receipts and payments:
     Foreign currency contract receivable...................       113         (113)
     Income taxes payable...................................      (297)       2,830
     Transfers to/from Hercules Group.......................        --        4,171
                                                              --------     --------
       Net cash provided by operations......................    14,454       22,832
                                                              --------     --------
CASH FLOW FROM FINANCING ACTIVITIES:
Transfers to/from Hercules Group............................   (14,461)     (24,020)
                                                              --------     --------
       Net cash used in financing activities................   (14,461)     (24,020)
                                                              --------     --------
Net decrease in cash and cash equivalents...................        (7)      (1,188)
Cash and cash equivalents at beginning of year..............        26        1,214
                                                              --------     --------
Cash and cash equivalents at end of year....................  $     19     $     26
                                                              ========     ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest..................................................  $     --     $     --
  Income taxes..............................................        --           --
Noncash financing activities:
  Corporate and other cost allocations......................     2,188        2,941



    The accompanying notes are an integral part of the financial statements.

                             BL TECHNOLOGIES, INC.



                         NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     BL Technologies, Inc. ("BL Tech" or the "Company") was incorporated in 1994 in the state of Delaware as an Investment Holding Company for the purpose of providing certain financial services to its majority shareholder and former parent company, BetzDearborn Inc. (BetzDearborn). BL Tech and BetzDearborn are wholly owned subsidiaries of Hercules Incorporated ("Hercules"). The Company's primary business activity is the licensing of technologies (e.g., patents, trademarks, and formulations) and the collection of royalties therefrom to foreign based affiliates of the Hercules Group.


     When Hercules acquired all of the outstanding shares of BetzDearborn Inc. on October 15, 1998, it paid $2,235 million in cash and $186 million in common stock in exchange for the shares held by the BetzDearborn ESOP Trust. The purchase price allocated to the Company was approximately $53 million. During 1999, Hercules completed the purchase price allocation and the final determination of goodwill was $1,822. These financial statements include the pushdown of fair value adjustments to assets and liabilities including other intangible assets and the related amortization adjustment.



     Effective January 1, 2000, Hercules began funding all research and development costs and became the owner of all future technologies. The Company continues to have economic rights to license the technologies in existence prior to January 1, 2000 and receive annual royalties related to such rights from Hercules and its affiliates. Accordingly, as part of recording the acquisition under the purchase accounting method, the Company remeasured the value of its licensing rights giving consideration to the future cash flows thereby reflecting the licensing rights at fair value.


     As a result of the acquisition, during 1999, the Company was a party to one of several reorganization transactions initiated by Hercules. The transaction included the Company exchanging an investment in a BetzDearborn subsidiary for an 8.5% investment in Hercules International Limited. As this investment is under the common control of Hercules, it has been accounted for at book value and consolidated on an "as if" pooling basis for all periods presented.

     The Company also has a .001% investment in the stock of Hercules de Colombia S.A., an affiliate.


     Historically, separate company stand-alone financial statements were not prepared for the Company. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock of substantially all of Hercules' domestic subsidiaries (including the Company) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information of the Company, a collateral party to the Hercules debt, based on the Hercules' understanding of the Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.



     The financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on net assets; or a relative weighting of geographic activity. Management believes that the allocation methods are reasonable.


     BL Tech participates in Hercules' centralized cash management system. Accordingly, cash received from BL Tech operations is transferred to Hercules on a periodic basis, and Hercules funds all operational requirements.

                             BL TECHNOLOGIES, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     Royalty income is based on a fixed percentage of the licensee's sales. The Company recognizes royalty revenue when the earnings process is complete. This generally occurs when the licensee has shipped product to the customer. Accruals are made for royalty refunds and other allowances based on the Company's experience.

  Cash and Cash Equivalents

     Cash in excess of operating requirements is invested in short-term, income-producing instruments. Cash equivalents include securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

  Licensing Rights


     Licensing rights are amortized on a sum-of-years digits basis during the economic life of such rights, which is seven years.


  Foreign Currency Transactions

     Transactions in foreign currency, primarily royalty payments, are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Revenues, costs and expenses are recorded using average exchange rates prevailing during the reporting periods. Gains or losses resulting from foreign currency transactions are included in the statement of operations.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of short-term cash investments and receivables from affiliated companies. The Company places its short-term cash investments in a highly-liquid money market account at a large financial institution.

  Derivative Instruments and Hedging

     The Company has entered into forward-exchange contracts to hedge foreign currency exposure. Decisions regarding hedging have been made on a case-by-case basis, taking into consideration the amount and duration of the exposure, market volatility, and economic trends. The Company uses the fair-value method of accounting, recording realized and unrealized gains and losses on these contracts monthly. They are included in other income (expense), net. It is the Company's policy to match the term of financial instruments with the term of the underlying designated item. The Company does not hold or issue financial instruments for trading purposes. In the Statement of Cash Flows, the Company reports the cash flows resulting from its hedging activities in the same category as the related item that is being hedged.

                             BL TECHNOLOGIES, INC.

  Income Taxes

     The Company's operations have historically been included in the consolidated income tax returns filed by its parent. Income tax expense in the accompanying financial statements has been computed assuming the Company filed separate income tax returns. Differences between this calculation of income taxes currently payable and consolidated amounts reported in the consolidated financial statements of the parent have been reflected as net Hercules Group investment.

  Net Hercules Group Investment

     The net Hercules Group investment account reflects the balance of BL Tech's historical earnings, intercompany amounts, income taxes, taxes accrued and deferred, foreign currency translation and other transactions between the Company and the Hercules Group.

  New Accounting Pronouncements


     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133 did not have a material effect on its earnings or statement of financial position.


     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was to be effective October 1, 2000. Adoption of SAB 101 did not have a material effect on our profit from operations.

     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). For BL Tech, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.


     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The impairment assessment provisions of SFAS 142 will not have an impact on the Company's financial statements.

                             BL TECHNOLOGIES, INC.

3. LICENSING RIGHTS


     The Company has a exclusive right to license Hercules technologies for a seven year period from its date of acquisition on October 15, 1998. At December 31, 2000 and 1999, licensing rights were:


                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Licensing rights............................................   $ 53,000      $53,000
Less accumulated amortization...............................    (24,608)     (13,250)
                                                               --------      -------
Licensing rights, net                                          $ 28,392      $39,750
                                                               ========      =======



4. OTHER INCOME (EXPENSE), NET


     Other income (expense), net, consists of the following:


                                                              2000    1999
                                                              ----    ----
                                                              (DOLLARS IN
                                                               THOUSANDS)
Interest income, net........................................  $  1    $11
Foreign exchanges gains.....................................   210     25
                                                              ----    ---
                                                              $211    $36
                                                              ====    ===



5. INCOME TAXES


     A summary of the components of the tax provision follows:


                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Currently payable...........................................   $ 6,704      $ 7,001
Deferred....................................................    (3,975)      (4,638)
                                                               -------      -------
Provision for income taxes..................................   $ 2,729      $ 2,363
                                                               =======      =======



     Deferred tax liabilities at December 31 consist of:



                                                                2000          1999
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
Intangible assets...........................................   $9,937       $13,913
                                                               ------       -------
Gross deferred tax liabilities..............................    9,937        13,913
                                                               ------       -------
Valuation allowance.........................................       --            --
                                                               ------       -------
                                                               $9,937       $13,913
                                                               ======       =======


     A reconciliation of the statutory income tax rate to the effective rate follows:

                                                              2000    1999
                                                              ----    ----
Statutory income tax rate...................................   35%     35%
                                                               --      --
Effective tax rate..........................................   35%     35%
                                                               ==      ==

                             BL TECHNOLOGIES, INC.

6. DERIVATIVE INSTRUMENTS AND RISK MANAGEMENT


     The Company has selectively used foreign currency forward contracts to offset the effects of exchange rate changes cash flow. The primary exposures have been denominated in the euro, Canadian dollar and the British pound sterling. The term of the currency derivatives is rarely more than three months. At December 31, 1999, the Company had outstanding forward-exchange contracts to purchase foreign currencies aggregating $9.5 million and to sell foreign currencies aggregating $13.3 million. These notional amount do not represent amounts exchanged by the parties and, thus, are not a measure of the exposure of the Company through its use of derivatives. The amounts exchanged are calculated on the basis of the notional amounts and the other terms of the derivatives, which relate to exchange rates.


     The following table presents the carrying amounts and fair values of the Company's financial instruments at December 31, 1999:



                                                                    1999
                                                              -----------------
                                                              CARRYING    *FAIR
                                                              AMOUNT*     VALUE
                                                              --------    -----
Foreign exchange contracts..................................    $113      $113


---------------


*The carrying amount represents the net unrealized gain associated with the contracts at the end of the period.


     Fair values of derivative contracts are indicative of cash that would have been received had settlement occurred on December 31, 1999, using quoted exchange rates.


7. COMMITMENTS AND CONTINGENCIES


     The Company has an operating lease for office space which expires September 30, 2001. Rental expense was $2 thousand in 2000 and $1 thousand in 1999. The net minimum payments required to be paid during 2001 is approximately $2 thousand.


8. RELATED PARTY TRANSACTIONS


     BL Tech has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and therefore may not necessarily reflect the result of arms-length negotiations between independent parties.


     Corporate and other allocations: As discussed in Note 1, the financial statements of BL Tech reflect certain allocated support costs incurred by other entities in Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, research & development overhead, investor relations and other corporate services. Allocations and charges included in BL Tech's financial statements were based on either a direct cost pass-through for items directly identified as related to BL Tech's activities; a percentage allocation for such services provided based on factors such as revenues, net assets, or a relative weighting of geographic activity. These allocations are reflected in the corporate and other cost allocations line in our statement of income. Such allocations and corporate charges totaled $2,188 thousand and $2,941 thousand in 2000 and 1999, respectively.



     Royalties: BL Tech has an exclusive right to license Hercules technologies to foreign based affiliates of the Hercules Group and enters into a licensing agreements in respect of the use of manufacturing formulations and specifications with affiliated companies which are developed and owned by Hercules. BL Tech received

                             BL TECHNOLOGIES, INC.

royalties in respect of this agreement of $20,972 thousand and $22,785 thousand in 2000 and 1999, respectively.


9. NET HERCULES GROUP INVESTMENT


     Changes in net parent investment were as follows:


                                                              (DOLLARS IN THOUSANDS)
Balance, January 1, 1999....................................         $104,454
  Net income................................................            4,391
  Intercompany transactions, net............................          (16,908)
                                                                     --------
Balance, December 31, 1999..................................           91,937
  Net income................................................            5,067
  Intercompany transactions, net............................          (12,272)
                                                                     --------
Balance, December 31, 2000..................................         $ 84,732
                                                                     ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
 Wilmington, Delaware


     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive (loss) income and of cash flows present fairly, in all material respects, the financial position of FiberVisions A/S, a subsidiary of Hercules Incorporated, and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the two years ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America that require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers

Skive, Denmark

October 22, 2001

                                FIBERVISIONS A/S



     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME


                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
                                                               (DOLLARS IN THOUSANDS)
Sales to third parties......................................   $ 94,405      $112,804
Sales to affiliates.........................................     13,414            --
Sales to Hercules Group.....................................     36,471        30,919
                                                               --------      --------
                                                                144,290       143,723
Cost of sales...............................................    128,103       120,999
Selling, general, and administrative expenses...............      4,586         6,321
Research and development....................................      1,017         1,004
Impairment of long lived assets (Note 13)...................     28,169            --
Other operating expenses, net (Note 14).....................      2,745         2,350
                                                               --------      --------
(Loss) profit from operations...............................    (20,330)       13,049
Equity in income of affiliated companies....................      2,617        12,716
Interest expense, net (Note 12).............................      2,234         4,755
                                                               --------      --------
(Loss) income before income taxes...........................    (19,947)       21,010
Provision for income taxes (Note 15)........................      3,430         8,055
                                                               --------      --------
Net (loss) income...........................................    (23,377)       12,955
Translation adjustments, net of tax of $557 and $384........      1,299           897
                                                               --------      --------
Comprehensive (loss) income.................................   $(22,078)     $ 13,852
                                                               ========      ========

   The accompanying notes are an integral part of the consolidated financial statements.

                                FIBERVISIONS A/S

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................  $  3,629     $  5,129
  Accounts receivable, net..................................    18,939       17,538
  Receivables from affiliates (Note 5)......................     2,815           --
  Inventories (Note 4)......................................     6,143        7,952
                                                              --------     --------
  Total current assets......................................    31,526       30,619
Property, plant, and equipment, net (Notes 9 and 13)........    95,030      123,030
Investments (Note 6)........................................    18,140       15,677
Goodwill and other intangible assets, net (Note 10).........    98,058      103,467
Deferred charges and other assets...........................       198          268
                                                              --------     --------
  Total assets..............................................  $242,952     $273,061
                                                              ========     ========
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current liabilities
  Accounts payable..........................................  $ 12,927     $ 13,484
  Current maturities of long-term debt (Note 7).............    11,588       10,288
  Accrued expenses (Note 9).................................     6,585        8,438
                                                              --------     --------
  Total current liabilities.................................    31,100       32,210
Long-term debt -- third parties (Note 7)....................    53,919       70,141
Deferred income taxes (Note 15).............................    18,737       17,493
                                                              --------     --------
  Total liabilities.........................................   103,756      119,844
Commitments and contingencies (Note 17).....................        --           --
Net Hercules Group investment (Note 16).....................
  Accumulated other comprehensive income....................     2,351        1,052
  Intercompany transactions.................................   136,845      152,165
                                                              --------     --------
  Net Hercules Group Investment.............................   139,196      153,217
                                                              --------     --------
  Total liabilities and net Hercules Group Investment.......  $242,952     $273,061
                                                              ========     ========

   The accompanying notes are an integral part of the consolidated financial statements.

                                FIBERVISIONS A/S

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
                                                               (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income...........................................   $(23,377)     $ 12,955
Adjustments to reconcile net (loss) income to net cash
  provided from operations:
  Depreciation..............................................     10,054        11,863
  Provision for impairment of long-lived assets.............     28,169            --
  Amortization of goodwill..................................      2,696         2,790
  Bad debt expense..........................................        216            --
  Nonoperating loss on disposals............................         --            74
  Affiliates' earnings in excess of dividends received......         94       (12,716)
  Corporate and other cost allocations......................        426         1,747
  Deferred income taxes.....................................      1,642         5,182
  Accruals and deferrals of cash receipts and payments:
     Accounts receivable....................................     (1,611)       (1,604)
     Receivable from affiliates, net........................     (5,030)           --
     Transfers from/(to) Hercules Group, net................      1,481         7,556
     Inventories............................................      1,416        (1,046)
     Accounts payable and accrued expenses..................     (2,263)          421
     Noncurrent assets and liabilities......................        294            11
                                                               --------      --------
       Net cash provided by operating activities............     14,207        27,233
                                                               --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures........................................    (11,350)       (9,970)
Acquisition of subsidiaries, net of cash acquired...........       (355)           --
Other, net..................................................         47          (171)
                                                               --------      --------
       Net cash used in investing activities................    (11,658)      (10,141)
                                                               --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt repayments, third parties....................     (9,726)      (11,092)
Transfers from/(to) Hercules Group, net.....................      6,150        (6,134)
Change in short-term debt...................................         (9)           --
                                                               --------      --------
       Net cash used in financing activities................     (3,585)      (17,226)
                                                               --------      --------
Effect of exchange rate changes on cash.....................       (464)         (140)
                                                               --------      --------
Net decrease in cash and cash equivalents...................     (1,500)         (274)
Cash and cash equivalents at beginning of year..............      5,129         5,403
                                                               --------      --------
Cash and cash equivalents at end of year....................   $  3,629      $  5,129
                                                               ========      ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest (net of amount capitalized)......................   $  4,727      $  5,662
  Income taxes, net.........................................      1,424           380
Noncash financing activities
  Corporate and other cost allocations......................        426         1,747


   The accompanying notes are an integral part of the consolidated financial statements.

                                FIBERVISIONS A/S

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     FiberVisions A/S, based in Varde, Denmark, ("FiberVisions A/S" or the "Company") serves worldwide markets for polypropylene fiber used to make disposable hygiene products. The Company is a wholly owned subsidiary of FiberVisions, L.L.C. ("FiberVisions"). Hercules Inc. acquired the 49% share of FiberVisions from their joint venture partner in July 1998, making FiberVisions a wholly owned subsidiary of Hercules, Inc.

     Historically, separate company stand-alone financial statements were not prepared for the Company. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock of substantially all of Hercules' domestic subsidiaries (including FiberVisions A/S) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information on the Company, a collateral party to the Hercules debt, based on the Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.

     The financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation methods are reasonable.

     During 1998, Hercules acquired the Company to make this a wholly owned subsidiary. These financial statements include the push-down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant, and equipment and their related amortization and depreciation adjustments.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries where control exits (see below). Investments in affiliated companies with a greater than 20% and 50% or less ownership interest are accounted for using the equity method of accounting and, accordingly, consolidated income includes the Company share of their income. All intercompany transactions and profits have been eliminated.

                  SUBSIDIARY                         DOMICILE       FUNCTIONAL CURRENCY
                  ----------                         --------       -------------------
FiberVisions Products, Inc.....................    United States    US Dollar
FiberVisions GmBH..............................    Germany          German Mark
FiberVisions (China) A/S.......................    Denmark          Danish Kroner
FiberVisions A.G. .............................    Switzerland      Swiss Franc
FiberVisions (China) Textiles Products Ltd. ...    China            Chinese Renmimbi
FiberVisions (Suzhou) Nonwovens Products           China
  Ltd. ........................................                     Chinese Renmimbi
FiberVisions, LP...............................    United States    US Dollar
Athens Holding, Inc. ..........................    United States    US Dollar
FV Holdings, Inc. .............................    United States    US Dollar
ES FiberVisions Holdings ApS...................    Denmark          Danish Kroner
ES FiberVisions, Inc. .........................    United States    US Dollar

                                FIBERVISIONS A/S

                  SUBSIDIARY                         DOMICILE       FUNCTIONAL CURRENCY
                  ----------                         --------       -------------------
ES FiberVisions LP.............................    United States    US Dollar
ES FiberVisions ApS............................    Denmark          Danish Kroner
ES FiberVisions Hong Kong Ltd. ................    Hong Kong        Hong Kong Dollar

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with the terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.

  Cash and Cash Equivalents

     Cash and cash equivalents include highly liquid investments with original maturities of three months or less. Cash in excess of operating requirements is transferred to Hercules or invested in interest bearing bank accounts.

  Inventories

     Inventories are stated at the lower of cost or market using the average cost method.

  Property and Depreciation

     Property, plant, and equipment are stated at cost. The company uses the straight-line method of depreciation. The company believes straight-line depreciation provides a better matching of costs and revenues over the lives of the assets. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant, machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years.

     Maintenance, repairs, and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is charged to income.

  Goodwill and Other Intangible Assets

     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited, generally 40 years for goodwill and 10 years for other intangible assets. Goodwill arises in connection with acquisitions. The purchase price is allocated to the fair value of the assets acquired and liabilities assumed with the excess recorded as goodwill.

  Impairment of Long Lived Assets

     The company reviews its long-lived assets, including goodwill and other intangibles, for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the

                                FIBERVISIONS A/S
impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments. During 2000 the company had long-lived asset impairments of $28,169 thousand (see note 13).

  Foreign Currency Translation and Transactions

     The accompanying consolidated financial statements are reported in U.S. dollars. The Danish kroner is the functional currency for the Company and its domestic subsidiaries and associated companies. However, the U.S. dollar, Chinese renmimbi, German mark and the Swiss franc are the functional currencies for its foreign subsidiaries located in the United States, China, Germany and Switzerland, respectively. The translation of the functional currencies into U.S. dollars (reporting currency) is performed for assets and liabilities using the current exchange rates in effect at the balance sheet date, and for revenues, costs and expenses using average exchange rates prevailing during the reporting periods.

     Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as other comprehensive income.


     Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Revenues, costs and expenses are recorded using average exchange rates prevailing during the reporting periods. Gains or losses resulting from foreign currency transactions are included in the statements of income.


  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to insurance coverage for customers of the Company. As of December 31, 2000 and 1999, the Company's accounts include cash, bank borrowings, trade receivables and accounts payable which are denominated in currencies other than the U.S. Dollar. Wherever possible the Group attempts to limit the exchange rate exposure by matching the receivables, borrowings and payables in the same currency. Operating results, however, are affected by significant fluctuations in exchange rates. Financial instruments, which potentially subject the group to a concentration of credit risk principally, consist of trade receivables. Approximately 87% and 70% of trade receivables were concentrated with 10 customers as of December 31, 2000 and 1999, respectively. There was one customer that accounted for 21% and 10% of total trade receivables as of December 31, 2000 and 1999.

     The Company has deposited its cash and cash equivalents with reputable financial institutions and believes the risk of loss due to non-performance by the counter party to be remote.

  Stock-based Compensation

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25)). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standard No. 123, "Accounting for Stock-based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair-value-based method of accounting had been applied.

                                FIBERVISIONS A/S

  Net Hercules Group Investment

     The net Hercules Group investment account reflects the balance of the Company's historical earnings, foreign currency translation, intercompany amounts, income tax, and other transactions between the Company and the Hercules Group.


  Research and Development



     Research and development expenditures are expensed as incurred.


  Income Taxes

     The provisions for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

     The company provides taxes on undistributed earnings of subsidiaries and affiliates included in consolidated retained earnings to the extent such earnings are planned to be remitted and not re-invested permanently. The undistributed earnings of subsidiaries and affiliates on which no provision for foreign withholding or US income taxes has been made amounted to approximately $62,410 thousand and $61,343 thousand at December 31 2000 and 1999, respectively. US and foreign income taxes that would be payable if such earnings were distributed may be lower than the amount computed at the US statutory rate because of the availability of tax credits.

  New Accounting Pronouncements


     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133 did not have a material effect on its earnings or statement of financial position.



     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, is to be effective October 1, 2000. Adoption of SAB 101 did not have a material effect on our profit from operations.


     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). For the Company, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.

                                FIBERVISIONS A/S

     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting unit. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on the Company's financial statements.


     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assts. SFAS 143 will become effective for the Company from January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


3. ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net, consists of:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Trade.......................................................   $15,220      $14,574
Rebates from suppliers......................................     2,820        2,626
Other.......................................................     1,260          483
                                                               -------      -------
                                                                19,300       17,683
Less allowance for doubtful accounts........................      (361)        (145)
                                                               -------      -------
          Total.............................................   $18,939      $17,538
                                                               =======      =======

4. INVENTORIES

     The components of inventories are:

                                                                2000          1999
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Finished products...........................................   $2,647        $4,065
Materials, supplies, and work in process....................    3,496         3,887
                                                               ------        ------
          Total.............................................   $6,143        $7,952
                                                               ======        ======

5. RECEIVABLES FROM AFFILIATES

     Trade receivables from affiliates, consists of $5,030 thousands due from ES FiberVisons, net of $2,215 thousand of accumulated losses of unconsolidated companies in excess of investments (see Note 6).

                                FIBERVISIONS A/S

6. INVESTMENTS IN AFFILIATED COMPANIES

     The equity investments in affiliated companies consist of:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Investment in FiberVisions, LP..............................   $18,140      $15,677
                                                               =======      =======

     On January 1, 2000 the Company and Chisso Polypro Fiber Co., Ltd formed a 50/50 joint venture, ES FiberVisions, combining their bicomponent fibers businesses outside of Japan. While the Company has a 50% equity interest, it's share of joint venture operations is 67%. The venture extends the Company's strategy to continue globalization of bicomponent fiber by establishing sales support facilities in key regions. Both parent companies supply fiber to the joint venture under manufacturing agreements. The Company manufactures bicomponent fibers for the joint venture at the Varde, Denmark and Athens, Georgia locations. The annual sales of the venture were approximately $48 million in fiscal 2000,and the Company's share of net income for 2000 was $153 thousand.

     In 1998, the Company's majority owned subsidary FiberVisions Products, Inc. entered into a 50% joint venture with FiberVisions Inc., a wholly owned subsidary of FiberVisions. FiberVisions Products Inc. and FiberVisions Inc. manufacture products for the joint venture, FiberVisions LP, under a manufacturing agreement. FiberVisions Products' share of the net income was $2,464 thousand and $12,716 thousand in 2000 and 1999, respectively.

     Summarized financial information for the equity affiliates at December 31, and the years then ended is as follows:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Current assets..............................................  $ 38,614     $ 27,878
Non Current assets..........................................     9,925        3,475
Current liabilities.........................................    10,803           --
Net sales...................................................  $197,417     $150,450
Gross profit................................................    13,418       27,730
Net earnings................................................     5,150       25,432

     The majority of the investments are partnerships which require the associated tax benefit or expense to be recorded by the parent.

                                FIBERVISIONS A/S

7. LONG-TERM DEBT

     Long-term at December 31, 2000 and 1999 is summarized as follows:


                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSAND)
Unibank A/S term note due in varying amounts through 2005
  with an average interest rate of 5.82%....................  $ 19,428     $ 21,221
Finansierings Instituttet for Industri og Handvoerk A/S
  (FIH) term notes at various rates from 7.90% to 9.60% and
  due in varying amounts through 2006.......................    15,447       22,043
Danmark Finansiering Institut A/S (DFI) term notes at
  various rates from 6.48% to 9.72% and due in varying
  amounts through 2006......................................    23,482       28,943
Mortgage at a fixed rate of 7.16% and due in varying amounts
  through 2014..............................................     4,490        5,121
Industrialization Fund for Developing Countries (IFU) at a
  fixed rate of 5.23% and due in 2001.......................     2,410        2,851
Lease purchase obligation...................................       250          250
                                                              --------     --------
                                                                65,507       80,429
Less current maturities.....................................   (11,588)     (10,288)
                                                              --------     --------
          Total.............................................  $ 53,919     $ 70,141
                                                              ========     ========


     FIH term notes are collateralized by land, buildings, and plant and machinery of approximately $28,932 thousand. The DFI loan is collateralized by a letter of indemnification regarding land, buildings and plant and machinery of approximately $18,706 thousand. The mortgage is collateralized by land and buildings of approximately $4,490 thousand.

     In December 1996 the Company entered into a long-term lease purchase obligation with The Athens-Clark County Industrial Development Authority to purchase land. The interest rate is fixed at 1% per annum and the due date of the obligation is December 2020. The balance of the obligation was $250 thousand at December 31, 2000 and 1999.

     Scheduled annual maturities of long-term debt outstanding at December 31, 2000 in the successive five-year period are summarized as follows:

                                                              (DOLLARS IN
                                                               THOUSAND)
2001........................................................    $11,588
2002........................................................      7,773
2003........................................................     12,737
2004........................................................     12,705
2005........................................................     13,169
Thereafter..................................................      7,535
                                                                -------
          Total.............................................    $65,507
                                                                =======

                                FIBERVISIONS A/S

8. ADDITIONAL BALANCE SHEET DETAIL


                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Property, plant, and equipment
  Land......................................................  $     628     $    646
  Buildings and equipment...................................    191,940      188,046
  Construction in progress..................................      4,979        6,447
                                                              ---------     --------
          Total.............................................    197,547      195,139
  Accumulated depreciation and amortization.................   (102,517)     (72,109)
                                                              ---------     --------
  Net property, plant, and equipment........................  $  95,030     $123,030
                                                              =========     ========
Accrued expenses
  Payroll and employee benefits.............................  $   2,168     $  1,957
  Accrued interest payable..................................        365          312
  Miscellaneous.............................................      4,052        6,169
                                                              ---------     --------
                                                              $   6,585     $  8,438
                                                              =========     ========

10. GOODWILL AND OTHER INTANGIBLE ASSETS

     At December 31, 2000 and 1999, the goodwill and other intangible assets were:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Goodwill from Hercules acquisition..........................  $104,411     $104,411
Other Goodwill..............................................        --        2,849
Other intangibles...........................................     1,598        1,658
                                                              --------     --------
Total.......................................................   106,009      108,918
Less accumulated amortization...............................    (7,951)      (5,451)
                                                              --------     --------
  Net goodwill and other intangible assets..................  $ 98,058     $103,467
                                                              ========     ========

     In July 1998, Hercules completed the acquisition of 49% share of FiberVisions L.L.C. owned by its joint venture partner, Jacob Holm & Son A/S, for approximately $230 million in cash, plus assumed debt of $188 million. The allocation of the purchase price resulted in $188,051 thousand of goodwill for the FiberVisions group, which is being amortized over its estimated useful life of 40 years. Goodwill of $43,290 thousand and $61,121 thousand was assigned to FiberVisions Products, Inc. and FiberVisions A/S, respectively.

     As described in note 13, the other Goodwill of $2,849 thousand was included in the impairment of the Suzhou, China facility.

11. OTHER FINANCING ARRANGEMENTS

     Hercules manages the Company's cash and indebtedness. The majority of the cash provided by or used by the Company is provided through this consolidated cash and debt management system. As a result, the amount of domestic cash or debt historically related to the Company is not determinable. For the purposes of the Company's historical financial statements all of its positive or negative cash flows have been treated as cash transferred to or from its parent.

     The Company has an intercompany receivable with the Hercules Group in the amount of $16,258 thousand and $17,378 thousand which is included in the net Hercules Group investment balance at

                                FIBERVISIONS A/S

December 31, 2000 and 1999, respectively. During 2000 and 1999 the weighted average interest rate on the intercompany borrowings was 7.4% and 6.4%, respectively.

12. INTEREST EXPENSE, NET

     Interest and debt costs are summarized as follows:

                                                                2000          1999
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Interest expense............................................   $2,383        $5,667
Amount capitalized..........................................     (132)          (11)
                                                               ------        ------
Amount expensed.............................................    2,251         5,656
Interest income.............................................      (17)         (901)
                                                               ------        ------
Interest expense, net.......................................   $2,234        $4,755
                                                               ======        ======

13. IMPAIRMENT OF LONG LIVED ASSETS

     In the third quarter of 2000, the Company recorded assets impairments of $28,169 thousand. Management determined that revised growth projections for the China hygiene non-woven market would indefinitely delay the feasibility of expanding the production capability of the facility. Estimated future cash flows related to this facility without the planned expansion indicated that an impairment had occurred. The impairment charge was required to write off approximately 90% of the net book value of the existing Suzhou, China facility as well as the investment in the new fiber line.

14. OTHER OPERATING EXPENSES, NET

     Other operating expenses, net, consists of the following:


                                                                2000          1999
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Amortization of goodwill....................................   $2,644        $2,660
Foreign currency transactions expense (income)..............      106          (327)
Miscellaneous (income) expense, net.........................       (5)           17
                                                               ------        ------
                                                               $2,745        $2,350
                                                               ======        ======


15. INCOME TAXES

     The domestic and foreign components of income before taxes and effect of change in accounting principle are presented below:

                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Domestic....................................................   $     98      $ 9,845
Foreign.....................................................    (20,045)      11,165
                                                               --------      -------
                                                               $(19,947)     $21,010
                                                               ========      =======

                                FIBERVISIONS A/S

     A summary of the components of the tax provision follows:

                                                                2000          1999
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Currently payable
  Domestic..................................................   $ (438)       $ (169)
  Foreign...................................................    2,225         3,042
Deferred
  Domestic..................................................    1,009         4,218
  Foreign...................................................      634           964
                                                               ------        ------
Provision for income taxes..................................   $3,430        $8,055
                                                               ======        ======

     Deferred tax liabilities (assets) at December 31 consist of:

                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Depreciation................................................   $ 20,091      $19,372
Accrued expenses............................................      1,093        1,370
                                                               --------      -------
Gross deferred tax liabilities..............................     21,184       20,742
                                                               --------      -------
Amortization................................................   $ (1,345)     $  (451)
Inventory...................................................       (108)         (67)
Impairment of assets........................................     (3,704)          --
Loss carryforwards..........................................     (5,273)      (3,179)
Other comprehensive income..................................      1,005          448
Other.......................................................       (691)          --
                                                               --------      -------
Gross deferred tax assets...................................    (10,116)      (3,249)
                                                               --------      -------
Valuation allowance.........................................      7,669           --
                                                               --------      -------
Total deferred income tax...................................   $ 18,737      $17,493
                                                               ========      =======

     A reconciliation of the statutory income tax rate to the effective rate follows:


                                                               2000     1999
                                                              ------    -----
Statutory income tax rate...................................   35.00%   35.00%
Foreign Rate Differential...................................  (24.87)    1.80
Valuation Allowance.........................................  (28.78)      --
Reserves....................................................   (1.91)   (1.45)
Goodwill....................................................   (3.15)    2.59
Other.......................................................    6.52     0.40
                                                              ------    -----
Effective tax rate..........................................  (17.19)%  38.34%
                                                              ======    =====

                                FIBERVISIONS A/S

16. NET HERCULES GROUP INVESTMENT

     Changes in net Hercules Group Investment were as follows:

                                                              (DOLLARS IN
                                                              THOUSANDS)
Balance at January 1, 1999..................................   $136,196
Comprehensive income for the year ended December 31, 1999...     13,852
Intercompany transactions, net..............................      3,169
                                                               --------
Balance at December 31, 1999................................    153,217
Comprehensive income for the year ended December 31, 2000...    (22,078)
Intercompany transactions, net..............................      8,057
                                                               --------
Balance at December 31, 2000................................   $139,196
                                                               ========

     The Company includes accumulated other comprehensive income in net parent investment. At December 31, 2000 and 1999 accumulated other comprehensive income included $2,351 thousand and $1,052 thousand, respectively, of foreign currency translation adjustments.

17. COMMITMENTS AND CONTINGENCIES

  Leases

     FiberVisions A/S has operating leases (including office space, transportation, and data processing equipment) expiring at various dates. Rental expense was $34 thousand in 2000 and $50 thousand in 1999.

     The net minimum future payments at December 31, 2000 are as follows:

                                                              (DOLLARS IN
                                                              THOUSANDS)
2001........................................................      $34
2002........................................................       29
2003........................................................       15
2004........................................................        6
2005........................................................        3
                                                                  ---
Total.......................................................      $87
                                                                  ===

     In the spring of 2001 the Danish tax authorities indicated that they intend to increase FiberVisions A/S' taxable income for the tax year 1997. The tax value of the declared increase amounts to approximately $1,400 thousand. Management does not agree with the assessment of the tax authorities, and the case will be appealed. Consequently, the final outcome of the case uncertain.

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

18. PENSION AND POSTRETIREMENT BENEFITS

     FiberVisions Products, Inc. participates in a defined benefit pension plan sponsored by Hercules, which covers substantially all employees of Hercules in the U.S. Benefits under this plan are based on the average final pay and years of service. Hercules also provides postretirement health care and life insurance benefits to eligible retired employees and their dependents.

                                FIBERVISIONS A/S

     Information on the actuarial present value of the benefit obligation and fair value of the plan assets is not presented as Hercules manages its U.S. employee benefit plans on a consolidated basis and such information is not maintained separately for the U.S. employees of the Company. The Company's statement of operation includes an allocation of the costs of the U.S. benefits plans. The pension costs were allocated based on percentage of pensionable wages, for each of the years presented, postretirement benefit costs were allocated using factors derived from the relative net assets and revenues. Net pension expense (income) of Hercules allocated to FiberVisions Products, Inc was ($129) thousand for the year ended December 31, 2000. There was no allocation in 1999.


     FiberVisions A/S maintains a contributory pension plan. The Company's matching contribution was $964 thousand and $977 thousand for 2000 and 1999, respectively. FiberVisions Products, Inc. maintains a 401(k) savings plan for its full-time employees in North America. Each participant in the plan may elect to contribute 1 % to 15 % of his or her annual salary to the plan subject to statutory limitations. The company matches employee contributions to the plan at the rate of 50% of the first 6% of salary contributed. The Company's matching contribution was $69 thousand and $79 thousand for 2000 and 1999, respectively. FiberVisions (China) Textiles Products, Ltd. provides a housing allowance for their employees. The Company's contribution was $160 thousand and $137 thousand in 2000 and 1999, respectively.


19. LONG TERM INCENTIVE COMPENSATION PLAN

     FiberVisions A/S Denmark participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.


     In 1995, Hercules changed the structure of the long-term incentive compensation plans to place a greater emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and Cash Value Awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding was 491,488 at December 31, 2000, and 926,689 at December 31, 1999.


     At December 31, 2000, under Hercules' incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to Hercules in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans. There were no charges to income for the cost of stock awards over the restriction or performance period for 2000 and 1999, respectively.

                                FIBERVISIONS A/S

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000 and 1999:


                                                               REGULAR
                                                    -----------------------------
                                                    NUMBER OF    WEIGHTED-AVERAGE
                                                     SHARES           PRICE
                                                    ---------    ----------------
December 31, 1999.................................       --               --
Granted...........................................    6,875           $17.25
Exercised.........................................       --               --
Forfeited.........................................       --               --
                                                      -----           ------
December 31, 2000.................................    6,875           $17.25


     There were no performance-accelerated stock options granted or outstanding during 2000 and 1999. There were no regular stock options granted or outstanding during 1999. The weighted-average fair value of regular stock options granted during 2000 was $8.85.



     There were no regular stock options exercisable at December 31, 2000 and 1999.


     Following is a summary of stock options outstanding at December 31, 2000:

                                              OUTSTANDING OPTIONS                       EXERCISABLE OPTIONS
                               -------------------------------------------------   ------------------------------
                                 NUMBER      WEIGHTED-AVERAGE                        NUMBER
          EXERCISE             OUTSTANDING      REMAINING       WEIGHTED-AVERAGE   EXERCISABLE   WEIGHTED-AVERAGE
         PRICE RANGE           AT 12/31/00   CONTRACTUAL LIFE    EXERCISE PRICE    AT 12/31/00    EXERCISE PRICE
-----------------------------  -----------   ----------------   ----------------   -----------   ----------------
    Regular Stock Options
          $12 - $20               6,875            9.13              $17.25               --              --
                                  -----                              ------          -------
                                  6,875                                                   --
                                  =====                              ======          =======

     FiberVisions A/S Denmark employees may also participate in the Hercules Employee Stock Purchase Plan ("ESPP"). The ESPP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at December 31, 2000 and 1999, were 1,597,861 and 949,464, respectively. Hercules applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.

     Had compensation cost for Hercules' Stock-Based Incentive Plans and ESPP been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.

     The following weighted-average assumptions would be used in estimating fair value for 2000 and 1999:

                                               REGULAR       PERFORMANCE       EMPLOYEE STOCK
ASSUMPTION                                       PLAN      ACCELERATED PLAN    PURCHASE PLAN
----------                                     --------    ----------------    --------------
Dividend yield...............................     2%          3.4%                0.0%
Risk-free interest rate......................   5.88%         5.38%              5.41%
Expected life................................  7.1 yrs       5 yrs.              3 mos.
Expected volatility..........................   29.20%       27.31%              44.86%

                                FIBERVISIONS A/S

     The Company's net (loss) income for 2000 and 1999 would approximate the pro forma amounts below:


                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Net income
  As reported...............................................   $(23,377)     $12,955
  Pro forma.................................................   $(23,402)     $12,955

20. RELATED PARTY TRANSACTIONS

     The Company has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and therefore may not necessarily reflect the result of arm-length negotiations between independent parties. The terms of the agreements provide for the sale of product to the affiliated entities based on a cost-plus formula.

  Corporate and other allocations


     As discussed in Note 1, the financial statements of the Company reflect certain allocated support costs incurred by other entities in Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, safety, information management, health and environmental, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities, or a percentage allocation for such services provided based on factors such as revenues, net assets, cost of sales and relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in our statements of income. In addition, the Company allocates certain of its own costs to other companies in the FiberVision group of companies. Such allocations and corporate charges totaled $426 thousand and $1,747 thousand in 2000 and 1999, respectively.


  Sales to affiliates

     The Company sells fiber in the normal course of business to affiliated companies. The Company's revenues from sales to affiliated companies were $49,885 thousand and $30,919 thousand in 2000 and 1999, respectively.

  Purchases from Hercules Group

     The Company also purchases finished product for resale in the normal course of business from the Hercules Group. The Company's purchases from the Hercules Group were $3,874 thousand and $9,994 thousand in 2000 and 1999, respectively. In addition, supplies are purchased in the normal course of business from the Hercules Group. The Company's purchases from Hercules Group were $7 thousand and $8 thousand in 2000 and 1999, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware


     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and of cash flows present fairly, in all material respects, the financial position of FiberVisions, Inc., a subsidiary of Hercules Incorporated, and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America that require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 31, 2001

                               FIBERVISIONS INC.


                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Sales to Hercules Group.....................................   $105,724      $92,352
Cost of sales...............................................     99,026       82,854
Selling, general, and administrative expenses...............      3,570        4,643
Research and development....................................      3,458        3,396
Impairment of long lived assets (Note 9)....................     25,372           --
Other operating expenses, net (Note 10).....................      4,451        4,739
                                                               --------      -------
Loss from operations........................................    (30,153)      (3,280)
Equity in income of affiliated companies (Note 4)...........      2,463       12,716
Interest expense, net (Note 8)..............................      5,209        3,796
                                                               --------      -------
(Loss) income before income taxes...........................    (32,899)       5,640
(Benefit) provision for income taxes (Note 11)..............     (9,808)       2,740
                                                               --------      -------
Net (loss) income...........................................   $(23,091)     $ 2,900
                                                               ========      =======

   The accompanying notes are an integral part of the consolidated financial statements.

                               FIBERVISIONS INC.

                           CONSOLIDATED BALANCE SHEET

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................  $  1,148     $     26
  Miscellaneous receivables.................................       174        1,579
  Inventories (Note 3)......................................    11,850       14,466
                                                              --------     --------
  Total current assets......................................    13,172       16,071
                                                              --------     --------
Property, plant, and equipment, net (Notes 5 and 9).........    26,936       56,133
Investment in affiliates (Note 4)...........................    18,140       15,677
Goodwill and other intangible assets, net (Note 6)..........   101,638      106,336
Deferred charges and other assets...........................       224        1,079
                                                              --------     --------
  Total assets..............................................  $160,110     $195,296
                                                              ========     ========
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current liabilities
  Accounts payable..........................................  $  8,478     $ 10,415
  Payables to affiliates (Note 7)...........................       104           --
  Accrued expenses (Note 5).................................     6,202        5,086
                                                              --------     --------
  Total current liabilities.................................    14,784       15,501
Deferred income taxes (Note 11).............................     1,368       12,549
                                                              --------     --------
  Total liabilities.........................................    16,152       28,050
Commitments and contingencies (Note 13).....................        --           --
Net Hercules Group investment (Note 17).....................   143,958      167,246
                                                              --------     --------
Total liabilities and net Hercules Group investment.........  $160,110     $195,296
                                                              ========     ========

   The accompanying notes are an integral part of the consolidated financial statements.

                               FIBERVISIONS INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                    YEAR ENDED
                                                                    DECEMBER 31
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss) income...........................................   $(23,091)    $  2,900
Adjustments to reconcile net income to net cash provided by
  operations:
  Depreciation..............................................      5,604        5,543
  Impairment of long lived assets...........................     25,372
  Amortization of goodwill..................................      4,698        4,742
  Loss on disposal of fixed assets..........................         --           15
  Affiliates' earning in excess of dividends received.......     (2,463)     (12,716)
  Corporate and other cost allocations......................     (1,444)      (2,865)
  Deferred income taxes.....................................    (11,181)      (1,333)
  Goodwill adjustment.......................................         --         (131)
  Accruals and deferrals of cash receipts and payments:
     Miscellaneous receivable...............................      1,405       (2,658)
     Inventories............................................      2,616       (2,413)
     Transfers to/from Hercules Group.......................      2,096       17,116
     Accounts payable and accrued expenses..................       (821)      (2,325)
     Payables to affiliates.................................        104           --
     Noncurrent assets and liabilities......................        855         (574)
                                                               --------     --------
       Net cash provided by operations......................      3,750        5,301
                                                               --------     --------
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures........................................     (1,779)      (5,398)
                                                               --------     --------
       Net cash used in investing activities................     (1,779)      (5,398)
                                                               --------     --------
CASH FLOW FROM FINANCING ACTIVITIES:
Transfers to/from Hercules Group............................       (849)      (1,043)
                                                               --------     --------
       Net cash used in financing activities................       (849)      (1,043)
                                                               --------     --------
Net increase (decrease) in cash and cash equivalents........      1,122       (1,140)
Cash and cash equivalents at beginning of year..............         26        1,166
                                                               --------     --------
Cash and cash equivalents at end of year....................   $  1,148     $     26
                                                               ========     ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Income taxes, net.........................................   $    300     $  4,836
  Interest..................................................      2,253        2,825
Noncash financing activities
  Corporate and other cost allocations......................     (1,444)      (2,865)


   The accompanying notes are an integral part of the consolidated financial statements.

                               FIBERVISIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS


     FiberVisions Inc. ("FiberVisions" or the "Company") serves worldwide markets for polypropylene nonwoven fiber used to make disposable hygiene products. FiberVisions also produces olefin fiber and yarn for domestic textile and industrial markets for use in fabrics, residential upholstery, geotextiles, carpets and asphalt. The company was formed on May 30, 1997 and is a wholly owned subsidiary of FiberVisions, L.L.C. ("FiberVisions"); itself a wholly owned subsidiary of Hercules Incorporated ("Hercules").


     Historically, separate company stand-alone financial statements were not prepared for the Company. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock of substantially all of Hercules' domestic subsidiaries (including FiberVisions Inc.) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information on the Company, a collateral party to the Hercules debt, based on the Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.

     The Company participates in Hercules' centralized cash management system. Accordingly, cash received from the Company's operations is transferred to Hercules on a periodic basis, and Hercules funds all operational and capital requirements.

     The financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation methods are reasonable.

     During 1998, Hercules acquired FiberVisions, making the Company a wholly owned subsidiary. These financial statements include the push-down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant, and equipment and their related amortization and depreciation adjustments.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation


     The consolidated financial statements include the accounts of the FiberVisions and its majority-owned subsidiaries where control exits (see chart below). Investments in affiliated companies with a greater than 20% and less than 50% ownership interest are accounted for using the equity method of accounting and, accordingly, consolidated income includes FiberVisons share of their income. All intercompany transactions and profits have been eliminated.


       SUBSIDIARY           DOMICILE     PERCENTAGE OWNERSHIP   FUNCTIONAL CURRENCY
------------------------  -------------  --------------------   -------------------
FiberVisions, LP          United States           50%                US Dollar
Covington Holdings, Inc.  United States          100%                US Dollar

                               FIBERVISIONS, INC.

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with the terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.

  Cash and Cash Equivalents

     Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

  Inventories

     Inventories are stated at the lower of cost or market using the average cost method.

  Property and Depreciation

     Property, plant, and equipment are stated at cost. The company uses the straight-line method of depreciation to depreciate assets over their useful lives. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant, machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years.

     Maintenance, repairs, and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is charged to income.

  Goodwill and Other Intangible Assets

     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited, generally 40 years for goodwill and 10 years for other intangible assets.

  Long-lived Assets

     The company reviews its long-lived assets, including goodwill and other intangibles, for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments. During 2000 the company had long-lived asset impairments of $25,372 thousand (see note 10).

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentration of credit risk consist principally of trade receivables with FiberVisions LP.

                               FIBERVISIONS, INC.

  Stock-based Compensation

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25)). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standard No. 123, "Accounting for Stock-based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair-value-based method of accounting had been applied.

  Net Hercules Group Investment

     The net Hercules Group investment account reflects the balance of the Company's historical earnings, intercompany amounts, post employment liabilities, and other transactions between the Company and the Hercules Group.

  Income Taxes

     The provisions for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.


  Research and Development



     Research and development costs are expensed as incurred.


  New Accounting Pronouncements


     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133 will not have a material effect on its earnings or statement of financial position.



     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, is to be effective October 1, 2000. Adoption of SAB 101 did not have a material effect on our profit from operations.


     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). For the Company, these statements will generally

                               FIBERVISIONS, INC.

become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.


     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting units. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on the Company's financial statements.


     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assts. SFAS 143 will become effective for the Company from January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


3. INVENTORIES

     The components of inventories are:


                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
                                                              ----------------------
Finished products...........................................   $ 4,813      $ 6,649
Raw materials and work-in-process...........................     7,037        7,817
                                                               -------      -------
          Total.............................................   $11,850      $14,466
                                                               =======      =======


4. INVESTMENT

     In 1998, the Company entered into a 50% joint venture with FiberVisions Products, Inc. Both parties manufacture products for the joint venture, FiberVisions LP, under a manufacturing agreement. FiberVisions Inc.'s share of the net income was $2,463 thousand and $12,716 thousand in 2000 and 1999, respectively.

     Summarized financial information for the equity affiliate at December 31, and the years then ended is as follows:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Current assets..............................................  $ 27,805     $ 27,878
Non Current assets..........................................     8,475        3,475
Net sales...................................................  $149,007     $150,450
Gross profit................................................     5,898       27,730
Net earnings................................................     4,927       25,432


     The investment is a partnership which requires the associated tax benefit or expense to be recorded by the parent.

                               FIBERVISIONS, INC.

5. ADDITIONAL BALANCE SHEET DETAIL

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Property, plant, and equipment
  Land......................................................  $     654    $     684
  Buildings and equipment...................................    173,599      173,446
  Construction in progress..................................     11,075        9,421
                                                              ---------    ---------
          Total.............................................    185,328      183,551
Accumulated depreciation and amortization...................   (158,392)    (127,418)
                                                              ---------    ---------
  Net property, plant, and equipment........................  $  26,936    $  56,133
                                                              =========    =========
Accrued expenses
  Income taxes payable......................................  $     245    $      --
  Miscellaneous.............................................      5,957        5,086
                                                              ---------    ---------
                                                              $   6,202    $   5,086
                                                              =========    =========

6. GOODWILL AND OTHER INTANGIBLES ASSETS

     At December 31, 2000 and 1999, the goodwill and other intangible assets were:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Goodwill....................................................  $ 83,640     $ 83,640
Other intangible assets.....................................    29,752       29,752
Less accumulated amortization...............................   (11,754)      (7,056)
                                                              --------     --------
     Net goodwill and other intangible assets...............  $101,638     $106,336
                                                              ========     ========

     In July 1998, Hercules Inc. completed the acquisition of 49% share of FiberVisions L.L.C. owned by its joint venture partner, Jacob Holm & Son A/S, for approximately $230 million in cash, plus assumed debt of $188 million. The allocation of the purchase price resulted in $188,051 thousand of goodwill for the FiberVisons group, which is being amortized over its estimated useful life of 40 years. $83,640 thousand of the goodwill was assigned to FiberVisions Inc. Other intangibles assets, related to the acquisition, amounted to $29,752 thousand.

7. PAYABLES TO AFFILIATES

     Trade payables to affiliates, consists of $104 thousand due to ES FiberVisions.

8. INTEREST EXPENSE, NET


     Interest costs were $5,209 thousand and $3,796 thousand, respectively, in 2000 and 1999.


9. IMPAIRMENT OF LONG LIVED ASSETS


     In 2000, $25,372 was recorded to write-off the remaining net book value of the textiles plant in Covington, GA. The textiles business fundamentals have been deteriorating for the past few years. In 2000, the cost for the major raw material, polypropylene, had risen above historical price levels. The combination of the above factors has resulted in an irreversible loss of profitability for the textiles business. Estimated future cash flows related to this facility indicated full impairment had occurred.

                               FIBERVISIONS, INC.

10. OTHER OPERATING EXPENSES, NET

     Other operating expenses, net, consists of the following:

                                                                  2000          1999
                                                                ---------     ---------
                                                                (DOLLARS IN THOUSANDS)
Goodwill and intangible amortization........................     $4,698        $4,742
Miscellaneous (income) expense, net.........................       (247)           (3)
                                                                 ------        ------
                                                                 $4,451        $4,739
                                                                 ======        ======

11. INCOME TAXES


     The domestic and foreign components of income before (benefit) taxes and effect of change in accounting principle are presented below:


                                                                 2000         1999
                                                              ----------    --------
                                                              (DOLLARS IN THOUSANDS)
Domestic....................................................   $(32,901)     $5,650
Foreign.....................................................          2         (10)
                                                               --------      ------
                                                               $(32,899)     $5,640
                                                               ========      ======


     A summary of the components of the tax (benefit) provision follows:



                                                                 2000         1999
                                                              ----------    --------
                                                              (DOLLARS IN THOUSANDS)
Current
  Domestic..................................................   $  1,373      $3,545
  Foreign...................................................          1          --
Deferred
  Domestic..................................................    (11,182)       (805)
                                                               --------      ------
(Benefit) provision for income taxes........................   $ (9,808)     $2,740
                                                               ========      ======


     Deferred tax liabilities (assets) at December 31 consist of:


                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Depreciation................................................   $ 14,105      $15,482
                                                               --------      -------
Gross deferred tax liabilities..............................     14,105       15,482
                                                               --------      -------
Amortization................................................       (413)        (328)
Inventory...................................................     (2,595)      (2,269)
Impairment of Assets........................................     (8,938)           0
Bad Debts/Other Accrueds....................................       (791)        (336)
                                                               --------      -------
Gross deferred tax assets...................................    (12,737)      (2,933)
                                                               --------      -------
Valuation allowance.........................................          0            0
                                                               --------      -------
                                                               $  1,368      $12,549
                                                               ========      =======

                               FIBERVISIONS, INC.

     A reconciliation of the statutory income tax rate to the effective rate follows:


                                                              2000      1999
                                                              -----    ------
Statutory income tax rate...................................  35.00%    35.00%
State taxes.................................................   0.85    (12.77)
Provision to return true-up.................................   2.32      8.60
Goodwill....................................................  (5.00)    12.85
Reserves....................................................  (3.31)     4.20
Other.......................................................  (0.04)     0.64
                                                              -----    ------
                                                              29.81%    48.53%
                                                              =====    ======


12. LONG TERM DEBT AND OTHER FINANCING ARRANGEMENTS

     Hercules manages the Company's cash and indebtedness. The majority of the cash provided by or used by the Company is provided through this consolidated cash and debt management system. As a result, the amount of domestic cash or debt historically related to the Company is not determinable. For the purposes of the Company's historical financial statements all of its positive or negative cash flows have been treated as cash transferred to or from its parent.

     The Company has intercompany loans with Hercules Group in the amount of $61,532 thousand and $60,399 thousand which is included in the net Hercules Group investment balance at December 31, 2000 and 1999, respectively. The weighted average rate on long term intercompany borrowing was 7.4% and 6.4% in 2000 and 1999, respectively. Interest expense was $5,209 thousand and $3,606 thousand in 2000 and 1999, respectively. Repayment terms of the loan are included as part of the Hercules cash management system as described in the previous paragraph.

13. COMMITMENTS AND CONTINGENCIES

     The Company has operating leases (including office space, storage space, and data processing equipment) expiring at various dates. Rental expense was $540 thousand in 2000 and $434 thousand in 1999.

     The net minimum future payments at December 31, 2000 are as follows:

                                                              (DOLLARS IN
                                                              THOUSANDS)
2001........................................................     $370
2002........................................................      255
2003........................................................      189
                                                                 ----
     Total..................................................     $814
                                                                 ====

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position, results of operations, or cash flows of the Company.


14. PENSION, OTHER POSTRETIREMENT BENEFITS AND OTHER BENEFITS


     The Company participates in a defined benefit pension plan sponsored by Hercules, which covers substantially all employees of Hercules in the U.S. Benefits under this plan are based on the average final pay and years of service. Hercules also provides postretirement health care and life insurance benefits to eligible retired employees and their dependents.

                               FIBERVISIONS, INC.

     Information on the actuarial present value of the benefit obligation and fair value of the plan assets is not presented as Hercules manages its U.S. employee benefit plans on a consolidated basis and such information is not maintained separately for the U.S. employees of the Company. The Company's statement of operations includes an allocation of the costs of the U.S. benefits plans. The pension costs were allocated based on percentage of pensionable wages, for each of the years presented, postretirement benefit costs were allocated using factors derived from the relative net assets and revenues. Net pension expense (income) of Hercules allocated to the Company was ($670) for the year ended December 31, 2000 and there was no allocation for 1999 as the Company did not participate in the plan.


     The Company maintains a 401(k) savings plan for its full-time U.S. employees. Each participant in the plan may elect to contribute 1% to 15% of his or her annual salary to the plan subject to statutory limitations. The company matches employee contributions to the plan at the rate of 50% of the first 6% of salary contributed. The Company's matching contribution was $313 thousand and $334 thousand for 2000 and 1999, respectively.

15. LONG TERM INCENTIVE COMPENSATION PLAN


     FiberVisions participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.


     In 1995, Hercules changed the structure of the long-term incentive compensation plans to place a greater emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and cash value awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding was 491,488 at December 31, 2000, and 926,689 at December 31, 1999.

     At December 31, 2000, under Hercules' incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to Hercules in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans. There were no charges to income for the cost of stock awards over the restriction or performance period for 2000 and 1999, respectively.

                               FIBERVISIONS, INC.

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000 and 1999:

                                            REGULAR                  PERFORMANCE-ACCELERATED
                                 -----------------------------    -----------------------------
                                 NUMBER OF    WEIGHTED-AVERAGE    NUMBER OF    WEIGHTED-AVERAGE
                                  SHARES           PRICE           SHARES           PRICE
                                 ---------    ----------------    ---------    ----------------
January 1, 1999................        --              --              --               --
Granted........................    69,000          $37.56          55,700           $37.56
Exercised......................        --              --              --               --
Forfeited......................        --              --              --               --
                                  -------          ------          ------           ------
December 31, 1999..............    69,000          $37.56          55,700           $37.56
Granted........................    97,800          $17.25              --               --
Exercised......................        --              --              --               --
Forfeited......................        --              --              --               --
                                  -------          ------          ------           ------
December 31, 2000..............   166,800          $25.65          55,700           $37.56


     The weighted-average fair value of regular stock options granted during 2000 and 1999 was $8.85 and $8.08, respectively. The weighted-average fair value of performance-accelerated stock options granted during 1999 was $8.01.


     Following is a summary of regular stock options exercisable at December 31, 2000 and 1999, and their respective weighted-average share prices:

                                                            NUMBER OF    WEIGHTED-AVERAGE
OPTIONS EXERCISABLE                                          SHARES       EXERCISE PRICE
-------------------                                         ---------    ----------------
December 31, 1999.........................................       --               --
December 31, 2000.........................................   37,850           $31.53


     There were no performance-accelerated stock options exercisable at December 31, 2000 and 1999.


     Following is a summary of stock options outstanding at December 31, 2000:

                                         OUTSTANDING OPTIONS
                         ----------------------------------------------------          EXERCISABLE OPTIONS
                                              WEIGHTED-                          --------------------------------
                             NUMBER            AVERAGE           WEIGHTED-           NUMBER          WEIGHTED-
                         OUTSTANDING AT       REMAINING           AVERAGE        EXERCISABLE AT       AVERAGE
EXERCISE PRICE RANGE        12/31/00       CONTRACTUAL LIFE    EXERCISE PRICE       12/31/00       EXERCISE PRICE
--------------------     --------------    ----------------    --------------    --------------    --------------
REGULAR STOCK OPTIONS
$12 - $20..............      97,800              9.13              $17.25            11,250            $17.25
$30 - $40..............      69,000              8.34              $37.56            26,600            $37.56
                            -------                                                  ------
                            166,800                                                  37,850
                            =======                                                  ======
PERFORMANCE-ACCELERATED
  STOCK OPTIONS
$14 - $40..............      55,700              8.34              $37.56                --                --
                            -------                                                  ------
                             55,700                                                      --
                            =======                                                  ======

     The Company currently expects that 100% of performance-accelerated stock options will eventually vest.

     The company's employees may also participate in the Hercules Employee Stock Purchase Plan ("ESPP"). The ESPP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common

                               FIBERVISIONS, INC.

stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at December 31, 2000 and 1999, were 1,597,861 and 949,464, respectively. The Company applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.

     Had compensation cost for Hercules' Stock-Based Incentive Plans and Employee Stock Purchase Plan been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.

     The following weighted-average assumptions would be used in estimating fair value for 2000 and 1999:

                                                              PERFORMANCE       EMPLOYEE STOCK
ASSUMPTION                                  REGULAR PLAN    ACCELERATED PLAN    PURCHASE PLAN
----------                                  ------------    ----------------    --------------
Dividend yield............................          2%              3.4%              0.0%
Risk-free interest rate...................       5.88%             5.38%             5.41%
Expected life.............................     7.1 yrs            5 yrs.            3 mos.
Expected volatility.......................      29.20%            27.31%            44.86%


     The Company's net (loss) income for 2000 and 1999 would approximate the pro forma amounts below:



                                                                2000          1999
                                                              ---------      -------
                                                              (DOLLARS IN THOUSANDS)
Net income
  As reported...............................................  $(23,091)      $2,900
  Pro forma.................................................  $(23,521)      $2,745


16. RELATED PARTY TRANSACTIONS

     The Company has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and therefore may not necessarily reflect the result of arm-length negotiations between independent parties. The terms of the agreements provide for the sale of product to the affiliated entities based on a cost-plus formula.

  Corporate and other allocations

     As discussed in Note 1, the financial statements of the Company reflect certain allocated support costs incurred by other entities in Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, safety, information management, health and environmental, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; or a percentage allocation for such services provided based on factors such as revenues, net assets, cost of sales and relative weighting of geographic activity. In addition, the Company allocates certain of its own costs to other companies in the FiberVision group of companies. These allocations are reflected in the selling, general and administrative line item in our statement of operations. Such allocations and corporate charges totaled ($1,444) thousand and ($2,865) thousand in 2000 and 1999, respectively.

  Sales to Hercules Group

     The Company sells fiber in the normal course of business to affiliated companies. Company's revenues from sales to affiliated companies were $105,724 thousand and $92,352 thousand in 2000 and 1999, respectively.

                               FIBERVISIONS, INC.

  Purchases from Hercules Group

     The Company purchases supplies in the normal course of business from the Hercules Group. The Company's purchases from Hercules Group were $69 thousand and $80 thousand in 2000 and 1999, respectively.

17. NET HERCULES GROUP INVESTMENT

     Changes in net Hercules Group investment were as follows:

                                                              (DOLLARS IN
                                                              THOUSANDS)
Balance at January 1, 1999..................................   $151,138
Net income..................................................      2,900
Intercompany transactions, net..............................     13,208
                                                               --------
Balance at December 31, 1999................................    167,246
Net (loss)..................................................    (23,091)
Intercompany transactions, net..............................       (197)
                                                               --------
Balance at December 31, 2000................................   $143,958
                                                               ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
 Wilmington, Delaware


     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive (loss) income and of cash flows present fairly, in all material respects, the financial position of FiberVisions L.L.C., a subsidiary of Hercules Incorporated, and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America that require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 31, 2001

                              FIBERVISIONS, L.L.C.


     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME


                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
                                                               (DOLLARS IN THOUSANDS)
Sales to third parties......................................   $236,856      $253,648
Sales to affiliates.........................................     15,003      $     --
                                                               --------      --------
                                                                251,859       253,648
Cost of sales...............................................    223,133       193,696
Selling, general, and administrative expenses...............      9,573        13,262
Research and development....................................      4,475         4,400
Impairment of long lived assets (Note 11)...................     53,541            --
Other operating expenses, net (Note 12).....................      7,196         7,089
                                                               --------      --------
(Loss) profit from operations...............................    (46,059)       35,201
Equity in income of affiliated companies (Note 6)...........        153            --
Interest expense, net (Note 10).............................      6,940         8,551
                                                               --------      --------
Net (loss) income...........................................    (52,846)       26,650
Translation adjustments.....................................      1,856         1,281
                                                               --------      --------
Comprehensive (loss) income.................................   $(50,990)     $ 27,931
                                                               ========      ========

   The accompanying notes are an integral part of the consolidated financial statements.

                              FIBERVISIONS, L.L.C.

                           CONSOLIDATED BALANCE SHEET

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................  $  4,777     $  5,155
  Accounts receivable, net..................................    42,809       43,103
  Affiliate receivables, net (Note 5).......................     2,711           --
  Inventories (Note 4)......................................    17,993       22,418
                                                              --------     --------
  Total current assets......................................    68,290       70,676
                                                              --------     --------
Property, plant, and equipment, net (Note 8)................   121,966      179,163
Goodwill and other intangible assets, net (Note 9)..........   199,696      209,803
Deferred charges and other assets...........................       423        1,347
                                                              --------     --------
  Total assets..............................................  $390,375     $460,989
                                                              ========     ========
LIABILITIES AND NET MEMBERS' (HERCULES GROUP) INVESTMENT
Current liabilities
  Accounts payable..........................................  $ 21,405     $ 23,899
  Short-term debt (Note 7)..................................    11,588       10,288
  Accrued expenses (Note 8).................................    12,542       13,524
                                                              --------     --------
  Total current liabilities.................................    45,535       47,711
Long-term debt -- third parties (Note 7)....................    53,919       70,141
                                                              --------     --------
  Total liabilities.........................................    99,454      117,852
Commitments and contingencies (Note 14).....................        --           --
Net members' (Hercules Group) investment (Note 18)
  Accumulated other comprehensive income....................     3,356        1,500
  Intercompany transactions.................................   287,565      341,637
                                                              --------     --------
  Net members' (Hercules Group) investment..................   290,921      343,137
                                                              --------     --------
  Total liabilities and net members' (Hercules Group)
     investment.............................................  $390,375     $460,989
                                                              ========     ========

   The accompanying notes are an integral part of the consolidated financial statements.

                              FIBERVISIONS, L.L.C.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss) income...........................................   $(52,846)    $ 26,650
Adjustments to reconcile net (loss) income to net cash
  provided by operations:
  Depreciation..............................................     15,658       17,406
  Provision for impairment of long-lived assets.............     53,541           --
  Amortization of goodwill..................................      7,394        7,532
  Bad debt expense..........................................        216           --
  Loss on disposal of fixed assets..........................         --           89
  Affiliates' earnings in excess of dividends received......       (303)          --
  Corporate and other cost allocations......................        457        1,180
  Noncash (credits).........................................       (142)        (131)
  Accruals and deferrals of cash receipts and payments:
     Accounts receivable....................................       (498)      (1,486)
     Affiliate receivables (payables).......................     (4,926)          --
     Transfers to/from Hercules Group.......................       (932)       3,294
     Inventories............................................      4,031       (3,459)
     Accounts payable and accrued expenses..................     (1,792)       4,216
     Noncurrent assets and liabilities......................      1,148         (565)
                                                               --------     --------
       Net cash provided by operations......................     21,006       54,726
                                                               --------     --------
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures........................................    (13,129)     (15,368)
Acquisitions, net of cash acquired..........................       (355)          --
Other, net..................................................      2,908         (171)
                                                               --------     --------
       Net cash used in investing activities................    (10,576)     (15,539)
                                                               --------     --------
CASH FLOW FROM FINANCING ACTIVITIES:
Long-term debt repayments, third parties....................     (9,726)     (11,092)
Transfers to/from Hercules Group............................       (751)     (29,370)
Change in short-term debt...................................         (9)          --
                                                               --------     --------
       Net cash used in financing activities................    (10,486)     (40,462)
                                                               --------     --------
Effect of exchange rate changes on cash.....................       (322)        (140)
                                                               --------     --------
Net decrease in cash and cash equivalents...................       (378)      (1,415)
Cash and cash equivalents at beginning of year..............      5,155        6,570
                                                               --------     --------
Cash and cash equivalents at end of year....................   $  4,777     $  5,155
                                                               ========     ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest (net of amount capitalized)......................   $  6,980     $  8,487
  Income taxes, net.........................................      1,724        5,216
Noncash financing activities:
  Corporate and other cost allocations......................        457        1,180


   The accompanying notes are an integral part of the consolidated financial statements.

                              FIBERVISIONS, L.L.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     FiberVisions LLC. ("FiberVisions" or the "Company") serves worldwide markets for polypropylene nonwoven fiber used to make disposable hygiene products. The Company also produces olefin fiber and yarn for domestic textile and industrial markets for use in fabrics, residential upholstery, geotextiles, carpets and asphalt. The company is a wholly owned subsidiary of Hercules Incorporated ("Hercules").

     Historically, separate company stand-alone financial statements were not prepared for the Company. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock of substantially all of Hercules' domestic subsidiaries (including FiberVisions LLC) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information on the Company, a collateral party to the Hercules debt, based on the Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.

     The Company participates in Hercules' centralized cash management system. Accordingly, cash received from the Company's operations is transferred to Hercules on a periodic basis, and Hercules funds all operational and capital requirements.

     The financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation methods are reasonable.


     During 1998, Hercules acquired the remaining 49% of the Company to make it a wholly owned subsidiary. These financial statements include the push-down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant, and equipment and their related amortization and depreciation adjustments.

                              FIBERVISIONS, L.L.C.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of the FiberVisions, L.L.C. and its majority-owned subsidiaries where control exits (see below). Investments in affiliated companies with a greater than 20% and less than 50% ownership interest are accounted for using the equity method of accounting and, accordingly, consolidated income includes FiberVisons L.L.C.'s share of their income. All intercompany transactions and profits have been eliminated.

SUBSIDIARY                                             DOMICILE      FUNCTIONAL CURRENCY
----------                                             --------      -------------------
FiberVisions Products, Inc.........................  United States   US Dollar
FiberVisions GmBH..................................  Germany         German Mark
FiberVisions (China) A/S...........................  Denmark         Danish Kroner
FiberVisions A.G...................................  Switzerland     Swiss Franc
FiberVisions (China) Textiles
  Products Ltd.....................................  China           Chinese Renmimbi
FiberVisions (Suzhou) Nonwovens Products Ltd.......  China           Chinese Renmimbi
FiberVisions, LP...................................  United States   US Dollar
Athens Holding, Inc................................  United States   US Dollar
FV Holdings, Inc...................................  United States   US Dollar
ES FiberVisions Holdings ApS.......................  Denmark         Danish Kroner
ES FiberVisions, Inc...............................  United States   US Dollar
ES FiberVisions LP.................................  United States   US Dollar
ES FiberVisions ApS................................  Denmark         Danish Kroner
ES FiberVisions Hong Kong Ltd......................  Hong Kong       Hong Kong Dollar
Covington Holdings, Inc............................  United States   US Dollar

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     The company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with the terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.

  Cash and Cash Equivalents

     Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

  Inventories

     Inventories are stated at the lower of cost or market using the average cost method.

                              FIBERVISIONS, L.L.C.

  Property and Depreciation

     Property, plant, and equipment are stated at cost. The company uses the straight-line method of depreciation. The company believes straight-line depreciation provides a better matching of costs and revenues over the lives of the assets. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant, machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years.


     Maintenance, repairs, and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is expensed.


  Goodwill and Other Intangible Assets

     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited, generally 40 years for goodwill and 10 years for other intangible assets. Goodwill arises in connection with acquisitions. The purchase price is allocated to the fair value of the assets acquired and liabilities assumed with the excess recorded as goodwill.

  Income Taxes

     The Company is a multi-member Limited Liability Company (LLC). Under U.S. tax regulations, LLC's are treated as a partnership for tax purposes. Accordingly, income taxes have not been provided in the accompanying financial statements, as the tax effects of the operating LLC's operations accrue directly to the members.

  Impairment of Long-lived Assets

     The company reviews its long-lived assets, including goodwill and other intangibles, for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments. During 2000 the company recorded long-lived asset impairments of $53,541 thousand (see note 11).

  Foreign Currency Translation and Transactions

     The accompanying consolidated financial statements are reported in U.S. dollars. The US Dollar is the functional currency for FiberVisions L.L.C. and its domestic subsidiaries and associated companies. However, the Danish kroner, Chinese renmimbi, German mark, and the Swiss franc are the functional currencies for its foreign subsidiaries located in the Denmark, China, Germany, and Switzerland respectively. The translation of the functional currencies into U.S. dollars (reporting currency) is performed for assets and liabilities using the current exchange rates in effect at the balance sheet date, and for revenues, costs and expenses using average exchange rates prevailing during the reporting periods. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as other comprehensive income, a separate component of shareholders' equity.

     Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Revenues, costs and expenses are recorded using average exchange rates prevailing during the reporting periods. Gains or losses resulting from foreign currency transactions are included in the statement of operations.

                              FIBERVISIONS, L.L.C.

  Cash and Cash Equivalents

     Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. However, the overall risk is limited to the large number of customers in different geographic areas and industries.

  Stock-based Compensation

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25)). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standard No. 123, "Accounting for Stock-based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair-value-based method of accounting had been applied.

  Net Members' (Hercules Group) Investment

     The net Members' (Hercules Group) investment account reflects the balance of FiberVisions historical earnings, foreign currency translation, intercompany amounts, income tax, taxes accrued and deferred, post employment liabilities, and other transactions between the Company and the Members/Hercules Group.


  Research and Development



     Research and development costs are expensed as incurred.


  New Accounting Pronouncements


     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133 will not have a material effect on its earnings or statement of financial position.



     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, is to be effective October 1, 2000. Adoption of SAB 101 did not have a material effect on our profit from operations.


     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). For the Company's, these statements will generally

                              FIBERVISIONS, L.L.C.

become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.


     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting units. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on the Company's financial statements.


     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assts. SFAS 143 will become effective for the Company from January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


3. ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net, consists of:

                                                             2000         1999
                                                           ---------    ---------
                                                           (DOLLARS IN THOUSANDS)
Trade....................................................   $39,834      $40,836
Rebates from suppliers...................................     2,857        2,626
Other....................................................       748          459
                                                            -------      -------
                                                             43,439       43,921
Less allowance for doubtful accounts.....................      (630)        (818)
                                                            -------      -------
          Total..........................................   $42,809      $43,103
                                                            =======      =======

4. INVENTORIES

     The components of inventories are:

                                                             2000         1999
                                                           ---------    ---------
                                                           (DOLLARS IN THOUSANDS)
Finished products........................................   $ 7,461      $10,713
Materials, supplies, and work in process.................    10,532       11,705
                                                            -------      -------
          Total..........................................   $17,993      $22,418
                                                            =======      =======

5. AFFILIATE RECEIVABLES, NET


     Trade receivables from affiliates, consists of $4,926 thousand due from ES FiberVisions, net of $2,215 thousand of accumulated losses of unconsolidated companies in excess of investments (see Note 6).

                              FIBERVISIONS, L.L.C.

6. INVESTMENTS

     On January 1, 2000 FiberVisions and Chisso Polypro Fiber Co., Ltd formed a 50/50 joint venture, ES FiberVisions, combining their bicomponent fibers businesses outside of Japan. While FiberVisions has a 50% equity interest, it's share of joint venture operations is 67%. The venture extends the Company's strategy to continue globalization of bicomponent fiber by establishing sales support facilities in key regions. Both parent companies supply fiber to the joint venture under manufacturing agreements. FiberVisions manufactures bicomponent fibers for the joint venture at the Varde, Denmark and Athens, Georgia locations. The annual sales of the venture were approximately $48 million in fiscal 2000. FiberVisions share of ES FiberVisions net income was $153 thousand.

     Summarized financial information for the equity affiliate at December 31, 2000 and the year then ended is as follows:

                                                                  2000
                                                              ------------
                                                              (DOLLARS IN
                                                               THOUSANDS)
Current assets..............................................    $10,809
Non Current assets..........................................      1,450
Current liabilities.........................................     10,803
Net sales...................................................    $48,410
Gross profit................................................      7,520
Net earnings................................................        228

7. LONG-TERM DEBT

     Long-term debt at December 31, 2000 and 1999 is summarized as follows:


                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSAND)
Unibank A/S Term Loan due in varying amounts through 2005
  with an average interest rate of 5.82%....................  $ 19,428     $ 21,221
Finansierings Instituttet for Industri og Handvoerk A/S
  (FIH) term notes at various rates from 7.90% to 9.60% and
  due in varying amounts through 2006.......................    15,447       22,043
Danmark Finansiering Institut A/S (DFI) term notes at
  various rates from 6.48% to 9.72% and due in varying
  amounts through 2006......................................    23,482       28,943
Mortgage at a fixed rate of 7.16% and due in varying amounts
  through 2014..............................................     4,490        5,121
Industrialization Fund for Developing Countries (IFU) at a
  fixed rate of 5.23% and due in 2001.......................     2,410        2,851
Lease purchase obligation...................................       250          250
                                                              --------     --------
                                                                65,507       80,429
Less current maturities.....................................   (11,588)     (10,288)
                                                              --------     --------
Total.......................................................  $ 53,919     $ 70,141
                                                              ========     ========


     FIH term notes are collateralized by land, buildings, and plant and machinery of approximately $28,932 thousand. The DFI loan is collateralized by a letter of indemnification regarding land, buildings and plant and machinery of approximately $18,706 thousand. The mortgage is collateralized by land and buildings of approximately $4,490 thousand.

     In December 1996 the Company entered into a long-term lease purchase obligation with The Athens-Clark County Industrial Development Authority to purchase land. The interest rate is fixed at 1% per annum and the due date of the obligation is December 2020. The balance of the obligation was $250 thousand at December 31, 2000 and 1999.

                              FIBERVISIONS, L.L.C.

     Scheduled annual maturities of long-term debt outstanding at December 31, 2000 in the successive five-year period are summarized as follows:

                                                              (DOLLARS IN
                                                              THOUSANDS)
2001                                                            $11,588
2002........................................................      7,773
2003........................................................     12,737
2004........................................................     12,705
2005........................................................     13,169
Thereafter..................................................      7,535
                                                                -------
Total.......................................................    $65,507
                                                                =======

8. ADDITIONAL BALANCE SHEET DETAIL

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Property, plant, and equipment
  Land......................................................  $   1,282    $   1,330
  Buildings and equipment...................................    365,539      361,492
  Construction in progress..................................     16,054       15,868
                                                              ---------    ---------
     Total..................................................    382,875      378,690
  Accumulated depreciation and amortization.................   (260,909)    (199,527)
                                                              ---------    ---------
  Net property, plant, and equipment........................  $ 121,966    $ 179,163
                                                              =========    =========
Accrued expenses
  Payroll and employee benefits.............................  $   2,168    $   1,957
  Accrued interest payable..................................        365          312
  Miscellaneous.............................................     10,009       11,255
                                                              ---------    ---------
                                                              $  12,542    $  13,524
                                                              =========    =========

9. GOODWILL AND OTHER INTANGIBLES ASSETS

     At December 31, 2000 and 1999, the goodwill and other intangible assets were:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Goodwill from Hercules acquisition..........................  $188,051     $188,051
Other goodwill..............................................        --        2,849
Other intangibles...........................................    31,350       31,410
                                                              --------     --------
Total.......................................................   219,401      222,310
Less accumulated amortization...............................   (19,705)     (12,507)
                                                              --------     --------
  Net goodwill and other intangible assets..................  $199,696     $209,803
                                                              ========     ========

     In July 1998, Hercules Inc. completed the acquisition of 49% share of FiberVisions L.L.C. owned by its joint venture partner, Jacob Holm & Son A/S, for approximately $230 million in cash, plus assumed debt of $188 million. The allocation of the purchase price resulted in $188,051 thousand of goodwill for the FiberVisons group, which is being amortized over its estimated useful life of 40 years. Other intangibles assets,

                              FIBERVISIONS, L.L.C.

related to the acquisition, amounted to $29,752 thousand, the remaining other intangible assets relate to capitalization of certain patent costs.

10. INTEREST EXPENSE, NET

     Interest costs are summarized as follows:

                                                                2000          1999
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Interest expense............................................   $7,459        $8,738
Interest income.............................................     (519)         (187)
                                                               ------        ------
Interest expense, net.......................................   $6,940        $8,551
                                                               ======        ======

11. IMPAIRMENT OF LONG LIVED ASSETS

     In the third quarter of 2000, FiberVisions recorded assets impairments of the China facility of $28,169 thousand. Management determined that revised growth projections for the China hygiene non-woven market would indefinitely delay the feasibility of expanding the production capability of the facility. Estimated future cash flows related to this facility without the planned expansion indicated that an impairment had occurred. The impairment charge was required to write off approximately 90% of the net book value of the existing Suzhou, China facility as well as the investment in the new fiber line.

     In addition, impairment of $25,372 thousand was required to write off the remaining net book value of the textiles plant in Covington, GA. The textiles business fundamentals have been deteriorating for the past few years. In 2000, the cost for the major raw material, polypropylene, has risen above historical price levels. The combination of the above factors has resulted in an irreversible loss of profitability for the textiles business. Estimated future cash flows related to this facility indicated full impairment had occurred.

12. OTHER OPERATING EXPENSES, NET

     Other operating expenses, net, consists of the following:

                                                                2000          1999
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Goodwill and intangible amortization........................   $7,342        $7,402
Loss (gain) on foreign currency translation.................      106          (327)
Miscellaneous expense (income), net.........................     (252)           14
                                                               ------        ------
                                                               $7,196        $7,089
                                                               ======        ======

13. OTHER FINANCING ARRANGEMENTS

     Hercules manages the Company's cash and indebtedness. The majority of the cash provided by or used by the Company is provided through this consolidated cash and debt management system. As a result, the amount of domestic cash or debt historically related to the Company is not determinable. For the purposes of the Company's historical financial statements all of its positive or negative cash flows have been treated as cash transferred to or from its parent.

     The Company has an intercompany loan with the Hercules Group in the amount of $36,799 thousand and $39,546 thousand which is included in the net members' (Hercules Group) investment balance at December 31, 2000 and 1999, respectively. During 2000 and 1999 the weighted average interest rate on the intercompany borrowings was 7.4% and 6.4%, respectively. Interest expense was $2,865 thousand and

                              FIBERVISIONS, L.L.C.

$2,721 thousand in 2000 and 1999, respectively. Repayment terms of the loan are included as part of the Hercules cash management system as described in the previous paragraph.

14. COMMITMENTS AND CONTINGENCIES

     The Company has operating leases (including office space, storage space, and data processing equipment) expiring at various dates. Rental expense was $574 thousand in 2000 and $484 thousand in 1999.

     The net minimum future payments at December 31, 2000 are as follows:

                                                              (DOLLARS IN
                                                              THOUSANDS)
2001........................................................     $404
2002........................................................      284
2003........................................................      204
2004........................................................        6
2005........................................................        3
                                                                 ----
          Total.............................................     $901
                                                                 ====

     In the spring of 2001 the Danish tax authorities indicated that they intend to increase FiberVisions A/S' taxable income for the tax year 1997. The tax value of the declared increase amounts to approximately $1,400 thousand. Management does not agree with the assessment of the tax authorities, and the case will be appealed. Consequently, the final outcome of the case is uncertain.

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

15. PENSION, OTHER POSTIRETIREMENT BENEFITS AND OTHER BENEFITS

     The Company participates in a defined benefit pension plan sponsored by Hercules, which covers substantially all employees of Hercules in the U.S. Benefits under this plan are based on the average final pay and years of service. Hercules also provides postretirement health care and life insurance benefits to eligible retired employees and their dependents.

     Information on the actuarial present value of the benefit obligation and fair value of the plan assets is not presented as Hercules manages its U.S. employee benefit plans on a consolidated basis and such information is not maintained separately for the U.S. employees of the Company. The Company's statement of operation includes an allocation of the costs of the U.S. benefits plans. The pension costs were allocated based on percentage of pensionable wages, for each of the years presented, postretirement benefit costs were allocated using factors derived from the relative net assets and revenues. Net pension expense (income) of Hercules allocated to the Company was ($799) for the year ended December 31, 2000 and $0 for the year ended December 31, 1999.


     The Company maintains a 401(k) savings plan for its US full-time employees. Each participant in the plan may elect to contribute 1% to 15% of his or her annual salary to the plan subject to statutory limitations. The company matches employee contributions to the plan at the rate of 50% of the first 6% of salary contributed. The Company's matching contribution was $382 thousand and $413 thousand for 2000 and 1999, respectively.


     FiberVisions A/S maintains a contributory pension plan. FiberVisions A/S matching contribution was $964 thousand and $977 thousand for 2000 and 1999, respectively. FiberVisions (China) Textiles Products,

                              FIBERVISIONS, L.L.C.

Ltd. provides a housing allowance for their employees. FiberVisions (China) Textiles Products, Ltd. contribution was $160 thousand and $137 thousand in 2000 and 1999, respectively.

16. LONG TERM INCENTIVE COMPENSATION PLAN

     The company participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.

     In 1995, Hercules changed the structure of the long-term incentive compensation plans to place a greater emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and Cash Value Awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding was 491,488 at December 31, 2000, and 926,689 at December 31, 1999.

     At December 31, 2000, under Hercules' incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to Hercules in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans. There were no charges to income for the cost of stock awards over the restriction or performance period for 2000 and 1999, respectively.

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000 and 1999:


                                                    REGULAR                  PERFORMANCE-ACCELERATED
                                         -----------------------------    -----------------------------
                                         NUMBER OF    WEIGHTED-AVERAGE    NUMBER OF    WEIGHTED-AVERAGE
                                          SHARES           PRICE           SHARES           PRICE
                                         ---------    ----------------    ---------    ----------------
January 1, 1999........................        --              --              --               --
Granted................................    69,000          $37.56          55,700           $37.56
Exercised..............................        --              --              --               --
Forfeited..............................        --              --              --               --
                                          -------          ------          ------           ------
December 31, 1999......................    69,000          $37.56          55,700           $37.56
Granted................................   104,675          $17.25              --               --
Exercised..............................        --              --              --               --
Forfeited..............................        --              --              --               --
                                          -------          ------          ------           ------
December 31, 2000......................   173,675          $25.32          55,700           $37.56



     The weighted-average fair value of regular stock options granted during 2000 and 1999 was $8.85 and $8.08, respectively. The weighted-average fair value of performance-accelerated stock options granted during 1999 was $8.01.

                              FIBERVISIONS, L.L.C.

     Following is a summary of regular stock options exercisable at December 31, 1999 and 2000, and their respective weighted-average share prices:

                                                    NUMBER OF    WEIGHTED-AVERAGE
OPTIONS EXERCISABLE                                  SHARES       EXERCISE PRICE
-------------------                                 ---------    ----------------
December 31, 1999.................................       --               --
December 31, 2000.................................   37,850           $31.53

     There were no performance-accelerated stock options exercisable at December 31, 2000 and 1999.

     Following is a summary of stock options outstanding at December 31, 2000:


                                        OUTSTANDING OPTIONS                           EXERCISABLE OPTIONS
                         -------------------------------------------------   -------------------------------------
                           NUMBER      WEIGHTED-AVERAGE                            NUMBER
       EXERCISE          OUTSTANDING      REMAINING       WEIGHTED-AVERAGE      EXERCISABLE       WEIGHTED-AVERAGE
      PRICE RANGE        AT 12/31/00   CONTRACTUAL LIFE    EXERCISE PRICE       AT 12/31/00        EXERCISE PRICE
-----------------------  -----------   ----------------   ----------------   ------------------   ----------------
 Regular Stock Options
       $12 - $20           104,675           9.13              $17.25              11,250              $17.25
       $30 - $40            69,000           8.34              $37.56              26,600              $37.56
                           -------                                                 ------
                           173,675                                                 37,850
                           =======                                                 ======
Performance-Accelerated
      Stock Options
       $14 - $40            55,700           8.34              $37.56                  --                  --
                           -------                                                 ------
                            55,700                                                     --
                           =======                                                 ======


     The Company currently expects that 100% of performance-accelerated stock options will eventually vest.

     The company employees may also participate in the Hercules Employee Stock Purchase Plan ("ESPP"). The ESPP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at December 31, 2000 and 1999, were 1,597,861 and 949,464, respectively. The Company applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.

     Had compensation cost for Hercules' Stock-Based Incentive Plans and Employee Stock Purchase Plan been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.


     The following weighted-average assumptions would be used in estimating fair value for 2000 and 1999:


                                               REGULAR       PERFORMANCE       EMPLOYEE STOCK
ASSUMPTION                                       PLAN      ACCELERATED PLAN    PURCHASE PLAN
----------                                     --------    ----------------    --------------
Dividend yield...............................     2%          3.4%                0.0%
Risk-free interest rate......................   5.88%         5.38%              5.41%
Expected life................................  7.1 yrs.      5 yrs.              3 mos.
Expected volatility..........................   29.20%       27.31%              44.86%

                              FIBERVISIONS, L.L.C.

     The Company's net (loss) income for 1999 and 2000 would approximate the pro forma amounts below:



                                                                 2000        1999
                                                              ----------   ---------
                                                              (DOLLARS IN THOUSANDS)
Net income
  As reported...............................................   $(52,846)    $26,650
  Pro forma.................................................   $(53,290)    $26,495


17. RELATED PARTY TRANSACTIONS

     The Company has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and therefore may not necessarily reflect the result of arm-length negotiations between independent parties. The terms of the agreements provide for the sale of product to the affiliated entities based on a cost-plus formula.

  Corporate and other allocations

     As discussed in Note 1, the financial statements of the Company reflect certain allocated support costs incurred by other entities in Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, safety, information management, health and environmental, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; or a percentage allocation for such services provided based on factors such as revenues, net assets, cost of sales and relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in our statement of operations. Such allocations and corporate charges totaled $457 thousand and $1,180 thousand in 2000 and 1999, respectively.

  Sales to affiliates

     The Company sells fiber in the normal course of business to affiliated companies. Company's revenues from sales to affiliated companies were $15,003 thousand in 2000. Total amounts due from affiliated companies related to those sales were $4,926 thousand as of December 31, 2000.

  Purchases from Hercules Group

     The Company purchases supplies in the normal course of business from the Hercules Group. The Company's purchases from Hercules Group were $76 thousand and $88 thousand in 2000 and 1999, respectively.

                              FIBERVISIONS, L.L.C.

18. NET MEMBERS' (HERCULES GROUP) INVESTMENT

     Changes in net Members' (Hercules Group) investment were as follows:

                                                              (DOLLARS IN THOUSANDS)
                                                              ----------------------
Balance at January 1, 1999..................................         $340,102
Comprehensive income for the year ended December 31, 1999...           27,931
Intercompany transactions, net..............................          (24,896)
                                                                     --------
Balance at December 31, 1999................................          343,137
Comprehensive income for the year ended December 31, 2000...          (50,990)
Intercompany transactions, net..............................           (1,226)
                                                                     --------
Balance at December 31, 2000................................         $290,921
                                                                     ========

     The Company includes accumulated other comprehensive income in net Members' Hercules Group investment. At December 31, 2000 and 1999 accumulated other comprehensive income included $3,356 thousand and $1,500 thousand, respectively, of foreign currency translation adjustments.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware


     In our opinion, the accompanying balance sheets and the related statements of income and of cash flows present fairly, in all material respects, the financial position of FiberVisions L.P., a subsidiary of Hercules Incorporated, at December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America that require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 31, 2001

                               FIBERVISIONS L.P.

                              STATEMENTS OF INCOME

                                                              YEAR ENDED DECEMBER 31,
                                                                 2000          1999
                                                              ----------    ----------
                                                               (DOLLARS IN THOUSANDS)
Sales to third parties......................................   $143,507      $139,403
Sales to Hercules Group.....................................      3,911        11,047
Sales to affiliates.........................................      1,589            --
                                                               --------      --------
                                                                149,007       150,450
Cost of sales...............................................    143,108       122,720
                                                               --------      --------
Gross profit................................................      5,899        27,730
Selling, general, and administrative expenses...............      1,475         2,298
                                                               --------      --------
Profit from operations......................................      4,424        25,432
Interest income.............................................        503            --
                                                               --------      --------
Net income..................................................   $  4,927      $ 25,432
                                                               ========      ========

    The accompanying notes are an integral part of the financial statements.

                               FIBERVISIONS L.P.

                                 BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
  Trade receivable, net of $269 and $673 allowance for
     doubtful accounts at December 31, 2000 and 1999,
     respectively...........................................   $24,346      $25,589
                                                               -------      -------
  Total assets..............................................   $24,346      $25,589
                                                               =======      =======
LIABILITIES AND NET PARTNERS' (HERCULES GROUP) INVESTMENT
Commitments and contingencies (Note 3)......................        --           --
Net partners' (Hercules Group) investment (Note 4)..........    24,346       25,589
                                                               -------      -------
  Total liabilities and net partners' (Hercules Group)
     investment.............................................   $24,346      $25,589
                                                               =======      =======

    The accompanying notes are an integral part of the financial statements.

                               FIBERVISIONS L.P.

                            STATEMENTS OF CASH FLOWS


                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                2000          1999
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income..................................................   $ 4,927      $ 25,432
Adjustments to reconcile net income to net cash provided by
  operations
  Corporate and other cost allocations......................     1,475         2,298
  Accruals and deferrals of cash receipts and payments:
     Accounts receivable, net...............................     1,243         2,776
     Transfers to/from Hercules Group.......................    (1,170)      (21,377)
                                                               -------      --------
       Net cash provided by operations......................     6,475         9,129
                                                               -------      --------
CASH FLOW FROM FINANCING ACTIVITIES:
     Transfers to/from Hercules Group.......................    (6,475)       (9,129)
                                                               -------      --------
       Net cash used in financing activities................    (6,475)       (9,129)
                                                               -------      --------
Net increase (decrease) in cash and cash equivalents........        --            --
Cash and cash equivalents at beginning of year..............        --            --
                                                               -------      --------
Cash and cash equivalents at end of year....................   $    --      $     --
                                                               =======      ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Noncash financing activities
     Corporate and other cost allocations...................   $ 1,475      $  2,298


    The accompanying notes are an integral part of the financial statements.

                               FIBERVISIONS L.P.

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     FiberVisions L.P. ("FiberVisions LP" or the "Partnership") was formed in 1998 as a 50% joint venture between FiberVisions, Inc. and FiberVisions Products, Inc. FiberVisions Inc. and FiberVisions Products, Inc. manufacture products for the Partnership under a manufacturing agreement. FiberVisions LP, FiberVisions Inc. and FiberVisions Products, Inc. are wholly owned subsidiaries of FiberVisions, L.L.C.; itself a wholly owned subsidiary of Hercules Incorporated ("Hercules").

     The Partnership serves worldwide markets for polypropylene nonwoven fiber used to make disposable hygiene products. FiberVisions LP also sells olefin fiber and yarn to domestic textile and industrial markets for use in fabrics, residential upholstery, geotextiles, carpets and asphalt.

     Historically, separate Partnership stand-alone financial statements were not prepared for the Partnership. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock of substantially all of Hercules' domestic subsidiaries and partnership interests (including FiberVisions LP) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information on the Partnership, a collateral party to the Hercules debt, based on Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.

     The Partnership participates in Hercules' centralized cash management system. Accordingly, cash received from the Partnership's operations is transferred to Hercules on a periodic basis, and Hercules funds all operational and capital requirements.

     The financial statements of the Partnership reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Partnership's financial statements were based on either a direct cost pass-through for items directly identified as related to the Partnership's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation method is reasonable.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     The Partnership recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with the terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Partnership's experience. The corresponding shipping and handling costs are included in cost of sales.

                               FIBERVISIONS L.P.

  Concentrations of Credit Risk and Significant Customers

     Financial instruments that potentially subject the Partnership to concentrations of credit risk consist principally of trade receivables.

     The Partnership's two largest customers constitute approximately 33% and 30% of total sales dollars for the years ended December 31, 2000 and 1999. The Partnership anticipates that this significant customer concentration will continue for the foreseeable future.

  Income Taxes

     Income taxes have not been provided in the accompanying financial statements, as the tax effects of the operating partnership's operations accrue directly to the partners.

  Net Partners' (Hercules Group) Investment

     The net partners' (Hercules Group) investment account reflects the balance of the Partnership's historical retained earnings, intercompany amounts and other transactions between the Company and the partners/Hercules Group.

  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. FiberVisions LP adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133 did not have an effect on its earnings or statement of financial position.

     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was to be effective October 1, 2000. The Partnership adopted SAB 101 effective as of January 1, 2000. Adoption of SAB 101 did not have a material effect on our profit from operations.

     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). For the Partnership, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.

     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The provisions of SFAS 142 will have no impact on the Partnership's financial statements.

     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assts. SFAS 143 will become effective for the Partnership in January 1, 2003 and

                               FIBERVISIONS L.P.

requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. This standard will have no impact on the Partnership's financial statements.


     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


3. COMMITMENTS AND CONTINGENCES

     The Partnership currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Partnership's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position, results of operations, or cash flows of the Partnership.

4. NET PARTNERS' (HERCULES GROUP) INVESTMENT

     Changes in net partners' (Hercules Group) investment were as follows:

                                                              (DOLLARS IN THOUSANDS)
                                                              ----------------------
Balance at January 1, 1999..................................         $28,365
Net income for the year ended December 31, 1999.............          25,432
Intercompany transactions, net..............................         (28,208)
                                                                     -------
Balance at December 31, 1999................................          25,589
Net income for the year ended December 31, 2000.............           4,927
Intercompany transactions, net..............................          (6,170)
                                                                     -------
Balance at December 31, 2000................................         $24,346
                                                                     =======

5. LONG TERM DEBT AND OTHER FINANCING ARRANGEMENTS

     The Partnership has long term intercompany receivables with affiliated entities in the amount of $8,475 thousand and $3,475 thousand which are included in the net partners' (Hercules Group) investment balance at December 31, 2000 and 1999, respectively. The weighted average rate on intercompany borrowings was 7.4% and 6.4% in 2000 and 1999, respectively. Interest income was $503 thousand and $0 in 2000 and 1999, respectively. The receivable is included as part of the Hercules cash management system as discussed in Note 1.

6. RELATED PARTY TRANSACTIONS

     The Partnership has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and therefore may not necessarily reflect the result of arm-length negotiations between independent parties. The terms of the agreements provide for the sale of product to the affiliated entities based on a cost-plus formula.

  Corporate and other allocations

     The financial statements of the Partnership reflect certain allocated support costs incurred by other entities in Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, safety, information management, health and environmental, investor relations and other corporate services. Allocations and charges included in the Partnership's financial statements were based on either a

                               FIBERVISIONS L.P.

direct cost pass-through for items directly identified as related to the Partnership's activities; or a percentage allocation for such services provided based on factors such as revenues, net assets, cost of sales and relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in our statement of operations. Such allocations and corporate charges totalled $1,475 thousand and $2,298 thousand in 2000 and 1999, respectively.

  Sales to Hercules Group

     The Partnership sells fiber in the normal course of business to the Hercules Group. Partnership's revenues from sales to affiliated companies were $1,589 thousand in 2000.

  Purchases from Hercules Group

     The Partnership purchases finished product for resale in the normal course of business from the Hercules Group. The Partnership's purchases from Hercules Group were $143,109 thousand and $122,720 thousand in 2000 and 1999, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware


     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and of cash flows present fairly, in all material respects, the financial position of FiberVisions Products, Inc., a subsidiary of Hercules Incorporated, and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America that require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 31, 2001

                          FIBERVISIONS PRODUCTS, INC.


                       CONSOLIDATED STATEMENTS OF INCOME


                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Sales to Hercules Group.....................................   $33,695      $31,013
Cost of sales...............................................    32,108       28,856
                                                               -------      -------
Gross Profit................................................     1,587        2,157
Selling, general, and administrative expenses...............     1,037          922
Other operating expenses (income), net (Note 11)............     1,112        1,125
                                                               -------      -------
Profit from operations......................................      (562)         110
Equity income of affiliated companies.......................     2,057       12,716
Interest (income) expense, net (Note 10)....................      (143)       1,426
                                                               -------      -------
Income before income taxes..................................     1,638       11,400
Provision for income taxes (Note 13)........................       571        4,049
                                                               -------      -------
Net income..................................................   $ 1,067      $ 7,351
                                                               =======      =======


                 The accompanying notes are an integral part of

                     the consolidated financial statements.

                          FIBERVISIONS PRODUCTS, INC.

                           CONSOLIDATED BALANCE SHEET


                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................   $     13      $     6
  Miscellaneous accounts receivable.........................      1,703        1,187
  Receivables from affiliates (Note 3)......................        476           --
  Inventories (Note 4)......................................      2,053        1,624
                                                               --------      -------
  Total current assets......................................      4,245        2,817
                                                               --------      -------
Property, plant, and equipment, net (Note 8)................     37,640       38,635
Investments (Note 5)........................................     18,140       15,677
Goodwill (Note 9)...........................................     40,534       41,638
Deferred charges and other assets...........................          6           --
                                                               --------      -------
  Total assets..............................................   $100,565      $98,767
                                                               ========      =======
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current liabilities
  Accounts payable..........................................   $  3,278      $ 4,115
  Accrued expenses..........................................         54           --
                                                               --------      -------
  Total current liabilities.................................      3,332        4,115
Long-term debt -- third parties (Note 6)....................        250          250
Deferred income taxes (Note 13).............................      6,920        5,911
                                                               --------      -------
  Total liabilities.........................................     10,502       10,276
Commitments and contingencies (Note 15).....................         --           --
Net Hercules Group investment (Note 14).....................     90,063       88,491
                                                               --------      -------
  Total liabilities and net Hercules Group investment.......   $100,565      $98,767
                                                               ========      =======



                 The accompanying notes are an integral part of

                     the consolidated financial statements.

                          FIBERVISIONS PRODUCTS, INC.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                2000          1999
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income..................................................   $ 1,067      $  7,351
Adjustments to reconcile net income to net cash provided
  from operations:
Depreciation................................................     3,128         2,949
Amortization of goodwill....................................     1,104         1,104
Nonoperating gain on disposals..............................        --            53
Affiliates' earnings in excess of dividends received........    (1,006)      (12,716)
Corporate and other cost allocations........................      (346)          129
Deferred income taxes.......................................     1,009         4,218
Accruals and deferrals of cash receipts and payments:
  Accounts receivable.......................................      (516)          702
  Receivables from affiliates...............................    (1,933)           --
  Transfers to/from Hercules Group..........................      (243)        3,504
  Inventories...............................................      (429)         (145)
  Accounts payable and accrued expenses.....................      (783)        2,568
  Noncurrent assets and liabilities.........................        (6)          312
                                                               -------      --------
       Net cash provided by operations......................     1,046        10,029
                                                               -------      --------
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures........................................    (2,133)       (1,934)
                                                               -------      --------
       Net cash used in investing activities................    (2,133)       (1,934)
                                                               -------      --------
CASH FLOW FROM FINANCING ACTIVITIES:
Transfers to/from Hercules Group............................     1,094        (8,095)
                                                               -------      --------
       Net cash provided by (used in) financing
        activities..........................................     1,094        (8,095)
                                                               -------      --------
Net increase in cash and cash equivalents...................         7            --
Cash and cash equivalents at beginning of year..............         6             6
                                                               -------      --------
Cash and cash equivalents at end of year....................        13             6
                                                               =======      ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Income taxes, net.........................................   $    --      $    353
Noncash financing activities
  Corporate and other cost allocations......................      (346)          129



                 The accompanying notes are an integral part of

                     the consolidated financial statements.

                          FIBERVISIONS PRODUCTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS


     FiberVisions Products, Inc. ("Products" or the "Company"), a wholly owned subsidiary of Hercules Incorporated ("Hercules"), serves worldwide markets for polypropylene nonwoven fiber used to make disposable hygiene products. The company was formed on September 26, 1994.



     Historically, separate company stand-alone financial statements were not prepared for the Company. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock of substantially all of Hercules' domestic subsidiaries (including FiberVisions Products) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information on the Company, a collateral party to the Hercules debt, based on the Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.


     The Company participates in Hercules' centralized cash management system. Accordingly, cash received from the Company's operations is transferred to Hercules on a periodic basis, and Hercules funds all operational and capital requirements.

     The financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation methods are reasonable.


     During 1998, Hercules acquired the Company to make it a wholly owned subsidiary. These financial statements include the push-down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant, and equipment and their related amortization and depreciation adjustments.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation


     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries where control exists (see chart below). Investments in affiliated companies with a greater than 20% and 50% or less ownership interest are accounted for using the equity method of accounting and, accordingly, consolidated income includes the Company's share of their income. All intercompany transactions and profits have been eliminated.


                                                            PERCENTAGE
SUBSIDIARY                                   DOMICILE       OWNERSHIP     FUNCTIONAL CURRENCY
----------                                 -------------    ----------    -------------------
FiberVisions, LP.........................  United States        50%            US Dollar
Athens Holding, Inc......................  United States       100%            US Dollar
FV Holdings, Inc. .......................  United States       100%            US Dollar
ES FiberVisions, Inc. ...................  United States        50%            US Dollar
ES FiberVisions LP.......................  United States        50%            US Dollar

                          FIBERVISIONS PRODUCTS, INC.

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     The company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with the terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.

  Cash and Cash Equivalents

     Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

  Inventories

     Inventories are stated at the lower of cost or market using the average cost method.

  Property and Depreciation

     Property, plant, and equipment are stated at cost. The company uses the straight-line method of depreciation to depreciate assets over their useful lives. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant, machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years.

     Maintenance, repairs, and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is charged to income.

  Goodwill

     Goodwill is amortized on a straight-line basis over the estimated future periods to be benefited, generally 40 years.

  Impairment of Long Lived Assets

     The company reviews its long-lived assets, including goodwill and other intangibles, for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.


  Concentrations of Credit Risk


     Financial instruments that potentially subject the Company to concentration of credit risk consist principally of trade receivables from FiberVisions LP.

                          FIBERVISIONS PRODUCTS, INC.

  Financial Instruments

     The Company uses various non-derivative financial instruments, including letters of credit, and generally does not require collateral to support its financial instruments.

  Net Hercules Group Investment


     The net Hercules Group investment account reflects the balance of FiberVisions historical earnings, intercompany amounts, income tax, and other transactions between FiberVisions Products, Inc. and the Hercules Group.


  Income Taxes

     The provisions for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

  New Accounting Pronouncements


     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133 will not have a material effect on its earnings or statement of financial position.



     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, is to be effective October 1, 2000. Adoption of SAB 101 did not have a material effect on our profit from operations.



     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). For FiberVisions Products, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.



     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting unit. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on FiberVisions Products' financial statements.

                          FIBERVISIONS PRODUCTS, INC.

     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assets. SFAS 143 will become effective for FiberVisions Products, Inc. in January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.

3. RECEIVABLES FROM AFFILIATES


     Trade receivables from affiliates, consists of $1,933 thousand due from ES FiberVisions, net of $1,647 thousand of accumulated losses of unconsolidated companies in excess of investment (see Note 5).


4. INVENTORIES

     The components of inventories are:

                                                              2000      1999
                                                             ------    ------
Finished products..........................................  $  766    $  467
Raw materials..............................................   1,254     1,116
Work in process............................................      33        41
                                                             ------    ------
Total......................................................  $2,053    $1,624
                                                             ======    ======

5. INVESTMENTS

     The equity investments in affiliated companies consist of:


                                                            2000       1999
                                                           -------    -------
                                                              (DOLLARS IN
                                                               THOUSANDS)
Investment in FiberVisions, LP...........................  $18,140    $15,677



     In 1998, Products entered into a 50% joint venture with Fibervisions Inc. Products and FiberVisions Inc. manufacture products for the joint venture, FiberVisions LP, under a manufacturing agreement. Products share of the net income was $2,463 thousand and $12,716 thousand in 2000 and 1999 respectively.



     On January 1, 2000 Products and Chisso Polypro Fiber Co., Ltd formed a 50/50 joint venture, ES FiberVisions, combining their bicomponent fibers businesses outside of Japan. While Products has a 50% equity interest, it's share of joint venture income is 67%. The venture extends the Company's strategy to continue globalization of bicomponent fiber by establishing sales support facilities in key regions. Both parent companies supply fiber to the joint venture under manufacturing agreements. Products manufactures bicomponent fibers for the joint venture at the Varde, Denmark and Athens, Georgia locations. The annual sales of the venture were approximately $48 million in fiscal 2000. Products share of net loss for 2000 was $406.

                          FIBERVISIONS PRODUCTS, INC.

     Summarized financial information for the equity affiliates at December 31, and the years then ended is as follows:



                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Current assets..............................................  $ 33,023     $ 27,878
Non Current assets..........................................     9,335        3,475
Current liabilities.........................................     6,476           --
Net sales...................................................  $164,714     $150,450
Gross profit................................................     8,397       27,730
Net earnings................................................     4,305       25,432


     The investments are partnerships which require the associated tax benefit or expense to be recorded by the parent.

6. LONG TERM DEBT -- THIRD PARTY

     In December 1996 the Company entered into a long-term lease purchase obligation with The Athens-Clark County Industrial Development Authority to purchase land. The interest rate is fixed at 1% per annum and the due date of the obligation is December 2020. The balance of the obligation was $250 at December 31, 2000 and 1999.


7. ADDITIONAL BALANCE SHEET DETAIL


                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Property, plant, and equipment
  Land......................................................  $    430     $    430
  Buildings and equipment...................................    45,703       45,659
  Construction in progress..................................     4,682        2,593
                                                              --------     --------
Total.......................................................    50,815       48,682
  Accumulated depreciation and amortization.................   (13,175)     (10,047)
                                                              --------     --------
  Net property, plant, and equipment........................  $ 37,640     $ 38,635
                                                              ========     ========

9. GOODWILL

     At December 31, 2000 and 1999, the goodwill was:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Goodwill....................................................   $43,290      $43,290
Less accumulated amortization...............................    (2,756)      (1,652)
                                                               -------      -------
  Net goodwill and other intangible assets..................   $40,534      $41,638
                                                               =======      =======


     In July 1998, Hercules Inc. completed the acquisition of 49% share of FiberVisions L.L.C. owned by its joint venture partner, Jacob Holm & Son A/S, for approximately $230 million in cash, plus assumed debt of $188 million. The allocation of the purchase price resulted in $188,051 of goodwill for the FiberVisons group, which is being amortized over its estimated useful life of 40 years. $43,290 of the goodwill was assigned to Products.

                          FIBERVISIONS PRODUCTS, INC.

10. INTEREST (INCOME) EXPENSE

     Interest costs are summarized as follows:


                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Interest Expense............................................   $ 2,201       $2,311
Interest Income.............................................    (2,344)        (885)
                                                               -------       ------
Interest (income) expense, net..............................   $  (143)      $1,426
                                                               =======       ======


11. OTHER OPERATING EXPENSES (INCOME), NET

     Other operating expenses (income), net, consists of the following:

                                                                2000          1999
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Goodwill and intangible amortization........................   $1,104        $1,104
Miscellaneous expense, net..................................        8            21
                                                               ------        ------
                                                               $1,112        $1,125
                                                               ======        ======

12. LONG TERM DEBT AND OTHER FINANCING ARRANGEMENTS

     Hercules manages the Company's cash and indebtedness. The majority of the cash provided by or used by the Company is provided through this consolidated cash and debt management system. As a result, the amount of domestic cash or debt historically related to the Company is not determinable. For the purposes of the Company's historical financial statements all of its positive or negative cash flows have been treated as cash transferred to or from its parent.


     The Company has an intercompany loan with the Hercules Group in the amount of $34,280 and $36,251 which is included in the net Hercules Group investment balance at December 31, 2000 and 1999, respectively. In 2000 and 1999 interest was charged on the intercompany loans based on the stated rate of 6.5%. The loan is payable upon demand.


     The Company also has an intercompany receivable with the Hercules Group in the amount of $16,258 and $17,378 which is included in the net Hercules Group investment balance at December 31, 2000 and 1999, respectively. During 2000 and 1999 the weighted average interest rate on the intercompany borrowings was 7.4% and 6.4%, respectively.

13. INCOME TAXES

     A summary of the components of the tax provision follows:

                                                                2000          1999
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Currently payable
  Domestic..................................................   $ (438)       $ (169)
Deferred
  Domestic..................................................    1,009         4,218
                                                               ------        ------
Provision for income taxes..................................   $  571        $4,049
                                                               ======        ======

                          FIBERVISIONS PRODUCTS, INC.

     Deferred tax liabilities (assets) at December 31 consist of:


                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Depreciation................................................   $ 9,369      $ 8,683
                                                               -------      -------
Gross deferred tax liabilities..............................     9,369        8,683
                                                               -------      -------
Inventory...................................................   $  (154)     $  (116)
Accrued expenses............................................      (152)          20
Loss carryforwards..........................................    (1,309)      (2,223)
Amortization................................................      (412)        (453)
Other.......................................................      (422)          --
                                                               -------      -------
Gross deferred tax assets...................................    (2,449)      (2,772)
                                                               -------      -------
Total deferred income taxes.................................   $ 6,920      $ 5,911
                                                               =======      =======


     A reconciliation of the statutory income tax rate to the effective rate follows:


                                                              2000     1999
                                                              -----    -----
Statutory income tax rate...................................  35.00%   35.00%
Rate differential adjustment................................     --     2.46
State taxes.................................................   2.31     0.69
Reserves....................................................  (0.74)    5.83
Other.......................................................  (1.72)   (8.47)
                                                              -----    -----
Effective tax rate..........................................  34.85%   35.51%
                                                              =====    =====


14. NET HERCULES GROUP INVESTMENT

     Changes in net Hercules Group investment were as follows:

                                                              (DOLLARS IN
                                                              THOUSANDS)
Balance at January 1, 1999..................................    $85,603
Net income for the year ended December 31, 1999.............      7,351
Intercompany transactions, net..............................     (4,463)
                                                                -------
Balance at December 31, 1999................................     88,491
Net income for the year ended December 31, 2000.............      1,067
Intercompany transactions, net..............................        505
                                                                -------
Balance at December 31, 2000................................    $90,063
                                                                =======

15. COMMITMENTS AND CONTINGENCIES

     The Company has operating leases (storage space and data processing equipment) expiring at various dates. Rental expense was $14 thousand in 2000 and $10 thousand in 1999.

                          FIBERVISIONS PRODUCTS, INC.

     The net minimum future payments at December 31, 2000 are as follows:

                                                              (DOLLARS IN
                                                              THOUSANDS)
2001........................................................      $14
2002........................................................        9
2003........................................................        8
2004........................................................        6
2005........................................................        3
                                                                  ---
          Total.............................................      $40
                                                                  ===

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

16. PENSION AND OTHER POSTRETIREMENT BENEFITS


     The Company participates in a defined benefit pension plan sponsored by Hercules which covers substantially all employees of Hercules in the U.S. Benefits under this plan are based on the average final pay and years of service. Hercules also provides postretirement health care and life insurance benefits to eligible retired employees and their dependents.


     Information on the actuarial present value of the benefit obligation and fair value of the plan assets is not presented as Hercules manages its U.S. employee benefit plans on a consolidated basis and such information is not maintained separately for the U.S. employees of the Company. The Company's statement of operation includes an allocation of the costs of the U.S. benefits plans. The pension costs were allocated based on percentage of pensionable wages, for each of the years presented, postretirement benefit costs were allocated using factors derived from the relative net assets and revenues. Net pension expense (income) of Hercules allocated to the Company was ($129) for the year ended December 31, 2000.


     Products maintains a 401(k) savings plan for its full-time employees in North America. Each participant in the plan may elect to contribute 1 % to 15 % of his or her annual salary to the plan subject to statutory limitations. The company matches employee contributions to the plan at the rate of 50% of the first 6% of salary contributed. The Company's matching contribution was $69 thousand and $79 thousand for 2000 and 1999, respectively.


17. RELATED PARTY TRANSACTIONS

     The Company has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and therefore may not necessarily reflect the result of arm-length negotiations between independent parties. The terms of the agreements provide for the sale of product to the affiliated entities based on a cost-plus formula.

  Corporate and other allocations

     As discussed in Note 1, the financial statements of the Company reflect certain allocated support costs incurred by other entities in Hercules group. These costs include executive, legal, accounting, human resources, tax, auditing, cash management, purchasing, safety, information management, health and environmental, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; or a percentage allocation for such services provided based on factors such as

                          FIBERVISIONS PRODUCTS, INC.

revenues, net assets, cost of sales and relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in our statement of operations. Such allocations and corporate charges totaled ($346) thousand and $129 thousand in 2000 and 1999, respectively.

  Sales to Hercules Group

     The Company sells fiber in the normal course of business to the Hercules Group. Company's revenues from sales to the Hercules Group were $33,695 thousand and $31,013 thousand in 2000 and 1999, respectively.

  Purchases from Hercules Group

     The Company purchases supplies in the normal course of business from the Hercules Group. The Company's purchases from Hercules Group were $7 thousand and $8 thousand in 2000 and 1999, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware


     In our opinion, the accompanying balance sheets and the related statements of income and comprehensive income and of cash flows present fairly, in all material respects, the financial position of Hercules Canada, Inc., a subsidiary of Hercules Incorporated, at December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP

Mississauga, Ontario
June 15, 2001

                             HERCULES CANADA, INC.

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                              ---------------
                                                               2000     1999
                                                              ------   ------
                                                               (THOUSANDS OF
                                                               U.S. DOLLARS)
Equity in income of affiliated company (note 3).............  $4,003   $3,221
Interest and debt expense (note 9)..........................   1,021      311
Interest income (note 9)....................................    (136)      --
Other expense -- net........................................      67       17
                                                              ------   ------
  Income before income taxes................................   3,051    2,893
Provision for income taxes (note 7).........................   2,281    1,977
                                                              ------   ------
  Net income................................................     770      916
Translation adjustments.....................................    (105)     676
                                                              ------   ------
  Comprehensive income......................................  $  665   $1,592
                                                              ======   ======


    The accompanying notes are an integral part of the financial statements.

                             HERCULES CANADA, INC.

                                 BALANCE SHEETS


                                                                  DECEMBER 31,
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
                                                                 (THOUSANDS OF
                                                                 U.S. DOLLARS)
ASSETS
Current assets
  Cash and cash equivalents.................................  $     33    $     --
  Income taxes receivable...................................     1,186       1,099
                                                              --------    --------
  Total current assets......................................     1,219       1,099
Investment (note 3).........................................    12,010      15,359
                                                              --------    --------
  Total assets..............................................  $ 13,229    $ 16,458
                                                              ========    ========
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current liabilities
  Bank overdraft (note 4)...................................  $     --    $  1,249
  Accrued expenses..........................................       341          48
                                                              --------    --------
  Total current liabilities.................................       341       1,297
Deferred income taxes (note 7)..............................     1,174       1,041
                                                              --------    --------
  Total liabilities.........................................     1,515       2,338
                                                              --------    --------
Contingencies (note 8)......................................        --          --
Net Hercules Group investment (note 6)
  Accumulated other comprehensive loss......................   (10,160)    (10,055)
  Intercompany transactions (note 5)........................    21,874      24,175
                                                              --------    --------
  Total net Hercules Group investment.......................    11,714      14,120
                                                              --------    --------
  Total liabilities and net Hercules Group investment.......  $ 13,229    $ 16,458
                                                              ========    ========



    The accompanying notes are an integral part of the financial statements.

                             HERCULES CANADA, INC.

                            STATEMENTS OF CASH FLOWS


                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
                                                                (THOUSANDS OF
                                                                U.S. DOLLARS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income..................................................  $   770    $   916
Adjustments to reconcile net income to net cash provided by
  operations
  Equity in income of affiliated company -- net of
     withdrawals from partnership equity....................    3,877     (3,221)
  Deferred income taxes.....................................      166        365
Accruals and deferrals of cash receipts and payments
  Income taxes receivable...................................     (632)    (2,828)
  Accrued expenses..........................................      293         48
  Transfer to Hercules Group................................   (1,632)       (22)
                                                              -------    -------
  Net cash provided by (used in) operations.................    2,842     (4,742)
                                                              -------    -------
CASH FLOW FROM FINANCING ACTIVITIES:
Transfers (to) from Hercules Group..........................   (1,594)     3,497
(Decrease) increase in bank overdraft.......................   (1,237)     1,245
                                                              -------    -------
  Net cash (used in) provided by financing activities.......   (2,831)     4,742
                                                              -------    -------
CASH FLOW FROM INVESTING ACTIVITIES:
Withdrawals from equity in partnership in excess of
  earnings..................................................       24         --
                                                              -------    -------
Effect of exchange rate changes on cash and cash
  equivalents...............................................       (2)        --
                                                              -------    -------
Net increase in cash and cash equivalents...................       33         --
Cash and cash equivalents -- Beginning of year..............       --         --
                                                              -------    -------
  Cash and cash equivalents -- End of year..................  $    33    $    --
                                                              =======    =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest..................................................  $   428    $    70
  Income taxes..............................................      436       (790)



    The accompanying notes are an integral part of the financial statements.

                             HERCULES CANADA, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     Hercules Canada, Inc. (HCI or the Company) is a holding company, which is a partner in Hercules Canada Partnership (HCP). The majority partner in HCP is BetzDearborn Canada, Inc. (BDCI), which is an affiliate company under common control of Hercules Incorporated (Hercules). HCI is owned 100% by Hercules.

     Historically, separate company stand-alone financial statements were not prepared for HCI. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the Facilities). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian subsidiaries, including HCI), a pledge of the stock and partnership and member interests of substantially all of Hercules' U.S. subsidiaries and 65% of the stock of non-U.S.A. subsidiaries directly owned by Hercules, including HCI, and a pledge of Hercules' U.S.A. intercompany indebtedness. These financial statements present the financial information on HCI, a collateral party to the Hercules debt, based on Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.

     As a result of the Hercules acquisition of BetzDearborn Inc. on October 15, 1998, Hercules initiated a global process of internal reorganization, for which the Company entered into an agreement with BDCI to transfer its business to a newly created partnership, Hercules Canada Partnership. The Company has a 28.09% share of future profits from the partnership. Since this reorganization is under the common control of Hercules, the transactions have been accounted for in a manner similar to pooling of interest.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Investments

     Investments in affiliated companies with a 20% or greater ownership interest are accounted for using the equity method of accounting and, accordingly, net income includes HCI's share of the income of HCP.

  Use of estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue recognition

     Income earned by HCI is limited to its share of income of HCP. This is recognized on the same basis as net income is generated in HCP. Interest income is recognized on the note receivable from the Hercules Group on a daily basis.

  Cash and cash equivalents

     Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

  Foreign currency translation and transactions

     The accompanying financial statements are reported in U.S. dollars. The Canadian dollar is the functional currency for HCI. The translation of the functional currency into U.S. dollars (reporting currency) is performed for assets and liabilities using the current exchange rates in effect at the balance sheets dates, and for revenues, costs and expenses using average exchange rates prevailing during the reporting periods.

                             HERCULES CANADA, INC.

Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as other comprehensive income, a component of net Hercules Group investment.

     Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheets dates. Revenues, costs and expenses are recorded using average exchange rates prevailing during the reporting periods. Gains or losses resulting from foreign currency transactions are included in the statements of income.

  Net Hercules Group investment

     The net Hercules Group investment account reflects the balance of HCI's historical earnings, intercompany amounts, foreign currency translation and other transactions between HCI and the Hercules Group.

  Income taxes

     The provisions for income taxes have been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year, plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

  New accounting pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging
Activities -- Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", requires that all derivative instruments be recorded on the balance sheets at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The adoption of SFAS No. 133 did not have a material effect on the Company's earnings or financial position.

     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, is to be effective October 1, 2000. Adoption of SAB 101 did not have a material effect on earnings.

3. INVESTMENT

     The investment in HCP is accounted for on the equity basis. As this investment is a partnership, the associated tax benefit or expense is recorded by its parent companies. The amount of retained earnings in the Company that represents undistributed earnings of HCP is $nil (1999 -- $3,877 thousand). During 2000, the Company received a distribution of $7,904 thousand
(1999 -- $nil).

                             HERCULES CANADA, INC.

     Summarized financial information for this equity affiliate at December 31 and for the years then ended is as follows:

                                                                2000       1999
                                                              --------   --------
                                                                 (THOUSANDS OF
                                                                 U.S. DOLLARS)
Current assets..............................................  $ 42,361   $ 42,345
Non-current assets..........................................   315,770    333,194
                                                              --------   --------
Total assets................................................  $358,131   $375,539
                                                              ========   ========
Current liabilities.........................................  $ 34,418   $ 31,010
                                                              ========   ========
Net sales...................................................  $178,512   $165,866
Gross profit................................................    70,700     71,238
Net earnings................................................    14,251     11,467

4. BANK OVERDRAFT

     Bank borrowings represent primarily overdraft facilities and short-term lines of credit, which are generally payable on demand with interest at various rates. Book values of bank borrowings approximate market value because of their short maturity period.

     At December 31, 2000, HCI had $331 thousand of unused lines of credit that may be drawn as needed, with interest at a negotiated spread over lenders' cost of funds. Lines of credit in use at December 31, 1999 totalled $664 thousand. Weighted average interest rates on short-term borrowings at December 31, 2000 and 1999 were nil and 6.5%, respectively. All lines of credit are payable in Canadian funds.

5. INTERCOMPANY NOTE RECEIVABLE, LONG-TERM DEBT AND OTHER FINANCING ARRANGEMENTS

     HCI has an intercompany loan with the Hercules Group in the amount of $15,882 thousand and $12,295 thousand, which is included in the net Hercules Group investment balance as of December 31, 2000 and 1999, respectively. The loan is denominated in Canadian dollars, is due on demand and bears interest at 10%.

     Also included in the net Hercules Group investment balance as of December 31, 2000 is a note receivable that HCI has with the Hercules Group in the amount of $2,978 thousand. It is denominated in Canadian dollars, is due on demand and bears interest at 10%.

                             HERCULES CANADA, INC.

6. NET HERCULES GROUP INVESTMENT

     Changes in net parent investment were as follows:

                                                              (THOUSANDS OF
                                                              U.S. DOLLARS)
Balance -- January 1, 1999..................................     $10,774
  Net income................................................         916
  Other comprehensive income................................         676
  Intercompany transactions -- net..........................       1,754
                                                                 -------
Balance -- December 31, 1999................................      14,120
  Net income................................................         770
  Other comprehensive loss..................................        (105)
  Intercompany transactions -- net..........................      (3,071)
                                                                 -------
Balance -- December 31, 2000................................     $11,714
                                                                 =======


     The Company includes accumulated comprehensive income or loss in net Hercules Group investment. At December 31, 2000 and 1999, accumulated comprehensive loss included a cumulative loss of $10,160 thousand and $10,055 thousand, respectively, of foreign currency translation adjustments.


7. INCOME TAXES

     A summary of the components of the tax provision follows:

                                                               2000     1999
                                                              ------   ------
                                                               (THOUSANDS OF
                                                               U.S. DOLLARS)
Current.....................................................  $2,115   $1,612
Deferred....................................................     166      365
                                                              ------   ------
Provision for income taxes..................................  $2,281   $1,977
                                                              ======   ======

     The deferred tax liability at December 31 is comprised of:

                                                               2000     1999
                                                              ------   ------
                                                               (THOUSANDS OF
                                                               U.S. DOLLARS)
Accrued expenses of HCP.....................................      35      288
                                                              ------   ------
Gross deferred tax assets...................................      35      288
                                                              ------   ------
Depreciation of HCP.........................................     574      754
Prepaid pension and post-retirement benefits of HCP.........     622      545
Other.......................................................      13       30
                                                              ------   ------
Gross deferred tax liabilities..............................   1,209    1,329
                                                              ------   ------
Total deferred income tax liability.........................  $1,174   $1,041
                                                              ======   ======

                             HERCULES CANADA, INC.

     A reconciliation of the statutory income tax rate to the effective rate is as follows:

                                                              2000    1999
                                                              -----   -----
Statutory income tax rate...................................  40.14%  40.54%
Goodwill amortization of HCP................................  30.12   28.47
Non-deductible expenses.....................................   2.37    2.69
Other.......................................................   2.13   (3.36)
                                                              -----   -----
Effective tax rate..........................................  74.76%  68.34%
                                                              =====   =====

8. CONTINGENCIES

     The Company, currently and from time to time, is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

9. RELATED PARTY TRANSACTIONS

     In the year 2000, HCI incurred interest expense of $1,021 thousand (1999 -- $311 thousand) on its intercompany loan with the Hercules Group. In 2000, HCI also earned interest income of $136 thousand (1999 -- $nil) on its note receivable with the Hercules Group.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware


     In our opinion, the accompanying balance sheets and the related statements of income and comprehensive income (loss) and cash flows present fairly, in all material respects, the financial position of Hercules Chemicals (Taiwan) Co., Limited, a subsidiary of Hercules Incorporated, at November 30, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers

Taipei, Taiwan, Republic of China

October 19, 2001

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED



              STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)



                                                                2000        1999       1998
                                                              --------    --------    -------
                                                                  (DOLLARS IN THOUSANDS)
Sales to third parties......................................  $ 27,467    $ 22,605    $12,489
Sales to Hercules group.....................................     2,373       1,199      1,050
                                                              --------    --------    -------
                                                                29,840      23,804     13,539
Cost of sales...............................................   (15,801)    (13,565)    (8,808)
Selling, general, and administrative expenses...............    (8,235)     (7,734)    (3,506)
Goodwill amortization.......................................      (419)       (405)       (98)
Royalty expense.............................................    (1,852)     (1,286)      (606)
                                                              --------    --------    -------
Profit from operations......................................     3,533         814        521
Other expense, net (Note 9).................................      (286)       (184)      (240)
                                                              --------    --------    -------
Income before income taxes..................................     3,247         630        281
Provision for income taxes (Note 11)........................      (949)       (215)       (72)
                                                              --------    --------    -------
Net Income..................................................     2,298         415        209
Translation adjustments, net of tax.........................    (1,051)        565       (263)
                                                              --------    --------    -------
Comprehensive income (loss).................................  $  1,247    $    980    $   (54)
                                                              ========    ========    =======



    The accompanying notes are an integral part of the financial statements.

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED



                                 BALANCE SHEET



                                                                   NOVEMBER 30,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current Assets
  Cash and cash equivalents.................................   $   466      $   296
  Notes receivable..........................................     1,038        1,103
  Accounts receivable, net (Note 3).........................     5,400        5,934
  Inventories (Note 4)......................................     3,600        2,823
  Deferred income taxes (Note 10)...........................       448          199
  Other current assets......................................       451          692
                                                               -------      -------
     Total current assets...................................    11,403       11,047
Property, plant and equipment, net (Note 5).................     5,660        6,215
Goodwill, net (Note 12).....................................    14,926       16,167
Deferred income taxes (Note 10).............................       425          514
Deferred charges............................................     2,863          444
Other assets................................................       107          141
                                                               -------      -------
TOTAL ASSETS................................................   $35,384      $34,528
                                                               =======      =======
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current Liabilities
  Short term debt and borrowings (Note 6)...................   $ 2,923      $ 5,151
  Accounts payable..........................................     1,099        1,161
  Accrued expenses (Note 7).................................     3,252        2,763
  Other current liabilities.................................       784          187
                                                               -------      -------
     Total current liabilities..............................     8,058        9,262
                                                               -------      -------
Total liabilities...........................................   $ 8,058      $ 9,262
Commitment and contingencies (Note 13)......................        --           --
Net Hercules Group Investment (Note 16)
  Accumulated other comprehensive income....................      (814)         188
  Intercompany transactions, net............................    28,140       25,078
                                                               -------      -------
     Net Hercules Group Investment..........................    27,326       25,266
                                                               -------      -------
TOTAL LIABILITIES AND NET HERCULES GROUP INVESTMENT.........   $35,384      $34,528
                                                               =======      =======



    The accompanying notes are an integral part of the financial statements.

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED



                            STATEMENTS OF CASH FLOWS



                                                                 YEAR ENDED NOVEMBER 30,
                                                              -----------------------------
                                                               2000       1999       1998
                                                              -------    -------    -------
                                                                 (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 2,298    $   415    $   209
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities
    Depreciation............................................      536        440        322
    Amortization............................................      447        433        124
    Provision for bad debts.................................      118         14         42
    (Gain) Loss on disposal of fixed assets.................      (47)        31         (8)
    Corporate and other cost allocations....................      941      1,241        396
  Accruals and deferrals of cash receipts and payments:
    Notes receivable........................................        7       (137)      (127)
    Accounts receivable.....................................      112     (1,430)    (1,224)
    Inventories.............................................     (925)      (354)      (124)
    Prepaid pension expense.................................      124        160       (282)
    Other current assets....................................       82        (19)       (27)
    Deferred tax assets.....................................     (200)       392        (92)
    Accounts payable........................................       --        223       (964)
    Accrued expense.........................................      578       (103)       561
    Other current liabilities...............................      662         35         75
    Other liabilities.......................................       --       (482)        --
    Transfers to/from Hercules Group........................     (177)       (76)       925
                                                              -------    -------    -------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES.........    4,556        783       (194)
                                                              -------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditure.......................................     (397)      (589)      (390)
  Proceeds from disposal of fixed assets....................      165        186          8
  Deposit...................................................       (6)        52        (19)
  Deferred charges..........................................   (2,436)       (43)       135
                                                              -------    -------    -------
NET CASH USED IN INVESTING ACTIVITIES.......................   (2,674)      (394)      (266)
                                                              -------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of short-term notes................      704      3,931        263
  Repayment of short-term notes loan........................   (4,060)      (273)      (918)
  Increase in commercial paper payable......................    1,280       (753)     1,763
  Transfers to/from Hercules Group..........................       --     (3,888)        --
                                                              -------    -------    -------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES.........   (2,076)      (983)     1,108
                                                              -------    -------    -------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................      364        (61)       191
                                                              -------    -------    -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........      170       (655)       839
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............      296        951        112
                                                              -------    -------    -------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $   466    $   296    $   951
                                                              =======    =======    =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
  Interests.................................................  $   238    $   203    $   172
  Income tax, net...........................................      266        173        516
NON CASH INVESTING AND FINANCING ACTIVITIES
  Corporate and other cost allocations......................  $   941    $ 1,241    $   396
  Pushdow adjustment on the acquisition of BetzDearborn.....       --         --     21,279



    The accompanying notes are an integral part of the financial statements.

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

  The Company

     Hercules Chemicals (Taiwan) Co., Limited (the "Company"), a wholly-owned subsidiary of Hercules Incorporated ("Hercules"), was incorporated in the Republic of China (ROC) on March 16, 1984. The Company is primarily engaged in the manufacturing and distribution of chemicals, including specialty chemicals and equipment for industrial and waste water treatments, and the provision of related engineering services in ROC.

     Historically, separate company stand-alone financial statements were not prepared for the Company. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock and partnership and member interests of substantially all of Hercules' domestic subsidiaries and 65% of the stock of foreign subsidiaries including the companies directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information on the Company, a collateral party to the Hercules' debt, based on the Hercules's understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.

     When Hercules acquired all of the outstanding shares of BetzDearborn Inc on October 15, 1998, it paid $2,235 million in cash and $186 million in common stock in exchanged for the shares held by the BetzDearborn ESOP Trust. As a result of this acquisition, the Company, as a part of an effort by Hercules, entered into an internal reorganization transaction during 1999 and 2000. The transaction included merging BetzDearborn Taiwan Ltd. into the Company. As this reorganization is under the common control of Hercules, this transaction has been accounted for in a manner similar to pooling of interest.

     The purchase price allocated to the Company was approximately $20 million. During 1999, Hercules completed the purchase price allocation and the final determination of goodwill was $2,170 million of which the amount attributable to the Company was approximately $16 million. These financial statements include the push down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant and equipment and their related amortization and depreciation adjustments. The Company participates in Hercules' centralized cash management system. Accordingly, cash received from the Company operations is transferred to Hercules on a periodic basis, and Hercules funds all operational and capital requirements.

     The financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules Group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation methods are reasonable.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED

  Cash and Cash Equivalents

     Cash equivalents include cash in banks and certificates of deposit with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

  Foreign currency translation and transactions

     The accompanying financial statements are reported in U.S. dollars. The New Taiwan dollar is the functional currency for the Company. The translation of the functional currencies into U.S. dollars (reporting currency) is performed for assets and liabilities using the current exchange rates in effect at the balance sheet date, and for revenues, costs and expenses using average exchange rates prevailing during the reporting periods. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as other comprehensive income, a separate component of Net Hercules Group Investment.

     Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Revenues, costs and expenses are recorded using average exchange rates prevailing during the reporting periods. Gains or losses resulting from foreign currency transactions are included in the statement of income.

  Financial instruments

     The Company uses various non-derivative financial instruments, including letters of credit, and generally does not require collateral to support its financial instruments.

  Inventories

     Inventories are stated at the lower of cost or market value. Inventories are valued at standard cost which approximates the average cost.

  Property and depreciation

     Property, plant and equipment are stated at cost and depreciated using straight-line method. The estimated useful lives of depreciable assets are estimated based on the economic useful lives of assets.

     Maintenance, repairs and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is expensed.

  Goodwill

     Goodwill is amortized on a straight-line basis over 40 years, the estimated future period to be benefited.

  Long-Lived assets

     The company reviews its long-lived assets, including goodwill for impairment on an exception basis whenever events or changes in circumstances indicate the carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED

  Deferred Charges

     Deferred charges include construction-in-progress costs primarily consisting of fixed assets not yet placed in use. Once the projects are completed and approved, the assets are reclassified to property, plant and equipment and are depreciated there in accordance with the Company's policy. Generally, these assets are held in deferred charges for no longer than one year.

  Revenue recognition

     The Company recognizes revenue when the earning process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with the terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.

  Environmental expenditures

     Environmental expenditures that pertain to current operations or future revenues are expensed or capitalized according to the Company's capitalization policy. Expenditures for remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recognized for remedial activities when the cleanup is probable and the cost can be reasonably estimated.

  Income Taxes

     Income tax expense in the accompanying financial statements has been computed assuming the Company filed separate income tax returns.

     The provisions for income taxes have been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

  Stock-based Compensation

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25)). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standard No. 123, "Accounting for Stock-based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair-value-based method of accounting had been applied.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries and locations.

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED

  Net Hercules Group Investment

     The Net Hercules Group Investment account reflects the balance of the Company's historical earnings, intercompany amounts, foreign currency translation and other transactions between the Company and the Hercules Group.

  New accounting Pronouncements


     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities", as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FAS Statement No. 133", and Statement No. 138, "Accounting for Derivative Instruments and Certain Hedging Activities", requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years after December 31, 2000. As the Company does not have any derivative instruments of hedging activities, the adoption of SFAS 133 on January 1, 2001 did not have a material impact on its financial position or earnings.


     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was to be effective October 1, 2000. Adoption of SAB 101 did not have a material effect on our profit from operations.

     In July 2001, the Financial Accounting Standards Board (FASB) approved the issuance of the Statement of Financial Accounting Standard No. 141 (SFAS 141), Business Combination and, Statement of Financial Accounting Standard No. 142 (SFAS 142), Goodwill and Other Intangible Assets. For the Company, these statements will generally become effective December 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting.


     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The Company is currently in the process of conducting an assessment of the actual impact of the non-amortization provision of SFAS 142. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting unit. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on the Company's financial statements.


     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assts. SFAS 143 will become effective for the Company from December 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.

     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED

3. ACCOUNTS RECEIVABLE, NET

     The accounts receivable, net, consists of:

                                                                2000          1999
                                                              --------      --------
                                                              (DOLLARS IN THOUSANDS)
Trade.......................................................   $5,567        $6,034
Less Allowance for doubtful accounts........................     (167)         (100)
                                                               ------        ------
          Total.............................................   $5,400        $5,934
                                                               ======        ======

4. INVENTORIES

     The components of inventories are:

                                                                2000          1999
                                                              --------      --------
                                                              (DOLLARS IN THOUSANDS)
Finished goods..............................................   $1,396        $  673
Raw materials and supplies..................................    1,564         1,468
Goods in transit............................................      640           682
                                                               ------        ------
          Total.............................................   $3,600        $2,823
                                                               ======        ======

5. PROPERTY, PLANT, AND EQUIPMENT

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Buildings and improvements..................................   $ 3,752      $ 4,082
Machinery and equipment.....................................     5,248        5,226
Other equipment.............................................       965          895
                                                                 9,964       10,202
                                                               -------      -------
Less: Accumulated depreciation..............................    (4,304)      (3,987)
                                                               -------      -------
          Total.............................................   $ 5,660      $ 6,215
                                                               =======      =======

     Depreciation expense for the years ended November 30, 2000, 1999 and 1998 amounted to $536 thousands, $440 thousands and $322 thousands, respectively.

6. SHORT TERM DEBT

     At November 30, 2000 and 1999, the Company has an outstanding balance of $665 thousands and $4 million, respectively, on advances on the Company's $6.5 million revolving bank facility. The facility, guaranteed by Hercules, bears floating interest rates ranging from 6.61% to 12% and 4.75% to 7.6%, during 2000 and 1999, respectively.

     Commercial papers-short term, which are guaranteed by CitiBank and Hong Kong Shanghai Bank bearing an interest rate of 5% at November 30, 2000 and 1999, are as follows:

                                                                2000          1999
                                                              --------      --------
                                                              (DOLLARS IN THOUSANDS)
Commercial papers payable...................................   $2,267        $1,116
Less: unamortized discount..................................       (9)           (9)
                                                               ------        ------
          Total.............................................   $2,258        $1,107
                                                               ======        ======

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED

7. ACCRUED EXPENSES


                                                                2000          1999
                                                              --------      --------
                                                              (DOLLARS IN THOUSANDS)
Other accrued expenses......................................   $1,010        $  673
Payroll and employee benefits...............................      450           540
Restructuring reserves......................................    1,199           512
Accrued royalty expenses....................................      593         1,038
                                                               ------        ------
          Total.............................................   $3,252        $2,763
                                                               ======        ======


8. OTHER EXPENSES, NET

     Other income (expenses), net consist of the following:


                                                             2000     1999     1998
                                                             -----    -----    -----
                                                             (DOLLARS IN THOUSANDS)
Interest expense...........................................  $(256)   $(202)   $(164)
Foreign exchange (loss) gain...............................     11        2      (57)
Interest income............................................      9       10        3
Other (expenses) income....................................    (50)       6      (22)
                                                             -----    -----    -----
          Total............................................  $ 286    $(184)   $(240)
                                                             =====    =====    =====


9. RETIREMENT BENEFITS

     The Company has a non-contributory defined benefit plan covering all its of employees in ROC. The Company funds the plan through trust arrangements where the assets of the fund are held separately from the employer. The level of funding is in line with local practice and in accordance with the local tax and supervisory requirements. The following table lists benefit obligations, plan assets, and funded status of the plans:

                                                                2000          1999
                                                              --------      --------
                                                              (DOLLARS IN THOUSANDS)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at December 1............................   $2,854        $2,388
Service cost................................................      289           245
Interest cost...............................................      157           143
Benefits paid...............................................     (489)           --
Translation adjustments.....................................     (146)           78
                                                               ------        ------
Benefit obligation at November 30...........................   $2,665        $2,854
                                                               ======        ======
CHANGE IN PLAN ASSETS
Fair value of plan assets at December 1.....................   $2,381        $2,107
Actual return on plan assets................................      144           109
Company contributions.......................................      122           101
Benefits paid...............................................     (464)           --
Translation adjustments.....................................     (114)           64
                                                               ------        ------
Fair value of plan assets at November 30....................   $2,069        $2,381
                                                               ======        ======

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED

                                                                2000          1999
                                                              --------      --------
                                                              (DOLLARS IN THOUSANDS)
Funded status of the plan...................................   $ (596)       $ (473)
Unrecognized net (gain) loss................................      540            --
Unrecognized net transition obligation......................       --           603
                                                               ------        ------
Prepaid (accrued) benefit cost..............................   $  (55)       $  130
                                                               ======        ======
AMOUNTS RECOGNIZED IN THE BALANCE SHEET CONSIST OF:.........   $   --        $  336
Prepaid benefit cost........................................      (55)         (206)
                                                               ------        ------
Accrued benefit liability...................................   $   55        $  130
                                                               ======        ======
ASSUMPTIONS AS OF NOVEMBER 30
Weighted-average discount rate..............................        6%            6%
Expected return on plan assets..............................        6%            6%
Rate of compensation increase...............................        6%            6%

                                                              2000     1999     1998
                                                              -----    -----    ----
                                                              (DOLLARS IN THOUSANDS)
COMPONENTS OF NET PERIOD PENSION COST
Service cost................................................  $ 289    $ 245    $133
Interest cost...............................................    157      143      95
Return on plan assets (expected)............................   (144)    (109)    (81)
Amortization of net (gain) loss.............................     --       22      --
Amortization of transition asset............................     34      (16)     27
                                                              -----    -----    ----
Benefit cost................................................  $ 336    $ 285    $174
                                                              =====    =====    ====

10. INCOME TAXES

     A summary of the components of the tax provision is as follows:

                                                              2000     1999     1998
                                                              -----    -----    -----
                                                              (DOLLARS IN THOUSANDS)
Current.....................................................  $807     $ 11      $57
Deferred....................................................   142      205       15
                                                              ----     ----      ---
Provision for income taxes..................................  $949     $216      $72
                                                              ====     ====      ===

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED

     Deferred tax assets consist of the following:

                                                               2000           1999
                                                              -------        -------
                                                              (DOLLARS IN THOUSANDS)
Current items:
  Unrealized expenses.......................................   $151           $263
  Unrealized foreign exchange loss (gain)...................    269            (72)
  Allowance for doubtful accounts...........................     28              8
                                                               ----           ----
                                                               $448           $199
                                                               ====           ====
Non-current items:
  Depreciation..............................................   $333           $463
  Deferred pension cost.....................................     92             50
                                                               ----           ----
                                                               $425           $513
                                                               ====           ====

     A reconciliation of the ROC statutory income tax rate to the effective rate as follows:

                                                              2000    1999    1998
                                                              ----    ----    ----
Statutory income tax rate...................................   25%     25%     25%
Additional 10% tax imposed on the undistributed earnings....    2%     --      --
Non-deductible amortization of goodwill.....................    1%      5%      3%
Non-deductible meals, entertainment and others..............    1%      8%      8%
Investment tax credit.......................................   --      (5)%   (10)%
Other.......................................................   --       1%     --
                                                               --      --     ---
Effective tax rate..........................................   29%     34%     26%
                                                               ==      ==     ===

11. RELATED PARTY TRANSACTIONS

     The Company has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and therefore may not necessarily reflect the result of arms-length negotiations between independent parties. The Company records sales with affiliates based on a cost-plus formula developed and agreed-upon by both parties.

  Corporate and other allocations

     As discussed in Note 1, the financial statements of the Company reflect certain allocated support costs incurred by other entities in Hercules Group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, research and development overhead, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as revenues, net assets, costs of sales or a relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in our statement of operations. Such allocations and corporate charges totaled $427 thousand, $343 thousand, and $235 thousand in 2000, 1999, and 1998, respectively.

  Royalty expenses

     The Company has an intellectual property license agreement with Hercules under which the Company agreed to pay royalties on a basis rested on certain percentages of the net sales of licensed products. The

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED agreement expires in December 2004. Royalty expenses were $1,252 thousands $1,286 thousands and $606 thousands for the years ended November 30, 2000, 1999 and 1998, respectively.

  Sales to affiliates

     The Company sells paper and water treatment chemicals in the normal course of business to affiliated companies. Company's revenues from sales to affiliated companies were $2,372 thousand, $1,199 thousand and $1,050 thousand in 2000, 1999 and 1998, respectively.

  Purchases from affiliates

     The Company purchases raw materials and resale products for paper and water treatment chemicals in the normal course of business to affiliated companies. Company's expenses from purchases from affiliated companies were $8,338 thousand, $5,557 thousand and $5,264 thousand in 2000, 1999 and 1998, respectively.

12. GOODWILL

     Goodwill relates to the Hercules' 1998 purchase of BDTL. At November 30, 2000 and, 1999, goodwill was $14,926 thousand and $16,167 thousand, respectively, (net of accumulated amortization of $890 thousand and $529 thousand respectively). The amortization period for goodwill is 40 years.

13. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company has operating leases (including office space, transportation, and data processing equipment) expiring at various dates. Rental expense was $307 thousand in 2000, $230 thousand in 1999, and $157 thousand in 1998. At November 30, 2000, minimum rental payments under noncancelable leases aggregated $469 thousand. The net minimum payments over the next four years are $241 thousand in 2001, $95 thousand in 2002, $81 thousand in 2003 and $52 thousand in 2004. There are no payments due in 2005 and thereafter.

  Other

     At November 30, 2000 the Company has an unused letter of credit amounting to $124 thousands.

14. RESTRUCTURING

     Pursuant to the plans in place to merge the operations of BDTL with the Company and to rationalize the support infrastructure and other existing operations, 22 employees (21 related to the 1998 BDTL acquisition) were terminated and one facility was closed during 2000. Cash payments during 2000 amounted to $375 thousands for severance benefits and $15 thousands for other exit costs. Cash payments during 1999 included $348 thousands for severance benefits. In 1998, the Company incurred restructuring liabilities of $1,347 thousands in connection with the acquisition of BDTL (see Notes 1). These liabilities included charges of $723 thousands for employee termination benefits and $624 thousands for exit costs related to facility closures. The restructuring liability was charged to goodwill as part of the purchase price allocation related to the acquisition of BDTL.

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED

     Severance benefits payments are based on years of service and generally continue for 3 months to 24 months subsequent to termination. We expect to substantially complete remaining actions under the plans in 2001. A reconciliation of activity with respect to the liabilities established for these plans is as follows:

                                                                2000          1999
                                                              --------      ---------
                                                              (DOLLARS IN THOUSANDS)
Balance at beginning of year................................   $ 983         $1,386
Cash payments...............................................    (390)          (348)
                                                               -----         ------
Balance at end of year......................................   $ 593         $1,038
                                                               =====         ======

15. STOCK COMPENSATION

     The Company participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.

     In 1995, Hercules changed the structure of the long-term incentive compensation plans to place a greater emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and cash value awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding was 491,488 at November 30, 2000, and 926,689 and 1,083,613 at November 30, 1999 and
1998, respectively.

     At November 30, 2000, under Hercules' incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to Hercules in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans. There were no charges to income for the cost of stock awards over the restriction or performance period for 2000, 1999 and 1998, respectively.

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000, 1999 and 1998:

                                                                       REGULAR
                                                            -----------------------------
                                                            NUMBER OF    WEIGHTED-AVERAGE
                                                             SHARES           PRICE
                                                            ---------    ----------------
December 1, 1998..........................................    5,900           $39.50
Granted...................................................      700           $47.81
Exercised.................................................       --               --
Forfeited.................................................       --               --
                                                             ------           ------
November 30, 1998.........................................    6,600           $40.38
Granted...................................................    7,650           $37.74
Exercised.................................................       --               --
Forfeited.................................................       --               --
                                                             ------           ------
November 30, 1999.........................................   14,250           $38.96
Granted...................................................       --               --
Exercised.................................................       --               --
Forfeited.................................................       --               --
                                                             ------           ------
November 30, 2000.........................................   14,250           $38.96

     There were no performance-accelerated stock options granted or outstanding during 2000, 1999 and 1998.

     The weighted-average fair value of regular stock options granted during 1999 and 1998 was $8.26 and $12.88, respectively.

     Following is a summary of regular stock options exercisable at November 31, 2000, 1999, and 1998, and their respective weighted-average share prices:

                                                             NUMBER OF   WEIGHTED-AVERAGE
OPTIONS EXERCISABLE                                           SHARES          PRICE
-------------------                                          ---------   ----------------
November 30, 1998..........................................    2,360          $39.50
November 30, 1999..........................................    5,000          $39.97
November 30, 2000..........................................    9,520          $39.42

     Following is a summary of stock options outstanding at December 31, 2000:

                                              OUTSTANDING OPTIONS                       EXERCISABLE OPTIONS
                               -------------------------------------------------   ------------------------------
                                 NUMBER      WEIGHTED-AVERAGE                        NUMBER
                               OUTSTANDING      REMAINING       WEIGHTED-AVERAGE   EXERCISABLE   WEIGHTED-AVERAGE
    EXERCISE PRICE RANGE       AT 11/30/00   CONTRACTUAL LIFE    EXERCISE PRICE    AT 11/30/00    EXERCISE PRICE
-----------------------------  -----------   ----------------   ----------------   -----------   ----------------
Regular Stock Options
          $30 - $40              13,550            7.58              $38.50           8,960           $38.90
          $40 - $50                 700            7.35              $47.81             560           $47.81
                                 ------                                               -----
                                 14,250                                               9,520
                                 ======                                               =====

     The company's employees may also participate in the Hercules Employee Stock Purchase Plan ("ESPP"). The ESPP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139

                    HERCULES CHEMICALS (TAIWAN) CO., LIMITED shares of Hercules Group common stock are registered for offer and sale under the plan. Shares issued at November 30, 2000 and 1999, were 1,597,861 and 949,464, respectively. The Company applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.

     Had compensation cost for Hercules' Stock-Based Incentive Plans and Employee Stock Purchase Plan been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.

     The following weighted-average assumptions would be used in estimating fair value for 2000, 1999 and 1998:

                                                 REGULAR      PERFORMANCE      EMPLOYEE STOCK
ASSUMPTION                                         PLAN     ACCELERATED PLAN   PURCHASE PLAN
----------                                       --------   ----------------   --------------
Dividend yield.................................     2%            3.4%              0.0%
Risk-free interest rate........................   5.88%          5.38%             5.41%
Expected life..................................  7.1 yrs.        5 yrs.            3 mos.
Expected volatility............................   29.20%         27.31%            44.86%

     The Company's net income for 2000, 1999 and 1998 would approximate the pro forma amounts below:

                                                               2000     1999    1998
                                                              -------   -----   -----
                                                              (DOLLARS IN THOUSANDS)
Net income
  As reported...............................................  $2,298    $415    $209
  Pro forma.................................................  $2,277    $395    $193

16. NET HERCULES GROUP INVESTMENT

     Changes in Net Hercules Group Investment were as follows:

                                                                    (DOLLARS IN
                                                                    THOUSANDS)
Balance, December 1, 1997...................................          $ 4,577
  Net income................................................              209
  Other comprehensive income, (net of tax of $120)..........             (359)
  Intercompany transaction, net.............................           22,600
                                                                      -------
Balance, November 30, 1998..................................           27,027
  Net income................................................              415
  Other comprehensive income, (net of tax of $182)..........              547
  Intercompany transaction, net.............................           (2,723)
                                                                      -------
Balance, November 30, 1999..................................           25,266
  Net income................................................            2,298
  Other comprehensive income, (net of tax of $334)..........           (1,002)
  Intercompany transaction, net.............................              764
                                                                      -------
Balance, November 30, 2000..................................          $27,326
                                                                      =======

     The Company includes accumulated other comprehensive income in net parent investment. At November 30, 2000 and 1999, accumulated other comprehensive income foreign currency translation adjustments only.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and of cash flows present fairly, in all material respects, the financial position of Hercules Credit, Inc., a subsidiary of Hercules Incorporated, and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

October 10, 2001

                             HERCULES CREDIT, INC.

                       CONSOLIDATED STATEMENTS OF INCOME


                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2000        1999        1998
                                                             --------    --------    --------
                                                                  (DOLLARS IN THOUSANDS)
Sales to third parties.....................................  $274,775    $295,473    $349,179
Sales to Hercules Group....................................    63,033      62,657      57,528
                                                             --------    --------    --------
                                                              337,808     358,130     406,707
Cost of sales..............................................   227,272     250,066     278,091
Selling, general, and administrative expenses..............    50,599      57,745      50,458
Research and development...................................    11,780      12,078      11,588
Goodwill and intangible asset amortization.................     1,014       1,014       1,014
Other operating expenses, net (Note 12)....................    22,259       3,554      10,245
                                                             --------    --------    --------
Profit from operations.....................................    24,884      33,673      55,311
Equity Income in affiliated companies......................     9,423       7,358       6,028
Interest and debt expense..................................       417         547         440
Other (income) expense, net................................    (1,468)        903        (469)
                                                             --------    --------    --------
Income before income taxes and minority interest...........    35,358      39,581      61,368
Provision for income taxes (Note 14).......................    14,241      15,707      24,644
                                                             --------    --------    --------
Income before minority interest............................    21,117      23,874      36,724
Minority interest..........................................      (164)       (215)       (336)
                                                             --------    --------    --------
Net income.................................................  $ 20,953    $ 23,659    $ 36,388
                                                             ========    ========    ========



                 The accompanying notes are an integral part of

                     the consolidated financial statements.

                             HERCULES CREDIT, INC.

                          CONSOLIDATED BALANCE SHEETS


                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................   $  2,592     $  1,933
  Accounts receivable, net (Note 3).........................     35,743       46,045
  Notes receivable (Note 4).................................      3,600           --
  Inventories (Note 5)......................................     45,409       52,493
  Other current assets......................................      4,691        4,491
                                                               --------     --------
          Total current assets..............................     92,035      104,962
                                                               --------     --------
Property, plant, and equipment, net (Note 8)................     92,229       92,652
Notes receivable (Note 4)...................................      3,000           --
Investments (Note 9)........................................     93,046       87,070
Goodwill and other intangible assets, net (Note 10).........     28,550       29,564
Deferred charges and other assets...........................      5,382        5,676
                                                               --------     --------
          Total assets......................................   $314,242     $319,924
                                                               ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable..........................................   $ 17,724     $ 24,323
  Short-term debt (Note 6)..................................         --        1,650
  Current tax liability.....................................     33,600       44,690
  Accrued expenses (Note 8).................................     25,590       26,750
                                                               --------     --------
          Total current liabilities.........................     76,974       97,413
Deferred income taxes (Note 14).............................      7,720        6,061
Pension and other postretirement benefits (Note 11).........        110          (17)
Environmental and other liabilities.........................     32,863       21,816
                                                               --------     --------
          Total liabilities.................................    117,667      125,273
Commitments and contingencies (Note 17).....................         --           --
Minority interest...........................................      3,800        3,636
Net Hercules Group Investment...............................    192,775      191,015
                                                               --------     --------
          Total liabilities and Net Hercules Group
           Investment.......................................   $314,242     $319,924
                                                               ========     ========



                 The accompanying notes are an integral part of

                     the consolidated financial statements.

                             HERCULES CREDIT, INC.



                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income..................................................  $ 20,953   $ 23,659   $ 36,388
Adjustments to reconcile net income to net cash provided by
  operations:
  Depreciation..............................................     9,861     11,131     12,019
  Amortization..............................................     1,014      1,014      1,014
  Loss on disposal (Note 14)................................     6,854      6,500         --
  Loss on impairment of fixed assets (Note 12)..............        --      2,000     15,300
  Affiliates' earnings in excess of dividends received......    (9,423)    (7,358)    (6,028)
  Minority Loss.............................................       164        215        336
  Corporate and other cost allocations......................    17,569     25,148     19,105
  Accruals and deferrals of cash receipts and payments:
     Accounts receivable and other assets...................    10,103      4,523      5,930
     Inventories............................................     7,084      5,112     (7,483)
     Accounts payable and accrued expenses..................   (16,324)       258      9,364
     Environmental and other assets and liabilities.........       832     (5,496)     3,932
                                                              --------   --------   --------
          Net cash provided by operations...................    48,687     66,706     89,877
                                                              --------   --------   --------
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures........................................    (9,437)   (12,133)   (20,856)
Investment in affiliate.....................................      (179)       254        (63)
                                                              --------   --------   --------
          Net cash used in investing activities.............    (9,616)   (11,879)   (20,919)
                                                              --------   --------   --------
CASH FLOW FROM FINANCING ACTIVITIES:
Repayment of debt...........................................    (1,650)        --        (13)
Transfers to/from Hercules Group............................   (36,762)   (57,115)   (64,878)
                                                              --------   --------   --------
          Net cash used in financing activities.............   (38,412)   (57,115)   (64,891)
                                                              --------   --------   --------
Net increase (decrease) in cash and cash equivalents........       659     (2,288)     4,067
Cash and cash equivalents at beginning of year..............     1,933      4,221        154
                                                              --------   --------   --------
          Cash and cash equivalents at end of year..........  $  2,592   $  1,933   $  4,221
                                                              ========   ========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest..................................................  $    417   $    547   $    440
  Income taxes..............................................  $ 23,614   $ 22,697   $ 10,022
Noncash financing activities
  Issuance of note receivable...............................     6,600         --         --
  Corporate and other cost allocations......................    17,569     25,148     19,105



                 The accompanying notes are an integral part of

                     the consolidated financial statements.

                             HERCULES CREDIT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION


     Hercules Credit, Inc., ("Credit" or the "Company") is a U.S. holding company which owns 99.4182% of Aqualon Company ("Aqualon") and 20% of Hercules Finance. Credit, Aqualon and Hercules Finance are wholly owned subsidiaries of Hercules Incorporated (Hercules).



     Historically, separate company stand-alone financial statements were not prepared for Credit. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "facilities"). The facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock of substantially all of Hercules' domestic subsidiaries (including Hercules Credit) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information on Credit, a collateral party to the Hercules debt, based on Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.


     As an operating division of Hercules, Credit participates in Hercules' centralized cash management system. Accordingly, cash received from Credit's operations is transferred to Hercules on a periodic basis, and Hercules funds all operational and capital requirements.


     The financial statements of Credit reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in Credit's financial statements were based on either a direct cost pass-through for items directly identified as related to Credit's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation methods are reasonable.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Credit and its' subsidiary, Aqualon. All intercompany transactions and profits have been eliminated.

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on Credit's experience. The corresponding shipping and handling costs are included in cost of sales.

  Environmental Expenditures

     Environmental expenditures that pertain to current operations or future revenues are expensed or capitalized according to Credit's capitalization policy. Expenditures for remediation of an existing condition

                             HERCULES CREDIT, INC.

caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recognized for remedial activities when the cleanup is probable and can be reasonably estimated.

  Cash and Cash Equivalents

     Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

  Inventories

     Inventories are stated at the lower of cost or market. Inventories are valued at standard cost which approximates the average cost method.

  Property and Depreciation

     Property, plant, and equipment are stated at cost and depreciated using the straight-line method. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant, machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years.

     Maintenance, repairs, and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is charged to income.

  Goodwill

     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited, generally 40 years for goodwill, customer relationships, and trademarks and tradenames and 5 to 15 years for other intangible assets.

  Long-lived Assets

     Credit reviews its long-lived assets, including goodwill and other intangibles, for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries and locations.

  Financial Instruments

     The Company uses various non-derivative financial instruments, including letters of credit, and generally does not require collateral to support its financial instruments.

                             HERCULES CREDIT, INC.

  Stock-based Compensation

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25)). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standard No. 123, "Accounting for Stock-based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair-value-based method of accounting had been applied.

  Computer Software Costs

     Effective January 1, 1999, Credit adopted the American Institute of Certified Public Accountants Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). Our prior accounting was generally consistent with the requirements of SOP 98-1 and, accordingly, adoption of SOP 98-1 had no material effect. Computer software costs are being amortized over a period of 5 to 10 years.

  Income Taxes

     The Company's operations have historically been included in the consolidated tax returns filed by its parent. Income tax expense in the accompanying financial statements have been computed assuming the Company filed separate income tax returns. Differences between this calculation of income taxes currently payable and consolidated amounts reported in the consolidated financial statements of the parent have been reflected as net Hercules Group investment.


  Research and Development



     Research and development expenditures are expensed as incurred.


  Net Hercules Group Investment

     The net Hercules Group investment account reflects the balance of Credit's historical earnings, intercompany amounts, income taxes, taxes accrued and deferred, post-employment liabilities and other transactions between Credit and the Hercules Group.

  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The adoption of SFAS No. 133 did not have a material effect on its earnings or statement of financial position.

     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was to be effective October 1, 2000. Hercules Credit adopted SAB

                             HERCULES CREDIT, INC.

101 effective as of December 31, 2000. Adoption of SAB 101 did not have a material effect on our profit from operations.

     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). For Credit, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.


     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. Hercules Credit is currently in the process of conducting an assessment of the actual impact of the non-amortization provision of SFAS 142. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting unit. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on Credit's financial statements.


     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assts. SFAS 143 will become effective for the Company from January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


3. ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net, consists of:

                                                             2000         1999
                                                           ---------    ---------
                                                           (DOLLARS IN THOUSANDS)
Trade....................................................   $36,413      $46,865
Less allowance for doubtful accounts.....................      (670)        (820)
                                                            -------      -------
          Total..........................................   $35,743      $46,045
                                                            =======      =======

4. NOTE RECEIVABLE

     Notes receivable as of December 31, 2000, consist of a $6,600 thousand 30-day demand note from Greentree Chemical Technologies, Inc. (Greentree), related to the divestiture of the Nitrocellulose business in June 2000. On January 8, 2001, the Company received $3,600 thousand in cash from Greentree and issued a new unsecured demand note to Greentree for $3,000 thousand, due June 30, 2005. The new note carries an interest rate of 13.5% until May 1, 2001; thereafter, the interest rate is equal to Prime +7.5% for the remaining duration of the note.

                             HERCULES CREDIT, INC.

5. INVENTORIES

     The components of inventories are:

                                                             2000         1999
                                                           ---------    ---------
                                                           (DOLLARS IN THOUSANDS)
Finished products........................................   $27,754      $34,330
Raw material and supplies................................    15,613       14,594
Work in process..........................................     2,042        3,569
                                                            -------      -------
          Total..........................................   $45,409      $52,493
                                                            =======      =======

6. SHORT-TERM DEBT

     Short-term debt of $1,650 thousand at December 31, 1999 consists of an Industrial Revenue Bond from the Industrial Development Authority of the city of Hopewell, Virginia. This debt carried an interest rate of 8%. The principal and interest was paid in June 2000.

7. LONG-TERM INCENTIVE COMPENSATION PLANS

     The Company participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.

     In 1995, Hercules changed the structure of the long-term incentive compensation plans to place a greater emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and Cash Value Awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding was 491,488 at December 31, 2000, and 926,689 and 1,083,613 at December 31, 1999 and
1998, respectively.

     At December 31, 2000, under Hercules' incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to Hercules in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans. There were no charges to income for the cost of stock awards over the restriction or performance period for 2000, 1999 and 1998, respectively.

                             HERCULES CREDIT, INC.

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000, 1999 and 1998:


                                                    REGULAR                  PERFORMANCE-ACCELERATED
                                         -----------------------------    -----------------------------
                                         NUMBER OF    WEIGHTED-AVERAGE    NUMBER OF    WEIGHTED-AVERAGE
                                          SHARES           PRICE           SHARES           PRICE
                                         ---------    ----------------    ---------    ----------------
January 1, 1998........................   195,870          $42.18           72,000          $45.91
Granted................................   145,225          $35.84           64,645          $47.29
Exercised..............................        --              --               --              --
Forfeited..............................    (3,690)         $39.50               --              --
                                          -------          ------          -------          ------
December 31, 1998......................   337,405          $39.48          136,645          $46.56
Granted................................    71,875          $37.73           69,980          $37.58
Exercised..............................    (1,050)         $16.21               --              --
Forfeited..............................    (3,910)         $39.50               --              --
                                          -------          ------          -------          ------
December 31, 1999......................   404,320          $39.23          206,625          $43.52
Granted................................   129,800          $17.20               --              --
Exercised..............................        --              --               --              --
Forfeited..............................   (39,250)         $39.50               --              --
                                          -------          ------          -------          ------
December 31, 2000......................   494,870          $33.43          206,625          $43.52


     The weighted-average fair value of regular stock options granted during 2000, 1999 and 1998 was $8.85, $8.26 and $9.20, respectively. The weighted-average fair value of performance-accelerated stock options granted during 1999 and 1998 was $8.01 and $11.01, respectively.



     Following is a summary of regular stock options exercisable at December 31, 2000, 1999, and 1998, and their respective weighted-average share prices:


                                                    NUMBER OF    WEIGHTED-AVERAGE
OPTIONS EXERCISABLE                                  SHARES       EXERCISE PRICE
-------------------                                 ---------    ----------------
December 31, 1998.................................    95,194          $43.18
December 31, 1999.................................   224,230          $40.49
December 31, 2000.................................   293,370          $39.20


     There were no performance-accelerated stock options exercisable at December 31, 2000, 1999 and 1998.

                             HERCULES CREDIT, INC.

     Following is a summary of stock options outstanding at December 31, 2000:

                                              OUTSTANDING OPTIONS                       EXERCISABLE OPTIONS
                               -------------------------------------------------   ------------------------------
                                 NUMBER      WEIGHTED-AVERAGE                        NUMBER
          EXERCISE             OUTSTANDING      REMAINING       WEIGHTED-AVERAGE   EXERCISABLE   WEIGHTED-AVERAGE
         PRICE RANGE           AT 12/31/00   CONTRACTUAL LIFE    EXERCISE PRICE    AT 12/31/00    EXERCISE PRICE
-----------------------------  -----------   ----------------   ----------------   -----------   ----------------
    Regular Stock Options
          $12 - $20              129,800           9.14              $17.20            2,950          $17.25
          $20 - $30               76,475           7.67              $25.56           63,700          $25.56
          $30 - $40              174,025           7.23              $38.77          130,900          $39.11
          $40 - $50               85,970           6.73              $47.27           74,720          $47.29
          $50 - $60               28,600           5.56              $54.03           21,100          $55.39
                                 -------                                             -------
                                 494,870                                             293,370
                                 =======                                             =======
Performance-Accelerated Stock
           Options
          $14 - $40              104,655           7.69              $38.16               --              --
          $40 - $50               81,270           6.70              $47.40               --              --
          $50 - $61               20,700           5.18              $55.40               --              --
                                 -------                                             -------
                                 206,625                                                  --
                                 =======                                             =======

     Hercules currently expects that 100% of performance-accelerated stock options will eventually vest.

     Credit employees may also participate in the Hercules Employee Stock Purchase Plan. The ESSP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at December 31, 2000 and 1999, were 1,597,861 and 949,464, respectively. Hercules applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.

     Had compensation cost for Hercules' Stock-Based Incentive Plans and Employee Stock Purchase Plan been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.


     The following weighted-average assumptions would be used in estimating fair value for 2000, 1999 and 1998:


                                               REGULAR       PERFORMANCE       EMPLOYEE STOCK
ASSUMPTION                                       PLAN      ACCELERATED PLAN    PURCHASE PLAN
----------                                     --------    ----------------    --------------
Dividend yield...............................     2%          3.4%                0.0%
Risk-free interest rate                         5.88%         5.38%              5.41%
Expected life................................  7.1 yrs.      5 yrs.              3 mos.
Expected volatility..........................   29.20%       27.31%              44.86%

                             HERCULES CREDIT, INC.

     The Company's net income for 2000, 1999 and 1998 would approximate the pro forma amounts below:



                                                             2000      1999      1998
                                                            -------   -------   -------
                                                              (DOLLARS IN THOUSANDS)
Net income
  As reported.............................................  $20,953   $23,659   $36,388
  Pro forma...............................................  $19,328   $22,110   $35,073


8. ADDITIONAL BALANCE SHEET DETAIL


                                                                 2000         1999
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
Property, plant, and equipment
  Land......................................................   $    527     $    527
  Buildings and equipment...................................    365,202      517,905
  Construction in progress..................................     11,909        5,503
                                                               --------     --------
  Total.....................................................    377,638      523,935
  Accumulated depreciation and amortization.................    285,409      431,283
                                                               --------     --------
  Net property, plant, and equipment........................   $ 92,229     $ 92,652
                                                               ========     ========
Accrued expenses
  Payroll and employee benefits.............................   $  4,685     $  4,298
  Nitrocellulose inventory disposal cost reserve............      6,478        6,500
  Current environmental reserve.............................      4,686        4,670
  Other.....................................................      9,741       11,282
                                                               --------     --------
  Total.....................................................   $ 25,590     $ 26,750
                                                               ========     ========


9. INVESTMENTS


     Summarized financial information for Hercules Finance Company at December 31, 2000 and 1999, and the three years then ended is as follows:



                                                             2000      1999
                                                            -------   -------
Assets....................................................  $    55   $   225
Net Hercules Group Investment.............................       55       225



                                                             2000      1999      1998
                                                            -------   -------   -------
Interest income...........................................  $ 1,235   $ 1,274   $27,811
Interest income from Hercules Group.......................   48,011    38,582     8,128
Corporate and other cost allocations......................   (2,132)   (3,067)   (2,283)
Other expense.............................................       --        --    (3,518)
Net income................................................   47,114    36,789    30,138


10. GOODWILL


     Goodwill relates to the Company's 1989 purchase of Henkel's 50% ownership interest in Aqualon. At December 31, 2000 and December 31, 1999, goodwill was $28,550 thousand and $29,564 thousand, respectively, (net of accumulated amortization of $11,994 thousand and $10,980 thousand respectively). The amortization period for goodwill is 40 years.

                             HERCULES CREDIT, INC.

11. RESTRUCTURING

     In 2000 and 1999, Credit incurred $1,662 thousand and $1,912 thousand, respectively, related to employee reductions at Parlin, NJ, Louisiana, MO, and Hopewell, VA, manufacturing sites. There are no remaining amounts to be paid.

     Severance benefits payments are based on years of service. A reconciliation of activity with respect to the liabilities established for these plans is as follows:

                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Balance at beginning of year................................   $    --       $1,466
Additional termination benefits and other exit costs........     1,662          446
Cash payments...............................................    (1,662)      (1,912)
                                                               -------       ------
Balance at end of year......................................   $    --       $   --
                                                               =======       ======

12. PENSION AND OTHER POSTRETIREMENT BENEFITS

     Credit participates in a defined benefit pension plan sponsored by Hercules, which covers substantially all employees of Hercules in the U.S. Benefits under this plan are based on the average final pay and years of service. Hercules also provides post-retirement health care and life insurance benefits to eligible retired employees and their dependents.

     Information on the actuarial present value of the benefit obligation and fair value of the plan assets is not presented as Hercules manages its U.S. employee benefit plans on a consolidated basis and such information is not maintained separately for the U.S. employees of the Company. The Company's statement of operations includes an allocation of the costs of the U.S. benefits plans. The pension costs were allocated based on percentage of pensionable wages, for each of the years presented, post-retirement benefit costs were allocated using factors derived from the relative net assets and revenues. Net pension income of Hercules allocated to the Company was $3,367 thousand, $3,810 thousand, and $4,069 thousand for the years ended December 31, 2000, 1999 and 1998, respectively, and post-retirement benefit expense was $2,462 thousand, $1,774 thousand, and $1,813 thousand for the years ended December 31, 2000, 1999 and 1998, respectively.

13. OTHER OPERATING EXPENSES, NET

     Other operating expenses, net, consists of the following:

                                                         2000       1999       1998
                                                        -------    -------    -------
                                                           (DOLLARS IN THOUSANDS)
Loss on disposal of Nitrocellulose....................  $25,241    $ 6,500    $    --
Asset impairments.....................................       --      2,000     15,300
Environmental charges.................................    2,617      3,020      2,151
Restructuring charges.................................    1,662        446      1,466
Royalties received....................................   (7,613)    (8,474)    (8,734)
Other.................................................      352         62         62
                                                        -------    -------    -------
          Total.......................................  $22,259    $ 3,554    $10,245
                                                        =======    =======    =======

     In 1998, the Nitrocellulose fixed assets at Parlin, NJ were deemed to be impaired; Nitrocellulose capital expenditures in 1999 were also impaired.

                             HERCULES CREDIT, INC.

14. INCOME TAXES



     The domestic components of income before taxes are presented below:



                                                         2000       1999       1998
                                                        -------    -------    -------
                                                           (DOLLARS IN THOUSANDS)
Domestic..............................................  $35,358    $39,581    $61,368
                                                        -------    -------    -------
                                                        $35,358    $39,581    $61,368
                                                        =======    =======    =======



     A summary of the components of the tax provision follows:



                                                         2000       1999       1998
                                                        -------    -------    -------
                                                           (DOLLARS IN THOUSANDS)
Currently payable
  Domestic............................................  $12,583    $23,612    $22,697
Deferred
  Domestic............................................    1,658     (7,905)     1,947
                                                        -------    -------    -------
Provision for income taxes............................  $14,241    $15,707    $24,644
                                                        =======    =======    =======



     Deferred tax liabilities (assets) at December 31 consists of:



                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Amortization................................................         7            7
Partnership interest........................................    12,151       11,116
Other.......................................................       704          704
                                                               -------      -------
Gross deferred tax liabilities..............................   $12,862      $11,827
                                                               -------      -------
Depreciation................................................   $  (217)     $  (196)
Deemed rent.................................................      (425)        (425)
Lease liability.............................................    (4,500)      (5,145)
                                                               -------      -------
Gross deferred tax assets...................................    (5,142)      (5,766)
Valuation allowance.........................................        --           --
                                                               -------      -------
                                                               $ 7,720      $ 6,061
                                                               =======      =======



     A reconciliation of the statutory income tax rate to the effective rate follows:



                                                              2000    1999    1998
                                                              ----    ----    ----
Statutory income tax rate...................................   35%     35%     35%
State Taxes.................................................    5       5       5
                                                               --      --      --
                                                               40%     40%     40%
                                                               ==      ==      ==

                             HERCULES CREDIT, INC.

15. NET HERCULES GROUP INVESTMENT


     Changes in net Hercules Group investment were as follows:


                                                                (DOLLARS IN
                                                                THOUSANDS)
Balance, January 1, 1998....................................     $208,708
  Net income................................................       36,388
  Intercompany transactions, net............................      (45,773)
                                                                 --------
Balance, December 31, 1998..................................      199,323
  Net income................................................       23,659
  Intercompany transactions, net............................      (31,967)
                                                                 --------
Balance, December 31, 1999..................................      191,015
  Net income................................................       20,953
  Intercompany transactions, net............................      (19,193)
                                                                 --------
Balance, December 31, 2000..................................     $192,775
                                                                 ========



16. DIVESTITURES


     In June 2000, the Company divested its Nitrocellulose operation at Parlin, NJ to Greentree Chemical Technologies, Inc. As a result of the transaction, the Company received a $6,600 thousand note (see note 4) and recorded a one-time pre-tax loss of $25,241 thousand, primarily for employee termination benefits, inventory transfer and disposal, environmental liabilities, and other miscellaneous expenses, of which $18,387 thousand has been expended. The Company terminated approximately 100 employees associated with the Nitrocellulose operation at Parlin, NJ, which resulted in severance payments of $4 million. Nitrocellulose revenues were $23,503 thousand, $58,526 thousand, and $59,944 thousand in 2000, 1999, and 1998, respectively.


17. COMMITMENTS AND CONTINGENCIES


  Leases

     The Company has operating leases (including office space, transportation, and data processing equipment) expiring at various dates. Rental expense was $3,215 thousand in 2000, $3,446 thousand in 1999, and $2,903 thousand in 1998.

     At December 31, 2000, minimum rental payments under noncancelable leases aggregated $771 thousand. The net minimum payments over the next five years are $2,351 thousand in 2001, $2,295 thousand in 2002, $2,203 thousand in 2003,
$2,081 thousand in 2004, and $2,065 thousand in 2005.

  Litigation


     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of Credit's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position and results of operations of Credit.


  Environmental

     The Company has established accruals for the estimated cost of environmental remediation and/or cleanup at various sites. The estimated range of the reasonable possible share of costs for investigation and cleanup is between $25 million and $46 million. The actual costs will depend upon numerous factors, including

                             HERCULES CREDIT, INC.

the number of parties found to be responsible at each environmental site and their ability to pay; the actual methods of remediation required or agreed to; the outcomes of negotiations with regulatory authorities; outcomes of litigation; changes in environmental laws and regulations; technological developments; and the number of years of remedial activity required, which could range from 0 to 30 years. As of December 31, 2000, the accrued liability of $25 million for environmental remediation represents management's best estimate of the probable and reasonably estimable costs related to environmental remediation. Credit estimates that these liabilities will be paid over the next five years. The extent of liability is evaluated quarterly. The measurement of the liability is evaluated based on currently available information, including the process of remedial investigations at each site and the current status of negotiations with regulatory authorities regarding the method and extent of apportionment of costs among other potentially responsible parties. The Company is unaware of any unasserted claims and has not reflected them in the reserve. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these environmental matters could have a material effect upon the results of operations and the financial position of The Company.

  Other

     As of December 31, 2000, The Company had $4.3 million in letters of credit outstanding with lenders.


18. RELATED PARTY TRANSACTIONS


     The Company has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and therefore may not necessarily reflect the result of arms-length negotiations between independent parties. The Company records sales with affiliates based on a cost-plus formula developed and agreed-upon by both parties.


     Corporate and other cost allocations: As discussed in Note 1, the financial statements of The Company reflect certain allocated support costs incurred by other entities in Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, research and development overhead, investor relations and other corporate services. Allocations and charges included in Credit's financial statements were based on either a direct cost pass-through for items directly identified as related to Credit's activities; a percentage allocation for such services provided based on factors such as revenues, net assets, costs of sales or a relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in our statement of operations. Such allocations and corporate charges totaled $17,569 thousand, $25,148 thousand, and $19,105 thousand in 2000, 1999 and 1998, respectively.


     Royalties: Credit entered into a license agreement in respect of the use of manufacturing formulations and specifications by affiliated companies which are developed and owned by The Company. The Company received royalties in respect of this agreement of $7,613 thousand, $8,474 thousand, and $8,734 thousand in 2000, 1999 and 1998, respectively. The royalties are included as reductions to other operating expenses in the financial statements.

     Purchases from affiliates: The Company purchases a broad range of products in the normal course of business from affiliated companies. Credit's purchases from affiliated companies were $23,457 thousand, $23,598 thousand, and $50,022 thousand in 2000, 1999 and 1998, respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive loss and of cash flows present fairly, in all material respects, the financial position of Hercules GB Holdings Limited, a subsidiary of Hercules Incorporated, and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers
Liverpool, United Kingdom

22 October 2001

                          HERCULES GB HOLDINGS LIMITED

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                   DECEMBER 31
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Sales to third parties......................................  $123,301     $136,056
Sales to Hercules Group.....................................    23,072       22,334
                                                              --------     --------
                                                               146,373      158,390
Cost of sales...............................................    85,980       92,200
Selling, general, and administrative expenses...............    36,198       39,887
Goodwill and intangible asset amortization..................     4,608        4,875
Other operating expenses, net (Note 12).....................     6,373        5,618
                                                              --------     --------
Profit from operations......................................    13,214       15,810
Interest and debt expense (Note 13).........................   (11,678)      (4,827)
Other (expense) income, net (Note 14).......................        85         (111)
                                                              --------     --------
Income before income taxes..................................     1,621       10,872
Provision for income taxes (Note 16)........................    (1,960)      (4,817)
                                                              --------     --------
Net (loss) income...........................................  $   (339)    $  6,055
Translation adjustments.....................................    (2,534)      (8,724)
                                                              --------     --------
Comprehensive Loss..........................................  $ (2,873)    $ (2,669)
                                                              ========     ========


                  The accompanying notes are an integral part

                    of the consolidated financial statements

                          HERCULES GB HOLDINGS LIMITED

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................  $  1,057     $  1,445
  Accounts receivable, net (Note 3).........................    34,146       35,772
  Inventories (Note 4)......................................     8,312       13,108
                                                              --------     --------
     Total current assets...................................    43,515       50,325
Property, plant, and equipment, net (Note 8)................    29,687       33,626
Goodwill and other intangible assets, net (Note 9)..........   139,157      155,762
Prepaid pension (Note 11)...................................     7,786        5,955
Deferred charges and other assets...........................     1,722        2,314
                                                              --------     --------
          Total assets......................................  $221,867     $247,982
                                                              ========     ========
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current liabilities
  Accounts payable..........................................  $ 11,893     $ 13,923
  Short-term debt (Note 5)..................................     4,469          251
  Accrued expenses (Note 8).................................     9,961       10,871
                                                              --------     --------
     Total current liabilities..............................    26,323       25,045
Deferred income taxes (Note 16).............................     4,831        4,828
                                                              --------     --------
          Total liabilities.................................    31,154       29,873
Commitments and contingencies (Note 17).....................        --           --
Net Hercules Group Investment (Note 15)
  Accumulated other comprehensive income....................    (6,388)      (3,854)
  Intercompany transactions.................................   197,101      221,963
                                                              --------     --------
          Net Hercules Group Investment.....................   190,713      218,109
                                                              --------     --------
          Total liabilities and Net Hercules Group
            Investment......................................  $221,867     $247,982
                                                              ========     ========


                  The accompanying notes are an integral part

                    of the consolidated financial statements

                          HERCULES GB HOLDINGS LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                    DECEMBER 31
                                                              -----------------------
                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income..................................................   $   (339)     $ 6,055
Adjustments to reconcile net income to net cash provided by
  operations:
  Depreciation of property, plant and equipment.............      3,431        2,921
  Amortization of goodwill and other intangible assets......      4,608        4,875
  Nonoperating gain on disposals............................        214          307
  Movement on deferred tax provision........................        410        1,615
  Corporate cost allocations................................      1,917        3,593
  Prepaid pension expense and other deferred charges........     (1,753)        (888)
Accruals and deferrals of cash receipts and payments:
  Accounts receivable.......................................     (1,194)       1,235
  Transfers to Hercules Group...............................    (11,064)      (4,665)
  Inventories...............................................      3,861         (403)
  Accounts payable and accrued expenses.....................     (1,124)      (4,308)
                                                               --------      -------
          Net cash (used in) provided by operations.........     (1,033)      10,337
                                                               --------      -------
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures........................................     (2,419)      (5,587)
Proceeds of fixed asset disposals...........................        112        1,093
Acquisitions................................................       (255)        (253)
                                                               --------      -------
          Net cash used in investing activities.............     (2,562)      (4,747)
                                                               --------      -------
CASH FLOW FROM FINANCING ACTIVITIES:
Transfers to Hercules Group.................................     (1,067)      (8,855)
New loan proceeds...........................................      4,571          254
Loan repayments.............................................       (190)          --
                                                               --------      -------
          Net cash provided by (used in) financing
           activities.......................................      3,314       (8,601)
                                                               --------      -------
Effect of exchange rate changes on cash.....................       (107)        (159)
                                                               --------      -------
Net decrease in cash and cash equivalents...................       (388)      (3,170)
Cash and cash equivalents at beginning of year..............      1,445        4,615
                                                               --------      -------
Cash and cash equivalents at end of year....................   $  1,057      $ 1,445
                                                               ========      =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during year for:
  Income taxes..............................................   $  1,550        6,911
  Interest..................................................      4,982        7,830
NON CASH FINANCING ACTIVITIES
Corporate cost allocations..................................   $  1,917        3,593



   The accompanying notes are an integral part of the consolidated financial statements.

                          HERCULES GB HOLDINGS LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     Hercules GB Holdings Limited (referred to singly or together with its subsidiaries as "the Company") is the intermediate United Kingdom holding company (directly or indirectly) of all entities in the United Kingdom in the ultimate ownership of Hercules Incorporated (Wilmington, Delaware, USA) ("Hercules"), with the sole exception of Citrus Colloids Limited which is not included in these consolidated statements. Hercules and its wholly owned subsidiaries comprise the Hercules Group. The two principle operating subsidiaries are Hercules Limited, engaged in the manufacture and merchanting of functional chemicals and food ingredients and BetzDearborn Limited engaged in the manufacture and marketing of water and process treatment chemicals and ancilliary equipment.


     BetzDearborn Limited became a subsidiary of the Company following the acquisition by Hercules on 15th October, 1998, of all of the outstanding shares of BetzDearborn Inc. (formerly the ultimate parent company of BetzDearborn Limited). Hercules paid $2,235 million in cash and $186 million in common stock exchanged for the shares held by the BetzDearborn ESOP Trust. The purchase price allocated to the Company and its subsidiaries was approximately $123 million. During 1999, Hercules completed the purchase price allocation and the final determination of goodwill was $1,822 million of which the amount attributable to the Company was approximately $146 million. These financial statements include the push down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant and equipment and their related amortization and depreciation adjustments.


     Hercules GB Holdings Limited was set up in June 1999 to be the principal holding company for Hercules entities based in UK. This was a result of several internal reorganization transactions during 1999 and 2000, that were initiated after the acquisition of BetzDearborn Inc. The reorganization included the Company acquiring nearly all of the existing UK based subsidiaries from other Hercules group of companies. As these reorganization transactions were under the common control of Hercules, they have been accounted for at book value and have been consolidated in a manner similar to pooling of interest.

     Historically, separate company stand alone financial statements were not prepared for the Company. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock and partnership and member interests of substantially all of Hercules' domestic subsidiaries and 65% of the stock of foreign subsidiaries directly owned by Hercules, including the Company, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information on the Company, a collateral party to the Hercules debt, based on the Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.

     The Company participates in Hercules' centralized cash management system. Accordingly, cash received from the Company's operations is transferred to Hercules on a periodic basis, and Hercules funds all operational and capital requirements.

     The financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation methods are reasonable.

                          HERCULES GB HOLDINGS LIMITED

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Hercules GB Holdings Limited and its subsidiaries, listed below, which are all directly or indirectly wholly owned. Following the acquisition of BetzDearborn, the company continued BetzDearborn's practice of using a November 30 fiscal year-end for certain former BetzDearborn non-U.S. subsidiaries to expedite the year-end closing process. All intercompany transactions and profits have been eliminated.

     Hercules Investments Global (registered as unlimited February 26, 1999):

        Hercules Limited

        Praf Limited

        Alliance Technical Products Limited

        HUK Trustee Co. Ltd.

        Hercules UK Investments

        Hercules Investments Limited

        Hercules (UK) Investments Finance Ltd.

        BetzDearborn Limited

        Argo Scientific Limited

All the above subsidiaries are registered in the United Kingdom.

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.

  Environmental Expenditures

     Environmental expenditures that pertain to current operations or future revenues are expensed or capitalized according to the Company's capitalization policy. Expenditures for remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recognized for remedial activities when the cleanup is probable and can be reasonably estimated.

  Cash and Cash Equivalents

     Cash in excess of operating requirements is invested in short-term, income-producing instruments and on interest bearing deposit with Hercules Europe NV, the Treasury Co-ordination Center. Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

                          HERCULES GB HOLDINGS LIMITED

  Inventories

     Inventories are stated at the lower of cost or market value. Cost is established on a moving average or standard cost basis both of which approximate to actual historic cost.

  Property and Depreciation

     Property, plant, and equipment are stated at cost. Asset values are depreciated over estimated useful lives on the straight-line method of depreciation. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant, machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years; computer software -- 10 years.

     Maintenance, repairs, and minor renewals are charged to income; major renewals and improvements are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) are expensed.

  Goodwill and Other Intangible Assets

     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited, generally 40 years for goodwill, and 3 to 15 years for other intangible assets.

  Long-lived Assets

     The company reviews its long-lived assets, including goodwill and other intangibles, for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.

  Foreign Currency Translation and Transactions

     The accompanying consolidated financial statements are reported in U.S. dollars. The pound sterling is the functional currency for the Company and its subsidiaries. The translation of the functional currencies into U.S. dollars (reporting currency) is performed for assets and liabilities using the current exchange rates in effect at the balance sheet date, and for revenues, costs and expenses using average exchange rates prevailing during the reporting periods. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as other comprehensive income, a separate component of Net Hercules Group Investment.

     Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Revenues, costs and expenses are recorded using average exchange rates prevailing during the reporting periods. Gains or losses resulting from foreign currency transactions are included in the statement of income.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of short-term cash investments and trade receivables. The Company places its short-term cash investments on the London money market via its commercial relationship banks. Concentrations of credit risk

                          HERCULES GB HOLDINGS LIMITED
with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries and locations.

  Stock based compensation

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25)). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair-value-based method of accounting had been applied.

  Income taxes

     Income tax expense in the accompanying financial statements has been computed assuming the Company filed separate income tax returns.

     The provisions for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

  Net Hercules Group Investment

     The Net Hercules Group Investment reflects the balance of the Company's historical earnings, inter-company amounts, foreign currency translation and other transactions between the Company and the Hercules Group.

  New Accounting Pronouncements


     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. SFAS 133, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133 did not have a material effect on its earnings or statement of financial position.


     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was effective October 1, 2000. Adoption of SAB 101 did not have a material effect on our profit from operations.

                          HERCULES GB HOLDINGS LIMITED

     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141) and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). For the Company, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.

     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting unit. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on the Company's financial statements.

     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assts. SFAS 143 will become effective for the Company from January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.

     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statement.

3. ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net, consists of:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Trade.......................................................   $32,519      $34,461
Other.......................................................     3,863        3,000
                                                               -------      -------
                                                                36,382       37,461
Less allowance for doubtful accounts........................   $(2,236)     $(1,689)
                                                               -------      -------
          Total.............................................   $34,146      $35,772
                                                               =======      =======

     There are no single receivables which constitute more than 10% of the total.

4. INVENTORIES

     The components of inventories are:

                                                                2000          1999
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
Finished products...........................................   $4,904       $ 9,026
Materials, supplies, and work in process....................    3,408         4,082
                                                               ------       -------
          Total.............................................   $8,312       $13,108
                                                               ======       =======

                          HERCULES GB HOLDINGS LIMITED

5. SHORT-TERM DEBT

     Short-term debt consists of bank borrowings primarily representing overdraft facilities and short-term lines of credit, in the United Kingdom, which are generally payable on demand with interest at various rates. Book values of bank borrowings approximate market value because of their short maturity period.

     At December 31, 2000, the Company and its subsidiaries had $1,489,550 of unused lines of credit that may be drawn as needed, with interest at a negotiated spread over lenders' cost of funds. Weighted-average interest rates on short-term borrowings at December 31, 2000 and 1999, were 6.5% and 6.3%, respectively.

6. LONG-TERM DEBT AND OTHER FINANCING ARRANGEMENTS

     Hercules manages the Company's cash and indebtedness. The majority of the cash provided by or used by the Company is provided through this consolidated cash and debt management system. As a result, the amount of cash or debt historically related to the Company is not determinable.

     The Company has a number of intercompany loans with the Hercules Group in the amounts of $145,393 thousand and $158,867 thousand, which are included in the Net Hercules Group Investment balance as of December 31, 2000 and 1999, respectively.

     Interest rates on these loans are detailed below:

INTEREST RATE                                                  2000       1999
-------------                                                 -------    -------
                                                               $'000      $'000
Variable LIBOR plus 0.55%...................................   92,519    100,373
Variable LIBOR plus 0.75%...................................   47,666     52,843
Variable LIBOR plus 1.00%...................................    5,138      5,575
Fixed 10%...................................................       70         76
                                                              -------    -------
                                                              145,393    158,867
                                                              =======    =======

     LIBOR is the London Inter-Bank Offer Rate.

     Interest paid on these loans was $3,951 thousand in 2000 and $5,275 thousand in 1999.

     All the long-term debt with the Hercules Group has maturity dates after 2005.

     The Company does not enter into forward-exchange contracts and currency swaps to hedge currency exposure nor does it use interest rate swap agreements to manage interest costs and risks associated with changing rates. The basis of valuation of long-term debt is the present value of expected cash flows related to existing borrowings discounted at rates currently available to the company for long-term borrowings with similar terms and remaining maturities.

  Fair Values

     The following table presents the carrying amounts and fair values of the company's financial instruments at December 31, 2000 and 1999:

                                                  2000                    1999
                                          --------------------    --------------------
                                          CARRYING      FAIR      CARRYING      FAIR
                                           AMOUNT      VALUE       AMOUNT      VALUE
                                          --------    --------    --------    --------
                                                     (DOLLARS IN THOUSANDS)
Long-term debt..........................  $145,393    $145,393    $158,867    $158,867

                          HERCULES GB HOLDINGS LIMITED

7. LONG-TERM INCENTIVE COMPENSATION PLANS

     The Company participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.

     The Hercules long-term incentive compensation plans place an emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and Cash Value Awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding was 491,488 at December 31, 2000, and 926,689 at December 31, 1999.

     At December 31, 2000, under Hercules' incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to Hercules in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans.

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000 and 1999:

                                                                       REGULAR
                                                            -----------------------------
                                                            NUMBER OF    WEIGHTED-AVERAGE
                                                             SHARES           PRICE
                                                            ---------    ----------------
January 1, 1999...........................................   17,750           $40.27
  Granted.................................................   22,550           $37.75
  Exercised...............................................       --               --
  Forfeited...............................................       --               --
                                                             ------           ------
December 31, 1999.........................................   40,300           $38.86
  Granted.................................................       --               --
  Exercised...............................................       --               --
  Forfeited...............................................       --               --
                                                             ------           ------
December 31, 2000.........................................   40,300           $38.86

     There were no performance-accelerated stock options granted or outstanding during 2000 and 1999.

     The weighted-average fair value of regular stock options granted during 1999 was $8.26.

                          HERCULES GB HOLDINGS LIMITED

     Following is a summary of regular stock options exercisable at December 31, 2000, and 1999, and their respective weighted-average share prices:

                                                            NUMBER OF    WEIGHTED-AVERAGE
OPTIONS EXERCISABLE                                          SHARES       EXERCISE PRICE
-------------------                                         ---------    ----------------
December 31, 1999.........................................   13,540           $39.91
December 31, 2000.........................................   26,440           $39.32

     Following is a summary of stock options outstanding at December 31, 2000:

                                           OUTSTANDING OPTIONS                           EXERCISABLE OPTIONS
                           ----------------------------------------------------   ---------------------------------
                               NUMBER       WEIGHTED-AVERAGE                          NUMBER
                           OUTSTANDING AT      REMAINING       WEIGHTED-AVERAGE   EXERCISABLE AT   WEIGHTED-AVERAGE
EXERCISE PRICE RANGE          12/31/00      CONTRACTUAL LIFE    EXERCISE PRICE       12/31/00       EXERCISE PRICE
--------------------       --------------   ----------------   ----------------   --------------   ----------------
REGULAR STOCK OPTIONS
$30 - $40................      38,650             7.63              $38.48            25,120            $38.87
$40 - $50................       1,650             7.35              $47.81             1,320            $47.81
                               ------                                                 ------
                               40,300                                                 26,440
                               ======                                                 ======

     The Company's employees may also participate in the Hercules Employee Stock Purchase Plan ("ESPP"). The ESPP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at December 31, 2000 and 1999, were 1,597,861 and 949,464, respectively. The Company applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.

     Had compensation cost for Hercules' Stock-Based Incentive Plans and Employee Stock Purchase Plan been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.

     The following weighted-average assumptions would be used in estimating fair value for 2000 and 1999:

                                                              PERFORMANCE       EMPLOYEE STOCK
ASSUMPTION                                   REGULAR PLAN   ACCELERATED PLAN    PURCHASE PLAN
----------                                   ------------   ----------------    --------------
Dividend yield.............................       2%              3.4%               0.0%
Risk-free interest rate....................     5.88%            5.38%              5.41%
Expected life..............................    7.1 yrs.          5 yrs.             3 mos.
Expected volatility........................     29.20%           27.31%             44.86%


     The Company's net (loss) income for 2000 and 1999 would approximate the pro forma amounts below:


                                                                2000         1999
                                                              --------     ---------
                                                              (DOLLARS IN THOUSANDS)
Net income
  As reported...............................................   $(339)       $6,055
  Pro forma.................................................   $(399)       $6,000

                          HERCULES GB HOLDINGS LIMITED

8. ADDITIONAL BALANCE SHEET DETAIL

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
PROPERTY, PLANT, AND EQUIPMENT
  Land......................................................  $  1,864     $  2,014
  Buildings and equipment...................................    49,303       49,077
  Construction in progress..................................        --        1,526
                                                              --------     --------
          Total.............................................    51,167       52,617
  Accumulated depreciation and amortization.................   (21,480)     (18,991)
                                                              --------     --------
  Net property, plant, and equipment........................  $ 29,687     $ 33,626
                                                              ========     ========

                                                                2000          1999
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
ACCRUED EXPENSES
  Goods received not invoiced...............................   $2,695       $ 3,028
  Payroll and employee benefits.............................    1,453         1,812
  Income taxes payable......................................    1,973         1,355
  Restructuring liability (Note 10).........................    2,420         2,628
  Other.....................................................    1,420         2,048
                                                               ------       -------
                                                               $9,961       $10,871
                                                               ======       =======

9. GOODWILL AND OTHER INTANGIBLES ASSETS

     At December 31, 2000 and 1999, the goodwill and other intangible assets were:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Goodwill....................................................  $146,363     $158,517
Customer relationships......................................        44           48
Other intangibles...........................................     5,347        5,976
                                                              --------     --------
Total.......................................................   151,754      164,541
Less accumulated amortization...............................   (12,597)      (8,779)
                                                              --------     --------
          Net goodwill and other intangible assets..........  $139,157     $155,762
                                                              ========     ========

10. RESTRUCTURING

     Coincident with the acquisition of BetzDearborn Inc. and its subsidiaries worldwide by Hercules Incorporated in October 1998, plans were put in place to merge certain BetzDearborn and Hercules operations and support infrastructure, including facility closures and personnel reductions. The estimated costs of these plans was established as a liability as part of the overall purchase price allocation of the BetzDearborn acquisition, in accordance with purchase accounting methods. The principle constituent part of the restructuring reserves in the Company's accounts is the estimate for these exit and severance costs attributable to the Hercules operations in the United Kingdom. The remaining balance of restructuring reserves, as reassessed during the year, is considered sufficient to meet the remaining outstanding costs associated with closure of the

                          HERCULES GB HOLDINGS LIMITED

Widnes European laboratory facility and severance cost principally associated with the planned transfer of accounting activities to the Hercules European Shared Service Centre in the Netherlands.

                                                                2000          1999
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Balance at beginning of year................................   $2,628        $6,266
Additional accrual..........................................      363            81
Severance and exit costs incurred...........................     (375)       (3,093)
Reversals...................................................      (44)         (438)
Translation difference......................................     (152)         (188)
                                                               ------        ------
Balance at end of year......................................   $2,420        $2,628
                                                               ======        ======

     For 2000, the severance and exit costs incurred include the costs for 9 employees, including 8 employees at the former Argo Scientific Limited office and workshop in Edinburgh, Scotland. For 1999, severance and exit costs include costs for 39 employees including 16 employees affected by the closure of the laboratory facility at Widnes, Cheshire and 2 employees at the former sales office in Glasgow, Scotland, together with costs and necessary write downs of assets resulting from these closures and other specific asset write downs and costs resulting from business restructuring decisions.

     The additional accruals and the reversals were charged or released against income.

11. PENSION BENEFITS

     The Company provides defined benefit pension plans to all eligible employees. The following chart lists benefit obligations, plan assets, and funded status of the plans.

                                                                 PENSION BENEFITS
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
CHANGE IN BENEFIT OBLIGATION
  Benefit obligation at January 1...........................   $75,968      $78,457
  Service cost..............................................     2,092        2,313
  Interest cost.............................................     4,189        4,326
  Amendments................................................        12           --
  Employee contributions....................................       760          624
  Translation difference....................................    (6,872)      (2,855)
  Actuarial loss (gain).....................................     3,154       (4,532)
  Benefits paid from plan assets............................    (1,992)      (2,365)
  Benefits paid by company..................................        --           --
                                                               -------      -------
Benefit obligation at December 31...........................   $77,311      $75,968
                                                               =======      =======

                          HERCULES GB HOLDINGS LIMITED

                                                                 PENSION BENEFITS
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
CHANGE IN PLAN ASSETS
  Fair value of plan assets at January 1....................    89,389       80,011
  Expected return on plan assets............................     6,304        5,865
  Employee contributions....................................       760          624
  Company contributions (refund)............................     1,789          446
  Actuarial loss (gain).....................................    (1,915)       7,757
  Translation difference....................................    (7,105)      (2,949)
  Benefits paid from plan assets............................    (1,992)      (2,365)
                                                               -------      -------
  Fair value of plan assets at December 31..................   $87,230      $89,389
                                                               =======      =======
Funded status of the plans..................................     9,919       13,421
Unrecognized actuarial loss (gain)..........................    (2,174)      (7,372)
Unrecognized prior service cost (benefit)...................       217           76
Unrecognized net transition obligation......................        --         (170)
Amendments..................................................      (176)          --
                                                               -------      -------
Prepaid (accrued) benefit cost..............................   $ 7,786      $ 5,955
                                                               =======      =======
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION CONSIST OF:
  Prepaid benefit cost......................................     7,786        5,955
                                                               -------      -------
                                                               $ 7,786      $ 5,955
                                                               =======      =======
ASSUMPTIONS AS OF DECEMBER 31
  Weighted-average discount rate............................      6.50%        5.88%
  Expected average return on plan assets....................      8.00%        7.50%
  Average rate of compensation increase.....................      3.75%        3.88%
COMPONENTS OF NET PERIOD PENSION COST
  Service cost..............................................   $ 2,092      $ 2,313
  Interest cost.............................................     4,189        4,326
  Return on plan assets (expected)..........................    (6,304)      (5,864)
  Amortization and deferrals................................      (384)         269
  Amortization of transition asset..........................      (160)        (185)
                                                               -------      -------
  Benefit cost (credit).....................................   $  (567)     $   859
                                                               =======      =======

12. OTHER OPERATING EXPENSE, NET

                                                                2000          1999
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Royalty.....................................................   $5,675        $5,902
Other expense (income)......................................      698          (284)
                                                               ------        ------
                                                               $6,373        $5,618
                                                               ======        ======

                          HERCULES GB HOLDINGS LIMITED

13. INTEREST AND DEBT EXPENSE

     Interest and debt costs incurred and expensed were as follows. No interest or debt costs were capitalised.

                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Intercompany net interest expense...........................   $11,305       $4,887
Third party net interest expense (income)...................       373          (60)
                                                               -------       ------
                                                               $11,678       $4,827
                                                               =======       ======

14. OTHER (INCOME) EXPENSE, NET

     Other (income) expense, net, consists of the following:

                                                                2000          1999
                                                              --------      --------
                                                              (DOLLARS IN THOUSANDS)
Currency (gains) losses.....................................   $(444)        $ 100
Intercompany factoring expense..............................     187           158
Miscellaneous expense (income)..............................     172          (147)
                                                               -----         -----
                                                               $ (85)        $ 111
                                                               =====         =====

15. NET HERCULES GROUP INVESTMENT

     Changes in net Hercules Group investment were as follows:

                                                              (DOLLARS IN THOUSANDS)
Balance December 31, 1998...................................         $230,375
  Net income................................................            6,055
  Other comprehensive losses................................           (8,724)
  Inter-company transactions, net...........................           (9,597)
                                                                     --------
Balance, December 31, 1999..................................          218,109
  Net loss..................................................             (339)
  Other comprehensive losses................................           (2,534)
  Intercompany transactions, net............................          (24,523)
                                                                     --------
Balance, December 31, 2000..................................         $190,713
                                                                     ========

     The Company includes accumulated other comprehensive losses in Net Hercules Group Investment. At December 31, 2000 and 1999, accumulated other comprehensive losses consisted of foreign currency translation adjustments, net of tax, of $6,388 thousand and $3,854 thousand, respectively.

16. TAXES

     A summary of the components of the tax provision in respect of United Kingdom Corporation Tax follows:

                                                                2000          1999
                                                              --------      --------
                                                              (DOLLARS IN THOUSANDS)
Current.....................................................   $1,550        $3,202
Deferred....................................................      410         1,615
                                                               ------        ------
Provision for income taxes..................................   $1,960        $4,817
                                                               ======        ======

                          HERCULES GB HOLDINGS LIMITED

     Deferred tax liabilities (assets) at December 31 consist of:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Components of timing differences
  Depreciation..............................................   $ 7,369      $ 8,386
  Prepaid pension...........................................     7,786        5,955
  Employee Intangible Asset.................................     4,757        5,161
  Restructuring Provisions..................................    (2,284)      (3,101)
  Disallowed doubtful debt provisions.......................    (1,064)        (116)
  Other temporarily disallowed provisions...................      (263)        (192)
  Other expenditure temporarily disallowed..................      (198)          --
                                                               -------      -------
  Cumulative timing differences.............................    16,103       16,093
                                                               -------      -------
  Net deferred tax liabilities..............................   $ 4,831      $ 4,828
                                                               -------      -------

     A reconciliation of the statutory income tax rate to the effective rate follows:

                                                              2000    1999
                                                              ----    ----
Statutory income tax rate...................................   30%     31%
Goodwill amortization.......................................   85%     11%
Disallowable business expenses..............................    6%      2%
                                                              ---      --
Effective tax rate..........................................  121%     44%
                                                              ===      ==

17. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company has operating leases (including office space, transportation, and data processing equipment) expiring at various dates. Rental expense was $2,981 thousand in 2000 and $2,759 thousand in 1999.

     At December 31, 2000, minimum rental payments under noncancelable leases aggregated $3,679 thousand. The net minimum payments over the next five years are $1,585 thousand in 2001, $1,341 thousand in 2002, $523 thousand in 2003, $229 thousand in 2004, and $1 thousand in 2005.

  Litigation

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

18. RELATED PARTY TRANSACTIONS

     The Company has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and therefore may not necessarily reflect the result of arms-length negotiations between independent parties. The Company records sales with affiliates based on a cost-plus formula developed and agreed-upon by both parties. All transactions described below are eliminated on consolidation of Hercules Incorporated.

     Corporate and other allocations: As discussed in Note 1, the financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive,

                          HERCULES GB HOLDINGS LIMITED
legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, costs of sales or a relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in our statement of income. Such allocations and corporate charges totaled $5,921 thousand, and $6,314 thousand in 2000 and 1999 respectively.

     Royalties: The Company entered into license agreements in respect of the use of manufacturing formulations and specifications which are developed and owned by other Hercules Group companies. The Company paid royalties in respect of these agreements of $5,675 thousand and $5,902 thousand in 2000 and 1999, respectively. The royalties are included as other operating expenses in the financial statements.

     Sales to affiliates: The Company sells manufactured chemical products in the normal course of business to affiliated companies. Company's revenues from sales to affiliated companies were $23,072 thousand and $22,334 thousand in 2000 and 1999 respectively.

     Purchases from affiliates: The Company has commercial relationships with affiliated companies for the purchase of chemical products and raw materials. The value of these purchases were $16,639 thousand and $16,408 thousand for 2000 and 1999 respectively.

19. SUBSEQUENT EVENT

     On May 1, 2001, Hercules completed the sale of its hydrocarbon resins divisions and select portions of its rosin resins divisions to Eastman Chemical Company. In addition, on May 31, 2001, Hercules completed the sale of its peroxy chemicals business to GEO Specialty Chemicals, Inc. Results of operations for the Company include net sales of approximately $5,057 thousand and $8,161 thousand, respectively, in 2000 and 1999 relating to these divested businesses.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
Wilmington, Delaware

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and comprehensive income and of cash flows present fairly, in all material respects, the financial position of Hercules International Limited, a subsidiary of Hercules Incorporated, and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania


October 22, 2001

                         HERCULES INTERNATIONAL LIMITED

           CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME


                                                                 YEAR ENDED DECEMBER 31,
                                                            ---------------------------------
                                                              2000         1999        1998
                                                            ---------    --------    --------
                                                                 (DOLLARS IN THOUSANDS)
Sales to third parties....................................  $ 791,771    $857,878    $681,418
Sales to Hercules Group...................................     93,717     120,167     144,337
                                                            ---------    --------    --------
                                                              885,488     978,045     825,755
Cost of sales.............................................    530,321     562,701     502,891
Selling, general, and administrative expenses.............    153,928     144,696      92,293
Research and development..................................     19,977      25,399      21,979
Goodwill and intangible asset amortization................      8,292      11,271       4,128
Other operating (income) expenses, net (Note 13)..........   (131,749)     27,700      37,890
                                                            ---------    --------    --------
Profit from operations....................................    340,719     206,278     166,574
Equity in (loss) income of affiliated companies...........     (3,891)      2,938        (103)
Interest and debt expense (Note 14).......................      8,028       4,381       6,252
Other income (expense), net (Note 15).....................     12,714         650      (1,731)
                                                            ---------    --------    --------
Income before income taxes and minority interest, net.....    305,514     205,485     158,488
Provision for income taxes (Note 16)......................    119,794      63,421      62,129
                                                            ---------    --------    --------
Income before minority interest, net......................    185,720     142,064      96,359
Minority interest, net....................................     (1,107)       (910)       (889)
                                                            ---------    --------    --------
Net income................................................    184,613     141,154      95,470
Translation adjustments...................................   (100,135)    (51,868)     17,018
                                                            ---------    --------    --------
Comprehensive income......................................  $  84,478    $ 89,286    $112,488
                                                            =========    ========    ========


   The accompanying notes are an integral part of the consolidated financial statements.

                         HERCULES INTERNATIONAL LIMITED

                           CONSOLIDATED BALANCE SHEET

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                2000          1999
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................  $  14,340    $   16,042
  Accounts receivable, net (Note 3).........................    149,346       205,279
  Inventories (Note 4)......................................     79,787       127,018
  Deferred income taxes (Note 16)...........................      2,669         5,200
                                                              ---------    ----------
     Total current assets...................................    246,142       353,539
                                                              ---------    ----------
Property, plant, and equipment, net (Note 9)................    275,325       387,657
Investments in affiliates (Note 5)..........................     30,279         3,337
Goodwill and other intangible assets, net (Note 10).........    224,443       300,739
Deferred charges and other assets...........................     12,696         9,642
                                                              ---------    ----------
          Total assets......................................  $ 788,885    $1,054,914
                                                              =========    ==========
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current liabilities
  Accounts payable..........................................  $  94,908    $  116,042
  Short-term debt (Note 6)..................................     90,944        13,241
  Accrued expenses (Note 9).................................    118,162        97,164
                                                              ---------    ----------
     Total current liabilities..............................    304,014       226,447
Long-term debt -- third parties (Note 7)....................        138           458
Deferred income taxes (Note 16).............................     59,841        75,096
Pension liability (Note 12).................................     20,066        25,021
Deferred credits and other liabilities......................      2,031         1,537
                                                              ---------    ----------
          Total liabilities.................................    386,090       328,559
Commitments and contingencies (Note 17)
Minority Interest...........................................     18,599        20,299
Net Hercules Group Investment (Note 20)
  Accumulated other comprehensive losses....................   (140,805)      (40,670)
  Intercompany transactions.................................    525,001       746,726
                                                              ---------    ----------
          Total Net Hercules Group Investment...............    384,196       706,056
                                                              ---------    ----------
          Total liabilities and Net Hercules Group
            Investment......................................  $ 788,885    $1,054,914
                                                              =========    ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                         HERCULES INTERNATIONAL LIMITED

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                            2000         1999         1998
                                                          ---------    ---------    ---------
                                                                (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income..............................................  $ 184,613    $ 141,154    $  95,470
Adjustments to reconcile net income to net cash provided
  by operations:
  Depreciation and amortization of property, plant and
     equipment..........................................     28,615       32,784       26,279
  Amortization of goodwill and other intangible
     assets.............................................      8,292       11,271        4,128
  Deferred income tax...................................     13,396       11,789         (875)
  (Gain) loss on disposals..............................      1,617          184         (506)
  Gain on sale of investments...........................   (167,566)     (13,302)          --
  Equity in (income) loss of affiliates.................      3,891       (2,938)         103
  Dividends received....................................        579        3,093          107
  Minority interest, net................................      1,107          910          889
  Corporate and other cost allocations..................     13,033       16,665        8,536
  Accruals and deferrals of cash receipts and payments:
     Accounts receivable................................      3,420      (25,858)      (5,686)
     Inventories........................................    (11,618)     (10,684)         684
     Accounts payable and accrued expenses..............     40,590       21,952       39,487
     Noncurrent assets and liabilities..................     (1,484)      13,864       (3,486)
     Net transfers to Hercules Group....................     69,474     (129,329)         917
                                                          ---------    ---------    ---------
     Net cash provided by operations....................    187,959       71,555      166,047
                                                          ---------    ---------    ---------
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures, net of proceeds from sale.........    (68,708)     (72,437)     (35,285)
Proceeds from sale of investment........................         --       22,009           --
Purchase of equity method investments...................         --          (25)          --
                                                          ---------    ---------    ---------
     Net cash used in investing activities..............    (68,708)     (50,453)     (35,285)
                                                          ---------    ---------    ---------
CASH FLOW FROM FINANCING ACTIVITIES:
Change in short-term debt...............................     78,435      (58,142)      (6,149)
Long-term debt repayments...............................       (306)        (620)      (5,498)
Proceeds from issuance of long-term debt................     41,213           --           --
Net transfers (to) from Hercules Group..................   (239,146)      36,119     (103,011)
                                                          ---------    ---------    ---------
     Net cash provided by (used in) financing
       activities.......................................   (119,804)     (22,643)    (114,658)
                                                          ---------    ---------    ---------
Effect of exchange rate changes on cash.................     (1,149)      (2,470)       1,165
                                                          ---------    ---------    ---------
Net (decrease) increase in cash and cash equivalents....     (1,702)      (4,011)      17,269
Cash and cash equivalents at beginning of year..........     16,042       20,053        2,784
                                                          ---------    ---------    ---------
Cash and cash equivalents at end of year................     14,340       16,042       20,053
                                                          =========    =========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest (net of amount capitalized)..................  $   7,081    $   4,708    $   6,267
  Income taxes, net.....................................     65,008       60,680       60,597
  Noncash investing and financing activities:
  Sale of CPKelco (Note 14).............................    119,261           --           --
  Net asset (excluding cash) contribution from Hercules
     Group of BetzDearborn entities (Note 1)............         --           --      314,678
  Corporate and other cost allocations..................     13,033       16,665        8,536
  Net asset (excluding cash) contribution from Hercules
     Group of Citrus Colloid entities...................         --           --       73,690
  Reversal of restructuring accruals to goodwill (Note
     11)................................................      3,320           --           --


   The accompanying notes are an integral part of the consolidated financial statements.

                         HERCULES INTERNATIONAL LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     Hercules International Limited (the "Company") is a subsidiary of Hercules Incorporated (ultimate parent) ("Hercules"). Hercules and its wholly owned subsidiaries comprise the Hercules Group. The Company supplies engineered process and water treatment chemical programs, as well as products that manage the properties of aqueous systems, for industrial, commercial and institutional establishments. These products and services contribute to preserving or enhancing productivity, reliability and efficiency in plant operations and in complying with environmental regulations.


     When Hercules acquired all of the outstanding shares of BetzDearborn Inc on October 15, 1998 it paid $2,235 million in cash and $186 million in common stock exchanged for the shares held by the BetzDearborn ESOP Trust. The purchase price allocated to the Company and its subsidiaries was approximately $682 million. During 1999, Hercules completed the purchase price allocation and the final determination of goodwill was $1,822 million of which the amount attributable to the Company was approximately $278 million. These financial statements include the push down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant and equipment and their related amortization and depreciation adjustments.


     As a result of the Hercules acquisition of BetzDearborn Inc., the Company entered into several internal reorganization transactions during 1999 and 2000. The transactions included the Company selling several of its investments in subsidiaries to Hercules affiliates, purchasing several investments in subsidiaries from Hercules affiliates, merging companies, and acquiring certain investments in Hercules group companies that are valued at cost. As all investments in this reorganization are under the common control of Hercules, these transactions have been accounted for in a manner similar to pooling of interests.

     Historically, separate company stand-alone financial statements were not prepared for the Company. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock of substantially all of Hercules' domestic subsidiaries (including the Company) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These consolidated financial statements present the financial information of the Company, a collateral party to the Hercules debt, based on Hercules' understanding of the Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.

     The consolidated financial statements of the Company reflect certain allocated support costs incurred by the Hercules Group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's consolidated financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation method is reasonable. See Note 18 for more information.

     A number of the operating companies participate in Hercules' centralized cash management system. Accordingly, cash received from operations may be transferred to Hercules on a periodic basis, and Hercules funds operational and capital requirements upon request.

                         HERCULES INTERNATIONAL LIMITED

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries where control exists. Following the acquisition of BetzDearborn by Hercules in 1998, the Company continued BetzDearborn's practice of using a November 30 fiscal year end for certain former BetzDearborn Inc. non-U.S. subsidiaries to expedite the year end closing process. All intercompany transactions and profits have been eliminated.

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.


  Research and Development



     Research and development expenditures are expensed as incurred.


  Environmental Expenditures

     Environmental expenditures that pertain to current operations or future revenues are expensed or capitalized according to the Company's capitalization policy. Expenditures for remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recognized for remedial activities when the cleanup is probable and can be reasonably estimated.

  Cash and Cash Equivalents

     Cash in excess of operating requirements is invested in short-term, income-producing instruments. Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

  Inventories

     Inventories are stated at the lower of cost or market. Inventories are valued on the average cost method.

  Property and Depreciation

     Property, plant, and equipment are stated at cost. The Company changed to the straight-line method of depreciation, effective January 1, 1991, for newly acquired processing facilities and equipment. Assets acquired before then continue to be depreciated by accelerated methods. The Company believes straight-line depreciation provides a better matching of costs and revenues over the lives of the assets. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant, machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years.

                         HERCULES INTERNATIONAL LIMITED

     Maintenance, repairs, and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is charged to income.

  Investments

     Investments in affiliated companies with a 20% or greater ownership interest in which the Company has significant influence are accounted for using the equity method of accounting. Accordingly, these investments are included in investments in affiliates on the Company's balance sheet and the income or loss from these investments is included in equity in (loss) income of affiliated companies in the Company's statement of income.

  Goodwill and Other Intangible Assets


     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited, generally 40 years for goodwill and 5 to 15 years for other intangible assets.


  Long-lived Assets

     The Company reviews its long-lived assets, including goodwill and other intangibles, for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.

  Income Taxes

     Income tax expense in the accompanying consolidated financial statements has been computed assuming the Company filed separate income tax returns.

     The provisions for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

     The company provides taxes on undistributed earnings of subsidiaries and affiliates included in consolidated retained earnings to the extent such earnings are planned to be remitted and not re-invested permanently. The undistributed earnings/(losses) of subsidiaries and affiliates on which no provision for foreign withholding or US income taxes has been made amounted to approximately ($6,629) thousand and $10,468 thousand at December 31, 2000 and 1999, respectively. US and foreign income taxes that would be payable if such earnings were distributed may be lower than the amount computed at the US statutory rate because of the availability of tax credits.

  Foreign Currency Translation and Transactions

     The accompanying consolidated financial statements are reported in U.S. dollars. The US dollar is the functional currency for the Company. The translation of the functional currencies of the Company's

                         HERCULES INTERNATIONAL LIMITED
subsidiaries into U.S. dollars (reporting currency) is performed for assets and liabilities using the current exchange rates in effect at the balance sheet date, and for revenues, costs and expenses using average exchange rates prevailing during the reporting periods. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as other comprehensive income, a separate component of Net Hercules Group Investment.

     Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Revenues, costs and expenses are recorded using average exchange rates prevailing during the reporting periods. Gains or losses resulting from foreign currency transactions are included in the statement of income.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables and receivables from affiliated companies, which are included in the Net Hercules Group Investment in the consolidated balance sheet. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries and locations.

  Derivative Instruments and Hedging

     Derivative financial instruments have been used to hedge risk caused by fluctuating currency. The Company enters into forward-exchange contracts to hedge foreign currency exposure. Decisions regarding hedging are made on a case-by-case basis, taking into consideration the amount and duration of the exposure, market volatility, and economic trends. The Company uses the fair-value method of accounting, recording to other income (expense), net realized and unrealized gains and losses on these contracts monthly, except for gains and losses on contracts to hedge specific foreign currency commitments, which are deferred and accounted for as part of the transaction. Gains or losses on instruments which have been used to hedge the value of investments in certain non-U.S. subsidiaries have been accounted for under the deferral method and are included in the foreign currency translation adjustment. It is the Company's policy to match the term of financial instruments with the term of the underlying designated item. If the designated item is an anticipated transaction no longer likely to occur, gains or losses from the instrument designated as a hedge are recognized in current period earnings. The Company does not hold or issue financial instruments for trading purposes. In the consolidated statement of cash flow, the Company reports the cash flows resulting from its hedging activities in the same category as the related item that is being hedged.

  Stock-based Compensation

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25)). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair-value-based method of accounting had been applied.

  Minority Interest

     Minority interest at December 31, 2000 and 1999 represents a 38.97% proportionate share of the equity of Hercules Quimica S.A., owned by a Hercules Group affiliate.

                         HERCULES INTERNATIONAL LIMITED

  Computer Software Costs

     Effective January 1, 1999, the Company adopted the American Institute of Certified Public Accountants Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). The prior accounting was generally consistent with the requirements of SOP 98-1 and, accordingly, adoption of SOP 98-1 had no material effect. Computer software costs are being amortized over a period of 5 to 10 years.

  Net Hercules Group Investment

     The Net Hercules Group Investment account reflects the balance of the Company's historical earnings, intercompany amounts, foreign currency translation and other transactions between the Company and the Hercules Group.

  New Accounting Pronouncements


     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging
Activities -- Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. SFAS 133, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133, as amended by SFAS 137 and 138, did not have a material effect on its earnings or statement of financial position.


     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was effective October 1, 2000. Adoption of SAB 101 did not have a material effect on our profit from operations.

     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141) and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). For the Company, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.

     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting unit. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on the Company's financial statements.

     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assets. SFAS 143 will become effective for the Company on January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is currently in the process of evaluating the impact this standard will have on the Company's financial statements.

                         HERCULES INTERNATIONAL LIMITED

     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.

3. ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net, consists of:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Trade.......................................................  $138,464     $188,335
Other.......................................................    13,634       20,188
                                                              --------     --------
                                                               152,098      208,523
Less allowance for doubtful accounts........................    (2,752)      (3,244)
                                                              --------     --------
          Total.............................................  $149,346     $205,279
                                                              ========     ========

     Other accounts receivable mainly comprise VAT receivable.

4. INVENTORIES

     The components of inventories are:

                                                                2000          1999
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
Finished products...........................................   $54,573      $ 58,813
Materials, supplies, and work in process....................    25,214        68,205
                                                               -------      --------
          Total.............................................   $79,787      $127,018
                                                               =======      ========

5. INVESTMENTS

     The Company has various equity investments in companies, as described below. Summarized financial information for these equity affiliates at December 31, and for the years then ended is as follows:

                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Current assets..............................................   $269,814      $17,470
Non-current assets..........................................    942,946        3,923
Current liabilities.........................................   $109,486      $13,275
Non-current liabilities.....................................    730,579        1,378

                                                         2000       1999       1998
                                                       --------    -------    -------
Net sales............................................  $143,245    $56,410    $43,712
Gross profit.........................................    17,290     14,489     11,414
Net earnings.........................................   (15,864)     5,865       (273)

     At December 31, 2000, the Company's equity investments, all affiliates of Hercules consisted of a 50% ownership of Abieta Chemie GmbH and BetzDearborn Nippon KK, a 49% ownership of Hercules Mas Indonesia, and a 28.57% ownership of the consolidated group CP Kelco ApS. The Company's carrying value for these investments at December 31, 2000 and 1999 equals its share of the underlying equity in net assets of

                         HERCULES INTERNATIONAL LIMITED
the respective affiliates. Dividends paid to the Company from its equity investees were $579 thousand, $3,093 thousand and $107 thousand during 2000, 1999 and 1998, respectively. Except for CP Kelco ApS, each of these entities operates in lines of business similar to the Company, supplying engineered process and water treatment chemical programs, as well as products that manage the properties of aqueous systems, for industrial, commercial and institutional establishments. As discussed further in Note 13, CP Kelco ApS was the Company's Food Gums business that was divested in 2000.


6. SHORT-TERM DEBT AND OTHER FINANCING ARRANGEMENTS

     Short-term debt of $90,944 thousand and $13,241 thousand at December 31, 2000 and 1999, respectively, consists of bank borrowings primarily representing foreign overdraft facilities and short-term lines of credit, which are generally payable on demand with interest at various rates. Book values of bank borrowings approximate market value because of their short maturity period.

     Short-term debt with affiliates of $32,685 thousand and $27,998 thousand at December 31, 2000 and 1999, respectively, is recorded in Net Hercules Group Investment in the consolidated balance sheet.

     At December 31, 2000 and 1999, the Company had $34,774 thousand and $23,607 thousand, respectively, of unused lines of credit that may be drawn as needed, with interest at a negotiated spread over lenders' cost of funds. Lines of credit in use at December 31, 2000 and 1999 were $90,944 thousand and $5,331 thousand, respectively.


     Weighted-average interest rates on all short-term borrowings at December 31, 2000 and 1999 were 5.60% and 4.45%, respectively.


7. LONG-TERM DEBT AND OTHER FINANCING ARRANGEMENTS

     Long-term debt with third parties and affiliates at December 31, 2000 and 1999 is summarized as follows:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
4.50% third party note......................................   $    93      $   102
11.00% third party note.....................................        --          280
Other.......................................................        45           76
                                                               -------      -------
Less current maturities.....................................        --           --
                                                               -------      -------
Total long-term debt, third party...........................       138          458
                                                               -------      -------
5.51% affiliate note........................................    22,853           --
5.80% affiliate note........................................    20,516       22,345
6.00% affiliate note........................................        --        5,145
                                                               -------      -------
Less current maturities.....................................        --           --
                                                               -------      -------
Total long-term debt, affiliates............................    43,369       27,490
                                                               -------      -------
Total long term debt, third party and affiliates............   $43,507      $27,948
                                                               =======      =======


     Long-term debt with affiliates, which is recorded in Net Hercules Group Investment in the consolidated balance sheet, has no stated maturity. Third party long-term debt matures after 2005. The fair value of the Company's long-term debt was $43,507 at December 31, 2000 and $27,948 at December 31, 1999. The Company believes that the carrying value of long-term debt borrowings approximates fair value, based on discounting future cash flows using rates currently available for debt of similar terms and remaining maturities.

                         HERCULES INTERNATIONAL LIMITED

8. LONG-TERM INCENTIVE COMPENSATION PLANS

     The Company participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.

     Hercules long-term incentive compensation plans place a great emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and Cash Value Awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding for all of the Hercules Group was 491,488 at December 31, 2000, and 926,689 and 1,083,613 at December 31, 1999 and 1998,
respectively.

     At December 31, 2000, under Hercules' incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to Hercules in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans. There were no charges to income for the cost of stock awards over the restriction or performance period for 2000, 1999 and 1998, respectively.

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000, 1999, and 1998:

                                                        REGULAR               PERFORMANCE-ACCELERATED
                                               --------------------------    --------------------------
                                               NUMBER OF      WEIGHTED-      NUMBER OF      WEIGHTED-
                                                SHARES      AVERAGE PRICE     SHARES      AVERAGE PRICE
                                               ---------    -------------    ---------    -------------
January 1, 1998..............................   313,475        $40.36          55,075        $43.75
  Granted....................................   135,875        $37.70          46,025        $47.24
  Exercised..................................      (960)       $39.50              --            --
  Forfeited..................................        --            --              --            --
                                                -------        ------         -------        ------
December 31, 1998............................   448,390        $39.56         101,100        $45.34
  Granted....................................   219,175        $37.53          68,525        $37.35
  Exercised..................................        --            --              --            --
  Forfeited..................................        --            --            (900)       $45.73
                                                -------        ------         -------        ------
December 31, 1999............................   667,565        $38.89         168,725        $42.09
  Granted....................................   162,875        $17.25              --            --
  Exercised..................................        --            --              --            --
  Forfeited..................................   (19,650)       $36.82          (1,350)       $37.56
                                                -------        ------         -------        ------
December 31, 2000............................   810,790        $34.59         167,375        $42.13

                         HERCULES INTERNATIONAL LIMITED

     The weighted-average fair value of regular stock options granted during 2000, 1999 and 1998 was $8.85, $8.25 and $9.19, respectively. The weighted-average fair value of performance-accelerated stock options granted during 1999 and 1998 was $7.99 and $11.02.


     Following is a summary of regular stock options exercisable at December 31, 2000, 1999 and 1998, and their respective weighted-average share prices:

                                                              NUMBER OF    WEIGHTED-
OPTIONS EXERCISABLE                                            SHARES       AVERAGE
-------------------                                           ---------    ---------
December 31, 1998...........................................   129,175      $40.81
December 31, 1999...........................................   306,825      $39.84
December 31, 2000...........................................   561,295      $37.20

     There were no performance-accelerated stock options exercisable at December 31, 2000.

     Following is a summary of stock options outstanding at December 31, 2000:

                                            OUTSTANDING OPTIONS                   EXERCISABLE OPTIONS
                                  ----------------------------------------    ---------------------------
                                      NUMBER        WEIGHTED-    WEIGHTED-        NUMBER        WEIGHTED-
                                  OUTSTANDING AT     AVERAGE      AVERAGE     EXERCISABLE AT     AVERAGE
EXERCISE PRICE RANGE                 12/31/00       REMAINING    EXERCISE        12/31/00       EXERCISE
--------------------              --------------    ---------    ---------    --------------    ---------
REGULAR STOCK OPTIONS
$12 - $20.......................     159,025          9.13        $17.25          50,150         $17.25
$20 - $30.......................      59,025          7.67        $25.56          51,120         $25.56
$30 - $40.......................     516,290          7.21        $38.99         393,965         $39.45
$40 - $50.......................      75,450          7.27        $47.84          65,060         $47.82
$50 - $60.......................       1,000          5.11        $55.38           1,000         $55.38
                                     -------                                     -------
                                     810,790                                     561,295
                                     =======                                     =======
PERFORMANCE-ACCELERATED STOCK OPTIONS
$14 - $40.......................     102,475          7.68        $37.93              --             --
$40 - $50.......................      56,800          6.86        $47.82              --             --
$50 - $61.......................       8,100          5.11        $55.38              --             --
                                     -------                                     -------
                                     167,375                                          --
                                     =======                                     =======

     The Company's employees may also participate in the Hercules Employee Stock Purchase Plan ("ESPP"). The ESPP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at December 31, 2000 and 1999, were 1,597,861 and 949,464, respectively. The Company applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.

     Had compensation cost for Hercules' Stock-Based Incentive Plans and Employee Stock Purchase Plan been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.

                         HERCULES INTERNATIONAL LIMITED

     The following weighted-average assumptions would be used in estimating fair value for 2000, 1999 and 1998:

                                                              PERFORMANCE       EMPLOYEE STOCK
ASSUMPTION                                  REGULAR PLAN    ACCELERATED PLAN    PURCHASE PLAN
----------                                  ------------    ----------------    --------------
Dividend yield............................          2%              3.4%              0.0%
Risk-free interest rate...................       5.88%             5.38%             5.41%
Expected life.............................    7.1 yrs.            5 yrs.            3 mos.
Expected volatility.......................      29.20%            27.31%            44.86%

     The Company's net income for 2000, 1999 and 1998 would approximate the pro forma amounts below:

                                                        2000        1999       1998
                                                      --------    --------    -------
                                                          (DOLLARS IN THOUSANDS)
Net income
  As reported.......................................  $184,613    $141,154    $95,470
  Pro forma.........................................  $183,163    $139,801    $94,353

9. ADDITIONAL BALANCE SHEET DETAIL


                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Property, plant, and equipment
  Land......................................................  $   7,240    $   8,870
  Buildings and equipment...................................    533,902      773,185
  Construction in progress..................................         --          682
                                                              ---------    ---------
          Total.............................................    541,142      782,737
  Accumulated depreciation and amortization.................   (265,817)    (395,080)
                                                              ---------    ---------
  Net property, plant, and equipment........................  $ 275,325    $ 387,657
                                                              =========    =========
Accrued expenses
  Payroll and employee benefits.............................  $  14,834    $  29,732
  Income taxes payable......................................     72,078       22,374
  Restructuring.............................................     12,743       26,546
  Environmental.............................................      9,300          800
  Other.....................................................      9,207       17,712
                                                              ---------    ---------
                                                              $ 118,162    $  97,164
                                                              =========    =========

                         HERCULES INTERNATIONAL LIMITED

10. GOODWILL AND OTHER INTANGIBLE ASSETS

     At December 31, 2000 and 1999, the goodwill and other intangible assets were:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Goodwill....................................................  $241,425     $312,495
Other intangibles...........................................     7,829        9,564
                                                              --------     --------
Total.......................................................   249,254      322,059
Less accumulated amortization...............................   (24,811)     (21,320)
                                                              --------     --------
     Net goodwill and other intangible assets...............  $224,443     $300,739
                                                              ========     ========

     Goodwill and other intangible assets primarily represent amounts capitalized from the Hercules acquisition of BetzDearborn (Note 1).

11. RESTRUCTURING


     The consolidated balance sheet reflects liabilities for employee severance benefits and other exit costs, primarily related to the plans initiated upon the creation of the European Shared Service Center in 1997 and the acquisition of BetzDearborn in 1998. In the fourth quarter of 2000, we committed to a plan relating to the restructuring of several entities. As a result of these plans, we estimate approximately 512 employees will be terminated, of which approximately 461 employee terminations have occurred since inception of the aforementioned plans. These employees come from various parts of the business, including but not limited to manufacturing, support functions and research.


     Pursuant to the plans in place to merge the operations of BetzDearborn with Hercules and to rationalize the support infrastructure and other existing operations, facilities were closed and in total approximately 393 employees were terminated during 1999. Cash payments for the year included $13.2 million for severance benefits and other exit costs. As a result of the completion of plans to exit former BetzDearborn activities, a $9 million increase in employee severance benefits was reflected in the finalization of the purchase price allocation. We lowered the estimates of severance benefits related to the implementation of the European Shared Service Center by $1.3 million due to a suspension of implementations, while increasing the estimates of other plans by $13.9 million due to the identification of additional facilities for closure. These amounts were charged to operating expense.


     In 2000, in total approximately 68 employees were terminated and $13.6 million cash was paid in severance benefits and other exit costs. The estimate for the remaining plans was decreased by $3.3 million against goodwill due to lower than planned severance benefits as the result of higher than anticipated attrition, with voluntary resignations not requiring the payment of termination benefits. The estimate for the plans related to the shared services center were decreased by $1.7 million against operating expense.

                         HERCULES INTERNATIONAL LIMITED

     Severance benefits payments are based on years of service and generally continue for 3 months to 24 months subsequent to termination. We expect to substantially complete remaining actions under the plans in 2001. A reconciliation of activity with respect to the liabilities established for these plans is as follows:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Balance at beginning of year................................  $ 26,546     $ 27,190
Cash payments...............................................   (13,556)     (13,195)
Additional termination benefits and exit costs..............     4,731       13,840
Reversals against goodwill..................................    (3,320)          --
Reversals against earnings..................................    (1,658)      (1,289)
                                                              --------     --------
Balance at end of year......................................  $ 12,743     $ 26,546
                                                              ========     ========

12. PENSION

     The Company has a number of pension plans in Europe, covering substantially all employees. The following chart lists benefit obligations, plan assets, and funded status of the plans.


                                                                2000        1999
                                                              --------    --------
CHANGE IN BENEFIT OBLIGATION
  Benefit obligation at January 1...........................  $149,158    $176,845
  Service cost..............................................     3,846       6,270
  Interest cost.............................................     7,696       8,593
  Reclassification of assets for plan settlement............      (416)         --
  Settlements and transfers.................................   (10,612)         --
  Translation difference....................................   (12,350)    (23,041)
  Actuarial loss (gain).....................................       598     (16,269)
  Benefits paid from plan assets............................    (2,585)     (2,445)
  Benefits paid by company..................................      (523)       (795)
                                                              --------    --------
Benefit obligation at December 31...........................  $134,812    $149,158
                                                              ========    ========
CHANGE IN PLAN ASSETS
  Fair value of plan assets at January 1....................   135,204     132,972
  Actual return on plan assets..............................     6,200      22,801
  Settlements and transfers.................................    (1,109)         --
  Company contributions (refund)............................      (348)        607
  Translation difference....................................   (11,185)    (18,731)
  Benefits paid from plan assets............................    (2,532)     (2,445)
                                                              --------    --------
  Fair value of plan assets at December 31..................  $126,230    $135,204
                                                              ========    ========
Funded status of the plans..................................    (8,582)    (13,954)
Unrecognized actuarial gain.................................   (17,466)    (22,299)
Unrecognized prior service cost.............................     4,640       5,483
Unrecognized net transition obligation......................     1,342       5,749
                                                              --------    --------
Accrued benefit cost........................................  $(20,066)   $(25,021)
                                                              ========    ========

                         HERCULES INTERNATIONAL LIMITED

                                                                2000        1999
                                                              --------    --------
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION
  CONSIST OF:
  Accrued benefit liability.................................   (20,066)    (25,021)
                                                              --------    --------
                                                              $(20,066)   $(25,021)
                                                              ========    ========
ASSUMPTIONS AS OF DECEMBER 31
  Weighted-average discount rate............................      5.75%       6.00%
  Expected return on plan assets............................      6.50%       6.50%
  Rate of compensation increase.............................      3.50%       3.75%

                                                              PENSION BENEFITS
                                                        -----------------------------
                                                         2000       1999       1998
                                                        -------    -------    -------
COMPONENTS OF NET PERIOD PENSION COST
Service cost..........................................  $ 3,846    $ 6,270    $ 4,523
Interest cost.........................................    7,696      8,593      8,527
Return on plan assets (expected)......................   (7,793)    (9,253)    (9,075)
Amortization and deferrals............................     (238)       458        415
(Gain) loss on settlements............................   (8,675)        --         --
Amortization of prior service cost....................       10         12         12
Amortization of transition asset......................    2,437        708        731
                                                        -------    -------    -------
Benefit cost (credit).................................  $(2,717)   $ 6,788    $ 5,133
                                                        =======    =======    =======

     The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefits obligations in excess of plan assets were $27,060 thousand, $22,753 thousand and $2,058 thousand, respectively, as of December 31, 2000 and $36,766 thousand, $28,900 thousand and $1,334 thousand, respectively, as of December 31, 1999.

13. OTHER OPERATING INCOME AND EXPENSES, NET


     Other operating income and expenses, net, in 2000 include a gain of $167,566 thousand from the sale of the Food Gums division. On September 28, 2000, the Company sold its Food Gums division to CP Kelco, a joint venture with Lehman Brothers Merchant Banking Partners II, L.P., which contributed approximately $300 million in equity. The Company received a note of approximately $248 million from Hercules, which collected the original cash proceeds, recorded tax expenses of approximately $61 million and retained a 28.57% equity position in CP Kelco. CP Kelco simultaneously acquired Kelco biogums business of Pharmacia Corporation (formerly Monsanto Corporation). Other operating expenses, net, also include Hercules Group affiliate royalty costs, net restructuring costs, environmental costs, net losses on asset dispositions, and foreign currency losses totaling $22,471 thousand, $3,073 thousand, $8,500 thousand, $1,617 thousand and $156 thousand, respectively.



     Other operating expenses, net, in 1999 include Hercules Group affiliate royalty costs of $27,318 thousand, a gain on sale of investments of $13,302 thousand, net restructuring costs of $12,551, environmental costs of $800 thousand, net losses on asset disposition of $184 thousand and foreign currency losses amounting to $149 thousand.



     Other operating expenses, net, in 1998 include Hercules Group affiliate royalty costs of $21,029 thousand, net restructuring costs of $16,072, net gains on asset dispositions of $506 thousand and foreign currency losses amounting to $1,295 thousand.

                         HERCULES INTERNATIONAL LIMITED

14. INTEREST AND DEBT EXPENSE

     No interest and debt costs were capitalized during 1998, 1999 and 2000. The costs incurred are presented separately in the consolidated statement of income.

15. OTHER INCOME (EXPENSE), NET

     Other income (expense), net, consists of the following:


                                                         2000       1999       1998
                                                        -------    -------    -------
                                                           (DOLLARS IN THOUSANDS)
Interest income, net..................................  $12,380    $ 5,180    $ 1,876
Rent..................................................       26         (6)        11
Miscellaneous income (expense), net...................      308     (4,524)    (3,618)
                                                        -------    -------    -------
                                                        $12,714    $   650    $(1,731)
                                                        =======    =======    =======


16. INCOME TAXES

     A summary of the components of the tax provision follows:

                                                         2000       1999       1998
                                                       --------    -------    -------
                                                           (DOLLARS IN THOUSANDS)
Current..............................................  $106,398    $51,632    $63,004
Deferred.............................................    13,396     11,789       (875)
                                                       --------    -------    -------
Provision for income taxes...........................  $119,794    $63,421    $62,129
                                                       ========    =======    =======

     Deferred tax liabilities (assets) at December 31 consist of:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Depreciation................................................  $(41,661)    $(52,772)
Amortization................................................    (8,819)     (10,823)
Stock valuation.............................................    (2,207)      (2,498)
Insurance provision (ppd)...................................    (4,989)      (6,037)
Replacement reserve.........................................    (3,282)      (3,776)
Intangible asset............................................    (1,385)          --
Other.......................................................    (2,314)      (3,371)
                                                              --------     --------
Gross deferred tax liabilities..............................   (64,657)     (79,277)
                                                              --------     --------
Loss carryforwards..........................................     2,959        2,730
Inventory reserves..........................................     2,551        4,124
Other.......................................................     2,677        3,356
                                                              --------     --------
Gross deferred tax assets...................................     8,187       10,210
                                                              --------     --------
Valuation allowance.........................................      (702)        (829)
                                                              --------     --------
Net deferred tax assets.....................................  $(57,172)    $(69,896)
                                                              ========     ========

                         HERCULES INTERNATIONAL LIMITED

     A reconciliation of the statutory income tax rate to the effective rate follows:


                                                              2000     1999     1998
                                                              -----    -----    -----
Statutory income tax rate...................................   35.0%    35.0%    35.0%
Non-deductible expenses.....................................    0.5%     1.6%     1.3%
Non-taxable income..........................................   (3.9)%   (1.4)%   (3.2)%
Gain on sale of investment..................................  (19.3)%   (2.9)%    0.0%
Tax rate differences on subsidiary earnings.................    0.4%     1.1%     3.6%
Foreign dividends, net of credits...........................   23.2%     0.3%     0.3%
Other.......................................................    3.5%    (2.7)%    2.4%
                                                              -----    -----    -----
Effective tax rate..........................................   39.4%    31.0%    39.4%
                                                              =====    =====    =====


     The net operating losses have a carryforward period ranging from 5 years to indefinite, but may be limited in their use in any given year.

17. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company has operating leases (including office space, transportation, and data processing equipment) expiring at various dates. Rental expense was $8,713 thousand, $9,075 thousand and $5,654 thousand in 2000, 1999 and 1998, respectively.

     At December 31, 2000, minimum rental payments under noncancelable leases aggregated $24,236 thousand. The net minimum payments over the next five years and thereafter are $7,694 thousand in 2001, $5,197 thousand in 2002, $3,024 thousand in 2003, $1,161 thousand in 2004, $1,630 thousand in 2005 and $5,530 thousand beyond 2005, respectively.

  Litigation

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

  Environmental

     The Company has potential liability in connection with obligations to authorities of various EU countries in which it has manufacturing facilities, and to private parties pursuant to contract, for the cost of environmental investigation and/or cleanup at several sites. The estimated range of the reasonably possible share of costs for the investigation and cleanup is between $5,000 thousand and $12,000 thousand. The actual costs will depend upon numerous factors, including the actual methods of remediation required or agreed to; outcomes of negotiations with regulatory authorities and private parties; changes in environmental laws and regulations; technological developments; and the years of remedial activity required, which could range to 30 years.

     The Company becomes aware of its obligations relating to sites in which it may have liability for the costs of environmental investigations and/or remedial activities through correspondence from government authorities, or through correspondence from companies with which the Company has contractual obligations, who either request information or notify us of our potential liability. We have established procedures for identifying environmental issues at our plant sites. In addition to environmental audit programs, we have environmental

                         HERCULES INTERNATIONAL LIMITED
coordinators who are familiar with environmental laws and regulations and act as a resource for identifying environmental issues.

     In December 2000, PFW Aroma Chemicals B.V., a company that in 1996 purchased from the Company a Fragrances Plant in Barneveld, NL, submitted a claim of 7,295 thousand EURO. The claim seeks payment of costs alleged to be owed under the 1996 Agreement between the parties. The claim generally alleges that the Company is obligated to pay for the costs of cleaning up contamination at the Barneveld plant and to pay various costs relating to compliance with permit obligations. The Company has questioned its obligation to pay the amounts sought, and is currently in negotiations with PFW regarding this claim.

     On May 1, 2001, the Company sold a hydrocarbon resins manufacturing facility located in Middelburg, the Netherlands as part of the sale by Hercules of its Resins Division to Eastman Chemical Resins, Inc. Under the Purchase and Sale Agreement between the parties, Hercules retained certain specific liabilities relating to environmental conditions at the Middelburg hydrocarbon resins plant, including pre-existing contamination.

     At December 31, 2000, the total accrued liability of $9,300 thousand for environmental remediation represents management's best estimate of the probable and reasonably estimable costs related to environmental remediation. The extent of liability is evaluated quarterly. The measurement of the liability is evaluated based on currently available information, including the process of remedial investigations at each site and the current status of negotiations with regulatory authorities regarding the method and extent of remediation that will be required and the negotiations regarding apportionment of costs among other private parties. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these environmental matters could have a material effect upon the results of operations and the financial position of the Company.

18. RELATED PARTY TRANSACTIONS

     The Company has entered into certain agreements with affiliated entities. These agreements were developed in the context of a Hercules Group/subsidiary relationship and therefore may not necessarily reflect the result of arm's-length negotiations between independent parties. All transactions described below are eliminated on consolidation of Hercules.


     Intercompany borrowing and interest: The Company has intercompany loans with Hercules affiliated entities. The loans with affiliates are presented in net Hercules Group Investment in the consolidated balance sheet. Interest paid to affiliated entities was $6,992 thousand, $1,968 thousand and $1,319 thousand in 2000, 1999 and 1998, respectively.


     Corporate, regional and other allocations: As discussed in Note 1, the consolidated financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's consolidated financial statements were based either on a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, cost of sales; or a relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in the consolidated statement of income. Such allocations and corporate charges totaled approximately $25,303 thousand, $33,712 thousand and $17,802 thousand in 2000, 1999 and 1998, respectively.

     Sales to affiliates: The Company sells raw material and finished goods inventory in the normal course of business to affiliated companies. The Company's revenues from sales to affiliated companies are presented separately in the consolidated statement of income.

                         HERCULES INTERNATIONAL LIMITED

     Purchases from affiliates: The Company purchases in the normal course of business raw material and finished goods inventory from affiliated companies. The Company's purchases of inventory from affiliated companies is reflected in costs of sales in the consolidated statement of income and totaled $107,593 thousand, $115,269 thousand and $113,938 thousand in 2000, 1999 and 1998, respectively.

     Royalties: The Company entered into a license agreement in respect of the use of manufacturing formulations and specifications developed and owned by an affiliated entity. Total royalties accrued in respect of this agreement are included in the other operating (income) expenses line item in the consolidated statement of income and totaled $22,471 thousand, $27,318 thousand and $21,029 thousand in 2000, 1999 and 1998, respectively.

19. DERIVATIVE INSTRUMENTS AND RISK MANAGEMENT

     The Company enters into forward-exchange contracts to hedge currency exposure.

  Notional Amounts and Credit Exposure of Derivatives

     The notional amounts of derivatives summarized below do not represent amounts exchanged by the parties and, thus, are not a measure of the exposure of the Company through its use of derivatives. The amounts exchanged are calculated on the basis of the notional amounts and the other terms of the derivatives, which relate to interest rates or exchange rates.

  Foreign Exchange Risk Management

     The Company has selectively used foreign currency forward contracts to offset the effects of exchange rate changes on reported earnings, cash flow, and net asset positions. The primary exposures are denominated in the U.S. Dollar, the Japanese Yen and the British Pound Sterling. Some of the contracts involve the exchange of two foreign currencies, according to local needs in foreign subsidiaries. The term of the currency derivatives is rarely more than three months. At December 31, 2000 and 1999, the Company had outstanding forward-exchange contracts to purchase foreign currencies aggregating $62,393 thousand and $165,299 thousand, respectively, and to sell foreign currencies aggregating $62,833 thousand and $164,819 thousand, respectively. The foreign exchange contracts outstanding at December 31, 2000 will mature during 2001.

  Fair Values

     The following table presents the carrying amounts and fair values of the Company's financial instruments at December 31, 2000 and 1999:

                                                          2000                 1999
                                                    -----------------    -----------------
                                                    CARRYING    FAIR     CARRYING    FAIR
                                                     AMOUNT     VALUE     AMOUNT     VALUE
                                                    --------    -----    --------    -----
                                                            (DOLLARS IN THOUSANDS)
Foreign exchange contracts........................    $205      $ 205      $480      $ 480

The carrying amount represents the net unrealized gain or net interest payable associated with the contracts at the end of the period. Fair values of derivative contracts are indicative of cash that would have been required had settlement been December 31, 2000. Foreign exchange contracts are valued based on year-end exchange rates.

                         HERCULES INTERNATIONAL LIMITED

20. NET HERCULES GROUP INVESTMENT

     Changes in Net Hercules Group Investment were as follows:

Balance, January 1, 1998....................................  $ 283,509
  Net income................................................     95,470
  Other comprehensive income................................     17,018
  Intercompany transactions, net............................    317,977
                                                              ---------
Balance, December 31, 1998..................................    713,974
  Net income................................................    141,154
  Other comprehensive loss..................................    (51,868)
  Intercompany transactions, net............................    (97,204)
                                                              ---------
Balance, December 31, 1999..................................    706,056
  Net income................................................    184,613
  Other comprehensive loss..................................   (100,135)
  Intercompany transactions, net............................   (406,338)
                                                              ---------
Balance, December 31, 2000..................................  $ 384,196
                                                              =========

     The Company includes accumulated other comprehensive income (loss) in net Hercules Group investment. At December 31, 2000 and 1999, accumulated other comprehensive income (loss) consisted of foreign currency translation adjustments.

21. SUBSEQUENT EVENT

     On May 1, 2001, Hercules completed the sale of its hydrocarbon resins divisions and select portions of its rosin resins divisions to Eastman Chemical Company. In addition, on May 31, 2001, Hercules completed the sale of its peroxy chemicals business to GEO Specialty Chemicals, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of

  Hercules Incorporated

  Wilmington, Delaware

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and comprehensive income and of cash flows present fairly, in all material respects, the financial position of the Hercules International Limited, LLC, a subsidiary of Hercules International Limited, and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America that require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     As discussed in Note 18 to the financial statements, the Company has ceased to act as a reseller of two of its three business lines and is reviewing the current activities of the Company.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania


October 22, 2001

                      HERCULES INTERNATIONAL LIMITED, LLC

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME


                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2000        1999        1998
                                                             --------    --------    --------
                                                                  (DOLLARS IN THOUSANDS)
Sales to third parties.....................................  $211,041    $210,697    $179,803
Sales to Hercules Group....................................   150,914     163,277     187,281
                                                             --------    --------    --------
                                                              361,955     373,974     367,084
Cost of sales..............................................   335,455     348,403     344,685
Selling, general, and administrative expenses..............    17,626      18,157      17,659
Goodwill and intangible asset amortization.................        12          14           9
Other operating expenses (income), net (Note 11)...........        62        (207)        171
                                                             --------    --------    --------
  Profit from operations...................................     8,800       7,607       4,560
Interest and debt expense (Note 12)........................    (1,735)       (797)       (517)
Other income, net (Note 13)................................       798         495       2,147
                                                             --------    --------    --------
Income before income taxes.................................     7,863       7,305       6,190
Provision for income taxes (Note 15).......................     2,778       2,725       2,168
                                                             --------    --------    --------
  Net income...............................................     5,085       4,580       4,022
Translation adjustments....................................      (428)     (1,651)        572
                                                             --------    --------    --------
  Comprehensive income.....................................  $  4,657    $  2,929    $  4,594
                                                             ========    ========    ========



                  The accompanying notes are an integral part

                   of the consolidated financial statements.

                      HERCULES INTERNATIONAL LIMITED, LLC

                                 BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Accounts receivable, net (Note 3).........................   $31,058      $40,514
  Inventories (Note 4)......................................    23,679       23,901
  Deferred income taxes (Note 15)...........................       437          384
                                                               -------      -------
     Total current assets...................................    55,174       64,799
                                                               -------      -------
Deferred charges and other assets...........................       269          796
Goodwill and other intangible assets, net (Note 8)..........       293          333
                                                               -------      -------
          Total assets......................................   $55,736      $65,928
                                                               =======      =======
LIABILITIES AND NET MEMBER'S/HERCULES GROUP INVESTMENT
Current liabilities
  Accounts payable..........................................   $ 7,355      $ 5,630
  Accrued expenses (Note 7).................................     5,202        8,095
                                                               -------      -------
     Total current liabilities..............................    12,557       13,725
Commitments and contingencies (Note 17).....................        --           --
Net Member's/Hercules Group Investment (Note 10)
  Accumulated other comprehensive losses....................    (3,580)      (3,152)
  Intercompany transactions.................................    46,759       55,355
                                                               -------      -------
          Net Member's/Hercules Group Investment............    43,179       52,203
                                                               -------      -------
          Total liabilities and Net Member's/Hercules Group
           Investment.......................................   $55,736      $65,928
                                                               =======      =======


                  The accompanying notes are an integral part

                   of the consolidated financial statements.

                      HERCULES INTERNATIONAL LIMITED, LLC

                            STATEMENT OF CASH FLOWS


                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                2000       1999        1998
                                                              --------    -------    --------
                                                                  (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income..................................................  $  5,085    $ 4,580    $  4,022
Adjustments to reconcile net income to net cash provided by
  (used in) operations:
  Amortization of goodwill and other intangible assets......        12         14           9
  Deferred income taxes.....................................       (53)       (64)        227
  Corporate and other cost allocations from Hercules
     Group..................................................     1,859      2,730       1,809
  Corporate and other cost allocations to Hercules Group....    (3,282)    (3,664)         --
  Accruals and deferrals of cash receipts and payments:
     Accounts receivable....................................     6,613      2,384     (49,919)
     Inventories............................................    (1,869)    (4,750)     (6,740)
     Deferred charges and other assets......................       498       (304)        322
     Net transfers from (to) Hercules Group.................     6,558     (6,717)     48,715
     Accounts payable and accrued expenses..................       (48)     6,365       2,872
                                                              --------    -------    --------
     Net cash (used in) provided by operations..............    15,373        574       1,317
                                                              --------    -------    --------
CASH FLOW FROM INVESTING ACTIVITIES:
Business acquisitions, net of cash acquired.................        --         --        (407)
                                                              --------    -------    --------
     Net cash used in investing activities..................        --         --        (407)
                                                              --------    -------    --------
CASH FLOW FROM FINANCING ACTIVITIES:
Net transfers from (to) Hercules Group......................   (15,373)      (573)       (908)
                                                              --------    -------    --------
     Net cash provided by (used in) financing activities....   (15,373)      (573)       (908)
                                                              --------    -------    --------
Effect of exchange rate changes on cash.....................        --         (1)         (2)
                                                              --------    -------    --------
Net increase (decrease) in cash and cash equivalents........        --         --          --
Cash and cash equivalents at beginning of year..............        --         --          --
                                                              --------    -------    --------
Cash and cash equivalents at end of year....................  $     --    $    --    $     --
                                                              ========    =======    ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest..................................................  $    667    $    --    $     --
  Income taxes..............................................     6,036      1,035       1,035
Non cash financing activities:
  Corporate and other cost allocations from Hercules
     Group..................................................  $  1,859    $ 2,730    $  1,809
  Corporate and other cost allocations to Hercules Group....    (3,282)    (3,664)         --
  Operating payable to Hercules Group settled with issuance
     of short-term debt to Hercules Group...................    24,334         --          --



                  The accompanying notes are an integral part

                   of the consolidated financial statements.

                      HERCULES INTERNATIONAL LIMITED, LLC

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION


     Hercules International Limited, LLC (the "Company") is a single member limited liability corporation wholly owned by Hercules International Limited. The Company's ultimate parent is Hercules Incorporated ("Hercules"). Hercules and its wholly owned subsidiaries comprise the "Hercules Group". The Company is engaged in selling process and water treatment chemical programs for the pulp and paper industry, products that manage the properties of aqueous systems, and resins and has a branch in the Netherlands. These programs and products are produced by entities located in the Netherlands and Belgium that are affiliated by way of common ownership. As from the year 1999, the Company also provides financial and IT-related services to other affiliated European entities.


     Historically, separate company financial statements were not prepared for the Company. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock of substantially all of Hercules' domestic subsidiaries and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information of the Company, a collateral party to the Hercules debt, based on the Hercules' understanding of the Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These financial statements were derived from historical accounting records.

     The Company participates in Hercules' centralized cash management system. Accordingly, cash received from Company operations may be transferred to Hercules on a periodic basis, and Hercules funds all operational and capital requirements upon request.

     The financial statements of the Company reflect certain allocated support costs incurred by other entities within the Hercules Group. Certain costs incurred by the Company are allocated to other entities in the Hercules group. Costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations, property, plant and equipment facilities and other corporate services. Allocations and charges included in the Company's financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation method is reasonable. (See Note 16)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.

                      HERCULES INTERNATIONAL LIMITED, LLC

  Cash and Cash Equivalents


     The Company has an agreement with Hercules Europe NV, an entity affiliated by way of common ownership, which acts as the Treasury Coordination Center (TCC) for the Hercules entities, whereby the TCC provides immediate cash availability to the Company relating to all third party receivables. In exchange, the Company pays to the TCC a finance charge and receives or pays interest payments for net balances held by the TCC. As a consequence the Company does not have a bank account and does not reflect cash or cash equivalents.


  Inventories

     Inventories are stated at the lower of cost or market. Inventories are valued at standard cost which approximates the average cost method.

  Goodwill and Other Intangible Assets

     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited, 30 years for goodwill and 5 years for other intangible assets.

  Long-lived Assets

     The Company reviews its long-lived assets, including goodwill and other intangibles, for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.

  Income Taxes

     U.S. Federal income taxes on earnings of the Company are payable directly by Hercules. Where a foreign corporate branch exists, the Company provides for income taxes currently payable as well as for those deferred because of temporary differences between the financial and tax basis of assets and liabilities.

     Income tax expense in the accompanying financial statements has been computed assuming the Company filed separate income tax returns. The provisions for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

  Foreign Currency Translation and Transactions

     The accompanying financial statements are reported in U.S. dollars. The Dutch Guilder is the functional currency for Hercules International Limited, LLC. The translation of the functional currency into U.S. dollars (reporting currency) is performed for assets and liabilities using the current exchange rates in effect at the balance sheet date, and for revenues, costs and expenses using average exchange rates prevailing during the reporting periods. Adjustments resulting from the translation of functional currency financial statements to

                      HERCULES INTERNATIONAL LIMITED, LLC
reporting currency are accumulated and reported as other comprehensive income, a separate component of the Net Member's/Hercules Group Investment.

     Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Revenues, costs and expenses are recorded using average exchange rates prevailing during the reporting periods. Gains or losses resulting from foreign currency transactions are included in the statement of income.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables and receivables from affiliated companies, which are included in the Net Member's/Hercules Group Investment balance. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries and locations.

  Derivative Instruments and Hedging

     Derivative financial instruments have been used to hedge risk caused by fluctuating exchange rates. The Company enters into forward-exchange contracts and currency swaps to hedge foreign currency exposure. Decisions regarding hedging are made on a case-by-case basis, taking into consideration the amount and duration of the exposure, market volatility, and economic trends. The Company uses the fair-value method of accounting, recording to other income (expense) net any realized and unrealized gains and losses on these contracts monthly.

     Gains and losses on contracts to hedge specific foreign currency commitments are deferred and accounted for as part of the transaction. It is the Company's policy to match the term of financial instruments with the term of the underlying designated item. If the designated item is an anticipated transaction no longer likely to occur, gains or losses from the instrument designated as a hedge are recognized in current period earnings. The Company does not hold or issue financial instruments for trading purposes. In the statement of cash flow, the Company reports the cash flows resulting from its hedging activities in the same category as the related item that is being hedged.

  Stock-based Compensation

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25)). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair-value-based method of accounting had been applied.

  Net Member's/Hercules Group Investment

     The Net Member's/Hercules Group Investment account reflects the balance of the Company's historical earnings, intercompany amounts, foreign currency translation and other transactions between the Company and the Member/Hercules Group.

                      HERCULES INTERNATIONAL LIMITED, LLC

  New Accounting Pronouncements


     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133, as amended by SFAS 137 and 138, did not have a material effect on its earnings or statement of financial position.


     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was effective October 1, 2000. Adoption of SAB 101 did not have a material effect on profit from operations.

     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141) and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). For the Company, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the provisions of these statements as of the date of acquisition.

     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting unit. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on the Company's financial statements.

     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assets. SFAS 143 will become effective for the Company from January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.


     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.

                      HERCULES INTERNATIONAL LIMITED, LLC

3. ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net, consists of the following accounts receivable from third parties:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Trade.......................................................   $30,120      $39,318
  Other.....................................................     1,414        1,657
                                                               -------      -------
                                                                31,534       40,975
Less allowance for doubtful accounts........................      (476)        (461)
                                                               -------      -------
          Total.............................................   $31,058      $40,514
                                                               =======      =======

4. INVENTORIES

     The components of inventories are:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Finished products...........................................   $23,679      $23,713
Materials, supplies, and work in process....................        --          188
                                                               -------      -------
          Total.............................................   $23,679      $23,901
                                                               =======      =======

5. SHORT-TERM DEBT AND OTHER FINANCING ARRANGEMENTS


     The Company has a revolving credit agreement with Hercules Europe NV, an entity affiliated by way of common ownership, which acts as the Treasury Coordination Center for Hercules entities. The amount outstanding at December 31, 2000 totaled $22,587 thousand, bearing an interest rate of 5.13 percent, which is included in the Net Member's/Hercules Group Investment balance. At December 31, 1999, there was no outstanding balance. These approximate market value because of their short maturity period.


6. LONG-TERM INCENTIVE COMPENSATION PLANS

     The Company participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.

     The Hercules long-term incentive compensation plans place a great emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and Cash Value Awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding was 491,488 at December 31, 2000, and 926,689 and 1,083,613 at December 31, 1999 and 1998, respectively.

     At December 31, 2000, under Hercules' incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

                      HERCULES INTERNATIONAL LIMITED, LLC

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to Hercules in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans. There were no charges to income for the cost of stock awards over the restriction or performance period for 2000, 1999 and 1998, respectively.

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000, 1999 and 1998:

                                            REGULAR                  PERFORMANCE-ACCELERATED
                                 -----------------------------    -----------------------------
                                 NUMBER OF    WEIGHTED-AVERAGE    NUMBER OF    WEIGHTED-AVERAGE
                                  SHARES           PRICE           SHARES           PRICE
                                 ---------    ----------------    ---------    ----------------
January 1, 1998................   11,000           $41.65           6,500           $42.54
  Granted......................   20,100           $36.69           5,550           $47.81
  Exercised....................     (960)          $39.50              --               --
  Forfeited....................       --               --              --               --
December 31, 1998..............   30,140           $38.41          12,050           $44.97
  Granted......................    3,375           $32.75           7,750           $36.26
  Exercised....................       --               --              --               --
  Forfeited....................       --               --              --               --
December 31, 1999..............   33,515           $37.84          19,800           $41.56
  Granted......................   21,875           $17.25              --               --
  Exercised....................       --               --              --               --
  Forfeited....................       --               --              --               --
December 31, 2000..............   55,390           $29.71          19,800           $41.56


     The weighted-average fair value of regular stock options granted during 2000, 1999 and 1998 was $8.85, $7.50 and $9.19, respectively. The weighted-average fair value of performance-accelerated stock options granted during 1999 and 1998 was $7.99 and $11.08, respectively.


     Following is a summary of regular stock options exercisable at December 31, 2000, 1999 and 1998, and their respective weighted-average share prices:

                                                            NUMBER OF    WEIGHTED-AVERAGE
OPTIONS EXERCISABLE                                          SHARES       EXERCISE PRICE
-------------------                                         ---------    ----------------
December 31, 1998.........................................    4,440           $44.11
December 31, 1999.........................................   16,280           $39.56
December 31, 2000.........................................   27,470           $38.38

     There were no performance-accelerated stock options exercisable at December 31, 2000, 1999 and 1998.

                      HERCULES INTERNATIONAL LIMITED, LLC

     Following is a summary of stock options outstanding at December 31, 2000:

                                           OUTSTANDING OPTIONS                           EXERCISABLE OPTIONS
                           ----------------------------------------------------   ---------------------------------
                               NUMBER       WEIGHTED-AVERAGE                          NUMBER
                           OUTSTANDING AT      REMAINING       WEIGHTED-AVERAGE   EXERCISABLE AT   WEIGHTED-AVERAGE
EXERCISE PRICE RANGE          12/31/00      CONTRACTUAL LIFE    EXERCISE PRICE       12/31/00       EXERCISE PRICE
--------------------       --------------   ----------------   ----------------   --------------   ----------------
REGULAR STOCK OPTIONS
$12 - $20................      21,875             9.13              $17.25                --                --
$20 - $30................      10,050             7.67              $25.56             8,040            $25.56
$30 - $40................      11,415             7.03              $37.50             9,390            $38.53
$40 - $50................      11,050             7.07              $47.76             9,040            $47.75
$50 - $60................       1,000             5.11              $55.38             1,000            $55.38
                               ------                                                 ------
                               55,390                                                 27,470
                               ======                                                 ======

PERFORMANCE-ACCELERATED STOCK OPTIONS
$14 - $40................      12,750             7.61              $37.53                --                --
$40 - $50................       6,050             7.09              $47.77                --                --
$50 - $61................       1,000             5.11              $55.38                --                --
                               ------                                                 ------
                               19,800                                                     --
                               ======                                                 ======

     Hercules currently expects that 100% of performance-accelerated stock options will eventually vest.

     Employees of the Company may also participate in the Hercules Employee Stock Purchase Plan ("ESPP"). The ESPP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at December 31, 2000 and 1999, were 1,597,861 and 949,464, respectively. The Company applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.

     Had compensation cost for Hercules' Stock-Based Incentive Plans and Employee Stock Purchase Plan been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.

     The following weighted-average assumptions would be used in estimating fair value for 2000, 1999 and 1998:

                                                              PERFORMANCE       EMPLOYEE STOCK
ASSUMPTION                                  REGULAR PLAN    ACCELERATED PLAN    PURCHASE PLAN
----------                                  ------------    ----------------    --------------
Dividend yield............................     2%              3.4%                0.0%
Risk-free interest rate...................    5.88%            5.38%              5.41%
Expected life.............................  7.1 yrs.          5 yrs.              3 mos.
Expected volatility.......................   29.20%           27.31%              44.86%

                      HERCULES INTERNATIONAL LIMITED, LLC

     The Company's net income for 2000, 1999 and 1998 would approximate the pro forma amounts below:

                                                            2000      1999      1998
                                                           ------    ------    ------
                                                             (DOLLARS IN THOUSANDS)
Net income
  As reported............................................  $5,085    $4,580    $4,022
  Pro forma..............................................  $4,964    $4,485    $3,949

7. ACCRUED EXPENSES

                                                                2000          1999
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Income taxes payable........................................   $  626        $3,894
Payroll and employee benefits...............................      650           371
Incentive and bonuses.......................................      167           283
Commissions to agents.......................................    2,982         1,682
Rebate settlement...........................................      592         1,608
Other.......................................................      185           257
                                                               ------        ------
                                                               $5,202        $8,095
                                                               ======        ======

8. GOODWILL AND OTHER INTANGIBLE ASSETS

     At December 31, 2000 and 1999, the goodwill and other intangible assets were:

                                                               2000           1999
                                                              -------        -------
                                                              (DOLLARS IN THOUSANDS)
Goodwill....................................................   $316           $344
Other intangibles...........................................      9              9
                                                               ----           ----
Total.......................................................    325            353
Less accumulated amortization...............................    (32)           (20)
                                                               ----           ----
          Net goodwill and other intangible assets..........   $293           $333
                                                               ====           ====

     Goodwill relates to the purchase of certain assets of Houghton. Houghton is a paper chemical factory, which was purchased on June 1, 1998. The goodwill represents the amount paid in excess of the fair value and is amortized over 30 years. Other intangibles relate to non-compete agreements.

9. PENSION BENEFITS

     The Company participates in a multiemployer pension fund, which is administered by an affiliated company. Contribution amounts are based upon costs allocated to the Company by the Plan administrator. Pension costs relating to the multiemployer plan were $325 thousand, $346 thousand and $131 thousand in 2000, 1999 and 1998, respectively.

                      HERCULES INTERNATIONAL LIMITED, LLC

10. NET MEMBER'S/HERCULES GROUP INVESTMENT

     Changes in the Net Member's/Hercules Group Investment were as follows:

Balances at January 1, 1998.................................  $ 10,258
Net income..................................................     4,022
Other comprehensive income..................................       572
Intercompany transactions, net..............................    49,707
                                                              --------
Balances at December 31, 1998...............................    64,559
Net income..................................................     4,580
Other comprehensive income..................................    (1,651)
Intercompany transactions, net..............................   (15,285)
                                                              --------
Balances at December 31, 1999...............................    52,203
Net income..................................................     5,085
Other comprehensive income..................................      (428)
Intercompany transactions, net..............................   (13,681)
                                                              --------
Balances at December 31, 2000...............................  $ 43,179

     The Company includes accumulated other comprehensive income in Net Member's/Hercules Group Investment. At December 31, 2000, 1999 and 1998, accumulated other comprehensive income consisted of foreign currency translation adjustments.

11. OTHER OPERATING EXPENSES, NET

     Net other operating expenses (income) consists solely of foreign exchange gains and losses.


12. INTEREST AND DEBT EXPENSE


     Interest and debt costs are summarized as follows:

                                                               2000     1999    1998
                                                              ------    ----    ----
                                                              (DOLLARS IN THOUSANDS)
Interest costs..............................................  $   52    $ --    $ --
Related party financing costs...............................   1,683     797     517
                                                              ------    ----    ----
                                                              $1,735    $797    $517
                                                              ======    ====    ====

     There are no capitalized costs included in the above interest and debt costs.

13. OTHER INCOME, NET

     Other income, net, consists of the following:


                                                              2000    1999     1998
                                                              ----    ----    ------
                                                              (DOLLARS IN THOUSANDS)
Third party interest income, net............................  $  7    $ --    $    4
Related party interest income, net..........................   792     487     2,159
Other.......................................................    (1)      8       (16)
                                                              ----    ----    ------
                                                              $798    $495    $2,147
                                                              ====    ====    ======

                      HERCULES INTERNATIONAL LIMITED, LLC

14. DERIVATIVE INSTRUMENTS AND RISK MANAGEMENT

     The company enters into forward-exchange contracts and currency swaps to hedge currency exposure.

  Notional Amounts and Credit Exposure of Derivatives

     The notional amounts of derivatives summarized below do not represent amounts exchanged by the parties and, thus, are not a measure of the exposure of the company through its use of derivatives. The amounts exchanged are calculated on the basis of the notional amounts and the other terms of the derivatives, which relate to interest rates or exchange rates.

  Foreign Exchange Risk Management

     The company has selectively used foreign currency forward contracts and currency swaps to offset the effects of exchange rate changes on reported earnings, cash flow, and net asset positions. The primary exposures are denominated in the U.S. Dollar, the Japanese Yen and the British Pound Sterling. Some of the contracts involve the exchange of two foreign currencies, according to local needs in foreign subsidiaries. The term of the currency derivatives is rarely more than three months. At December 31, 2000, 1999 and 1998, the company had outstanding forward-exchange contracts to purchase foreign currencies aggregating $15,879 thousand, $11,140 thousand and $24,595 thousand, respectively, and to sell foreign currencies aggregating $15,889 thousand, $10,990 thousand and $22,816 thousand, respectively. The foreign exchange contracts outstanding at December 31, 2000 will mature during 2001.

  Fair Values

     The following table presents the carrying amounts and fair values of the company's derivative financial instruments at December 31, 2000, 1999 and 1998:

                                                2000                 1999                 1998
                                          -----------------    -----------------    -----------------
                                          CARRYING    FAIR     CARRYING    FAIR     CARRYING    FAIR
                                           AMOUNT     VALUE     AMOUNT     VALUE     AMOUNT     VALUE
                                          --------    -----    --------    -----    --------    -----
                                                            (DOLLARS IN THOUSANDS)
Foreign exchange contracts..............    $635      $635       $(77)     $(77)      $45        $45

     The carrying amount represents the net unrealized gain associated with the contracts at the end of the year. Fair values of derivative contracts are indicative of cash that would have been required had settlement been made at December 31, 2000, 1999 and 1998. Foreign exchange contracts are valued based on year-end exchange rates.

15. INCOME TAXES

     The foreign components of income before taxes are presented below:

                                                            2000      1999      1998
                                                           ------    ------    ------
                                                             (DOLLARS IN THOUSANDS)
Foreign..................................................  $7,863    $7,305    $6,190
                                                           ------    ------    ------
                                                           $7,863    $7,305    $6,190
                                                           ======    ======    ======

                      HERCULES INTERNATIONAL LIMITED, LLC

     A summary of the components of the tax provision follows:

                                                            2000      1999      1998
                                                           ------    ------    ------
                                                             (DOLLARS IN THOUSANDS)
Current
  Domestic...............................................  $   --    $  164    $   --
  Foreign................................................   2,831     2,625     1,941
Deferred
  Foreign................................................     (53)      (64)      227
                                                           ------    ------    ------
Provision for income taxes...............................  $2,778    $2,725    $2,168
                                                           ======    ======    ======

     Deferred tax assets at December 31 consist of:

                                                                2000           1999
                                                              --------       --------
                                                              (DOLLARS IN THOUSANDS)
Allowance for doubtful accounts reserve.....................    $437           $384
                                                                ----           ----
Gross deferred tax assets...................................    $437           $384
                                                                ====           ====

     A rate reconciliation of the statutory income tax rate to the effective tax rate follows:


                                                              2000   1999   1998
                                                              ----   ----   ----
Statutory tax rate..........................................   35%    35%    35%
Foreign dividends, net of credits...........................   --      2%    --
                                                               --     --     --
Effective tax rate..........................................   35%    37%    35%
                                                               ==     ==     ==


16. RELATED PARTY TRANSACTIONS

     The Company has entered into certain agreements with affiliated entities. These agreements were developed in the context of a Hercules Group/subsidiary relationship and therefore may not necessarily reflect the result of arm-length negotiations between independent parties. The Company records sales with affiliates based on a cost-plus formula developed and agreed-upon by both parties.


     Intercompany borrowing and interest: As discussed in Note 5, the Company has a revolving credit agreement with Hercules Europe NV, which acts as the Treasury Coordination Center for Hercules entities. The balance under this agreement is $22,587 thousand and is included in the Net Member/Hercules Group investment balance on the balance sheet. Interest paid to affiliate entities was $615 thousand in 2000. No interest was paid to affiliates in 1999 or 1998.



     Corporate, regional and other allocations: As discussed in Note 1, the financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules group and incurred by the Company. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations, property, plant and equipment facilities and other corporate services. Allocations and charges included in the Company's financial statements were based either on a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, cost of sales; or a relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in the statement of income. Such allocations and corporate charges billed to the Company from affiliates totaled approximately $14,053 thousand, $11,367 thousand and $1,809 thousand in 2000, 1999 and 1998, respectively. Such allocations and corporate charges billed from the Company to affiliates totaled approximately $29,397 thousand and $17,452 thousand in 2000 and 1999, respectively. As discussed in Note 1, during 1998 the Company did not provide financial or IT-related services

                      HERCULES INTERNATIONAL LIMITED, LLC
to other affiliated European entities, thus there were no such allocations and corporate charges billed from the Company to affiliates in this year.



     Sales to affiliates: The Company sells raw material and finished goods inventory in the normal course of business to affiliated companies. The Company's revenues from sales to affiliated companies are presented separately in the statement of income.


     Purchases from affiliates: The Company purchases in the normal course of business raw material and finished goods inventory from affiliated companies. The Company's purchases of inventory from affiliated companies is reflected in costs of sales in the statement of income and totaled $47,554 thousand, $49,293 thousand and $33,034 thousand in 2000, 1999 and 1998, respectively.

     Notes receivable: The Company had a notes receivable due from an affiliated company of approximately $512 thousand at December 31, 1999, which is included in the Net Member's/Hercules Group Investment balance. This receivable was paid in full in 2000.

17. COMMITMENTS AND CONTINGENCIES

  Leases

     Total rental expense amounted to $637 thousand in 2000, $289 thousand in 1999, and $198 thousand in 1998. The Company has operating leases for transportation and data processing equipment. The operating leases are cancelable by the Company with six months rental indemnity. Future minimum rental payments required under these operating leases are $357 thousand in 2001, there are no lease obligations in excess of one year as of December 31, 2000.

18. SUBSEQUENT EVENTS


     In February 2001, the Company ceased to act as a reseller of Aqualon product for affiliated entities. This product contributed $208,661 thousand or 58% to sales during 2000;


     On May 1, 2001, Hercules completed the sale of its hydrocarbon resins divisions and select portions of its rosin resins divisions to Eastman Chemical Company. In addition, on May 31, 2001, Hercules completed the sale of its peroxy chemicals business to GEO Specialty Chemicals, Inc. These product lines contributed $136,761 thousand or 38% to sales during 2000.

     Hercules is in the process of reviewing current activities within the Hercules Group in anticipation of reallocating the trading activities among the Hercules Group.


     The Company does not expect to incur a loss due to the potential reorganization of its activities.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware


     In our opinion, the accompanying balance sheets and the related statements of income and cashflows present fairly, in all material respects, the financial position of Hercules International Trade Corporation Limited, a subsidiary of Hercules Inc., at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP

Philadelphia, PA

October 11, 2001

                HERCULES INTERNATIONAL TRADE CORPORATION LIMITED



                       CONSOLIDATED STATEMENTS OF INCOME


                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2000        1999        1998
                                                             --------    --------    --------
                                                                  (DOLLARS IN THOUSANDS)
Sales to third parties.....................................  $ 58,098    $ 50,126    $ 51,906
Sales to Hercules Group....................................    70,298      73,305      82,395
                                                             --------    --------    --------
                                                              128,396     123,431     134,301
Cost of sales..............................................   102,905      91,470     105,144
Selling, general, and administrative expenses..............     2,246       2,550       2,172
Other operating (income) expenses, net (Note 4)............    (3,876)        692      (1,396)
                                                             --------    --------    --------
Profit from operations.....................................    27,121      28,719      28,381
Interest income............................................       264         406         286
                                                             --------    --------    --------
Net income.................................................  $ 27,385    $ 29,125    $ 28,667
                                                             ========    ========    ========


    The accompanying notes are an integral part of the financial statements.

                HERCULES INTERNATIONAL TRADE CORPORATION LIMITED



                          CONSOLIDATED BALANCE SHEETS


                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................   $ 1,430      $   525
  Accounts receivable, net (Note 3).........................    15,688       15,906
                                                               -------      -------
          Total current assets..............................    17,118       16,431
                                                               -------      -------
Deferred charges and other assets...........................       115          461
                                                               -------      -------
          Total assets......................................   $17,233      $16,892
                                                               =======      =======
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current liabilities
  Accounts payable..........................................   $   104      $   718
  Accrued expenses..........................................       514          142
                                                               -------      -------
          Total current liabilities.........................       618          860
Net Hercules Group investment:
  Accumulated other comprehensive income....................        39           39
  Intercompany transactions.................................    16,576       15,993
                                                               -------      -------
       Net Hercules Group investment........................    16,615       16,032
                                                               -------      -------
          Total liabilities and net Hercules Group
           investment.......................................   $17,233      $16,892
                                                               =======      =======


    The accompanying notes are an integral part of the financial statements.

                HERCULES INTERNATIONAL TRADE CORPORATION LIMITED



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2000        1999        1998
                                                             --------    --------    --------
                                                                  (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income.................................................  $ 27,385    $ 29,125    $ 28,667
Adjustments to reconcile net income to net cash provided
  from operations:
  Corporate and other cost allocations.....................       307         473        (179)
  Accruals and deferrals of cash receipts and payments:
     Accounts receivable...................................       218      (1,372)      4,105
     Inventories...........................................                    11         (18)
     Accounts payable and accrued expenses.................      (242)        664      (2,069)
     Transfer to/from Hercules Group.......................      (540)     (1,440)      4,601
     Noncurrent assets and liabilities.....................       346         (33)       (382)
                                                             --------    --------    --------
       Net cash provided by (used in) operations...........    27,474      27,428      34,725
                                                             --------    --------    --------
CASH FLOW FROM FINANCING ACTIVITIES:
Transfer to/from Hercules Group............................   (26,569)    (27,900)    (35,500)
                                                             --------    --------    --------
       Net cash used in financing activities...............   (26,569)    (27,900)    (35,500)
                                                             --------    --------    --------
Net increase (decrease) in cash and cash equivalents.......       905        (472)       (775)
Cash and cash equivalents at beginning of year.............       525         997       1,772
                                                             --------    --------    --------
Cash and cash equivalents at end of year...................  $  1,430    $    525    $    997
                                                             ========    ========    ========
Noncash financing activities
  Corporate and other cost allocations.....................  $    307    $    473    $   (179)


    The accompanying notes are an integral part of the financial statements.

                HERCULES INTERNATIONAL TRADE CORPORATION LIMITED


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION


     Hercules International Trade Corporation Limited ("HINTCO") is incorporated in the Bahamas and is wholly owned by Hercules Incorporated ("Hercules"). HINTCO is engaged in acting as a chemical business in charge of selling products made by Hercules, in Caribbean and Central American countries.



     Historically, separate company stand-alone financial statements were not prepared for HINTCO. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "facilities"). The facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock of substantially all of Hercules' domestic subsidiaries and 65% of the stock of foreign subsidiaries directly owned by Hercules (including HINTCO), and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information on HINTCO, a collateral party to the Hercules debt, based on Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.


     As an operating division of Hercules, HINTCO participates in Hercules' centralized cash management system. Accordingly, cash received from HINTCO operations is transferred to Hercules on a periodic basis, and Hercules funds all operational and capital requirements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Corporate Allocations

     The financial statements of HINTCO reflect certain allocated support costs incurred by other entities in the Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in HINTCO's financial statements are based on either a direct cost pass-through for items directly identified as related to HINTCO's activities; a percentage allocation for such services provided based on factors such as revenue, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation method is reasonable.

  Revenue Recognition

     HINTCO recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on HINTCO's experience. The corresponding shipping and handling costs are included in cost of sales.

                HERCULES INTERNATIONAL TRADE CORPORATION LIMITED

  Income taxes

     No taxes have been provided for HINTCO because the company is located in a non-tax jurisdiction.

  Cash and Cash Equivalents

     Cash in excess of operating requirements is invested in short-term, income-producing instruments. Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

  Foreign Currency Transactions

     The Company's functional and reporting currency is the U.S. dollar. Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Revenues, costs and expenses are recorded using average exchange rates prevailing during the reporting periods. Gains or losses resulting from foreign currency transactions are included in the statement of operations.


  Concentrations of Credit Risk


     Financial instruments that potentially subject HINTCO to concentrations of credit risk consist principally of short-term cash investments and trade receivables. HINTCO places its short-term cash investments in a highly liquid money market account a large financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries and locations.

  New Accounting Pronouncements


     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. HINTCO adopted SFAS 133 effective January 1, 2001. During 2000, HINTCO converted substantially all of its foreign currency denominated borrowings to fixed rate U.S. dollar denominated borrowings and closed most of its outstanding interest rate swaps. The adoption of SFAS No. 133 did not have a material effect on its earnings or statement of financial position.



     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was to be effective October 1, 2000. Adoption of SAB 101 did not have a material effect on our profit from operations.

                HERCULES INTERNATIONAL TRADE CORPORATION LIMITED

3. ACCOUNTS RECEIVABLE, NET


     Accounts receivable, net, consists of:

                                                             2000         1999
                                                           ---------    ---------
                                                           (DOLLARS IN THOUSANDS)
Trade....................................................   $15,688      $15,906
Less allowance for doubtful accounts.....................        --           --
                                                            -------      -------
          Total..........................................   $15,688       15,906
                                                            =======      =======

4. OTHER OPERATING EXPENSES (INCOME), NET

     Other operating income, net, in 2000 include a $2,791 thousand intercompany management fee on sales made by BetzDearborn, Inc. in Caribbean and Central American countries and a $484 thousand gain on foreign currency transaction.


     Other operating expenses, net, in 1999 includes a $548 thousand expense while 1998 includes a $1,162 thousand gain from foreign currency transactions.


5. NET PARENT INVESTMENT

     Changes in net parent investment were as follows:

                                                              (DOLLARS IN
                                                              THOUSANDS)
Balance, January 1, 1998....................................   $ 18,185
Net income..................................................     28,667
Intercompany, transactions, net.............................    (31,078)
                                                               --------
Balance, December   , 1998..................................     15,774
Net income..................................................     29,125
Intercompany, transactions, net.............................    (28,867)
                                                               --------
Balance, December   , 1999..................................     16,032
Net income..................................................     27,385
Intercompany, transactions, net.............................    (26,802)
                                                               --------
Balance, December   , 2000..................................   $ 16,615
                                                               ========

     The Company includes accumulated other comprehensive income in net Hercules Group investment. At December 31, 2000, 1999 and 1998, accumulated other comprehensive income consisted of foreign currency translation adjustments.

6. RELATED PARTY TRANSACTIONS

     HINTCO has entered into certain agreements with affiliated entities. These agreements were developed in the context of parent/subsidiary relationship and therefore may not necessarily reflect the result of arms-length negotiations between independent parties.

     Corporate and other allocations: As discussed in Note 1, the financial statements of HINTCO reflect certain allocated support costs incurred by other entities in Hercules group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, research & development overhead, investor relations and other corporate services. Allocations and charges included in HINTCO's financial statements were based on either a direct

                HERCULES INTERNATIONAL TRADE CORPORATION LIMITED cost pass-through for items directly identified as related to HINTCO's activities; a percentage allocation for such services provided based on factors such as revenues, net assets, costs of sales or a relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in our statement of operations. Such allocations and corporate charges totaled $307 thousand, $496 thousand, and $133 thousand in 2000, 1999, and 1998, respectively.

     Sales to affiliates: HINTCO sells the full range of Hercules and BetzDearborn products in the normal course of business to affiliated companies. HINTCO's revenues from sales to affiliated companies were $70,298 thousand, $73,305 thousand, and $82,395 thousand in 2000, 1999, and 1998, respectively.


     Purchases from affiliates: The Company purchases, in the normal course of business, finished goods inventory from affiliated companies. The Company's purchases of inventory from affiliated companies is reflected in cost of sales in the statement of income and totaled $102,905 thousand, $91,470 thousand and $100,027 thousand, in 2000, 1999 and 1998 respectively.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and comprehensive income and of cash flows present fairly, in all material respects, the financial position of Hercules Investments Sarl, a subsidiary of Hercules Incorporated, and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers N.V.
Amsterdam, The Netherlands


October 22, 2001

                           HERCULES INVESTMENTS SARL

           CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME


                                                                 YEAR ENDED DECEMBER 31,
                                                           -----------------------------------
                                                             2000          1999         1998
                                                           ---------    ----------    --------
                                                                 (DOLLARS IN THOUSANDS)
Sales to third parties...................................  $ 580,730    $  647,182    $501,615
Sales to Hercules Group..................................    328,822       382,530     389,581
                                                           ---------    ----------    --------
                                                             909,552     1,029,712     891,196
Cost of sales............................................    580,886       639,939     590,732
Selling, general, and administrative expenses............    137,403       130,991      73,336
Research and development.................................     19,977        25,399      21,979
Goodwill and intangible asset amortization...............      8,279        11,257       4,119
Other operating (income) expense, net (Note 13)..........   (131,862)       27,840      37,709
                                                           ---------    ----------    --------
Profit from operations...................................    294,869       194,286     163,321
Equity in (loss) income of affiliated companies..........     (3,891)        2,938        (103)
Interest and debt expense (Note 14)......................     38,990           646       4,670
Other income (expense), net (Note 15)....................     11,460         5,204      (1,668)
Income before income taxes and minority interest, net....    263,448       201,782     156,880
Provision for income taxes (Note 16).....................     46,244        61,019      60,735
                                                           ---------    ----------    --------
Income before minority interest, net.....................    217,204       140,763      96,145
Minority interest, net...................................     (1,441)       (2,984)     (1,158)
                                                           ---------    ----------    --------
Net income...............................................    215,763       137,779      94,987
Translation adjustments..................................    (71,025)      (49,869)     16,306
                                                           ---------    ----------    --------
Comprehensive income.....................................  $ 144,738    $   87,910    $111,293
                                                           =========    ==========    ========


   The accompanying notes are an integral part of the consolidated financial statements.

                           HERCULES INVESTMENTS SARL

                           CONSOLIDATED BALANCE SHEET

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                2000          1999
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................  $  14,340    $   16,042
  Accounts receivable, net (Note 3).........................    147,439       204,086
  Inventories (Note 4)......................................     56,109       103,118
  Deferred income taxes (Note 16)...........................      2,231         4,816
                                                              ---------    ----------
     Total current assets...................................    220,119       328,062
                                                              ---------    ----------
Property, plant, and equipment, net (Note 9)................    275,325       387,657
Investments in affiliates (Note 5)..........................     30,279         3,332
Goodwill and other intangible assets, net (Note 10).........    224,150       300,406
Deferred charges and other assets...........................     12,427         9,093
                                                              ---------    ----------
          Total assets......................................  $ 762,300    $1,028,550
                                                              =========    ==========
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current liabilities
  Accounts payable..........................................  $  84,955    $  108,953
  Short-term debt (Note 6)..................................     90,944        13,230
  Accrued expenses (Note 9).................................     47,514        89,708
                                                              ---------    ----------
     Total current liabilities..............................    223,413       211,891
Long-term debt -- third parties (Note 7)....................        138           458
Deferred income taxes (Note 16).............................     59,679        74,082
Pension liability (Note 12).................................     20,757        28,086
Deferred credits and other liabilities......................      2,030         1,536
                                                              ---------    ----------
          Total liabilities.................................    306,017       316,053
Commitments and contingencies (Note 17)
Minority Interest...........................................     22,649        25,422
Net Hercules Group Investment (Note 20)
  Accumulated other comprehensive losses....................   (108,259)      (37,234)
  Intercompany transactions.................................    541,893       724,309
                                                              ---------    ----------
          Total Net Hercules Group Investment...............    433,634       687,075
                                                              ---------    ----------
          Total liabilities and Net Hercules Group
            Investment......................................  $ 762,300    $1,028,550
                                                              =========    ==========

   The accompanying notes are an integral part of the consolidated financial statements

                           HERCULES INVESTMENTS SARL

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                   YEAR ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                2000         1999        1998
                                                              ---------    --------    ---------
                                                                    (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income..................................................  $ 215,763    $137,779    $  94,987
Adjustments to reconcile net income to net cash provided by
  (used in) operations:
  Depreciation and amortization of property, plant and
    equipment...............................................     28,615      32,784       26,279
  Amortization of goodwill and other intangible assets......      8,279      11,257        4,119
  Deferred income tax.......................................     14,360      12,967          579
  (Gain) loss on disposals..................................      1,617         184         (506)
  Gain on sale of investments...............................   (167,566)    (13,302)          --
  Equity in (income) loss of affiliates.....................      3,891      (2,938)         103
  Dividends received........................................        579       3,093          107
  Minority interest, net....................................      1,441       2,984        1,158
  Corporate and other cost allocations......................     11,369      14,317        7,077
  Accruals and deferrals of cash receipts and payments:
    Accounts receivable.....................................      4,239     (23,374)      (6,188)
    Inventories.............................................     (9,883)     (5,245)       7,099
    Accounts payable and accrued expenses...................    (26,616)     14,076       36,545
    Noncurrent assets and liabilities.......................     (4,091)     11,138       (7,769)
    Net transfers (to) from Hercules Group..................     74,314     (74,896)     (70,708)
                                                              ---------    --------    ---------
    Net cash provided by (used in) operations...............    156,311     120,464       92,882
                                                              ---------    --------    ---------
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures, net of proceeds from sale.............    (68,708)    (72,437)     (35,285)
Proceeds from sale of investment............................         --      22,009           --
Purchase of equity method investments.......................         --         (25)          --
                                                              ---------    --------    ---------
    Net cash used in investing activities...................    (68,708)    (50,453)     (35,285)
                                                              ---------    --------    ---------
CASH FLOW FROM FINANCING ACTIVITIES:
Change in short-term debt...................................     78,445     (58,154)      (6,149)
Long-term debt repayments...................................       (306)       (620)      (5,498)
Proceeds from issuance of long-term debt....................     41,213          --           --
Net transfers (to) from Hercules Group......................   (207,508)    (12,805)     (29,829)
                                                              ---------    --------    ---------
    Net cash (used in) provided by financing activities.....    (88,156)    (71,579)     (41,476)
                                                              ---------    --------    ---------
Effect of exchange rate changes on cash.....................     (1,149)     (2,443)       1,147
                                                              ---------    --------    ---------
Net (decrease) increase in cash and cash equivalents........     (1,702)     (4,011)      17,268
Cash and cash equivalents at beginning of year..............     16,042      20,053        2,785
                                                              ---------    --------    ---------
Cash and cash equivalents at end of year....................  $  14,340    $ 16,042    $  20,053
                                                              =========    ========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest (net of amount capitalized)......................  $     792    $    955    $   4,685
  Income taxes, net.........................................     55,149      59,645       59,562
  Noncash investing and financing activities:
  Sale of CPKelco (Note 14).................................    119,261          --           --
  Net asset (excluding cash) contribution from Hercules
    Group of BetzDearborn entities (Note 1).................         --          --      314,678
  Corporate and other cost allocations......................     11,369      14,317        7,077
  Net asset (excluding cash) contribution from Hercules
    Group of Citrus Colloid entities........................         --          --       73,690
  Reversal of restructuring accruals to goodwill (Note
    11).....................................................      3,320          --           --


   The accompanying notes are an integral part of the consolidated financial statements

                           HERCULES INVESTMENTS SARL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     Hercules Investments Sarl (the "Company") is a wholly owned subsidiary of Hercules International Limited (immediate parent) and Hercules Incorporated (ultimate parent) or ("Hercules"). Hercules and its wholly owned subsidiaries comprise the Hercules Group. The Company supplies engineered process and water treatment chemical programs, as well as products that manage the properties of aqueous systems, for industrial, commercial and institutional establishments. These products and services contribute to preserving or enhancing productivity, reliability and efficiency in plant operations and in complying with environmental regulations.


     When Hercules acquired all of the outstanding shares of BetzDearborn Inc on October 15, 1998 it paid $2,235 million in cash and $186 million in common stock exchanged for the shares held by the BetzDearborn ESOP Trust. The purchase price allocated to the Company and its subsidiaries was approximately $682 million. During 1999, Hercules completed the purchase price allocation and the final determination of goodwill was $1,822 million of which the amount attributable to the Company was approximately $278 million. These financial statements include the push down of fair value adjustments to assets and liabilities, including goodwill, other intangible assets and property, plant and equipment and their related amortization and depreciation adjustments.


     As a result of the Hercules acquisition of BetzDearborn Inc., the Company entered into several internal reorganization transactions during 1999 and 2000. The transactions included the Company selling several of its investments in subsidiaries to Hercules affiliates, purchasing several investments in subsidiaries from Hercules affiliates, merging companies, and acquiring certain investments in Hercules group companies that are valued at cost. As all investments in this reorganization are under the common control of Hercules, these transactions have been accounted for in a manner similar to pooling of interests.

     Historically, separate company stand-alone financial statements were not prepared for the Company. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock of substantially all of Hercules' domestic subsidiaries (including the Company) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These consolidated financial statements present the financial information of the Company, a collateral party to the Hercules debt, based on the Hercules' understanding of the Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.

     The consolidated financial statements of the Company reflect certain allocated support costs incurred by the Hercules Group. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's consolidated financial statements were based on either a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, or cost of sales; or a relative weighting of geographic activity. Management believes that the allocation method is reasonable. See Note 18 for more information.

     A number of the operating companies participate in Hercules' centralized cash management system. Accordingly, cash received from operations may be transferred to Hercules on a periodic basis, and Hercules funds operational and capital requirements upon request.

                           HERCULES INVESTMENTS SARL

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries where control exists. Following the acquisition of BetzDearborn by Hercules in 1998, the Company continued BetzDearborn's practice of using a November 30 fiscal year end for certain former BetzDearborn Inc. non-U.S. subsidiaries to expedite the year end closing process. All intercompany transactions and profits have been eliminated.

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer or services are performed in accordance with terms of the agreement, title and risk of loss have been transferred, collectibility is probable, and pricing is fixed and determinable. Accruals are made for sales returns and other allowances based on the Company's experience. The corresponding shipping and handling costs are included in cost of sales.


  Research and Development Expenditures



     Research and development expenditures are expensed as incurred.


  Environmental Expenditures

     Environmental expenditures that pertain to current operations or future revenues are expensed or capitalized according to the Company's capitalization policy. Expenditures for remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recognized for remedial activities when the cleanup is probable and can be reasonably estimated.

  Cash and Cash Equivalents

     Cash in excess of operating requirements is invested in short-term, income-producing instruments. Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of those instruments.

  Inventories

     Inventories are stated at the lower of cost or market. Inventories are valued on the average cost method.

  Property and Depreciation

     Property, plant, and equipment are stated at cost. The Company changed to the straight-line method of depreciation, effective January 1, 1991, for newly acquired processing facilities and equipment. Assets acquired before then continue to be depreciated by accelerated methods. The Company believes straight-line depreciation provides a better matching of costs and revenues over the lives of the assets. The estimated useful lives of depreciable assets are as follows: buildings -- 30 years; plant, machinery and equipment -- 15 years; other machinery and equipment -- 3 to 15 years.

                           HERCULES INVESTMENTS SARL

     Maintenance, repairs, and minor renewals are charged to income; major renewals and betterments are capitalized. Upon normal retirement or replacement, the cost of property (less proceeds of sale or salvage) is charged to income.

  Investments

     Investments in affiliated companies with a 20% or greater ownership interest in which the Company has significant influence are accounted for using the equity method of accounting. Accordingly, these investments are included in investments in affiliates on the Company's balance sheet and the income or loss from these investments is included in equity in (loss) income of affiliated companies in the Company's statement of income.

  Goodwill and Other Intangible Assets


     Goodwill and other intangible assets are amortized on a straight-line basis over the estimated future periods to be benefited, generally 40 years for goodwill and 5 to 15 years for other intangible assets.


  Long-lived Assets

     The Company reviews its long-lived assets, including goodwill and other intangibles, for impairment on an exception basis whenever events or changes in circumstances indicate carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If an impairment loss has occurred based on expected future cash flows (undiscounted), the loss is recognized in the income statement. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset. The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.

  Income Taxes

     Income tax expense in the accompanying consolidated financial statements has been computed assuming the Company filed separate income tax returns.

     The provisions for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

     The company provides taxes on undistributed earnings of subsidiaries and affiliates included in consolidated retained earnings to the extent such earnings are planned to be remitted and not re-invested permanently. The undistributed earnings/(loss) of subsidiaries and affiliates on which no provision for foreign withholding or US income taxes has been made amounted to approximately ($6,629) thousand and $10,468 thousand at December 31, 2000 and 1999, respectively. US and foreign income taxes that would be payable if such earnings were distributed may be lower than the amount computed at the US statutory rate because of the availability of tax credits.

  Foreign Currency Translation and Transactions

     The accompanying consolidated financial statements are reported in U.S. dollars. The U.S. dollar is the functional currency for the Company. The translation of the functional currencies of the Company's

                           HERCULES INVESTMENTS SARL
subsidiaries into U.S. dollars (reporting currency) is performed for assets and liabilities using the current exchange rates in effect at the balance sheet date, and for revenues, costs and expenses using average exchange rates prevailing during the reporting periods. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as other comprehensive income, a separate component of Net Hercules Group Investment.

     Transactions in foreign currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates in effect at the balance sheet date. Revenues, costs and expenses are recorded using average exchange rates prevailing during the reporting periods. Gains or losses resulting from foreign currency transactions are included in the statement of income.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables and receivables from affiliated companies, which are included in the Net Hercules Group Investment in the consolidated balance sheet. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries and locations.

  Derivative Instruments and Hedging

     Derivative financial instruments have been used to hedge risk caused by fluctuating currency. The Company enters into forward-exchange contracts to hedge foreign currency exposure. Decisions regarding hedging are made on a case-by-case basis, taking into consideration the amount and duration of the exposure, market volatility, and economic trends. The Company uses the fair-value method of accounting, recording to other income (expense), net realized and unrealized gains and losses on these contracts monthly, except for gains and losses on contracts to hedge specific foreign currency commitments, which are deferred and accounted for as part of the transaction. Gains or losses on instruments which have been used to hedge the value of investments in certain non-U.S. subsidiaries have been accounted for under the deferral method and are included in the foreign currency translation adjustment. It is the Company's policy to match the term of financial instruments with the term of the underlying designated item. If the designated item is an anticipated transaction no longer likely to occur, gains or losses from the instrument designated as a hedge are recognized in current period earnings. The Company does not hold or issue financial instruments for trading purposes. In the consolidated statement of cash flow, the Company reports the cash flows resulting from its hedging activities in the same category as the related item that is being hedged.

  Stock-based Compensation

     Compensation costs attributable to stock option and similar plans are recognized based on any excess of the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic-value method under Accounting Principles Board Opinion 25 (APB 25). Such amount, if any, is accrued over the related vesting period, as appropriate. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," requires companies electing to continue to use the intrinsic-value method to make pro forma disclosures of net income as if the fair-value-based method of accounting had been applied.

  Minority Interest

     Minority interest at December 31, 2000 and 1999 represents a 38.97% proportionate share of the equity of Hercules Quimica S.A., owned by a Hercules Group affiliate and a 0.4% proportionate share of the equity of Hercules Holding BV/BVBA, owned by a Hercules Group affiliate.

                           HERCULES INVESTMENTS SARL

  Computer Software Costs

     Effective January 1, 1999, the Company adopted the American Institute of Certified Public Accountants Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). The prior accounting was generally consistent with the requirements of SOP 98-1 and, accordingly, adoption of SOP 98-1 had no material effect. Computer software costs are being amortized over a period of 5 to 10 years.

  Net Hercules Group Investment

     The Net Hercules Group Investment account reflects the balance of the Company's historical earnings, intercompany amounts, foreign currency translation and other transactions between the Company and the Hercules Group.

  New Accounting Pronouncements


     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging
Activities -- Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. SFAS 133, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The Company adopted SFAS 133 effective January 1, 2001. The adoption of SFAS No. 133, as amended by SFAS 137 and 138, did not have a material effect on its earnings or statement of financial position.


     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was effective October 1, 2000. Adoption of SAB 101 did not have a material effect on profit from operations.

     In June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141) and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). For the Company, these statements will generally become effective January 1, 2002, although business combinations initiated after June 30, 2001 are subject to the non-amortization and purchase accounting provisions.

     SFAS 142 stipulates that goodwill and other intangible assets with indefinite lives are no longer subject to amortization, but must be evaluated periodically for impairment beginning January 1, 2002. The assessment of goodwill for impairment is a complex issue in which the Company must determine, among other things, the fair value of each defined reporting unit. It is, therefore, not possible at this time to predict the impact, if any, that the impairment assessment provisions of SFAS 142 will have on the Company's financial statements.

     In addition, in June 2001, the FASB approved the issuance of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 establishes accounting standards for the recognition and measurement of legal obligations associated with the retirement of tangible long-lived assts. SFAS 143 will become effective for the Company on January 1, 2003 and requires recognition of a liability for an asset retirement obligation in the period in which it is incurred. Management is currently in the process of evaluating the impact this standard will have on the Company's financial statements.

                           HERCULES INVESTMENTS SARL

     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management is in the process of evaluating the impact this standard will have on the Company's financial statements.

3. ACCOUNTS RECEIVABLE, NET

     Accounts receivable, net, consists of:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Trade.......................................................  $139,568     $188,335
Other.......................................................    10,228       18,534
                                                              --------     --------
                                                               149,796      206,869
Less allowance for doubtful accounts........................    (2,357)      (2,783)
                                                              --------     --------
          Total.............................................  $147,439     $204,086
                                                              ========     ========

     Other accounts receivable mainly comprise VAT receivable.

4. INVENTORIES

     The components of inventories are:

                                                                2000          1999
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
Finished products...........................................   $30,895      $ 35,102
Materials, supplies, and work in process....................    25,214        68,016
                                                               -------      --------
          Total.............................................   $56,109      $103,118
                                                               =======      ========

5. INVESTMENTS


     The Company has various equity investments in companies, as described below. Summarized financial information for these equity affiliates at December 31, and for the three years then ended is as follows:


                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Current assets..............................................   $269,814      $17,470
Non-current assets..........................................    942,946        3,923
Current liabilities.........................................   $109,486      $13,275
Non-current liabilities.....................................    730,579        1,378

                                                         2000       1999       1998
                                                       --------    -------    -------
Net sales............................................  $143,245    $56,410    $43,712
Gross profit.........................................    17,290     14,488     11,414
Net earnings.........................................   (15,864)     5,865       (273)

     At December 31, 2000, the Company's equity investments, all affiliates of the Hercules Group, consisted of a 50% ownership of Abieta Chemie GmbH and BetzDearborn Nippon KK, a 49% ownership of Hercules Mas Indonesia, and a 28.57% ownership of the consolidated group CP Kelco ApS. The Company's carrying

                           HERCULES INVESTMENTS SARL
value for these investments at December 31, 2000 and 1999 equals its share of the underlying equity in net assets of the respective affiliates. Dividends paid to the Company from its equity investees were $579 thousand, $3,093 thousand and $107 thousand during 2000, 1999 and 1998, respectively. Except for CP Kelco ApS, each of these entities operates in lines of business similar to the Company, supplying engineered process and water treatment chemical programs, as well as products that manage the properties of aqueous systems, for industrial, commercial and institutional establishments. As discussed further in Note 13, CP Kelco ApS was the Company's Food Gums business that was divested in 2000.


6. SHORT-TERM DEBT AND OTHER FINANCING ARRANGEMENTS

     Short-term debt of $90,944 thousand and $13,230 thousand at December 31, 2000 and 1999, respectively, consists of bank borrowings primarily representing foreign overdraft facilities and short-term lines of credit, which are generally payable on demand with interest at various rates. Book values of bank borrowings approximate market value because of their short maturity period.

     Short-term debt with affiliates of $32,734 thousand and $29,740 thousand at December 31, 2000 and 1999, respectively, is recorded in Net Hercules Group Investment in the consolidated balance sheet and is generally payable on demand with interest at various rates.

     At December 31, 2000 and 1999, the Company had $34,774 thousand and $23,607 thousand, respectively, of unused lines of credit that may be drawn as needed, with interest at a negotiated spread over lenders' cost of funds.


     Weighted-average interest rates on all short-term borrowings at December 31, 2000 and 1999 were 5.60% and 4.61%, respectively.


7. LONG-TERM DEBT AND OTHER FINANCING ARRANGEMENTS

     Long-term debt with third parties and affiliates at December 31, 2000 and 1999 is summarized as follows:

                                                                 2000        1999
                                                              ----------    -------
                                                              (DOLLARS IN THOUSAND)
4.50% third party note......................................  $       93    $   102
11.00% third party note.....................................          --        280
Other.......................................................          45         76
                                                              ----------    -------
Less current maturities.....................................          --         --
                                                              ----------    -------
Total long-term debt, third party...........................         138        458
                                                              ----------    -------
5.10% affiliate note........................................   1,698,968         --
5.51% affiliate note........................................      22,853         --
5.80% affiliate note........................................      20,516     22,345
6.00% affiliate note........................................          --      5,145
                                                              ----------    -------
Less current maturities.....................................          --         --
                                                              ----------    -------
Total long-term debt, affiliates............................   1,742,337     27,490
                                                              ----------    -------
Total long term debt, third party and affiliates............  $1,742,475    $27,948
                                                              ==========    =======

     Long-term debt with affiliates, which is recorded in Net Hercules Group Investment in the consolidated balance sheet, has no stated maturity. Third party long-term debt matures after 2005. The fair values of the Company's long-term debt were $1,742,475 at December 31, 2000 and $27,948 at December 31, 1999. The Company believes that the carrying value of long-term debt borrowings approximates fair value, based on

                           HERCULES INVESTMENTS SARL
discounting future cash flows using rates currently available for debt of similar terms and remaining maturities.

8. LONG-TERM INCENTIVE COMPENSATION PLANS

     The Company participates in long-term incentive compensation plans sponsored by Hercules. These plans provide for the grant of stock options and the award of common stock and other market-based units to certain key employees and non-employee directors.

     The Hercules long-term incentive compensation plans place a great emphasis on shareholder value creation through grants of regular stock options, performance-accelerated stock options, and Cash Value Awards (performance-based awards denominated in cash and payable in shares of common or restricted stock, subject to the same restrictions as restricted stock). Restricted stock and other market-based units are awarded with respect to certain programs. The number of awarded shares outstanding for all of the Hercules Group was 491,488 at December 31, 2000, and 926,689 and 1,083,613 at December 31, 1999 and 1998,
respectively.

     At December 31, 2000, under Hercules' incentive compensation plans, 1,847,855 shares of common stock were available for grant as stock awards or stock option awards. Stock awards are limited to approximately 15% of the total authorizations. Regular stock options are granted at the market price on the date of grant and are exercisable at various periods from one to five years after date of grant. Performance-accelerated stock options are also granted at the market price on the date of grant and are normally exercisable at nine and one-half years. Exercisability may be accelerated based upon the achievement of predetermined performance goals. Both regular and performance-accelerated stock options expire 10 years after the date of grant.

     Restricted shares, options and performance-accelerated stock options are forfeited and revert to Hercules in the event of employment termination, except in the case of death, disability, retirement, or other specified events.

     The Company applies APB Opinion 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for the stock option plans. There were no charges to income for the cost of stock awards over the restriction or performance period for 2000, 1999 and 1998, respectively.

                           HERCULES INVESTMENTS SARL

     Below is a summary of outstanding stock option grants under the incentive compensation plans during 2000, 1999 and 1998:

                                            REGULAR                  PERFORMANCE-ACCELERATED
                                 -----------------------------    -----------------------------
                                 NUMBER OF    WEIGHTED-AVERAGE    NUMBER OF    WEIGHTED-AVERAGE
                                  SHARES           PRICE           SHARES           PRICE
                                 ---------    ----------------    ---------    ----------------
January 1, 1998................   302,475          $40.31           48,575          $43.91
  Granted......................   115,775          $37.88           40,475          $47.17
  Exercised....................        --              --               --              --
  Forfeited....................        --              --               --              --
                                  -------          ------          -------          ------
December 31, 1998..............   418,250          $39.64           89,050          $45.39
  Granted......................   215,500          $37.61           60,775          $37.49
  Exercised....................        --              --               --              --
  Forfeited....................        --              --             (900)         $45.73
                                  -------          ------          -------          ------
December 31, 1999..............   633,750          $38.95          148,925          $42.16
  Granted......................   141,000          $17.25               --              --
  Exercised....................        --              --               --              --
  Forfeited....................   (19,650)         $36.82           (1,350)         $37.56
                                  -------          ------          -------          ------
December 31, 2000..............   755,100          $34.95          147,575          $42.21


     The weighted-average fair value of regular stock options granted during 2000, 1999 and 1998 was $8.85, $8.25 and $9.19, respectively. The weighted-average fair value of performance-accelerated stock options granted during 1999 and 1998 was $7.99 and $11.02, respectively.


     Following is a summary of regular stock options exercisable at December 31, 2000, 1999 and 1998 and their respective weighted-average share prices:

                                                              NUMBER OF    WEIGHTED-
OPTIONS EXERCISABLE                                            SHARES       AVERAGE
-------------------                                           ---------    ---------
December 31, 1998...........................................   124,735      $40.69
December 31, 1999...........................................   290,545      $39.85
December 31, 2000...........................................   533,705      $37.14

     There were no performance-accelerated stock options exercisable at December 31, 2000, 1999 and 1998.

                           HERCULES INVESTMENTS SARL

     Following is a summary of stock options outstanding at December 31, 2000:

                                           OUTSTANDING OPTIONS                           EXERCISABLE OPTIONS
                           ----------------------------------------------------   ---------------------------------
                               NUMBER       WEIGHTED-AVERAGE                          NUMBER
                           OUTSTANDING AT      REMAINING       WEIGHTED-AVERAGE   EXERCISABLE AT   WEIGHTED-AVERAGE
EXERCISE PRICE RANGE          12/31/00      CONTRACTUAL LIFE    EXERCISE PRICE       12/31/00       EXERCISE PRICE
--------------------       --------------   ----------------   ----------------   --------------   ----------------
REGULAR STOCK OPTIONS
$12 - $20................     137,150             9.13              $17.25            50,150            $17.25
$20 - $30................      48,975             7.67              $25.56            43,080            $25.56
$30 - $40................     504,575             7.21              $39.03           384,455            $39.47
$40 - $50................      64,400             7.31              $47.86            56,020            $47.86
                              -------                                                -------
                              755,100                                                533,705
                              =======                                                =======

PERFORMANCE-ACCELERATED STOCK OPTIONS
$14 - $40................      89,725             7.69              $37.98                --                --
$40 - $50................      50,750             6.83              $47.83                --                --
$50 - $61................       7,100             5.11              $55.38                --                --
                              -------                                                -------
                              147,575                                                     --
                              =======                                                =======

     The Company currently expects that 100% of performance-accelerated stock options will eventually vest.

     The Company's employees may also participate in the Hercules Employee Stock Purchase Plan ("ESPP"). The ESPP is a qualified non-compensatory plan, which allows eligible employees to acquire shares of common stock through systematic payroll deductions. The plan consists of three-month subscription periods, beginning July 1 of each year. The purchase price is 85% of the fair market value of the common stock on either the first or last day of that subscription period, whichever is lower. Purchases may range from 2% to 15% of an employee's base salary each pay period, subject to certain limitations. Currently, 202,139 shares of Hercules common stock are registered for offer and sale under the plan. Shares issued at December 31, 2000 and 1999, were 1,597,861 and 949,464, respectively. The Company applies APB Opinion 25 and related interpretations in accounting for its Employee Stock Purchase Plan. Accordingly, no compensation cost has been recognized for the Employee Stock Purchase Plan.

     Had compensation cost for Hercules' Stock-Based Incentive Plans and Employee Stock Purchase Plan been determined on the basis of fair value according to SFAS No. 123, the fair value of each option granted or share purchased would be estimated on the grant date using the Black-Scholes option pricing model.

     The following weighted-average assumptions would be used in estimating fair value for 2000, 1999 and 1998:

                                                                           PERFORMANCE       EMPLOYEE STOCK
ASSUMPTION                                               REGULAR PLAN    ACCELERATED PLAN    PURCHASE PLAN
----------                                               ------------    ----------------    --------------
Dividend yield.........................................       2%               3.4%               0.0%
Risk-free interest rate................................     5.88%             5.38%              5.41%
Expected life..........................................    7.1 yrs.           5 yrs.             3 mos.
Expected volatility....................................     29.20%            27.31%             44.86%

                           HERCULES INVESTMENTS SARL

     The Company's net income for 2000, 1999 and 1998 would approximate the pro forma amounts below:

                                                        2000        1999       1998
                                                      --------    --------    -------
                                                          (DOLLARS IN THOUSANDS)
Net income
  As reported.......................................  $215,763    $137,779    $94,987
  Pro forma.........................................  $214,434    $136,521    $93,944

9. ADDITIONAL BALANCE SHEET DETAIL


                                                             2000             1999
                                                           ---------        ---------
                                                             (DOLLARS IN THOUSANDS)
Property, plant, and equipment
  Land...................................................  $   7,240        $   8,870
  Buildings and equipment................................    533,902          773,185
  Construction in progress...............................         --              682
                                                           ---------        ---------
          Total..........................................    541,142          782,737
Accumulated depreciation and amortization................   (265,817)        (395,080)
                                                           ---------        ---------
  Net property, plant, and equipment.....................  $ 275,325        $ 387,657
                                                           =========        =========
Accrued expenses
  Payroll and employee benefits..........................  $  14,395        $  29,131
  Income taxes payable...................................      4,966           17,671
  Restructuring..........................................     12,743           26,546
  Environmental..........................................      9,300              800
  Other..................................................      6,110           15,560
                                                           ---------        ---------
                                                           $  47,514        $  89,708
                                                           =========        =========


10. GOODWILL AND OTHER INTANGIBLES ASSETS

     At December 31, 2000 and 1999, the goodwill and other intangible assets were:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Goodwill....................................................  $241,109     $312,151
Other intangibles...........................................     7,820        9,554
                                                              --------     --------
Total.......................................................   248,929      321,705
Less accumulated amortization...............................   (24,779)     (21,299)
                                                              --------     --------
     Net goodwill and other intangible assets...............  $224,150     $300,406
                                                              ========     ========

     Goodwill and other intangible assets primarily represent amounts capitalized from the Hercules acquisition of BetzDearborn (Note 1).

11. RESTRUCTURING


     The consolidated balance sheet reflects liabilities for employee severance benefits and other exit costs, primarily related to the plans initiated upon the creation of the European Shared Service Center in 1997 and the acquisition of BetzDearborn in 1998. In the fourth quarter of 2000, we committed to a plan relating to the restructuring of several entities. As a result of these plans, we estimate that in total approximately

                           HERCULES INVESTMENTS SARL

512 employees will be terminated, of which approximately 461 employee terminations have occurred since inception of the aforementioned plans. These employees come from various parts of the business, including but not limited to manufacturing, support functions and research.

     Pursuant to the plans in place to merge the operations of BetzDearborn with Hercules and to rationalize the support infrastructure and other existing operations, facilities were closed and in total approximately 393 employees were terminated during 1999. Cash payments for the year included $13.2 million for severance benefits and other exit costs. As a result of the completion of plans to exit former BetzDearborn activities, a $9 million increase in employee severance benefits was reflected in the finalization of the purchase price allocation. We lowered the estimates of severance benefits related to the implementation of the European Shared Service Center by $1.3 million due to a suspension of implementations, while increasing the estimates of other plans by $13.9 million due to the identification of additional facilities for closure. These amounts were charged to operating expense.


     In 2000, in total approximately 68 employees were terminated and $13.6 million cash was paid in severance benefits and other exit costs. The estimate for the remaining plans was decreased by $3.3 million against goodwill due to lower than planned severance benefits as the result of higher than anticipated attrition, with voluntary resignations not requiring the payment of termination benefits. The estimate for the plans related to the shared services center were decreased by $1.7 million against operating expense.


     Severance benefits payments are based on years of service and generally continue for 3 months to 24 months subsequent to termination. We expect to substantially complete remaining actions under the plans in 2001. A reconciliation of activity with respect to the liabilities established for these plans is as follows:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Balance at beginning of year................................  $ 26,546     $ 27,190
Cash payments...............................................   (13,556)     (13,195)
Additional termination benefits and exit costs..............     4,731       13,840
Reversals against goodwill..................................    (3,320)          --
Reversals against earnings..................................    (1,658)      (1,289)
                                                              --------     --------
Balance at end of year......................................  $ 12,743     $ 26,546
                                                              ========     ========

                           HERCULES INVESTMENTS SARL

12. PENSION

     The Company has a number of pension plans in Europe, covering substantially all employees. The following chart lists benefit obligations, plan assets, and funded status of the plans.

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
CHANGE IN BENEFIT OBLIGATION
  Benefit obligation at January 1...........................  $ 37,408     $ 40,009
  Service cost..............................................       842        1,510
  Interest cost.............................................     1,388        2,258
  Reclassification of assets for plan settlement............      (416)
  Settlements and transfers.................................   (10,612)          --
  Translation difference....................................    (3,108)      (5,395)
  Actuarial loss (gain).....................................       111         (171)
  Benefits paid from plan assets............................       (10)          (8)
  Benefits paid by company..................................      (523)        (795)
                                                              --------     --------
Benefit obligation at December 31...........................  $ 25,080     $ 37,408
                                                              ========     ========
CHANGE IN PLAN ASSETS
  Fair value of plan assets at January 1....................     2,817        2,883
  Actual return on plan assets..............................        22          (60)
  Settlements and transfers.................................    (1,109)          --
  Company contributions (refund)............................       122          398
  Translation difference....................................      (233)        (396)
  Benefits paid from plan assets............................       (10)          (8)
                                                              --------     --------
  Fair value of plan assets at December 31..................  $  1,609     $  2,817
                                                              ========     ========
Funded status of the plans..................................   (23,471)     (34,591)
Unrecognized actuarial loss (gain)..........................     1,876        1,631
Unrecognized prior service cost (benefit)...................       119          141
Unrecognized net transition obligation......................       719        4,733
                                                              --------     --------
Prepaid (accrued) benefit cost..............................  $(20,757)    $(28,086)
                                                              ========     ========
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION
  CONSIST OF:
  Accrued benefit liability.................................   (20,757)     (28,086)
                                                              --------     --------
                                                              $(20,757)    $(28,086)
                                                              ========     ========
ASSUMPTIONS AS OF DECEMBER 31
  Weighted-average discount rate............................      5.75%        6.00%
  Expected return on plan assets............................      6.50%        6.50%
  Rate of compensation increase.............................      3.50%        3.75%

                           HERCULES INVESTMENTS SARL

                                                               PENSION BENEFITS
                                                          ---------------------------
                                                           2000       1999      1998
                                                          -------    ------    ------
COMPONENTS OF NET PERIOD PENSION COST
Service cost............................................  $   842    $1,510    $  877
Interest cost...........................................    1,388     2,258     1,631
Return on plan assets (expected)........................      (36)      (98)      (64)
Amortization and deferrals..............................      (17)      (14)      (72)
Gain on settlements.....................................   (8,675)       --        --
Amortization of prior service cost......................       10        12        12
Amortization of transition asset........................    2,129       351       362
                                                          -------    ------    ------
Benefit (credit) cost...................................  $(4,359)   $4,019    $2,746
                                                          =======    ======    ======

     The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefits obligations in excess of plan assets were $23,562 thousand, $19,780 thousand and $0, respectively, as of December 31, 2000 and $36,766 thousand, $28,900 thousand and $1,334 thousand, respectively, as of December 31, 1999.

     The Company's employees in The Netherlands participate in a multi-employer pension fund which is administered by an affiliated company. Contribution amounts are based upon costs allocated to the Company by the Plan administrator. Pension costs/(benefits) relating to the multi-employer plan were ($428) thousand, $199 thousand and ($2,136) thousand in 2000, 1999 and 1998, respectively.

13. OTHER OPERATING INCOME AND EXPENSES, NET


     Other operating income and expenses, net, in 2000 include a gain of $167,566 thousand from the sale of the Food Gums division. On September 28, 2000, the Company sold its Food Gums division to CP Kelco, a joint venture with Lehman Brothers Merchant Banking Partners II, L.P., which contributed approximately $300 million in equity. The Company received a note of approximately $248 million from Hercules, which collected the original cash proceeds, recorded tax expenses of approximately $61 million and retained a 28.57% equity position in CP Kelco. CP Kelco simultaneously acquired Kelco biogums business of Pharmacia Corporation (formerly Monsanto Corporation). Other operating expenses, net, also include Hercules Group affiliate royalty costs, net restructuring costs, environmental costs, net losses on asset dispositions and foreign currency losses totaling $22,471 thousand, $3,073 thousand, $8,500 thousand, $1,617 thousand and $43 thousand, respectively.



     Other operating expenses, net, in 1999 include Hercules Group affiliate royalty costs of $27,318 thousand, a gain on sale of investments of $13,302 thousand, net restructuring costs of $12,551, environmental costs of $800 thousand, net losses on asset dispositions of $184 thousand and foreign currency losses amounting to $289 thousand.



     Other operating expenses, net, in 1998 include Hercules Group affiliate royalty costs of $21,029 thousand, net restructuring costs of $16,072, net gains on asset dispositions of $506 thousand and foreign currency losses amounting to $1,114 thousand.


14. INTEREST AND DEBT EXPENSE

     No interest and debt costs were capitalized during 1998, 1999 and 2000. The costs incurred are presented separately in the statement of income.

                           HERCULES INVESTMENTS SARL

15. OTHER INCOME (EXPENSE), NET

     Other income (expense), net, consists of the following:


                                                         2000       1999       1998
                                                        -------    -------    -------
                                                           (DOLLARS IN THOUSANDS)
Interest income, net..................................  $11,124    $ 9,742    $ 1,920
Rent..................................................       27         (6)        12
Miscellaneous income (expense), net...................      309     (4,532)    (3,600)
                                                        -------    -------    -------
                                                        $11,460    $ 5,204    $(1,668)
                                                        =======    =======    =======


16. INCOME TAXES

     A summary of the components of the tax provision follows:

                                                         2000       1999       1998
                                                        -------    -------    -------
                                                           (DOLLARS IN THOUSANDS)
Current...............................................  $31,884    $48,052    $60,156
Deferred..............................................   14,360     12,967        579
                                                        -------    -------    -------
Provision for income taxes............................  $46,244    $61,019    $60,735
                                                        =======    =======    =======

     Deferred tax liabilities (assets) at December 31 consist of:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Depreciation................................................  $(41,661)    $(52,772)
Goodwill amortization.......................................    (8,819)     (10,823)
Stock valuation.............................................    (2,207)      (2,498)
Intangible asset............................................    (1,385)          --
Insurance provision.........................................    (4,989)      (6,037)
Replacement provision.......................................    (3,282)      (3,776)
Other.......................................................    (2,151)      (2,357)
                                                              --------     --------
Gross deferred tax liabilities..............................   (64,494)     (78,263)
                                                              --------     --------
Loss carryforwards..........................................     2,959        2,730
Inventory provision.........................................     2,551        4,124
Other.......................................................     2,239        2,972
                                                              --------     --------
Gross deferred tax assets...................................     7,749        9,826
                                                              --------     --------
Valuation allowance.........................................      (703)        (829)
                                                              --------     --------
                                                              $(57,448)    $(69,266)
                                                              ========     ========

                           HERCULES INVESTMENTS SARL

     A reconciliation of the statutory income tax rate to the effective rate follows:


                                                              2000     1999    1998
                                                              -----    ----    ----
Statutory income tax rate...................................   37.5%   37.5%   37.5%
Non-deductible expenses.....................................    5.1%    1.8%    1.6%
Non-taxable income..........................................   (4.9)%  (1.6)%  (3.5)%
Tax rate differences on subsidiary earnings.................   (1.4)%  (1.2)%   0.7%
Income (loss) from equity investments in affiliates.........    0.7%    0.1%    0.2%
Gain on sale of investment..................................  (24.0)%  (3.3)%   0.0%
Other.......................................................    4.7%    2.6%    2.5%
                                                              -----    ----    ----
Effective tax rate..........................................   17.7%   30.7%   39.0%
                                                              =====    ====    ====


     The net operating losses have a carryforward period ranging from 5 years to indefinite, but may be limited in their use in any given year.

17. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company has operating leases (including office space, transportation, and data processing equipment) expiring at various dates. Rental expense was $8,076 thousand, $8,786 thousand and $5,457 thousand in 2000, 1999 and 1998, respectively.

     At December 31, 2000, minimum rental payments under noncancelable leases aggregated $24,236 thousand. The net minimum payments over the next five years and thereafter are $7,694 thousand in 2001, $5,197 thousand in 2002, $3,024 thousand in 2003, $1,161 thousand in 2004, $1,630 thousand in 2005 and $5,530 thousand beyond 2005.

  Litigation

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of the Company's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

  Environmental

     The Company has potential liability in connection with obligations to authorities of various EU countries in which it has manufacturing facilities, and to private parties pursuant to contract, for the cost of environmental investigation and/or cleanup at several sites. The estimated range of the reasonably possible share of costs for the investigation and cleanup is between $5,000 thousand and $12,000 thousand. The actual costs will depend upon numerous factors, including the actual methods of remediation required or agreed to; outcomes of negotiations with regulatory authorities and private parties; changes in environmental laws and regulations; technological developments; and the years of remedial activity required, which could range from 0 to 30 years.

     The Company becomes aware of its obligations relating to sites in which it may have liability for the costs of environmental investigations and/or remedial activities through correspondence from government authorities, or through correspondence from companies with which the Company has contractual obligations, who either request information or notify us of our potential liability. We have established procedures for identifying environmental issues at our plant sites. In addition to environmental audit programs, we have environmental

                           HERCULES INVESTMENTS SARL
coordinators who are familiar with environmental laws and regulations and act as a resource for identifying environmental issues.

     In December 2000, PFW Aroma Chemicals B.V., a company that in 1996 purchased from the Company a Fragrances Plant in Barneveld, NL, submitted a claim of 7,295 thousand EURO. The claim seeks payment of costs alleged to be owed under the 1996 Agreement between the parties. The claim generally alleges that the Company is obligated to pay for the costs of cleaning up contamination at the Barneveld plant and to pay various costs relating to compliance with permit obligations. The Company has questioned its obligation to pay the amounts sought, and is currently in negotiations with PFW regarding this claim.

     On May 1, 2001, the Company sold a hydrocarbon resins manufacturing facility located in Middelburg, the Netherlands as part of the sale by Hercules of its Resins Division to Eastman Chemical Resins, Inc. Under the Purchase and Sale Agreement between the parties, Hercules retained certain specific liabilities relating to environmental conditions at the Middelburg hydrocarbon resins plant, including pre-existing contamination

     At December 31, 2000, the total accrued liability of $9,300 thousand for environmental remediation represents management's best estimate of the probable and reasonably estimable costs related to environmental remediation. The extent of liability is evaluated quarterly. The measurement of the liability is evaluated based on currently available information, including the process of remedial investigations at each site and the current status of negotiations with regulatory authorities regarding the method and extent of remediation that will be required and the negotiations regarding apportionment of costs among other private parties. While it is not feasible to predict the outcome of all pending suits and claims, the ultimate resolution of these environmental matters could have a material effect upon the results of operations and the financial position of the Company.

18. RELATED PARTY TRANSACTIONS

     The Company has entered into certain agreements with affiliated entities. These agreements were developed in the context of a Hercules Group/subsidiary relationship and therefore may not necessarily reflect the result of arm's-length negotiations between independent parties. All transactions described below are eliminated on consolidation of Hercules.


     Intercompany borrowing and interest: The Company has intercompany loans with Hercules affiliated entities. The loans with affiliates are included in net Hercules Group investment in the consolidated balance sheet. Interest paid to affiliated entities was $42,602 thousand, $2,581 thousand and $3,527 thousand in 2000, 1999 and 1998, respectively.



     Corporate, regional and other allocations: As discussed in Note 1, the consolidated financial statements of the Company reflect certain allocated support costs incurred by other entities in the Hercules group and incurred by the Company. These costs include executive, legal, accounting, tax, auditing, cash management, purchasing, human resources, safety, health and environmental, information management, investor relations and other corporate services. Allocations and charges included in the Company's consolidated financial statements were based either on a direct cost pass-through for items directly identified as related to the Company's activities; a percentage allocation for such services provided based on factors such as sales, net assets, cost of sales; or a relative weighting of geographic activity. These allocations are reflected in the selling, general and administrative line item in the consolidated statement of income. Such allocations and corporate charges totaled approximately $23,980 thousand, $31,596 thousand and $15,850 thousand in 2000, 1999 and 1998, respectively.


     Sales to affiliates: The Company sells raw material and finished goods inventory in the normal course of business to affiliated companies. The Company's revenues from sales to affiliated companies are presented separately in the consolidated statement of income.

                           HERCULES INVESTMENTS SARL

     Purchases from affiliates: The Company purchases in the normal course of business raw material and finished goods inventory from affiliated companies. The Company's purchases of inventory from affiliated companies are reflected in costs of sales in the consolidated statement of income and totaled $221,230 thousand, $241,737 thousand and $239,306 thousand in 2000, 1999 and 1998, respectively.


     Royalties: The Company entered into a license agreement in respect of the use of manufacturing formulations and specifications developed and owned by an affiliated entity. Total royalties accrued in respect of this agreement are included in the other operating (income) expense line item in the consolidated statement of income and totaled $22,471 thousand, $27,318 thousand and $21,029 thousand in 2000, 1999 and 1998, respectively.

19. DERIVATIVE INSTRUMENTS AND RISK MANAGEMENT

     The Company enters into forward-exchange contracts to hedge currency exposure.

  Notional Amounts and Credit Exposure of Derivatives

     The notional amounts of derivatives summarized below do not represent amounts exchanged by the parties and, thus, are not a measure of the exposure of the Company through its use of derivatives. The amounts exchanged are calculated on the basis of the notional amounts and the other terms of the derivatives, which relate to interest rates or exchange rates.

  Foreign Exchange Risk Management

     The Company has selectively used foreign currency forward contracts to offset the effects of exchange rate changes on reported earnings, cash flow, and net asset positions. The primary exposures are denominated in the U.S. Dollar, the Japanese Yen and the British Pound Sterling. Some of the contracts involve the exchange of two foreign currencies, according to local needs in foreign subsidiaries. The term of the currency derivatives is rarely more than three months. At December 31, 2000 and 1999, the Company had outstanding forward-exchange contracts to purchase foreign currencies aggregating $78,281 thousand and $176,516 thousand, respectively, and to sell foreign currencies aggregating $78,712 thousand and $175,958 thousand, respectively. The foreign exchange contracts outstanding at December 31, 2000 will mature during 2001.

  Fair Values

     The following table presents the carrying amounts and fair values of the Company's financial instruments at December 31, 2000 and 1999:

                                                      2000                      1999
                                             ----------------------    ----------------------
                                             CARRYING                  CARRYING
                                              AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                             --------    ----------    --------    ----------
                                                          (DOLLARS IN THOUSANDS)
Foreign exchange contracts.................   $(430)       $(430)        $557         $557

The carrying amount represents the net unrealized gain or net interest payable associated with the contracts at the end of the period. Fair values of derivative contracts are indicative of cash that would have been required had settlement been December 31, 2000. Foreign exchange contracts are valued based on year-end exchange rates. Net Hercules Group Investment

                           HERCULES INVESTMENTS SARL

20. NET HERCULES GROUP INVESTMENT

     Changes in Net Hercules Group Investment were as follows:

Balance, January 1, 1998....................................  $ 265,716
  Net income................................................     94,987
  Other comprehensive income................................     16,306
  Intercompany transactions, net............................    317,580
                                                              ---------
Balance, December 31, 1998..................................    694,589
  Net income................................................    137,779
  Other comprehensive income................................    (49,869)
  Intercompany transactions, net............................    (95,424)
                                                              ---------
Balance, December 31, 1999..................................    687,075
  Net income................................................    215,763
  Other comprehensive income................................    (71,025)
  Intercompany transactions, net............................   (398,179)
                                                              ---------
Balance, December 31, 2000..................................  $ 433,634
                                                              =========

     The Company includes accumulated other comprehensive income in net Hercules Group investment. At December 31, 2000, 1999 and 1998, accumulated other comprehensive income consisted of foreign currency translation adjustments.

21. SUBSEQUENT EVENT

     On May 1, 2001, Hercules completed the sale of its hydrocarbon resins divisions and select portions of its rosin resins divisions to Eastman Chemical Company. In addition, on May 31, 2001, Hercules completed the sale of its peroxy chemicals business to GEO Specialty Chemicals, Inc.

                                   WSP, INC.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of Hercules Incorporated
  Wilmington, Delaware

     In our opinion, the accompanying balance sheets and the related statements of operations and comprehensive (loss) income and of cash flows present fairly, in all material respects, the financial position of WSP, Inc., a subsidiary of Hercules Incorporated at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America that require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

October 19, 2001

                                   WSP, INC.

            STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME


                                                                2000      1999      1998
                                                              --------   -------   ------
                                                                (DOLLARS IN THOUSANDS)
Interest income.............................................  $  2,452   $    --   $   --
Equity in (loss) income of affiliated company (Note 3)......   (25,895)   13,059    5,369
                                                              --------   -------   ------
(Loss) income before income taxes...........................   (23,443)   13,059    5,369
(Benefit) provision for income taxes (Note 7)...............    (8,205)    4,571    1,879
                                                              --------   -------   ------
Net (loss) income...........................................   (15,238)    8,488    3,490
Translation adjustments.....................................       910       627       --
                                                              --------   -------   ------
Comprehensive (loss) income.................................  $(14,328)  $ 9,115   $3,490
                                                              ========   =======   ======



                  The accompanying notes are an integral part

                          of the financial statements.

                                   WSP, INC.

                                 BALANCE SHEETS


                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
Investments (Note 3)........................................  $126,138     $151,123
Deferred income taxes (Note 7)..............................     4,143           --
                                                              --------     --------
          Total assets......................................  $130,281     $151,123
                                                              ========     ========
LIABILITIES AND NET HERCULES GROUP INVESTMENT
Current liabilities
  Current tax liability (Note 7)............................  $    919     $     99
                                                              --------     --------
     Total current liabilities..............................       919           99
Deferred income taxes (Note 7)..............................        --        4,981
                                                              --------     --------
          Total liabilities.................................       919        5,080
Commitments and contingencies (Note 4)......................        --           --
Net Hercules Group Investment (Note 5)......................   129,362      146,043
                                                              --------     --------
          Total liabilities and Net Hercules Group
            Investment......................................  $130,281     $151,123
                                                              ========     ========



                  The accompanying notes are an integral part

                          of the financial statements.

                                   WSP, INC.


                            STATEMENTS OF CASH FLOW



                                                                 YEAR ENDED DECEMBER 31,
                                                            ---------------------------------
                                                              2000        1999        1998
                                                            --------    --------    ---------
                                                                 (DOLLARS IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss) income.........................................  $(15,238)   $  8,488    $   3,490
Adjustments to reconcile net (loss) income to net cash
  provided by operations:
  Accruals and deferrals of cash receipts and payments:
     Affiliates' losses (earnings) in excess of dividend
       received...........................................    25,895     (13,059)      (5,369)
     Accounts payable and accrued expenses................       820         (17)         116
     Deferred taxes.......................................    (9,124)      4,472          509
                                                            --------    --------    ---------
       Net cash (used in) provided by operations..........     2,353        (116)      (1,254)
                                                            --------    --------    ---------
CASH FLOW FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired........................        --          --     (130,253)
                                                            --------    --------    ---------
       Net cash used in investing activities..............        --          --     (130,253)
                                                            --------    --------    ---------
CASH FLOW FROM FINANCING ACTIVITIES:
Transfers (to) from Hercules group........................    (2,353)        116      131,507
                                                            --------    --------    ---------
       Net cash (used in) provided by financing
          activities......................................    (2,353)        116      131,507
                                                            --------    --------    ---------
Net (decrease) increase in cash and cash equivalents......        --          --           --
Cash and cash equivalents at beginning of year............        --          --           --
                                                            --------    --------    ---------
Cash and cash equivalents at end of year..................        --          --           --
                                                            ========    ========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
  Income taxes paid, net..................................        99         116        1,254



                  The accompanying notes are an integral part

                          of the financial statements.

                                   WSP, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION


     WSP, Inc. ("WSP"), a U.S. holding company, is owned 100% by Hercules Incorporated ("Hercules"). WSP owns 0.5818% of Aqualon Company, a U.S. partnership that is engaged in providing products and services to manage the properties of aqueous (water-based) systems. WSP also owns 49% of FiberVisions L.L.C., a limited liability corporation that serves worldwide polypropylene non-woven fiber used to make disposable hygiene products.


     Historically, separate company stand-alone financial statements were not prepared for WSP. In November 2000, Hercules amended its senior credit facility and ESOP credit facility (the "Facilities"). The Facilities, as amended, are secured by liens on Hercules' property and assets (and those of Hercules' Canadian Subsidiaries), a pledge of the stock and partnership interests of substantially all of Hercules' domestic subsidiaries (including WSP) and 65% of the stock of foreign subsidiaries directly owned by Hercules, and a pledge of Hercules' domestic intercompany indebtedness. These financial statements present the financial information on WSP, a collateral party to the Hercules debt, based on Hercules' understanding of Securities and Exchange Commission's interpretation and application of Rule 3-16 under the Securities and Exchange Commission's Regulation S-X. These statements were derived from historical accounting records.

     WSP participates in Hercules' centralized cash management system. Accordingly, cash received from WSP operations is transferred to Hercules on a periodic basis, and Hercules funds all operational and capital requirements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition


     WSP recognizes revenue, including interest income, when the earnings process is complete.


  Cash and Cash Equivalents

     Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value because of the short maturity of these instruments.


INVESTMENTS



     Investments in affiliated companies with a 20% or greater ownership interest in which the Company has significant influence are accounted for using the equity method of accounting. Accordingly, these investments are included in investments in affiliates on the Company's balance sheet and the income or loss from these investments is included in equity in (loss) income of affiliated companies in the Company's statement of income.



     Investments in affiliated companies in which the Company does not have a controlling interest, or an ownership and voting interest so large as to exert significant influence, are accounted for using the cost method of accounting. Accordingly, these investments are included in investments in affiliates on the Company's balance sheet.

                                   WSP, INC.

  Income Taxes


     The Company's operations have historically been included in the consolidated income tax returns filed by its parent. Income tax expense in the accompanying financial statements has been computed assuming the Company filed separate income tax returns. Differences between this calculation of income taxes currently payable and consolidated amounts reported in the consolidated financial statements of the parent have been reflected as Net Hercules Group Investment.


  Net Hercules Group Investment

     The Net Hercules Group Investment account reflects the balance of WSP's historical earnings, intercompany amounts, income taxes, taxes accrued and deferred, foreign currency translation and other transactions between WSP and the Hercules Group.

  New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133, as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging
Activities -- Deferral of the Effective Date of FASB Statement No. 133" and Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. This statement, as amended, is effective for all fiscal quarters of fiscal years beginning after December 31, 2000. The adoption of SFAS No. 133 did not have a material effect on its earnings or statement of financial position.

     In December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101). This pronouncement provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, guidance is provided with respect to the recognition, presentation and disclosure of revenue in the financial statements. Adoption of SAB 101, as amended by SAB Nos. 101A and 101B, was to be effective October 1, 2000. Adoption of SAB 101 did not have a material effect on our profit from operations.

3. INVESTMENTS

     Total investments in affiliated companies were as follows:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Investment in FiberVisions L.L.C. ..........................  $124,323     $149,308
Investment in Aqualon Company...............................     1,815        1,815
                                                              --------     --------
Total Investments...........................................  $126,138     $151,123
                                                              ========     ========

     Summarized financial information for FiberVisions, L.L.C. at December 31 2000 and 1999 and the years then ended is as follows:

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Current assets..............................................  $ 68,290     $ 70,676
Non-current assets..........................................   322,085      390,313
Current liabilities.........................................    45,535       47,711
Other non-current liabilities...............................    53,919       70,141

                                   WSP, INC.

                                                                2000         1999
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Net sales...................................................  $251,859     $253,648
Gross profit................................................    28,726       59,952
Net earnings................................................   (52,846)      26,650


     The summarized financial information above does not include certain intercompany assets and liabilities recorded in FiberVisions, L.L.C. These intercompany accounts have been reclassified to the Net Hercules Group Investment in accordance with the Company's accounting policy (see Note 2).



4. COMMITMENTS AND CONTINGENCIES


     WSP currently and from time to time is involved in litigation incidental to the conduct of its business. In the opinion of WSP's management, none of such litigation as of December 31, 2000 is likely to have a material adverse effect on the financial position and results of operations of WSP.


5. NET HERCULES GROUP INVESTMENT


     Changes in net Hercules Group Investment were as follows:


                                                              (DOLLARS IN
                                                              THOUSANDS)
Balance, January 1, 1998....................................   $  1,815
  Net income................................................      3,490
  Other comprehensive income................................         --
  Intercompany transactions, net............................    131,507
                                                               --------
Balance, December 31, 1998..................................    136,812
  Net income................................................      8,488
  Other comprehensive income................................        627
  Intercompany transactions, net............................        116
                                                               --------
Balance, December 31, 1999..................................    146,043
  Net loss..................................................    (15,238)
  Other comprehensive income................................        910
  Intercompany transactions, net............................     (2,353)
                                                               --------
Balance, December 31, 2000..................................   $129,362
                                                               ========



6. ACQUISITIONS AND DIVESTITURES


     In July 1998, WSP acquired 49% of the shares of FiberVisions, LLC. This transaction was funded by Hercules and was recognized as an increase in equity investment by WSP.


7. INCOME TAXES


     The domestic components of income before taxes are presented below:

                                                          2000       1999       1998
                                                        --------    -------    ------
                                                           (DOLLARS IN THOUSANDS)
Domestic..............................................  $(23,443)   $13,059    $5,369
                                                        --------    -------    ------
                                                        $(23,443)   $13,059    $5,369
                                                        ========    =======    ======

                                   WSP, INC.

     A summary of the components of the tax provision follows:

                                                           2000       1999      1998
                                                          -------    ------    ------
                                                            (DOLLARS IN THOUSANDS)
Currently payable.......................................  $   919    $   99    $  116
Deferred................................................   (9,124)    4,472     1,763
                                                          -------    ------    ------
Provision for income taxes..............................  $(8,205)   $4,571    $1,879
                                                          =======    ======    ======


     Deferred tax (assets) liabilities at December 31, consist of the following:



                                                                 2000         1999
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Partnership basis...........................................   $(4,143)      $4,981
                                                               -------       ------
Gross deferred tax liabilities..............................        --        4,981
Gross deferred tax assets...................................    (4,143)          --
                                                               -------       ------
                                                               $(4,143)      $4,981
                                                               =======       ======


     The effective tax rate for WSP was 35%.

                             HERCULES INCORPORATED
                                 Exchange Offer

                            for $400,000,000 of its

                         11 1/8% Senior Notes Due 2007

                             ----------------------
                                   PROSPECTUS

                              OCTOBER      , 2001

                             ----------------------

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Hercules Incorporated since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date.

     Broker-dealers that effect transactions in these securities, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the broker-dealers' obligation to deliver a prospectus when acting as underwriters.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Under the provisions of the Restated Certificate of Incorporation of Hercules Incorporated (the "Company"), each person who is or was a director or officer of the Company shall be indemnified by the Company as of right to the full extent permitted or authorized by the Delaware General Corporation Law. The respective certificates of incorporation of Athens Holdings, Inc., Chemical Technologies India, Ltd., Covington Holdings, Inc., FiberVisions Incorporated, Hercules Country Club, Inc. and Hercules Flavor, Inc. also provide that each person who is or was a director or officer of the corporation shall be indemnified as of right to the full extent permitted or authorized by the Delaware General Corporate Law. The by-laws of BetzDearborn China, Ltd. and Hercules International Limited also include such provision.



     Under such law, to the extent that such a person is successful on the merits or otherwise in defense of any action, suit or proceeding brought against him by reason of the fact that he is a director or officer of the company, he shall be indemnified against expenses, liability and loss including attorneys' fees reasonably incurred in connection therewith.



     If unsuccessful in defense of a third-party civil suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines, penalties and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.



     If unsuccessful in defense of a suit brought by or in the right of the company, or if such suit is settled, such a person shall be indemnified under such law only against expenses including attorney's fees incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the company except that if such a person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the company, he cannot be indemnified unless the Court of Chancery of the State of Delaware or any other court in which such action or suit was brought determines that he is fairly and reasonably entitled to indemnity for such expenses.



     The respective certificates of incorporation of East Bay Realty Services, Inc., Hercules Chemical Corporation and Hercules Credit, Inc. provide for the indemnification of directors and officers in a manner that is consistent with the Delaware General Corporate Law. The respective by-laws of BetzDearborn Europe, Inc., BL Chemicals Inc., BL Technologies, Inc., BLI Holding, Inc., DRC Ltd., Hercules Shared Services Corporation and HISPAN Corporation also include such provision.



     Under provisions of the Restated Certificate of Incorporation, a director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time. Additionally, the respective certificates of incorporation of Athens Holdings, Inc., Covington Holdings, Inc., BetzDearborn China, Ltd., BL Technologies, Inc., BLI Holding, Inc., Chemical Technologies India, Ltd., DRC Ltd., East Bay Realty Services, Inc., FiberVisions Incorporated, Hercules Country Club, Inc., Hercules Flavor, Inc., Hercules International Limited, Hercules Shared Services Corporation and WSP, Inc. also contain the same or a similar provision.



     The Company has purchased liability insurance policies which provide specified coverage for certain liabilities incurred by officers and directors in their capacities as such. The respective certificates of incorporation of Hercules Chemical Corporation, Hercules Credit, Inc., Hercules Country Club, Inc., Hercules Flavor, Inc., Hercules International Limited and East Bay Realty Services, Inc. also provide for the purchase or maintenance of insurance on each company's own behalf and on behalf of any indemnified party. The by-laws of HISPAN Corporation also include a similar provision.

     The stockholders of the Company have also approved a form of indemnification agreement to be entered into between the Company and its directors and officers, which provides for indemnification to the extent permitted by Delaware law and, in addition, sets forth the procedures for determining entitlement to indemnification, the manner of the advancement of expenses, remedies of the indemnitee and certain other matters of a similar nature. The Company has entered into such agreements with all of its officers and directors.


     Hercules Euro Holdings, LLC, FiberVisions, L.L.C., Hercules International Limited, LLC and Hercules Investments, LLC are limited liability companies organized under the laws of the State of Delaware. Section 108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.



     Under the provisions of the respective limited liability company agreements of Hercules Euro Holdings, LLC, FiberVisions, L.L.C., Hercules International Limited, LLC and Hercules Investments, LLC, (i) none of the members or any officers, directors, stockholders, managers, partners, employees, affiliates, representatives or agents of the member, nor any manager, officer, employee, representative or agent of the company or any of its affiliates shall be liable to the company or any other person for any act or omission related to the company taken or omitted in good faith in the reasonable belief that such act or omission was in or was not contrary to the best interests of the company and was within the scope properly granted to such person, provided that such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence and (ii) the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the company, and no member shall be obligated personally for any such debt, obligation or liability of the company solely by reason of being the member or participating in the management of the company. Additionally, the respective limited liability company agreements of Hercules Euro Holdings, LLC, Hercules International Limited, LLC and Hercules Investments, LLC provide that each member, manager and each director, stockholder, manager and partner of such member shall be indemnified by the company to the fullest extent permitted by law in connection with the management of the property, business and affairs of the company, provided that such indemnified party has not engaged in fraud, willful misconduct, bad faith or gross negligence.



     The respective limited liability company agreements of Hercules Euro Holdings, LLC, FiberVisions, L.L.C., Hercules International Limited, LLC and Hercules Investments, LLC also provide for the purchase and maintenance of insurance on behalf of the indemnified party.



     FiberVisions, L.P. is a limited partnership organized under the State of Delaware's Revised Uniform Limited Partnership Act. Under such law, subject to standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The limited partnership agreement of FiberVisions, L.P. provides that (i) the general partner, FiberVisions Products, Inc., will not be liable as such to any other partner or any other person for any reason, absent fraud, willful misconduct or gross negligence, or for any act or omission in good faith and within the scope of authority conferred upon the general partner by the limited partnership agreement and (ii) the partnership shall indemnify the general partner in connection with any act or omission made in good faith, provided that such indemnified party has not engaged in fraud, willful misconduct, bad faith or gross negligence.



     Aqualon Company and Hercules Finance Company are partnerships organized under the laws of the State of Delaware. The partnership agreement of Aqualon Company provides that it shall indemnify each member of the partnership committee or any subcommittee thereof to the fullest extent then permitted by applicable law in each and every situation where the partnership is obligated or permitted to make such indemnification under such law. The partnership agreement of Hercules Finance Company provides that it shall indemnify each officer and the representatives of each partner in the partnership to the fullest extent then permitted by applicable law in each and every situation where the partnership is obligated or permitted to make such indemnification under such law. Both partnership agreements provide for the purchase and maintenance of insurance on behalf of the indemnified party.



     BetzDearborn Inc. and BetzDearborn International, Inc. are incorporated under the laws of the Commonwealth of Pennsylvania. Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law provides generally that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of or serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she is determined by the board of directors, or in certain circumstances by independent legal counsel to the shareholders, to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful. In the case of actions by or in the right of the corporation, indemnification is not permitted in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation except to the extent a court determines that the person is fairly and reasonably entitled to indemnification. In any case, to the extent that the person has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Subchapter D of Chapter 17 also provides that the indemnification permitted or required thereby is not exclusive of any other rights to which a person seeking indemnification may be entitled.



     The bylaws of BetzDearborn, Inc. provide that no director of the corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action in his capacity as a director unless the director has breached or failed to perform his duties as a director in good faith, in a manner he reasonably believed to be in the best interest of the corporation and with such care as a person of ordinary prudence would use under similar circumstances and such breach or failure to perform his duties constitutes self-dealing, willful misconduct or recklessness.



     The respective bylaws of BetzDearborn, Inc. and BetzDearborn International, Inc. also provide for the indemnification of directors and officers in a manner that is consistent with the Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law.



     FiberVisions Products, Inc. is incorporated under the laws of the State of Georgia. The bylaws of FiberVisions Products, Inc. provide that the corporation shall indemnify, to the fullest extent permitted by the Georgia Business Corporation Code, any individual made a party to a proceeding because such individual is or was a director, against liability incurred in the proceeding, if such individual acted in a manner such individual believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such individual's conduct was unlawful.



     Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, pursuant to
Section 14-2-854 of the Georgia Business Corporation Code, a court may order a corporation to indemnify a director if such court determines the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsection (a) of

Section 14-2-851 of the Georgia Business Corporation Code or was adjudged liable as described in subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code.



     Section 14-2-852 of the Georgia Business Corporation Code provides that a corporation shall indemnify a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director against reasonable expenses incurred by him in connection with the proceeding.



     Section 14-2-857 of the Georgia Business Corporation Code provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 of the Georgia Business Corporation Code provides that a corporation may also indemnify an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.


     The organic documents of each corporate registrant, other than the Company and WSP, Inc., contain provisions that provide for indemnification of each registrant's respective officers and directors that are consistent with the laws of such registrant's jurisdiction of incorporation. The organic documents of WSP, Inc., a Delaware corporation, do not include any specific indemnification provisions. The organic documents of each non-corporate registrant contain similar provisions related to the indemnification of each registrant's members, managers, general partners and partners, or their representatives, as applicable.

     The foregoing summaries are necessarily subject to the complete text of the relevant statute or document.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     A complete listing of exhibits and financial statements required is given in the Exhibit Index, which precedes the exhibits filed with this Registration Statement, and in the Index to Financial Statements, which precedes the financial statements included in the prospectus which is a part of this Registration Statement.


ITEM 22.  UNDERTAKINGS.

     Each Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

          (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of a Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under the Trust Indenture Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a Registrant pursuant to the provisions described under Item 20 above or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Hercules Incorporated certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          HERCULES INCORPORATED

                                          By: /s/   WILLIAM H. JOYCE
                                            ------------------------------------
                                                      William H. Joyce
                                                        Chairman and
                                                  Chief Executive Officer


     We, the undersigned officers and directors of Hercules Incorporated, hereby severally constitute William H. Joyce, Fred G. Aanonsen, Stuart C. Shears and Israel J. Floyd, and any of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, this Amendment No. 1 to the Registration Statement and any and all other amendments, including post-effective amendments, to the Registration Statement and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Hercules Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to this Amendment No. 1 to the Registration Statement and any and all other amendments thereto.



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

               /s/ WILLIAM H. JOYCE                  Director and Principal            October 31, 2001
---------------------------------------------------  Executive Officer (Chairman
                 William H. Joyce                    and Chief Executive Officer)

               /s/ STUART C. SHEARS                  Principal Financial Officer       October 31, 2001
---------------------------------------------------  (Vice President and Treasurer)
                 Stuart C. Shears

               /s/ FRED G. AANONSEN                  Principal Accounting Officer      October 31, 2001
---------------------------------------------------  (Vice President and Controller)
                 Fred G. Aanonsen

                         *                           Director                          October 31, 2001
---------------------------------------------------
                 John G. Drosdick

                         *                           Director                          October 31, 2001
---------------------------------------------------
                 Richard Fairbanks

                         *                           Director                          October 31, 2001
---------------------------------------------------
                 Samuel J. Heyman

                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Alan R. Hirsig

                                                     Director                          October   , 2001
---------------------------------------------------
                 Edith E. Holiday

                                                     Director                          October   , 2001
---------------------------------------------------
                 Robert D. Kennedy

                         *                           Director                          October 31, 2001
---------------------------------------------------
                    Sunil Kumar

               /s/ JEFFREY M. LIPTON                 Director                          October 31, 2001
---------------------------------------------------
                 Jeffrey M. Lipton

                         *                           Director                          October 31, 2001
---------------------------------------------------
                 Peter McCausland

                                                     Director                          October   , 2001
---------------------------------------------------
                  Gloria Schaffer

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Paula A. Sneed

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Raymond Troubh

                                                     Director                          October   , 2001
---------------------------------------------------
                   Joe B. Wyatt

             *By: /s/ WILLIAM H. JOYCE
   ---------------------------------------------
               (William H. Joyce as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          AQUALON COMPANY

                                          By: /s/   FRED G. AANONSEN
                                            ------------------------------------
                                            Name:  Fred G. Aanonsen
                                            Title:   President and Controller


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----
               /s/ FRED G. AANONSEN                  President and Controller          October 31, 2001
---------------------------------------------------    (Principal Executive Officer
                 Fred G. Aanonsen                      and Principal Financial
                                                       Officer) and Member of
                                                       Partnership Committee

                         *                           Vice President and Treasurer and  October 31, 2001
---------------------------------------------------    Member of Partnership
                 Stuart C. Shears                      Committee

                         *                           Member of Partnership Committee   October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

                         *                           Member of Partnership Committee   October 31, 2001
---------------------------------------------------
                Monika Riese-Martin

                         *                           Member of Partnership Committee   October 31, 2001
---------------------------------------------------
                  Thomas F. Wertz

             *By: /s/ FRED G. AANONSEN
   ---------------------------------------------
               (Fred G. Aanonsen as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrants certify that they have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          ATHENS HOLDINGS, INC.
                                          COVINGTON HOLDINGS, INC.

                                          By: /s/   LESLIE B. SHOREY
                                            ------------------------------------
                                            Name:  Leslie B. Shorey
                                            Title:   President and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----
               /s/ LESLIE B. SHOREY                  President and Treasurer           October 31, 2001
---------------------------------------------------    (Principal Executive Officer,
                 Leslie B. Shorey                      Principal Financial Officer
                                                       and Principal Accounting
                                                       Officer) and Director

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Ilene Peterson

                         *                           Director                          October 31, 2001
---------------------------------------------------
                   Kari Johnson

*By: /s/ ISRAEL J. FLOYD
--------------------------------------------------
     (Israel J. Floyd as
     attorney-in-fact for
     the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          BETZDEARBORN CHINA, LTD.

                                          By: /s/      HANS HJORTH
                                            ------------------------------------
                                            Name:  Hans Hjorth
                                            Title:   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----
                  /s/ HANS HJORTH                    President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer) and Director
                    Hans Hjorth

               /s/ FRED G. AANONSEN                  Controller (Principal Financial   October 31, 2001
---------------------------------------------------    Officer)
                 Fred G. Aanonsen

                         *                           Vice President and Treasurer      October 31, 2001
---------------------------------------------------    (Principal Accounting Officer)
                 Stuart C. Shears

                                                     Director                          October   , 2001
---------------------------------------------------
                Kenneth R. Dunnill

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

*By: /s/ FRED G. AANONSEN
--------------------------------------------------
     (Fred G. Aanonsen as
     attorney-in-fact for
     the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrants certify that they have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          BETZDEARBORN EUROPE, INC.
                                          BETZDEARBORN INTERNATIONAL, INC.
                                          BL CHEMICALS INC.
                                          BL TECHNOLOGIES, INC.

                                          BLI HOLDING, INC.

                                          CHEMICAL TECHNOLOGIES INDIA, LTD.
                                          D R C LTD.

                                          By: /s/   CRAIG A. ROGERSON
                                            ------------------------------------
                                            Name:  Craig A. Rogerson
                                            Title:   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----
               /s/ CRAIG A. ROGERSON                 President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer) and Director
                 Craig A. Rogerson

                         *                           Assistant Treasurer (Principal    October 31, 2001
---------------------------------------------------    Financial Officer) and
                 Stuart C. Shears                      Director

                         *                           Treasurer (Principal Accounting   October 31, 2001
---------------------------------------------------    Officer)
                James J. Ingoldsby

                /s/ ISRAEL J. FLOYD                  Director                          October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

*By: /s/ ISRAEL J. FLOYD
--------------------------------------------------
     (Israel J. Floyd as
     attorney-in-fact for
     the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          BETZDEARBORN INC.

                                          By: /s/   CRAIG A. ROGERSON
                                            ------------------------------------
                                            Name:  Craig A. Rogerson
                                            Title:   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

               /s/ CRAIG A. ROGERSON                 President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer) and Director
                 Craig A. Rogerson

                         *                           Assistant Treasurer (Principal    October 31, 2001
---------------------------------------------------    Financial Officer) and
                 Stuart C. Shears                      Director

                         *                           Treasurer (Principal Accounting   October 31, 2001
---------------------------------------------------    Officer)
                James J. Ingoldsby

                         *                           Director                          October 31, 2001
---------------------------------------------------
                Dominick W. DiDonna

                /s/ ISRAEL J. FLOYD                  Director                          October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

             *By: /s/ ISRAEL J. FLOYD
   ---------------------------------------------
                (Israel J. Floyd as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          EAST BAY REALTY SERVICES, INC.

                                          By: /s/    ISAAC A. KEATON
                                            ------------------------------------
                                            Name:  Isaac A. Keaton
                                            Title:   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

                /s/ ISAAC A. KEATON                  President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer) and Director
                  Isaac A. Keaton

               /s/ FRED G. AANONSEN                  Vice President and Controller     October 31, 2001
---------------------------------------------------    (Principal Financial Officer)
                 Fred G. Aanonsen

                         *                           Treasurer and Assistant           October 31, 2001
---------------------------------------------------    Secretary (Principal
                 Stuart C. Shears                      Accounting Officer)

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Bruce W. Jester

             *By: /s/ FRED G. AANONSEN
   ---------------------------------------------
               (Fred G. Aanonsen as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          FIBERVISIONS INCORPORATED

                                          By: /s/     JOHN P. MURTA
                                            ------------------------------------
                                            Name:  John P. Murta
                                            Title:   President and Director


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

                 /s/ JOHN P. MURTA                   President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer) and Director
                   John P. Murta

                         *                           Treasurer (Principal Financial    October 31, 2001
---------------------------------------------------    Officer and Principal
                 Leslie B. Shorey                      Accounting Officer)

                         *                           Director                          October 31, 2001
---------------------------------------------------
               Kathleen J. Trzaskos

                         *                           Director                          October 31, 2001
---------------------------------------------------
                 Geoffrey E. Meyer

             *By: /s/ ISRAEL J. FLOYD
   ---------------------------------------------
                (Israel J. Floyd as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          FIBERVISIONS, L.L.C.

                                          By: /s/     JOHN P. MURTA
                                            ------------------------------------
                                            Name: John P. Murta
                                            Title:  President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

                 /s/ JOHN P. MURTA                   President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer)
                   John P. Murta

                         *                           Treasurer and Director of         October 31, 2001
---------------------------------------------------    Financial Control (Principal
                 Leslie B. Shorey                      Financial Officer and
                                                       Principal Accounting Officer)

                         *                           Member of Board of Managers       October 31, 2001
---------------------------------------------------
                Dominick W. DiDonna

                /s/ ISRAEL J. FLOYD                  Member of Board of Managers       October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

                         *                           Member of Board of Managers       October 31, 2001
---------------------------------------------------
                  Allen A. Spizzo

             *By: /s/ ISRAEL J. FLOYD
   ---------------------------------------------
                (Israel J. Floyd as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          FIBERVISIONS, L.P.

                                          By: /s/     JOHN P. MURTA
                                            ------------------------------------
                                            Name: John P. Murta
                                            Title:  President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

                 /s/ JOHN P. MURTA                   President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer) and Director of
                   John P. Murta                       General Partner, FiberVisions
                                                       Products, Inc.

                         *                           Treasurer and Director of         October 31, 2001
---------------------------------------------------    Financial Control (Principal
                 Leslie B. Shorey                      Financial Officer and
                                                       Principal Accounting Officer)

                         *                           Director of General Partner,      October 31, 2001
---------------------------------------------------    FiberVisions Products, Inc.
               Kathleen J. Trzaskos

                         *                           Director of General Partner,      October 31, 2001
---------------------------------------------------    FiberVisions Products, Inc.
                 Geoffrey E. Meyer

             *By: /s/ ISRAEL J. FLOYD
   ---------------------------------------------
                (Israel J. Floyd as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          FIBERVISIONS PRODUCTS, INC.

                                          By: /s/     JOHN P. MURTA
                                            ------------------------------------
                                            Name: John P. Murta
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

                 /s/ JOHN P. MURTA                   President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer) and Director
                   John P. Murta

                         *                           Treasurer and Director of         October 31, 2001
---------------------------------------------------    Financial Control (Principal
                 Leslie B. Shorey                      Financial Officer and
                                                       Principal Accounting Officer)

                         *                           Director                          October 31, 2001
---------------------------------------------------
               Kathleen J. Trzaskos

                         *                           Director                          October 31, 2001
---------------------------------------------------
                 Geoffrey E. Meyer

             *By: /s/ ISRAEL J. FLOYD
   ---------------------------------------------
                (Israel J. Floyd as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrants certify that they have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          HERCULES CHEMICAL CORPORATION
                                          HERCULES FLAVOR, INC.
                                          HERCULES INTERNATIONAL LIMITED
                                          HISPAN CORPORATION

                                          By: /s/   FRED G. AANONSEN
                                            ------------------------------------
                                            Name: Fred G. Aanonsen
                                            Title:  President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

               /s/ FRED G. AANONSEN                  President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer) and Director
                 Fred G. Aanonsen

                         *                           Vice President and Treasurer      October 31, 2001
---------------------------------------------------    (Principal Financial Officer
                 Stuart C. Shears                      and Principal Accounting
                                                       Officer) and Director

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Bruce W. Jester

             *By: /s/ FRED G. AANONSEN
   ---------------------------------------------
               (Fred G. Aanonsen as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          HERCULES COUNTRY CLUB, INC.

                                          By: /s/    ISRAEL J. FLOYD
                                            ------------------------------------
                                            Name: Israel J. Floyd
                                            Title:  President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----
                /s/ ISRAEL J. FLOYD                  President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer) and Director
                  Israel J. Floyd

                         *                           Treasurer (Principal Financial    October 31, 2001
---------------------------------------------------    Officer and Principal
               Thomas W. Hunsberger                    Accounting Officer) and
                                                       Director

                                                     Director                          October   , 2001
---------------------------------------------------
                  Thomas Celello

                         *                           Director                          October 31, 2001
---------------------------------------------------
                 Geoffrey E. Meyer

                                                     Director                          October   , 2001
---------------------------------------------------
                   Donald Peloso

                                                     Director                          October   , 2001
---------------------------------------------------
                    Ed Reznick

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Allen A. Spizzo

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Randal H. Tate

                                                     Director                          October   , 2001
---------------------------------------------------
                    Jane Witham

             *By: /s/ ISRAEL J. FLOYD
   ---------------------------------------------
                (Israel J. Floyd as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          HERCULES CREDIT, INC.

                                          By: /s/   FRED G. AANONSEN
                                            ------------------------------------
                                            Name:  Fred G. Aanonsen
                                            Title:   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

               /s/ FRED G. AANONSEN                  President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer)
                 Fred G. Aanonsen

                         *                           Vice President and Treasurer      October 31, 2001
---------------------------------------------------    (Principal Financial Officer
                 Stuart C. Shears                      and Principal Accounting
                                                       Officer) and Director

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

             *By: /s/ FRED G. AANONSEN
   ---------------------------------------------
               (Fred G. Aanonsen as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          HERCULES EURO HOLDINGS, LLC

                                          By: /s/   FRED G. AANONSEN
                                            ------------------------------------
                                            Name:  Fred G. Aanonsen
                                            Title:   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

               /s/ FRED G. AANONSEN                  President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer)
                 Fred G. Aanonsen

                         *                           Assistant Treasurer (Principal    October 31, 2001
---------------------------------------------------    Executive Officer and
                 Stuart C. Shears                      Principal Accounting Officer)

                         *                           Member of Board of Managers       October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

                         *                           Member of Board of Managers       October 31, 2001
---------------------------------------------------
                  Bruce W. Jester

             *By: /s/ FRED G. AANONSEN
   ---------------------------------------------
               (Fred G. Aanonsen as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          HERCULES FINANCE COMPANY

                                          By: /s/   FRED G. AANONSEN
                                            ------------------------------------
                                            Name:  Fred G. Aanonsen
                                            Title:   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

               /s/ FRED G. AANONSEN                  President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer) and Partner
                 Fred G. Aanonsen                      Representative

                         *                           Vice President and Treasurer      October 31, 2001
---------------------------------------------------    (Principal Financial Officer
                 Stuart C. Shears                      and Principal Accounting
                                                       Officer) and Partner
                                                       Representative

                         *                           Partner Representative            October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

                         *                           Partner Representative            October 31, 2001
---------------------------------------------------
                  Bruce W. Jester

             *By: /s/ FRED G. AANONSEN
   ---------------------------------------------
               (Fred G. Aanonsen as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          HERCULES INTERNATIONAL LIMITED, LLC

                                          By: /s/   FRED G. AANONSEN
                                            ------------------------------------
                                            Name: Fred G. Aanonsen
                                            Title:  President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

               /s/ FRED G. AANONSEN                  President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer) and Member of Board
                 Fred G. Aanonsen                      of Managers

                         *                           Vice President and Treasurer      October 31, 2001
---------------------------------------------------    (Principal Financial Officer
                 Stuart C. Shears                      and Principal Accounting
                                                       Officer) and Member of Board
                                                       of Managers

                         *                           Member of Board of Managers       October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

                         *                           Member of Board of Managers       October 31, 2001
---------------------------------------------------
                  Bruce W. Jester

             *By: /s/ FRED G. AANONSEN
   ---------------------------------------------
               (Fred G. Aanonsen as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          HERCULES INVESTMENTS, LLC

                                          By: /s/   FRED G. AANONSEN
                                            ------------------------------------
                                            Name: Fred G. Aanonsen
                                            Title:  President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----

               /s/ FRED G. AANONSEN                  President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer) and Member of Board
                 Fred G. Aanonsen                      of Managers

                         *                           Treasurer (Principal Financial    October 31, 2001
---------------------------------------------------    Officer and Principal
                 Stuart C. Shears                      Accounting Officer) and Member
                                                       of Board of Managers

                         *                           Member of Board of Managers       October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

                         *                           Member of Board of Managers       October 31, 2001
---------------------------------------------------
                  Bruce W. Jester

             *By: /s/ FRED G. AANONSEN
   ---------------------------------------------
               (Fred G. Aanonsen as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          HERCULES SHARED SERVICES
                                            CORPORATION


                                          By: /s/   ANNE T. SCHUMANN

                                            ------------------------------------

                                            Name: Anne T. Schumann


                                            Title:  President





     We, the undersigned officers and directors of Hercules Shared Services Corporation, hereby severally constitute William H. Joyce, Fred G. Aanonsen, Stuart C. Shears and Israel J. Floyd, and any of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, this Amendment No. 1 to the Registration Statement and any and all other amendments, including post-effective amendments, to the Registration Statement and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Hercules Shared Services Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to this Amendment No. 1 to the Registration Statement and any and all other amendments thereto.



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----
               /s/ ANNE T. SCHUMANN                  President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer)
                 Anne T. Schumann

               /s/ FRED G. AANONSEN                  Vice President and Controller     October 31, 2001
---------------------------------------------------    (Principal Financial Officer)
                 Fred G. Aanonsen                      and Director

                         *                           Treasurer (Principal Accounting   October 31, 2001
---------------------------------------------------    Officer) and Director
                 Stuart C. Shears

                         *                           Director                          October 31, 2001
---------------------------------------------------
               Edward V. Carrington

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Bruce W. Jester

             *By: /s/ FRED G. AANONSEN
   ---------------------------------------------
               (Fred G. Aanonsen as
               attorney-in-fact for
              the persons indicated)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 31, 2001.


                                          WSP, INC.

                                          By: /s/   FRED G. AANONSEN
                                            ------------------------------------
                                            Name: Fred G. Aanonsen
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   CAPACITY                    DATE
                     ---------                                   --------                    ----
               /s/ FRED G. AANONSEN                  President (Principal Executive    October 31, 2001
---------------------------------------------------    Officer) and Director
                 Fred G. Aanonsen

                         *                           Treasurer (Principal Financial    October 31, 2001
---------------------------------------------------    Officer and Principal
                 Stuart C. Shears                      Accounting Officer) and
                                                       Director

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Israel J. Floyd

                         *                           Director                          October 31, 2001
---------------------------------------------------
                  Bruce W. Jester

             *By: /s/ FRED G. AANONSEN
   ---------------------------------------------
               (Fred G. Aanonsen as
               attorney-in-fact for
              the persons indicated)

                                 EXHIBIT INDEX

NUMBER                   DESCRIPTION                       INCORPORATED BY REFERENCE TO
------                   -----------                       ----------------------------
 2.1       Agreement and Plan of Merger among         Exhibit 2.1, BetzDearborn Inc. Current
           Hercules, Water Acquisition Company and    Report on Form 8-K, filed July 30, 1998
           BetzDearborn Inc., dated July 30, 1998
 3.1       Restated Certificate of Incorporation      Exhibit 3-A, Annual Report on Form
           of Hercules, as revised and amended        10-K, filed March 26, 1993
           July 6, 1988
 3.2       Certificate of Amendment dated October     Exhibit 4.1a, Registration Statement on
           24, 1995, to Hercules' Restated            Form S-3, filed September 15, 1998
           Certificate of Incorporation as revised
           and amended July 5, 1998
 3.3       By-Laws of Hercules, as revised and        Exhibit 3-B, Annual Report on Form
           amended October 30, 1991                   10-K, filed March 26, 1993
 4.1       Officers' Certificate, dated as of         Exhibit 4.1, Current Report on Form
           March 17, 1999, pursuant to the Junior     8-K, dated March 17, 1999
           Subordinated Debentures Indenture
           between Hercules and Chase
 4.2       Form of Preferred Securities Guarantee     Exhibit 4.28, Amendment No. 1 to
           by Hercules and Chase, with respect to     Registration Statement on Form S-3,
           Hercules Trust I                           filed October 29, 1998
 4.3       Form of Amended and Restated Trust         Exhibit 4.13, Amendment No. 1 to
           Agreement of Hercules Trust I              Registration Statement on Form S-3,
                                                      filed October 29, 1998
 4.4       Form of 9.42% Trust Originated             Exhibit 4.2, Current Report on Form
           Preferred Securities of Hercules Trust     8-K, dated March 17, 1999
           I
 4.5       Form of 9.42% Junior Subordinated          Exhibit 4.3, Current Report on Form
           Deferrable Interest Debentures due 2029    8-K, dated March 17, 1999
 4.6       Officer's Certificate, dated as of July    Exhibit 4.1, Current Report on Form
           27, 1999, pursuant to the Junior           8-K, dated July 27, 1999
           Subordinated Debentures Indenture
           between Hercules and Chase, dated as of
           November 12, 1998
 4.7       Amended and Restated Trust Agreement of    Exhibit 4.2, Current Report on Form
           Hercules Trust II, dated as of July 27,    8-K, dated July 27, 1999
           1999, together with Annex I thereto
 4.8       Unit Agreement, dated July 27, 1999,       Exhibit 4.3, Current Report on Form
           among Hercules, Hercules Trust II and      8-K, dated July 27, 1999
           The Chase Manhattan Bank, as unit Agent
 4.9       Warrant Agreement, dated July 27, 1999,    Exhibit 4.4, Current Report on Form
           between Hercules and The Chase             8-K, dated July 27, 1999
           Manhattan Bank, as warrant agent
 4.10      Form of Series A Junior Subordinated       Exhibit 4.5, Current Report on Form
           Deferrable Interest Debentures             8-K, dated July 27, 1999
 4.11      Form of Trust II Preferred Securities      Exhibit 4.6, Current Report on Form
                                                      8-K, dated July 27, 1999
 4.12      Form of CRESTS Unit                        Exhibit 4.7, Current Report on Form
                                                      8-K, dated July 27, 1999
 4.13      Form of Warrant                            Exhibit 4.8, Current Report on Form
                                                      8-K, dated July 27, 1999

NUMBER                   DESCRIPTION                       INCORPORATED BY REFERENCE TO
------                   -----------                       ----------------------------
 4.14      Rights Agreement, dated as of August       Exhibit 4.1 to Hercules Registration of
           24, 2000, between Hercules Incorporated    Certain Classes of Securities on Form
           and Chase Mellon Shareholder Services,     8-A, filed August 10, 2000
           L.L.C.
 4.15      Indenture, dated as of November 14,        Exhibit 4-A, Quarterly Report on Form
           2000, between Hercules Incorporated, as    10-Q, filed November 14, 2000
           issuer, and Wells Fargo Bank Minnesota,
           N.A., as trustee (including the form of
           11 1/8% senior notes due 2007 included
           as Exhibit A thereto)
 4.16      Registration Rights Agreement, dated as    Exhibit 4-B Quarterly Report on Form
           of November 14, 2000, among Hercules       10-Q, filed November 14, 2000
           Incorporated and all of its domestic
           subsidiaries and Donaldson, Lufkin &
           Jenrette Securities Corporation and
           Credit Suisse First Boston Corporation,
           as the initial purchasers
 5.1*      Opinion of Ballard Spahr Andrews &
           Ingersoll as to the validity of the new
           notes and the related guarantees
 8.1*      Opinion of Ballard Spahr Andrews &
           Ingersoll, LLP as to certain tax
           matters
Hercules is party to several long-term debt instruments under which in each case the total amount of securities authorized does not exceed 10% of the total assets of Hercules. Hercules agrees to furnish a copy of such instruments to the Securities and Exchange Commission upon request.
10.1       Hercules Executive Survivor Benefit        Exhibit 10-D, Annual Report on Form
           Plan                                       10-K, filed March 27, 1981
10.2       Hercules Deferred Compensation Plan        Exhibit 10-I, Annual Report on Form
                                                      10-K, filed March 29, 1988
10.3       Hercules Annual Management Incentive       Exhibit 10-H, Annual Report on Form
           Compensation Plan                          10-K, filed March 26, 1993
10.4       Hercules Deferred Compensation Plan for    Exhibit 10-J, Annual Report Form 10-K,
           Nonemployee Directors                      filed March 26, 1993
10.5       Hercules Employee Pension Restoration      Exhibit 10-L, Annual Report on Form
           Plan                                       10-K, filed March 26, 1993
10.6       Form of Indemnification Agreement          Annex II, Notice of Annual Meeting and
           between Hercules and certain officers      Proxy Statement, dated February 19,
           and directors of Hercules                  1987
10.7       Employment Agreement effective August      Exhibit 10-T, Annual Report on Form
           1, 1998, between Hercules and Vincent      10-K, filed March 30, 1999
           J. Corbo
10.8       Hercules Amended and Restated Long Term    Exhibit 10-K, Annual Report on Form
           Incentive Compensation Plan                10-K, filed March 29, 2000
10.9       BetzDearborn Inc. Employee Stock           Exhibit 10-L, Annual Report on Form
           Ownership and 401(k) Plan                  10-K, filed March 29, 2000

NUMBER                   DESCRIPTION                       INCORPORATED BY REFERENCE TO
------                   -----------                       ----------------------------
10.10      Amended and Restated Credit Agreement,     Exhibit 10.2, Current Report on Form
           dated April 19, 1999, among Hercules,      8-K, dated April 19, 1999
           NationsBank, N.A., as Administrative
           Agent, and the lenders party thereto
10.11      Underwriting Agreement, dated March 12,    Exhibit 1.1, Current Report on Form
           1999, among Hercules, Hercules Trust I     8-K, dated March 17, 1999
           and the Underwriters named therein
10.12      CRESTS Units Underwriting Agreement,       Exhibit 1.1, Current Report on Form
           dated July 21, 1999, among Hercules,       8-K, dated July 27, 1999
           Hercules Trust II and the Underwriters
           named therein
10.13      Common Stock Underwriting Agreement,       Exhibit 1.2, Current Report on Form
           dated July 21, 1999, among Hercules and    8-K, dated July 27, 1999
           the Underwriters named therein
10.14      First Amendment to Amended and Restated    Exhibit 10-A, Quarterly Report on Form
           Credit Agreement, dated March 31, 2000,    10-Q, filed August 15, 2000
           among Hercules Incorporated,
           BetzDearborn Canada, certain
           subsidiaries of Hercules, the several
           banks and other financial institutions
           identified in the agreement and Bank of
           America, N.A., as administrative agent,
           and Bank of America Canada, as Canadian
           administrative agent
10.15      Second Amendment to Amended and            Exhibit 10-B, Quarterly Report on Form
           Restated Credit Agreement, dated July      10-Q, filed August 15, 2000
           26, 2000, among Hercules Incorporated,
           BetzDearborn Canada, certain
           subsidiaries of Hercules, the several
           banks and other financial institutions
           identified in the agreement and Bank of
           America, N.A., as administrative agent,
           and Bank of America Canada, as Canadian
           administrative agent
10.16      Share Purchase Agreement, dated as of      Exhibit 2-1, Current Report on Form
           August 10, 2000, among CP Kelco ApS        8-K, dated September 28, 2000
           (formerly known as Hercules Copenhagen
           ApS), Hercules Investment ApS, Hercules
           Incorporated, Lehman FG Newco, Inc.,
           WSP, Inc. and Hercules Holding BV/BVBA
10.17      Third Amendment to Amended and Restated    Exhibit 10-T, Annual Report on Form
           Credit Agreement, dated November 14,       10-K, filed April 17, 2001
           2000, among Hercules Incorporated,
           BetzDearborn Canada, certain
           subsidiaries of Hercules, the several
           banks and other financial institutions
           identified in the agreement, and Bank
           of America, N.A., as administrative
           agent, and Bank of America Canada, as
           Canadian administrative agent

NUMBER                   DESCRIPTION                       INCORPORATED BY REFERENCE TO
------                   -----------                       ----------------------------
10.18*     Note Purchase Agreement, dated as of
           June 19, 1989, between The Betz
           Laboratories, Inc. Employee Stock
           Ownership Trust Established by The Betz
           Laboratories, Inc. Employee Stock
           Ownership Plan and Betz Laboratories,
           Inc.
10.19**    Form of Change-of-Control Employment
           Agreements between Hercules
           Incorporated and each of Dominick W.
           DiDonna and Israel J. Floyd
10.20**    Resignation Agreement, dated as of
           October 17, 2000, between Hercules
           Incorporated and Vincent J. Corbo
10.21**    Letter Agreement, dated November 1,
           2000, between Hercules Incorporated and
           Harry J. Tucci
10.22      Letter Agreement, dated November 1,        Exhibit 10-B, Quarterly Report on Form
           2000, between Hercules Incorporated and    10-Q, filed May 16, 2001
           Thomas L. Gossage
10.23      Employment Agreement, effective as of      Exhibit 10-A, Quarterly Report on Form
           May 8, 2001, between Hercules              10-Q, filed May 16, 2001
           Incorporated and William H. Joyce
10.24**    Change-of-Control Employment Agreement,
           dated as of May 8, 2001, by and between
           Hercules Incorporated and William H.
           Joyce
10.25**    Form of Change-of-Control Employment
           Agreements, dated as of June 15, 2001,
           by and between Hercules Incorporated
           and each of Edward V. Carrington and
           Richard G. Dahlen
10.26**    Separation Agreement and General
           Release of Claims, dated June 22, 2001,
           between Hercules Incorporated and June
           B. Barry
10.27**    Separation Agreement and General
           Release of Claims, dated June 21, 2001,
           between Hercules Incorporated and
           George MacKenzie
10.28**    Change-of-Control Employment Agreement,
           dated as of July 2, 2001, by and
           between Hercules Incorporated and Fred
           G. Aanonsen
10.29**    Fourth Amendment to Amended and
           Restated Credit Agreement, dated July
           17, 2001, among Hercules Incorporated,
           BetzDearborn Canada, certain
           subsidiaries of Hercules, the several
           banks and other financial institutions
           identified in the agreement and Bank of
           America, N.A., as administrative agent,
           and Bank of America Canada, as Canadian
           administrative agent

NUMBER                   DESCRIPTION                       INCORPORATED BY REFERENCE TO
------                   -----------                       ----------------------------
10.30*     First Amendment to Note Purchase
           Agreement, dated as of June 25, 1996,
           among Betz Laboratories, Inc., Putnam
           Fiduciary Trust Company and The
           Prudential Insurance Company of America
10.31*     Second Amendment to Note Purchase
           Agreement, dated as of June 25, 1998,
           among BetzDearborn Inc., Putnam
           Fiduciary Trust Company and The
           Prudential Insurance Company of America
10.32*     Third Amendment and Assumption
           Agreement with respect to Note Purchase
           Agreement, dated as of December 31,
           1998, among BetzDearborn Inc., Putnam
           Fiduciary Trust Company, Hercules
           Incorporated and The Prudential
           Insurance Company of America
10.33*     Fourth Amendment with respect to Note
           Purchase Agreement, dated as of April
           19, 1999, among Hercules Incorporated,
           Putnam Fiduciary Trust Company and The
           Prudential Insurance Company of America
10.34*     Fifth Amendment with respect to Note
           Purchase Agreement, dated as of July
           26, 2000, among Hercules Incorporated,
           Putnam Fiduciary Trust Company and The
           Prudential Insurance Company of America
10.35*     Sixth Amendment with respect to Note
           Purchase Agreement, dated as of
           November 14, 2000, among Hercules
           Incorporated, Putnam Fiduciary Trust
           Company and The Prudential Insurance
           Company of America
10.36*     Seventh Amendment with respect to Note
           Purchase Agreement, dated as of July
           17, 2001, among Hercules Incorporated,
           Putnam Fiduciary Trust Company and The
           Prudential Insurance Company of America
12.1*      Statement re computation of ratio of
           earnings to fixed charges
21.1       Subsidiaries of Registrant                 See Part II, Item 8 on page 66 of
                                                      Annual Report on Form 10-K, filed April
                                                      17, 2001
23.1*      Consent of PricewaterhouseCoopers LLP
           with respect to Hercules Incorporated
23.2       Consent of PricewaterhouseCoopers LLP
           with respect to Aqualon Company
23.3       Consent of PricewaterhouseCoopers LLP
           with respect to BetzDearborn Canada,
           Inc.
23.4       Consent of PricewaterhouseCoopers LLP
           with respect to BetzDearborn Europe,
           Inc.

NUMBER                   DESCRIPTION                       INCORPORATED BY REFERENCE TO
------                   -----------                       ----------------------------
23.5       Consent of PricewaterhouseCoopers LLP
           with respect to BetzDearborn Inc.
23.6       Consent of PricewaterhouseCoopers LLP
           with respect to BetzDearborn
           International, Inc.
23.7       Consent of PricewaterhouseCoopers LLP
           with respect to BL Technologies, Inc.
23.8       Consent of PricewaterhouseCoopers with
           respect to FiberVisions A/S
23.9       Consent of PricewaterhouseCoopers LLP
           with respect to FiberVisions
           Incorporated
23.10      Consent of PricewaterhouseCoopers LLP
           with respect to FiberVisions, L.L.C.
23.11      Consent of PricewaterhouseCoopers LLP
           with respect to FiberVisions L.P.
23.12      Consent of PricewaterhouseCoopers LLP
           with respect to FiberVisions Products,
           Inc.
23.13      Consent of PricewaterhouseCoopers LLP
           with respect to Hercules Canada, Inc.
23.14      Consent of PricewaterhouseCoopers with
           respect to Hercules Chemicals (Taiwan)
           Co., Limited
23.15      Consent of PricewaterhouseCoopers LLP
           with respect to Hercules Credit, Inc.
23.16      Consent of PricewaterhouseCoopers with
           respect to Hercules GB Holdings Limited
23.17      Consent of PricewaterhouseCoopers LLP
           with respect to Hercules International
           Limited
23.18      Consent of PricewaterhouseCoopers LLP
           with respect to Hercules International
           Limited, LLC
23.19      Consent of PricewaterhouseCoopers LLP
           with respect to Hercules International
           Trade Corporation Limited
23.20      Consent of PricewaterhouseCoopers N.V.
           with respect to Hercules Investments
           Sarl
23.21      Consent of PricewaterhouseCoopers LLP
           with respect to WSP, Inc.
23.22*     Consent of Ballard Spahr Andrews &
           Ingersoll, LLP (included in Exhibits
           5.1 and 8.1)
24.1**     Powers of Attorney (included on
           signature pages)

NUMBER                   DESCRIPTION                       INCORPORATED BY REFERENCE TO
------                   -----------                       ----------------------------
25.1**     Form T-1 Statement of Eligibility of
           Wells Fargo Bank Minnesota, N.A. to act
           as trustee under the Indenture
99.1*      Form of Letter of Transmittal
99.2*      Form of Notice of Guaranteed Delivery


---------------
  * Filed herewith.


 **Previously filed.